PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED JUNE 5, 2001

                                  $974,824,000
                                  (Approximate)

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-CK3
              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                                    depositor

                             COLUMN FINANCIAL, INC.
                          KEYBANK NATIONAL ASSOCIATION
                            FIRST UNION NATIONAL BANK
                              mortgage loan sellers
                                 ---------------

     We, Credit Suisse First Boston Mortgage Securities Corp., intend to establish a trust fund. The primary assets of that trust fund will consist of 169 commercial and multifamily mortgage loans, with a total principal balance, as of their respective due dates in June 2001, of approximately $1,126,966,710. The trust fund will issue 21 classes of certificates, seven of which are being offered, as listed below. The trust fund will pay interest and/or principal monthly, commencing in July 2001. The offered certificates represent obligations of the trust fund only and do not represent obligations of or interests in us or any of our affiliates. We do not intend to list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association.

     The underwriters have agreed to purchase the offered certificates from us at a price of 100.50% of the total initial principal balance of the offered certificates plus accrued interest from June 1, 2001. The underwriters propose to offer the offered certificates from time to time for sale in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE S-28 OF THIS PROSPECTUS SUPPLEMENT.

                                    APPROXIMATE
                                       TOTAL              INITIAL        ASSUMED FINAL      RATED FINAL         EXPECTED
                                 INITIAL PRINCIPAL     PASS-THROUGH       DISTRIBUTION      DISTRIBUTION         RATINGS
        OFFERED CLASS                 BALANCE              RATE               DATE              DATE          MOODY'S/FITCH
------------------------------   -----------------     ------------     --------------      ------------      -------------
Class A-1.....................     $   50,000,000         5.2600%       February 2006        June 2034           Aaa/AAA
Class A-2.....................     $  105,500,000         6.0400%       February 2006        June 2034           Aaa/AAA
Class A-3.....................     $  127,040,000         6.4000%        October 2010        June 2034           Aaa/AAA
Class A-4.....................     $  582,406,000         6.5300%         April 2011         June 2034           Aaa/AAA
Class B.......................     $   42,262,000         6.6800%         April 2011         June 2034           Aa2/AA
Class C.......................     $   56,348,000         6.8600%         April 2011         June 2034            A2/A
Class D.......................     $   11,268,000         6.9800%          May 2011          June 2034            A3/A-

     Delivery of the offered certificates, in book-entry form only, will be made on or about June 13, 2001.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     Credit Suisse First Boston Corporation will act as lead and book running manager.

CREDIT SUISSE FIRST BOSTON

           MCDONALD INVESTMENTS
            A KeyCorp Company
                                  FIRST UNION SECURITIES, INC.

                                                            SALOMON SMITH BARNEY

            The date of this prospectus supplement is June 12, 2001.

                                [GRAPHIC OF MAP]


              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
         --------------------------------------------------------------
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-CK3


WASHINGTON
4 properties
$9,783,640
0.9% of total

OREGON
2 properties
$3,693,431
0.3% of total

CALIFORNIA
35 properties
$286,702,171
25.4% of total

NEVADA
4 properties
$16,075,899
1.4% of total

UTAH
3 properties
$28,250,206
2.5% of total

ARIZONA
5 properties
$28,245,620
2.5% of total

COLORADO
5 properties
$47,105,866
4.2% of total

NEW MEXICO
2 properties
$10,313,343
0.9% of total

TEXAS
24 properties
$98,100,046
8.7% of total

LOUISIANA
3 properties
$4,177,435
0.4% of total

ARKANSAS
1 property
$3,180,262
0.3% of total

TENNESSEE
3 properties
$17,638,785
1.6% of total

KENTUCKY
5 properties
$15,423,973
1.4% of total

SOUTH CAROLINA
3 properties
$16,295,994
1.4% of total

GEORGIA
8 properties
$50,825,128
4.5% of total

FLORIDA
10 properties
$53,069,513
4.7% of total

NORTH CAROLINA
4 properties
$31,936,630
2.8% of total

WEST VIRGINIA
1 property
$1,882,713
0.2% of total

VIRGINIA
9 properties
$50,194,363
4.5% of total

DISTRICT OF COLUMBIA
3 properties
$15,995,372
1.4% of total

NEW JERSEY
3 properties
$32,545,111
2.9% of total

CONNECTICUT
2 properties
$7,554,339
0.7% of total

MASSACHUSETTS
4 properties
$72,756,081
6.5% of total

NEW HAMPSHIRE
1 property
$2,064,492
0.2% of total

NEW YORK
5 properties
$134,953,937
12.0% of total

PENNSYLVANIA
2 properties
$4,036,755
0.4% of total

OHIO
9 properties
$19,988,360
1.8% of total

MICHIGAN
8 properties
$39,529,634
3.5% of total

INDIANA
4 properties
$6,776,942
0.6% of total

ILLINOIS
4 properties
$10,715,439
1.0% of total

MISSOURI
1 property
$7,155,229
0.6% of total

                                    [PHOTO]

 1. 888 SEVENTH AVENUE New York NY

                                    [PHOTO]

 2. ATRIUM MALL Chestnut Hill MA

                                    [PHOTO]

14. BEST WESTERN LA PLAYA Daytona Beach FL


                                    [PHOTO]

 9. SILVERTHORN FACTORY OUTLET STORES Silverthorne CO

                                    [PHOTO]

 6. RAMBUS, INC. Los Altos CA

                                    [PHOTO]

 8. THE METROPOLITAN APARTMENTS Hoboken NJ

                                    [PHOTO]

13. PENINSULA MARKETPLACE Huntington Beach CA

                                    [PHOTO]

 3. ALMADEN PLAZA San Jose CA

                                    [PHOTO]

10. PLAZA ANTONIO Rancho Santa Margarita CA

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
  SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ............................   S-4
SUMMARY OF PROSPECTUS SUPPLEMENT.........................................   S-5
RISK FACTORS.............................................................  S-28
CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT.....................  S-46
FORWARD-LOOKING STATEMENTS...............................................  S-47
DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS.............................  S-47
DESCRIPTION OF THE OFFERED CERTIFICATES..................................  S-97
YIELD AND MATURITY CONSIDERATIONS........................................ S-114
THE POOLING AND SERVICING AGREEMENT...................................... S-118
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR MORTGAGED PROPERTIES
  LOCATED IN CALIFORNIA AND NEW YORK .................................... S-145
FEDERAL INCOME TAX CONSEQUENCES.......................................... S-146
ERISA CONSIDERATIONS..................................................... S-148
LEGAL INVESTMENT......................................................... S-151
USE OF PROCEEDS.......................................................... S-152
UNDERWRITING............................................................. S-152
LEGAL MATTERS............................................................ S-153
RATING................................................................... S-153
GLOSSARY................................................................. S-155


                        EXHIBITS TO PROSPECTUS SUPPLEMENT

EXHIBIT A-1 --  CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS AND THE RELATED
                  MORTGAGED REAL PROPERTIES

EXHIBIT A-2 --  MORTGAGE POOL INFORMATION

EXHIBIT B   --  FORM OF TRUSTEE REPORT

EXHIBIT C   --  DECREMENT TABLES FOR THE OFFERED CERTIFICATES

EXHIBIT D   --  GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

EXHIBIT E   --  TERM SHEET


                                   PROSPECTUS

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS .......   3
AVAILABLE INFORMATION; INCORPORATION BY REFERENCE..........................   3
SUMMARY OF PROSPECTUS......................................................   4
RISK FACTORS...............................................................  11
CAPITALIZED TERMS USED IN THIS PROSPECTUS..................................  27
CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP........................  27
USE OF PROCEEDS............................................................  28
DESCRIPTION OF THE TRUST ASSETS............................................  28
YIELD AND MATURITY CONSIDERATIONS..........................................  51
DESCRIPTION OF THE CERTIFICATES............................................  56
DESCRIPTION OF THE GOVERNING DOCUMENTS.....................................  65
DESCRIPTION OF CREDIT SUPPORT..............................................  74
LEGAL ASPECTS OF MORTGAGE LOANS............................................  76
FEDERAL INCOME TAX CONSEQUENCES............................................  87
STATE AND OTHER TAX CONSEQUENCES........................................... 119
ERISA CONSIDERATIONS....................................................... 119
LEGAL INVESTMENT........................................................... 122
PLAN OF DISTRIBUTION....................................................... 124
LEGAL MATTERS.............................................................. 125
FINANCIAL INFORMATION...................................................... 125
RATING..................................................................... 125
GLOSSARY................................................................... 127

                                 ---------------

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY ONLY BE USED WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

     UNTIL SEPTEMBER 13, 2001, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS AN UNDERWRITER AND WITH RESPECT TO UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail--

     o the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates, and

     o this prospectus supplement, which describes the specific terms of the offered certificates.

You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

     In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at: the Chicago regional office, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661; and the New York regional office, Seven World Trade Center, New York, New York 10048. Copies of these materials can also be obtained electronically through the SEC's internet web site (http://www.sec.gov).

     This prospectus supplement begins with several introductory sections describing the series 2001-CK3 certificates and the trust in abbreviated form:

     o "Summary of Prospectus Supplement", commencing on page S-5 of this prospectus supplement, which gives a brief introduction of the key features of the series 2001-CK3 certificates and a description of the mortgage loans; and

     o "Risk Factors", commencing on page S-28 of this prospectus supplement, which describes risks that apply to the series 2001-CK3 certificates which are in addition to those described in the accompanying prospectus with respect to the securities issued by our trusts generally.

     The photographs of mortgaged real properties included in this prospectus supplement are not representative of all the mortgaged real properties that secure the mortgage loans expected to back the offered certificates or of any particular type of mortgaged real property.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Table of Contents in each of this prospectus supplement and the accompanying prospectus identify the pages where these sections are located.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision.

     To understand all of the terms of the offered certificates, carefully read this prospectus supplement and the accompanying prospectus.

     This summary provides an overview of certain information to aid your understanding and is qualified by the full description presented in this prospectus supplement and the accompanying prospectus.

                              TRANSACTION OVERVIEW

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2001-CK3 Commercial Mortgage Pass-Through Certificates. The series 2001-CK3 certificates will consist of 21 classes. The table below identifies and specifies various characteristics for 19 of those classes.

                                      APPROXIMATE
                      INITIAL TOTAL      % OF                                              ASSUMED
                        PRINCIPAL        TOTAL                                             WEIGHTED                      ASSUMED
         EXPECTED       BALANCE OR      INITIAL   APPROXIMATE  PASS-THROUGH    INITIAL     AVERAGE        ASSUMED         FINAL
         RATINGS         NOTIONAL      PRINCIPAL    CREDIT         RATE     PASS-THROUGH    LIFE         PRINCIPAL     DISTRIBUTION
CLASS  MOODY'S/FITCH      AMOUNT        BALANCE     SUPPORT    DESCRIPTION      RATE       (YEARS)        WINDOW           DATE
-----  ------------- --------------   ----------- -----------  ------------ ------------   -------     -------------   -------------
 A-1     Aaa/AAA     $   50,000,000      4.44%      23.25%        Fixed        5.2600%       2.5        7/01 - 2/06    February 2006
 A-2     Aaa/AAA     $  105,500,000      9.36%      23.25%        Fixed        6.0400%       4.6        2/06 - 2/06    February 2006
 A-3     Aaa/AAA     $  127,040,000     11.27%      23.25%        Fixed        6.4000%       7.5        2/06 - 10/10    October 2010
 A-4     Aaa/AAA     $  582,406,000     51.68%      23.25%        Fixed        6.5300%       9.6       10/10 - 4/11     April 2011
  B       Aa2/AA     $   42,262,000      3.75%      19.50%        Fixed        6.6800%       9.8        4/11 - 4/11     April 2011
  C        A2/A      $   56,348,000      5.00%      14.50%       WAC Cap       6.8600%       9.8        4/11 - 4/11     April 2011
  D       A3/A-      $   11,268,000      1.00%      13.50%       WAC Cap       6.9800%       9.8        4/11 - 5/11      May 2011
  E     Baa1/BBB+    $   14,088,000      1.25%      12.25%       WAC Cap       7.2900%       N/A            N/A             N/A
  F      Baa2/BBB    $   25,357,000      2.25%      10.00%       WAC Cap       6.6800%       N/A            N/A             N/A
 G-1    Baa3/BBB-    $    8,000,000      0.71%       8.25%       WAC Cap       7.0200%       N/A            N/A             N/A
 G-2    Baa3/BBB-    $   11,722,000      1.04%       8.25%         WAC         7.4961%       N/A            N/A             N/A
  H      Ba1/BB+     $   14,088,000      1.25%       7.00%        Fixed        6.2570%       N/A            N/A             N/A
  J       Ba2/BB     $   24,793,000      2.20%       4.80%        Fixed        6.2570%       N/A            N/A             N/A
  K      Ba3/BB-     $    9,016,000      0.80%       4.00%        Fixed        6.2820%       N/A            N/A             N/A
  L       NR/B+      $   12,678,000      1.12%       2.88%        Fixed        6.2820%       N/A            N/A             N/A
  M        NR/B      $    9,861,000      0.88%       2.00%        Fixed        6.2820%       N/A            N/A             N/A
  N       B3/NR      $    6,762,000      0.60%       1.40%        Fixed        6.2820%       N/A            N/A             N/A
  O       NR/NR      $   15,777,710      1.40%       0.00%        Fixed        6.2820%       N/A            N/A             N/A
 A-X     Aaa/AAA     $1,126,966,710    100.00%        N/A      Variable IO     1.0512%       N/A            N/A             N/A

--------------

     In reviewing the foregoing table, please note that:

     o Only the class A-1, A-2, A-3, A-4, B, C and D certificates are offered by this prospectus supplement.

     o The ratings shown in the foregoing table are those of Moody's Investors Service, Inc. and/or Fitch, Inc., respectively. "NR" means not rated.

     o The rated final distribution date for each class of offered certificates is the distribution date in June 2034. That is the first distribution date that is at least three years after the end of the amortization term for the mortgage loan with the longest remaining amortization term as of the date of the issuance of the offered certificates.

     o All of the classes shown in the foregoing table, except the class A-X certificates, will have principal balances. Solely for the calculation of interest, however, the class A-X certificates will have a total notional amount equal to the total principal balance of the class A-1, A-2, A-3, A-4, B, C, D, E, F, G-1, G-2, H, J, K, L, M, N and O
          certificates outstanding from time to time.

     o The total initial principal balance or notional amount of any class shown in the foregoing table may be larger or smaller depending on, among other things, the actual initial mortgage pool balance, which may be 5% more or less than the amount shown in this prospectus supplement.

     o Each class identified in the foregoing table as having a "Fixed" pass-through rate has a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in the foregoing table.

     o Each class identified in the foregoing table as having a "WAC Cap" pass-through rate has a variable pass-through rate equal to the lesser of--

          (a) the initial pass-through rate shown for that class in the foregoing table, and

          (b) a weighted average coupon derived from net interest rates on the pooled mortgage loans.

     o Each class identified in the foregoing table as having a "WAC" pass-through rate has a variable pass-through rate equal to a weighted average coupon derived from net interest rates on the pooled mortgage loans.

     o The pass-through rate for the class A-X certificates will be a variable rate equal to the excess, if any, of--

          1. a weighted average coupon derived from net interest rates on the underlying mortgage loans, over

          2. a weighted average of the pass-through rates for the class A-1, A-2, A-3, A-4, B, C, D, E, F, G-1, G-2, H, J, K, L, M, N and O
               certificates from time to time.

     o As to any given class of offered certificates shown in the foregoing table, the assumed weighted average life, the assumed principal window and the assumed final distribution date have been calculated assuming, among other things, that--

          1. 21 of the underlying mortgage loans will be repaid in full on their respective anticipated repayment dates,

          2. there are otherwise no voluntary or involuntary prepayments with respect to the underlying mortgage loans, and

          3. there are no defaults with respect to the underlying mortgage loans.

     o As to any given class of offered certificates shown in the foregoing table, the assumed weighted average life is the average amount of time in years between the assumed settlement date for the series 2001-CK3 certificates and the payment of each dollar of principal.

     o As to any given class of offered certificates shown in the foregoing table, the assumed principal window is the period during which holders would receive distributions of principal.

     o As to any given class of offered certificates shown in the foregoing table, the assumed final distribution date is the distribution date on which the last distribution of principal is assumed to be made.

     o The class R and V certificates are not represented in this table. They do not have principal balances, notional amounts or pass-through rates.

     The series 2001-CK3 certificates will evidence the entire beneficial ownership of a trust fund that we intend to establish. The primary assets of that trust fund will be a segregated pool of commercial and multifamily mortgage loans. Those mortgage loans will provide for monthly debt service payments and, except as described under "--The Underlying Mortgage Loans" below, will have fixed mortgage interest rates in the absence of default. We will acquire those mortgage loans, for deposit in the trust fund, from three separate mortgage loan sellers.

     The pool of mortgage loans that we intend to include in the trust fund will have the following general characteristics as of their respective due dates in June 2001. All percentages are approximate. To better understand the following information, see the discussion under "--The Underlying Mortgage Loans" below.

     Initial mortgage pool balance..........................................................   $1,126,966,710
     Number of mortgage loans...............................................................              169
     Number of mortgaged real properties....................................................              177

     Maximum cut-off date principal balance.................................................     $105,000,000
     Minimum cut-off date principal balance.................................................         $433,281
     Average cut-off date principal balance.................................................       $6,668,442

     Maximum mortgage interest rate.........................................................          9.1200%
     Minimum mortgage interest rate.........................................................          6.6300%
     Weighted average mortgage interest rate................................................          7.5503%

     Maximum original term to maturity or anticipated repayment date........................         180 mos.
     Minimum original term to maturity or anticipated repayment date........................          60 mos.
     Weighted average original term to maturity or anticipated repayment date...............         114 mos.

     Maximum remaining term to maturity or anticipated repayment date.......................         178 mos.
     Minimum remaining term to maturity or anticipated repayment date.......................          56 mos.
     Weighted average remaining term to maturity or anticipated repayment date..............         111 mos.

     Maximum debt service coverage ratio, based on underwritten net cash flow...............            2.30x
     Minimum debt service coverage ratio, based on underwritten net cash flow...............            1.00x
     Weighted average debt service coverage ratio, based on underwritten net cash flow......            1.45x

     Maximum cut-off date loan-to-appraised value ratio.....................................            88.8%
     Minimum cut-off date loan-to-appraised value ratio.....................................            39.3%
     Weighted average cut-off date loan-to-appraised value ratio............................            69.2%

     The document that will govern the issuance of the series 2001-CK3 certificates, the creation of the related trust fund and the servicing and administration of the underlying mortgage loans will be a pooling and servicing agreement to be dated as of June 1, 2001, between us, as depositor, and a trustee, a master servicer and a special servicer.

                                RELEVANT PARTIES

DEPOSITOR................................... Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation and an affiliate of one of the mortgage loan sellers and one of the underwriters.
                                             Our principal executive office is located at Eleven Madison Avenue, New York,
                                             New York 10010. All references to "we", "us" and "our" in this prospectus supplement and the accompanying prospectus are intended to mean Credit Suisse
                                             First Boston Mortgage Securities Corp. See "Credit Suisse First Boston Mortgage
                                             Securities Corp." in the accompanying prospectus.

MASTER SERVICER AND SPECIAL SERVICER........ KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage, an Ohio
                                             corporation and an affiliate of one of the mortgage loan sellers and one of the underwriters. Its address is 911 Main Street, Suite 1500, Kansas City, Missouri
                                             64105. See "The Pooling and Servicing Agreement--The Master Servicer and the
                                             Special Servicer" in this prospectus supplement.

TRUSTEE..................................... Wells Fargo Bank Minnesota, N.A., a national banking association. The trustee maintains an office at 11000 Broken Land Parkway, Columbia, Maryland 21044-3562.
                                             See "The Pooling and Servicing Agreement--The Trustee" in this prospectus supplement.

CONTROLLING CLASS OF SERIES 2001-CK3
CERTIFICATEHOLDERS.......................... At any time of determination, the holders of the most subordinate class of series 2001-CK3 certificates, exclusive of the A-X, R and V classes, that has a total principal balance at least equal to 25% of the total initial principal balance of that class. However, if no class of series 2001-CK3 certificates, exclusive of the A-X, R and V classes, has a total principal balance at least equal to 25% of the total initial principal balance of that class, then the controlling class of series 2001-CK3 certificateholders will be the holders of the most subordinate class of series 2001-CK3 certificates, exclusive of the
                                             A-X, R and V certificates, that has a total principal balance greater than zero
                                             For purposes of determining the controlling class of series 2001-CK3 certificateholders, the class A-1, A-2, A-3 and A-4 certificateholders will be considered a single class. See "The Pooling and Servicing Agreement--The Series
                                             2001-CK3 Controlling Class Representative" in this prospectus supplement.

SERIES 2001-CK3 CONTROLLING CLASS
REPRESENTATIVE.............................. The holders of certificates representing a majority interest in the controlling class of the series 2001-CK3 certificates will be entitled to select a representative that, subject to the conditions described under "The Pooling and
                                             Servicing Agreement--The Series 2001-CK3 Controlling Class Representative",
                                             "--Replacement of the Special Servicer" and "--Rights Upon Event of Default" in
                                             this prospectus supplement, may--

                                             o    terminate and replace the special servicer,

                                             o    direct the special servicer with respect to various special servicing matters,

                                             o    terminate the master servicer upon an event of default and consent to the trustee's appointment of a successor master servicer, and

                                             o    direct the master servicer with respect to any extension of the maturity of each non-specially serviced pooled mortgage loan and certain other servicing matters relating to each non-specially serviced pooled mortgage loan having a principal balance greater than
                                                  $2.5 million.

UNDERWRITERS................................ Credit Suisse First Boston Corporation, McDonald Investments Inc., First Union
                                             Securities, Inc. and Salomon Smith Barney Inc. are the underwriters with respect to this offering. Credit Suisse First Boston Corporation will be lead and book running manager. McDonald Investments Inc., First Union Securities, Inc. and
                                             Salomon Smith Barney Inc. will be the co-managers. Credit Suisse First Boston
                                             Corporation is an affiliate of us and Column Financial, Inc., one of the mortgage loan sellers. McDonald Investments Inc. is an affiliate of KeyBank
                                             National Association, one of the mortgage loan sellers, and of KeyCorp Real
                                             Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage, the master servicer and the special servicer. First Union Securities, Inc. is an affiliate of First
                                             Union National Bank, one of the mortgage loan sellers.

MORTGAGE LOAN SELLERS....................... We will acquire the mortgage loans that are to back the offered certificates from three separate mortgage loan sellers:

                                             o    Column Financial, Inc., a Delaware corporation and an affiliate of us and one of the underwriters. Column Financial, Inc.'s address is 3414
                                                  Peachtree Road, N.E., Suite 1140, Atlanta, Georgia 30326.

                                             o    KeyBank National Association, a national banking association and an affiliate of the master servicer, the special servicer and one of the underwriters. KeyBank National Association's address is Key Tower, 127
                                                  Public Square, Cleveland, Ohio 44114.

                                             o    First Union National Bank, a national banking association. First Union
                                                  National Bank's address is One First Union Center, 301 South College
                                                  Street, Charlotte, North Carolina 28288.

                                             See "Description of the Underlying Mortgage Loans--The Mortgage Loan Sellers" in
                                             this prospectus supplement.

                                                SIGNIFICANT DATES AND PERIODS

CUT-OFF DATE................................ The underlying mortgage loans will be considered part of the trust fund as of their respective due dates in June 2001. All payments and collections received on each of the underlying mortgage loans after its due date in June 2001, excluding any payments or collections that represent amounts due on or before that date, will belong to the trust fund. The respective due dates for the underlying mortgage loans in June 2001 are individually and collectively considered the cut-off date for the trust fund.

ISSUE DATE.................................. The date of initial issuance for the series 2001-CK3 certificates will be on or about June 13, 2001.

DUE DATES................................... Subject, in some cases, to a next business day convention, the dates on which monthly installments of principal and interest will be due on the underlying mortgage loans are as follows:
                                                                                               % OF INITIAL
                                                                          NUMBER OF            MORTGAGE POOL
                                                  DUE DATE             MORTGAGE LOANS             BALANCE
                                                  --------             --------------          -------------
                                                    1st                      83                    40.5%
                                                   11th                      86                    59.5%

DETERMINATION DATE.......................... The monthly cut-off for collections on the underlying mortgage loans that are to be distributed, and information regarding the underlying mortgage loans that is to be reported, to the holders of the series 2001-CK3 certificates on any distribution date will be the close of business on the determination date in the same month as that distribution date. The determination date will be the 11th calendar day of each month, commencing with July 2001, or, if the 11th calendar day of that month is not a business day, then the next succeeding business day.

DISTRIBUTION DATE........................... Distributions on the series 2001-CK3 certificates are scheduled to occur monthly, commencing in July 2001. During any given month, the distribution date will be the later of--

                                             o    the 15th calendar day of that month, or, if the 15th calendar day of that month is not a business day, then the next succeeding business day, and

                                             o    the fourth business day following the determination date in that month.

RECORD DATE................................. The record date for each monthly distribution on a series 2001-CK3 certificate will be the last business day of the prior calendar month. The registered holders of the series 2001-CK3 certificates at the close of business on each record date will be entitled to receive any distribution on those certificates on the following distribution date.

COLLECTION PERIOD........................... Amounts available for distribution on the series 2001-CK3 certificates on any distribution date will depend on the payments and other collections received, and any advances of payments due, on or with respect to the underlying mortgage loans during the related collection period. Each collection period--

                                             o    will relate to a particular distribution date,

                                             o    will begin when the prior collection period ends or, in the case of the first collection period, will begin as of the issue date, and

                                             o    will end at the close of business on the determination date that occurs in the same month as the related distribution date.

INTEREST ACCRUAL PERIOD..................... The amount of interest payable with respect to the offered certificates on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs.

                                                   THE OFFERED CERTIFICATES

GENERAL..................................... The series 2001-CK3 certificates offered by this prospectus supplement are the class A-1, A-2, A-3, A-4, B, C and D certificates. Each class of offered certificates will have the total initial principal balance and pass-through rate set forth in the table on page S-5 or otherwise described under "--Transaction
                                             Overview" above. There are no other securities offered by this prospectus supplement.

DISTRIBUTIONS

A.  GENERAL................................. Funds collected or advanced on the underlying mortgage loans will be distributed on each distribution date, net of specified trust fund expenses including servicing fees, trustee fees and related compensation.

B.  PRIORITY OF DISTRIBUTIONS............... The trustee will make distributions of interest and, if and when applicable, principal, to the following classes of series 2001-CK3 certificateholders, in the following order:

                                                                DISTRIBUTION ORDER               CLASS
                                                                ------------------         ------------------
                                                                        1st                A-1, A-2, A-3, A-4
                                                                                                and A-X
                                                                        2nd                        B
                                                                        3rd                        C
                                                                        4th                        D
                                                                        5th                        E
                                                                        6th                        F
                                                                        7th                   G-1 and G-2
                                                                        8th                        H
                                                                        9th                        J
                                                                       10th                        K
                                                                       11th                        L
                                                                       12th                        M
                                                                       13th                        N
                                                                       14th                        O

                                             Allocation of interest distributions among the class A-1, A-2, A-3, A-4 and A-X certificates will be pro rata based on the respective amounts of interest payable on those classes. Allocation of principal distributions between the class A-1, A-2, A-3 and A-4 certificates is described under
                                             "--Distributions--Principal Distributions" below. Allocation of interest distributions between the class G-1 and G-2 certificates will be pro rata based on the respective amounts of interest payable on those classes. Allocation of principal distributions between the class G-1 and G-2 certificates will be pro rata based on the respective total principal balances of those classes. The class A-X certificates do not have principal balances and do not entitle holders to distributions of principal.

                                             See "Description of the Offered Certificates--Distributions--Priority of
                                             Distributions" in this prospectus supplement.

C.  INTEREST DISTRIBUTIONS.................. Each class of series 2001-CK3 certificates, other than the class R and V certificates, will bear interest. With respect to each interest-bearing class, that interest will accrue during each interest accrual period based upon:

                                             o     the pass-through rate with respect to that class for that interest accrual period;

                                             o     the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

                                             o     the assumption that each year consists of twelve 30-day months.

                                             A whole or partial prepayment on an underlying mortgage loan may not be accompanied by the amount of one full month's interest on the prepayment. As and to the extent described under "Description of the Offered
                                             Certificates--Distributions--Interest Distributions" in this prospectus supplement, these shortfalls may be allocated to reduce the amount of accrued interest otherwise payable to the holders of all of the interest-bearing classes of the series 2001-CK3 certificates, including the offered certificates, on a pro rata basis in accordance with the

                                             respective amounts of interest actually accrued on those classes during the corresponding interest accrual period.

                                             On each distribution date, subject to available funds and the distribution priorities described under "--Distributions--Priority of Distributions" above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

                                             See "Description of the Offered Certificates--Distributions--Interest
                                             Distributions" and "--Distributions--Priority of Distributions" in this prospectus supplement.

D.  PRINCIPAL DISTRIBUTIONS................. Subject to--

                                             o    available funds,

                                             o    the distribution priorities described under "--Distributions--Priority of Distributions" above, and

                                             o    the reductions to principal balances described under "--Reductions of
                                                  Certificate Principal Balances in Connection with Losses and Expenses"
                                                  below,

                                             the holders of each class of offered certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class.

                                             The trustee must make principal distributions in a specified sequential order to ensure that:

                                             o    no principal distributions will be made to the holders of any non-offered certificates until the total principal balance of the offered certificates is reduced to zero;

                                             o    no principal distributions will be made to the holders of the class B,
                                                  C or D certificates until, in the case of each of those classes, the total principal balance of all more senior classes of offered certificates is reduced to zero;

                                             o    except as described in the following paragraph, no principal distributions will be made to the holders of the class A-4 certificates until the total principal balance of the class A-1, A-2 and A-3 certificates is reduced to zero;

                                             o    except as described in the following paragraph, no principal distributions will be made to the holders of the class A-3 certificates until the total principal balance of the class A-1 and
                                                  A-2 certificates is reduced to zero; and

                                             o    except as described in the following paragraph, no principal distributions will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero.

                                             Because of the losses on the underlying mortgage loans and/or default-related or other unanticipated trust fund expenses, the total principal balance of the class B, C, D, E, F, G-1, G-2, H, J, K, L, M, N and O certificates could be reduced to zero at a time when two or more classes of the class A-1, A-2, A-3 and A-4 certificates remain outstanding. Under those circumstances, any principal distributions on the class A-1, A-2, A-3 and A-4 certificates will be made on a pro rata basis in accordance with the relative sizes of the respective total principal balances of those classes outstanding at the time of the distribution.

                                             The total distributions of principal to be made on the series 2001-CK3 certificates on any distribution date will be a function of--

                                             o    the amount of scheduled payments of principal due or, in some cases, deemed due, on the underlying mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicer or the trustee, as applicable, and

                                             o    the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the underlying mortgage loans that are received during the related collection period.

                                             The class A-X, R and V certificates do not have principal balances. They do not entitle holders to any distributions of principal.

                                             See "Description of the Offered Certificates--Distributions--Principal
                                             Distributions" and "--Distributions--Priority of Distributions" in this prospectus supplement.

E.  DISTRIBUTIONS OF YIELD
       MAINTENANCE CHARGES.................. Any yield maintenance charge collected in respect of any of the underlying mortgage loans will be distributed, in the proportions described under
                                             "Description of the Offered Certificates--Distributions--Distributions of Yield
                                             Maintenance Charges" in this prospectus supplement, to the holders of the class
                                             A-X certificates and/or any holders of class A-1, A-2, A-3, A-4, B, C, D, E, F,
                                             G-1 or G-2 certificates that are then entitled to receive principal distributions.

REDUCTIONS OF CERTIFICATE PRINCIPAL
BALANCES IN CONNECTION WITH
LOSSES AND EXPENSES......................... Because of losses on the underlying mortgage loans and/or default-related or other unanticipated trust fund expenses, the total principal balance of the underlying mortgage loans, net of outstanding advances of principal, may fall below the total principal balance of the series 2001-CK3 certificates. If and to the extent that those losses and expenses cause a deficit to exist following the distributions made on the series 2001-CK3 certificates on any distribution date, then the principal balances of the following classes of series 2001-CK3 certificates will be sequentially reduced, in the following order, until that deficit is eliminated:

                                                                  REDUCTION ORDER                 CLASS
                                                                  ---------------             -------------
                                                                        1st                         O
                                                                        2nd                         N
                                                                        3rd                         M
                                                                        4th                         L
                                                                        5th                         K
                                                                        6th                         J
                                                                        7th                         H
                                                                        8th                    G-1 and G-2
                                                                        9th                         F
                                                                       10th                         E
                                                                       11th                         D
                                                                       12th                         C
                                                                       13th                         B
                                                                       14th                   A-1, A-2, A-3
                                                                                                 and A-4
                                             Any reduction of the principal balances of the class A-1, A-2, A-3 and A-4 certificates will be made on a pro rata basis in accordance with the relative sizes of those principal balances at the time of the reduction. Any reduction of the principal balances of the class G-1 and G-2 certificates will be made on a pro rata basis in accordance with the relative sizes of those principal balances at the time of the reduction.

                                             See "Description of the Offered Certificates--Reductions of Certificate
                                             Principal Balances in Connection with Realized Losses and Additional Trust Fund
                                             Expenses" in this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY
DEBT SERVICE PAYMENTS....................... Except as described in the next three paragraphs, the master servicer will be required to make advances with respect to any delinquent scheduled monthly payments, other than balloon payments, of principal and/or interest due on the underlying mortgage loans. The master servicer will be required to make advances for those balloon loans that become defaulted upon their maturity dates on the same amortization schedule as if the maturity date had not occurred. In addition, the trustee must make any of those advances that the master servicer fails to make. As described under "Description of the Offered
                                             Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

                                             Neither the master servicer nor the trustee will advance master servicing fees or workout fees.

                                             Notwithstanding the foregoing, neither the master servicer nor the trustee will be required to make any advance that it determines, in its good faith and reasonable judgment, will not be recoverable from proceeds of the related mortgage loan.

                                             In addition, if any of the adverse events or circumstances that we refer to under "The Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement, occur or exist with respect to any underlying mortgage loan or the related mortgaged real property, the special servicer will generally be obligated to obtain a new appraisal or, in cases involving relatively small principal balances, at its

                                             option, unless the series 2001-CK3 controlling class representative objects, conduct a valuation of that property. If, based on that appraisal or other valuation, it is determined that--

                                             o     the principal balance of, and other delinquent amounts due under, the subject mortgage loan, exceed

                                             o     an amount equal to--

                                                   1.   90% of the new estimated value of that real property, minus

                                                   2.   any liens on that real property that are prior to the lien of the subject mortgage loan, plus

                                                   3.   the amount of certain related escrow payments, reserve funds and letters of credit,

                                             then the amount otherwise required to be advanced with respect to interest on the subject mortgage loan will be reduced. That reduction will be in the same proportion that the excess bears to the principal balance of the subject mortgage loan, net of related unreimbursed advances of principal. Due to the distribution priorities, any reduction will reduce the funds available to pay interest on the most subordinate interest-bearing class of series 2001-CK3 certificates outstanding.

                                             See "Description of the Offered Certificates--Advances of Delinquent Monthly
                                             Debt Service Payments" and "The Pooling and Servicing Agreement--Required
                                             Appraisals" in this prospectus supplement. See also "Description of the
                                             Certificates--Advances" in the accompanying prospectus.

REPORTS TO CERTIFICATEHOLDERS............... On each distribution date, the trustee will provide or make available to the registered holders of the offered certificates a monthly report substantially in the form of Exhibit B to this prospectus supplement. The trustee's report will detail, among other things, the distributions made to the series 2001-CK3 certificateholders on that distribution date and the performance of the underlying mortgage loans and the mortgaged real properties.

                                             You may also review via the trustee's website or, upon reasonable prior notice, at the trustee's offices during normal business hours, a variety of information and documents that pertain to the underlying mortgage loans and the mortgaged real properties for those loans. We expect that the available information and documents will include loan documents, borrower operating statements, rent rolls and property inspection reports, to the extent received by the trustee.

                                             See "Description of the Offered Certificates--Reports to Certificateholders;
                                             Available Information" in this prospectus supplement.

OPTIONAL TERMINATION........................ The following parties will each in turn, according to the order listed below, have the option to purchase all of the mortgage loans and all other property remaining in the trust fund on any distribution date on which the total principal balance of the underlying mortgage loans, net

                                             of outstanding advances of principal, is less than 1.0% of the initial mortgage pool balance:

                                             o     any single holder or group of holders of the controlling class of series 2001-CK3 certificates;

                                             o     the master servicer; and

                                             o     the special servicer.

                                             In the event that any party above exercises this option, the trust fund will terminate and all outstanding offered certificates will be retired, as described in more detail in this prospectus supplement.

DENOMINATIONS............................... The offered certificates will be issuable in registered form, in the following denominations:

                                                                                                     MULTIPLES IN EXCESS
                                                                                    MINIMUM              OF MINIMUM
                                                            CLASS                DENOMINATION           DENOMINATION
                                                            -----                ------------        -------------------
                                                             A-1                    $10,000                  $1
                                                             A-2                    $10,000                  $1
                                                             A-3                    $10,000                  $1
                                                             A-4                    $10,000                  $1
                                                              B                     $10,000                  $1
                                                              C                     $10,000                  $1
                                                              D                     $10,000                  $1

CLEARANCE AND SETTLEMENT.................... You will initially hold your offered certificates through The Depository Trust
                                             Company, in the United States, or Clearstream Banking, societe anonyme or The
                                             Euroclear System, in Europe. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered Certificates--Registration and Denominations" in this prospectus supplement and "Description of the Certificates--Book-Entry Registration" in the
                                             accompanying prospectus. We may elect to terminate the book-entry system through
                                             DTC with respect to all or any portion of any class of offered certificates.

FEDERAL INCOME TAX CONSEQUENCES............. The trustee or its agent will make elections to treat designated portions of the assets of the trust fund as three separate real estate mortgage investment conduits under Sections 860A through 860G of the Internal Revenue Code of 1986.
                                             Those three REMICs are as follows:

                                             o     REMIC I, the lowest tier REMIC, which will consist of, among other things--

                                                   1.   the pooled mortgage loans, and

                                                   2.   any mortgaged real properties that may be acquired by the
                                                        trust fund following a borrower default,

                                             but will exclude collections of additional interest accrued and deferred as to payment with respect to each mortgage loan with an anticipated repayment date that remains outstanding past that date;

                                             o     REMIC II, which will hold the regular interests in REMIC I; and

                                             o     REMIC III, which will hold the regular interests in REMIC II.

                                             Any assets not included in a REMIC will constitute a grantor trust for federal income tax purposes.

                                             The offered certificates will be treated as regular interests in REMIC III. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trust referred to above.

                                             The offered certificates will not be issued with any original issue discount.

                                             When determining the rate of accrual of market discount and premium, if any, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

                                             o     the underlying mortgage loans with anticipated repayment dates will, in each case, be paid in full on that date,

                                             o     no underlying mortgage loan will otherwise be prepaid prior to maturity,
                                                   and

                                             o     there will be no extension of maturity for any underlying mortgage loan.

                                             However, no representation is made as to the actual rate at which the underlying mortgage loans will prepay, if at all.

                                             For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

ERISA CONSIDERATIONS........................ The acquisition of an offered certificate by an employee benefit plan or other plan or arrangement subject to the Employee Retirement Income Security Act of
                                             1974, as amended, or to Section 4975 of the Internal Revenue Code of 1986, as
                                             amended, could, in some instances, result in a prohibited transaction or other violation of the fiduciary responsibility provisions of these laws.

                                             We anticipate, however, that, subject to satisfaction of the conditions referred to under "ERISA Considerations" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to--

                                             o     Title I of ERISA, or

                                             o     Section 4975 of the Internal Revenue Code,

                                             will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon an individual prohibited transaction exemption granted to Credit Suisse First Boston Corporation by the U.S.
                                             Department of Labor.

                                             If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue
                                             Code, you should review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or Section 4975 of the Internal Revenue Code. See "ERISA
                                             Considerations" in this prospectus supplement and in the accompanying prospectus.

LEGAL INVESTMENT............................ The offered certificates will not be mortgage related securities within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended.

                                             You should consult your own legal advisors to determine whether and to what extent the offered certificates will be legal investments for you. See "Legal
                                             Investment" in this prospectus supplement and in the accompanying prospectus.

INVESTMENT CONSIDERATIONS................... The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans will affect the yield to maturity on each offered certificate. In the case of offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

                                             The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with higher mortgage interest rates pay principal faster than the mortgage loans with lower mortgage interest rates. This is because those classes bear interest at pass-through rates equal to, based upon or limited by, as applicable, a weighted average of net interest rates derived from the mortgage loans in the trust fund.

                                             See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus.

                                                      THE UNDERLYING MORTGAGE LOANS

GENERAL..................................... We intend to include the 169 mortgage loans identified on Exhibit A-1 to this prospectus supplement in the trust fund for the offered certificates. In this section, "--The Underlying Mortgage Loans", we provide summary information with respect to those mortgage loans. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                                             o     "Description of the Underlying Mortgage Loans"

                                             o     "Risk Factors--Risks Related to the Underlying Mortgage Loans"

                                             o     Exhibit A-1--Characteristics of the Underlying Mortgage Loans and the
                                                   Related Mortgaged Real Properties

                                             o     Exhibit A-2--Mortgage Pool Information

                                             When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that are to back the offered certificates, please note that--

                                             o    All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

                                             o    All weighted average information provided with respect to the mortgage loans or any sub-group of mortgage loans reflects a weighting based on their respective cut-off date principal balances. We will transfer the cut-off date principal balance for each of the mortgage loans to the trust fund. We show the cut-off date principal balance for each of the mortgage loans on Exhibit A-1 to this prospectus supplement.
                                                  References in this prospectus supplement to the initial mortgage pool balance are to the total cut-off date principal balance of the mortgage loans.

                                             o    In presenting the cut-off date principal balances of the mortgage loans, we have assumed that--

                                                  1.   all scheduled payments of principal and/or interest due on the mortgage loans on or before their respective due dates in
                                                       June 2001 are timely made, and

                                                  2.   there are no  prepayments or other unscheduled collections of principal with respect to any of the mortgage loans during the period from its due date in May 2001 up to and including its due date in June 2001.


                                             o    All information presented in this prospectus supplement, including loan-to-value ratios, debt service coverage ratios and cut-off date principal balances, with respect to the two mortgage loans with companion loans, as described under "--Rite Aid Mortgage Loans" below, is calculated without regard to those companion loans. Those companion loans are, in each case, a separate loan secured by the same mortgage instrument encumbering the same mortgaged real property as secures the related mortgage loan to be included in the trust fund.

                                             o    When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans.

                                             o    Some of the mortgage loans are cross-collateralized and
                                                  cross-defaulted with one or more other mortgage loans in the trust fund. Except as otherwise indicated, when a mortgage loan is cross-collateralized and cross-defaulted with another mortgage loan, we present the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. None of the mortgage loans in the trust fund will be cross-collateralized with any loan that is not in the trust fund.

                                             o    In some cases, an individual mortgage loan is secured by multiple mortgaged real properties. For purposes of providing property-specific information, we have allocated each of those mortgage loans among the related mortgaged real properties based upon--

                                                  1.   relative appraised values,

                                                  2.   relative underwritten net cash flow, or

                                                  3.   prior allocations reflected in the related loan documents.


                                             o    If a mortgage loan is secured by multiple parcels of real property and the operation or management of those parcels so warranted, we treat those parcels as a single parcel of real property.

                                             o    Whenever we refer to a particular mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement.

                                             o    Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

SOURCE OF THE UNDERLYING MORTGAGE LOANS..... We are not the originator of the mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans from three separate sellers. In general, each of those mortgage loans was originated by--

                                             o    the related mortgage loan seller from whom we are acquiring the mortgage loan,

                                             o    an affiliate of the related mortgage loan seller, or

                                             o    a correspondent in the related mortgage loan seller's or its affiliate's conduit lending program.

                                             The following table sets forth the number of underlying mortgage loans, and the percentage of initial mortgage pool balance, that we will have acquired from each of the mortgage loan sellers:

                                                                                          NUMBER OF     % OF INITIAL
                                                                                          MORTGAGE       MORTGAGE
                                                         MORTGAGE LOAN SELLER               LOANS       POOL BALANCE
                                               --------------------------------------     ---------     ------------
                                               1.  Column Financial, Inc.............         91           67.5%
                                               2.  KeyBank National Association......         58           23.4%
                                               3.  First Union National Bank.........         20            9.2%
PAYMENT AND OTHER TERMS..................... Each of the mortgage loans that we intend to include in the trust fund is the obligation of a borrower to repay a specified sum with interest.

                                             Repayment of each of the mortgage loans is secured by a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will be a first priority lien, except for limited permitted encumbrances, which we refer to under "Description of the Underlying Mortgage Loans--General" in, and
                                             describe in the glossary to, this prospectus supplement.

                                             All of the mortgage loans are or should be considered to be non-recourse. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

                                             Each of the mortgage loans currently accrues interest at the annual rate specified with respect to that mortgage loan on Exhibit A-1 to this prospectus supplement. Except as otherwise described below with respect to mortgage loans that have anticipated repayment dates, the mortgage interest rate for each mortgage loan is, in the absence of default, fixed for the entire term of the loan.

BALLOON LOANS............................... One hundred forty-three of the mortgage loans that we intend to include in the trust fund, representing 73.1% of the initial mortgage pool balance, are balloon loans that provide for:

                                             o    an amortization schedule that is significantly longer than its remaining term to stated maturity or for no amortization prior to stated maturity;
                                                  and

                                             o    in either case, a substantial payment of principal on its maturity date.

LOANS WITH ANTICIPATED REPAYMENT DATES...... Twenty-one of the mortgage loans that we intend to include in the trust fund, representing 26.0% of the initial mortgage pool balance, provide material incentives to, but do not require, the related borrower to pay the mortgage loan in full by a specified date prior to stated maturity. We consider that date to be the anticipated repayment date for the mortgage loan. There can be no assurance, however, that these incentives will result in any of these mortgage loans being paid in full on or before its anticipated repayment date. The incentives generally include the following:

                                             o    Commencing on the related anticipated repayment date, the subject mortgage loan will accrue interest in excess of interest at the initial mortgage interest rate. The additional interest will--

                                                  1.   be deferred,

                                                  2.   in some cases, compound,

                                                  3.   be payable only after the outstanding principal balance of the mortgage loan is paid in full, and

                                                  4.   be payable only to the holders of the class V certificates, which are not offered by this prospectus supplement.

                                             o    Commencing on the related anticipated repayment date, the subject mortgage loan may be freely prepaid.

                                             o    Commencing on the related anticipated repayment date, cash flow from the related mortgaged real property will be deposited into a lockbox under the control of the master servicer.

                                             o    On and after the related anticipated repayment date, cash flow from the related mortgaged real property that is not otherwise applied to pay the normal monthly debt service payment or to pay or escrow for the payment of various expenses, will be applied to pay down the principal balance of the subject mortgage loan.

FULLY AMORTIZING LOANS...................... Five of the mortgage loans that we intend to include in the trust fund, representing 0.9% of the initial mortgage pool balance, have payment schedules that provide for the payment of these mortgage loans in full or substantially in full by their respective maturity dates. These five mortgage loans do not, however, have any of the repayment incentives referred to for loans with anticipated repayment dates.

LOANS WITH INITIAL INTEREST ONLY PERIODS.... Seven of the mortgage loans, representing 12.8% of the initial mortgage pool balance, provide for an initial interest only period of between 23 and 60 months.

CROSSED LOANS............................... The trust fund will include one group of mortgage loans that is cross-collateralized and cross-defaulted with each other. The table below identifies those crossed loans.

                                                                                        NUMBER OF     % OF INITIAL
                                                                                        MORTGAGE        MORTGAGE
                                                        PROPERTY NAMES                    LOANS       POOL BALANCE
                                               ------------------------------           ---------     -------------
                                               Turfway Corporate Center                     2              0.6%
                                               Meijer Drive Industrial Center

                                             In reviewing the foregoing table, you should note that the related borrowers can substitute a comparable real property for one of the properties identified in the table upon the satisfaction of certain conditions. In addition, the related borrowers can defease one of the cross-collateralized mortgage loans referred to above without defeasing the other.

                                             Two mortgage loans that we intend to include in the trust fund, neither of which is reflected in the foregoing table, are cross-defaulted with loans not included in the trust fund. See "Description of the Underlying Mortgage Loans--The Rite
                                             Aid Mortgage Loans" in this prospectus supplement.

MULTI-PROPERTY LOANS........................ The trust fund will include two mortgage loans that are, in each such case, secured by multiple real properties. The table below identifies those multi-property loans.

                                                                                              NUMBER OF      % OF INITIAL
                                                                                              MORTGAGE         MORTGAGE
                                                             PROPERTY NAMES                    LOANS         POOL BALANCE
                                                ------------------------------------          ---------      ------------
                                                1.  Ashton Park, Southpoint, Palm
                                                    Grove, Harbour Town                          1               3.7%
                                                2.  Westwinds, Hunter's Chase, The
                                                    Park, Country Walk, Twin Rivers,
                                                    Oakdale Villas                               1               3.1%

                                             In reviewing the foregoing table, you should note that the borrower under each of the multi-property loans referred to above can obtain the release of individual properties through partial defeasance of the related mortgage loan.

DEFEASANCE LOANS............................ One hundred forty-seven of the mortgage loans that we intend to include in the trust fund, representing 93.4% of the initial mortgage pool balance, permit the borrower to obtain the release of the related mortgaged real property, or, in the case of any crossed loan or multi-property loan, of one or more of the related mortgaged real properties, from the lien of the related mortgage instrument(s) upon the pledge to the trustee of certain noncallable U.S.
                                             government obligations. The U.S. government obligations must provide for payments that equal or exceed scheduled interest and principal payments due under the related mortgage note.

ADDITIONAL COLLATERAL LOANS................. Seven mortgage loans, representing 6.7% of the initial mortgage pool balance, are also secured by cash reserves. The additional collateral will be released to the borrower upon satisfaction by the borrower of certain performance related conditions which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions. If these conditions are not satisfied within specified time periods, the related reserve may be applied to prepay or defease the related mortgage loan in part.

                                             See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions
                                             of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal
                                             Paydowns" in this prospectus supplement.

RITE AID MORTGAGE LOANS..................... Two companion mortgage loans are not part of the trust fund but are each secured by the same mortgage instrument encumbering the same mortgaged real property as a mortgage loan that is to be included in the trust fund. Those two mortgage loans are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Rite Aid Martinez and Rite Aid Morro Bay, respectively, and they collectively represent 0.6% of the initial mortgage pool balance. The companion mortgage loans are currently held by First Union National

                                             Bank. The master servicer and special servicer will service and administer each such pooled mortgage loan and its related companion loan pursuant to the series
                                             2001-CK3 pooling and servicing agreement for so long as that pooled mortgage loan is part of the trust fund. Amounts attributable to any companion loan will not be assets of the trust fund, and will be beneficially owned by the holder of such companion loan. See "Description of the Underlying Mortgage Loans--The Rite
                                             Aid Mortgage Loans" in this prospectus supplement.

                                             The holder of a companion loan will not have the right to enforce the lender's rights upon a default of the related pooled mortgage loan, but will have the right to purchase the related pooled mortgage loan out of the trust fund under certain limited circumstances as described under "Description of the Underlying
                                             Mortgage Loans--The Rite Aid Mortgage Loans" in this prospectus supplement.

LOCKBOX TERMS............................... Thirty-seven mortgage loans that we intend to include in the trust fund, representing 48.5% of the initial mortgage pool balance, generally provide that all rents, credit card receipts, accounts receivable payments and other income derived from the related mortgaged real properties will be paid into one of the following three types of lockboxes, each of which is described below:

                                             HARD LOCKBOX. Income is paid to a lockbox account controlled by the master servicer on behalf of the trust fund;

                                             SOFT LOCKBOX. Income is paid to the manager of the subject mortgaged real property, which manager will deposit all sums collected -- or an amount specified in the mortgage loan documents -- into a lockbox account, controlled by the master servicer on behalf of the trust fund, on a regular basis; or

                                             SPRINGING LOCKBOX. Income is collected by or otherwise accessible by the borrower until the occurrence of a triggering event, following which a hard lockbox is put in place. Examples of triggering events include:

                                             o     a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

                                             o     a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

                                             o     a failure to meet a specified debt service coverage ratio; or

                                             o     an event of default under the mortgage.

                                             For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the triggering event, or an account that is required to be established by the borrower upon the occurrence of the triggering event.

                                             The above-referenced 37 mortgage loans provide for the following types of lockbox accounts:

                                                                                                         % OF INITIAL
                                                                                    NUMBER OF              MORTGAGE
                                                     TYPE OF LOCKBOX             MORTGAGE LOANS          POOL BALANCE
                                                     ---------------             --------------          ------------
                                                     Hard                               9                    12.1%
                                                     Soft                               6                    12.2%
                                                     Springing                         22                    24.2%
PREPAYMENT CHARACTERISTICS
OF THE MORTGAGE LOANS....................... Each mortgage loan restricts voluntary prepayments in one or more of the following ways:

                                             o    by prohibiting any voluntary prepayments for a specified period of time after the mortgage loan is originated; and/or

                                             o    by prohibiting any voluntary prepayments for a specified period of time after the mortgage loan is originated, although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, the mortgage loan may be defeased; and/or

                                             o    by requiring that any voluntary principal prepayment made during a specified period of time be accompanied by a yield maintenance charge.

                                             Additional collateral loans may also require partial principal prepayments during the related lock-out period.

                                             As of the cut-off date, 166 of the mortgage loans that we intend to include in the trust fund, representing 98.8% of the initial mortgage pool balance, were within their respective lock-out periods, and the weighted average of the lock-out and/or defeasance periods was 104 months. See "Description of the
                                             Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying
                                             Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

DELINQUENCY STATUS.......................... None of the mortgage loans that we intend to include in the trust fund was 30 days or more delinquent in respect of any monthly debt service payment--

                                             o    as of the related due date in June 2001, or

                                             o    at any time during the 12-month period preceding the related due date in
                                                  June 2001.

ADDITIONAL STATISTICAL INFORMATION

A.  GENERAL CHARACTERISTICS................. The pool of mortgage loans that we intend to include in the trust fund will have the following general characteristics as of their respective due dates in June
                                             2001:

                                             Initial mortgage pool balance......................... $1,126,966,710
                                             Number of mortgage loans..............................            169
                                             Number of mortgaged real properties...................            177

                                             Maximum cut-off date principal balance................   $105,000,000
                                             Minimum cut-off date principal balance................       $433,281
                                             Average cut-off date principal balance................     $6,668,442

                                             Maximum mortgage interest rate........................        9.1200%
                                             Minimum mortgage interest rate........................        6.6300%
                                             Weighted average mortgage interest rate...............        7.5503%

                                             Maximum original term to maturity or
                                                  anticipated repayment date.......................       180 mos.
                                             Minimum original term to maturity or
                                                  anticipated repayment date.......................        60 mos.
                                             Weighted average original term to maturity or
                                                  anticipated repayment date.......................       114 mos.

                                             Maximum remaining term to maturity or
                                                  anticipated repayment date.......................       178 mos.
                                             Minimum remaining term to maturity or
                                                  anticipated repayment date.......................        56 mos.
                                             Weighted average remaining term to maturity or
                                                  anticipated repayment date.......................       111 mos.

                                             Maximum debt service coverage ratio, based on
                                                  underwritten net cash flow.......................          2.30x
                                             Minimum debt service coverage ratio, based on
                                                  underwritten net cash flow.......................          1.00x
                                             Weighted average debt service coverage ratio,
                                                  based on underwritten net cash flow..............          1.45x

                                             Maximum cut-off date loan-to-appraised  value
                                                  ratio............................................          88.8%
                                             Minimum cut-off date loan-to-appraised  value
                                                  ratio............................................          39.3%
                                             Weighted average cut-off date loan-to-
                                                  appraised value ratio............................          69.2%
B.  GEOGRAPHIC CONCENTRATION................ The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties located in the indicated states:

                                                                                                  % OF INITIAL
                                                                                NUMBER OF           MORTGAGE
                                                   STATE                       PROPERTIES         POOL BALANCE
                                              ---------------                  ----------         ------------
                                              California                           35                 25.4%
                                              New York                              5                 12.0%
                                              Texas                                24                  8.7%
                                              Massachusetts                         4                  6.5%

                                             The remaining mortgaged real properties with respect to the mortgage pool are located throughout 26 other states and the District of Columbia. No more than 5%
                                             of the initial mortgage pool balance are secured by mortgaged real properties located in any of these other jurisdictions. In circumstances where a particular pooled mortgage loan is secured by multiple mortgaged real properties located in two or more states, the foregoing information reflects the allocated loan amounts for those properties.

C.  PROPERTY TYPES.......................... The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties operated for each indicated
                                             purpose:

                                                                                                   % OF INITIAL
                                                                                  NUMBER OF          MORTGAGE
                                                 PROPERTY TYPE                   PROPERTIES        POOL BALANCE
                                              --------------------               ----------        ------------
                                              Multifamily                            69                30.8%
                                              Retail                                 43                30.5%
                                              Office                                 31                26.9%
                                              Industrial                             16                 4.3%
                                              Hotel                                   4                 3.8%
                                              Manufactured Housing                    5                 1.5%
                                              Mixed Use                               3                 1.2%
                                              Self-Storage                            6                 1.0%

D.  ENCUMBERED INTERESTS.................... The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties for which the encumbered interest is as indicated:

                                                                                                   % OF INITIAL
                                              ENCUMBERED INTEREST IN THE          NUMBER OF          MORTGAGE
                                               MORTGAGED REAL PROPERTY           PROPERTIES        POOL BALANCE
                                              --------------------------         ----------        ------------
                                              Fee                                   168                80.6%
                                              Leasehold                               7                13.0%
                                              Fee/Leasehold                           2                 6.3%

                                             In circumstances where both the fee and leasehold interest in the entire mortgaged real property are encumbered, we have treated that as simply an encumbered fee interest.

E.  SIGNIFICANT MORTGAGE LOANS.............. The ten largest mortgage loans that we intend to include in the trust fund have--

                                             o    cut-off date principal balances that range from $22,768,908 to $105,000,000,
                                                  and

                                             o    a total cut-off date principal balance of $403,761,558, which represents 35.8%
                                                  of the initial mortgage pool balance.

                                             See "Description of the Underlying Mortgage Loans--Significant Mortgage Loans"
                                             in this prospectus supplement.

                                  RISK FACTORS

     The risks and uncertainties described below, in addition to those risks described in the prospectus under "Risk Factors", summarize the material risks in connection with the purchase of the offered certificates. All numerical information concerning the mortgage loans is provided on an approximate basis.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     Commercial and Multifamily Lending Subjects Your Investment to Special Risks that Are Not Associated with Single-Family Residential Lending. The mortgage loans that we intend to include in the trust fund are secured by the following income-producing property types:

     o  multifamily properties;

     o  anchored, including shadow anchored, and unanchored retail properties;

     o  office properties;

     o  industrial properties;

     o  full service and limited service hotel properties;

     o  manufactured housing properties;

     o  mixed use properties; and

     o  self-storage properties.

     Commercial and multifamily lending is generally thought to be riskier than single-family residential lending because, among other things, larger loans are made to single borrowers or groups of related borrowers.

     Furthermore, the risks associated with lending on commercial and multifamily properties are inherently different from those associated with lending on the security of single-family residential properties. For example, repayment of each of the underlying mortgage loans will be dependent on the performance and/or value of the related mortgaged real property.

     There are additional factors in connection with commercial and multifamily lending, not present in connection with single-family residential lending, which could adversely affect the economic performance of the respective mortgaged real properties that secure the mortgage loans that are to back the offered certificates. Any one of these additional factors, discussed in more detail in this prospectus supplement, could result in a reduction in the level of cash flow from those mortgaged real properties that is required to ensure timely distributions on your offered certificates.

     The Source of Repayment on Your Offered Certificates Will Be Limited to Payments and Other Collections on the Underlying Mortgage Loans. The offered certificates will represent interests solely in the trust fund. The primary assets of the trust fund will be a segregated pool of commercial and multifamily mortgage loans. Accordingly, repayment of the offered certificates will be limited to payments and other collections on the underlying mortgage loans.

     The mortgage loans will not be an obligation of, or be insured or guaranteed by:

     o    any governmental entity;

     o    any private mortgage insurer;

     o    us;

     o    any mortgage loan seller;

     o    the master servicer;

     o    the special servicer;

     o    any sub-servicer of the master servicer or the special servicer;

     o    the trustee; or

     o    any of their respective affiliates.

     Repayment of each of the Underlying Mortgage Loans Will Be Dependent on the Cash Flow Produced by the Related Mortgaged Property, which Can Be Volatile and Insufficient to Allow Timely Distributions on Your Offered Certificates, and on the Value of the Related Mortgaged Property, which May Fluctuate over Time. All of the mortgage loans that we intend to include in the trust fund are or should be considered non-recourse loans. If there is a default with respect to any of the underlying mortgage loans, there will generally only be recourse against the specific real property or properties that secure the defaulted mortgage loan and other assets that have been pledged to secure that mortgage loan. Even if a mortgage loan provides for recourse to a borrower or any of its affiliates, it is unlikely the trust fund will ultimately recover any amounts not covered by the liquidation proceeds from the related mortgaged real property or properties.

     Repayment of loans secured by commercial and multifamily properties typically depends on the cash flow produced by those properties. The ratio of net cash flow to debt service of a loan secured by an income-producing property is an important measure of the risk of default on the loan.

     Payment on each mortgage loan that will back the offered certificates will be primarily dependent on:

     o    the net operating income of the related mortgaged real property;

     o with respect to balloon loans and loans with anticipated repayment dates, the ability of the related borrower to sell the related mortgaged real property or refinance the subject mortgage loan, whether at scheduled maturity or on the anticipated repayment date, in an amount sufficient to repay the subject mortgage loan; and/or

     o in the event of a default under the subject mortgage loan and a subsequent sale of the related mortgaged real property upon the acceleration of such mortgage loan's maturity, the amount of the sale proceeds, taking into account any adverse effect of a foreclosure proceeding on those sale proceeds.

     In general, if a mortgage loan has a relatively high loan-to-value ratio or a relatively low debt service coverage ratio, a foreclosure sale is more likely to result in proceeds insufficient to satisfy the outstanding debt.

     One hundred forty-three of the mortgage loans that we intend to include in the trust fund, representing 73.1% of the initial mortgage pool balance, are balloon loans; and 21 of the mortgage loans that we intend to include in the trust fund, representing 26.0% of the initial mortgage pool balance, provide material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. One hundred thirty-eight of these mortgage loans, representing 70.5% of the initial mortgage pool balance, have balloon payments that are scheduled to be due or anticipated repayment dates that are to occur, in each case, during the six-month period from January 1, 2011 to June 11, 2011. Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan.

     The cash flows from the operation of commercial and multifamily real properties are volatile and may be insufficient to cover debt service on the related mortgage loan and pay operating expenses at any given time. This may cause the value of a property to decline. Cash flows and property values generally affect:

     o    the ability to cover debt service;

     o the ability to pay a mortgage loan in full with sales or refinance proceeds; and

     o    the amount of proceeds recovered upon foreclosure.

     Cash flows and property values depend upon a number of factors, including:

     o    national, regional and local economic conditions;

     o local real estate conditions, such as an oversupply of space similar to the space at the related mortgaged real property;

     o changes or continued weakness in a specific industry segment that is important to the success of the related mortgage real property;

     o the nature of expenses of the related mortgaged real property, such as whether expenses are fixed or vary with revenue;

     o the nature of income from the related mortgaged real property, such as whether rents are fixed or vary with tenant revenues;

     o the level of required capital expenditures for proper maintenance and improvements demanded by tenants at the related mortgaged real property;

     o the number and type of tenants at the related mortgaged real property and the duration of their respective leases;

     o    demographic factors;

     o retroactive changes in building or similar codes that require modifications to the related mortgaged real property;

     o capable management and adequate maintenance for the related mortgaged real property;

     o    location of the related mortgaged real property;

     o if the mortgaged real property has uses subject to significant regulation, changes in applicable laws;

     o perceptions by prospective tenants and, if applicable, their customers, of the safety, convenience, services and attractiveness of the related mortgaged real property;

     o the age, construction quality and design of the related mortgaged real property; and

     o whether the related mortgaged real property is readily convertible to alternative uses.

     Ten Percent or More of the Initial Mortgage Pool Balance Will Be Represented by Mortgage Loans Secured by Multifamily Properties, Thereby Materially Exposing Offered Certificateholders to Risks Associated with the Performance of Multifamily Properties. Sixty-nine of the mortgaged real properties, securing mortgage loans that represent 30.8% of the initial mortgage pool balance, are primarily used for multifamily rental purposes. A number of factors may adversely affect the value and successful operation of a multifamily rental property. Some of these factors include:

     o the number of competing residential developments in the local market, including apartment buildings, manufactured housing communities and site-built single family homes;

     o the physical condition and amenities of the subject building in relation to competing buildings;

     o    the subject property's reputation;

     o applicable state and local regulations designed to protect tenants in connection with evictions and rent increases;

     o    local factory or other large employer closings;

     o the level of mortgage interest rates to the extent it encourages tenants to purchase single-family housing; and

     o compliance and continuance of any government housing rental subsidiary programs from which the subject property receives benefits.

In addition, multifamily rental properties are part of a market that, in general, is characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing in a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

     Some of the multifamily rental properties that will secure pooled mortgage loans are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants normally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the applicable area or region. These covenants may limit the potential rental rates that may govern rentals at any of those properties, the potential tenant base for any of those properties or both.

     In addition, some of the multifamily rental properties that will secure pooled mortgage loans are eligible for low-income rent subsidies from the United States Department of Housing and Urban Development under its Section 8 program. The payment of these rental subsidies to a particular project owner is made under a housing assistance payment contract between the Department of Housing and Urban Development and the owner of the project or a local public housing authority. Upon expiration of the contract, the rental subsidies will terminate, thereby eliminating a source of funds for the related borrower to make payments under its mortgage loan.

     Four mortgaged real properties, securing 0.8% of the initial mortgage pool balance, entitle their owners to receive low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986, as amended. Section 42 of the Internal Revenue Code provides a tax credit for owners of multifamily rental properties meeting the definition of low-income housing who have received a tax credit allocation from the state or local allocating agency.

     At the time the multifamily rental property is "placed in service", the property owner must make an irrevocable election of one of two set-aside rules: either--

     o at least 20% of the units must be rented to tenants with incomes of 50% or less of the median income, or

     o at least 40% of the units must be rented to tenants with incomes of 60% or less of the median income.

     The total amount of tax credits to which the property owner is entitled, is based upon the percentage of total units made available to qualified tenants. Median income is determined by the U.S. Department of Housing and Urban Development for each metropolitan area or county in the United States and is adjusted annually.

     The tax credit provisions require that gross rent for each low-income unit not exceed 30% of the annual HUD median income, adjusted for household size based on the number of bedrooms in the particular unit. The gross rent charged for a unit must take into account an allowance for utilities. If utilities are paid by the tenant, then the maximum allowable tax credit rent is reduced according to utility allowances, as provided in regulations of the Internal Revenue Service.

     Under the tax credit provisions, a property owner must comply with the tenant income restrictions and rental restrictions over a minimum of a 15-year compliance period. In addition, agreements governing the multifamily rental property may require an "extended use period" which has the effect of extending the income and rental restrictions for an additional period.

     In the event a multifamily rental property does not maintain compliance with the tax credit restrictions on tenant income or rental rates or otherwise satisfy the tax credit provisions of the Internal Revenue Code, the property owner may suffer a reduction in the amount of available tax credits and/or face the recapture of all or part of the tax credits related to the period of the noncompliance and face the partial recapture of previously taken tax credits. The loss of tax credits, and the possibility of recapture of tax credits already taken, may provide significant incentive for the property owner to keep the related multifamily rental property in compliance and to fund any property operating defects.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Multifamily Rental Properties" in the accompanying prospectus.

     Ten Percent or More of the Initial Mortgage Pool Balance Will Be Represented by Mortgage Loans Secured by Retail Properties, Thereby Materially Exposing Offered Certificateholders to Risks Associated with the Performance of Retail Properties. Forty-three of the mortgaged real properties, securing mortgage loans that represent 30.5% of the initial mortgage pool balance, are primarily used for retail purposes. A number of factors may adversely affect the value and successful operation of a retail property. Some of these factors include:

     o    the strength, stability, number and quality of the tenants;

     o    whether the subject property is in a desirable location;

     o the physical condition and amenities of the subject building in relation to competing buildings;

     o competition from nontraditional sources such as catalog retailers, home shopping networks, electronic media shopping, telemarketing and outlet centers; and

     o whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors.

     We consider 28 of the subject retail properties, securing 24.0% of the initial mortgage pool balance, to be anchored, and three of those retail properties, securing 2.5% of the initial mortgage pool balance to be shadow anchored. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is proportionately larger in size than the space occupied by other tenants at the subject property and is vital in attracting customers to the subject property. A shadow anchor is a store or business that satisfies the criteria for an anchor tenant, but which may be located at a nearby property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

     We are aware that with respect to one retail property, securing 1.2% of the initial mortgage pool balance, and which is identified on Exhibit A-1 to this prospectus supplement as Citrus Center, the parent of a junior anchor tenant has filed chapter 11 bankruptcy proceedings.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Retail Properties" in the accompanying prospectus.

     Ten Percent or More of the Initial Mortgage Pool Balance Will Be Represented by Mortgage Loans Secured by Office Properties, Thereby Materially Exposing Offered Certificateholders to Risks Associated with the Performance of Office Properties. Thirty-one of the mortgaged real properties, securing mortgage loans that represent 26.9% of the initial mortgage pool balance, are primarily used for office purposes. A number of factors may adversely affect the value and successful operation of an office property. Some of these factors include:

     o    the strength, stability, number and quality of the tenants;

     o the physical condition and amenities of the subject building in relation to competing buildings, including the condition of the HVAC system and the subject building's compatibility with current business wiring requirements;

     o whether the area is a desirable business location, including local labor cost and quality, access to transportation, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities; and

     o    the financial condition of the owner of the subject property.

     See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates--Office Properties" in the accompanying prospectus.

     Property Management Is Important to the Successful Operation of the Mortgaged Real Property. The successful operation of a real estate project depends in part on the performance and viability of the property manager. The property manager is generally responsible for:

     o    operating the property and providing building services;

     o    establishing and implementing the rental structure;

     o    managing operating expenses;

     o    responding to changes in the local market; and

     o advising the borrower with respect to maintenance and capital improvements.

     Properties deriving revenues primarily from short-term sources, such as hotels and self-storage facilities, generally are more management intensive than properties leased to creditworthy tenants under long-term leases.

     A good property manager, by controlling costs, providing necessary services to tenants and by overseeing and performing maintenance or improvements on the property, can improve cash flow, reduce vacancies, reduce leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

     Neither we nor any of the mortgage loan sellers make any representation or warranty as to the skills of any present or future property managers with respect to the mortgaged real properties that will secure the underlying mortgage loans. Furthermore, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements. In addition, certain of the mortgaged real properties are managed by affiliates of the applicable borrower. If a mortgage loan is in default or undergoing special servicing, this could disrupt the management of the mortgaged real property and may adversely affect cash flow.

     Reliance on a Single Tenant Increases the Risk that Cash Flow Will Be Interrupted. Twenty mortgaged real properties, securing 9.5% of the initial mortgage pool balance, are leased by a single tenant. In addition, 41 other mortgaged real properties, securing 17.9% of the initial mortgage pool balance, have, in each case, a single tenant that occupies 25% or more, but less than 100%, of the space at the particular property. Reliance on a single or major tenant may increase the risk that cash flow will be interrupted, which will adversely affect the ability of a borrower to repay its mortgage loan.

     Losses on Larger Loans May Adversely Affect Distributions on Your Certificates. Certain of the mortgage loans or groups of cross-collateralized mortgage loans that we intend to include in the trust fund have cut-off date principal balances that are substantially higher than the average cut-off date principal balance. In general, these concentrations can result in losses that are more severe than would be the case if the total principal balance of the mortgage loans backing the offered certificates were more evenly distributed. The following chart lists the ten largest mortgage loans or groups of cross-collateralized mortgage loans that are to be included in the trust fund.

                           TEN LARGEST MORTGAGE LOANS

                                                                      CUT-OFF DATE       % OF INITIAL MORTGAGE
                        PROPERTY/PORTFOLIO NAME                    PRINCIPAL BALANCE          POOL BALANCE
         -------------------------------------------------------   -----------------     ---------------------
         888 Seventh Avenue                                         $   105,000,000               9.3%
         Atrium Mall                                                $    49,044,686               4.4%
         Almaden Plaza                                              $    48,113,668               4.3%
         Alliance GT 5 Loan                                         $    42,258,112               3.7%
         Alliance GT 6 Loan                                         $    34,523,645               3.1%
         Rambus, Inc.                                               $    29,165,204               2.6%
         Foothill Village Shopping Center                           $    25,119,903               2.2%
         The Metropolitan Apartments                                $    24,615,206               2.2%
         Silverthorne Factory Outlet Stores                         $    23,152,226               2.1%
         Plaza Antonio                                              $    22,768,908               2.0%

     Mortgage Loans to Related Borrowers May Result in More Severe Losses on Your Offered Certificates. Certain groups of the mortgage loans that we intend to include in the trust fund were made to the same borrower or to borrowers under common ownership. In some cases, the mortgage loans in any of those groups are not cross-collateralized. Mortgage loans with the same borrower or related borrowers pose additional risks. Among other things:

     o financial difficulty at one mortgaged real property could cause the owner to defer maintenance at another mortgaged real property in order to satisfy current expenses with respect to the troubled mortgaged real property; and

     o the owner could attempt to avert foreclosure on one mortgaged real property by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans.

     The following table identifies each of those groups of two or more mortgage loans that represent 1.0% or more of the initial mortgage pool balance and that have the same borrower or related borrowers:

                             RELATED BORROWER LOANS

                                                                                                     % OF INITIAL
                                                                              CUT-OFF DATE             MORTGAGE
                  LOAN NO.              PROPERTY/PORTFOLIO NAME            PRINCIPAL BALANCE         POOL BALANCE
                  --------      ----------------------------------------   -----------------         ------------
                     4          Alliance GT 5 Loan                           $   42,258,112
                     5          Alliance GT 6 Loan                           $   34,523,645
                                                                             --------------
                                                                             $   76,781,757              6.8%
                                                                             ==============              ===

                     25         Pirates Landing Apartments                   $   11,083,945
                     26         Greenbriar Park Apartments                   $   10,294,520
                     36         Whisperwood Apartments                       $    8,348,429
                     71         River Gardens Apartments                     $    4,493,863
                                                                             --------------
                                                                             $   34,220,757              3.0%
                                                                             ==============              ===

                     20         Clover Point Village                         $   11,984,039
                     34         Northampton Village I                        $    8,488,694
                     48         Squire Apartments - Richmond                 $    6,691,088
                     68         South Slope Apartments                       $    5,342,884
                                                                             --------------
                                                                             $   32,506,705              2.9%
                                                                             ==============              ===

                     16         Kennestone Physicians Center                 $   15,080,166
                     45         Baptist North Physicians Center              $    6,990,805
                     59         Cartersville Physicians Center               $    5,992,119
                                                                             --------------
                                                                             $   28,063,090              2.5%
                                                                             ==============              ===

     Enforceability of Cross-Collateralization Provisions May Be Challenged and the Benefits of these Provisions May Otherwise Be Limited. Four of the mortgage loans that we intend to include in the trust fund, representing 7.4% of the initial mortgage pool balance, are secured by multiple real properties, through cross-collateralization with other mortgage loans that are to be included in the trust fund or otherwise. These arrangements attempt to reduce the risk that one mortgaged real property may not generate enough net operating income to pay debt service. However, arrangements of this type involving more than one borrower could be challenged as a fraudulent conveyance if:

     o one of the borrowers were to become a debtor in a bankruptcy case, or were to become subject to an action brought by one or more of its creditors outside a bankruptcy case;

     o the related borrower did not receive fair consideration or reasonably equivalent value in exchange for allowing its mortgaged real property to be encumbered; and

     o    at the time the lien was granted, the borrower was:

          1. insolvent;

          2. inadequately capitalized; or

          3. unable to pay its debts.

     The mortgage loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Turfway Corporate Center and Meijer Drive Industrial Center, which mortgage loans are cross-collateralized and cross-defaulted with each other, entitle the related borrower, on a one-time basis, to substitute a comparable real property for either mortgaged real property provided that the proposed substitution will not result in a qualification, reduction or withdrawal of any rating initially assigned to the certificates and provided that the borrower satisfies certain other conditions set forth in the related loan documents.

     Furthermore, when multiple real properties secure a mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally, to minimize recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     Moreover, four of the cross-collateralized mortgage loans and multi-property mortgage loans that we intend to include in the trust fund, representing 7.4% of the initial mortgage pool balance, are secured by mortgaged real properties located in two or more different states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

     A Borrower's Other Loans May Reduce the Cash Flow Available to Operate and Maintain the Related Mortgaged Real Property or May Interfere with the Trust Fund's Rights under the Related Underlying Mortgage Loan, Thereby Adversely Affecting Distributions on Your Offered Certificates. Other than as described in the succeeding paragraphs, the mortgage loans that we intend to include in the trust fund generally prohibit borrowers from incurring, without lender consent, any additional debt that is secured by the related mortgaged real property. However, subject, in most cases, to certain limitations relating to maximum amounts, borrowers generally may incur trade and operational debt in connection with the ordinary operation and maintenance of the related mortgaged real property.

     The existence of other debt could:

     o adversely affect the financial viability of a borrower by reducing the cash flow available to the borrower to operate and maintain the related mortgaged real property;

     o adversely affect the security interest of the lender in the equipment or other assets acquired through its financings;

     o    complicate bankruptcy proceedings; and

     o    delay foreclosure on the related mortgaged real property.

     Two companion loans are not part of the trust fund but are each secured by the same mortgage instrument encumbering the same mortgaged real property as a mortgage loan that is to be included in the trust fund. The two affected pooled mortgage loans, representing 0.6% of the initial mortgage pool balance, are secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Rite Aid Martinez and Rite Aid Morro Bay, respectively. Amounts attributable to any companion loan will not be assets of the trust fund, and will be beneficially owned by the holder of the related companion loan. Although the two mortgage loans which have companion loans do not include the related companion loans, the related borrower is still obligated to make interest and principal payments on those additional obligations. As a result, the trust fund is subject to additional risks, including:

     o the risk that the necessary maintenance of the related mortgaged real property could be deferred to allow the borrower to pay the required debt service on these subordinate obligations and that the value of the mortgaged property may fall as a result; and

     o the risk that it may be more difficult for the borrower to refinance the pooled mortgage loan or to sell the related mortgaged real property for purposes of making any balloon payment on the entire balance of both the senior obligations and the subordinate obligations upon the maturity of the mortgage loan.

See "Description of the Underlying Mortgage Loans--The Rite Aid Mortgage Loans" in this prospectus supplement.

     The borrowers under three mortgage loans that we intend to include in the trust fund, which collectively represent 2.5% of the initial mortgage pool balance, are each permitted to incur a limited amount of indebtedness secured by the related mortgaged real property. It is a condition to the incurrence of any future secured subordinate indebtedness in connection with any of those three mortgage loans that:

     o the total loan-to-value ratio of the subject loan and the related subordinate loan be no more than 75.0%;

     o the combined minimum debt service coverage rate of the subject loan and the related subordinate loan be no less than 1.25x; and

     o a subordination and standstill agreement be put in place between the trustee and the related subordinate lender.

     Some Borrowers Under the Underlying Mortgage Loans Will Not Be Limited to Owning Their Respective Mortgaged Real Properties, Thereby Increasing the Risk of Borrower Bankruptcy. The business activities of the borrowers under pooled mortgage loans with cut-off date principal balances below $5,000,000 are generally not limited to owning their respective mortgaged real properties. In addition, even in the case of pooled mortgage loans with cut-off date principal balances of $5,000,000 or more, there are several borrowers that are similarly not limited in their business activities. For example, KeyBank National Association generally does not require the borrowers under mortgage loans of less than $10,000,000 to be special purpose entities. Accordingly, the financial success of these borrowers may be affected by the performance of their other business activities, including other real estate interests. Those other business activities increase the possibility that the borrower may become bankrupt or insolvent.

     Changes in Mortgage Pool Composition can Change the Nature of Your Investment. If you purchase any class A-2, A-3, A-4, B, C and/or D certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own class A-1 certificates.

     The Operation of a Mortgaged Real Property upon Foreclosure of an Underlying Mortgage Loan May Affect the Tax Status of the Trust Fund and Adversely Affect the Offered Certificates. If the trust fund were to acquire a mortgaged real property pursuant to a foreclosure or delivery of a deed in lieu of foreclosure, the related special servicer would be required to retain an independent contractor to operate and manage the mortgaged real property. Any net income from the operation or management of the property other than qualifying "rents from real property" within the meaning of Section 856(d) of the Internal Revenue Code would subject the trust fund to federal and possibly state or local tax on this income at the highest marginal federal corporate tax rate, which is currently 35%. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels or hospitality properties. This would reduce net proceeds available for distribution to the series 2001-CK3 certificateholders. Rents from real property do not include any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

     Geographic Concentration of the Mortgaged Real Properties May Adversely Affect Distributions on Your Offered Certificates. The concentration of mortgaged real properties in a specific state or region will make the performance of the pool of mortgage loans, as a whole, more sensitive to the following factors in the state or region where the borrowers and the mortgaged real properties are concentrated:

     o    economic conditions, including real estate market conditions;

     o    changes in governmental rules and fiscal policies;

     o    acts of God, which may result in uninsured losses; and

     o    other factors that are beyond the control of the borrowers.

     The mortgaged real properties are located in 30 states and the District of Columbia. The table below sets forth the states in which a significant percentage of the mortgaged real properties are located. Except as set forth below, no state contains more than 5%, by cut-off date principal balance or allocated loan amount, of the mortgaged real properties that are expected to secure the underlying mortgage loans.

       SIGNIFICANT GEOGRAPHIC CONCENTRATIONS OF MORTGAGED REAL PROPERTIES

                                        NUMBER OF    % OF INITIAL
                                     MORTGAGED REAL    MORTGAGE
                  STATE                PROPERTIES    POOL BALANCE
        ---------------------------  --------------  ------------
        California                         35           25.4%
        New York                            5           12.0%
        Texas                              24            8.7%
        Massachusetts                       4            6.5%

     Some Remedies May Not Be Available Following a Mortgage Loan Default. The mortgage loans that we intend to include in the trust fund contain "due-on-sale" and "due-on-encumbrance" clauses. These clauses permit the holder of the mortgage loan to accelerate the maturity of the mortgage loan if the related borrower sells or otherwise transfers or encumbers the related mortgaged real property or its interest in the mortgaged real property in violation of the terms of the mortgage. All of the mortgage loans that we intend to include in the trust fund also include a debt-acceleration clause which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults of the borrower.

     The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of a state, however, may refuse the foreclosure or other sale of a mortgaged real property or refuse to permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of these remedies would be inequitable or unjust.

     Each of the mortgage loans that we intend to include in the trust fund is secured by an assignment of leases and rents from the related borrower, which assignment may be contained within the mortgage instrument. However, in many cases, the related borrower generally may collect rents for so long as there is no default. As a result, the trust fund's rights to these rents will be limited because:

     o the trust fund may not have a perfected security interest in the rent payments until the master servicer or special servicer collects them;

     o the master servicer or special servicer may not be entitled to collect the rent payments without court action; and

     o the bankruptcy of the related borrower could limit the related servicer's ability to collect the rents.

     Lending on Income-Producing Real Properties Entails Environmental Risks. Under various federal and state laws, a current or previous owner or operator of real property may be liable for the costs of cleanup of environmental contamination on, under, at or emanating from, the property. These laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the contamination. The costs of any required cleanup and the owner's liability for these costs are generally not limited under these laws and could exceed the value of the property and/or the total assets of the owner. Contamination of a property may give rise to a lien on the property to assure the costs of cleanup. An environmental lien may have priority over the lien of an existing mortgage. In addition, the presence of hazardous or toxic substances, or the failure to properly clean up contamination on the property, may adversely affect the owner's or operator's future ability to refinance the property.

     Certain environmental laws impose liability for releases of asbestos into the air, and govern the responsibility for the removal, encapsulation or disturbance of asbestos-containing materials when the asbestos-containing materials are in poor condition or when a property with asbestos-containing materials undergoes renovation or demolition. Certain laws impose liability for lead-based paint, lead in drinking water, elevated radon gas inside buildings and releases of polychlorinated biphenyl compounds. Third parties may also seek recovery from owners or operators of real property for personal injury or property damage associated with exposure to asbestos, lead, radon, polychlorinated biphenyl compounds and any other contaminants.

     As described in this prospectus supplement under "Description of the Underlying Mortgage Loans--Underwriting Matters--Environmental Assessments," a third-party environmental consultant conducted some form of environmental investigation with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund. In the case of 173 mortgaged real properties, securing 99.1% of the initial mortgage pool balance, that environment investigation was conducted during the 17-month period ending on June 1, 2001. In the case of four mortgaged real properties, securing 0.9% of the initial mortgage pool balance, that environmental investigation was conducted during the 38-month period ending on June 1, 2001. In the case of 146 mortgaged real properties, securing 96.8% of the initial mortgage pool balance, that environmental investigation included a Phase I environmental site assessment or an update of a previously conducted assessment. In the case of three mortgaged real properties, securing 0.2% of the initial mortgage pool balance, the environmental investigation included a transaction screen. In the case of 28 mortgaged real properties, securing 3.0% of the initial mortgage pool balance and covered by environmental insurance, that environmental investigation was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property.

     In many cases, the environmental investigation described above identified the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents generally required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials and lead-based paint, an abatement or removal program. In a few cases, the particular asbestos-containing materials or lead-based paint was in need of repair or other remediation. This could result in a claim for damages by any party injured by that condition.

     In several cases, the environmental testing for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties.

     In the case of the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Harbor Gateway - Francisco Business Center Building B, the mortgaged real property's groundwater has been impacted by Trichloroethylene (TCE), which the environmental consultant reported as having migrated onto the mortgaged real property from an off-site source. The mortgaged real property and the related borrower have not been identified as the responsible party for the contamination.

     If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the trust fund, then:

     o an environmental consultant investigated those conditions and recommended no further investigations or remediation;

     o an operation and maintenance plan was required or an escrow reserve was established to cover the estimated costs of obtaining that plan;

     o when soil or groundwater contamination was suspected or identified, either--

          1. those conditions were remediated or abated prior to the closing date,

          2. a letter was obtained from the applicable regulatory authority stating that no further action was required, or

          3. an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, or an indemnity from the responsible party was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation, which in some cases has been estimated to be in excess of $50,000;

     o in those cases in which an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party has been identified under applicable law, and either--

          1. that condition is not known to have affected the mortgaged real property,

          2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, or provided an indemnity or guaranty to the borrower, or

          3.   an environmental insurance policy was obtained; or

     o in those cases involving mortgage loans with an original principal balance of less than $1,000,000, the borrower acknowledged in the related mortgage loan documents the existence of that factor and expressly agreed to comply with all federal, state and local statutes or regulations respecting the factor.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust fund, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

     Furthermore, any particular environmental testing may not have covered all potential adverse conditions. For example, testing for lead-based paint, lead in water and radon was done only if the use, age and condition of the subject property warranted that testing.

     There can be no assurance that--

     o the environmental testing referred to above identified all material adverse environmental conditions and circumstances at the subject properties,

     o the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take,

     o any of the environmental escrows established with respect to any of the mortgage loans that we intend to include in the trust fund will be sufficient to cover the recommended remediation or other action, or

     o an environmental insurance policy will cover all or part of a claim asserted against it because such policies are subject to various deductibles, terms, exclusions, conditions and limitations, and have not been extensively interpreted by the courts.

     In the case of 28 mortgaged real properties, securing 3.0% of the initial mortgage pool balance, the environmental investigation which was conducted in connection with the origination of the related underlying mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to those 28 mortgaged real properties was based upon the delivery of a secured creditor impaired property policy covering specific environmental matters with respect to the particular property. Those 28 mortgaged real properties are covered by a blanket secured creditor impaired property policy. However, the policy has coverage limits. In addition, the policy does not provide coverage for adverse environmental conditions at levels below legal limits and typically does not provide coverage for conditions involving asbestos and lead-based paint.

     In some cases, the originator of the related mortgage loan--

     o agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

     o required a secured creditor impaired property policy because of a specific environmental issue with respect to the particular mortgaged real property.

     See "Description of the Underlying Mortgage Loans--Underwriting Matters--Environmental Insurance" in this prospectus supplement.

     Appraisals and Market Studies May Inaccurately Reflect the Value of the Mortgaged Real Properties. In connection with the origination of each of the mortgage loans that we intend to include in the trust fund, the related mortgaged real property was appraised by an independent appraiser.

     Appraisals are not guarantees, and may not be fully indicative, of present or future value because:

     o they represent the analysis and opinion of the appraiser at the time the appraisal is conducted;

     o there can be no assurance that another appraiser would not have arrived at a different valuation, even if the appraiser used the same general approach to, and the same method of, appraising the mortgaged real property; and

     o appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and therefore, could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale.

     Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties. In the case of many of the mortgage loans that we intend to include in the trust fund, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged real properties because:

     o a substantial number of those mortgaged real properties are managed by property managers affiliated with the respective borrowers;

     o the property managers also may manage additional properties, including properties that may compete with those mortgaged real properties; and

     o affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged real properties.

     The Master Servicer and the Special Servicer May Experience Conflicts of Interest. The master servicer and the special servicer will service loans other than those included in the trust fund in the ordinary course of their businesses. These other loans may be similar to the mortgage loans in the trust fund. The mortgaged real properties securing these other loans may--

     o be in the same markets as mortgaged real properties securing mortgage loans in the trust fund, and/or

     o have owners, obligors and/or property managers in common with mortgaged real properties securing mortgage loans in the trust fund.

     In these cases, the interests of the master servicer or the special servicer, as applicable, and their other clients may differ from and compete with the interests of the trust fund and these activities may adversely affect the amount and timing of collections on the mortgage loans in the trust fund. Under the series 2001-CK3 pooling and servicing agreement, the master servicer and the special servicer are each required to service the mortgage loans in the trust fund for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it for its own portfolio or the portfolios of third parties.

     Encumbered Leasehold Interests Are Subject to Terms of the Ground Lease and Are Therefore Riskier than Encumbered Fee Estates as Collateral. Nine of the mortgage loans that we intend to include in the trust fund, representing 19.4% of the initial mortgage pool balance, are secured in whole or in material part by leasehold interests with respect to which the related owner of the fee estate has not mortgaged the corresponding fee estate as security for the related mortgage loan. For the purposes of this prospectus supplement, when the ground lessee and ground lessor are both parties to the related mortgage instrument, the interest in the related mortgaged real property has been categorized as a fee simple estate.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to continue or terminate the ground lease. Pursuant to section 365(h) of the federal bankruptcy code, a ground lessee whose ground lease is terminated by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term of the ground lease, including any renewals, but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the ground lease could be terminated.

     Because of the possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

     One mortgage loan, representing 0.2% of the initial mortgage pool balance and as to which the related mortgaged real property is identified on Exhibit A-1 to this prospectus supplement as Nutmeg Place Building, is secured by the related borrower's leasehold interest in that property. While a lien on the related fee interest is superior to the borrower's leasehold interest in the mortgaged real property, the holder of the superior mortgage lien has agreed in writing not to disturb the borrower's leasehold interest. In addition, a title endorsement was issued on the date the mortgage loan was originated insuring against any loss or damage sustained by reason of any lack of priority of the ground lease over the superior mortgage lien.

     One mortgage loan, representing 4.3% of the initial mortgage pool balance and as to which the related mortgaged real property is identified on Exhibit A-1 to this prospectus supplement as Almaden Plaza, is secured by the related borrower's fee interest in a portion of that property and the related borrower's leasehold interest in the remaining portion of that property. We are aware of at least two ongoing disputes between the borrower and the fee owners under the related ground lease. One of those disputes involves the calculation of percentage rent for the leased premises. It is our understanding, however, that the fee owners and the borrower have agreed to mediate this dispute. The other dispute involves the fee owners' contention that the borrower improperly granted certain rights of way to various governmental agencies with respect to the leased premises. It is our understanding that this dispute has been ongoing for several years and that no default has been declared under the related ground lease as a result. With respect to this latter dispute, reserve funds have been taken by the lender to be applied to cure any declared default.

     Two mortgage loans, collectively representing 2.0% of the initial mortgage pool balance and as to which the related mortgaged real properties are identified on Exhibit A-1 to this prospectus supplement as the Kennestone Physicians Center and Baptist North Physicians Center, respectively, are each secured by the related borrower's leasehold interest in the entire property. In each such case, the related ground lease provides that following an event of default the lessor may initiate a buyout procedure under which the leased land and the ground lease improvements are to be appraised and the lessor may elect to either purchase the ground lease improvements from the lessee or sell the leased land to the lessee. If the lessor elects to purchase the improvements and the fair market value of those improvements is less than the amount necessary to satisfy the subject pooled mortgage loan, the trust fund could incur a loss.

     One mortgage loan, representing 1.0% of the initial mortgage pool balance and as to which the related mortgaged real property is identified on Exhibit A-1 to this prospectus supplement as 222 Bloomingdale Road, is secured solely by the related borrower's leasehold interest in that property. That mortgage loan has a maturity date of October 11, 2030 and an anticipated repayment date of December 11, 2010. The current term of the subject ground lease expires on December 31, 2023, although there are three renewal options of 20 years each.

     Changes in Zoning Laws May Affect Ability to Repair or Restore a Mortgaged Real Property. Due to changes in applicable building and zoning ordinances and codes affecting several of the mortgaged real properties that are to secure the underlying mortgage loans, which changes occurred after the construction of the improvements on these properties, these mortgaged real properties may not comply fully with current zoning laws because of:

     o    density;

     o    use;

     o    parking;

     o    set-back requirements; or

     o    other building related conditions.

     These changes will not interfere with the current use of the mortgaged real property. However, these changes may limit the ability of the related borrower to rebuild the premises "as is" in the event of a substantial casualty loss which may adversely affect the ability of the borrower to meet its mortgage loan obligations from cash flow. Generally, all of the pooled mortgage loans secured by mortgaged real properties which no longer conform to current zoning ordinances and codes will require, or permit the lender in its reasonable discretion to require, the borrower to maintain "law and ordinance" coverage which will insure the increased cost of construction to comply with current zoning ordinances and codes. Insurance proceeds may not be sufficient to pay off the mortgage loan in full. In addition, if the mortgaged real property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before repair or restoration.

     Lending on Income-Producing Properties Entails Risks Related to Property Condition. Except in the case of three mortgaged real properties, securing 0.5% of the initial mortgage pool balance, all of the mortgaged real properties were inspected by licensed engineers. One hundred seventy-two of those inspected mortgaged real properties, securing 98.9% of the initial mortgage pool balance, were inspected by licensed engineers during the 17-month period preceding June 1, 2001. Two of those inspected mortgaged real properties, securing 0.6% of the initial mortgage pool balance, were inspected by a licensed engineer during the 38-month period preceding June 1, 2001. The scope of those inspections included an assessment of--

     o the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     o the general condition of the site, buildings and other improvements located at each property.

At 17 of those properties, the inspections identified conditions requiring escrows to be established for repairs or replacements estimated to cost in excess of $100,000. In all of these cases, the originator required the related borrower to fund reserves, or deliver letters of credit or other instruments, to cover these costs. While the aforementioned escrows were based on recommendations in an engineering report, there can be no assurance that the reserves or letters of credit or other instruments will be sufficient to cover the repairs or replacements. Additionally, there can be no assurance that all conditions requiring repair or replacement have been identified in these inspections.

     Compliance with Americans with Disabilities Act May Result in Additional Costs to Borrowers. Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent a mortgaged real property does not comply with the Americans with Disabilities Act of 1990, the related borrower may be required to incur costs to comply with this law. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

     Certain Loans May Require Principal Paydowns which May Reduce the Yield on Your Offered Certificates. Some of the mortgage loans that we intend to include in the trust fund may require the related borrower to make, or permit the lender to apply reserve funds to make, partial prepayments if certain conditions, such as meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment may need to be made even though the mortgage loan is in its lock-out period. See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans Which May Require Principal Paydowns."

     Prior Bankruptcies May Reflect Future Performance. We are aware that in the case of five mortgage loans that we intend to include in the trust fund, representing 5.0% of the initial mortgage pool balance, the related borrower, or a principal in the related borrower, or a guarantor has been a debtor in prior bankruptcy proceedings within the 10-year period preceding June 1, 2001.

     Litigation May Adversely Affect Property Performance. There may be pending or, from time to time, threatened legal proceedings against the borrowers under the pooled mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

     One Action Rules May Limit Remedies. Several states, including California, have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that are secured by mortgaged real properties located where the rule could be applicable. In the case of either a cross-collateralized mortgage loan or a multi-property loan that is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where the "one action" rules apply, and where non-judicial foreclosure is permitted, before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

RISKS RELATED TO THE OFFERED CERTIFICATES

     The Trust Fund's Assets May Be Insufficient to Allow for Repayment in Full on Your Certificates. If the assets of the trust fund are insufficient to make distributions on the offered certificates, no other assets will be available for distribution of the deficiency. The offered certificates will represent interests in the trust fund only and will not be obligations of or represent interests in us, any of our affiliates or any other person or entity. The offered certificates have not been guaranteed or insured by any governmental agency or instrumentality or by any other person or entity.

     The Class B, C and D Certificates are Subordinate to, and Are Therefore Riskier than, the Class A-1, A-2, A-3 and A-4 Certificates. If you purchase class B, C or D certificates, then your offered certificates will provide credit support to other classes of offered certificates. As a result, you will receive distributions after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of offered certificates.

     When making an investment decision, you should consider, among other things--

     o the distribution priorities of the respective classes of the series 2001-CK3 certificates,

     o the order in which the principal balances of the respective classes of the series 2001-CK3 certificates with principal balances will be reduced in connection with losses and default-related shortfalls, and

     o    the characteristics and quality of the underlying mortgage loans.

     The Offered Certificates Have Uncertain Yields to Maturity. The yield on your offered certificates will depend on, among other things--

     o    the price you paid for your offered certificates, and

     o the rate, timing and amount of distributions on your offered certificates.

     The rate, timing and amount of distributions on your offered certificates will depend on--

     o the pass-through rate for, and the other payment terms of, your offered certificates,

     o the rate and timing of payments and other collections of principal on the underlying mortgage loans,

     o the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans,

     o the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for distribution on the series 2001-CK3 certificates, and

     o    servicing decisions with respect to the underlying mortgage loans.

     These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

     If you purchase your offered certificates at a premium, and if payments and other collections of principal on the underlying mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the underlying mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

     The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the underlying mortgage loans with higher mortgage interest rates pay principal faster than the mortgage loans with lower mortgage interest rates. This is because those classes bear interest at pass-through rates equal to, based upon or limited by, as applicable, a weighted average of net interest rates derived from the mortgage loans in the trust fund.

     Generally speaking, a borrower is less likely to prepay if prevailing interest rates are at or above the interest rate borne by its mortgage loan. On the other hand, a borrower is more likely to prepay if prevailing rates fall significantly below the interest rate borne by its mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower yield maintenance charges. Neither the master servicer nor the special servicer will be required to advance any yield maintenance charges.

     Delinquencies on the underlying mortgage loans, if the delinquent amounts are not advanced, may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Even if losses on the underlying mortgage loans are not allocated to a particular class of offered certificates, the losses may affect the weighted average life and yield to maturity of that class of offered certificates. Losses on the underlying mortgage loans, even if not allocated to a class of offered certificates, may result in a higher percentage ownership interest evidenced by those offered certificates in the remaining underlying mortgage loans than would otherwise have resulted absent the loss. The consequent effect on the weighted average life and yield to maturity of the offered certificates will depend upon the characteristics of the remaining mortgage loans in the trust fund.

     Provisions requiring prepayment consideration may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a yield maintenance charge will be enforceable or, if enforceable, that the foreclosure proceeds will be sufficient to pay the yield maintenance charge in connection with an involuntary prepayment. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the series 2001-CK3 certificateholders as, a prepayment, there can be no assurance that a court would not interpret these provisions as requiring a yield maintenance charge which may be unenforceable or usurious under applicable law.

     The Right of the Master Servicer, the Special Servicer and the Trustee to Receive Interest on Advances May Result in Additional Losses to the Trust Fund. The master servicer, the special servicer and the trustee will each be entitled to receive interest on unreimbursed advances made by it. This interest will generally accrue from the date on which the related advance is made through the date of reimbursement. The right to receive these distributions of interest is senior to the rights of holders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of this interest.

     If the Master Servicer or the Special Servicer Purchases Series 2001-CK3 Certificates, a Conflict of Interest Could Arise between Their Duties and Their Interests in the Series 2001-CK3 Certificates. The master servicer or the special servicer or an affiliate thereof may purchase any class of series 2001-CK3 certificates. The purchase of series 2001-CK3 certificates by the master servicer or the special servicer could cause a conflict between its duties under the series 2001-CK3 pooling and servicing agreement and its interest as a holder of a series 2001-CK3 certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more classes of series 2001-CK3 certificates. However, under the series 2001-CK3 pooling and servicing agreement, the master servicer and the special servicer are each required to service the underlying mortgage loans for which it is responsible in the same manner, and with the same care, as similar mortgage loans serviced by it for their own portfolio or for the portfolios of third parties.

     The Interests of the Series 2001-CK3 Controlling Class Certificateholders May Be in Conflict with the Interests of the Offered Certificateholders. The holders of certificates representing a majority interest in the controlling class of series 2001-CK3 certificates will be entitled to appoint a representative having the rights and powers described under "The Pooling and Servicing Agreement--The Series 2001-CK3 Controlling Class Representative" and "--Replacement of the Special Servicer" in this prospectus supplement. Among other things, the series 2001-CK3 controlling class representative may remove any special servicer, with or without cause, and appoint a successor special servicer chosen by it without the consent of the holders of any series 2001-CK3 certificates, the trustee or the master servicer, provided that, among other things, each rating agency confirms in writing that the removal and appointment, in and of itself, would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any class of series 2001-CK3 certificates. In addition, subject to the conditions discussed under "The Pooling and Servicing Agreement--The Series 2001-CK3 Controlling Class Representative", the series 2001-CK3 controlling class representative can direct various servicing actions by the special servicer and, for any non-specially serviced pooled mortgage loan with a principal balance greater than $2.5 million (or, in the case of extensions of maturity, any non-specially serviced pooled mortgage loan regardless of the principal balance), the master servicer. You should expect that the series 2001-CK3 controlling class representative will exercise its rights and powers on behalf of the series 2001-CK3 controlling class certificateholders, and it will not be liable to any other class of series 2001-CK3 certificateholders for doing so.

     In the absence of significant losses on the underlying mortgage loans, the series 2001-CK3 controlling class will be a non-offered class of series 2001-CK3 certificates. The series 2001-CK3 controlling class certificateholders are therefore likely to have interests that conflict with those of the holders of the offered certificates.

     Book-Entry Registration of the Offered Certificates May Require You To Exercise Your Rights Through The Depository Trust Company. Each class of offered certificates initially will be represented by one or more certificates registered in the name of Cede & Co., as the nominee for The Depository Trust Company, and will not be registered in the names of the related beneficial owners of those certificates or their nominees. As a result, unless and until definitive certificates are issued, beneficial owners of offered certificates will not be recognized as "certificateholders" for certain purposes. Therefore, until you are recognized as a "certificateholder," you will be able to exercise the rights of holders of certificates only indirectly through The Depository Trust Company and its participating organizations. See "Description of the Offered Certificates--Registration and Denominations".

     As a beneficial owner holding an offered certificate through the book-entry system, you will be entitled to receive the reports described under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" and notices only through the facilities of The Depository Trust Company and its respective participants or from the trustee, if you have certified to the trustee that you are a beneficial owner of offered certificates using the form annexed to the series 2001-CK3 pooling and servicing agreement. Upon presentation of evidence satisfactory to the trustee of your beneficial ownership interest in the offered certificates, you will be entitled to receive, upon request in writing, copies of monthly reports to certificateholders from the trustee.

     You May Be Bound by the Actions of Other Series 2001-CK3 Certificateholders. In some circumstances, the consent or approval of the holders of a specified percentage of the series 2001-CK3 certificates will be required to direct, consent to or approve certain actions, including amending the series 2001-CK3 pooling and servicing agreement. In these cases, this consent or approval will be sufficient to bind all holders of series 2001-CK3 certificates.

     Lack of a Secondary Market for the Offered Certificates May Make It Difficult for You to Resell Your Offered Certificates. There currently is no secondary market for the offered certificates. Although the underwriters have advised us that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. The offered certificates will not be listed on any securities exchange. Lack of liquidity could adversely affect the market value of the offered certificates. The market value of the offered certificates at any time may be affected by many other factors, including then prevailing interest rates, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time.

     Potential Defaults Under Certain Mortgage Loans May Affect the Timing and/or Payment on Your Offered Certificates. Any defaults that may occur under the pooled mortgage loans may result in shortfalls in the payments on these mortgage loans. Even if these defaults are non-monetary, the master servicer or special servicer may still accelerate the maturity of the related mortgage loan which could result in an acceleration of payments to the series 2001-CK3 certificateholders.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement. A capitalized term used throughout this prospectus supplement will have the meaning assigned to it in the "Glossary" to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus includes the words "expects", "intends", "anticipates", "estimates", and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                  DESCRIPTION OF THE UNDERLYING MORTGAGE LOANS

GENERAL

     We intend to include the 169 mortgage loans identified on Exhibit A-1 to this prospectus supplement in the trust fund. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $1,126,966,710. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

     The initial mortgage pool balance will equal the total cut-off date principal balance of all the pooled mortgage loans. The cut-off date principal balance of any mortgage loan included in the trust fund is equal to its unpaid principal balance as of its due date in June 2001, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust fund is shown on Exhibit A-1 to this prospectus supplement. Those cut-off date principal balances range from $433,281 to $105,000,000 and the average of those cut-off date principal balances is $6,668,442.

     Each of the mortgage loans that we intend to include in the trust fund is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by one or more promissory notes and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the ownership and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

     You should consider each of the pooled mortgage loans to be a non-recourse obligation of the related borrower. You should assume that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. Even in those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the pooled mortgage loans will be insured or guaranteed by any governmental entity or by any other person.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust fund. When reviewing this information, please note that--

     o All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

     o All weighted average information provided with respect to the mortgage loans or any sub-group of mortgage loans reflects a weighting by their respective cut-off date principal balances.

     o In presenting the cut-off date principal balances of the mortgage loans, we have assumed that--

          1. all scheduled payments of principal and/or interest due on the mortgage loans on or before their respective due dates in June 2001, are timely made, and

          2. there are no prepayments or other unscheduled collections of principal with respect to any of the mortgage loans during the period from its due date in May 2001 up to and including its due date in June 2001.

     o All information presented in this prospectus supplement, including loan-to-value ratios, debt service coverage ratios and cut-off date principal balances, with respect to the two Rite Aid Mortgage Loans is calculated without regard to the Rite Aid Companion Loans. Each Rite Aid Companion Loan is a separate loan secured by the same mortgage instrument encumbering the same mortgaged real property as secures the related Rite Aid Mortgage Loan.

     o When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans.

     o If a mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust fund, we have presented the information regarding those mortgage loans as if each of them was secured only by a mortgage lien on the corresponding mortgaged real property identified on Exhibit A-1 to this prospectus supplement. One exception is that each and every mortgage loan in any particular group of cross-collateralized and cross-defaulted mortgage loans is treated as having the same loan-to-value ratio and the same debt service coverage ratio. None of the mortgage loans that we intend to include in the trust fund is cross-collateralized with any loan outside of the trust fund.

     o In some cases, multiple mortgaged real properties secure a single mortgage loan. For purposes of providing property-specific information, we have allocated that mortgage loan among those properties based upon--

          1.   relative appraised values,

          2.   relative underwritten net cashflow, or

          3.   prior allocations reflected in the related loan documents.

     o If multiple parcels of real property secure a single mortgage loan and the operation or management of those parcels so warrant, we treat those parcels as a single real property.

     o Whenever we refer to a particular mortgaged real property by name, we mean the property identified by that name on Exhibit A-1 to this prospectus supplement.

     o Statistical information regarding the mortgage loans that we intend to include in the trust fund may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

     The mortgage pool will include four mortgage loans that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize recording tax. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans in the trust fund.

     The table below identifies the sole group of cross-collateralized mortgage loans that we intend to include in the trust fund.

                                                                            NUMBER OF
                                                                           STATES WHERE         % OF INITIAL
                                                                          THE PROPERTIES          MORTGAGE
                            PROPERTY/PORTFOLIO NAMES                       ARE LOCATED          POOL BALANCE
           -------------------------------------------------------------  --------------        ------------
           1.  Turfway Corporate Center                                         2                   0.6%
               Meijer Drive Industrial Center

     The two cross-collateralized mortgage loans that we intend to include in the trust fund entitle the related borrowers, on a one-time basis, to substitute a comparable real property for either mortgaged real property currently subject to the related mortgage instruments, provided that--

     o the proposed substitution will not result in a qualification, reduction or withdrawal of any rating initially assigned to the series 2001-CK3 certificates, and

     o the borrower satisfies certain other conditions set forth in the related loan documents.

In addition, the two cross-collateralized mortgage loans that we intend to include in the trust fund entitle the related borrowers to defease one of those mortgage loans without defeasing the other.

     The table below identifies each group of mortgaged real properties that secure an individual multi-property mortgage loan.

                                                                            NUMBER OF
                                                                          STATES WHERE          % OF INITIAL
                                                                          THE PROPERTIES           MORTGAGE
                            PROPERTY/PORTFOLIO NAMES                       ARE LOCATED          POOL BALANCE
           -------------------------------------------------------------  --------------        ------------
           1.  Alliance GT 5 Portfolio Loan (Ashton Park, Southpoint,
                 Palm Grove, Harbour Town)                                      3                   3.7%

           2.  Alliance GT 6 Portfolio Loan (Westwinds, Hunter's
                  Chase, The Park, Country Walk, Twin Rivers, Oakdale
                  Villas)                                                       5                   3.1%


     Each of the two individual multi-property mortgage loans that we intend to include in the trust fund entitles the related borrower to a release of one or more of the corresponding mortgaged real properties through partial defeasance of the subject loan in an amount equal to 125% of the allocated loan amount for the property or properties to be released. See "--Certain Terms and Conditions of the Underlying Mortgage Loans--Defeasance Loans" below.

     The table below shows each group of mortgaged real properties that--

     o    have the same or affiliated borrowers, and

     o except as described in the footnotes to the table, secure two or more non-cross-collateralized mortgage loans or groups of mortgage loans with a total cut-off date principal balance equal to at least 1.0% of the initial mortgage pool balance.

                                                                                  NUMBER OF
                                                                                 STATES WHERE            % OF INITIAL
                                                                                THE PROPERTIES             MORTGAGE
                         PROPERTY/PORTFOLIO NAMES                                ARE LOCATED             POOL BALANCE
  ----------------------------------------------------------------------------  --------------           ------------
  1.  Alliance GT 5 Portfolio Loan, Alliance GT 6 Portfolio Loan                      7                      6.8%

  2.  Pirates Landing Apartments, Greenbriar Park Apartments,
       Whisperwood Apartments, River Gardens Apartments                               3                      3.0%

  3.  Clover Point Village, Northampton Village I, Squire Apartments -
       Richmond, South Slope Apartments                                               1                      2.9%

  4.  Kennestone Physicians Center, Baptist North Physicians Center,
       Cartersville Physicians Center                                                 1                      2.8%


CERTAIN TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

     Due Dates. Subject, in some cases, to a next business day convention, the dates on which monthly installments of principal and interest will be due on the underlying mortgage loans are as follows:

                                                                                   % OF INITIAL
                                                       NUMBER OF                     MORTGAGE
                          DUE DATE                  MORTGAGE LOANS                 POOL BALANCE
                          --------                  --------------                 ------------
                             1st                          83                          40.5%
                            11th                          86                          59.5%

     Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust fund bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD Loans" below, each of the ARD Loans will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage interest rate prior to that date.

     The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust fund is shown on Exhibit A-1 to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from 6.6300% per annum to 9.1200% per annum, and the weighted average of those mortgage interest rates was 7.5503% per annum.

     Except for ARD Loans that remain outstanding past their respective anticipated repayment dates, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

     One hundred sixty-five of the mortgage loans that we intend to include in the trust fund, representing 99.0% of the initial mortgage pool balance, accrue interest on an Actual/360 Basis. Four of the mortgage loans that we intend to include in the trust fund, representing 1.0% of the initial mortgage pool balance, accrue interest on a 30/360 Basis.

     Balloon Loans. One hundred forty-three of the mortgage loans that we intend to include in the trust fund, representing 73.1% of the initial mortgage pool balance, are characterized by--

     o an amortization schedule that is significantly longer than the actual term of the mortgage loan or no amortization prior to the stated maturity of the mortgage loan, and

     o in either case, a substantial payment being due with respect to the mortgage loan on its stated maturity date.

     ARD Loans. Twenty-one of the mortgage loans that we intend to include in the trust fund, representing 26.0% of the initial mortgage pool balance, are characterized by the following features:

     o    A maturity date that is generally 30 years following origination.

     o The designation of an anticipated repayment date that is generally five to 10 years following origination. The anticipated repayment date for each of the ARD Loans is listed on Exhibit A-1 to this prospectus supplement.

     o The ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a yield maintenance charge, at any time on or after a date that is generally three to six months prior to the related anticipated repayment date.

     o Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

     o From and after its anticipated repayment date, the accrual of interest at a revised annual rate that is equal to--

          1. in the case of 10 ARD Loans, representing 21.6% of the initial mortgage pool balance, two percentage points over its initial mortgage interest rate, and

          2. in the case of 11 ARD Loans, representing 4.4% of the initial mortgage pool balance, the greater of--

               (x) two percentage points over the initial mortgage interest rate, and

               (y) two percentage points over the value of a particular U.S. Treasury or other benchmark floating rate at or about the related anticipated repayment date.

     o The deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This Post-ARD Additional Interest may, in some cases, compound at the new revised mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full.

     o From and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

     In the case of each of the ARD Loans that we intend to include in the trust fund, the related borrower has agreed to enter into a cash management agreement not less than six months prior to the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

     Fully Amortizing Loans. Five mortgage loans that we intend to include in the trust fund, representing 0.9% of the initial mortgage pool balance, are each characterized by:

     o a payment schedule that provides for the payment of the subject mortgage loan in full or substantially in full by its maturity date, but

     o none of the incentives to repayment on a date prior to maturity associated with an ARD Loan.

     Additional Amortization Considerations. Seven mortgage loans, representing 12.8% of the initial mortgage pool balance, provide for an initial interest only period of between 23 and 60 months.

     Some of the pooled mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

     Prepayment Provisions. As of origination:

     o one hundred forty-eight of the mortgage loans that we intend to include in the trust fund, representing 93.6% of the initial mortgage pool balance, provided for--

          1. a prepayment lock-out period and/or a defeasance period, during which voluntary principal prepayments are prohibited although, for a portion of that period, beginning no sooner than the second anniversary of the date of initial issuance of the offered certificates, the mortgage loan may be defeased, followed by

          2. except for three such mortgage loans, an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration;

     o three of the mortgage loans that we intend to include in the trust fund, representing 1.2% of the initial mortgage pool balance, provided for--

          1. a yield maintenance period during which voluntary principal prepayments must be accompanied by a yield maintenance charge, followed by

          2. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration; and

     o eighteen of the mortgage loans that we intend to include in the trust fund, representing 5.2% of the initial mortgage pool balance, provided for--

          1. a prepayment lock-out period, during which voluntary principal prepayments are prohibited, but no defeasance is permitted, followed by

          2. a yield maintenance period during which voluntary principal prepayments must be accompanied by a yield maintenance charge, followed by

          3. an open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration.

     The open prepayment period for any pooled mortgage loan will generally begin one to 12 months prior to stated maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date.

     Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below.

     The prepayment terms of the mortgage loans that we intend to include in the trust fund are more particularly described in Exhibit A-2 to this prospectus supplement.

     For the purposes of this prospectus supplement and the statistical information presented in this prospectus supplement --

     o the entire principal balance of each Additional Collateral Loan is deemed to be subject to a prepayment lock-out period for the related remaining prepayment lock-out period set forth on Exhibit A-1 hereto, notwithstanding that required prepayments could occur under that Additional Collateral Loan during that prepayment lock-out period, and

     o it is assumed that each ARD Loan prepays on the related anticipated repayment date, notwithstanding the fact that prepayments could occur under such ARD Loans prior to that anticipated repayment date and that, in either case, such prepayments would not be accompanied by payment of a yield maintenance charge.

     Prepayment Lock-Out Periods. One hundred sixty-six of the mortgage loans that we intend to include in the trust fund, representing 98.7% of the initial mortgage pool balance, provide for prepayment lock-out periods as of their respective due dates in June 2001. With respect to those mortgage loans, and taking into account periods during which defeasance can occur so long as the mortgage loan cannot be voluntarily prepaid:

     o the maximum remaining prepayment lock-out/defeasance period as of the related due date in June 2001 is 173 months;

     o the minimum remaining prepayment lock-out/defeasance period as of the related due date in June 2001 is 27 months; and

     o the weighted average remaining prepayment lock-out/defeasance period as of the related due dates in June 2001 is 104 months.

     Notwithstanding otherwise applicable prepayment lock-out periods, partial prepayments of the Additional Collateral Loans will be required under the circumstances described under "--Mortgage Loans Which May Require Principal Paydowns" below.

     Yield Maintenance Periods. Twenty-one of the mortgage loans that we intend to include in the trust fund, representing 6.4% of the initial mortgage pool balance, provide for a yield maintenance period during some portion of their respective loan terms and, in some cases, following an initial prepayment lock-out and/or defeasance period. The relevant yield maintenance charge will generally consist of the following:

     o In the case of seven of those mortgage loans, representing 2.6% of the initial mortgage pool balance, all of which were originated or acquired by KeyBank and two of which are the KeyBank Small Balance Loans secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Sunnymead Mini-Storage and East Lakeside Avenue Apartments, respectively, an amount equal to the greater of (1) either a specified dollar amount or a specified percentage of the prepaid amount, and (2) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest on the portion of the mortgage loan being prepaid, including any balloon payment or, in the case of an ARD Loan, the principal balance scheduled to be due on the related anticipated repayment date, determined by discounting those payments at the relevant discount rate, less the amount being prepaid. For purposes of the foregoing, the relevant discount rate will be the rate that, when compounded monthly, is equivalent to the relevant U.S. Treasury rate plus any applicable spread, when compounded semi-annually. Also for purposes of the foregoing, the relevant U.S. Treasury rate will be the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury constant maturities with maturity dates, one longer and one shorter, most nearly approximating the related maturity date or, in the case of an ARD Loan, the related anticipated repayment date. If Release H.15 is no longer published, the lender shall select a comparable publication to determine the Treasury rate.

     o In the case of seven of those mortgage loans, representing 0.6% of the initial mortgage pool balance and consisting of seven of the nine KeyBank Small Balance Loans, an amount equal to the greater of (1) a specified percentage of the principal balance of the mortgage loan being prepaid, and (2) the product of (a) the ratio of the amount of the principal balance of the mortgage loan being prepaid over the outstanding principal balance of that mortgage loan on the prepayment date, after subtracting the scheduled principal payment on the prepayment date, multiplied by (b) the present value as of the prepayment date of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date, including any balloon payment, or in the case of an ARD Loan, through the related anticipated repayment date, including the principal balance scheduled to be due on the related anticipated repayment date, determined by discounting those payments at the relevant discount rate, less the amount of the outstanding principal balance of the mortgage loan on the prepayment date, after subtracting the scheduled principal payment on the prepayment date. For purposes of the foregoing, the relevant discount rate will be the rate that, when compounded monthly, is equivalent to the relevant U.S. Treasury rate plus any applicable spread, when compounded semi-annually. Also for purposes of the foregoing, the relevant U.S. Treasury rate will be the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rate under the heading U.S. Government Securities/Treasury Constant Maturities of U.S. Treasury constant maturities with maturity dates, one longer and one shorter, most nearly approximating the maturity date or, the case of an ARD Loan, the related anticipated repayment date. If Release H.15 is no longer published, the lender shall select a comparable publication to determine the Treasury rate.

     o In the case of four of those mortgage loans, representing 2.6% of the initial mortgage pool balance, all of which were originated or acquired by Column, an amount equal to the greater of (1) 1% of the principal amount being prepaid and (2) the positive excess of (a) the present value, as of the prepayment date, of all future installments of principal and interest due under the related promissory note, including the principal amount due at maturity, discounted at an interest rate per annum equal to the Treasury Constant Maturity Yield Index published during the second full week preceding the date on which the yield maintenance charge is payable for instruments having a maturity coterminous with the remaining term of the related promissory note plus any applicable spread over (b) the principal amount of the related mortgage note outstanding immediately before the prepayment. For purposes of the foregoing, "Treasury Constant Maturity Yield Index" means the average yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15
          (519). If there is no Treasury Constant Maturity Yield Index for instruments having a maturity coterminous with the remaining term of the related promissory note, then the index will equal the weighted average yield to maturity of the Treasury Constant Maturity Yield Indices with maturities next longer and shorter than the remaining average life to maturity, calculated by averaging, and rounding upward to the nearest whole multiple of 1/100 of 1% per annum, if the average is not such a multiple, the yields of the relevant Treasury Constant Maturity Yield Indices, rounded, if necessary, to the nearest 1/100 of 1% with any figure of 1/200 of 1% or above rounded upward.

     o In the case of two of those mortgage loans, representing 0.3% of the initial mortgage pool balance, both of which were originated or acquired by First Union and are identified on Exhibit A-1 to this prospectus supplement as Timberleaf Estates and Richmond Green Apartments, respectively, (A) an amount equal to the greater of (1) 1% of the principal amount being prepaid or (2) the positive excess of
          (a) the present value, as of the date of prepayment, of all future installments of principal and interest due under the related promissory note, including the principal amount due at maturity, discounted at an interest rate per annum equal to the Treasury Constant Maturity Yield Index published during the second full week preceding the date on which the yield maintenance charge is payable for instruments having a maturity coterminous with the remaining term of the related promissory note plus any applicable spread over (b) the principal amount of the related mortgage note outstanding immediately before the prepayment, plus (B) an additional 1% of the principal amount being prepaid. For purposes of the foregoing, "Treasury Constant Maturity Yield Index" means the average yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519). If there is no Treasury Constant Maturity Yield Index for instruments having a maturity coterminous with the remaining term of the related mortgage note, then the index will equal the weighted average yield to maturity of the Treasury Constant Maturity Yield Indices with maturities next longer and shorter than the remaining average life to maturity, calculated by averaging, and rounding upward to the nearest whole multiple of 1/100 of 1% per annum, if the average is not such a multiple, the yields of the relevant Treasury Constant Maturity Yield Indices, rounded, if necessary, to the nearest 1/100 of 1% with any figure of 1/200 of 1% or above rounded upward.

     o In the case of one of those mortgage loans, representing 0.3% of the initial mortgage pool balance, which was originated or acquired by First Union and is identified on Exhibit A-1 to this prospectus supplement as Rain Forest Apartments, an amount equal to the greater of (1) 1% of the principal amount being prepaid and (2) the present value of a series of payments each equal to the payment differential and payable on each payment date over the remaining original term of this mortgage loan and on the related maturity date, discounted at the reinvestment yield for the number of months remaining as of the date of such prepayment to each of those payment dates and the related maturity date. For purposes of the foregoing, the payment differential will equal (1) the mortgage interest rate less the reinvestment yield, divided by (2) 12, and multiplied by (3) the principal sum outstanding under the mortgage loan after application of the constant monthly payment due on the date of the prepayment, except that the payment differential will in no event be less than zero. Also for purposes of the foregoing, the reinvestment yield will equal the yield on the U.S. Treasury issue, primary issue, plus any applicable spread, with a maturity date closest to the related maturity date of the mortgage loan, with such yield being based on the bid price for that issue as published in The Wall Street Journal on the date that is 14 days prior to the date of the prepayment set forth in the notice of prepayment, or if that bid price is not published on that date, the next preceding date on which that bid price is so published, and converted to a monthly compounded nominal yield.

     Unless a mortgage loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related mortgaged real property is considerably higher than the current outstanding principal balance of that mortgage loan, due to an increase in the value of the mortgaged real property or otherwise, the yield maintenance charge may, even in a relatively low interest rate environment, offset entirely or render insignificant any economic benefit to be received by the borrower upon a refinancing or sale of the mortgaged real property. The yield maintenance charge provision of a mortgage loan creates an economic disincentive for the borrower to prepay that mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay that mortgage loan.

     However, there can be no assurance that the imposition of a yield maintenance charge will provide a sufficient disincentive to prevent a voluntary principal prepayment. Furthermore, certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Even if a borrower does elect to pay a yield maintenance charge, the series 2001-CK3 pooling and servicing agreement will provide that amounts received from borrowers will be applied to payments of principal and interest on the underlying mortgage loans being prepaid prior to being distributed as yield maintenance charges.

     The mortgage loans generally provide that in the event of an involuntary prepayment made after an event of default has occurred, a yield maintenance charge will be due. The enforceability of provisions providing for payments comparable to the yield maintenance charges upon an involuntary prepayment is unclear under the laws of a number of states. No assurance can be given that, at the time a yield maintenance charge is required to be made on any of the underlying mortgage loans in connection with an involuntary prepayment, the obligation to pay that yield maintenance charge will be enforceable under applicable state law. See "Legal Aspects of Mortgage Loans" in the accompanying prospectus.

     Neither we nor any of the mortgage loan sellers makes any representation as to the enforceability of the provision of any mortgage loan requiring the payment of a yield maintenance charge, or of the collectability of any yield maintenance charge.

     Casualty and Condemnation. In the event of a condemnation or casualty at the mortgaged real property securing any of the pooled mortgage loans, the borrower will generally be required to restore that mortgaged real property. However, the lender may under certain circumstances apply the condemnation award or insurance proceeds to the repayment of debt, which, in the case of substantially all of the underlying mortgage loans, will not require payment of any yield maintenance charge.

     Several of the mortgage loans that we intend to include in the trust fund provide that if casualty or condemnation proceeds are above a specified amount, the borrower will be permitted to supplement those proceeds with an amount sufficient to prepay the entire principal balance of the mortgage loan without yield maintenance charge. Some mortgage loans that we intend to include in the trust fund provide that, in the event of a partial prepayment resulting from the occurrence of a casualty or condemnation, the constant monthly debt service payment may be reduced based on the remaining amortization period, the mortgage interest rate and the outstanding principal balance.

     Mortgage Loans Which May Require Principal Paydowns. Seven mortgage loans, representing 6.7% of the initial mortgage pool balance, are Additional Collateral Loans and are additionally secured by cash reserves that will be released to the related borrowers upon satisfaction by the borrower of certain leasing-related conditions including, in certain cases, achievement of certain debt service coverage ratio levels and/or satisfying leasing conditions within time periods prior to loan maturity. Failure to satisfy such conditions within the time periods specified therefor may result in the application of the related reserve amount to partially prepay the related mortgage loan.

                           ADDITIONAL COLLATERAL LOANS

                                                                                          AMOUNT OF
                                                MORTGAGE            PROPERTY              ADDITIONAL             RELEASE
             PROPERTY NAME                    LOAN SELLER             TYPE                COLLATERAL            CONDITIONS
-------------------------------------------   -----------           --------       ---------------------        ----------
316 Business Center                              Column              Office             $    320,000                (1)
Chapel Ridge                                     Column              Retail             $     64,950                (2)
Fair Oaks Office Building                        Column              Office             $    600,000                (3)
Foothill Village Shopping Center                 Column              Retail             $  1,400,000                (4)
Mesquite Plaza Shopping Center                   Column              Retail             $    175,000                (5)
Oak Park Shopping Center                         Column              Retail             $     29,500                (6)
Peninsula Marketplace                            Column              Retail        A)   $    130,455 and            (7)
                                                                                   B)   $     30,000

--------------------


(1) Delivery of (a) a fully executed lease for Building A for a minimum term of three years, (b) a tenant estoppel, and (c) evidence of payment of at least one month's rent, as well as maintenance of a rental rate of at least $10/sq. ft. The remaining balance will be released upon 90% occupancy and achieving a debt service coverage ratio of 1.30x.

(2) Satisfaction of the following conditions: (a) re-tenanting of 3,520 sq. ft of vacant space, (b) delivery of evidence that First Financial is in occupancy and paying rent, (c) delivery of a tenant estoppel from First Financial, and (d) confirmation that there is no material change to First Financial.


(3) The Sycamores has (a) taken occupancy pursuant to the terms of the lease dated February 2, 2001, (b) paid at least one month's rent, and
         (c) delivered a tenant estoppel and a subordination, non-disturbance and attornment agreement.

(4) The mortgaged real property must achieve a debt service coverage ratio of 1.25x.


(5) Satisfaction of the following conditions: (a) the execution and delivery of an approved lease to either of two vacant spaces of 1,650 sq. ft., (b) the tenant must have been in occupancy for no less than three months, and (c) the mortgaged real property, including the approved lease space, must have a minimum occupancy of 90%.


(6) Satisfaction of the following conditions: (a) the payment in full of tenant improvements allowance for Cleo's Hair Salon and Cravings, and
         (b) the construction and completion of all tenant improvements within the prescribed time period.


(7) Satisfaction of the following conditions: (a) delivery of an estoppel letter from First Team and Rubio's confirming that all tenant improvements obligations have been satisfied in full, and (b) the completion of the punchlist items detailed in the Royal Oak Property Services Report.

     Defeasance Loans. One hundred forty-seven of the mortgage loans that we intend to include in the trust fund, representing 93.4% of the initial mortgage pool balance, permit the borrower to deliver direct, noncallable U.S. government obligations as substitute collateral.

     Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the mortgage loan the requisite amount of direct, non-callable U.S. government obligations and obtain a full or partial release of the mortgaged real property. In general, the U.S. government securities that are to be delivered in connection with the defeasance of any mortgage loan must provide for a series of payments that--

     o will be made prior, but as closely as possible, to all successive due dates through and including the maturity date, and

     o will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date.

For purposes of determining the defeasance collateral for an ARD Loan, however, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

     If fewer than all of the real properties securing any particular mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on the allocated loan amount for the properties to be released and the portion of the monthly debt service payments attributable to the defeased loan amount.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust fund a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest.

     None of the mortgage loans that we intend to include in the trust fund may be defeased prior to the second anniversary of the date of initial issuance of the certificates.

     Neither we nor any of the mortgage loan sellers makes any representation as to the enforceability of the defeasance provisions of any Mortgage Loan.

     Lockboxes. Thirty-seven mortgage loans that we intend to include in the trust fund, representing approximately 48.5% of the initial mortgage pool balance, generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be paid into one of the following three types of lockboxes, each of which is described below.

     o HARD LOCKBOX. Income is paid to a lockbox account controlled by the master servicer on behalf of the trust fund;

     o SOFT LOCKBOX. Income is paid to the manager of the subject mortgaged real property, which manager which will deposit all sums collected (or an amount specified in the mortgage loan documents) into a lockbox account, controlled by the master servicer on behalf of the trust fund, on a regular basis; or

     o SPRINGING LOCKBOX. Income is collected by or otherwise accessible by the borrower until the occurrence of a triggering event, following which a hard lockbox is put in place. Examples of triggering events include:

          1. a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

          2. a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

          3.   a failure to meet a specified debt service coverage ratio; or

          4.   an event of default under the mortgage.

          For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the trigger event, or an account that is required to be established by the borrower upon the occurrence of the trigger event.

The 37 mortgage loans referred to above provide for lockbox accounts as follows:

                                                                  % OF INITIAL
                                              NUMBER OF             MORTGAGE
                  TYPE OF LOCKBOX           MORTGAGE LOANS        POOL BALANCE
           ------------------------------   --------------        ------------
           Hard                                    9                  12.1%
           Soft                                    6                  12.2%
           Springing                              22                  24.2%

     For any hard lockbox, income deposited directly into the related lockbox account may not include amounts paid in cash which are paid directly to the related property manager, notwithstanding requirements to the contrary. Mortgage loans whose terms call for the establishment of a lockbox account require that amounts paid to the property manager of the related mortgaged real property or "over-the-counter" will be deposited into a lockbox account on a regular basis. Lockbox accounts will not be assets of the trust fund.

     Escrow and Reserve Accounts. Many of the mortgage loans that we intend to include in the trust fund provide for the establishment of escrow and/or reserve accounts for the purpose of holding amounts required to be on deposit as reserves for--

     o    taxes and insurance,

     o    capital improvements,

     o    furniture, fixtures and equipment, and/or

     o    various other purposes.

As of the date of initial issuance of the offered certificates, these accounts will be under the sole control of the master servicer. In the case of most of the pooled mortgage loans as to which there is this type of account, the account will be funded out of monthly escrow and/or reserve payments by the related borrower or from funds transferred from another account.

     Tax and Insurance Escrows. In the case of 153 of the mortgage loans that we intend to include in the trust fund, representing 93.3% of the initial mortgage pool balance, escrows were established for taxes and/or insurance, either as separate accounts or, if applicable, as sub-accounts of another account. In those cases, the related borrower is generally required to deposit on a monthly basis an amount equal to--

     o    one-twelfth of the annual real estate taxes and assessments, and

     o one-twelfth of the annual premiums payable on insurance policies that the borrower is required to maintain.

     If an escrow was established, the funds will be applied by the master servicer to pay for items such as taxes, assessments and insurance premiums at the mortgaged real property.

     Under some of the other mortgage loans, the insurance carried by the related borrower is in the form of a blanket policy. In these cases, the amount of the escrow is an estimate of the proportional share of the premium allocable to the mortgaged real property, or the related borrower pays the premium directly.

     In still other cases, no escrow was required because the originator did not deem it necessary for various reasons, including because a tenant at the mortgaged real property is responsible for paying all or a portion of the real estate taxes and assessments and/or insurance premiums directly.

     Recurring Replacement Reserves. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows for each applicable pooled mortgage loan the reserve deposits that the related borrower has been or is required to make into a separate account or, if applicable, a sub-account of another account for--

     o capital replacements, repairs and furniture, fixtures and equipment, or

     o    leasing commissions and tenant improvements.

     In the case of most of the mortgaged real properties that will secure a pooled mortgage loan, those reserve deposits are initial amounts and may vary over time. In these cases, the related mortgage and/or other related loan documents may provide for applicable reserve deposits to cease upon achieving predetermined maximum amounts in the related reserve account. In addition, in some cases, reserves for leasing commissions and tenant improvements were determined for specific tenant spaces, in which cases the execution of a lease covering the space could result in the termination and/or release of the corresponding reserve. Under some of the mortgage loans that we intend to include in the trust fund, the related borrowers are permitted to deliver letters of credit from third parties in lieu of establishing and funding the reserve accounts.

     Engineering Reserves. The table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement shows the engineering reserves established at the origination of the corresponding mortgage loans. In some cases, the engineering reserve for a mortgaged real property is less than the cost estimate in the related inspection report because--

     o the related originator may not have considered various items identified in the related inspection report significant enough to require a reserve, and/or

     o various items identified in the related inspection report may have been corrected.

     In the case of several mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the engineering reserve was a significant amount and substantially in excess of the cost estimate set forth in the related inspection report because the related originator required the borrower to establish reserves for the completion of major work that had been commenced. No engineering reserve is required to be replenished. We cannot provide any assurance that the work for which reserves were required will be completed in a timely manner or that the reserved amounts will be sufficient to cover the entire cost of the required work.

     Due-on-Sale and Due-on-Encumbrance Provisions. Most of the mortgage loans that we intend to include in the trust fund contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph, these clauses either--

     o permit the holder of the related mortgage instrument to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

     o prohibit the borrower from doing so without the consent of the holder of the mortgage.

     Some of the mortgage loans that we intend to include in the trust fund permit one or more of the following types of transfers:

     o transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include--

          1. confirmation in writing by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the series 2001-CK3 certificates, or

          2.   the reasonable acceptability of the transferee to the lender;

     o a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower;

     o involuntary transfers caused by the death of any owner, general partner or manager of the borrower;

     o transfers of the corresponding mortgaged real property or ownership interests in the related borrower to specified entities or types of entities;

     o    issuance by the borrower of new partnership or membership interests;

     o    a transfer of ownership interests for estate planning purposes;

     o changes in ownership between existing partners and members of the related borrower;

     o a transfer of non-controlling ownership interests in the related borrower; or

     o    other transfers similar in nature to the foregoing.

     Hazard, Liability and Other Insurance. The loan documents for each of the mortgage loans that we intend to include in the trust fund generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage:

     o hazard insurance in an amount that is, subject to a customary deductible, at least equal to the lesser of--

          1.   the outstanding principal balance of the mortgage loan, and

          2. the full insurable replacement cost of the improvements located on the insured property;

     o if any portion of the property was in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

          1.   the outstanding principal balance of the related mortgage loan,

          2.   the full insurable value of the insured property, and

          3. the maximum amount of insurance available under the National Flood Insurance Act of 1968;

     o comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount at least equal to $1,000,000 per occurrence; and

     o business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue from the insured property for at least six months or, alternatively, in a specified dollar amount.

     In general, the mortgaged real properties for the mortgage loans that we intend to include in the trust fund are not insured against earthquake risks. In the case of those properties located in California, other than those that are manufactured housing communities and other than the Rite Aid Properties, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. In general, when the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements, the related originator required the borrower to--

     o    obtain earthquake insurance, or

     o establish reserves to cover the estimated costs of completing seismic retrofitting recommended by the consultant.

     With respect to each of the mortgaged real properties for the pooled mortgage loans, the master servicer will use reasonable efforts, consistent with the Servicing Standard, to cause the related borrower to maintain all insurance coverage as is required under the related mortgage loan documents. If the related borrower fails to do so, the master servicer must maintain that insurance coverage, to the extent--

     o    the trustee has an insurable interest,

     o the insurance coverage is available at commercially reasonable rates, and

     o any related servicing advance is deemed by the master servicer to be recoverable from collections on the related mortgage loan.

     Where insurance coverage at the mortgaged real property for any pooled mortgage loan is left to the lender's discretion, the master servicer will be required to exercise that discretion in a manner consistent with the Servicing Standard, with a view towards requiring insurance comparable to that required under other pooled mortgage loans with express provisions governing such matters.

     Various forms of insurance maintained with respect to one or more of the mortgaged real properties securing the pooled mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust fund. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust fund.

     The mortgage loans that we intend to include in the trust fund generally provide that insurance and condemnation proceeds are to be applied either--

     o    to restore the mortgaged real property, or

     o    towards payment of the mortgage loan.

     If any mortgaged real property is acquired by the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the related mortgage loan, the special servicer will be required to maintain for that property generally the same insurance coverage, to the extent available at commercially reasonable rates, as was previously required under the mortgage instrument that had covered the property.

     The master servicer and the special servicer may each satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy or master force placed policy insuring against hazard losses on all of the pooled mortgage loans and/or REO Properties for which it is responsible. If any blanket insurance policy or master force placed policy maintained by the master servicer or special servicer contains a deductible clause, however, the master servicer or the special servicer, as the case may be, will be required, in the event of a casualty that would have been covered by an individual policy, to pay out of its own funds all sums that--

     o    are not paid because of the deductible clause, and

     o exceed the deductible limitation that pertains to the related mortgage loan or, in the absence of any such deductible limitation, an assumed deductible limitation for an individual policy which is consistent with the Servicing Standard.

MORTGAGE POOL CHARACTERISTICS

     A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust fund, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Exhibit A-1 and Exhibit A-2 to this prospectus supplement. The statistics in the tables and schedules on Exhibit A-1 and Exhibit A-2 to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or any of the underwriters.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     Delinquencies. None of the mortgage loans that we intend to include in the trust fund was as of its due date in June 2001, or has been at any time during the 12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment.

     Tenant Matters. Described and listed below are special considerations regarding tenants at the mortgaged real properties that will secure the pooled mortgage loans--

     o Sixty-one of the mortgaged real properties, securing 27.3% of the initial mortgage pool balance, are, in each case, a retail property, an office property, an industrial property or a mixed-use property that is leased to one or more significant tenants that each occupy at least 25% or more of the net rentable area of the particular property.

     o Twenty of the mortgaged real properties referred to in the prior bullet point, representing 9.5% of the initial mortgage pool balance, are either wholly owner-occupied or leased to a single tenant. Sixteen of the mortgaged real properties referred to in the prior bullet point, securing 7.4% of the initial mortgage pool balance, are more than 50%, but less than 100%, owner occupied or leased to a single tenant.

     o Some of the mortgaged real properties that are retail properties may have Dark Tenants.

     o A number of companies are Major Tenants at more than one of the mortgaged real properties.

     o There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a Major Tenant at any of those properties, it is significant to the success of the properties in the aggregate.

     o In the case of one mortgaged real property, representing 1.2% of the initial mortgage pool balance and secured by the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Citrus Center, the parent of a junior anchor tenant has filed Chapter 11 bankruptcy proceedings.

     Ground Leases. Nine of the mortgage loans that we intend to include in the trust fund, representing 19.4% of the initial mortgage pool balance, are secured by a mortgage lien on the borrower's leasehold interest in all or a material portion of the related mortgaged real property but not by any mortgage lien on the corresponding fee interest. Except as otherwise discussed below, the following is true in each of those cases--

     o the related ground lease, after giving effect to all extension options, expires approximately 20 years or more after the stated maturity or, in the case of an ARD Loan, the anticipated repayment date, of the related mortgage loan,

     o the related ground lessor has agreed, in the related ground lease or under a separate estoppel or other agreement, to give the holder of the related mortgage loan notice of, and the right to cure, any default or breach by the lessee, and

     o in general, the related ground lease or a separate estoppel or other agreement otherwise contains standard provisions that are intended to protect the interests of the holder of the related mortgage loan.

     One mortgage loan, representing 0.2% of the initial mortgage pool balance and as to which the related mortgaged real property is identified on Exhibit A-1 to this prospectus supplement as Nutmeg Place Building, is secured by the related borrower's leasehold interest in that property. While a lien on the related fee interest is superior to the borrower's leasehold interest in the mortgaged real property, the holder of the superior mortgage lien has agreed in writing not to disturb the borrower's leasehold interest. In addition, a title endorsement was issued on the date the mortgage loan was originated insuring against any loss or damage sustained by reason of any lack of priority of the ground lease over the superior mortgage lien.

     One mortgage loan, representing 4.3% of the initial mortgage pool balance and as to which the related mortgaged real property is identified on Exhibit A-1 to this prospectus supplement as Almaden Plaza, is secured by the related borrower's fee interest in a portion of that property and the related borrower's leasehold interest in the remaining portion of that property. We are aware of at least two ongoing disputes between the borrower and the fee owners under the related ground lease. One of those disputes involves the calculation of percentage rent for the leased premises. It is our understanding, however, that the fee owners and the borrower have agreed to mediate this dispute. The other dispute involves the fee owners' contention that the borrower improperly granted certain rights of way to various governmental agencies with respect to the leased premises. It is our understanding that this dispute has been ongoing for several years and that no default has been declared under the related ground lease as a result. With respect to this latter dispute, reserve funds have been taken by the lender to be applied to cure any declared default.

     Two mortgage loans, collectively representing 2.0% of the initial mortgage pool balance and as to which the related mortgaged real properties are identified on Exhibit A-1 to this prospectus supplement as the Kennestone Physicians Center and Baptist North Physicians Center, respectively, are each secured by the related borrower's leasehold interest in the entire property. In each case, the related ground lease provides that following an event of default the lessor may initiate a buyout procedure under which the leased land and the ground lease improvements are to be appraised and the lessor may elect to either purchase the ground lease improvements from the lessee or sell the leased land to the lessee. If the lessor elects to purchase the improvements and the fair market value of those improvements is less than the amount necessary to satisfy the subject pooled mortgage loan, the trust fund could incur a loss.

     One mortgage loan, representing 1.0% of the initial mortgage pool balance and as to which the related mortgaged real property is identified on Exhibit A-1 to this prospectus supplement as 222 Bloomingdale Road, is secured solely by the related borrower's leasehold interest in that property. That mortgage loan has a maturity date of October 11, 2030 and an anticipated repayment date of December 11, 2010. The current term of the subject ground lease expires on December 31, 2023, although there are three renewal options of 20 years each.

     Additional and Other Financing. Each Rite Aid Companion Loan is secured by the same mortgage instrument encumbering the same mortgaged real property as the related Rite Aid Mortgage Loan. The Rite Aid Mortgage Loans are, but the Rite Aid Companion Loans are not, part of the trust fund. Amounts attributable to any Rite Aid Companion Loan will not be assets of the trust fund, and will be beneficially owned by the holder of that Rite Aid Companion Loan. See "--The Rite Aid Mortgage Loans" below.

     The borrowers under three mortgage loans that we intend to include in the trust fund, which collectively represent 2.5% of the initial mortgage pool balance, are each permitted to incur a limited amount of indebtedness secured by the related mortgaged real property. It is a condition to the incurrence of any future secured subordinate indebtedness in connection with any of those three mortgage loans that:

     o the total loan-to-value ratio of the subject loan and the related subordinate loan be no more than 75.0%;

     o the combined minimum debt service coverage of the subject loan and the related subordinate loan be no less than 1.25x; and

     o a subordination and standstill agreement be put in place between the trustee and the related subordinate lender.

     Title, Survey and Similar Issues. In the case of a few of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, the permanent improvements on the subject property encroach over an easement or onto another property. In each of those cases, however, the related lender's title policy insures against loss if a court orders the removal of the improvements causing the encroachment. In the case of two mortgage loans, securing 0.7% of the initial mortgage pool balance, and secured by the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Tri Cities Plaza Shopping Center and 316 Business Center, respectively, the related borrowers were required to have the respective mortgaged real properties sub-divided within 180 days of the funding of the related mortgage loans.

THE RITE AID MORTGAGE LOANS

     General. The Rite Aid Companion Loans are not part of the trust fund but are each secured by the same mortgage instrument as a mortgage loan that is to be included in the trust fund. These pooled mortgage loans, referred to in this prospectus supplement as the Rite Aid Mortgage Loans, have a total cut-off date principal balance of $7,028,247, representing 0.6% of the initial mortgage pool balance. The Rite Aid Mortgage Loans accrue interest on a 30/360 Basis. Each Rite Aid Mortgage Loan and its related Rite Aid Companion Loan are cross-defaulted. No Rite Aid Companion Loan is part of the trust fund. Under the terms of separate co-lender and servicing agreements, each holder of a Rite Aid Companion Loan has agreed to subordinate its interest in certain respects to the related Rite Aid Mortgage Loan. First Union National Bank is the holder of the Rite Aid Companion Loans.

     The Co-Lender and Servicing Agreement. The master servicer and special servicer will service and administer each Rite Aid Mortgage Loan and its related Rite Aid Companion Loan pursuant to the series 2001-CK3 pooling and servicing agreement for so long as such Rite Aid Mortgage Loan is part of the trust fund and any amounts owing to the trust fund by the holder of such Rite Aid Companion Loan remain outstanding. In the event of any default under a Rite Aid Mortgage Loan and its related Rite Aid Companion Loan, the holder of such Rite Aid Companion Loan will be entitled to cure such default prior to the expiration of any grace period set forth in the related loan documents. In the event of an acceleration of such Rite Aid Mortgage Loan and its related Rite Aid Companion Loan after an event of default under the related loan documents, the holder of a Rite Aid Companion Loan will be entitled to purchase the related Rite Aid Mortgage Loan from the trust fund at a cash price generally equal to the outstanding principal balance of such Rite Aid Mortgage Loan, together with all unpaid interest on, and unreimbursed servicing advances with respect to, such Rite Aid Mortgage Loan, plus any special servicing fees and other Additional Trust Fund Expenses. The holder of a Rite Aid Companion Loan will not be entitled to exercise any other remedies with respect to that loan or the related Rite Aid Mortgage Loan. The series 2001-CK3 controlling class representative will be entitled to advise the special servicer with respect to certain matters related to each Rite Aid Mortgage Loan and its related Rite Aid Companion Loan. See "The Pooling and Servicing Agreement" in this prospectus supplement.

     Pursuant to the related co-lender and servicing agreement, to the extent described below, the right of the holder of a Rite Aid Companion Loan to receive payments with respect to that loan is subordinated to the rights of the trust fund to receive payments with respect to the related Rite Aid Mortgage Loan.

     Prior to the occurrence of an event of default under a Rite Aid Mortgage Loan, all payments and proceeds received with respect to that mortgage loan and the related Rite Aid Companion Loan will be applied:

          first, to pay or reimburse, as applicable, any advances, advance interest or other costs, fees or expenses related or allocable to that Rite Aid Mortgage Loan and/or the related Rite Aid Companion Loan that may, with the exception of related Prepayment Interest Excesses, master servicing fees and trustee fees, be withdrawn from the master servicer's collection account;

          second, to pay the trust fund an amount equal to interest due with respect to that Rite Aid Mortgage Loan;

          third, to pay the trust fund an amount equal to the portion of any scheduled or unscheduled payments of principal allocable to that Rite Aid Mortgage Loan, until such Rite Aid Mortgage Loan has been paid in full;

          fourth, if that Rite Aid Mortgage Loan has been paid in full, to pay the holder of the related Rite Aid Companion Loan an amount equal to interest due with respect to that Rite Aid Companion Loan; and

          fifth, to pay the holder of the related Rite Aid Companion Loan an amount equal to the portion of any scheduled or unscheduled payments of principal allocable to that Rite Aid Companion Loan, until such Rite Aid Companion Loan has been paid in full.

     For so long as each Rite Aid Mortgage Loan is outstanding and there is no event of default thereunder, there will be no current payments of interest or scheduled principal due under the related Rite Aid Companion Loan and all interest accrued with respect to the related Rite Aid Companion Loan will be capitalized. Each Rite Aid Mortgage Loan and its related Rite Aid Companion Loan were previously a single mortgage loan. The monthly rent payments from Rite Aid or one of its affiliates, as tenant at the related Rite Aid Property, were equal to or greater than the monthly debt service payments on that combined mortgage loan. The entire monthly debt service payment that had been due on that combined mortgage loan will now be applied on the corresponding Rite Aid Mortgage Loan as described above.

     Following the occurrence and during the continuation of an event of default under a Rite Aid Mortgage Loan, all payments and proceeds received with respect to that mortgage loan and the related Rite Aid Companion Loan will be applied:

          first, to pay or reimburse, as applicable, any advances, advance interest or other costs, fees or expenses related or allocable to that Rite Aid Mortgage Loan and/or the related Rite Aid Companion Loan that may, with the exception of related Prepayment Interest Excesses, master servicing fees and trustee fees, be withdrawn from the master servicer's collection account;

          second, to pay the trust fund an amount equal to interest due with respect to that Rite Aid Mortgage Loan;

          third, to pay the trust fund an amount equal to the entire principal balance of that Rite Aid Mortgage Loan, until that balance is paid in full;

          fourth, to pay the holder of the related Rite Aid Companion Loan an amount equal to interest due with respect to that Rite Aid Companion Loan;

          fifth, to pay the holder of the related Rite Aid Companion Loan an amount equal to the entire principal balance of that Rite Aid Companion Loan, until that balance is paid in full; and

          sixth, to pay the trust fund and the holder of the related Rite Aid Companion Loan any excess on a pro rata basis in accordance with the applicable co-lender agreement.

     On or before each distribution date, amounts payable to the trust fund as holder of either Rite Aid Mortgage Loan pursuant to the related co-lender and servicing agreement will be included in the Total Available Funds for such distribution date and amounts payable to the holder of the related Rite Aid Companion Loan will be distributed to the holder net of certain fees and expenses on such Rite Aid Companion Loan.

UNDERWRITING MATTERS

     General. In connection with the origination or acquisition of each of the mortgage loans that we intend to include in the trust fund, the related originator or acquiror of the mortgage loan evaluated the corresponding mortgaged real property or properties in a manner generally consistent with the standards described in this "--Underwriting Matters" section.

     Environmental Assessments. A third-party environmental consultant conducted some form of environmental investigation with respect to all of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund. In the case of 173 of those mortgaged real properties, securing 99.1% of the initial mortgage pool balance, that environmental investigation was conducted during the 17-month period ending on June 1, 2001. In the case of four mortgaged real properties, securing 0.9% of the initial mortgage pool balance, that environment investigation was conducted during the 38-month period ending on June 1, 2001. In the case of 146 of those mortgaged real properties, securing 96.8% of the initial mortgage pool balance, that environmental investigation included a Phase I environmental site assessment or an update of a previously conducted assessment. In the case of three mortgaged real properties, securing 0.2% of the initial mortgage pool balance, the environmental investigation included a transaction screen. In the case of 28 mortgaged real properties, securing 3.0% of the initial mortgage pool balance and covered by environmental insurance, the environmental investigation was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In some cases, a third-party consultant also conducted a Phase II environmental site assessment of the mortgaged real property. All of the environmental testing materially complied with ASTM standards. The environmental testing at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were generally performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this testing was warranted under the circumstances.

     If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at any of the respective mortgaged real properties securing a mortgage loan that we intend to include in the trust fund, then:

     o an environmental consultant investigated those conditions and recommended no further investigations or remediation;

     o an operation and maintenance plan was required or an escrow reserve was established to cover the estimated costs of obtaining that plan;

     o when soil or groundwater contamination was suspected or identified, either--

          1. those conditions were remediated or abated prior to the closing date,

          2. a letter was obtained from the applicable regulatory authority stating that no further action was required, or

          3. an environmental insurance policy was obtained, a letter of credit was provided, an escrow reserve account was established, or an indemnity from the responsible party was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation;

     o in those cases in which an offsite property is the location of a leaking underground storage tank or groundwater contamination, a responsible party has been identified under applicable law, and either--

          1. that condition is not known to have affected the mortgaged real property, or

          2. the responsible party has either received a letter from the applicable regulatory agency stating no further action is required, established a remediation fund, or provided an indemnity or guaranty to the borrower; or

     o in those cases involving mortgage loans with an original principal balance of less than $1,000,000, the borrower acknowledged in the related mortgage loan documents the existence of that factor and expressly agreed to comply with all federal, state and local statutes or regulations respecting the factor.

     In many cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents required--

     o the establishment of an operation and maintenance plan to address the issue, or

     o in some cases involving asbestos-containing materials and lead-based paint, an abatement or removal program.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust fund, because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

     In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of the mortgage loan required the related borrower either:

          1.   to carry out the specific remedial measures prior to closing;

          2. to carry out the specific remedial measures post-closing and deposit with the lender a cash reserve in an amount equal to 100% to 125% of the estimated cost to complete the remedial measures; or

          3. to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

     In the case of the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Harbor Gateway - Francisco Business Center Building B, the mortgaged real property's groundwater has been impacted by TCE, which the environmental consultant reported as having migrated onto the mortgaged property from an off-site source. The mortgaged real property and the related borrower have not been identified as the responsible party for the contamination.

     Some borrowers under the mortgage loans have not satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented.

     In several cases, the environmental testing for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties. The resulting environmental report indicated, however, that--

     o the mortgaged real property had not been affected or had been minimally affected,

     o the potential for the problem to affect the mortgaged real property was limited, or

     o    a person responsible for remediation had been identified.

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Underwriting Matters--Environmental Assessments" subsection and has not been independently verified by--

     o    us,

     o any of the other parties to the series 2001-CK3 pooling and servicing agreement,

     o    any of the mortgage loan sellers,

     o    any of the underwriters, or

     o    the affiliates of any of these parties.

     There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

     In the case of 28 mortgaged real properties, securing 3.0% of the initial mortgage pool balance, the environmental investigation which was conducted in connection with the origination of the related mortgage loan was limited to testing for asbestos-containing materials, lead-based paint and/or radon. In general, the related originator's election to limit the environmental testing with respect to any of those 28 properties was based upon the delivery of a secured creditor impaired property policy covering environmental matters with respect to that property. All of those 28 mortgaged real properties are covered by a blanket secured creditor impaired property policy. However, those policies have coverage limits. In addition, those policies do not provide coverage for adverse environmental conditions at levels below legal limits or for conditions involving asbestos and lead-based paint.

     In some cases, the originator of the related mortgage loan--

     o agreed to release a principal of the related borrower from its obligations under an environmental or hazardous substances indemnity with respect to the particular mortgaged real property in connection with the delivery of a secured creditor impaired property policy covering that property, or

     o required a secured creditor impaired property policy because of a specific environmental issue with respect to the particular mortgaged real property.

     See  "--Underwriting Matters--Environmental Insurance" below.

     The series 2001-CK3 pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged real property within 12 months prior to acquiring title to the property or assuming its operation. This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. There can be no assurance that the requirements of the series 2001-CK3 pooling and servicing agreement will effectively insulate the trust fund from potential liability for a materially adverse environmental condition at any mortgaged real property.

     Environmental Insurance. As discussed above, some of the mortgaged real properties securing pooled mortgage loans will, in each case, be covered by an individual or a blanket secured creditor impaired property policy. In general, those policies provide coverage for the following losses, subject to the applicable deductibles, policy terms and exclusions, any maximum loss amount and, further, subject to the various conditions and limitations discussed below:

          1. if during the term of the policy, a borrower defaults under its mortgage loan and adverse environmental conditions exist at the related mortgaged real property in concentrations or amounts exceeding maximum levels allowed by applicable environmental laws or standards, the insurer will indemnify the trust fund for the outstanding principal balance of the subject mortgage loan on the date of the default, which is defined by the policy as principal and accrued interest, from the day after a payment was missed under a loan until the date that the outstanding principal balance is paid;

          2. if the trust fund becomes legally obligated to pay as a result of a claim first made against the trust fund and reported to the insurer during the term of the policy, for bodily injury, property damage or clean-up costs resulting from adverse environmental conditions on, under or emanating from a mortgaged real property, the insurer will defend against and pay that claim; and

          3. if the trust fund enforces the related mortgage, the insurer will thereafter pay legally required clean-up costs for adverse environmental conditions at levels above legal limits which exist on or under the acquired mortgaged real property, if those costs were incurred because the insured first became aware of the conditions during the policy period, provided that those conditions were reported to the government in accordance with applicable law.

     Each of the secured creditor impaired property policies described above requires that the appropriate party associated with the trust fund report a claim as soon as possible during the term of the policy. Not all of those policies pays for unreimbursed servicing advances. In addition to other excluded matters, the policies typically do not cover claims arising out of conditions involving lead-based paint or asbestos.

     The premium for each of the secured creditor impaired property policies described above, has been or, as of the date of initial issuance of the offered certificates, will have been paid in full. The insurer under all of those policies is American International Group, Inc. or one of its member companies. American International Group, Inc. currently has a "AAA" rating by S&P, "Aaa" by Moody's, "AAA" by Fitch and "A++" by A. M. Best.

     Property Condition Assessments. Except in the case of three mortgaged real properties, securing 0.5% of the initial mortgage pool balance, all of the mortgaged real properties securing the mortgage loans we intend to include in the trust fund were inspected by third-party engineering firms or, a previously conducted inspection was updated, to assess exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each of the mortgaged real properties. One hundred seventy-two of those mortgaged real properties, securing 98.9% of the initial mortgage pool balance, were inspected during the 17-month period ending on June 1, 2001. Two of those mortgaged real properties, securing 0.6% of the initial mortgage pool balance, were inspected during the 38-month period ending on June 1, 2001.

     The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When repairs or replacements were recommended, the related borrower was required to carry out necessary repairs or replacements and, in some instances, to establish reserves, generally in the amount of 100% to 125% of the cost estimated in the inspection report, to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention. See the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement. There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

     Appraisals and Market Studies. Except in the case of three mortgaged real properties, securing 0.8% of the initial mortgage pool balance, an independent appraiser that is state-certified and/or a member of the Appraisal Institute conducted an appraisal of all of the mortgaged real properties securing the mortgage loans we intend to include in the trust fund during the 17-month period ending on June 1, 2001, in order to establish the approximate value of the mortgaged real property. Those appraisals are the basis for the Most Recent Appraised Values for the respective mortgaged real properties set forth on Exhibit A-1 to this prospectus supplement.

     Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related underlying mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property. Neither we nor any of the underwriters has confirmed the values of the respective mortgaged real properties in the appraisals referred to above.

     In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a particular mortgaged real property under a distress or liquidation sale. Implied in the Most Recent Appraised Values shown on Exhibit A-1 to this prospectus supplement, is the contemplation of a sale at a specific date and the passing of ownership from seller to buyer under the following conditions:

     o    buyer and seller are motivated;

     o both parties are well informed or well advised, and each is acting in what he considers his own best interests;

     o    a reasonable time is allowed to show the property in the open market;

     o payment is made in terms of cash in U.S. dollars or in comparable financial arrangements; and

     o the price paid for the property is not adjusted by special or creative financing or sales concessions granted by anyone associated with the sale.

     Each appraisal of a mortgaged real property referred to above involved a physical inspection of the property and reflects a correlation of the values established through the Sales Comparison Approach, the Income Approach and/or the Cost Approach.

     Either the appraisal upon which is based the Most Recent Appraised Value for each mortgaged real property shown on Exhibit A-1 to this prospectus supplement, or a separate letter, contains a statement to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing that appraisal. However, neither we nor any of the underwriters or mortgage loan sellers has independently verified the accuracy of this statement.

     In the case of those pooled mortgage loans that are acquisition financing, the related borrower may have acquired the mortgaged real property at a price less than the appraised value on which the mortgage loan was underwritten.

     Zoning and Building Code Compliance. In connection with the origination of each mortgage loan that we intend to include in the trust fund, the related originator examined whether the use and operation of the related mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to the mortgaged real property. Evidence of this compliance may have been in the form of legal opinions, certifications from government officials, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. Where the property as currently operated is a permitted nonconforming use and/or structure, an analysis was generally conducted as to--

     o the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form, and

     o whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient--

          1.   to satisfy the entire mortgage loan, or

          2. taking into account the cost of repair, be sufficient to pay down that mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

     With respect to the mortgage loan identified on Exhibit A-1 to this prospectus supplement as Annapolis Gardens Apartments, the applicable zoning office was unable to confirm that the mortgaged real property was a legal nonconforming use because its records had been destroyed. A zoning endorsement to the lender's title insurance policy was obtained at the time the related mortgage loan was originated and the related borrower entered into a post closing agreement with the lender pursuant to which the borrower agreed to furnish a Certificate of Nonconformity issued by the City of Atlantic City, New Jersey on or before June 30, 2001.

     Small Balance Loans. When originating mortgage loans under its "small balance loan" program, each of Column and KeyBank generally follows its standard underwriting procedures, subject to some or all of the following exceptions:

     o all third-party reports made on the related mortgaged real property are abbreviated and contain less information than the third-party reports on which Column or KeyBank, as the case may be, relies for its standard conduit loans;

     o other than an appraisal of the related mortgaged real property, no site inspection or independent market study is conducted prior to origination;

     o review and analysis of environmental conditions of the mortgaged real property are based on transaction screen assessments or other reduced environmental testing, rather than Phase I environmental site assessments, performed on the mortgaged real property; and

     o the loan committee write-up for each mortgage loan is abbreviated and contains less information than those for standard conduit loans.

     In addition, in the case of each loan originated by KeyBank under its "small balance loan" program, the related mortgage loan documents--

     o in most cases, provide for full recourse against the related borrower and, in certain cases, against a principal of such borrower, and

     o in most cases, do not require unsolicited annual operating statements with respect to the related mortgaged real property but require the related borrower, upon request of the mortgagee, to provide those operating statements on a quarterly basis.

SIGNIFICANT MORTGAGE LOANS

     Set forth below are summary discussions of the ten largest mortgage loans that we intend to include in the trust fund.

-----------------------------------------------------------------------------------------------------------------------------------
                                                              PERCENTAGE
                                                              OF INITIAL
                                             CUT-OFF DATE      MORTGAGE                           MORTGAGE              CUT-OFF
                                PROPERTY       PRINCIPAL         POOL         SF/     LOAN PER    INTEREST      U/W     DATE LTV
  #          LOAN NAME            TYPE          BALANCE        BALANCE       UNITS     SF/UNIT      RATE        DSCR      RATIO
-----------------------------------------------------------------------------------------------------------------------------------
  1      888 Seventh Avenue      Office     $105,000,000         9.3%       873,608     $120       6.6300%     2.30x      44.7%
-----------------------------------------------------------------------------------------------------------------------------------
  2         Atrium Mall          Retail     $ 49,044,686         4.4%       214,755     $228       6.8900%     1.61x      64.5%
-----------------------------------------------------------------------------------------------------------------------------------
  3        Almaden Plaza         Retail     $ 48,113,668         4.3%       544,860      $88       7.7600%     1.52x      61.3%
-----------------------------------------------------------------------------------------------------------------------------------
  4        Alliance GT 5      Multifamily   $ 42,258,112         3.8%        1,393     $30,336     8.5600%     1.23x      74.6%
-----------------------------------------------------------------------------------------------------------------------------------
  5        Alliance GT 6      Multifamily   $ 34,523,645         3.1%        1,357     $25,441     8.5100%     1.26x      75.1%
-----------------------------------------------------------------------------------------------------------------------------------
  6         Rambus, Inc.         Office     $ 29,165,204         2.6%       96,562      $302       7.7800%     1.37x      70.4%
-----------------------------------------------------------------------------------------------------------------------------------
          Foothill Village
  7       Shopping Center        Retail     $ 25,119,903         2.2%       274,960      $91       8.0000%     1.24x      76.4%
-----------------------------------------------------------------------------------------------------------------------------------
          The Metropolitan
  8          Apartments       Multifamily   $ 24,615,206         2.2%         128     $192,306     7.1100%     1.20x      69.3%
-----------------------------------------------------------------------------------------------------------------------------------
            Silverthorne
  9        Factory Outlet        Retail     $ 23,152,226         2.1%       258,161      $90       7.5500%     1.50x      63.4%
               Stores
-----------------------------------------------------------------------------------------------------------------------------------
 10        Plaza Antonio         Retail     $ 22,768,908         2.0%       105,655     $216       7.2500%     1.25x      71.2%
===================================================================================================================================
         TOTAL / WTD. AVG.                  $403,761,558        35.8%                              7.5000%     1.62X      62.7%
===================================================================================================================================

--------------------------------------------------------------------------------
                               888 SEVENTH AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE PRINCIPAL BALANCE:             $105,000,000

FIRST PAYMENT DATE:                         March 11, 2001

INTEREST RATE:                              6.6300% per annum

AMORTIZATION TERM:                          Interest only(1)

ARD LOAN:                                   Yes

ANTICIPATED REPAYMENT DATE:                 February 11, 2006

MATURITY/ARD BALANCE:                       $105,000,000

MATURITY DATE:                              February 11, 2031

BORROWER:                                   888 Seventh Avenue, LLC

INTEREST CALCULATION:                       Actual/360

CALL PROTECTION:                            Lockout/defeasance until two months
                                            prior to anticipated repayment date

LOAN PER SF(2):                             $120

UP-FRONT RESERVES:                          Engineering Reserve     $3,956,150

ONGOING RESERVES:                           TI/LC Reserve                  (3)
                                            Replacement Reserve            (4)
                                            Tax and Insurance              (5)
                                            Ground Lease Impound Fund      (6)

LOCKBOX:                                    Springing


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:                     Single Asset

PROPERTY TYPE:                              Office

PROPERTY SUB-TYPE:                          Central Business District

LOCATION:                                   New York, NY

YEAR BUILT/RENOVATED:                       1971/1998

LEASABLE SQUARE FOOTAGE:                    873,608

OCCUPANCY AT U/W:                           93%

FEE OR LEASEHOLD:                           Leasehold

TOP TENANTS                        NRSF      % OF NRSF     LEASE EXPIRATION
-----------                        ----      ---------     ----------------
New Line Realty of New York       61,515       7.0%        June 2007
Soros Fund Management LLC         58,694       6.7%        July 2004
Golden Books Family
  Entertainment Limited
  New York, Inc.                  56,145       6.4%        July 2013
Kaplan Educational Centers        56,145       6.4%        January 2014
                                  53,740       6.2%        October 2006
Hearst-Argyle Television, Inc.    40,008       4.6%        December 2008
Vornado Realty L.P.               33,834       3.9%        November 2015
Westinghouse Broadcasting, Co.    28,550       3.3%        October 2008

PROPERTY MANAGEMENT:                        MRC Management LLC

U/W NCF:                                    $16,238,384

APPRAISED VALUE:                            $235,000,000

APPRAISAL DATE:                             January 1, 2001

CUT-OFF DATE LTV:                           44.7%

MATURITY/ARD LTV RATIO:                     44.7%

U/W DSCR:                                   2.30x

--------------------------------------------------------------------------------

(1)  Until the anticipated repayment date.

(2)  Based on cut-off date principal balance.

(3) The borrower is required to make monthly payments into a TI/LC reserve in the amount of $145,833.

(4) The borrower is required to make monthly payments into a Replacement Reserve in the amount of $23,020.

(5) 1/12 of annual real estate tax and 1/12 of insurance premium on a monthly basis.

(6)  1/12 of rent and additional rent payable under the Ground Lease.

                                                 LEASE ROLLOVER SCHEDULE

                                AVERAGE                                            5 OF TOTAL
                   # OF        BASE RENT                                           BASE RENTAL      CUMULATIVE % OF
                  LEASES        PER SF      % OF TOTAL SF    CUMULATIVE % OF         REVENUES         TOTAL RENTAL
    YEAR         ROLLING        ROLLING        ROLLING          SF ROLLING           ROLLING        REVENUES ROLLING
    ----         -------       ---------    -------------    ---------------       -----------      ----------------
    2001            6           $20.72          11.2%              11.2%              7.2%                7.2%
    2002            4           $28.48           1.8%              13.1%              1.7%                8.9%
    2003            2           $46.71           1.4%              14.6%              2.1%               11.0%
    2004            5           $41.00          11.0%              25.6%             14.0%               25.0%
    2005            3           $44.23           2.3%              27.9%              3.2%               28.2%
    2006            4           $23.09           7.8%              35.7%              5.6%               33.8%

     The Borrower. 888 Seventh Avenue, LLC is the borrower under the 888 Seventh Avenue Loan. It isX

     o a single-purpose limited liability company organized under the laws of the State of Delaware,

     o    owned by Vornado Realty L.P., and

     o    controlled through Vornado Realty L.P. by Vornado Realty Trust.

     Vornado Realty Trust is a fully integrated real estate investment trust. It owns or has interests in 22 office buildings, 56 shopping center properties, 8.2 million square feet of other office and trade showroom space, and 89 refrigerated warehouses and distribution centers.

     The 888 Seventh Avenue Property. The 888 Seventh Avenue Property is a 0.8 acre property located in New York, New York. It is improved by a 46-story office building which was originally built in 1971 and was renovated in 1998. The improvements are comprised of 873,608 square feet of office space. Based on the April 1, 2001 rent roll, there were 48 tenants occupying 93% of the net rentable square footage at the property.

     Property Management. The 888 Seventh Avenue Property is subject to a management agreement between the related borrower and MRC Management LLC, an affiliate of the related borrower. The management agreement generally provides for a management fee of 3.5% of gross collections, the payment of which is subordinated to payment of the 888 Seventh Avenue Loan.

     Cash Management/Lockbox. The borrower under the 888 Seventh Avenue Loan must cause all rents from the 888 Seventh Avenue Property to be deposited into a rent account under the control of the lender upon the occurrence (and, in the case of items (1) and (3), the continuation) of the following: (1) an event of default; (2) the anticipated repayment date; and (3) a decline in the debt service coverage ratio below 1.35x.

     Ground Lease. The related borrower holds a leasehold interest in the 888 Seventh Avenue Property under a ground lease with a third party that expires May 28, 2067. The ground lease provides for annual ground rent payments of $3,350,000 through May 28, 2028. The annual ground rent from May 29, 2028 to May 28, 2048 shall be the greater of rent payable in the 60th year of the lease
(2028) and 6% of the value of land as if it were vacant, unimproved and free of all leases. The annual ground rent from May 29, 2048 through to the expiration of the lease shall be the greater of rent payable in the 80th year of the lease
(2048) and 6% of the value of land as if it were vacant, unimproved and free of all leases.

--------------------------------------------------------------------------------
                                   ATRIUM MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE PRINCIPAL BALANCE:             $49,044,686

FIRST PAYMENT DATE:                         April 11, 2001

INTEREST RATE:                              6.8900% per annum

AMORTIZATION TERM:                          360 months

ARD LOAN:                                   Yes

ANTICIPATED REPAYMENT DATE:                 March 11, 2011

MATURITY/ARD BALANCE:                       $42,743,961

MATURITY DATE:                              March 11, 2031

BORROWER:                                   Mayflower Atrium, LLC

INTEREST CALCULATION:                       Actual/360

CALL PROTECTION:                            Lockout/defeasance until three
                                            months prior to anticipated
                                            repayment date

LOAN PER SF(1):                             $228

UP-FRONT RESERVES:                          None

ONGOING RESERVES:                           TI/LC Reserve             (2)
                                            Tax and Insurance         (3)
                                            Replacement Reserve       (4)

LOCKBOX:                                    Hard


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:                     Single Asset

PROPERTY TYPE:                              Retail

PROPERTY SUB-TYPE:                          Anchored

LOCATION:                                   Chestnut Hill, MA

YEAR BUILT/RENOVATED                        1989/N.A.

LEASABLE SQUARE FOOTAGE:                    214,755

OCCUPANCY AT U/W:                           92%

FEE OR LEASEHOLD:                           Fee

TOP TENANTS                        NRSF      % OF NRSF     LEASE EXPIRATION
-----------                        ----      ---------     ----------------
Border's Books & Music            27,117       12.6%       May 2010
The Gap/Gap Body                  20,167        9.4%       February 2009
Anthropologie                     14,470        6.7%       January 2009
Pottery Barn                      14,062        6.6%       January 2009
Restoration Hardware              12,000        5.6%       January 2011
Cheesecake Factory                10,368        4.8%       December 2015
Tiffany & Co.                      6,700        3.1%       January 2008

PROPERTY MANAGEMENT:                        Simon Property Group, L.P.

U/W NCF:                                    $6,232,735

APPRAISED VALUE:                            $76,000,000

APPRAISAL DATE:                             January 26, 2001

CUT-OFF DATE LTV RATIO:                     64.5%

MATURITY/ARD LTV RATIO:                     56.2%

U/W DSCR:                                   1.61x

--------------------------------------------------------------------------------

(1)  Based on cut-off date principal balance.

(2) The borrower is required to make monthly payments into a TI/LC reserve in the amount of $28,355. To the extent the balance of the TI/LC reserve should equal or exceed $1,000,000, the borrower's obligation for monthly deposits will be suspended. However, the borrower's obligation for monthly deposits will be reinstated to the extent the balance of the TI/LC reserve should fall below $1,000,000.

(3) The borrower is required to make monthly payments into a Tax and Insurance Reserve in an amount equal to 1/12 of annual real estate taxes and 1/12 of annual insurance premiums.

(4) The borrower is required to make monthly payments into a Replacement Reserve in the amount of $5,594.

                                                 LEASE ROLLOVER SCHEDULE

                                AVERAGE                                            5 OF TOTAL
                   # OF        BASE RENT                                           BASE RENTAL      CUMULATIVE % OF
                  LEASES        PER SF      % OF TOTAL SF    CUMULATIVE % OF         REVENUES         TOTAL RENTAL
    YEAR         ROLLING        ROLLING        ROLLING          SF ROLLING           ROLLING        REVENUES ROLLING
    ----         -------       ---------    -------------    ---------------       -----------      ----------------
    2001            1           $35.00           3.7%               3.7%               4.6%                4.6%
    2002            3           $41.76           2.2%               5.9%               3.2%                7.7%
    2003            3           $27.42           1.5%               7.4%               1.4%                9.2%
    2004            0           $ 0.00           0.0%               7.4%               0.0%                9.2%
    2005            2           $51.10           1.8%               9.3%               3.3%               12.5%
    2006            1           $40.12           2.2%              11.5%               3.1%               15.6%
    2007            0           $ 0.00           0.0%              11.5%               0.0%               15.6%
    2008            9           $41.26          21.9%              33.4%              31.6%               47.1%
    2009            5           $20.35          26.2%              59.5%              18.6%               65.8%
    2010            6           $32.27          19.9%              79.4%              22.5%               88.2%
    2011            1           $30.00           5.6%              85.0%               5.9%               94.1%

     The Borrower. The borrower under the Atrium Mall Loan is Mayflower Atrium, LLC. Mayflower Atrium, LLC is--

     o a single-purpose limited liability company organized under the laws of the State of Delaware, and

     o    wholly-owned by Mayflower Realty LLC.

     The managing member of Mayflower Realty LLC is SPG Mayflower, LLC, which is ultimately controlled by Simon Property Group, Inc. Simon Property Group, Inc. is the largest publicly traded retail real estate company in North America with a total market capitalization at December 31, 2000 of approximately $17 billion and an investment grade credit rating by S&P of "BBB+".

     The Atrium Mall Property. The Atrium Mall Property is an anchored shopping mall located on 2.9 acres in Chestnut Hill, Massachusetts. Chestnut Hill is approximately nine miles from Boston and is primarily a residential community. The Atrium Mall Property is anchored by Borders and includes 25 other retailers, including Tiffany & Co., The Gap/Gap Body, Pottery Barn, Anthropologie and Restoration Hardware. The improvements on the Atrium Mall Property include a four-level retail building situated over a five-level subterranean parking garage, comprising 214,755 net rentable square feet. The Atrium Mall Property has 1,055 parking spots.

         Property Management. The Atrium Mall Property is subject to a management agreement between the borrower and Simon Property Group, L.P., an affiliate of the borrower. The management agreement generally provides for a management fee of 4% of rental income, the payment of which is subordinated to the payment of Atrium Mall Loan.

         Cash Management/Lockbox. The borrower under the Atrium Mall Loan must cause all rents from the Atrium Mall Property to be deposited into a rent account under the control of the lender. Unless and until an event of default occurs under the Atrium Mall Loan, funds remaining in the lockbox account after all payments required under the Atrium Mall Loan are made are disbursed to the borrower.

--------------------------------------------------------------------------------
                                  ALMADEN PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE PRINCIPAL BALANCE:            $48,113,668

FIRST PAYMENT DATE:                        January 11, 2001

INTEREST RATE:                             7.7600% per annum

AMORTIZATION TERM:                         360 months

BALLOON LOAN:                              Yes

MATURITY/ARD BALANCE:                      $42,935,783

MATURITY DATE:                             December 11, 2010

BORROWER:                                  Almaden Plaza Shopping Center, Inc.

INTEREST CALCULATION:                      Actual/360

CALL PROTECTION:                           Lockout/defeasance until three months
                                           prior to maturity

LOAN PER SF(1):                            $88

UP-FRONT RESERVES:                         SM Reserve Fund         $3,100,000(3)
                                           Earthquake Escrow
                                             Fund                  $3,500,000(4)
                                           Initial Debt Service
                                             Reserve               $1,500,000
                                           Ground Lease Reserve    $  108,750
                                           Initial Replacement
                                             Reserve               $   33,500
                                           Almaden Expressway
                                             Reserve Fund          $  100,000(5)
                                           Engineering Escrow      $   68,750
                                           Environmental Escrow    $    1,875

ONGOING RESERVES:                          TI/LC Reserve                     (6)
                                           Replacement Reserve               (7)
                                           Tax and Insurance                 (8)
                                           Ground Lease Reserve              (9)

LOCKBOX:                                   Springing


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:                    Single Asset

PROPERTY TYPE:                             Retail

PROPERTY SUB-TYPE:                         Anchored

YEAR BUILT/RENOVATED:                      1968/1998

LEASABLE SQUARE FOOTAGE:                   544,860

OCCUPANCY AT U/W:                          99.0%

FEE OR LEASEHOLD:                          Fee/Leasehold

TOP TENANTS                        NRSF      % OF NRSF     LEASE EXPIRATION
-----------                        ----      ---------     ----------------
Costco Wholesale                 136,000       25.0%       February 2027
Bed, Bath & Beyond                62,000       11.4%       January 2010
TJ Maxx N More(2)                 53,799        9.9%       June 2011
Sears HomeLife                    39,845        7.3%       January 2010
Circuit City                      37,840        6.9%       January 2019
Barnes & Noble                    28,208        5.2%       November 2008

PROPERTY MANAGEMENT:                       Brothers International Corporation

U/W NCF:                                    $6,329,261

APPRAISED VALUE:                            $78,500,000

APPRAISAL DATE:                             May 11, 2001

CUT-OFF DATE LTV:                           61.3%

MATURITY/ARD LTV RATIO:                     54.7%

U/W DSCR:                                   1.52x

--------------------------------------------------------------------------------

(1)  Based on cut-off date principal balance.

(2) TJ Maxx N More has signed a letter of intent to occupy the space previously occupied by Service Merchandise. TJ Maxx N More is expected to take occupancy on June 15, 2001.

(3) At closing, the related borrower deposited $3,100,000 into the SM Reserve Fund which will be released upon satisfaction of the following conditions:
     (1) affirmation of the Stroud's lease, or (2) re-letting of the space formerly occupied by Service Merchandise at a higher rental rate and, the new tenant must be in occupancy and paying rent. If one of the conditions is satisfied, $2,350,000 of the SM Reserve Fund may be released to the related borrower and $700,000 of the remaining funds may be applied towards the cost of re-tenanting the Service Merchandise space. If any portion of the $700,000 is not used for re-tenanting purposes, it is to be deposited into a leasing reserve fund. The remaining $50,000 of the SM Reserve Fund is to be held until the resolution of a dispute with the ground lessor related to the use of a portion of the Almaden Plaza Property as a public roadway.

(4) At closing, the related borrower deposited $3,500,000 into an Earthquake Escrow Fund, which will be released upon the satisfaction of the following conditions: (1) the completion of seismic retrofitting work at buildings C, D, E and H, J, M at the Almaden Plaza Property and (2) the delivery of a report indicating that the probable maximum loss has been reduced to 20% or less of the estimated replacement cost of the improvements.

(5) At closing, the related borrower deposited $100,000 into an Almaden Expressway Escrow Fund which is to be held until execution of a lease by Santa Clara County for use of certain areas of the Almaden Plaza Property as a public roadway.

(6) The related borrower is required to make monthly payments into a TI/LC Reserve in the amount of $17,620.

(7) The related borrower is required to make monthly payments into a Replacement Reserve in the amount of $6,561.

(8) 1/12 of annual real estate tax and 1/12 of insurance premium on a monthly basis.

(9)  1/12 of rent and additional rent payable under the Ground Lease.

                                                 LEASE ROLLOVER SCHEDULE

                                AVERAGE                                            5 OF TOTAL
                   # OF        BASE RENT                                           BASE RENTAL      CUMULATIVE % OF
                  LEASES        PER SF      % OF TOTAL SF    CUMULATIVE % OF         REVENUES         TOTAL RENTAL
    YEAR         ROLLING        ROLLING        ROLLING          SF ROLLING           ROLLING        REVENUES ROLLING
    ----         -------       ---------    -------------    ---------------       -----------      ----------------
     2001            5          $33.83           0.9%               0.9%               2.4%                2.4%
     2002            4          $18.79           3.6%               4.5%               5.0%                7.3%
     2003            5          $14.19          10.4%              14.9%              11.0%               18.4%
     2004           14          $25.17           9.1%              24.0%              17.0%               35.4%
     2005            7          $24.99           5.0%              29.0%               9.3%               44.7%
     2006            1          $31.80           0.3%              29.3%               0.7%               45.4%
     2007            1          $39.89           0.3%              29.5%               0.8%               46.1%
     2008            2          $19.20           6.7%              36.2%               9.6%               55.8%
     2009            0          $ 0.00           0.0%              36.2%               0.0%               55.8%
     2010            2          $10.32          18.7%              54.9%              14.4%               70.1%

     The Borrower. Almaden Plaza Shopping Center, Inc. is the borrower under the Almaden Plaza Loan. It is--

     o a single-purpose corporation formed under the laws of the State of California,

     o a wholly-owned subsidiary of Brothers International Corporation, a California corporation, and

     o    controlled indirectly by C.K. Kwan and Joshua Kwan.

     The Almaden Plaza Property. The Almaden Plaza Property is an anchored shopping mall located on approximately 39.5 acres in San Jose, California. The property is anchored by seven tenants that occupy approximately 49.0% of the net rentable area. Those anchor tenants include, Costco Wholesale, TJ Maxx N More, Bed, Bath & Beyond, Sears HomeLife, Circuit City, Barnes & Noble, Ross Dress for Less and Strouds. The improvements at the Almaden Plaza Property include a single-story, 544,860 square foot retail center, comprising 524,926 net rentable square feet.

     Property Management. The Almaden Plaza Property is subject to a management agreement between the borrower and Brothers International Corporation, an affiliate of the borrower. The management agreement generally provides for a management fee of 3% of gross revenue, the payment of which is subordinated to the payment of the Almaden Plaza Loan.

     Cash Management. If the debt service coverage ratio for the Almaden Plaza Property falls below 1.05x to 1.00x as computed by the lender on a trailing 12-month basis as of the end of any calendar quarter or if certain events of default occur under the Almaden Plaza Loan, then the borrower is required to deposit all rents into an account that is controlled by the lender. In lieu of being required to implement a hard lockbox as of the closing of the Almaden Plaza Loan, the borrower deposited with the lender the sum of $500,000.00 and delivered to the lender a $1,000,000 letter of credit. If, on any monthly payment due date under the Almaden Plaza Loan, there are insufficient revenues from the Almaden Plaza Property for the prior month to cover the monthly installment of principal and interest and/or the monthly deposit to any escrow or reserve then due and payable to the lender under the Almaden Plaza Loan, the lender is required to apply amounts then on deposit in the payment reserve fund to the payment of such monthly installment and/or such monthly escrow or reserve deposit (or the portion thereof for which insufficient revenues for the prior month exist). If a monthly installment of principal and interest or a monthly deposit to any escrow or reserve is paid from the payment reserve fund, an event of default occurs under the Almaden Plaza Loan only if the borrower fails to replenish the payment reserve fund by depositing therein the amount so drawn within ten days following the lender's draw thereon.

     Ground Lease. The related borrower holds a sub-leasehold interest in parcels 1, 2 and 3 of the Almaden Plaza Property under a sub-ground lease between the borrower as the sub-ground lessee and Edgewater Holding Corporation, an affiliate of the borrower, as the sub-ground lessor. Edgewater Holding Corporation holds its leasehold interest in those parcels under a ground lease from the fee owners. The Almaden Plaza Loan is secured by a deed of trust lien on both the borrower's sub-leasehold estate and Edgewater Holding Corporation's leasehold estate in those parcels, which deed of trust also contains a collateral assignment to the lender of Edgewater Holding Corporation's interest as landlord under the sub-ground lease. As of December 1, 2000, the minimum rent being paid by the borrower under the sub-ground lease was $148,570.00 per year, subject to annual adjustments each June 1 to reflect increases in the Consumer Price Index. The borrower is also required to pay percentage rent under the sub-ground lease in an amount equal to the excess of 1/2 of one percent of the gross sales made by certain tenants over the minimum rent payment, which tenants are only those tenants leasing the portion of the leased property that was subleased to Carter Hawley Stores, Inc. in December of 1974. As of December 1, 2000, the percentage rent was in the amount of $64,473.40. Both the ground lease and the sub-ground lease expire on May 31, 2015 and may be renewed at the sub-ground lessee's option for two successive periods ending May 31, 2064. The lender may directly exercise the renewal options under the ground lease and the sub-ground lease during the continuance of an event of default under the Almaden Plaza Loan.

     Ground Lease Disputes. There are presently two disputes between the borrower and the ground lessor. The first dispute concerns the calculation of percentage rent under the ground lease for the portion of the property occupied by Barnes & Noble. As of the closing of the Almaden Plaza Loan, the borrower had made all disputed percentage rent payments requested by the ground lessor but has advised the ground lessor that it intends to bring an action concerning those payments. The originator of the Almaden Plaza Mortgage Loan was advised that the ground lessor and the borrower have agreed to mediate this dispute. The second dispute concerns two rights of way that the borrower has granted to governmental agencies. The ground lessor alleges that these grants violate provisions of the ground lease. This dispute has been on-going for several years and no default has been declared under the ground lease as a result of this dispute as of the date of this prospectus supplement. The Almaden Plaza Loan required the borrower to fund escrow accounts with respect to both disputed grants in the amounts of $100,000 and $50,000, respectively. If the ground lessor declares a default under the ground lease with respect to either grant, the lender may make payments to the ground lessor from the respective escrow account.

     Seismic Study. As of the closing of the Almaden Plaza Loan, in the event of an earthquake the probable maximum loss for the buildings located in the Almaden Plaza Property ranged from 14% to 34% of the estimated replacement cost of the improvements, depending on the building. In lieu of maintaining earthquake insurance, the borrower was required to commence as soon as practical after the closing of the Almaden Plaza Loan and diligently pursue (subject to the borrower's receipt of permission from any tenant occupying space to be affected thereby) structural retrofitting of those buildings having a probable maximum loss of 32% or greater of the estimated replacement cost of the improvements to reduce their probable maximum loss to 20% or less of the estimated replacement cost of the improvements. The borrower delivered to the lender a letter of credit in the amount of $3,500,000, which is the amount of earthquake insurance that would have been required, as security for the completion of that structural retrofitting.

--------------------------------------------------------------------------------
                             ALLIANCE GT 5 PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE PRINCIPAL BALANCE:          $42,258,112

FIRST PAYMENT DATE:                      July 1, 2001

INTEREST RATE:                           8.5600% per annum

AMORTIZATION TERM:                       354 months

BALLOON LOAN:                            Yes

MATURITY/ARD BALANCE:                    $38,454,867

MATURITY DATE:                           October 1, 2010

BORROWER:                                Alliance GT 5 Limited Partnership

INTEREST CALCULATION:                    Actual/360

CALL PROTECTION:                         Lockout/defeasance until after the
                                         date six months prior to maturity

LOAN PER UNIT(1):                        $30,336

UP-FRONT RESERVES:                       Engineering Reserve      $427,750
                                         Environmental Reserve    $  1,563
                                         Capital Expenditure
                                           Reserve                $428,323

ONGOING RESERVES:                        Tax and Insurance             (2)
                                         Replacement Reserve           (3)

LOCKBOX:                                 Soft


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:                  Portfolio of 4 assets

PROPERTY TYPE:                           Multifamily

PROPERTY SUB-TYPE:                       Conventional

LOCATION:                                Various

YEAR BUILT/RENOVATED:                    Various

UNITS:                                   1,393

OCCUPANCY AT U/W:                        91%

FEE OR LEASEHOLD:                        Fee

PROPERTY MANAGEMENT:                     Alliance Residential Management, L.L.C.

U/W NCF:                                 $4,828,940

APPRAISED VALUE:                         $56,650,000

APPRAISAL DATE:                          September 1, 2000

CUT-OFF DATE LTV RATIO:                  74.6%

MATURITY/ARD LTV RATIO:                  67.9%

U/W DSCR:                                1.23x

--------------------------------------------------------------------------------

(1)  Based on the cut-off date principal balance.

(2) The related borrower is required to make monthly payments into a Tax and Insurance Reserve equal to 1/12 of annual real estate taxes and 1/12 of annual insurance premiums.

(3) The related borrower is required to make monthly payments in a Replacement Reserve in the amount of $29,021.

                                         ALLOCATED
                                           LOAN         YEAR BUILT/     OCCUPANCY     TOTAL
  PROPERTY            LOCATION            AMOUNT         RENOVATED       AT U/W       UNITS      1 BDRM     2 BDRM     3 BDRM
------------        -------------       -----------     -----------     ---------     -----      ------     ------     ------
Ashton Park         Houston, TX         $21,242,942      1982/1999         94%          720        456        264        N/A
Southpoint          Houston, TX          $8,015,524      1983/1997         95%          244        160         84        N/A
Palm Grove          Tampa, FL            $7,689,516      1970/1999         93%          244         64        156        24
Harbour Town        Nashville, TN        $5,310,130      1974/1996         72%          185         58        107        20
                                        -----------                        ---        -----        ---        ---        ---
TOTAL/WAV                               $42,258,112                        91%        1,393        738        611        44

     The Borrower. Alliance GT 5 Limited Partnership is the borrower under the Alliance GT 5 Portfolio Loan. It is--

     o a single-purpose limited liability partnership formed under the laws of the State of Delaware,

     o    owned by Alliance Holdings, LLC and Eaton Vance, and

     o controlled by Eaton Vance and, through Alliance Holdings, LLC, by Andrew Schor and Steven Ivankovich.

     Alliance Holdings, LLC is a privately-owned real estate investment, development and finance firm concentrated in the multifamily housing business. Alliance Holdings, LLC, together with its affiliates, owns interests in and manages approximately 46,000 multifamily units throughout Texas, the Midwest and along the eastern seaboard from Virginia to Florida.

     The Alliance GT 5 Portfolio Properties. The Alliance GT 5 Portfolio Properties are comprised of four garden-style multifamily projects.

     Property Management. The Alliance GT 5 Portfolio Properties are each subject to a property management agreement between the related borrower and Alliance Residential Management, L.L.C., an affiliate of the related borrower. The management agreement generally provides for a management fee of 4.0% of gross collections, the payment of which is subordinated to payment of the Alliance GT 5 Portfolio Loan. Alliance Residential Management, L.L.C. currently manages over 46,000 units and has approximately 1,200 employees. Alliance Residential Management, L.L.C. is headquartered in Houston, Texas.

     Cash Management/Lockbox. The borrower under the Alliance GT 5 Portfolio Loan must cause all rents from the Alliance GT 5 Portfolio Properties to be deposited into a rent account under the control of the lender and the borrower within one day of receipt. Unless and until an event of default occurs under the Alliance GT 5 Portfolio Loan, the related borrower will have access to those funds.

     Property Releases. The borrower under the Alliance GT 5 Portfolio Loan may obtain a release of any of the Alliance GT 5 Portfolio Properties by partially defeasing that loan in an amount equal to 125% of the allocated loan amount for the property to be released.

--------------------------------------------------------------------------------
                             ALLIANCE GT 6 PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE PRINCIPAL BALANCE:             $34,523,645

FIRST PAYMENT DATE:                         July 1, 2001

INTEREST RATE:                              8.5100% per annum

AMORTIZATION TERM:                          354 months

BALLOON LOAN:                               Yes

MATURITY/ARD BALANCE:                       $31,385,913

MATURITY DATE:                              October 1, 2010

BORROWER:                                   Alliance GT 6 Limited Partnership

INTEREST CALCULATION:                       Actual/360

CALL PROTECTION:                            Lockout/defeasance until after the
                                            date six months prior to maturity

LOAN PER UNIT(1):                           $25,441

UP-FRONT RESERVES:                          Engineering Reserve      $987,206
                                            Environmental Reserve    $  2,813
                                            Capital Expenditure
                                              Reserve                $843,790

ONGOING RESERVES:                           Tax and Insurance             (2)
                                            Replacement Reserve           (3)

LOCKBOX:                                    Soft

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:                     Portfolio

PROPERTY TYPE:                              Multifamily

PROPERTY SUB-TYPE:                          Conventional

LOCATION:                                   Various

YEAR BUILT/RENOVATED:                       Various

UNITS:                                      1,357

OCCUPANCY AT U/W:                           92%

FEE OR LEASEHOLD:                           Fee

PROPERTY MANAGEMENT:                        Alliance Residential
                                              Management, L.L.C.

U/W NCF:                                    $4,027,536

APPRAISED VALUE:                            $45,950,000

APPRAISAL DATE:                             September 1, 2000

CUT-OFF DATE LTV RATIO:                     75.1%

MATURITY/ARD LTV RATIO:                     68.3%

U/W DSCR:                                   1.26x

--------------------------------------------------------------------------------

(1)  Based on the cut-off date principal balance.

(2) The related borrower is required to make monthly payments into a Tax and Insurance Reserve equal to 1/12 of annual real estate taxes and 1/12 of annual insurance premiums.

(3) The related borrower is required to make monthly payments into a Replacement Reserve in the amount of $28,271.

                                            ALLOCATED
                                              LOAN         YEAR BUILT/     OCCUPANCY    TOTAL
  PROPERTY               LOCATION            AMOUNT         RENOVATED       AT U/W      UNITS      1 BDRM     2 BDRM     3 BDRM
------------         ------------------   ------------     ----------     ---------     -----      ------     ------     ------
  Westwinds           Greensboro, NC      $ 7,526,844      1989/1999         92%          276       132        144        N/A
  Hunter's Chase      Houston, TX         $ 7,509,324      1971/1999         97%          328       168        112         48
  The Park            Columbia, SC        $ 7,397,205      1975/1999         82%          292       177        115        N/A
  Country Walk        Columbia, SC        $ 5,353,490      1971/1999         92%          208        24        126         58
  Twin Rivers         Hopewell, VA        $ 3,419,251      1972/1999         96%          149       N/A        149        N/A
  Oakdale Villas      Warner Robins, GA   $ 3,317,530      1983/1999         97%          104        48         56        N/A
                                          -----------                        ---        -----       ---        ---        ---
     TOTAL/WAV                            $34,523,644                        92%        1,357       549        702        106

     The Borrower. Alliance GT 6 Limited Partnership is the borrower under the Alliance GT 6 Portfolio Loan. It is--

     o a single-purpose limited liability partnership formed under the laws of the State of Delaware,

     o    owned by Alliance Holdings, LLC and Eaton Vance, and

     o controlled by Eaton Vance and, through Alliance Holdings, LLC, by Andrew Schor and Steven Ivankovich.

     Alliance Holdings, LLC is a privately-owned real estate investment, development and finance firm concentrated in the multifamily housing business. Alliance Holdings, LLC, together with its affiliates, owns interests in and manages approximately 46,000 multifamily units throughout Texas, the Midwest and along the eastern seaboard from Virginia to Florida.

     The Alliance GT 6 Portfolio Properties. The Alliance GT 6 Portfolio Properties are comprised of six multifamily rental properties.

     Property Management. The Alliance GT 6 Portfolio Properties are each subject to a property management agreement between the related borrower and Alliance Residential Management, L.L.C., an affiliate of the related borrower. The management agreement generally provides for a management fee of 4.0% of gross collections, the payment of which is subordinated to payment of the Alliance GT 6 Portfolio Loan. Alliance Residential Management, L.L.C. currently manages over 46,000 units and has approximately 1,200 employees. Alliance Residential Management, L.L.C. is headquartered in Houston, Texas.

     Cash Management/Lockbox. The borrower under the Alliance GT 6 Portfolio Loan must cause all rents from the Alliance GT 6 Portfolio Properties to be deposited into a rent account under the control of the lender and the borrower within one day of receipt. Unless and until an event of default occurs under the Alliance GT 6 Portfolio Loan, the related borrower will have access to those funds.

     Property Releases. The borrower under the Alliance GT 6 Portfolio Loan may obtain a release of any of the Alliance GT 6 Portfolio Properties by partially defeasing that loan in an amount equal to 125% of the allocated loan amount for the property to be released.

--------------------------------------------------------------------------------
                                  RAMBUS, INC.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
CUT-OFF DATE PRINCIPAL BALANCE:             $29,165,204

FIRST PAYMENT DATE:                         May 11, 2001

INTEREST RATE:                              7.7800% per annum

AMORTIZATION TERM:                          360 months

BALLOON LOAN:                               Yes

MATURITY/ARD BALANCE:                       $25,975,661

MATURITY DATE:                              April 11, 2011

BORROWER:                                   Los Altos Office Associates, LLC

INTEREST CALCULATION:                       Actual/360

CALL PROTECTION:                            Lockout/defeasance until after the
                                            date six months prior to maturity

LOAN PER SF(1):                             $302

UP-FRONT RESERVES:                          Rambus Security
                                              Deposit             $2,500,000(2)
                                            Rambus Punchlist
                                              Reserve             $   21,000
                                            TI/LC Reserve         $  828,111

ONGOING RESERVES:                           TI/LC Reserve                   (3)
                                            Tax and Insurance               (4)

LOCKBOX:                                    Hard

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
SINGLE ASSET/PORTFOLIO:                     Single

PROPERTY TYPE:                              Office

PROPERTY SUB-TYPE:                          Suburban

LOCATION:                                   Los Altos, CA

YEAR BUILT/RENOVATED                        2000/N.A.

LEASABLE SQUARE FOOTAGE:                    96,562

OCCUPANCY AT U/W:                           100%

FEE OR LEASEHOLD:                           Fee

SOLE TENANT                        NRSF      % OF NRSF     LEASE EXPIRATION
------------                       ----      ---------     ----------------
Rambus, Inc.                      96,562        100%       December 2010

PROPERTY MANAGEMENT:                        Sand Hill Property
                                              Management Company

U/W NCF:                                    $3,456,423

APPRAISED VALUE:                            $41,400,000

APPRAISAL DATE:                             December 31, 2000

CUT-OFF DATE LTV RATIO:                     70.4%

MATURITY/ARD LTV RATIO:                     62.7%

U/W DSCR:                                   1.37x

--------------------------------------------------------------------------------
(1)  Based on the cut-off date principal balance.

(2) At closing, the related borrower was required to deposit a $2,500,000 letter of credit which will be reduced to $1,200,000 on the first anniversary of rent commencement by the tenant Rambus, Inc. and to $600,000 on the second anniversary of rent commencement.

(3) The related borrower is required to make monthly payments into a TI/LC Reserve in the amount of $12,400.

(4) The related borrower is required to make monthly payments of an amount equal to 1/12 of annual real estate taxes and 1/12 of annual insurance premiums into a Tax and Insurance Reserve.

     The Borrower. The borrower under the Rambus, Inc. Loan is Los Altos Office Associates, LLC. It is--

     o a single purpose limited liability company organized under the laws of the State of California, and

     o    controlled by Peter Pau.

     The Rambus, Inc. Property. The Rambus, Inc. Property is a 1.57 acre property located in Los Altos, California. It is improved by a new three-story Class A office building, comprised of 96,562 rentable square feet of office space.

     Property Management. The Rambus, Inc. Property is subject to a management agreement between the borrower and Sand Hill Property Management Company, an affiliate of the borrower. The management agreement generally provides for a management fee of 2% of gross revenue collected each month, payment of which is subordinated to the payment of Rambus, Inc. Loan.

     Cash Management/Lockbox. The borrower under the Rambus, Inc. Loan must cause all rents from the Rambus, Inc. Property to be deposited into a rent account controlled by the lender. The lender is entitled to receive funds from the account sufficient to cover all required payments under the loan and, unless and until a trigger event occurs under the Rambus, Inc. Loan, the borrower is entitled to receive the balance.

--------------------------------------------------------------------------------
                        FOOTHILL VILLAGE SHOPPING CENTER
--------------------------------------------------------------------------------

                     --------------------------------------
                                LOAN INFORMATION
                     --------------------------------------

CUT-OFF DATE PRINCIPAL BALANCE:             $25,119,903

FIRST PAYMENT DATE:                         February 11, 2001

INTEREST RATE:                              8.0000% per annum

AMORTIZATION TERM:                          360 months

BALLOON LOAN:                               Yes

ANTICIPATED REPAYMENT DATE:                 January 11, 2011

MATURITY/ARD BALANCE:                       $25,119,903

MATURITY DATE:                              January 11, 2031

BORROWER:                                   Foothill Village Shopping
                                            Center, L.P.

INTEREST CALCULATION:                       Actual/360

CALL PROTECTION:                            Lockout/defeasance until three
                                            months prior to anticipated
                                            repayment date

LOAN PER SF(1):                             $91

UP-FRONT RESERVES:                          Earnout Reserve           $1,400,000
                                            TI/LC Reserve             $  163,000
                                            Engineering Escrow        $  389,113

ONGOING RESERVES:                           TI/LC Reserve                    (2)
                                            Replacement Reserve              (3)
                                            Tax and Insurance                (4)

LOCKBOX:                                    Hard


                     --------------------------------------
                              PROPERTY INFORMATION
                     --------------------------------------

SINGLE ASSET/ PORTFOLIO:                    Single Asset

PROPERTY TYPE:                              Retail

PROPERTY SUB-TYPE:                          Anchored

LOCATION:                                   Salt Lake City, UT

YEAR BUILT/RENOVATED                        1956/1987

LEASABLE SQUARE FOOTAGE:                    274,960

OCCUPANCY AT U/W:                           87%

FEE OR LEASEHOLD:                           FEE

TOP TENANTS                NRSF     % OF NRSF    LEASE EXPIRATION
-----------               ------    ---------    ----------------
Dan's Foods               40,000      14.5%       October 2014
Stein Mart                32,000      11.7%       November 2015
Body Tech, Inc.           16,860       6.1%       February 2006
Nifty Cool                 8,835       3.2%       February 2011
Red Butte Cafe             6,575       2.4%       September 2003
Blockbuster Video          5,326       1.9%       November 2003
Wells Fargo Bank           3,700       1.3%       September 2003
Starbucks Corporation      2,585       0.9%       February 2007

PROPERTY MANAGEMENT:                        Jones Lang LaSalle Americas,

U/W NCF:                                    $2,758,456

APPRAISED VALUE:                            $32,900,000

APPRAISAL DATE:                             December 1, 2000

CUT-OFF DATE LTV RATIO:                     76.4%

MATURITY/ARD LTV RATIO:                     68.5%

U/W DSCR:                                   1.24x

----------

(1)  Based on cut-off date principal balance.

(2) The related borrower is required to make monthly payments into a TI/LC reserve in the amount of $18,838.

(3) The related borrower is required to make monthly payments into a Replacement Reserve in the amount of $4,683.

(4) The related borrower is required to make monthly payments into a Tax and Insurance Reserve in an amount equal to 1/12 of annual real estate taxes and 1/12 of annual insurance premiums.

                                   LEASE ROLLOVER SCHEDULE

                    AVERAGE                                 % OF TOTAL
          # OF     BASE RENT     % OF       CUMULATIVE      BASE RENTAL      CUMULATIVE % OF
         LEASES     PER SF      TOTAL SF      % OF           REVENUES          TOTAL RENTAL
YEAR    ROLLING     ROLLING     ROLLING     SF ROLLING        ROLLING        REVENUES ROLLING
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
2001      13        $13.79       9.3%           9.3%           11.4%               11.4%
---------------------------------------------------------------------------------------------
2002      9         $16.19       6.1%          15.4%            8.9%               20.3%
---------------------------------------------------------------------------------------------
2003      11        $16.57      11.9%          27.3%           17.6%               37.9%
---------------------------------------------------------------------------------------------
2004      8         $12.36      11.7%          39.0%           13.0%               50.9%
---------------------------------------------------------------------------------------------
2005      7         $19.12       5.1%          44.1%            8.7%               59.6%
---------------------------------------------------------------------------------------------
2006      3         $ 8.90       9.0%          53.1%            7.2%               66.7%
---------------------------------------------------------------------------------------------
2007      1         $17.00       0.9%          54.1%            1.4%               68.2%
---------------------------------------------------------------------------------------------
2008      2         $18.19       1.9%          56.0%            3.1%               71.3%
---------------------------------------------------------------------------------------------
2009      1         $21.00       0.4%          56.4%            0.8%               72.1%
---------------------------------------------------------------------------------------------
2010      2         $24.00       1.2%          57.6%            2.5%               74.7%
---------------------------------------------------------------------------------------------
2011      1         $ 9.50       3.2%          60.8%            2.7%               77.4%
---------------------------------------------------------------------------------------------


     THE BORROWER. Foothill Village Shopping Center, L.P. is the borrower under the Foothill Village Shopping Center Loan. It is:

o a single purpose limited partnership formed under the laws of the State of Delaware, and

o controlled, through its general partner, by Gregory Greenfield & Associates, Inc., a Florida corporation.

     THE FOOTHILL VILLAGE SHOPPING CENTER PROPERTY. Foothill Village Shopping Center Property is an anchored shopping mall located on 11.0 acres in Salt Lake City, Utah. The Foothill Village Shopping Center Property is anchored by Stein Mart, and includes more than 59 retailers, including TGI Fridays, Blockbuster Video and Starbucks. The Foothill Village Shopping Center Property has 506 underground parking spaces and 396 surface parking spaces.

     PROPERTY MANAGEMENT. The Foothill Village Shopping Center Property is subject to a management agreement between the borrower and Jones Lang LaSalle Americas, Inc. The borrower has assigned its rights under the management agreement to Credit Suisse First Boston Mortgage Capital LLC. The management agreement generally provides for a management fee of 4.0% of the total minimum rent and percentage rent collected from the premises.

     CASH MANAGEMENT/LOCK BOX. The borrower under the Foothill Village Shopping Center Loan must cause all rents from the Foothill Village Shopping Center Property to be deposited into an account under the control of the lender.

--------------------------------------------------------------------------------
                           THE METROPOLITAN APARTMENTS
--------------------------------------------------------------------------------

                     --------------------------------------
                                LOAN INFORMATION
                     --------------------------------------

CUT-OFF DATE PRINCIPAL BALANCE:             $24,615,206

FIRST PAYMENT DATE:                         May 1, 2001

INTEREST RATE:                              7.1100% per annum

AMORTIZATION TERM                           360 months

BALLOON LOAN:                               Yes

MATURITY/ARD BALANCE:                       $21,559,564

MATURITY DATE:                              April 1, 2011

BORROWER:                                   Clinton Street Apartments LLC

INTEREST CALCULATION:                       Actual/360

CALL PROTECTION:                            Lockout/defeasance except during the
                                            last 90 days of the loan term

LOAN PER UNIT(1):                           $192,306

UP-FRONT RESERVES:                          None

ONGOING RESERVES:                           Tax and Insurance Reserve (2)

                                            Replacement Reserve       (3)

LOCKBOX:                                    Soft


                     --------------------------------------
                              PROPERTY INFORMATION
                     --------------------------------------

SINGLE ASSET/PORTFOLIO:                     Single Asset

PROPERTY TYPE:                              Multifamily

PROPERTY SUB-TYPE:                          Conventional

LOCATION:                                   Hoboken, NJ

YEAR BUILT/RENOVATED:                       2000/N.A.

NUMBER OF UNITS:                            128

OCCUPANCY AT U/W:                           99%

FEE OR LEASEHOLD:                           Fee

PROPERTY MANAGEMENT:                        The Alpert Group LLC

U/W NCF:                                    $2,393,789

APPRAISED VALUE:                            $35,500,000

APPRAISAL DATE:                             March 19, 2001

CUT-OFF DATE LTV RATIO:                     69.3%

MATURITY/ARD LTV RATIO:                     60.7%

U/W DSCR:                                   1.20x

----------

(1)  Based upon cut-off date principal balance.

(2) The borrower is required to make monthly payments into a Tax and Insurance Reserve in an amount equal to 1/12 of annual real estate taxes and 1/12 of annual insurance premiums.

(3) The borrower is required to make monthly payments into a Replacement Reserve in the amount of $2,666.67.

     THE BORROWER. Clinton Street Apartments LLC is the borrower under The Metropolitan Apartments Loan. It is--

     o a single purpose limited liability company organized under the laws of the State of Delaware, and

     o controlled by Hoboken Clinton LLC, a single-purpose limited liability company organized under the laws of the State of New Jersey.

     The 1.0% managing member of Hoboken Clinton LLC is Hoboken Clinton Special, Inc., a single purpose corporation (with an independent director) organized under the laws of the State of New Jersey, which is 50% owned by Robert Greer and 50% owned by Mitchell Markay.

     The Metropolitan Apartments Property. The Metropolitan Apartments Property is comprised of two five-story multifamily buildings with a central courtyard, covered parking, and 4,000 square feet of street-level commercial space. Set forth below is information regarding the units at The Metropolitan Apartments Property.

    ---------------------------------------------------------------------
         Units            # Units          Avg Rent         Max Rent
    ---------------------------------------------------------------------
         1 Bdrm               2             $1,700           $1,700
    ---------------------------------------------------------------------
         2 Bdrm             108             $2,068           $2,350
    ---------------------------------------------------------------------
         3 Bdrm              18             $2,867           $3,100
    ---------------------------------------------------------------------

     PROPERTY MANAGEMENT. The Metropolitan Apartments Property is subject to a property management agreement between the borrower and The Alpert Group LLC. The management agreement generally provides for a management fee of 3.5% of gross collections, the payment of which is subordinated to payment of The Metropolitan Apartments Loan.

     CASH MANAGEMENT. The borrower established a rent account in which a minimum balance of $225,000 must be maintained at all times, except during the period of time between the first and twelfth days of each calendar month, when the amount on deposit in the rent account may fall below the required minimum amount. On or before the twelfth day of each calendar month, the property manager, on behalf of the borrower, must deposit in the rent account funds in an amount sufficient to pay all sums which will be due and payable to the lender with respect to the debt on the next monthly payment date, including, without limitation, monthly debt service and required deposits to all escrow and reserve accounts. If the rents are available and the property manager fails to make the required deposits, the lender may remove the property manager and replace it with a manager acceptable to the lender in its sole discretion. Each month on the payment date, the lender will transfer funds sufficient to pay the debt service and fund all escrows and reserves from the rent account to the lender account, which is under the sole control of the lender. The lender shall have the sole right to withdraw funds from the rent account.

--------------------------------------------------------------------------------
                       SILVERTHORNE FACTORY OUTLET STORES
--------------------------------------------------------------------------------

                     --------------------------------------
                                LOAN INFORMATION
                     --------------------------------------

CUT-OFF DATE PRINCIPAL BALANCE:             $23,152,226

FIRST PAYMENT DATE:                         May 11, 2001

INTEREST RATE:                              7.5500% per annum

AMORTIZATION TERM:                          300 months

BALLOON LOAN:                               Yes

MATURITY/ARD BALANCE:                       $18,872,004

MATURITY DATE:                              April 11, 2011

BORROWER:                                   Silverthorne Factory Stores, LLC

INTEREST CALCULATION:                       Actual/360

CALL PROTECTION:                            Lockout/defeasance until after the
                                            date three months prior to maturity

LOAN PER SF(1):                             $90

UP-FRONT RESERVES:                          TI/LC Reserve          $250,000
                                            Engineering Escrow     $ 23,125

ONGOING RESERVES:                           Tax and Insurance           (2)
                                            Replacement Reserve         (3)

LOCKBOX:                                    None

CASH MANAGEMENT:                            No


                     --------------------------------------
                              PROPERTY INFORMATION
                     --------------------------------------

SINGLE ASSET/PORTFOLIO:                     Single Asset

PROPERTY TYPE:                              Retail

PROPERTY SUB-TYPE:                          Unanchored

LOCATION:                                   Silverthorne, CO

YEAR BUILT/RENOVATED                        1988/1994

LEASABLE SQUARE FOOTAGE:                    258,161

OCCUPANCY AT U/W:                           91%

FEE OR LEASEHOLD:                           Fee/Leasehold(4)


TOP TENANTS                     NRSF     % of NRSF   LEASE EXPIRATION
-----------                    -----     ---------   ----------------
Gap Outlet                     7,505       3.2%       November 2004
Eddie Bauer                    7,200       3.1%       July 2005
Tommy Hilfiger                 4,727       1.8%       June 2011
Jones New York                 3,983       1.7%       June 2003
J Crew                         3,966       1.7%       September 2001
Jones New York Country         2,200       0.9%       November 2005

PROPERTY MANAGEMENT:                        SFS Management, LLC

U/W NCF:                                    $3,090,709

APPRAISED VALUE:                            $36,500,000

APPRAISAL DATE:                             January 25, 2001

CUT-OFF DATE LTV RATIO:                     63.4%

MATURITY/ARD LTV RATIO:                     51.7%

U/W DSCR:                                   1.50x

----------

(1)  Based on cut-off date principal balance.

(2) The related borrower is required to make monthly payments into a Tax and Insurance Reserve in an amount equal to 1/12 of annual real estate taxes and 1/12 of annual insurance premiums.

(3) The related borrower is required to make monthly payments into a Replacement Reserve in the amount of $4,303.

(4) The Silverthorne Factory Outlet Stores Property also includes the leasehold interest in an adjacent parking tract.


                                   LEASE ROLLOVER SCHEDULE

                    AVERAGE                                 % OF TOTAL
          # OF     BASE RENT     % OF       CUMULATIVE      BASE RENTAL      CUMULATIVE % OF
         LEASES     PER SF      TOTAL SF      % OF           REVENUES          TOTAL RENTAL
YEAR    ROLLING     ROLLING     ROLLING     SF ROLLING        ROLLING        REVENUES ROLLING
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
2001      22        $12.72      33.7%          33.7%           27.9%               27.9%
---------------------------------------------------------------------------------------------
2002       9        $16.96       7.6%          41.3%            8.4%               36.2%
---------------------------------------------------------------------------------------------
2003      13        $17.88      17.1%          58.4%           19.9%               56.1%
---------------------------------------------------------------------------------------------
2004      13        $15.00      18.3%          76.7%           17.8%               74.0%
---------------------------------------------------------------------------------------------
2005      12        $17.69      19.0%          95.7%           21.9%               95.8%
---------------------------------------------------------------------------------------------
2006       1        $15.00       4.3%         100.0%            4.2%              100.0%
---------------------------------------------------------------------------------------------



     THE BORROWER. Silverthorne Factory Stores LLC is the borrower under the loan. It is:

     o a single-purpose limited liability company formed under the laws of the State of Colorado, and

     o owned 60% by T.G.S. Properties U.S., Inc. and 40% by Former TCE LLC, the managing member.

     Former TCE LLC, the managing member of Silverthorne Factory Stores LLC, is 100% owned by Samuel H. Brown. T.G.S. Properties U.S., Inc. is 100% owned by TGS Properties Ltd., a public Canadian company traded on the Toronto Stock Exchange.

     The Silverthorne Factory Outlet Property. The Silverthorne Factory Outlet Property is a single-story, 258,161 square foot factory outlet mall located on
30.969 acres in Silverthorne, Colorado. The property includes 1,281 parking spots and 68 retailers, including Eddie Bauer, Gap Outlet, Liz Claiborne, Nike, Pfaltzgraff, Bass Company Store and Levi's Outlet.

     PROPERTY MANAGEMENT. The Silverthorne Factory Outlet Property is subject to a management agreement between Silverthorne Factory Stores, LLC and SFS Management, LLC, an affiliate of the related borrower. SFS Management, LLC is controlled by Samuel H. Brown, who is a manager of Silverthorne Factory Stores LLC. The management agreement generally provides for a management fee of 5.0% of gross revenue and a leasing commission of 5.0% of the total base rent of the primary term of new leases, and 2.0% of total base rent of the primary term for renewals. The payment of all those fees are subordinated to payment of the Silverthorne Factory Outlet Loan.

     CASH MANAGEMENT/LOCKBOX. The borrower under the Silverthorne Factory Outlet Loan did not enter into a cash management agreement with the lender.

     GROUND LEASE. The related borrower holds its interest in Parcel D of the Silverthorne Factory Outlet Property under a sub-ground lease. The primary ground lease is between the State of Colorado, acting through its Board of Water Commissioners, as landlord, and the Town of Silverthorne, as tenant. The Town of Silverthorne subleased Parcel D of the Silverthorne Factory Outlet Property to Horizon/Glen Outlet Centers Limited Partnership, whose interest was ultimately assigned to the related borrower. The related borrower is required to pay $15,000 per year as a sub-ground lease payment, adjusted every five years to reflect inflation. The ground lease and sub-ground lease expire on October 1, 2026. The related borrower has agreed to provide executed amendments to the primary ground lease and sub-ground lease documents extending their term for an additional five years. The ground lease lacks several common mortgagee protection clauses.

--------------------------------------------------------------------------------
                                  PLAZA ANTONIO
--------------------------------------------------------------------------------

                     --------------------------------------
                                LOAN INFORMATION
                     --------------------------------------

CUT-OFF DATE PRINCIPAL BALANCE:             $22,768,908

FIRST PAYMENT DATE:                         May 11, 2001

INTEREST RATE:                              7.2500% per annum

AMORTIZATION TERM:                          360 months

BALLOON LOAN:                               Yes

MATURITY/ARD BALANCE:                       $20,014,248

MATURITY DATE:                              April 11, 2011

CO-BORROWERS:                               Plaza Antonio Acquisition Company,
                                            LLC, RHP-Plaza Antonio, LLC and
                                            SJC-PAAC, LLC

INTEREST CALCULATION:                       Actual/360

CALL PROTECTION:                            Lockout/defeasance until after the
                                            date six months prior to maturity

LOAN PER SF(1):                             $216

UP-FRONT RESERVES:                          None

ONGOING RESERVES:                           Tax and Insurance(2)

LOCKBOX:                                    None


                     --------------------------------------
                              PROPERTY INFORMATION
                     --------------------------------------

SINGLE ASSET/ PORTFOLIO:                    Single Asset

PROPERTY TYPE:                              Retail

PROPERTY SUB-TYPE:                          Shadow Anchored

LOCATION:                                   Rancho Santa Margarita, CA

YEAR BUILT/RENOVATED:                       1992/N.A.

LEASABLE SQUARE FOOTAGE:                    105,655

OCCUPANCY AT U/W:                           100%

FEE OR LEASEHOLD:                           Fee

TOP TENANTS                  NRSF     % OF NRSF    LEASE EXPIRATION
-----------                 ------    ---------    ----------------
True Value Hardware         12,586      11.9%        July 2002
The Wherehouse               7,082       6.7%        January 2007
Cocos Restaurant             6,500       6.2%        July 2012
World Savings                4,000       3.8%        March 2014
Burger King                  3,513       3.3%        June 2012
El Pollo Loco                2,250       2.1%        September 2012

PROPERTY MANAGEMENT:                        Westar Management, Inc.

U/W NCF:                                    $2,339,366

APPRAISED VALUE:                            $32,000,000

APPRAISAL DATE:                             January 1, 2001

CUT-OFF DATE LTV RATIO:                     71.2%

MATURITY/ARD LTV RATIO:                     62.5%

U/W DSCR:                                   1.25x

----------

     (1)  Based on cut-off date principal balance.

     (2) The borrower is required to make monthly payments into a Tax and Insurance Reserve in an amount equal to 1/12 of annual real estate taxes and 1/12 of annual insurance premiums.


                                   LEASE ROLLOVER SCHEDULE

                    AVERAGE                                 % OF TOTAL
          # OF     BASE RENT     % OF       CUMULATIVE      BASE RENTAL      CUMULATIVE % OF
         LEASES     PER SF      TOTAL SF      % OF           REVENUES          TOTAL RENTAL
YEAR    ROLLING     ROLLING     ROLLING     SF ROLLING        ROLLING        REVENUES ROLLING
---------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------
2002      15        $23.80      31.5%          31.5%           29.8%                29.8%
---------------------------------------------------------------------------------------------
2003       9        $22.84      19.6%          51.1%           17.8%                47.6%
---------------------------------------------------------------------------------------------
2004       5        $26.12       7.1%          58.2%            7.3%                54.9%
---------------------------------------------------------------------------------------------
2005       3        $27.73       3.4%          61.6%            3.8%                58.7%
---------------------------------------------------------------------------------------------
2006       4        $27.52       8.7%          70.4%            9.6%                68.3%
---------------------------------------------------------------------------------------------
2007       3        $22.74      12.0%          82.3%           10.8%                79.1%
---------------------------------------------------------------------------------------------
2008       1        $39.00       2.3%          84.6%            3.5%                82.6%
---------------------------------------------------------------------------------------------
2009       0        $ 0.00       0.0%          84.6%            0.0%                82.6%
---------------------------------------------------------------------------------------------
2010       0        $ 0.00       0.0%          84.6%            0.0%                82.6%
---------------------------------------------------------------------------------------------
2011       0        $ 0.00       0.0%          84.6%            0.0%                82.6%
---------------------------------------------------------------------------------------------

                                      S-89

     The Borrowers. The co-borrowers under the loan are Plaza Antonio Acquisition Company, LLC, RHP-Plaza Antonio, LLC and SJC-PAAC, LLC, are tenants-in-common with respect to the Plaza Antonio Property. Plaza Antonio Acquisition Company, LLC and RHP-Plaza Antonio are--

     o single-purpose limited liability companies organized under the laws of Delaware, and

     o    controlled by Westar Associates.

     SJC-PAAC, LLC is--

     o a single-purpose limited liability company organized under the laws of Delaware, and

     o    controlled by The San Juan Company.

     Westar Associates is a real estate development company. It currently owns 18 properties totaling over 1.3 million square feet, primarily in Southern California.

     The San Juan Company is also a real estate development company. Its major holdings include over 23,500 acres of land in South Orange County, California.

     The Plaza Antonio Property. The Plaza Antonio Property is a shopping mall located on 100 acres in Rancho Santa Margarita, California. The Plaza Antonio Property is shadow anchored by Vons/Pavillion, a 55,000 square foot grocer and includes a diverse tenant base of 44 tenants. The improvements on the Plaza Antonio Property include a one-story retail building, comprising 105,655 net rentable square feet. The Plaza Antonio Property has 815 parking spots.

     Property Management. The Plaza Antonio Property is subject to a management agreement among two of the co-borrowers and Westar Management, Inc., an affiliate of such co-borrowers. The management agreement generally provides for a management fee of $50,000 per annum plus 3% of annual gross revenues, and commissions of up to 6% of annual rent for leasing services.

     Cash Management. The co-borrowers under the Plaza Antonio Loan did not enter into a cash management agreement with the lender.

THE MORTGAGE LOAN SELLERS

     We did not originate any of the mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans from the following entities:

     o Column Financial, Inc.--91 mortgage loans, representing 67.5% of the initial mortgage pool balance;

     o KeyBank National Association--58 mortgage loans, representing 23.4% of the initial mortgage pool balance; and

     o First Union National Bank--20 mortgage loans, representing 9.2% of the initial mortgage pool balance.

     Column acquired 14 of the mortgage loans that it is selling to us, representing 28.1% of the initial mortgage pool balance, from Credit Suisse First Boston Mortgage Capital LLC, which originated or purchased each of those 14 mortgage loans. Column acquired seven of the mortgage loans that it is selling to us, representing 3.7% of the initial mortgage pool balance, from Union Capital Investments, LLC, which originated each of those seven mortgage loans. Column originated each of the other mortgage loans that it is selling to us.

     KeyBank originated each of the mortgage loans that it is selling to us.

     First Union originated each of the mortgage loans that it is selling to us.

     Column Financial, Inc. Column is a corporation organized under the laws of Delaware. Its principal offices are in Atlanta, Georgia. Column underwrites and closes multifamily rental and commercial mortgage loans through its own origination offices and various correspondents in local markets across the country. Loan underwriting and quality control procedures are undertaken principally in regional offices located in Bethesda, Maryland; Chicago, Illinois; Cleveland, Ohio; Dallas, Texas; Denver, Colorado; Houston, Texas; Los Angeles, California; New York, New York; Newport Beach, California; Norwalk, Connecticut; Philadelphia, Pennsylvania; San Francisco, California; Seattle, Washington and Tampa, Florida. Column has originated approximately 2,100 commercial and multifamily rental mortgage loans totaling $11.0 billion since beginning operations in 1993. Column is a wholly-owned subsidiary of Credit Suisse Group and an affiliate of us and Credit Suisse First Boston Corporation, one of the underwriters.

     KeyBank National Association. KeyBank is a national banking association. KeyBank provides financial services, including commercial and multifamily real estate financing, throughout the United States. As of March 31, 2001, KeyBank had total assets of approximately $76.7 billion, total liabilities of approximately $70.4 billion and approximately $5.5 billion in stockholder's equity. The principal executive offices of KeyBank are located at Key Tower, 127 Public Square, Cleveland, Ohio 44114. Its telephone number is (216) 689-6300. KeyBank is a wholly-owned subsidiary of KeyCorp. KeyCorp is also the parent of McDonald Investments Inc., one of the underwriters. KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage, the master servicer and the special servicer with respect to the pooled mortgage loans, is a wholly-owned subsidiary of KeyBank.

     First Union National Bank. First Union is a national banking association. As of December 31, 2000, First Union had total assets of approximately $232 billion, total deposits (domestic and foreign) of approximately $147 billion, loans totaling approximately $131 billion, and approximately $15 billion in stockholders equity. First Union provides financial services, including commercial and multifamily real estate financing. The principal executive offices of First Union are located at One First Union Center, 301 South College Street, Charlotte, North Carolina 28288. Its telephone number is (704) 374-6161.

     Credit Suisse First Boston Mortgage Capital LLC. CSFBMC is a limited liability company formed under the laws of Delaware. Its principal offices are in New York, New York. CSFBMC originates and acquires loans secured by mortgages on commercial and multifamily real estate. CSFBMC is a subsidiary of Credit Suisse First Boston, Inc. and an affiliate of us, Column and Credit Suisse First Boston Corporation, one of the underwriters.

     Union Capital Investments, LLC. Union Capital is a limited liability company, with its principal offices in Atlanta, Georgia. Union Capital is primarily involved in conduit lending. It originates, underwrites and closes first mortgage loans secured by all types of multifamily rental and commercial real estate throughout the United States. The principals of Union Capital have been involved in the conduit lending field since January 1993.

     The information set forth in this prospectus supplement regarding the mortgage loan sellers and the originators has, in each case, been provided by the respective party. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of that information.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

     On or before the date of initial issuance of the offered certificates, each of the mortgage loan sellers will, directly or indirectly, transfer to us those mortgage loans that it is including in the securitization, and we will transfer to the trustee all of those mortgage loans. In each case, the transferor will assign the subject mortgage loans, without recourse (except as set forth in the mortgage loan purchase agreement to which it is a party), to the transferee.

     In connection with the foregoing transfers, each mortgage loan seller will generally be required to deliver or cause the delivery of the following documents, among others, to the trustee with respect to each of the mortgage loans as to which it is identified as the mortgage loan seller on Exhibit A-1 to this prospectus supplement:

     o    either--

          1. the original promissory note, endorsed without recourse to the order of the trustee or in blank, or

          2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

     o the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording on the document or certified by the applicable recording office;

     o the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording on the document or certified by the applicable recording office;

     o an executed original assignment of the related mortgage instrument in favor of the trustee or in blank, in recordable form except for missing recording information relating to that mortgage instrument;

     o an executed original assignment of any separate related assignment of leases and rents in favor of the trustee or in blank, in recordable form except for missing recording information relating to that assignment of leases and rents;

     o originals or copies of all written assumption, modification and substitution agreements, if any, in those instances where the terms or provisions of the mortgage instrument or promissory note have been modified or the mortgage loan has been assumed;

     o an original or copy of the lender's title insurance policy or, if a title insurance policy has not yet been issued or located, a pro forma title policy or a "marked up" commitment for title insurance, which in either case is binding on the title insurance company; and

     o in those cases where applicable, the original or a copy of the related ground lease.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the pooled mortgage loans in trust for the benefit of the series 2001-CK3 certificateholders. Within a specified period of time following that delivery, the trustee directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received, that they are regular on their face, that (if applicable) they appear to have been executed and that they purport to relate to a pooled mortgage loan. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the pooled mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     If--

     o any of the above-described documents required to be delivered by a mortgage loan seller to the trustee is not delivered or is otherwise defective, and

     o that omission or defect materially and adversely affects the interests of the series 2001-CK3 certificateholders, or any of them, in the subject loan, including, but not limited to, a material and adverse effect on any of the payments payable with respect to any of the series 2001-CK3 certificates or the value of those certificates, or the value of the mortgage loan, then the omission or defect will constitute a material document defect as to which the series 2001-CK3 certificateholders will have the rights against the applicable mortgage loan seller described under "--Cures, Repurchases and Substitutions" below. However, no such document omission or defect, other than with respect to the promissory note, the mortgage instrument, the title insurance policy, the ground lease or any letter of credit, will be considered to materially and adversely affect the interests of the series 2001-CK3 certificateholders or the value of the affected mortgage loan unless the document with respect to which the document omission or defect exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related mortgage loan, defending any claim asserted by any borrower or third party with respect to the mortgage loan, establishing the validity or priority of any lien on any collateral securing the mortgage loan or for any immediate servicing obligation.

     Within a specified period of time following the later of--

     o    the date on which the offered certificates are initially issued, and

     o the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee or a third-party independent contractor will be required to submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in the trustee's favor described above. Because most of the mortgage loans that we intend to include in the trust fund are newly originated, many of those assignments cannot be completed and recorded until the related mortgage instrument and/or the assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

     As of the date of initial issuance of the offered certificates--

     o Union Capital will make with respect to each pooled mortgage loan that it originated and sold to Column,

     o CSFBMC will make with respect to each pooled mortgage loan that it originated and sold to Column,

     o Column will make with respect to each remaining pooled mortgage loan that it is selling to us and that is not identified in one of the prior two bullets,

     o KeyBank will make with respect to each pooled mortgage loan that it is selling to us, and

     o First Union will make with respect to each pooled mortgage loan that it is selling to us,

specific representations and warranties generally to the effect listed below, together with any other representations and warranties as may be required by the rating agencies. The respective representations and warranties to be made by Column, CSFBMC, KeyBank, First Union and Union Capital may not be identical. However, the representations and warranties to be made by each warranting party will generally include--

     o The information relating to the mortgage loan set forth in the loan schedule attached to the related mortgage loan purchase agreement, will be true and correct in all material respects as of the related due date in June 2001. That information will include select items of information included on Exhibit A-1 to this prospectus supplement, including--

          1. the street address, including city, state and zip code, of the related mortgaged real property,

          2. the original principal balance and cut-off date principal balance of the mortgage loan,

          3. the amount of the monthly debt service payment due on the related due date in July 2001,

          4. the mortgage interest rate as of the related due date in June 2001, and

          5. the original and remaining term to stated maturity and the maturity date for the mortgage loan.

     o Immediately prior to its transfer and assignment of the mortgage loan, it had good title to, and was the sole owner of, the mortgage loan.

     o The related mortgage instrument is a valid and, subject to the exceptions and limitations on enforceability set forth in the next bullet, enforceable first priority lien upon the corresponding mortgaged real property, free and clear of all liens and encumbrances other than Permitted Encumbrances.

     o The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the related borrower, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation. In addition, each of the foregoing agreements is enforceable against the related borrower in accordance with its terms, except as enforcement may be limited by (1) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and (2) by general principles of equity, regardless of whether such enforcement is considered a proceeding in equity or at law, and except that certain provisions in those agreements may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (1) and (2), such limitations or unenforceability will not render those loan documents invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided thereby.

     o It has not received notice and has no actual knowledge, as of the related due date in June 2001, of any proceeding pending for the condemnation of all or any material portion of the mortgaged real property for the mortgage loan.

     o There exists an American Land Title Association or equivalent form of lender's title insurance policy or, if the title policy has yet to be issued, a pro forma policy or a marked up title insurance commitment, on which the required premium has been paid, insuring the first priority lien of the related mortgage instrument in the original principal amount of the mortgage loan after all advances of principal, subject only to--

          1. the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, and

          2.   the other exceptions set forth in the policy.

     o The proceeds of the mortgage loan have been fully disbursed, except in those cases where the full amount of the mortgage loan has been made, but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of specific leasing criteria, repairs or other matters with respect to the related mortgaged real property, and there is no requirement for future advances under the mortgage loan.

     o If the related mortgage instrument is a deed of trust, a trustee, duly qualified under applicable law, has either been properly designated and currently so serves or may be substituted in accordance with the deed of trust and applicable law.

     o Except as identified in the engineering report obtained in connection with the origination of the mortgage loan, to its knowledge, after inquiry of its servicer, which servicer may be an affiliate of the mortgage loan seller, the related mortgaged real property is free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan, except in any such case where an escrow of funds or insurance coverage exists sufficient to effect the necessary repairs and maintenance.

     o If the mortgaged real property is covered by a secured creditor impaired property policy, then the related mortgage loan seller has:

          1. disclosed, or is aware that there has been disclosed, in the application for that policy or otherwise to the insurer under that policy all "pollution conditions", as defined in that policy, identified in any environmental reports related to the particular mortgaged real property which are in the warranting party's possession or are otherwise known to the warranting party; and

          2. delivered or caused to be delivered to the insurer under that policy copies of all environmental reports in its possession related to the mortgaged real property;

in each case to the extent that the failure to make any such disclosure or deliver any such report would materially and adversely affect the trust's ability to recover under that policy.

     The representations and warranties made by each of Column, CSFBMC, KeyBank, First Union and Union Capital as listed and described above will be assigned by us to the trustee under the series 2001-CK3 pooling and servicing agreement. If--

     o there exists a breach of any of the above-described representations and warranties made by any of Column, CSFBMC, KeyBank, First Union or Union Capital, and

     o that breach materially and adversely affects the interests of the series 2001-CK3 certificateholders or any of them, in the subject loan, including, but not limited to, a material and adverse effect on any of the payments payable with respect to any of the series 2001-CK3 certificates or on the value of those certificates, or the value of the mortgage loan, then that breach will be a material breach of the representation and warranty. The rights of the series 2001-CK3 certificateholders against the applicable warranting party with respect to any material breach are described under "--Cures, Repurchases and Substitutions" below.

CURES, REPURCHASES AND SUBSTITUTIONS

     If there exists a material breach of any of the representations and warranties made by Column, CSFBMC, KeyBank, First Union or Union Capital with respect to any of the mortgage loans included in the trust fund, as discussed under "--Representations and Warranties" above, or a material document defect with respect to any of the mortgage loans included in the trust fund, as discussed under "--Assignment of the Underlying Mortgage Loans" above, then the warranting party, in the case of a material breach of a representation or warranty, or the related mortgage loan seller, in the case of a material document defect, will be required to take one of the following courses of action:

     o cure the material breach or the material document defect in all material respects; or

     o repurchase the affected mortgage loan at a price generally equal to the sum of--

          1. the unpaid principal balance of the mortgage loan at the time of purchase, plus

          2. all unpaid interest, other than Post-ARD Additional Interest and Default Interest, due with respect to that mortgage loan through the due date in the collection period of purchase, plus

          3. all unreimbursed servicing advances relating to that mortgage loan, plus

          4. any unpaid interest on any and all advances with respect to that mortgage loan then owing to the party or parties that made those advances, plus

          5. all special servicing fees and, to the extent not otherwise reflected in the immediately preceding clause 4., other Additional Trust Fund Expenses related to that mortgage loan, whether paid or then owing, plus

          6.   any costs incurred in enforcing the repurchase obligation; or

     o prior to the second anniversary of the date of initial issuance of the offered certificates, so long as it does not result in a qualification, downgrade or withdrawal of any rating assigned by Moody's or Fitch to the series 2001-CK3 certificates, as confirmed in writing by each of those rating agencies, replace the affected mortgage loan with a substitute mortgage loan that--

          1. has comparable payment terms to those of the mortgage loan that is being replaced, and

          2. is acceptable to the series 2001-CK3 controlling class representative.

     If any of Column, CSFBMC, KeyBank, First Union or Union Capital replaces one mortgage loan with another, as described in the third bullet of the preceding paragraph, then it will be required to pay to the trust fund the amount, if any, by which--

     o the price at which it would have had to purchase the removed mortgage loan, as described in the second bullet point of the preceding paragraph, exceeds

     o the unpaid principal balance of the substitute mortgage loan as of the date it is added to the trust fund.

     The time period within which Column, CSFBMC, KeyBank, First Union or Union Capital, as applicable, must complete the remedy, repurchase or substitution described in the second preceding paragraph, will generally be limited to 90 days following the earlier of its discovery and receipt of notice of the material breach or material document defect, as the case may be. However, if Column, CSFBMC, KeyBank, First Union or Union Capital, as applicable, is diligently attempting to correct the problem, then it will be entitled to an additional 90 days to complete that remedy, repurchase or substitution.

     In addition to the foregoing, Column will--

     o make the same representations and warranties, including those discussed under "--Representations and Warranties" above, with respect to each pooled mortgage loan originated by CSFBMC and Union Capital as it does with respect to each other mortgage loan that it is selling to us for inclusion in the trust, and

     o have similar cure, repurchase or replacement obligations in the event of material breaches of those representations and warranties.

However, if--

     o there exists a breach of any of those representations or warranties by Column and a breach of any representation or warranty made by either CSFBMC or Union Capital, as applicable, with respect to the same mortgage loan,

     o those breaches otherwise give rise to a cure, repurchase or replacement obligation on the part of both Column and either CSFBMC or Union Capital, as applicable, and

     o either CSFBMC or Union Capital, as applicable, fails to satisfy its cure, repurchase or replacement obligation within the time period provided,

then Column will be required to cure the material breach of only its own representation or warranty as to the affected mortgage loan or to repurchase or replace that affected mortgage loan.

     The cure/repurchase/substitution obligations of each of Column, CSFBMC, KeyBank, First Union and Union Capital described above, will constitute the sole remedy available to the series 2001-CK3 certificateholders in connection with a material breach of any of the representations and warranties made by Column, CSFBMC, KeyBank, First Union or Union Capital, as applicable, or a material document defect, in any event with respect to a mortgage loan in the trust fund. No other person will be obligated to perform those obligations in the event of a default on the part of Column, CSFBMC, KeyBank, First Union and/or Union Capital, as applicable.

     Each of Column, CSFBMC, KeyBank, First Union and Union Capital has only limited assets with which to fulfill any repurchase/substitution obligations on its part that may arise as a result of a material document defect or a material breach of any of its representations or warranties. There can be no assurance that any of Column, CSFBMC, KeyBank, First Union or Union Capital, as the case may be, has or will have sufficient assets with which to fulfill any repurchase/substitution obligations on its part that may arise. Expenses incurred by the master servicer, the special servicer and the trustee with respect to enforcing any repurchase/substitution obligation will be borne by Column, CSFBMC, KeyBank, First Union or Union Capital, as applicable, or, if not, will be reimbursable out of the collection account to be maintained by the master servicer.

     If a material breach or a material document defect exists with respect to any pooled mortgage loan that is cross-collateralized with one or more other mortgage loans in the trust fund, then the entire cross-collateralized group will be treated as a single mortgage loan for purposes of--

     o determining the materiality of the subject breach or document defect, and

     o    the repurchase and substitution remedies.

REPURCHASE OF CROSSROADS APARTMENTS LOAN

     First Union underwrote the Crossroads Apartments Loan based on the availability to the Crossroads Apartments Property of a real estate tax exemption. As of the date of this prospectus supplement, the applicable governmental authority had not certified the Crossroads Apartments Property for the tax exemption. If a Servicing Transfer Event occurs with respect to the Crossroads Apartments Loan before the Crossroads Apartments Property has been granted the tax exemption, then First Union will be required to repurchase immediately or replace the Crossroads Apartments Loan, without any cure period.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before their respective due dates in June 2001. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the pooled mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the series 2001-CK3 pooling and servicing agreement, with the SEC within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2001-CK3 certificates will be issued, on or about June 13, 2001, under a pooling and servicing agreement to be dated as of June 1, 2001, between us, as depositor, and the trustee, the master servicer and the special servicer. They will represent the entire beneficial ownership interest of the trust fund. The assets of the trust fund will include:

     o    the pooled mortgage loans;

     o any and all payments under and proceeds of the pooled mortgage loans received after their respective due dates in June 2001, in each case exclusive of payments of principal, interest and other amounts due on or before that date;

     o    the loan documents for the pooled mortgage loans;

     o    our rights under each of the mortgage loan purchase agreements;

     o any REO Properties acquired by the trust fund with respect to defaulted mortgage loans; and

     o those funds or assets as from time to time are deposited in the master servicer's collection account described under "The Pooling and Servicing Agreement--Collection Account" in this prospectus supplement, the special servicer's REO account described under "The Pooling and Servicing Agreement--REO Properties", the trustee's distribution account described under "--Distribution Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below.

     The series 2001-CK3 certificates will include the following classes:

     o the A-1, A-2, A-3, A-4, B, C and D classes, which are the classes of series 2001-CK3 certificates that are offered by this prospectus supplement; and

     o the A-X, E, F, G-1, G-2, H, J, K, L, M, N, O, R and V classes, which are the classes of series 2001-CK3 certificates that--

          1.   will be retained or privately placed by us, and

          2.   are not offered by this prospectus supplement.

     The class A-1, A-2, A-3, A-4, B, C, D, E, F, G-1, G-2, H, J, K, L, M, N and O certificates are the only series 2001-CK3 certificates that will have principal balances. The principal balance of any of these certificates will represent the total distributions of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust fund. Accordingly, on each distribution date, the principal balance of each of these certificates will be permanently reduced by any principal distributions actually made with respect to the certificate on that distribution date. See "--Distributions" below. On any particular distribution date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding distribution, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated trust fund expenses. See "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     The class A-X, R and V certificates will not have principal balances, and the holders of those certificates will not be entitled to receive distributions of principal. However, for purposes of calculating the accrual of interest, the class A-X certificates will have a total notional amount equal to the total principal balance of the class A-1, A-2, A-3, A-4, B, C, D, E, F, G-1, G-2, H, J, K, L, M, N and O certificates outstanding from time to time.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the series 2001-CK3 certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's report.

REGISTRATION AND DENOMINATIONS

     General. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and any whole dollar denomination in excess of $10,000.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described under "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus. For so long as any class of offered certificates is held in book-entry form--

     o all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     o all references in this prospectus supplement to payments, distributions, remittances, notices, reports and statements made or sent to holders of those certificates will refer to payments, distributions, remittances, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, Euroclear and Clearstream, Luxembourg. You will hold your certificates through DTC, in the United States, or Clearstream Banking, societe anonyme, Luxembourg or the Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream, Luxembourg's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, Luxembourg, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream, Luxembourg" in the accompanying prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream, Luxembourg and Euroclear will occur in accordance with their applicable rules and operating procedures. See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through participants in Clearstream, Luxembourg or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Participants in Clearstream, Luxembourg and Euroclear may not deliver instructions directly to the depositaries.

     Because of time-zone differences--

     o credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and

     o those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream, Luxembourg or Euroclear participant on that business day.

     Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Exhibit D hereto.

     Beneficial owners of offered certificates that are not participating organizations in DTC, Clearstream, Luxembourg or Euroclear, but desire to purchase, sell or otherwise transfer ownership or other interests in those certificates, may do so only through participating organizations in DTC, Clearstream, Luxembourg or Euroclear. In addition, those beneficial owners will receive all distributions of principal and interest from the trustee through DTC and its participating organizations. Similarly, reports distributed to holders of the offered certificates pursuant to the series 2001-CK3 pooling and servicing agreement and requests for the consent of those holders will be delivered to the beneficial owners of those certificates only through DTC, Clearstream, Luxembourg, Euroclear and their participating organizations. Under a book-entry format, beneficial owners of offered certificates may experience some delay in their receipt of payments, reports and notices, since these payments, reports and notices will be forwarded by the trustee to Cede & Co., as nominee for DTC. DTC will forward the payments, reports and notices to its participating organizations, which thereafter will forward them to indirect DTC participants, Clearstream, Luxembourg, Euroclear or beneficial owners of the offered certificates, as applicable.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of offered certificates among participating organizations on whose behalf it acts with respect to the offered certificates and to receive and transmit distributions of principal of, and interest on, the offered certificates. Direct and indirect DTC participants with which beneficial owners of the offered certificates have accounts with respect to those certificates similarly are required to make book-entry transfers and receive and transmit the payments on behalf of those beneficial owners. Accordingly, although the beneficial owners of offered certificates will not possess the offered certificates, the DTC rules provide a mechanism that will allow them to receive payments on their certificates and will be able to transfer their interests.

     Because DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a beneficial owner of offered certificates to pledge those certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to those certificates, may be limited due to the lack of a physical certificate for those certificates.

     DTC has advised us that it will take any action permitted to be taken by holders of the offered certificates under the series 2001-CK3 pooling and servicing agreement only at the direction of one or more participating organizations to whose accounts with DTC those certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of participating organizations in DTC whose holdings include those undivided interests.

     See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

DISTRIBUTION ACCOUNT

     General. The trustee must establish and maintain an account in which it will hold funds pending their distribution on the series 2001-CK3 certificates and from which it will make those distributions. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's distribution account will remain uninvested.

     Deposits. On the business day prior to each distribution date, the master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

     o All payments and other collections on the pooled mortgage loans and any REO Properties in the trust fund that are then on deposit in the master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

          1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

          2. payments and other collections received after the end of the related collection period;

          3. amounts that are payable or reimbursable from the master servicer's collection account to any person other than the series 2001-CK3 certificateholders, including--

               (a) amounts payable to the master servicer or the special servicer as compensation, including master servicing fees, special servicing fees, workout fees, liquidation fees, assumption fees, modification fees and, to the extent not otherwise applied to cover interest on advances or Additional Trust Fund Expenses with respect to the related pooled mortgage loan, Default Interest and late payment charges, or as indemnification,

               (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances, and

               (c)  amounts payable with respect to other trust fund expenses;
                    and

          4. amounts deposited in the master servicer's collection account in error.

     o Any advances of delinquent monthly debt service payments made with respect to that distribution date.

     o Any payments to cover Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period.

     See "--Advances of Delinquent Monthly Debt Service Payments" below and "The Pooling and Servicing Agreement--Collection Account" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to each distribution date that occurs during March, commencing in March 2002, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis.

     Withdrawals. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

     o to pay itself a monthly fee which is described under "The Pooling and Servicing Agreement--Matters Regarding the Trustee" in this prospectus supplement;

     o to indemnify itself and various related persons as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus;

     o to pay for any opinions of counsel required to be obtained in connection with any amendments to the series 2001-CK3 pooling and servicing agreement;

     o to pay any federal, state and local taxes imposed on the trust fund, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust fund as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus and "The Pooling and Servicing Agreement--REO Properties" in this prospectus supplement;

     o with respect to each distribution date during February of any year and each distribution date during January of any year that is not a leap year, commencing in 2002, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis; and

     o to pay to the person entitled thereto any amounts deposited in the distribution account in error.

     On each distribution date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will represent the Total Available Funds for that date. On each distribution date, the trustee will apply the Total Available Funds to make distributions on the series 2001-CK3 certificates.

     For any distribution date, the Total Available Funds will consist of three separate components:

     o the portion of those funds that represent yield maintenance charges collected on the pooled mortgage loans as a result of prepayments that occurred during the related collection period, which will be paid to the holders of the class A-X certificates and/or any holders of class A-1, A-2, A-3, A-4, B, C, D, E, F, G-1 or

          G-2 certificates entitled to distributions of principal, as described under "--Distributions--Distributions of Yield Maintenance Charges" below;

     o the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust fund during the related collection period, which will be paid to the holders of the class V certificates as described under "--Distributions--Distributions of Post-ARD Additional Interest" below; and

     o the remaining portion of those funds, referred to in this prospectus supplement as the Available P&I Funds, which will be paid to the holders of all the series 2001-CK3 certificates, other than the class V certificates, as described under "--Distributions--Priority of Distributions" below.

INTEREST RESERVE ACCOUNT

     The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's interest reserve account will remain uninvested.

     During January, except in a leap year, and February, of each calendar year, beginning in 2002, the trustee will, on or before the distribution date in that month, withdraw from its distribution account and deposit in its interest reserve account the interest reserve amount with respect to each of the pooled mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related mortgage interest rate, net of the related master servicing fee rate and the trustee fee rate, on the Stated Principal Balance of that loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include Post-ARD Additional Interest.

     During March of each calendar year, beginning in 2002, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in its distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available P&I Funds for the distribution date during the month of transfer.

DISTRIBUTIONS

     General. On each distribution date, the trustee will, subject to the Total Available Funds and the exception described in the next sentence, make all distributions required to be made on the series 2001-CK3 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those distributions are to occur. The final distribution of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final distribution.

     In order for a series 2001-CK3 certificateholder to receive distributions by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no later than the last day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its distributions by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive distributions on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever. See "--Registration and Denominations" above.

     Distributions made to a class of series 2001-CK3 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

     Interest Distributions. All of the classes of the series 2001-CK3 certificates will bear interest, except for the R and V classes.

     With respect to each interest-bearing class of the series 2001-CK3 certificates, that interest will accrue during each interest accrual period based upon:

     o the pass-through rate for that class and the related distribution date;

     o the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related distribution date; and

     o    the assumption that each year consists of twelve 30-day months.

     On each distribution date, subject to the Available P&I Funds for that date and the distribution priorities described under "--Distributions--Priority of Distributions" below, the holders of each interest-bearing class of the series 2001-CK3 certificates will be entitled to receive--

     o the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced by

     o the portion of any Net Aggregate Prepayment Interest Shortfall for that distribution date that is allocable to that class of series 2001-CK3 certificates.

     If the holders of any interest-bearing class of the series 2001-CK3 certificates do not receive all of the interest to which they are entitled on any distribution date, as described in the prior paragraph, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the Available P&I Funds for those future distribution dates and the distribution priorities described under "--Distributions--Priority of Distributions" below.

     The portion of any Net Aggregate Prepayment Interest Shortfall for any distribution date that is allocable to any particular interest-bearing class of the series 2001-CK3 certificates will equal the product of--

     o the amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

     o    a fraction--

          1. the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, and

          2. the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the series 2001-CK3 certificates.

     Calculation of Pass-Through Rates. The pass-through rate applicable to each interest-bearing class of series 2001-CK3 certificates for the initial interest accrual period is shown on page S-5.

     The pass-through rates applicable to the class A-1, A-2, A-3, A-4, B, H, J, K, L, M, N and O certificates for each interest accrual period will, in the case of each of those classes, remain fixed at the initial pass-through rate for that class shown on page S-5.

     The pass-through rates applicable to the class C, D, E, F and G-1 certificates for each interest accrual period will, in the case of each of those classes, equal the lesser of--

     o the pass-through rate applicable to the particular class of series 2001-CK3 certificates for the initial interest accrual period shown on page S-5, and

     o the Weighted Average Pool Pass-Through Rate for the related distribution date.

     The pass-through rate applicable to the class G-2 certificates for each interest accrual period will equal the Weighted Average Pool Pass-Through Rate for the related distribution date.

     The pass-through rate for the class A-X certificates will be a variable rate and, for each interest accrual period, will equal the excess, if any, of--

     1. the Weighted Average Pool Pass-Through Rate for the related distribution date, over

     2. a weighted average of the pass-through rates for the class A-1, A-2, A-3, A-4, B, C, D, E, F, G-1, G-2, H, J, K, L, M, N and O certificates for the subject interest accrual period, weighted on the basis of the respective total principal balances of the class A-1, A-2, A-3, A-4, B, C, D, E, F, G-1, G-2, H, J, K, L, M, N and O certificates immediately prior to the related distribution date.

     The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any underlying mortgage loan, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

     The class R and V certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     Principal Distributions. Subject to the relevant Available P&I Funds and the priority of distributions described under "--Distributions--Priority of Distributions" below, the total amount of principal payable with respect to each class of the series 2001-CK3 certificates, other than the class A-X, R and V certificates, on each distribution date, will equal that class's allocable share of the Total Principal Distribution Amount for that distribution date.

     In general, the portion of the Total Principal Distribution Amount that will be allocated to the class A-1, A-2, A-3 and A-4 certificates on each distribution date will equal:

     o    in the case of the class A-1 certificates, the lesser of--

          1. the entire Total Principal Distribution Amount for that distribution date, and

          2. the total principal balance of the class A-1 certificates immediately prior to that distribution date;

     o    in the case of the class A-2 certificates, the lesser of--

          1. the entire Total Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to the class A-1 certificates as described in the preceding bullet point, and

          2. the total principal balance of the class A-2 certificates immediately prior to that distribution date;

     o    in the case of the class A-3 certificates, the lesser of--

          1. the entire Total Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to the class A-1 and class A-2 certificates as described in the preceding two bullet points, and

          2. the total principal balance of the class A-3 certificates immediately prior to that distribution date; and

     o    in the case of the class A-4 certificates, the lesser of--

          1. the entire Total Principal Distribution Amount for that distribution date, reduced by any portion of that amount that is allocable to the class A-1, class A-2 and class A-3 certificates as described in the preceding three bullet points, and

          2. the total principal balance of the class A-4 certificates immediately prior to that distribution date.

     However, if any two or more of those classes are outstanding as of any Senior Principal Distribution Cross-Over Date or, in any event, as of the final distribution date for the series 2001-CK3 certificates, then the Total Principal Distribution Amount for that distribution date and any distribution date thereafter will be allocable between those classes on a pro rata basis in accordance with their respective total principal balances immediately prior to that distribution date, in each case up to that total principal balance.

     While the class A-1, A-2, A-3 and A-4 certificates are outstanding, no portion of the Total Principal Distribution Amount for any distribution date will be allocated to any other class of series 2001-CK3 certificates.

     Following the retirement of the class A-1, A-2, A-3 and A-4 certificates, the Total Principal Distribution Amount for each distribution date will be allocated to the respective classes of series 2001-CK3 certificates identified in the table below in the order of priority set forth in that table, in each case up to the lesser of--

     o the portion of that Total Principal Distribution Amount that remains unallocated, and

     o the total principal balance of the particular class or classes immediately prior to that distribution date.

               ORDER OF ALLOCATION                  CLASS
               -------------------        ------------------------
                       1st                            B
                       2nd                            C
                       3rd                            D
                       4th                            E
                       5th                            F
                       6th                      G-1 and G-2,
                                           pro rata based on total
                                             principal balances
                       7th                            H
                       8th                            J
                       9th                            K
                       10th                           L
                       11th                           M
                       12th                           N
                       13th                           O

     In no event will the holders of any class of series 2001-CK3 certificates listed in the foregoing table be entitled to receive any distributions of principal until the total principal balance of the class A-1, A-2, A-3 and A-4 certificates is reduced to zero. Furthermore, in no event will the holders of any class of series 2001-CK3 certificates listed in the foregoing table be entitled to receive any distributions of principal until the total principal balance of all other classes of series 2001-CK3 certificates, if any, listed above it in the foregoing table is reduced to zero.

     Loss Reimbursement Amounts. As discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of series 2001-CK3 certificates, other than the class A-X, R and V certificates, may be reduced without a corresponding distribution of principal. If that occurs with respect to any class of series 2001-CK3 certificates, then, subject to the relevant Available P&I Funds and the priority of distributions described under "--Distributions--Priority of Distributions" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest.

     Priority of Distributions. On each distribution date, the trustee will apply the Available P&I Funds for that date to make the following distributions in the following order of priority, in each case to the extent of the remaining portion of the Available P&I Funds:


    ORDER OF             RECIPIENT
  DISTRIBUTION       CLASS OR CLASSES                              TYPE AND AMOUNT OF DISTRIBUTION
  ------------       ----------------                              -------------------------------
      1st           A-1, A-2, A-3, A-4       Interest up to the total interest distributable on those classes, pro rata
                          and A-X            based on the total interest distributable on each class

      2nd          A-1, A-2, A-3 and A-4     Principal up to the total principal distributable on those classes, allocable as between those classes as described immediately following this table

      3rd          A-1, A-2, A-3 and A-4     Reimbursement up to the loss reimbursement amounts for those classes, pro rata based on the loss reimbursement amount for each class
----------------------------------------------------------------------------------------------------------------------------

      4th                    B               Interest up to the total interest distributable on that class

      5th                    B               Principal up to the total principal distributable on that class

      6th                    B               Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------------

      7th                    C               Interest up to the total interest distributable on that class

      8th                    C               Principal up to the total principal distributable on that class

      9th                    C               Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------------

      10th                   D               Interest up to the total interest distributable on that class

      11th                   D               Principal up to the total principal distributable on that class

      12th                   D               Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------------

      13th                   E               Interest up to the total interest distributable on that class

      14th                   E               Principal up to the total principal distributable on that class

      15th                   E               Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------------

      16th                   F               Interest up to the total interest distributable on that class

      17th                   F               Principal up to the total principal distributable on that class

      18th                   F               Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------------

      19th              G-1 and G-2          Interest up to the total interest distributable on those classes, pro rata based on the total interest distributable on each class

      20th              G-1 and G-2          Principal up to the total principal distributable on those classes, pro rata based on the total principal balance of each class

      21st              G-1 and G-2          Reimbursement up to the loss reimbursement amount for those classes, pro rata based on the loss reimbursement amount for each class
----------------------------------------------------------------------------------------------------------------------------


    ORDER OF             RECIPIENT
  DISTRIBUTION       CLASS OR CLASSES                              TYPE AND AMOUNT OF DISTRIBUTION
  ------------       ----------------                              -------------------------------

      22nd                   H               Interest up to the total interest distributable on that class

      23rd                   H               Principal up to the total principal distributable on that class

      24th                   H               Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------------

      25th                   J               Interest up to the total interest distributable on that class

      26th                   J               Principal up to the total principal distributable on that class

      27th                   J               Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------------

      28th                   K               Interest up to the total interest distributable on that class

      29th                   K               Principal up to the total principal distributable on that class

      30th                   K               Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------------

      31st                   L               Interest up to the total interest distributable on that class

      32nd                   L               Principal up to the total principal distributable on that class

      33rd                   L               Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------------

      34th                   M               Interest up to the total interest distributable on that class

      35th                   M               Principal up to the total principal distributable on that class

      36th                   M               Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------------

      37th                   N               Interest up to the total interest distributable on that class

      38th                   N               Principal up to the total principal distributable on that class

      39th                   N               Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------------

      40th                   O               Interest up to the total interest distributable on that class

      41st                   O               Principal up to the total principal distributable on that class

      42nd                   O               Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------------

      43rd                   R               Any remaining portion of the Available P&I Funds

     In general, no distributions of principal will be made with respect to the class A-4 certificates until the total principal balance of the class A-1, A-2 and A-3 certificates is reduced to zero, no distributions of principal will be made with respect to the class A-3 certificates until the total principal balance of the class A-1 and A-2 certificates is reduced to zero and no distributions of principal will be made with respect to the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero. However, on and after the Senior Principal Distribution Cross-Over Date, and in any event on the final distribution date for the series 2001-CK3 certificates, the trustee will make distributions of principal on the class A-1, A-2, A-3 and A-4 certificates on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding.

     References to "loss reimbursement amount" in the foregoing table mean, in the case of any class of series 2001-CK3 certificates, other than the class A-X, R and V certificates, for any distribution date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior distribution dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     Distributions of Yield Maintenance Charges. If any yield maintenance charge is collected during any particular collection period in connection with the prepayment of any pooled mortgage loan, then the trustee will distribute that yield maintenance charge as additional interest, on the distribution date corresponding to that collection period, as follows:

     o the holders of any class A-1, A-2, A-3, A-4, B, C, D, E, F, G-1 and G-2 certificates that are then entitled to distributions of principal on that distribution date will be entitled to an amount equal to, in the case of each such class, the product of--

          1.   the amount of that yield maintenance charge, multiplied by

          2. a fraction, not greater than one or less than zero, the numerator of which is equal to the excess, if any, of the pass-through rate applicable to that class of series 2001-CK3 certificates for the related interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate for the prepaid mortgage loan, over the relevant discount rate, multiplied by

          3. a fraction, not greater than one or less than zero, the numerator of which is equal to the total distributions of principal to be made with respect to that class of series 2001-CK3 certificates on that distribution date, and the denominator of which is equal to the Total Principal Distribution Amount for that distribution date; and

     o any portion of the yield maintenance charge that may remain after any distribution(s) contemplated by the prior bullet point will be distributable to the holders of the class A-X certificates.

     For purposes of the foregoing, the relevant discount rate will, in general, be the same discount rate that was used to calculate the subject yield maintenance charge, exclusive of any applicable spread. However, in the case of the six pooled mortgage loans that provide for a discount rate that is equal to or based on a U.S. Treasury rate that has not been converted to a monthly equivalent rate, the relevant discount rate for purposes of the foregoing, exclusive of any applicable spread, will be so converted.

     After the distribution date on which the last of the offered certificates is retired, 100% of all yield maintenance charges collected on the pooled mortgage loans will be distributed to the holders of non-offered classes of the series 2001-CK3 certificates.

     Neither we nor any of the underwriters makes any representation as to--

     o the enforceability of any provision of the pooled mortgage loans requiring the payment of any yield maintenance charge, or

     o    the collectability of that yield maintenance charge.

     See "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     Distributions of Post-ARD Additional Interest. The holders of the class V certificates will be entitled to all amounts, if any, collected on the ARD Loans in the trust fund and applied as Post-ARD Additional Interest.

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged real property may be acquired as part of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     o    distributions on the series 2001-CK3 certificates,

     o allocations of Realized Losses and Additional Trust Fund Expenses to the series 2001-CK3 certificates, and

     o the amount of all fees payable to the master servicer, the special servicer and the trustee under the series 2001-CK3 pooling and servicing agreement.

     In connection with the foregoing, that mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Total Principal Distribution Amount for each distribution date.

     Operating revenues and other proceeds from an REO Property will be applied--

     o first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, any costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     o thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

     To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each pooled mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2001-CK3 certificates. If this occurs following the distributions made to the 2001-CK3 certificateholders on any distribution date, then the respective total principal balances of the following classes of the series 2001-CK3 certificates are to be sequentially reduced in the following order, until the total principal balance of those classes of series 2001-CK3 certificates equals the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that distribution date.

               ORDER OF ALLOCATION                  CLASS
               -------------------                  -----
                       1st                            O
                       2nd                            N
                       3rd                            M
                       4th                            L
                       5th                            K
                       6th                            J
                       7th                            H
                       8th                       G-1 and G-2
                                           pro rata based on total
                                              principal balances
                       9th                            F
                       10th                           E
                       11th                           D
                       12th                           C
                       13th                           B
                       14th                 A-1, A-2, A-3 and A-4
                                           pro rata based on total
                                              principal balances

     The above-described reductions in the total principal balances of the respective classes of the series 2001-CK3 certificates identified in the foregoing table, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the pooled mortgage loans and those classes of series 2001-CK3 certificates.

     The Realized Loss, if any, in connection with the liquidation of a defaulted mortgage loan, or related REO property, held by the trust fund, will be an amount generally equal to the excess, if any, of:

     o the outstanding principal balance of the mortgage loan as of the date of liquidation, together with--

          1. all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest, and

          2. all related unreimbursed servicing advances and unpaid liquidation expenses, over

     o the total amount of liquidation proceeds, if any, recovered in connection with the liquidation.

     If any portion of the debt due under a pooled mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss.

     The following items are some examples of Additional Trust Fund Expenses:

     o any special servicing fees, workout fees and liquidation fees paid to the special servicer;

     o any interest paid to the master servicer, the special servicer and/or the trustee with respect to advances to the extent that such interest is not covered out of late payment charges and Default Interest actually collected on the related pooled mortgage loan;

     o the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the pooled mortgage loans and the administration of the other assets of the trust fund;

     o any unanticipated, non-mortgage loan specific expenses of the trust fund, including--

          1. any reimbursements and indemnifications to the trustee, as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus,

          2. any reimbursements and indemnification to the master servicer, the special servicer and us, as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, and

          3. any federal, state and local taxes, and tax-related expenses, payable out of assets of the trust fund, as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus;

     o rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid by any party to the series 2001-CK3 pooling and servicing agreement; and

     o any amounts expended on behalf of the trust fund to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan in the trust fund, as described under "The Pooling and Servicing Agreement--Procedures with Respect to Defaulted Mortgage Loans" in this prospectus supplement.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     The master servicer will be required to make, for each distribution date, a total amount of advances of principal and/or interest generally equal to all scheduled monthly debt service payments, other than balloon payments and Default Interest, and assumed monthly debt service payments, in each case net of master servicing fees and workout fees, that--

     o were due or deemed due, as the case may be, with respect to the pooled mortgage loans during the related collection period, and

     o were not paid by or on behalf of the respective underlying borrowers or otherwise collected as of the close of business on the last day of the related collection period.

     Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust fund, then the master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

     o the amount of the interest portion of that monthly debt service advance that would otherwise be required to be made for the subject distribution date without regard to this sentence and the prior sentence, multiplied by

     o    a fraction--

          1. the numerator of which is equal to the Stated Principal Balance of the mortgage loan, net of the Appraisal Reduction Amount, and

          2. the denominator of which is equal to the Stated Principal Balance of the mortgage loan.

     With respect to any distribution date, the master servicer will be required to make monthly debt service advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2001-CK3 pooling and servicing agreement, funds held in the master servicer's collection account that are not required to be paid on the series 2001-CK3 certificates on that distribution date.

     If the master servicer fails to make a required monthly debt service advance and the trustee is aware of that failure, the trustee will be obligated to make that advance.

     The master servicer and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds, from collections on the mortgage loan as to which the advance was made. Neither the master servicer nor the trustee will be obligated to make any monthly debt service advance that, in its judgment, would not ultimately be recoverable out of collections on the related mortgage loan. If the master servicer or the trustee makes any monthly debt service advance that it subsequently determines, in its judgment, will not be recoverable out of collections on the related mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the next paragraph, out of general collections on the mortgage loans and any REO Properties in the trust fund on deposit in the master servicer's collection account from time to time. See "Description of the Certificates--Advances" in the accompanying prospectus and "The Pooling and Servicing Agreement--Collection Account" in this prospectus supplement.

     The master servicer and the trustee will each be entitled to receive interest on monthly debt service advances made by that party out of its own funds. That interest will accrue on the amount of each monthly debt service advance for so long as that advance is outstanding, at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any monthly debt service advance will be payable--

     o first, out of any Default Interest and late payment charges collected on the related mortgage loan subsequent to the accrual of that advance interest, and

     o then, but only after the advance has been reimbursed and if and to the extent that the Default Interest and late payment charges referred to in the prior bullet point are insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's collection account.

     To the extent not offset by Default Interest and/or late payment charges accrued and actually collected on the related mortgage loan, interest accrued on outstanding monthly debt service advances will result in a reduction in amounts payable on the series 2001-CK3 certificates.

     A monthly debt service payment will be assumed to be due with respect to:

     o each pooled mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     o each pooled mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

     The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust fund, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust fund, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for ARD Loans do not include Post-ARD Additional Interest or accelerated amortization payments.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Trustee Reports. Based solely on information provided on a one-time basis by the respective mortgage loan sellers, and in monthly reports prepared by the master servicer and the special servicer, and in any event delivered to the trustee, the trustee will be required to prepare and make available electronically or, upon request, provide by first class mail, on each distribution date to each registered holder of a series 2001-CK3 certificate, a reporting statement substantially in the form of, and containing the information set forth in, Exhibit B to this prospectus supplement. The trustee's reporting statement will detail the distributions on the series 2001-CK3 certificates on that distribution date and the performance, both in total and individually to the extent available, of the pooled mortgage loans and the related mortgaged real properties. Recipients will be deemed to have agreed to keep the subject information confidential.

     Due to the time required to collect all the necessary data and enter it onto the master servicer's computer system, the master servicer is not required to provide monthly reports, other than the loan periodic update file of the standard Commercial Mortgage Securities Association investor reporting package, before the distribution date in August 2001.

     Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a registered certificateholder, provided that you deliver a written certification to the trustee in the form attached to the pooling and servicing agreement confirming your beneficial ownership in the offered certificates and agree to keep the subject information confidential. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in the trustee's monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the certificate registrar are required to recognize as series 2001-CK3 certificateholders only those persons in whose names the series 2001-CK3 certificates are registered on the books and records of the certificate registrar.

     Information Available Electronically. The trustee will make the trustee's reports available to any interested party each month via the trustee's internet website. In addition, the trustee will also make mortgage loan information as presented in the standard Commercial Mortgage Securities Association investor reporting package formats available to any holder or beneficial owner of an offered certificate via the trustee's internet website. The trustee's internet website will initially be located at "http://www.ctslink.com/cmbs". For assistance with the trustee's internet website certificateholders may call (301) 815-6600.

     The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by it for which it is not the original source.

     The trustee may require registration and the acceptance of a disclaimer, as well as an agreement to keep the subject information confidential, in connection with providing access to its internet website. The trustee will not be liable for the dissemination of information made by it in accordance with the series 2001-CK3 pooling and servicing agreement.

     Other Information. The series 2001-CK3 pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, or electronically via its website, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificates, originals or copies, in paper or electronic form, of, among other things, the following items:

     o the series 2001-CK3 pooling and servicing agreement, including exhibits, and any amendments to the series 2001-CK3 pooling and servicing agreement;

     o all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2001-CK3 certificateholders since the date of initial issuance of the offered certificates;

     o all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     o all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "The Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     o the most recent inspection report with respect to each mortgaged real property for a pooled mortgage loan prepared by the master servicer or the special servicer and delivered to the trustee as described under "The Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement;

     o the most recent appraisal, if any, with respect to each mortgaged real property for a pooled mortgage loan obtained by the master servicer or the special servicer and delivered to the trustee;

     o the most recent quarterly and annual operating statement and rent roll for each mortgaged real property for a pooled mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under "The Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement; and

     o the mortgage files for the pooled mortgage loans, including all documents, such as modifications, waivers and amendments, that are to be added to those mortgage files from time to time and any updated list of exceptions to the trustee's review of the mortgage files for the underlying mortgage loans.

     Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the trustee may require:

     o in the case of a registered holder or beneficial owner of an offered certificate, a written confirmation executed by the requesting person or entity, in the form attached to the pooling and servicing agreement, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential; and

     o in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the pooling and servicing agreement, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

VOTING RIGHTS

     The voting rights for the series 2001-CK3 certificates will be allocated as follows:

     o 99.0% of the voting rights will be allocated to the class A-1, A-2, A-3, A-4, B, C, D, E, F, G-1, G-2, H, J, K, L, M, N and O
          certificates, in proportion to the respective total principal balances of those classes;

     o 1.0% of the voting rights will be allocated to the class A-X certificates; and

     o 0% of the voting rights will be allocated to the holders of the class R and V certificates.

     Voting rights allocated to a class of series 2001-CK3 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any offered certificate will depend on--

     o    the price at which the certificate is purchased by an investor, and

     o    the rate, timing and amount of distributions on the certificate.

     The rate, timing and amount of distributions on any offered certificate will in turn depend on, among other things--

     o    the pass-through rate for the certificate,

     o the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate,

     o the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate, and

     o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest distributions on the certificate.

     Pass-Through Rates. The pass-through rates applicable to the class C and D certificates will be variable and will be limited by the Weighted Average Pool Pass-Through Rate from time to time. The Weighted Average Pool Pass-Through Rate would decline if the rate of principal payments on pooled mortgage loans with higher mortgage interests rates was faster than the rate of principal payments on pooled mortgage loans with lower interest rates. Accordingly, the yield on the class C and D certificates will be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of underlying mortgage loans following default. The Weighted Average Pool Pass-Through Rate will not be affected by modifications, waivers or amendments with respect to the underlying mortgage loans.

     Rate and Timing of Principal Payments. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by, the rate and timing of principal distributions made in reduction of the total principal balances of those certificates. In turn, the rate and timing of principal distributions that are paid or otherwise result in reduction of the total principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust fund.

     Prepayments and other early liquidations of the mortgage loans will result in distributions on the offered certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in distributions of principal on the mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "The Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be paid in full on its anticipated repayment date.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree payments of principal on the underlying mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect--

o        the amount of distributions on your offered certificates,

     o    the yield to maturity of your offered certificates,

     o    the rate of principal distributions on your offered certificates, and

     o    the weighted average life of your offered certificates.

     Delinquencies on the underlying mortgage loans, unless covered by advances, may result in shortfalls in distributions of interest and/or principal on your offered certificates for the current month. Although any shortfalls in distributions of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in distributions of interest would adversely affect the yield to maturity of your offered certificates.

     If--

     o you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     o the additional losses result in a reduction of the total distributions on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total distributions on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total distributions on or the total principal balance of your offered certificates, the losses may still affect the timing of distributions on, and the weighted average life and yield to maturity of, your offered certificates.

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the underlying mortgage loans:

     o    prevailing interest rates;

     o    the terms of the mortgage loans, including--

          1.   provisions that impose prepayment lock-out periods, and

          2.   amortization terms that require balloon payments;

     o the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

     o the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which those properties are located;

     o    the quality of management of the mortgaged real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans", "Description of the Underlying Mortgage Loans" and "The Pooling and Servicing Agreement" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the trust fund is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     o the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     o    the relative importance of those factors;

     o the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     o the overall rate of prepayment or default on the underlying mortgage loans.

     Delay in Distributions. Because monthly distributions will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

     For purposes of this prospectus supplement, the weighted average life of any offered certificate refers to the average amount of time that will elapse from the assumed settlement date of June 25, 2001 until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. For purposes of this "Yield and Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

     o multiplying the amount of each principal distribution on the certificate by the number of years from the assumed settlement date to the related distribution date;

     o    summing the results; and

     o dividing the sum by the total amount of the reductions in the principal balance of the certificate.

Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the pooled mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of that certificate.

     As described in this prospectus supplement, the Total Principal Distribution Amount for each distribution date will be payable first with respect to the class A-1, A-2, A-3 and/or A-4 certificates until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes of offered certificates, with principal balances, sequentially based upon their relative seniority, in each case until the related total principal balance is reduced to zero. As a consequence of the foregoing, the weighted average lives of the class A-1, A-2, A-3 and A-4 certificates may be shorter, and the weighted average lives of the other classes of offered certificates may be longer, than would otherwise be the case if the principal distribution amount for each distribution date was being paid on a pro rata basis among the respective classes of series 2001-CK3 certificates with principal balances.

     The tables set forth in Exhibit C show with respect to each class of offered certificates--

     o    the weighted average life of that class, and

     o the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.

     The actual characteristics and performance of the pooled mortgage loans will differ from the assumptions used in calculating the tables on Exhibit C to this prospectus supplement. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Exhibit C to this prospectus supplement and the actual characteristics and performance of the pooled mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the class A-1, A-2, A-3, A-4, B, C and D certificates. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

     We make no representation that--

     o the mortgage loans in the trust fund will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the indicated levels of CPR or at any other particular prepayment rate,

     o all the mortgage loans in the trust fund will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

     o mortgage loans in the trust fund that are in a prepayment lock-out period, including any part of that period when defeasance is allowed, will not prepay as a result of involuntary liquidations upon default or otherwise.

                       THE POOLING AND SERVICING AGREEMENT

GENERAL

     The series 2001-CK3 certificates will be issued, the trust fund will be created and the pooled mortgage loans will be serviced and administered under a pooling and servicing agreement to be dated as of June 1, 2001, by and among us, as depositor, and the master servicer, the special servicer and the trustee.

     Reference is made to the accompanying prospectus for important information in addition to that set forth in this prospectus supplement regarding the terms of the series 2001-CK3 pooling and servicing agreement, in particular the section entitled "Description of the Governing Documents". The trustee will provide a copy of the series 2001-CK3 pooling and servicing agreement to a prospective or actual holder or beneficial owner of an offered certificate, upon written request and, at the trustee's discretion, payment of a reasonable fee for any expenses. The series 2001-CK3 pooling and servicing agreement will also be made available by the trustee on its website, at the address set forth under "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement. In addition, we will arrange for the series 2001-CK3 pooling and servicing agreement to be filed with the SEC by means of the EDGAR System, and it should be available on the SEC's website, the address of which is "http://www.sec.gov."

THE MASTER SERVICER AND THE SPECIAL SERVICER

     KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage will be the master servicer and the special servicer under the series 2001-CK3 pooling and servicing agreement. KRECM is an Ohio corporation. KRECM is a wholly-owned subsidiary of KeyBank National Association, which is a wholly-owned subsidiary of KeyCorp. KRECM's primary servicing location is 911 Main Street, Suite 1500, Kansas City, Missouri 64105.

     As of March 31, 2001, KRECM was responsible for the servicing of approximately 3,570 commercial and multifamily loans with an aggregate principal balance of approximately $8.7 billion, the collateral for which is located throughout the United States, the District of Columbia, and the Virgin Islands. Approximately 1,400 of the loans, with a principal balance of approximately $6.2 billion, pertain to commercial and multifamily mortgage-backed securities. The portfolio includes multifamily, office, retail, hospitality and other types of income producing properties. KRECM also services newly-originated loans and loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and private investors.

     The information set forth in this prospectus supplement concerning KRECM has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

THE TRUSTEE

     Wells Fargo Bank Minnesota, N.A. will act as trustee under the series 2001-CK3 pooling and servicing agreement. Wells Fargo is a direct wholly-owned subsidiary of Wells Fargo & Company. It is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Wells Fargo maintains an office at 11000 Broken Land Parkway, Columbia, Maryland 21044. Its CMBS customer service help desk can be contacted at (301) 815-6600.

ASSIGNMENT OF THE MORTGAGE LOANS

     On the date of initial issuance of the offered certificates, we will sell, assign, transfer or otherwise convey all of our right, title and interest in and to the pooled mortgage loans, without recourse, to the trustee for the benefit of the holders of the series 2001-CK3 certificates. We will also assign to the trustee our rights under the agreements whereby we acquired the pooled mortgage loans from the mortgage loan sellers.

SERVICING UNDER THE SERIES 2001-CK3 POOLING AND SERVICING AGREEMENT

     The master servicer and the special servicer must each service and administer the pooled mortgage loans and any REO Properties owned by the trust fund for which it is responsible, directly or through sub-servicers, in accordance with--

     o    any and all applicable laws,

     o the express terms of the series 2001-CK3 pooling and servicing agreement,

     o    the express terms of the respective pooled mortgage loans,

     o in the case of each Rite Aid Mortgage Loan, the express terms of the related co-lender and servicing agreement, and

     o    to the extent consistent with the foregoing, the Servicing Standard.

     In general, the master servicer will be responsible for the servicing and administration of--

     o all mortgage loans in the trust fund as to which no Servicing Transfer Event has occurred, and

     o all worked-out mortgage loans in the trust fund as to which no new Servicing Transfer Event has occurred.

     In the event that a Servicing Transfer Event occurs with respect to any pooled mortgage loan, that mortgage loan will not be considered to be "worked out" until all applicable Servicing Transfer Events have ceased to exist as contemplated by the definition of "Servicing Transfer Event" in the glossary to this prospectus supplement.

     In general, the special servicer will be responsible for the servicing and administration of each mortgage loan in the trust fund as to which a Servicing Transfer Event has occurred and is continuing. It will also be responsible for the administration of each REO Property in the trust fund.

     Despite the foregoing, the series 2001-CK3 pooling and servicing agreement will require the master servicer:

     o to continue to collect information and, subject to the master servicer's timely receipt of information from the special servicer, prepare all reports to the trustee required to be collected or prepared with respect to any specially serviced assets; and

     o otherwise, to render other incidental services with respect to any specially serviced assets.

     Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the series 2001-CK3 pooling and servicing agreement, unless the same party acts in both capacities.

     The master servicer will transfer servicing of a pooled mortgage loan to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist.

     In the case of a number of mortgage loans, it is expected that the master servicer will perform some or all of its servicing duties through sub-servicers that cannot be terminated, including by a successor master servicer, except for cause.

     In general, each Rite Aid Companion Loan will be serviced and administered under the pooling and servicing agreement as if it were a pooled mortgage loan and the holder of such Rite Aid Companion Loan were a series 2001-CK3 certificateholder. If a Rite Aid Companion Loan becomes specially serviced, then the related Rite Aid Mortgage Loan will also become specially serviced. See "Description of the Underlying Mortgage Loans--The Rite Aid Mortgage Loans" for a discussion of the application of amounts collected on each Rite Aid Mortgage Loan and its related Rite Aid Companion Loan. No master servicing fees or special servicing fees will be payable with respect to the Rite Aid Companion Loans.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

     The master servicing fee:

     o will be earned with respect to each and every underlying mortgage loan, including--

          1.   each specially serviced mortgage loan, if any,

          2. each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property, and

          3.   each mortgage loan as to which defeasance has occurred; and

     o    in the case of each mortgage loan, will--

          1. be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

          2. accrue at a master servicing fee rate that, on a loan-by-loan basis, ranges from 0.05% per annum to 0.13% per annum,

          3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

          4. be payable monthly from amounts received with respect to interest on that mortgage loan.

     As of the date of initial issuance of the series 2001-CK3 certificates, the weighted average master servicing fee for the mortgage pool will be 0.05235% per annum.

     Prepayment Interest Shortfalls. The series 2001-CK3 pooling and servicing agreement provides that, if any Prepayment Interest Shortfalls are incurred with respect to the mortgage pool during any collection period, the master servicer must make a non-reimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

     o    the excess, if any, of--

          1.   the total amount of those Prepayment Interest Shortfalls, over

          2. the total amount of Prepayment Interest Excesses collected with respect to the mortgage pool during that collection period; and

     o    the sum of --

          1. any interest or other investment income earned on the subject principal prepayment while on deposit in the master servicer's collection account, and

          2. with respect to each and every mortgage loan for which the master servicer receives master servicing fees during that collection period, the portion of those fees calculated at an annual rate of 0.02% per annum.

Notwithstanding the foregoing, if a Prepayment Interest Shortfall occurs as a result of the master servicer's allowing the related borrower to deviate from the terms of the related loan documents regarding principal prepayments, other than (a) subsequent to a material default under the related mortgage loan documents, (b) pursuant to applicable law or a court order, or (c) at the request or with the consent of the series 2001-CK3 controlling class representative, then, for purposes of determining the payment that the master servicer is required to make in accordance with the prior sentence to cover that Prepayment Interest Shortfall, the "0.02%" referenced in the second bullet of the prior sentence will instead be "0.05" except in the case of seven of the underlying mortgage loans for which it will be "0.03".

     No other master servicing compensation will be available to cover Prepayment Interest Shortfalls.

     Any payments made by the master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included in the Available P&I Funds for that distribution date, as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the mortgage pool during any collection period exceeds the sum of--

     o any Prepayment Interest Excesses collected with respect to the mortgage pool during that collection period, and

     o any payments made by the master servicer with respect to the related distribution date to cover those Prepayment Interest Shortfalls, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2001-CK3 certificates, in reduction of the interest distributable on those certificates, as and to the extent described under "Description of the Offered Certificates--Distributions--Interest Distributions" in this prospectus supplement.

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

     o    the special servicing fee,

     o    the workout fee, and

     o    the liquidation fee.

     Special Servicing Fee. The special servicing fee:

     o    will be earned with respect to--

          1.   each specially serviced mortgage loan, if any, and

          2. each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property;

     o in the case of each mortgage loan described in the foregoing bullet point, will--

          1. be calculated on the same interest accrual basis as that mortgage loan, which will be a 30/360 Basis or an Actual/360 Basis, as applicable,

          2.   accrue at a special servicing fee rate of 0.25% per annum, and

          3. accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

     o will be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust fund, that are on deposit in the master servicer's collection account from time to time.

     Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each specially serviced mortgage loan in the trust fund that has been worked out. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each payment of interest, other than Default Interest and Post-ARD Additional Interest, and principal received on the mortgage loan for so long as it remains a worked-out mortgage loan. The workout fee with respect to any worked-out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new workout fee would become payable if the mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

     If the special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to mortgage loans that were worked out--or, in some cases, about to be worked out--during the period that it acted as special servicer and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

     Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2001-CK3 certificateholders.

     Liquidation Fee. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan in the trust fund for which it obtains a full, partial or discounted payoff from the related borrower. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property in the trust fund as to which it receives any liquidation proceeds or condemnation proceeds, except as described in the next paragraph. As to each specially serviced mortgage loan and REO Property in the trust fund, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest, late payment charges and/or Post-ARD Additional Interest, prepayment premium or yield maintenance.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, proceeds received in connection with:

     o the repurchase or replacement of any mortgage loan in the trust fund for a material breach of representation or warranty or a material document defect, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

     o the repurchase of the Crossroads Apartments Loan, as described under "Description of the Underlying Mortgage Loans--Repurchase of the Crossroads Apartments Loan" in this prospectus supplement;

     o the purchase of a Rite Aid Mortgage Loan by the holder of the related Rite Aid Companion Loan, as described under "Description of the Underlying Mortgage Loans--The Rite Aid Mortgage Loans" in this prospectus supplement;

     o the purchase of any defaulted mortgage loan or REO Property in the trust fund by any single certificateholder or group of certificateholders of the series 2001-CK3 controlling class, as described under "--Procedures with Respect to Defaulted Mortgage Loans" below; or

     o the purchase of all of the mortgage loans and REO Properties in the trust fund by the master servicer, the special servicer or any single certificateholder or group of certificateholders of the series 2001-CK3 controlling class in connection with the termination of the trust fund, as described under "--Termination" below.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2001-CK3 certificateholders.

     Additional Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive the excess, if any, of--

     o the amount of any Prepayment Interest Excesses collected with respect to the mortgage pool during any collection period, over

     o the amount of any Prepayment Interest Shortfalls incurred with respect the mortgage pool during that collection period.

     In addition, the following items collected on the pooled mortgage loans will be allocated between the master servicer and the special servicer as additional compensation in accordance with the series 2001-CK3 pooling and servicing agreement:

     o any late payment charges and Default Interest collected during any collection period with respect to any pooled mortgage loan and not otherwise applied--

          1. to pay the master servicer, the special servicer or the trustee, as applicable, any unpaid interest on advances made by that party with respect to that mortgage loan or the related mortgaged real property,

          2. to reimburse the trust fund for any interest on advances that were made with respect to that mortgage loan or the related mortgaged real property, which interest was paid to the master servicer, the special servicer or the trustee, as applicable, from a source of funds other than late payment charges and Default Interest collected on the related mortgage loan, or

          3. to pay, or to reimburse the trust fund for, any expenses incurred by the special servicer in connection with inspecting the related mortgaged real property following a Servicing Transfer Event with respect to that mortgage loan or after that property has become an REO Property; and

     o any modification fees, assumption fees, assumption application fees, earnout fees, consent/waiver fees and other comparable transaction fees and charges.

     The master servicer will be authorized to invest or direct the investment of funds held in its collection account, or in any escrow and/or reserve account maintained by it, in Permitted Investments. See "--Collection Account" below. The master servicer--

     o will generally be entitled to retain any interest or other income earned on those funds, and

     o will be required to cover any losses of principal from its own funds, to the extent those losses are incurred with respect to investments made for the master servicer's benefit.

     The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

     The special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--REO Properties" below. The special servicer--

     o will be entitled to retain any interest or other income earned on those funds, and

     o    will be required to cover any losses of principal from its own funds.

     The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer's REO account.

     Payment of Expenses; Servicing Advances. Each of the master servicer and the special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the series 2001-CK3 pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the series 2001-CK3 pooling and servicing agreement.

     Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by the master servicer or the special servicer in connection with the servicing of a pooled mortgage loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property in the trust fund, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property. In addition, the special servicer may periodically require the master servicer to reimburse the special servicer for any servicing advances made by it. Upon reimbursing the special servicer for any servicing advance, the master servicer will be deemed to have made the advance.

     The special servicer may request the master servicer to make servicing advances with respect to a specially serviced mortgage loan or REO Property, in lieu of the special servicer's making that advance itself. The special servicer must make the request in writing, in a timely manner that does not adversely affect the interests of any series 2001-CK3 certificateholders. The master servicer must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request, accompanied by an adequate description of the subject advance and back-up information. If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to a servicing advance that it requests the master servicer to make, regardless of whether or not the master servicer actually makes that advance.

     If the master servicer or the special servicer is required under the series 2001-CK3 pooling and servicing agreement to make a servicing advance, but neither does so within ten days after the servicing advance is required to be made, then the trustee will be required:

     o if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

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     o    if the failure continues for three more business days, to make the servicing advance.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, in its reasonable and good faith judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, the special servicer or the trustee makes any servicing advance that it subsequently determines, in its judgment, is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's collection account from time to time. The trustee may conclusively rely on the determination of the master servicer or the special servicer regarding the nonrecoverability of any servicing advance.

     The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses directly out of the master servicer's collection account without regard to the relationship between the expense and the funds from which it is being paid. The most significant of those servicing expenses relate to the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties. In addition, the series 2001-CK3 pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer's collection account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2001-CK3 certificateholders, as a collective whole.

     The master servicer, the special servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable--

     o first, out of any Default Interest and late payment charges collected on the related mortgage loan subsequent to the accrual of that advance interest, and

     o then, but only after the advance has been reimbursed and if and to the extent that the Default Interest and late payment charges referred to in the prior bullet point are insufficient to cover the advance interest, out of any amounts on deposit in the master servicer's collection account.

THE SERIES 2001-CK3 CONTROLLING CLASS REPRESENTATIVE

     Controlling Class. As of any date of determination, the controlling class of series 2001-CK3 certificateholders will be the holders of the most subordinate class of series 2001-CK3 certificates then outstanding, other than the class A-X, R and V certificates, that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series 2001-CK3 certificates, exclusive of the class A-X, R and V certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2001-CK3 certificateholders will be the holders of the most subordinate class of series 2001-CK3 certificates then outstanding, other than the class A-X, R and V certificates, that has a total principal balance greater than zero. For purposes of determining the series 2001-CK3 controlling class, the class A-1, A-2, A-3 and A-4 certificates will represent a single class.

     Election of the Series 2001-CK3 Controlling Class Representative. The holders of series 2001-CK3 certificates representing more than 50% of the total principal balance of the series 2001-CK3 controlling class, will be entitled to--

     o select a representative having the rights and powers described under "--The Series 2001-CK3 Controlling Class Representative--Rights and Powers of the Series 2001-CK3 Controlling Class Representative" below, or

     o    replace an existing series 2001-CK3 controlling class representative.

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     The trustee will be required to notify promptly all the certificateholders of the series 2001-CK3 controlling class that they may select a series 2001-CK3 controlling class representative upon:

     o the receipt by the trustee of written requests for the selection of a series 2001-CK3 controlling class representative from the holders of certificates representing more than 50% of the total principal balance of the series 2001-CK3 controlling class;

     o the resignation or removal of the person acting as series 2001-CK3 controlling class representative; or

     o a determination by the trustee that the controlling class of series 2001-CK3 certificateholders has changed.

     The notice will explain the process for selecting a series 2001-CK3 controlling class representative. The appointment of any person as a series 2001-CK3 controlling class representative will not be effective until:

     o the trustee has received confirmation, in any form acceptable to the trustee, that the appointment of that person as the series 2001-CK3 controlling class representative is acceptable to the holders of certificates representing more than 50% of the total principal balance of the series 2001-CK3 controlling class; and

     o    that person provides the trustee with--

          1.   written confirmation of its acceptance of its appointment,

          2. written confirmation of its agreement to keep confidential all information received by it with respect to the trust fund,

          3. an address and telecopy number for the delivery of notices and other correspondence, and

          4. a list of officers or employees of the person with whom the parties to the series 2001-CK3 pooling and servicing agreement may deal, including their names, titles, work addresses and telecopy numbers.

     Resignation and Removal of the Series 2001-CK3 Controlling Class Representative. The series 2001-CK3 controlling class representative may at any time resign by giving written notice to the trustee, the special servicer and each series 2001-CK3 certificateholder of the series 2001-CK3 controlling class. The holders of series 2001-CK3 certificates representing more than 50% of the total principal balance of the series 2001-CK3 controlling class will be entitled to remove any existing series 2001-CK3 controlling class representative by giving written notice to the trustee, the special servicer and the existing series 2001-CK3 controlling class representative.

     Rights and Powers of the Series 2001-CK3 Controlling Class Representative. The series 2001-CK3 controlling class representative will be entitled to advise each of the master servicer and the special servicer with respect to that party's taking any of the actions identified in clauses 1. through 7. of the following sentence. In addition, except as otherwise indicated below in this "--Rights and Powers of the Series 2001-CK3 Controlling Class Representative" subsection, neither the master servicer nor the special servicer may take any of the actions identified in clauses 1. to 7. below as to which the series 2001-CK3 controlling class representative has objected in writing within three business days for non-specially serviced mortgage loans and ten business days for specially serviced mortgaged loans of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action:

     1. any foreclosure upon or comparable conversion of, which may include acquisitions of an REO Property, the ownership of properties securing those pooled mortgage loans as come into and continue in default;

     2. any modification, amendment or waiver of a monetary term, including the timing of payments, or any material non-monetary term of--

          o    any specially serviced mortgage loan in the trust fund, or

          o any non-specially serviced mortgage loan in the trust fund with a principal balance of $2.5 million or more or any non-specially serviced mortgage loan as to which the proposed modification is an extension of the maturity;

     3. any acceptance of a discounted payoff with respect to any specially serviced mortgage loan in the trust fund;

     4. any determination to bring an REO Property held by the trust fund into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

     5. any release of collateral for any specially serviced mortgage loan in the trust fund or for any non-specially serviced mortgage loan in the trust fund with a principal balance of $2.5 million or more, in either case other than in accordance with the terms of, or upon satisfaction of, that mortgage loan;

     6. any acceptance of substitute or additional collateral for any specially serviced mortgage loan in the trust fund or for any non-specially serviced mortgage loan in the trust fund with a principal balance of $2.5 million or more, in either case other than in accordance with the terms of that mortgage loan; and

     7. any waiver of a due-on-sale or due-on-encumbrance clause in any specially serviced mortgage loan in the trust fund or in any non-specially serviced mortgage loan in the trust fund with a principal balance of $2.5 million or more;

provided, that, in the event that the special servicer determines that immediate action is necessary to protect the interests of the series 2001-CK3 certificateholders, as a collective whole, the special servicer may take any such action without waiting for the series 2001-CK3 controlling class representative's response.

     Furthermore, except as otherwise indicated below in this "--Rights and Powers of the Series 2001-CK3 Controlling Class Representative" subsection, the series 2001-CK3 controlling class representative may direct the special servicer to take, or to refrain from taking, such actions as the series 2001-CK3 controlling class representative may deem advisable or as to which provision is otherwise made in the series 2001-CK3 pooling and servicing agreement.

     Notwithstanding the foregoing, no advice, direction or objection given or made by the series 2001-CK3 controlling class representative, as contemplated by the preceding paragraph, may:

     o require or cause the master servicer or the special servicer to violate applicable law, the terms of any pooled mortgage loan or any other provision of the series 2001-CK3 pooling and servicing agreement, including the master servicer's or the special servicer's, as the case may be, obligation to act in accordance with the Servicing Standard;

     o    result in an adverse tax consequence for the trust fund;

     o expose the trust fund, us, the master servicer, the special servicer, the trustee or any of our or their respective affiliates, directors, officers, employees or agents, to any material claim, suit or liability;

     o alter the asset disposition method selected by the special servicer with respect to any defaulted mortgage loan in the trust fund as described under "--Procedures with Respect to Defaulted Mortgage Loans" below; or

     o expand the scope of the master servicer's or special servicer's responsibilities under the series 2001-CK3 pooling and servicing agreement.

The master servicer and the special servicer are each to disregard any advice, direction or objection given or made by the series 2001-CK3 controlling class representative that would have any of the effects described in the immediately preceding five bullets.

In addition, neither the master servicer nor the special servicer will be obligated to seek approval from the series 2001-CK3 controlling class representative for any actions to be taken by that party with respect to any particular mortgage loan if--

     o the master servicer or the special servicer, as the case may be, has, as described in the first paragraph under this "--Rights and Powers of the Series 2001-CK3 Controlling Class Representative" subsection, notified the series 2001-CK3 controlling class representative in writing of various actions that the master servicer or the special servicer, as the case may be, proposes to take with respect to the modification, work-out or liquidation of that mortgage loan and has provided the series 2001-CK3 controlling class representative with all information reasonably requested under the terms of the series 2001-CK3 pooling and servicing agreement by the series 2001-CK3 controlling class representative with respect to those actions, and

     o    either--

          1. in the case of any non-specially serviced mortgage loan in the trust fund with a principal balance of $2.5 million or more or any non-specially serviced mortgage loan for which the proposed modification is an extension of the maturity, for three business days following its receipt of the initial proposal and any supporting information, the series 2001-CK3 controlling class representative has objected to all of those proposed actions and has failed to suggest any alternative actions that the master servicer considers to be consistent with the Servicing Standard, and

          2. in the case of all other pooled mortgage loans, for ten business days following its receipt of the initial proposal and any supporting information, the series 2001-CK3 controlling class representative has objected to all of those proposed actions and has failed to suggest any alternative actions that the master servicer or the special servicer, as the case may be, considers to be consistent with the Servicing Standard.

     When reviewing the rest of this section, "The Pooling and Servicing Agreement", it is important that you consider the effects that the rights and powers of the series 2001-CK3 controlling class representative discussed above could have on the actions of the master servicer and the special servicer.

     Liability to Borrowers. In general, any and all expenses of the series 2001-CK3 controlling class representative are to be borne by the holders of the series 2001-CK3 controlling class, in proportion to their respective percentage interests in that class, and not by the trust fund. However, if a claim is made against the series 2001-CK3 controlling class representative by a borrower with respect to the series 2001-CK3 pooling and servicing agreement or any particular mortgage loan, the series 2001-CK3 controlling class representative is to notify immediately the trustee, the master servicer and the special servicer. Subject to the discussion under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, the special servicer will assume the defense of the claim on behalf of and at the expense of the trust fund against the series 2001-CK3 controlling class representative, but only if--

     o the special servicer, the master servicer, the trustee or the trust fund are also named parties to the same action, and

     o    in the judgment of the special servicer,

          1. the series 2001-CK3 controlling class representative acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and

          2. there is no potential for the special servicer, the master servicer, the trustee or the trust fund to be an adverse party in the action as regards the series 2001-CK3 controlling class representative.

     Liability to the Trust Fund and Certificateholders. The series 2001-CK3 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the series 2001-CK3 controlling class representative does not have any duties to the holders of any class of series 2001-CK3 certificates other than the controlling class. It may act solely in the interests of the certificateholders of the series 2001-CK3 controlling class and will have no liability to any other series 2001-CK3 certificateholders for having done so. No series 2001-CK3 certificateholder may take any action against the series 2001-CK3 controlling class representative for its having acted solely in the interests of the certificateholders of the series 2001-CK3 controlling class.

     Beneficial Owners of the Controlling Class. If the controlling class of series 2001-CK3 certificates is held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the trustee, will be entitled--

     o to receive all notices described above under this "--The Series 2001-CK3 Controlling Class Representative" section, and

     o to exercise directly all rights described above under this "--The Series 2001-CK3 Controlling Class Representative" section,

that it otherwise would if it were the registered holder of certificates of the series 2001-CK3 controlling class.

REPLACEMENT OF THE SPECIAL SERVICER

     The series 2001-CK3 controlling class representative may, upon not less than 10 days' prior written notice to the respective parties to the series 2001-CK3 pooling and servicing agreement, remove any existing special servicer, with or without cause, and appoint a successor special servicer, except that, if the removal is without cause, the cost of transferring the special servicing responsibilities to a successor special servicer will be the responsibility of the series 2001-CK3 controlling class certificateholders. However, any such appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

     1. written confirmation from each of Moody's and Fitch that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the series 2001-CK3 certificates, and

     2. the written agreement of the proposed special servicer to be bound by the terms and conditions of the series 2001-CK3 pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the series 2001-CK3 pooling and servicing agreement against the proposed special servicer.

     In connection with any termination as described in the preceding paragraph, the terminated special servicer will be entitled to:

     o payment out of the master servicer's collection account for all accrued and unpaid special servicing fees and additional special servicing compensation;

     o reimbursement by the successor special servicer for any outstanding servicing advances made by the terminated special servicer, together with interest; and

     o continued rights to indemnification as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus.

Upon reimbursement as described in the second bullet of the prior sentence, any advance will be treated as if it were made by the successor special servicer.

ENFORCEMENT OF DUE-ON-ENCUMBRANCE AND DUE-ON-SALE PROVISIONS

     Subject to the discussion under "--The Series 2001-CK3 Controlling Class Representative" above, the special servicer, with respect to the specially serviced mortgage loans in the trust fund, and the master servicer, with respect to the other pooled mortgage loans, each will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise or waive any right the lender may have under either a due-on-encumbrance or due-on-sale clause to accelerate payment of that mortgage loan. However, subject to the related loan documents, neither the master servicer nor the special servicer may waive its rights or grant its consent under any due-on-encumbrance clause or, in circumstances involving a mortgage loan that has or is part of a group of cross-collateralized mortgage loans that has a cut-off date principal balance in excess of $20,000,000, under any due-on-sale clause, unless it has received written confirmation from each of Moody's and Fitch that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to the series 2001-CK3 certificates.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The special servicer, with respect to the specially serviced mortgage loans in the trust fund, and the master servicer, with respect to the other pooled mortgage loans, each may, consistent with the Servicing Standard, agree to:

     o    modify, waive or amend any term of any mortgage loan;

     o    extend the maturity of any mortgage loan;

     o defer or forgive the payment of interest on and principal of any mortgage loan;

     o defer or forgive the payment of late payment charges on any mortgage loan;

     o permit the release, addition or substitution of collateral securing any mortgage loan; or

     o permit the release, addition or substitution of the borrower or any guarantor of any mortgage loan.

     The ability of the special servicer or the master servicer to agree to any of the foregoing, however, is subject to the discussion under "--The Series 2001-CK3 Controlling Class Representative" and "--Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions" above, and further, to each of the following limitations, conditions and restrictions:

     o With limited exception generally involving the waiver of Default Interest, late payment charges or minor covenant defaults, releases of non-material parcels of a mortgaged property, grants of easements that do not materially affect the use or value of the mortgaged property and, as described below in this "--Modifications, Waivers, Amendments and Consents" section, the waiver of Post-ARD Additional Interest with respect to non-specially serviced mortgage loans, neither the master servicer nor the special servicer may agree to modify, waive or amend any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the trust fund, if doing so would--

          1. affect the amount or timing of any related payment of principal, interest or other amount payable under the mortgage loan, or

          2. in the judgment of the master servicer or the special servicer, as the case may be, materially impair the security for the mortgage loan,

          unless a material default on the mortgage loan has occurred or, in the judgment of the master servicer or the special servicer, as the case may be, a default with respect to payment on the mortgage loan is reasonably foreseeable, and the special servicer has determined in the manner described under "--Procedures with Respect to Defaulted Mortgage Loans" below that the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the series 2001-CK3 certificateholders, as a collective whole, on a present value basis than would liquidation, whether through foreclosure or sale of the mortgage loan.

     o Neither the master servicer nor the special servicer may extend the date on which any balloon payment is scheduled to be due on any mortgage loan in the trust fund to a date beyond the earliest of--

          1. the fifth anniversary of the mortgage loan's original stated maturity date,

          2.   three years prior to the rated final distribution date,

          3. if the mortgage loan is secured by a lien solely or primarily on the related borrower's leasehold interest in the corresponding mortgaged real property, 20 years or, to the extent consistent with the

               Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the then current term of the related ground lease, plus any unilateral options to extend, and

          4. if the mortgage loan is secured by a mortgaged real property that is covered by an environmental insurance policy, two years prior to the expiration of the term of that policy, unless the master servicer or special servicer has obtained a Phase I and/or Phase II environmental assessment that supports that there are no circumstances or conditions present with respect to that property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations.

     o Neither the master servicer nor the special servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the trust fund, if doing so would--

          1. cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Internal Revenue Code,

          2. result in the imposition of any tax on prohibited transactions or contributions after the startup date of any of REMIC I, REMIC II or REMIC III under the Internal Revenue Code, or

          3. adversely affect the status of any portion of the trust fund that is intended to be a grantor trust under the Internal Revenue Code.

     o Neither the master servicer nor the special servicer may permit any borrower to add or substitute any real estate collateral for any mortgage loan in the trust fund other than in accordance with the terms of the mortgage loan, unless the master servicer or the special servicer, as the case may be, has first--

          1. determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that--

               (a) the additional or substitute collateral is in compliance with applicable environmental laws and regulations, and

               (b) that there are no circumstances or conditions present with respect to the new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations; and

          2. received confirmation from each of Moody's and Fitch that the addition or substitution of collateral will not, in and of itself, result in a qualification, downgrade or withdrawal of any rating then assigned by the rating agency to a class of series 2001-CK3 certificates.

     o With limited exception generally involving the delivery of substitute collateral, the paydown of the subject mortgage loan or the release of non-material parcels, neither the master servicer nor the special servicer may release any material collateral securing an outstanding mortgage loan in the trust fund other than in accordance with the terms of, or upon satisfaction of, the mortgage loan.

The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this "--Modifications, Waivers, Amendments and Consents" section that occurs automatically, or that results from the exercise of a unilateral option by the related borrower within the meaning of Treasury Regulation Section 1.1001-3(c)(2)(iii), in any event under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or, in the case of a replacement mortgage loan, on the date it is added to the trust fund. Also, neither the master servicer nor the special servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar, despite the discussion above.

     Notwithstanding the foregoing, the master servicer will be permitted, with the consent of the series 2001-CK3 controlling class representative, in the case of an ARD Loan that is not a specially serviced mortgage loan, after the related anticipated repayment date, to waive any or all of the Post-ARD Additional Interest accrued on that mortgage loan, if:

     o the related borrower is ready and willing to pay all other amounts due under the mortgage loan in full, including the entire principal balance; and

     o the master servicer determines that waiving the trust fund's right to receive that Post-ARD Additional Interest is in accordance with the Servicing Standard.

The master servicer will not have any liability to the trust fund, the series 2001-CK3 certificateholders or any other person for any such determination that is made in accordance with the Servicing Standard. The series 2001-CK3 pooling and servicing agreement will also limit the master servicer's and the special servicer's ability to institute an enforcement action solely for the collection of Post-ARD Additional Interest. To the extent that either the master servicer or special servicer waives any Default Interest or late payment charges, any outstanding interest on advances and inspection costs that would otherwise have been paid out of such Default Interest or late payment charges will instead be paid out of the additional servicing compensation payable to the master servicer or the special servicer, as the case may be. Furthermore, the master servicer or special servicer may not waive any Default Interest or late payment charges if no additional servicing compensation is available to offset the outstanding interest on advances or inspection costs that would otherwise be offset by such Default Interest or late payment charges.

     All modifications, amendments and material waivers entered into with respect to the pooled mortgage loans are to be in writing. Each of the master servicer and the special servicer, as applicable, must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to each modification, amendment or material waiver agreed to by it, promptly following its execution.

REQUIRED APPRAISALS

     Promptly following the occurrence of any Appraisal Trigger Event with respect to any of the pooled mortgage loans, the special servicer must obtain, and deliver to the trustee and master servicer a copy of, an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the series 2001-CK3 pooling and servicing agreement, unless--

     o an appraisal had previously been obtained within the prior twelve months, and

     o there has been no material change in the circumstances surrounding the related mortgaged real property subsequent to that appraisal that would, in the judgment of the special servicer, materially affect the value set forth in that earlier appraisal.

     Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $1,000,000, then the special servicer may, at its option, unless the series 2001-CK3 controlling class representative objects, perform an internal valuation of the related mortgaged real property.

     As a result of any appraisal or other valuation, the special servicer, in consultation with the series 2001-CK3 controlling class representative, may determine that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

     If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust fund, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine, in consultation with the series 2001-CK3 controlling class representative, and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when--

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     o    the subject mortgage loan has become a worked-out mortgage loan as contemplated under "--Servicing Under the Series 2001-CK3 Pooling and Servicing Agreement" above, and

     o no other Servicing Transfer Event or Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the direction of the special servicer, and will be reimbursable to the master servicer as a servicing advance.

     Notwithstanding the foregoing, the series 2001-CK3 controlling class representative will have the right at any time within six months of the date of any appraisal to require that the special servicer obtain a new appraisal with respect to the subject mortgage loan, at the expense of the series 2001-CK3 controlling class certificateholders. Upon receipt of the new appraisal, the special servicer will redetermine any Appraisal Reduction Amount.

COLLECTION ACCOUNT

     General. The master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the pooled mortgage loans. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     The funds held in the master servicer's collection account may be held as cash or invested in Permitted Investments. Subject to the limitations in the series 2001-CK3 pooling and servicing agreement, any interest or other income earned on funds in the master servicer's collection account will be paid to the master servicer as additional compensation.

     Deposits. The master servicer must deposit or cause to be deposited in its collection account, within one business day following receipt by it, in the case of payments from borrowers and other collections on the pooled mortgage loans, or as otherwise required under the series 2001-CK3 pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the pooled mortgage loans subsequent to the date of initial issuance of the offered certificates:

     o    all principal payments collected, including principal prepayments;

     o all interest payments collected, including Default Interest and Post-ARD Additional Interest;

     o    any yield maintenance charges and late payment charges collected;

     o any proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property, in each case to the extent not required to be applied to the restoration of the related mortgaged real property or released to the related borrower;

     o any amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure, deed-in-lieu of foreclosure or as otherwise contemplated under "--Procedures with Respect to Defaulted Mortgage Loans" below, in each case to the extent not required to be returned to the related borrower;

     o any amounts paid by any of Column, CSFBMC, KeyBank, First Union or Union Capital in connection with the repurchase or replacement of a mortgage loan by that party as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" and/or "--Repurchase of the Crossroads Apartments Loan" in this prospectus supplement;

     o any amounts paid by the holder of a Rite Aid Companion Loan to purchase the related Rite Aid Mortgage Loan as described under "Description of the Underlying Mortgage Loans--The Rite Aid Mortgage Loans" in this prospectus supplement;

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     o    certain amounts received on the Rite Aid Mortgage Loans and the Rite
          Aid Companion Loans and allocable to pay or reimburse the parties to the series 2001-CK3 pooling and servicing agreement for various items as described under "Description of the Underlying Mortgage Loans--The Rite Aid Mortgage Loans" in this prospectus supplement;

     o any amounts paid to purchase all the mortgage loans and any REO Properties in connection with the termination of the trust fund as contemplated under "--Termination" below;

     o any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the collection account;

     o all payments required to be paid by the master servicer or received from the special servicer with respect to any deductible clause in any blanket hazard insurance policy or master force placed hazard insurance policy, as described under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Hazard, Liability and Other Insurance" in this prospectus supplement;

     o    any amount transferred by the special servicer from its REO account;
          and

     o    any amounts transferred from any debt service reserve accounts.

     Upon receipt of any of the amounts described in the first seven bullets of the prior paragraph with respect to any specially serviced mortgage loan in the trust fund, the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer's collection account.

     Withdrawals. The master servicer may make withdrawals from its collection account for any of the following purposes, which are not listed in any order of priority:

          1. to remit to the trustee for deposit in the trustee's distribution account described under "Description of the Offered Certificates--Distribution Account" in this prospectus supplement, on the business day preceding each distribution date, all payments and other collections on the mortgage loans and any REO Properties in the trust fund that are then on deposit in the collection account, exclusive of any portion of those payments and other collections that represents one or more of the following--

               (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

               (b) payments and other collections received by or on behalf of the trust fund after the end of the related collection period, and

               (c) amounts that are payable or reimbursable from the collection account to any person other than the series 2001-CK3 certificateholders in accordance with any of clauses 2. through 18. below;

          2. to reimburse itself, the special servicer or the trustee, as applicable, for any unreimbursed advances made by that party, as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, with that reimbursement to be made out of collections on the mortgage loan or REO Property as to which the advance was made;

          3. to pay itself earned and unpaid master servicing fees with respect to each mortgage loan in the trust fund, with that payment to be made out of collections on that mortgage loan that are allocable as interest;

          4. to pay the special servicer, out of general collections on the mortgage loans and any REO Properties in the trust fund, earned and unpaid special servicing fees with respect to each mortgage loan in the trust fund that is either--

               (a)  a specially serviced mortgage loan, or

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               (b)  a mortgage loan as to which the related mortgaged real property has become an REO Property;

          5. to pay the special servicer or, if applicable, any predecessor special servicer, earned and unpaid workout fees and liquidation fees to which it is entitled, with that payment to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

          6. to reimburse itself, the special servicer or the trustee, as applicable, out of general collections on the mortgage loans and any REO Properties in the trust fund, for any unreimbursed advance made by that party as described under "--Servicing and Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement, which advance has been determined not to be ultimately recoverable under clause 2. above;

          7. to pay itself, the special servicer or the trustee, as applicable, unpaid interest accrued on any outstanding advance made by that party under the series 2001-CK3 pooling and servicing agreement, with that payment to be made out of Default Interest and late payment charges received with respect to the mortgage loan as to which the advance was made;

          8. to pay outstanding expenses that were incurred by the special servicer in connection with its inspecting any REO Property in the trust fund or any mortgaged real property securing a specially serviced mortgage loan in the trust fund, which payment is to be made out of Default Interest and late payment charges, to the extent such amounts have not been otherwise applied according to clause 7. above, received with respect to the related pooled mortgage loan;

          9. in connection with the reimbursement of advances as described in clause 2. or 6. above, to pay itself, the special servicer or the trustee, as the case may be, out of general collections on the mortgage loans and any REO Properties in the trust fund, any interest accrued and payable on that advance and not otherwise payable under clause 7. above;

          10. to pay itself or the special servicer, as applicable, any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Servicing Compensation" above;

          11. to pay any unpaid liquidation expenses incurred with respect to any liquidated mortgage loan or REO Property in the trust fund;

          12. to pay, out of general collections on the mortgage loans and any REO Properties in the trust fund, any servicing expenses that would, if advanced, be nonrecoverable under clause 2. above;

          13. to pay, out of general collections on the mortgage loans and any REO Properties in the trust fund, for costs and expenses incurred by the trust fund in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan in the trust fund;

          14. to pay itself, the special servicer, the trustee, us or any of their or our respective directors, members, managers, officers, employees and agents, as the case may be, out of general collections on the mortgage loans and any REO Properties in the trust fund, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "--Matters Regarding the Trustee" in the accompanying prospectus;

          15. to pay, out of general collections on the mortgage loans and any REO Properties in the trust fund, for the costs of opinions of counsel, the cost of recording the series 2001-CK3 pooling and servicing agreement and expenses properly incurred by the trustee in connection with providing tax-related advice to the special servicer;

          16. to pay any other items described in this prospectus supplement as being payable from the collection account;


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          17.  to pay to the respective mortgage loan sellers any amounts that represent monthly debt service payments due on the pooled mortgage loans on or before their respective due dates in June 2001 or, in the case of a replacement mortgage loan, on or before the date on which that loan was added to the trust fund;

          18. to withdraw amounts deposited in the collection account in error, including amounts received on any mortgage loan or REO Property that has been purchased or otherwise removed from the trust fund; and

          19. to clear and terminate the collection account upon the termination of the series 2001-CK3 pooling and servicing agreement.

PROCEDURES WITH RESPECT TO DEFAULTED MORTGAGE LOANS

     Rights of Series 2001-CK3 Certificateholders, the Master Servicer and the Special Servicer to Purchase Defaulted Mortgage Loans. If any specially serviced mortgage loan in the trust fund has become at least a specified number of days delinquent with respect to any scheduled payment of interest and/or principal or has been accelerated by the special servicer, then the special servicer must give prompt written notice to the trustee, the master servicer and the series 2001-CK3 controlling class representative. The trustee will then be required, within five days after receipt of that notice, to provide a similar notice to all certificateholders of the series 2001-CK3 controlling class. Any single certificateholder or group of certificateholders of the series 2001-CK3 controlling class may, at its or their option, within 30 days after receiving the notice from the trustee, purchase that specially serviced mortgage loan from the trust fund, at a cash price generally equal to--

     o    the Stated Principal Balance of the mortgage loan,

     o all unpaid and unadvanced interest on the mortgage loan through the due date in the collection period of purchase, other than Default Interest and Post-ARD Interest, and

     o all unreimbursed advances with respect to the mortgage loan, together with any unpaid interest on those advances owing to the party or parties that made them.

If two or more separate certificateholders or groups of certificateholders of the series 2001-CK3 controlling class want to purchase the specially serviced mortgage loan, preference will be given to the certificateholder or group of certificateholders with the largest interest in the series 2001-CK3 controlling class. If certificateholders of the series 2001-CK3 controlling class have not purchased the specially serviced mortgage loan within 30 days of their having received the relevant notice, then for a limited period, either the master servicer or the special servicer, in that order of priority, may at its option purchase the mortgage loan from the trust fund at the same cash price as was applicable for the certificateholders of the series 2001-CK3 controlling class. Each of the master servicer and the special servicer may designate an affiliate to complete the purchase.

     Net Present Value Calculations. Subject to the discussion under "--Procedures with Respect to Defaulted Mortgage Loans--Rights of Series 2001-CK3 Certificateholders, the Master Servicer and the Special Servicer to Purchase Defaulted Mortgage Loans" above, if any specially serviced mortgage loan has become at least a specified number of days delinquent or has been accelerated by the special servicer, then the special servicer will determine the net present value of each of the following asset disposition methods with respect to that specially serviced mortgage loan:

     o sell the mortgage loan in accordance with the procedures described under "--Procedures with Respect to Defaulted Mortgage Loans--Sale of Defaulted Mortgage Loans" below;

     o pursue negotiations with the related borrower designed to workout the defaulted mortgage loan in a manner consistent with the discussion under "--Modifications, Waivers, Amendments and Consents" above that results in the mortgage loan being--

          1. reinstated as a corrected mortgage loan under the same loan terms,

          2.   modified and reinstated as a corrected mortgage loan, or

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


          3. paid off due to the acceptance of a discounted payoff from the borrower in accordance with the pooling and servicing agreement; and

     o foreclose upon or otherwise comparably convert the related mortgaged real property.

     The special servicer shall follow the asset disposition method that has the highest net present value, provided that if any single certificateholder or group of certificateholders of the series 2001-CK3 controlling class, the master servicer or the special servicer exercise their option to purchase the defaulted mortgage loan pursuant to the pooling and servicing agreement, then a sale of the defaulted mortgage loan pursuant to such option shall be deemed to be the asset disposition method that has the highest net present value.

     Prior to agreeing to any modification, waiver or amendment of any non-specially serviced mortgage loan that would, with limited exception, affect the amount or timing of any related payment of principal, interest or other amount payable under the mortgage loan or, in the judgment of the master servicer, materially impair the security for the mortgage loan, the master servicer will request that the special servicer confirm, and the special servicer will be required to confirm, that the net present value of that modification, waiver or amendment is higher than the net present value of foreclosure or loan sale in the event that a Servicing Transfer Event occurs with respect to such mortgage loan.

     Sale of Defaulted Mortgage Loans. If and when the special servicer determines that the net present value of a sale of a defaulted mortgage loan out of the trust fund is higher than the net present value of either a work-out or a foreclosure upon that loan, it must offer the loan for sale. The offering must be made in a commercially reasonable manner for a period of not less than 20 days or more than 90 days. The special servicer must accept the highest cash bid received from any person for that defaulted mortgage loan in an amount at least equal to the greater of the net present value of foreclosure upon the loan and the net present value of a work-out of the loan. In the absence of any such bid, the special servicer will be required to proceed to foreclose upon or work-out such defaulted mortgage loan, depending on which course of action has the higher net present value.

     Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase any defaulted mortgage loan or any REO Property.

     In connection with the sale of any defaulted mortgage loan on behalf of the trust fund, the special servicer may charge prospective bidders, and retain, fees that approximate the special servicer's actual costs in the preparation and delivery of information pertaining to the sales or evaluating bids without obligation to deposit the amounts into its collection account.

     Environmental Testing. The special servicer may not acquire title to any mortgaged real property, have a receiver of rents appointed with respect to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the series 2001-CK3 certificateholders, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the mortgaged real property, within the meaning of federal environmental laws, unless--

     o the special servicer has previously received, at the expense of the trust fund, a report prepared by a person who regularly conducts environmental audits, and

     o    either:

          1.   the report indicates that--

               (a) the mortgaged real property is in compliance with applicable environmental laws and regulations, and

               (b) there are no circumstances or conditions present at the mortgaged real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          2. the special servicer determines in accordance with the Servicing Standard, taking account of any applicable environmental insurance policy, that taking the actions necessary to bring the

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


               mortgaged real property into compliance with applicable environmental laws and regulations and/or taking any of the other actions contemplated by clause 1. above, is reasonably likely to produce a greater recovery for the series 2001-CK3 certificateholders, on a present value basis, than not taking those actions.

     If neither of the conditions in clauses 1. and 2. of the prior paragraph are satisfied, the special servicer may take those actions as are in accordance with the Servicing Standard, other than proceeding against the contaminated mortgaged real property. In addition, when the special servicer determines it to be appropriate, it may, on behalf of the trust fund, release all or a portion of the related mortgaged real property from the lien of the related mortgage instrument.

     Potential Liquidation Losses. If liquidation proceeds collected with respect to a defaulted mortgage loan in the trust fund are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on, and reimbursable expenses incurred by the special servicer and/or the master servicer in connection with, the defaulted mortgage loan, then the trust fund will realize a loss in the amount of the shortfall. Prior to the payment of any liquidation proceeds to series 2001-CK3 certificateholders, the special servicer and/or the master servicer will be entitled to reimbursement out of those proceeds, for--

     o    any unpaid servicing compensation with respect to the mortgage loan,

     o unreimbursed servicing expenses incurred with respect to the mortgage loan,

     o any unreimbursed advances of delinquent payments made with respect to the mortgage loan, and

     o any interest payable on the unreimbursed servicing expenses and advances.

REO PROPERTIES

     If title to any mortgaged real property is acquired by the special servicer on behalf of the trust fund, the special servicer will be required to sell that property not later than the end of the third calendar year (or, in the case of a "qualified healthcare property" within the meaning of Section 856(c)(6) of the Internal Revenue Code, the end of the second calendar year), following the year of acquisition, unless--

     o    the IRS grants an extension of time to sell the property, or

     o the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year (or, in the case of a "qualified healthcare property", the end of the second calendar year) following the year in which the acquisition occurred will not result in the imposition of a tax on the assets of the trust fund or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Internal Revenue Code.

     The special servicer will be required to use reasonable efforts to solicit cash offers for any REO Property held in the trust fund in a manner that will be reasonably likely to realize a fair price for the property as soon as reasonably practical and in any event within the time periods contemplated by the prior paragraph. The special servicer may, at the expense of the trust fund, retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property. Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer will be required to act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion.

     In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust fund will be obligated to operate and manage any REO Property held by the trust fund solely for the purpose of its prompt disposition and sale, in a manner that:

     o maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code; and

     o to the extent consistent with the foregoing, is in accordance with the Servicing Standard.

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     The special servicer must review the operation of each REO Property held by the trust fund and, in connection with that review, may consult with the trustee to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust fund would derive from the property. The special servicer could determine that it would not be consistent with the requirements of the foregoing paragraph to manage and operate the property in a manner that would avoid the imposition of--

     o    a tax on net income from foreclosure property, within the meaning of
          Section 857(b)(4)(B) of the Internal Revenue Code, or

     o a tax on prohibited transactions under Section 860F of the Internal Revenue Code.

     This determination is most likely to occur in the case of an REO property that is a hospitality property or a health care facility. To the extent that income the trust fund receives from an REO property is subject to--

     o a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%,

     o a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

     The determination as to whether income from an REO Property held by the trust fund would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels or hospitality properties. Generally, income from an REO property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% prohibited transactions rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% prohibited transactions rate. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series 2001-CK3 certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's collection account.

     The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust fund separate and apart from its own funds and general assets. If an REO Property is acquired by the trust fund, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, within two business days following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the trust fund. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the series 2001-CK3 pooling and servicing agreement.

     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust fund, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's collection account the total of all amounts received in respect of each REO Property held by the trust fund during that collection period, net of--

     o any withdrawals made out of those amounts, as described in the preceding sentence, and

     o any portion of those amounts that may be retained as reserves, as described in the next sentence.

     The special servicer may, subject to the limitations described in the series 2001-CK3 pooling and servicing agreement, retain in its REO account the portion of the proceeds and collections on any REO Property held by the trust fund, as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     The special servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer will be required, at the expense of the trust fund payable first out of Default Interest and late payment charges and then out of general collections, to inspect or cause an inspection of the related corresponding mortgaged real property as soon as practicable after any mortgage loan in the trust fund becomes a specially serviced mortgage loan and annually thereafter for so long as that mortgage loan remains a specially serviced mortgage loan. Beginning in 2002, the master servicer will be required, at its own expense, to inspect or cause an inspection of each mortgaged real property at least once per calendar year or, in the case of each pooled mortgage loan with an unpaid principal balance of under $1,000,000, once every two years, if the special servicer has not already done so in that period as contemplated by the preceding sentence. The master servicer and the special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and that specifies--

     o any sale, transfer or abandonment of the property of which the master servicer or the special servicer, as applicable, is aware,

     o any change in the property's condition or occupancy that the master servicer or the special servicer, as applicable, in accordance with the Servicing Standard, is aware of and considers to be material, or

     o any waste committed on the property that the master servicer or the special servicer, as applicable, in accordance with the Servicing Standard, is aware of and considers to be material.

     The master servicer and the special servicer will each be required to deliver to the trustee and the series 2001-CK3 controlling class representative a copy of the inspection reports prepared or caused to be prepared by it, in each case within 30 days following the request or, if later, within 30 days following the later of completion of the related inspection if the inspection is performed by the master servicer or the special servicer, as applicable, or receipt of the related inspection report if the inspection is prepared by a third party.

     Commencing with respect to the calendar quarter ended June 2001, the special servicer, in the case of each specially serviced mortgage loan in the trust fund, and the master servicer, in the case of each other mortgage loan in the trust fund, will each be required to use reasonable efforts to collect from the related borrower and review the following items, to the extent that those items are required to be delivered under the related loan documents:

     o the quarterly and annual operating statements, budgets and rent rolls of the corresponding mortgaged real property; and

     o    the quarterly and annual financial statements of the borrower.

     The special servicer will be required to forward to the master servicer copies, in hard copy or electronic format, of any items of information described in the two bullets of the immediately preceding sentence that it collects or obtains from the related borrower, within 30 days of its receipt of such information. The master servicer will be required to forward to the trustee and the series 2001-CK3 controlling class representative copies, in hard copy or electronic format, of any items of information described in the two bullets of the second preceding sentence that it collects from the related borrower or receives from the special servicer.

     The special servicer will also be required to cause quarterly and annual operating statements, budgets and rent rolls to be prepared for each REO Property in the trust fund. However, there can be no assurance that any operating statements required to be delivered by a borrower will in fact be delivered, and neither the master servicer nor the special servicer is likely to have any practical means of compelling delivery.

     Within 30 days of its receipt from the special servicer, in the case of each specially serviced mortgage loan in the trust fund, and within 60 days of its receipt from the related borrowers or otherwise, in the case of each other mortgage loan in the trust fund, of any annual or quarterly operating statements or rent rolls as contemplated above, the master servicer will be required, based upon those operating statements or rent rolls, to prepare or, if previously prepared, to update a written report setting forth an analysis of the operations of the subject property based on the methodology employed during the original underwriting as, and to the extent, provided to the master servicer or the special servicer, as applicable, by the respective mortgage loan sellers.

     The master servicer will maintain an operating statement analysis report with respect to each mortgaged real property and REO Property relating to a mortgage loan in the trust fund. The master servicer will, promptly following initial preparation and each update of any of those reports, forward to the trustee and the special servicer an electronic copy of the subject report, and upon request, the trustee will forward the subject report to--

     o    the series 2001-CK3 controlling class representative,

     o    any series 2001-CK3 certificateholder, or

     o any beneficial owner of an offered certificate, if the trustee has confirmed to its satisfaction the ownership interest of that beneficial owner in an offered certificate.

EVIDENCE AS TO COMPLIANCE

     On or before April 30 of each year, beginning in 2002, each of the master servicer and the special servicer must:

     o at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee, among others, to the effect that--

          1. the firm has examined the servicing operations of the master servicer or the special servicer, as the case may be, for the previous year, and

          2. on the basis of that examination, conducted substantially in compliance with USAP, the firm confirms that the master servicer or the special servicer, as applicable, has complied during the previous year with the minimum servicing standards, to the extent applicable to multifamily and commercial mortgage loans, identified in USAP, in all material respects, except for the significant exceptions or errors in records that, in the opinion of the firm, USAP requires it to report; and

     o deliver to the trustee, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the knowledge of that officer, the master servicer or special servicer, as the case may be, has fulfilled its obligations under the series 2001-CK3 pooling and servicing agreement in all material respects throughout the preceding calendar year.

     In rendering its report, the accounting firm referred to in the first bullet of the prior sentence may, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, rely upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, within one year of the report, with respect to those sub-servicers.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default under the series 2001-CK3 pooling and servicing agreement:

     o the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer's collection account or the special servicer's REO account, as applicable, any amount required to be so deposited, and that failure continues unremedied for three business days following the date on which the deposit or remittance was required to be made;

     o the master servicer fails to remit to the trustee for deposit in the trustee's distribution account any amount required to be so remitted, and that failure continues unremedied beyond a specified time on the business day following the date on which the remittance was required to be made;

     o the master servicer or the special servicer fails to timely make any servicing advance required to be made by it under the series 2001-CK3 pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice has been given to the master servicer or the special servicer, as the case may be, by the trustee;

     o the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the series 2001-CK3 pooling and servicing agreement, and that failure continues unremedied for 60 days after written notice of it has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2001-CK3 pooling and servicing agreement, by the series 2001-CK3 controlling class representative or by certificateholders entitled to not less than 25% of the series 2001-CK3 voting rights;

     o it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the series 2001-CK3 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2001-CK3 certificateholders, and that breach continues unremedied for 60 days after written notice of it has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2001-CK3 pooling and servicing agreement, by the series 2001-CK3 controlling class representative or by certificateholders entitled to not less than 25% of the series 2001-CK3 voting rights;

     o a decree or order of a court having jurisdiction in an involuntary case for the appointment of a receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings is entered against the master servicer or the special servicer and the decree or order remains in force for a period of 60 days;

     o the master servicer or special servicer consents to the appointment of a receiver, liquidator, trustee or similar official relating to it or of or relating to all or substantially all of its property;

     o the master servicer or special servicer admits in writing its inability to pay its debts or takes other actions indicating its insolvency or inability to pay its obligations;

     o the trustee receives written notice, or by publication, from Fitch to the effect that the continuation of the master servicer or the special servicer in that capacity would, in and of itself, result in a downgrade or withdrawal of any rating then assigned by Fitch to any class of the series 2001-CK3 certificates and that notice is not rescinded within 30 days following the delivery of that notice or publication, or within such longer period as would not, as confirmed by Fitch, result in a qualification, downgrade or withdrawal of any rating then assigned by Fitch to any class of series 2001-CK3 certificates;

     o Moody's places the rating of any class of the series 2001-CK3 certificates on a "watchlist" status for possible ratings downgrade or withdrawal citing servicing concerns with respect to the master servicer or the special servicer as the sole or a contributory factor in such rating action and Moody's has not removed such rating from "watchlist" status within 60 days thereafter or stated that servicing is no longer a contributory factor;

     o the trustee receives written notice from Moody's or Fitch to the effect that the master servicer's or special servicer's acting in that capacity has resulted in a qualification, downgrade or withdrawal of any rating then assigned by that rating agency to any class of the series 2001-CK3 certificates; and

     o the trustee receives notice from Fitch that the master servicer no longer possesses at least the minimum Fitch rating for a commercial mortgage loan master servicer or that the special servicer no longer possesses at least the minimum Fitch rating for a commercial mortgage loan special servicer.

     The series 2001-CK3 pooling and servicing agreement may provide for additional events of default. When a single entity acts as master servicer and special servicer, an event of default in one capacity, other than an event of default described in one of the last four bullets of the prior paragraph, will automatically be an event of default in the other capacity.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" above occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of certificateholders entitled to not less than 25% of the series 2001-CK3 voting rights or, with respect to an event of default described in any of the first eight bullets under "--Events of Default" above, at the direction of the series 2001-CK3 controlling class representative, the trustee will be required, to terminate all of the obligations and, with limited exception, all of the rights of the defaulting party under the series 2001-CK3 pooling and servicing agreement and in and to the assets of the trust fund, other than any rights the defaulting party may have as a series 2001-CK3 certificateholder. Upon any such termination, subject to the discussion in the next two paragraphs and under "--Replacement of the Special Servicer" above, the trustee must either:

     o succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the series 2001-CK3 pooling and servicing agreement; or

     o appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be.

     Certificateholders entitled to a majority of the series 2001-CK3 voting rights or the series 2001-CK3 controlling class representative may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee act as that successor. Furthermore, the series 2001-CK3 controlling class representative may direct the trustee as to which entity is to be appointed successor master servicer provided such entity otherwise meets the qualifications for a successor master servicer. In the case of a number of mortgage loans, it is expected that the master servicer will perform some or all of its servicing duties through sub-servicers that cannot be terminated, including by a successor master servicer, except for cause.

     In general, certificateholders entitled to at least 66-2/3% of the voting rights allocated to each class of series 2001-CK3 certificates affected by any event of default may waive the event of default. However, the events of default described in the first two and last four bullets under "--Events of Default" above may only be waived by all of the holders of the affected classes of series 2001-CK3 certificates. Furthermore, if the trustee is required to spend any monies in connection with any event of default, then that event of default may not be waived unless and until the trustee has been reimbursed, with interest, by the party requesting the waiver. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the series 2001-CK3 pooling and servicing agreement.

     No series 2001-CK3 certificateholder will have the right under the series 2001-CK3 pooling and servicing agreement to institute any proceeding with respect thereto unless:

     o that holder previously has given to the trustee written notice of default;

     o except in the case of a default by the trustee, series 2001-CK3 certificateholders entitled to not less than 25% of the series 2001-CK3 voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the series 2001-CK3 pooling and servicing agreement and have offered to the trustee reasonable indemnity; and

     o the trustee for 60 days has neglected or refused to institute any such proceeding.

The trustee, however, will be under no obligations to exercise any of the trusts or powers vested in it by the series 2001-CK3 pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the series 2001-CK3 certificateholders, unless in the trustee's opinion, those series 2001-CK3 certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.

MATTERS REGARDING THE TRUSTEE

     The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. Furthermore, the trustee must at all times--

     o    be authorized under those laws to exercise trust powers,

     o    have a combined capital and surplus of at least $50,000,000, and

     o be subject to supervision or examination by federal or state authority.

     If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2001-CK3 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the assets of the trust fund. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly or, in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee, who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee will be entitled to a monthly fee for its services. That fee will accrue with respect to each and every mortgage loan in the mortgage pool. In each case, that fee will accrue at 0.0019% per annum on the Stated Principal Balance of the subject mortgage loan outstanding from time to time and will be calculated based on the same interest accrue basis, which is either an Actual/360 Basis or a 30/360 Basis, as the subject mortgage loan. The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust fund.

     See also "Description of the Governing Documents--The Trustee", "--Duties of the Trustee", "--Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.

TERMINATION

     The obligations created by the series 2001-CK3 pooling and servicing agreement will terminate following the earlier of--

          1. the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust fund, and

          2. the purchase of all of the mortgage loans and REO Properties remaining in the trust fund by any single certificateholder or group of certificateholders of the series 2001-CK3 controlling class, the master servicer or the special servicer, in that order of preference.

     Written notice of termination of the series 2001-CK3 pooling and servicing agreement will be given to each series 2001-CK3 certificateholder. The final distribution with respect to each series 2001-CK3 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2001-CK3 certificate registrar or at any other location specified in the notice of termination.

     Any purchase by any single holder or group of holders of the series 2001-CK3 controlling class, the master servicer or the special servicer of all the mortgage loans and REO Properties remaining in the trust fund is required to be made at a price equal to:

     o    the sum of--

          1. the total Stated Principal Balance of all the mortgage loans then included in the trust fund, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with--

               o all unpaid and unadvanced interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans through their respective due dates in the related collection period, and

               o all unreimbursed advances for those mortgage loans, together with any interest on those advances owing to the parties that made them, and

          2. the appraised value of all REO properties then included in the trust fund, as determined by an appraiser mutually agreed upon by the master servicer, the special servicer and the trustee; minus

     o solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2001-CK3 pooling and servicing agreement.

     The purchase will result in early retirement of the then outstanding series 2001-CK3 certificates. However, the right of any single holder or group of holders of the series 2001-CK3 controlling class, of the master servicer or of the special servicer to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2001-CK3 certificateholders, will constitute part of the Available P&I Funds for the final distribution date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 2001-CK3 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

                   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS FOR
             MORTGAGED PROPERTIES LOCATED IN CALIFORNIA AND NEW YORK

         The following discussion contains a summary of certain legal aspects of the underlying mortgage loans secured by mortgaged real properties located in California, which mortgage loans represent 25.4% of the initial mortgage pool balance and mortgaged real properties in New York, which mortgage loans represent 12.0% of the initial mortgage pool balance. The summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the subject mortgage loans.

CALIFORNIA

         Mortgage loans in California generally are secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action" rule requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action, if otherwise permitted, against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment, if otherwise permitted, against the borrower following a judicial sale to the excess of the outstanding debt over the greater of (a) the fair market value of the property at the time of the public sale and (b) the amount of the winning bid in the foreclosure. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

NEW YORK

     Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee's report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owed.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the initial issuance of the offered certificates, Sidley Austin Brown & Wood, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 2001-CK3 pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, REMIC I, REMIC II and REMIC III, respectively, will each qualify as a REMIC under the Internal Revenue Code of 1986 and the arrangement under which the right to Post-ARD Additional Interest is held will be classified as a grantor trust for federal income tax purposes.

     The assets of REMIC I will generally include--

     o    the pooled mortgage loans,

     o any REO Properties acquired on behalf of the series 2001-CK3 certificateholders,

     o    the master servicer's collection account,

     o    the special servicer's REO account, and

     o    the trustee's distribution account and interest reserve account,

but will exclude any collections of Post-ARD Additional Interest on the ARD
Loans.

     For  federal income tax purposes,

     o the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

     o the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

     o    the class A-X, A-1, A-2, A-3, A-4, B, C, D, E, F, G-1, G-2, H, J, K,
          L, M, N and O certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III,

     o the class R certificates will evidence the sole class of residual interests in each of REMIC I, REMIC II and REMIC III, and

     o the class V certificates will evidence interests in a grantor trust and will generally be treated as representing beneficial ownership of Post-ARD Additional Interest, if any, accrued and received with respect to the ARD Loans.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     For federal income tax reporting purposes, it is anticipated that the offered certificates will not be issued with any original issue discount.

     When determining the rate of accrual of market discount and premium, if any, for federal income tax purposes, the prepayment assumption will be that, subsequent to the date of any determination--

     o the ARD Loans in the trust fund will be paid in full on their respective anticipated repayment dates,

     o no mortgage loan in the trust fund will otherwise be prepaid prior to maturity, and

     o there will be no extension of maturity for any mortgage loan in the trust fund.

     However, no representation is made as to the actual rate at which the pooled mortgage loans will prepay, if at all. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

     Some classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust fund would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

     Most of the mortgage loans to be included in the trust fund are not secured by real estate used for residential or other purposes prescribed in Section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as--

     o "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Internal Revenue Code, and

     o "permitted assets" for a "financial asset securitization investment trust" under Section 860L(c) of the Internal Revenue Code.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Therefore:

     o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Internal Revenue Code;

     o a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code; and

     o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

     In addition, most of the mortgage loans that we intend to include in the trust fund contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

          1. the borrower pledges substitute collateral that consist solely of certain government securities,

          2.   the mortgage loan documents allow that substitution,

          3. the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and

          4. the release is not within two years of the startup day of the REMIC.

Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of Sections 7701(a)(19)(C), 856(c)(5)(B) and 856(e)(3)(B) of the Internal Revenue Code, respectively.

YIELD MAINTENANCE CHARGES

     It is not entirely clear under the Internal Revenue Code when the amount of a yield maintenance charge should be taxed to the holder of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report yield maintenance charges as income to the holders of offered certificates entitled to those amounts only after the master servicer's actual receipt thereof. The IRS may nevertheless seek to require that an assumed amount of yield maintenance charges be included in payments projected to be made on those offered certificates and that taxable income be reported based on the projected constant yield to maturity of those offered certificates, taking into account such projected yield maintenance charges. If so, the projected yield maintenance charges would be included in income prior to their actual receipt by holders of the applicable offered certificates. If the projected yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid yield maintenance charges had been projected to be received. It appears that yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of yield maintenance charges.

     See "Description of the Underlying Mortgage Loans" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

                              ERISA CONSIDERATIONS

     If you are--

     o    a fiduciary of a Plan, or

     o    any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or Section 4975 of the Internal Revenue Code. See "ERISA Considerations" in the accompanying prospectus.

         If a Plan acquires an offered certificate, the underlying asset of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations--Plan Asset Rules" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans, but this exception is tested immediately after each acquisition of a series 2001-CK3 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2001-CK3 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2001-CK3 certificates.

     If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust fund's underlying assets. However, if the trust fund is a Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

THE UNDERWRITER EXEMPTION

     The U.S. Department of Labor has issued an individual prohibited transaction exemption to Credit Suisse First Boston Corporation identified as PTE 89-90, as amended by PTE 2000-58. Subject to the satisfaction of conditions set forth in it, the Underwriter Exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code, specified transactions relating to, among other things--

     o the servicing and operation of pools of real estate loans, such as the mortgage pool, and

     o the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

     The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of a certificate to be eligible for exemptive relief under that exemption. The conditions are as follows:

     o first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o second, at the time of its acquisition by the Plan, that certificate must be rated in one of the four highest generic rating categories by S&P, Fitch or Moody's;

     o third, the trustee cannot be an affiliate of any other member of the Restricted Group;

     o    fourth, the following must be true--

          1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

          2. the sum of all payments made to and retained by us in connection with the assignment of the underlying mortgage loans to the trust fund must represent not more than the fair market value of the obligations, and

          3. the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the series 2001-CK3 pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

     o fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that the offered certificates be rated not lower than investment grade by each of Moody's and Fitch. In addition, the trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the offered certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating a purchase of an offered certificate, whether in the initial issuance of that certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to that certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     The Underwriter Exemption also requires that the trust fund meet the following requirements:

     o the assets of the trust fund must consist solely of assets of the type that have been included in other investment pools;

     o certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of S&P, Fitch or Moody's for at least one year prior to the Plan's acquisition of an offered certificate; and

     o certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Underwriter Exemption are satisfied, they may each provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and
(b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of that Code, in connection with--

     o the direct or indirect sale, exchange or transfer of offered certificates acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or borrower is, a Party in Interest with respect to the investing Plan,

     o the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

     o    the continued holding of offered certificates by a Plan.

     However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA if the acquisition or holding of an offered certificate is--

     o on behalf of a Plan sponsored by any member of the Restricted Group, and

     o by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Internal Revenue Code in connection with--

     o the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan, when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is--

          1. a borrower with respect to 5.0% or less of the fair market value of the underlying mortgage loans, or

          2.   an affiliate of that borrower,

     o the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan, and

     o    the continued holding of offered certificates by a Plan.

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the assets of the trust fund.

     Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through
(D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

     o    providing services to the ERISA Plan, or

     o    having a specified relationship to this person,

solely as a result of the ERISA Plan's ownership of offered certificates.

     Before purchasing an offered certificate, a fiduciary of an ERISA Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in that exemption, would be satisfied at the time of the purchase.

EXEMPT PLAN

     A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

FURTHER WARNINGS

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

     o the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

     o the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

     The offered certificates will not be mortgage related securities for purposes of SMMEA. As a result, appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase offered certificates, is subject to significant interpretive uncertainties.

     Neither we nor any of the underwriters makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

     o    are legal investments for them, or

     o    are subject to investment, capital or other restrictions.

     In addition, investors should consider the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including--

     o    prudent investor provisions,

     o    percentage-of-assets limits, and

     o provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

     There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for the investors.

     See "Legal Investment" in the accompanying prospectus.

                                 USE OF PROCEEDS

     We will use the net proceeds from the sale of offered certificates to pay part of the purchase price of the mortgage loans that we intend to include in the trust fund.

                                  UNDERWRITING

     Under the terms and subject to the conditions set forth in an underwriting agreement dated June 12, 2001, we have agreed to sell to the underwriters named below the following respective principal amounts of the offered certificates:


                               PRINCIPAL      PRINCIPAL     PRINCIPAL      PRINCIPAL     PRINCIPAL      PRINCIPAL     PRINCIPAL
                               AMOUNT OF      AMOUNT OF     AMOUNT OF      AMOUNT OF     AMOUNT OF      AMOUNT OF     AMOUNT OF
                               CLASS A-1      CLASS A-2     CLASS A-3      CLASS A-4      CLASS B        CLASS C       CLASS D
        UNDERWRITER           CERTIFICATES  CERTIFICATES   CERTIFICATES  CERTIFICATES   CERTIFICATES  CERTIFICATES   CERTIFICATES
        -----------           ------------  ------------   ------------  ------------   ------------  ------------   ------------
Credit Suisse First Boston
   Corporation.............   $ 40,000,000  $ 95,500,000   $ 95,040,000  $ 507,406,000  $ 42,262,000  $ 56,348,000   $ 11,268,000
McDonald Investments Inc...   $ 10,000,000  $ 10,000,000   $ 12,000,000  $  40,000,000  $          0  $          0   $          0
First Union Securities, Inc.  $          0  $          0   $ 10,000,000  $  20,000,000  $          0  $          0   $          0
Salomon Smith Barney Inc...   $          0  $          0   $ 10,000,000  $  15,000,000  $          0  $          0   $          0
                              ------------  ------------   ------------  -------------  ------------  ------------   ------------
Total......................   $ 50,000,000  $105,500,000   $127,040,000  $ 582,406,000  $ 42,262,000  $ 56,348,000   $ 11,268,000

     The underwriting agreement provides that the underwriters are obligated to purchase all of the offered certificates if any are purchased. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriters may be increased or the offering of the offered certificates may be terminated.

     Our proceeds from the sale of the offered certificates will be approximately 100.50% of the total initial principal balance of the offered certificates, plus accrued interest from June 1, 2001, before deducting expenses payable by us. We estimate that our out-of-pocket expenses for this offering will be approximately $3,281,630.

     The underwriters will offer the offered certificates for sale from time to time in one or more transactions, which may include block transactions, in negotiated transactions or otherwise, or a combination of those methods of sale, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriters may do so by selling the offered certificates to or through broker/dealers, who may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and/or the purchasers of the offered certificates for whom they may act as agents. In connection with the sale of the offered certificates, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts, and the underwriters may also receive commissions from the purchasers of the offered certificates for whom they may act as agent. The underwriters and any broker/dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the offered certificates by them may be deemed to be underwriting discounts or commissions.

     The offered certificates are a new issue of securities with no established trading market. The underwriters have advised us that they currently intend to make a market in the offered certificates. Nevertheless, the underwriters do not have any obligation to make a market, any market making may be discontinued at any time and there can be no assurance that an active public market for the offered certificates will develop.

     We have agreed to indemnify the underwriters against liabilities under the Securities Act of 1933, as amended, or contribute to payments that the underwriters may be required to make in respect thereof. The mortgage loan sellers have agreed to indemnify us and the underwriters with respect to liabilities under the Securities Act of 1933, as amended, or contribute to payments that we or the underwriters may be required to make in respect thereof, relating to the mortgage loans.

                                  LEGAL MATTERS

     Certain legal matters will be passed upon for us by Sidley Austin Brown & Wood, New York, New York, for Credit Suisse First Boston Corporation, McDonald Investments Inc. and Salomon Smith Barney Inc. by Sidley Austin Brown & Wood, New York, New York, and for First Union Securities, Inc. by Cadwalader, Wickersham & Taft, Charlotte, North Carolina.

                                     RATING

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

                     CLASS               MOODY'S           FITCH

                      A-1                 Aaa               AAA
                      A-2                 Aaa               AAA
                      A-3                 Aaa               AAA
                      A-4                 Aaa               AAA
                       B                  Aa2                AA
                       C                  A2                 A
                       D                  A3                 A-

     The ratings on the offered certificates address the likelihood of--

     o the timely receipt by their holders of all distributions of interest to which they are entitled on each distribution date, and

     o the ultimate receipt by their holders of all distributions of principal to which they are entitled on or before the rated final distribution date.

     The  ratings on the offered certificates take into consideration--

     o    the credit quality of the mortgage pool,

     o structural and legal aspects associated with the offered certificates, and

     o the extent to which the payment stream from the mortgage pool is adequate to make distributions of interest and/or principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     o    the tax attributes of the offered certificates or of the trust fund,

     o whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     o the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     o the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

     o whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls, and

     o whether and to what extent Default Interest or Post-ARD Additional Interest will be received.

     Also, a security rating does not represent any assessment of the yield to maturity that investors may experience in the event of rapid prepayments and/or other liquidations of the underlying mortgage loans. In general, the ratings on the offered certificates address credit risk and not prepayment risk.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Moody's or Fitch.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in any of the exhibits to this prospectus supplement or on the accompanying diskette.

     "30/360 Basis" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "888 Seventh Avenue Loan" means the pooled mortgage loan secured by the 888 Seventh Avenue Property.

     "888 Seventh Avenue Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as 888 Seventh Avenue.

     "Actual/360 Basis" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "Additional Collateral Loan" means any mortgage loan in the trust fund having the characteristics described under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--Mortgage Loans which May Require Principal Paydowns" in this prospectus supplement.

     "Additional Trust Fund Expense" means an expense of the trust fund that--

     o arises out of a default on a mortgage loan or an otherwise unanticipated event,

     o    is not included in the calculation of a Realized Loss,

     o is not covered by a servicing advance or a corresponding collection from the related borrower, and

     o to the extent that it is allocable to a particular pooled mortgage loan, is not covered by late payment charges or Default Interest collected on that pooled mortgage loan.

     We provide some examples of Additional Trust Fund Expenses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "Alliance GT 5 Portfolio Loan" or "Alliance GT 5 Loan" means the pooled mortgage loan secured by the Alliance GT 5 Portfolio Loan Properties.

     "Alliance GT 5 Portfolio Properties" means the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Ashton Park, Southpoint, Palm Grove and Harbour Town.

     "Alliance GT 6 Portfolio Loan" or "Alliance GT 6 Loan" means the pooled mortgage loan secured by the Alliance GT 6 Portfolio Loan Properties.

     "Alliance GT 6 Portfolio Properties" means the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Westwinds, Hunter's Chase, The Park, Country Walk, Twin Rivers and Oakdale Villas.

     "Almaden Plaza Loan" means the pooled mortgage loan secured by the Almaden Plaza Property.

     "Almaden Plaza Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Almaden Plaza.

     "Appraisal Reduction Amount" means, for any mortgage loan in the trust fund as to which an Appraisal Trigger Event has occurred, an amount that:

     o    will be determined shortly following the later of--

          1. the date on which the relevant appraisal or other valuation is obtained or performed, as described under "The Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement; and

          2.   the date on which the relevant Appraisal Trigger Event occurred;
               and

     o    will generally equal the excess, if any, of "x" over "y" where--

          1.   "x" is equal to the sum of:

               (a)  the Stated Principal Balance of the mortgage loan;

               (b) to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

               (c) all accrued but unpaid special servicing fees with respect to the mortgage loan;

               (d) all related unreimbursed advances made by or on behalf of the master servicer, the special servicer or the trustee with respect to the required appraisal loan, together with all interest on those advances payable to the party or parties that made the advances;

               (e) all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents with respect to the related mortgaged real property for which an escrow of funds for payment does not exist; and

          2.   "y" is equal to the sum of:

               (a) the excess, if any, of 90% of the resulting appraised or estimated value of the related mortgaged real property or REO Property, over the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan; and

               (b) various escrow payments, other reserves and letters of credit held by the master servicer or the special servicer with respect to the mortgage loan, the related mortgaged real property or any related REO Property, other than any such items that are to be applied to taxes, insurance premiums and/or ground rents or that were taken into account in determining the appraised or estimated value referred to in the prior bullet.

     If, however--

     o the appraisal or other valuation referred to in the first bullet point of this definition is not obtained or performed within 60 days of the Appraisal Trigger Event referred to in the first bullet point of this definition, and

     o    either--

          1. no comparable appraisal or other valuation had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, or

          2. there has been a material change in the circumstances surrounding the related mortgaged real property subsequent to the earlier appraisal or other valuation that, in the special servicer's judgment, materially affects the property's value, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer, in consultation with the series 2001-CK3 controlling class representative, will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition.

     In addition, if and when an Appraisal Trigger Event occurs with respect to any cross-collateralized mortgage loan in the trust fund, an Appraisal Reduction Amount shall be calculated for the entire cross-collateralized group of loans to which that particular cross-collateralized mortgage loan belongs as if such cross-collateralized group of loans was a single pooled mortgage loan secured by multiple properties, and any resulting Appraisal Reduction Amount for such cross-collateralized group of loans will be allocated among the respective cross-collateralized mortgage loans forming that group on a pro rata basis, in accordance with the respective Stated Principal Balances of those mortgage loans.

     "Appraisal Trigger Event" means, with respect to any mortgage loan in the trust fund, any of the following events--

     o the occurrence of a Servicing Transfer Event and the modification of the mortgage loan by the special servicer in a manner that--

          1. materially affects the amount or timing of any payment of principal or interest due thereon, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan,

          2. except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount, or the delivery of substitute real property collateral with a fair market value (as is), that is not less than the fair market value (as is) of the property to be released, or

          3. in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or materially reduces the likelihood of timely payment of amounts due thereon;

     o the related borrower fails to make any monthly debt service payment with respect to the mortgage loan and the failure continues uncured for 120 days or, with respect to a balloon payment for which the related borrower has delivered a refinancing commitment, for such longer period (not to exceed 150 days) during which the refinancing would occur;

     o the passage of 60 days after the special servicer receives notice that a receiver or similar official is appointed with respect to the related mortgaged property, provided that such receiver or similar official continues in that capacity after such 60 days;

     o the passage of 60 days after the special servicer receives notice that the related borrower becomes the subject of bankruptcy, insolvency or similar proceedings, which remain undischarged and undismissed; and

     o the mortgaged real property securing the mortgage loan becomes an REO Property.

     "ARD Loan" means any mortgage loan in the trust fund having the characteristics described in the first paragraph under "Description of the Underlying Mortgage Loans--Certain Terms and Conditions of the Underlying Mortgage Loans--ARD Loans" in this prospectus supplement.

     "ASTM" means the American Society for Testing and Materials.

     "Atrium Mall Loan" means the pooled mortgaged loan secured by the Atrium Mall Property.

     "Atrium Mall Property" means the mortgaged real property identified on Exhibit A-1 to this prospect supplement as Atrium Mall.

     "Available P&I Funds" means, with respect to any distribution date, the Total Available Funds for that distribution date, exclusive of any portion of those funds that represents--

     o    yield maintenance charges, or

     o    Post-ARD Additional Interest.

     The trustee will apply the Available P&I Funds as described under "Description of the Offered Certificates--Distributions" in this prospectus supplement to pay principal and accrued interest on the series 2001-CK3 certificates on that date.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation & Liability Act of 1980, as amended.

     "Clearstream, Luxembourg" means Clearstream Banking, societe anonyme.

     "Column" means Column Financial, Inc.

     "Cost Approach" means the determination of the value of a mortgaged real property arrived at by adding the estimated value of the land to an estimate of the current replacement cost of the improvements, and then subtracting depreciation from all sources.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "Crossroads Apartments Loan" means the pooled mortgage loan secured by the Crossroads Apartments Property.

     "Crossroads Apartments Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Crossroads Apartments.

     "CSFBMC" means Credit Suisse First Boston Mortgage Capital LLC.

     "Cut-off Date Loan-to-Value Ratio" or "Cut-off Date LTV Ratio" means:

     o with respect to any underlying mortgage loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

          1.   the cut-off-date principal balance of the mortgage loan, to

          2. the Most Recent Appraised Value of the related mortgaged real property; and

     o with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple real properties, the ratio of--

          1. the total cut-off date principal balance of the mortgage loan, and all other mortgage loans with which it is cross-collateralized, to

          2. the total Most Recent Appraised Value for all of the related mortgaged real properties.

     "Dark Tenant" means a tenant that has ceased to occupy its space at a mortgaged real property, but that is obligated to continue, and is, paying rent on that space.

     "Default Interest" means any interest that--

     o accrues on a defaulted mortgage loan solely by reason of the subject default, and
                                     S-158

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     o    is in excess of all interest at the regular mortgage interest rate for the mortgage loan, including any Post-ARD Additional Interest accrued on the mortgage loan.

     "DTC" means The Depository Trust Company.

     "Effective Gross Income" means the revenue derived from the use and operation of any mortgaged real property securing a pooled mortgage loan, primarily consisting of rental income, together with other income such as parking fees, percentage rents and expense reimbursements, among other items, less vacancies and/or collection losses and rent concessions.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Plan" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "Estimated Annual Operating Expenses" means, for each of the mortgaged real properties securing a mortgage loan in the trust fund, the historical annual operating expenses for the property, adjusted upward or downward, as appropriate, to reflect any expense modifications made as discussed below.

     For purposes of calculating the Estimated Annual Operating Expenses for any mortgaged real property securing a mortgage loan in the trust fund:

     o the "historical annual operating expenses" for that property normally consist of historical expenses that were generally obtained/estimated--

          1. from operating statements relating to a complete fiscal year of the borrower ended in 1998, 1999 or 2000 or a trailing 12-month period ended in 1999, 2000 or 2001,

          2. by annualizing the amount of expenses for partial 1999, 2000 or 2001 periods for which operating statements were available, with adjustments for some items deemed inappropriate for annualization,

          3. by calculating a stabilized estimate of operating expenses which takes into consideration historical financial statements and material changes in the operating position of the property, such as newly signed leases and market data, or

          4. if the property was recently constructed, by calculating an estimate of operating expenses based upon the appraisal of the property or market data; and

     o the "expense modifications" made to the historical annual operating expenses for that property include--

          1. assuming, in most cases, that a management fee, equal to approximately 3% to 5% of total revenues, was payable to the property manager,

          2. adjusting historical expense items upwards or downwards to reflect inflation and/or industry norms for the particular type of property,

          3.   the underwritten recurring replacement reserve amounts,

          4. adjusting historical expenses downwards by eliminating various items which are considered non-recurring in nature or which are considered capital improvements, including recurring capital improvements,

          5. in the case of hospitality properties, adjusting historical expenses to reflect reserves for furniture, fixtures and equipment of between 4% and 5% of total revenues,

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     6.   in the case of hospitality properties and some multifamily rental properties, retail properties and industrial properties, adjusting historical expenses upward or downward to result in an expense-to-room or expense-to-total revenues ratio that approximates historical or industry norms, and

     7. in the case of mortgaged real properties used primarily for office, retail and industrial purposes, adjusting historical expenses to account for stabilized tenant improvements and leasing commissions at costs consistent with historical trends or prevailing market conditions.

     The amount of any underwritten recurring replacement reserve amounts and/or underwritten leasing commissions and tenant improvements for each of the mortgaged real properties securing a mortgage loan in the trust fund is shown in the table titled "Engineering Reserves and Recurring Replacement Reserves" on Exhibit A-1 to this prospectus supplement. The underwritten recurring replacement reserve amounts shown on Exhibit A-1 to this prospectus supplement are expressed as dollars per unit in the case of multifamily rental properties and manufactured housing communities, a percentage of total departmental revenues in the case of hospitality properties and dollars per leasable square foot in the case of other commercial properties.

     By way of example, Estimated Annual Operating Expenses generally include--

     o    salaries and wages,

     o    the costs or fees of--

          1.   utilities,

          2.   repairs and maintenance,

          3.   replacement reserves,

          4.   marketing,

          5.   insurance,

          6.   management,

          7.   landscaping,

          8.   security, if provided at the property, and

     o the amount of taxes, general and administrative expenses, ground lease payments and other costs.

     Estimated Annual Operating Expenses do not reflect, however, any deductions for debt service, depreciation and amortization or capital expenditures or reserves for any of those items, except as described above. In the case of those mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses include both expenses that may be recovered from tenants and those that are not. In the case of some mortgaged real properties used in whole or in part for retail, office and industrial purposes, Estimated Annual Operating Expenses may have included leasing commissions and tenant improvement costs. However, for some tenants with than average lease terms or which were considered not to require these improvements, adjustments were not made to reflect tenant improvements and leasing commissions. In the case of hospitality properties Estimated Annual Operating Expenses include departmental expenses, reserves for furniture, fixtures and equipment, management fees and, where applicable, franchise fees.

     When First Union underwrote the Crossroads Apartments Loan, First Union based the escrows related to the Crossroads Apartments Loan upon the receipt of the real estate tax exemption more particularly described under "Description of the Underlying Mortgage Loans--Repurchase of the Crossroads Apartments Loan" in this prospectus supplement.

     "Estimated Annual Revenues" means, for each of the mortgaged real properties securing a mortgage loan in the trust fund, the base estimated annual revenues for the property, adjusted upward or downward, as appropriate, to reflect any revenue modifications made as discussed below.

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     For purposes of calculating the Estimated Annual Revenues for any mortgaged real property securing a mortgage loan in the trust fund:

     o the "base estimated annual revenues" for that property were generally assumed to equal--

          1. in the case of a multifamily rental property or a manufactured housing community, the annualized amounts of gross potential rents,

          2. in the case of a hospitality property, the estimated average room sales, and

          3. in the case of any other commercial property, the monthly contractual base rents as reflected in the rent roll or leases, plus tenant reimbursements; and

     o the "revenue modifications" made to the base estimated annual revenues for that property include--

          1. adjusting the revenues downwards by applying a combined vacancy and rent loss, including concessions, adjustment that reflected then current occupancy or, in some cases, an occupancy that was itself adjusted for historical trends or market rates of occupancy with consideration to competitive properties,

          2. adjusting the revenues upwards to reflect, in the case of some tenants, increases in base rents scheduled to occur during the following 12 months,

          3. adjusting the revenues upwards for percentage rents based on contractual requirements, sales history and historical trends and, additionally, for other estimated income consisting of, among other items, late fees, laundry income, application fees, cable television fees, storage charges, electrical pass throughs, pet charges, janitorial services, furniture rental and parking fees,

          4. adjusting the revenues downwards in some instances where rental rates were determined to be significantly above market rates and the subject space was then currently leased to tenants that did not have long-term leases or were believed to be unlikely to renew their leases, and

          5. in the case of hospitality properties, adjusting the revenues upwards to include estimated revenues from food and beverage, telephones and other hotel related income.

     By way of example, Estimated Annual Revenues generally include:

     o for multifamily rental properties and manufactured housing communities, rental and other revenues,

     o for hospitality properties, room, food and beverage, telephone and other revenues, and

     o for other commercial properties, base rent, percentage rent, expense reimbursements and other revenues.

     In the case of an owner-occupied property for which no leases exist, the estimated annual revenues were--

     o determined on the assumption that the property was net leased to a single tenant at market rents, and

     o derived from rental rate and vacancy information for the surrounding real estate market.

     "Euroclear" means The Euroclear System.

     "Exemption-Favored Party" means any of the following--

     o    Credit Suisse First Boston Corporation,

     o any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Credit Suisse First Boston Corporation, and

     o any member of the underwriting syndicate or selling group of which a person described in the prior two bullet points is a manager or co-manager with respect to any particular class of the offered certificates.

     "First Union" means First Union National Bank.

     "Fitch" means Fitch, Inc.

     "Foothill Village Shopping Center Loan" means the pooled mortgage loan secured by the Foothill Village Shopping Center Property.

     "Foothill Village Shopping Center Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Foothill Village Shopping Center.

     "GAAP" means generally accepted accounting principles.

     "Income Approach" means the determination of the value of a mortgaged real property by using the discounted cash flow method of valuation or by the direct capitalization method. The discounted cash flow analysis is used in order to measure the return on a real estate investment and to determine the present value of the future income stream expected to be generated by the mortgaged real property. The future income of the mortgaged real property, as projected over an anticipated holding period, and the resulting net operating incomes or cash flows are then discounted to present value using an appropriate discount rate. The direct capitalization method generally converts an estimate of a single year's income expectancy, or, in some cases, a hypothetical stabilized single year's income expectancy, into an indication of value by dividing the income estimate by an appropriate capitalization rate. An applicable capitalization method and appropriate capitalization rates are developed for use in computations that lead to an indication of value. In utilizing the Income Approach, the appraiser's method of determination of gross income, gross expense and net operating income for the subject property may vary from the method of determining Underwritten Net Operating Income for that property, resulting in variances in the related net operating income values.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "IRS" means the Internal Revenue Service.

     "KeyBank" means KeyBank National Association.

     "KeyBank Small Balance Loans" means the nine pooled mortgage loans originated or acquired by KeyBank and secured by the mortgaged real properties identified on Exhibit A-1 as Sanitary Products Company, Axelgaard Manufacturing Building, All-Star Storage and Commercial, Port Townsend Plaza, State Street Square Retail Center, Sunnymead Mini-Storage, Tualatin Sleep Products Industrial Facility, East Lakeside Avenue Apartments and 1414 East Second Street, respectively.

     "KRECM" means KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage.

     "L" or "LO" means the prepayment lock-out period and/or defeasance period during which voluntary principal prepayments are prohibited, although the mortgage may be defeased.

     "Leasable Square Footage", "S.F." or "Sq. Ft." means, in the case of any mortgaged real property that is a commercial property, other than a hospitality property, the estimated square footage of the gross leasable area at the property, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "Major Tenant" means any one of the top three tenants, based on the net rentable area of its space, of a commercial property that leases at least 10% or more of the net rentable area of the property.

     "Maturity/ARD Balance" means, for any underlying mortgage loan, the unpaid principal balance of the mortgage loan immediately prior to its maturity or, in the case of an ARD Loan, the related anticipated repayment date, according to the payment schedule for the mortgage loan and otherwise assuming no prepayments, defaults or extensions.

     "Maturity/ARD Loan-to-Value Ratio" or "Maturity/ARD LTV Ratio" means:

     o with respect to any underlying balloon mortgage loan or ARD Loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

          1.   the Maturity/ARD Balance of the mortgage loan, to

          2. the Most Recent Appraised Value of the related mortgaged real property;

     o with respect to any underlying balloon mortgage loan or ARD Loan that is secured, including through cross-collateralization with other mortgage loans, by multiple real properties, the ratio of--

          1. the total Maturity/ARD Balance of the mortgage loan, and all other mortgage loans with which it is cross-collateralized, to

          2. the total Most Recent Appraised Value of all of the related mortgaged real properties.

     "Modeling Assumptions" means, collectively, the following assumptions regarding the series 2001-CK3 certificates and the mortgage loans in the trust fund:

     o the mortgage loans have the characteristics set forth on Exhibit A-1 to this prospectus supplement and the initial mortgage pool balance is approximately $1,126,966,710;

     o the total initial principal balance or notional amount, as the case may be, of each class of series 2001-CK3 certificates is as described in this prospectus supplement;

     o the pass-through rate for each interest-bearing class of series 2001-CK3 certificates is as described in this prospectus supplement;

     o there are no delinquencies or losses with respect to the mortgage loans;

     o there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

     o there are no Appraisal Reduction Amounts with respect to the mortgage loans;

     o there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     o each of the mortgage loans provides monthly debt service payments to be due on the first or eleventh day of each month, regardless of whether the subject date is a business day or not;

     o monthly debt service payments on the mortgage loans are timely received on their respective due dates in each month, regardless of whether the subject date is a business day or not;

     o no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's prepayment lock-out period, including any contemporaneous defeasance period, or yield maintenance period;

     o    each ARD Loan is paid in full on its anticipated repayment date;

     o except as otherwise assumed in the immediately preceding two bullet points, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     o    all prepayments on the mortgage loans are assumed to be--

          (1)  accompanied by a full month's interest, and

          (2)  received on the applicable due date of the relevant month;

     o no person or entity entitled thereto exercises its right of optional termination as described in this prospectus supplement under "The Pooling and Servicing Agreement--Termination";

     o no mortgage loan is required to be repurchased by Column, CSFBMC, KeyBank, First Union or Union Capital, as described under "Description of the Underlying Mortgage Loans--Cures, Repurchases and Substitutions" in this prospectus supplement;

     o the only trust fund expenses are the trustee fee and the master servicing fee;

     o    there are no Additional Trust Fund Expenses;

     o payments on the offered certificates are made on the 15th day of each month, commencing in July 2001; and

     o    the offered certificates are settled on June 25, 2001.

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgage Pass-Through Rate" means, with respect to any mortgage loan in the trust fund or any distribution date, an annual rate generally equal to:

     o in the case of a mortgage loan that accrues interest on a 30/360 Basis, a rate per annum equal to the mortgage interest rate in effect for that mortgage loan as of its due date in June 2001, minus the sum of the master servicing fee rate for that mortgage loan and .0019%; and

     o in the case of a mortgage loan that accrues interest on an Actual/360 Basis, twelve times a fraction, expressed as a percentage

          1. the numerator of which fraction is, subject to adjustment as described below in this definition, an amount of interest equal to the product of (a) the number of days in the related interest accrual period, multiplied by (b) the Stated Principal Balance of that mortgage loan immediately preceding that distribution date, multiplied by (c) 1/360, multiplied by (d) a rate per annum equal to the mortgage interest rate in effect for that mortgage loan as of its due date in June 2001, minus the sum of the master servicing fee rate for that mortgage loan and .0019%, and

          2. the denominator of which is the Stated Principal Balance of that mortgage loan immediately preceding that distribution date.

     Notwithstanding the foregoing, if the subject distribution date occurs during January, except during a leap year, or February, then the amount of interest referred to in the fractional numerator described in clause 1. of the second bullet of the prior sentence will be decreased to reflect any interest reserve amount with respect to the subject mortgage loan that is transferred from the trustee's distribution account to the trustee's interest reserve account during that month. Furthermore, if the subject distribution date occurs during March, then the amount of interest referred to in the fractional numerator described in clause 1. of the second bullet of the second preceding sentence will be increased to reflect any interest reserve amounts with respect to the subject mortgage loan that are transferred from the trustee's interest reserve account to the trustee's distribution account during that month.

     "Most Recent Appraised Value" means, for any mortgaged real property securing a mortgage loan in the trust fund, the "as is" or, if provided, the "as cured" value estimate reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller. The appraiser's "as cured" value, as stated in the appraisal, is generally calculated as the sum of--

     o    the "as is" value set forth in the related appraisal, plus

     o the estimated costs, as of the date of the appraisal, of implementing any deferred maintenance required to be undertaken immediately or in the short term under the terms of the related mortgage loan.

In general, the amount of costs assumed by the appraiser for these purposes is based on--

     o    an estimate by the individual appraiser,

     o    an estimate by the related borrower,

     o the estimate set forth in the property condition assessment conducted in connection with the origination of the related mortgage loan, or

     o    a combination of these estimates.

     "Most Recent Debt Service Coverage Ratio" means:

     o with respect to any underlying mortgage loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

          1. the Most Recent Net Operating Income for the related mortgaged real property, to

          2. twelve times the monthly debt service payment for that mortgage loan due on its due date in June 2001 or, in the case of any mortgage loan (other than the 888 Seventh Avenue Loan) that is currently in an interest-only period, on the first due date after amortization begins; and

     o with respect to any underlying mortgage loan that is secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

          1. the total Most Recent Net Operating Income for those properties, to

          2. twelve times the monthly debt service payment(s) for that underlying mortgage loan, and any and all other mortgage loans with which it is cross-collateralized, due on the related due date in June 2001 or, in the case of any underlying mortgage loan (other than the 888 Seventh Avenue Loan) that is currently in an interest-only period, on the first due date after amortization begins.

     "Most Recent Expenses" means, for any mortgaged real property that secures a mortgage loan in the trust fund, the expenses incurred, or annualized or estimated in some cases, for the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower.

     Expenses generally consist of all expenses incurred for the property, including--

     o    salaries and wages,

     o    the costs or fees of--

          1.   utilities,

          2.   repairs and maintenance,

                  3.       marketing,

                  4.       insurance,

                  5.       management,

                  6.       landscaping,

                  7.       security, if provided at the property, and

     o    the amount of--

                  1.       real estate taxes,

                  2.       general and administrative expenses,

                  3.       ground lease payments, and

                  4.       other costs.

     For purposes of the foregoing, expenses do not reflect, however, any deductions for debt service, depreciation, amortization, capital expenditures, leasing commissions and tenant improvements or furniture, fixtures and equipment. In the case of a hospitality property, such expenses also include expenses relating to guest rooms, food and beverage costs, telephone bills and rental and other expenses, as well as operating expenses as general administrative expenses, marketing expenses and franchise fees.

     In determining the Most Recent Expenses for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Annual Operating Expenses for that property.

     "Most Recent Net Operating Income" means, with respect to each of the mortgaged real properties that secures a mortgage loan in the trust fund, the total cash flow derived from the property that was available for annual debt service on the related mortgage loan, calculated as the Most Recent Revenues less Most Recent Expenses for that property.

     "Most Recent Operating Statement Date" means, with respect to each of the pooled mortgage loans, the date indicated on Exhibit A-1 as the Most Recent Operating Statement Date with respect to the mortgage loan. In general, this date is the end date of the period covered by the latest available annual or, in some cases, partial-year operating statement for the related mortgaged real property.

     "Most Recent Revenues" means, for any mortgaged real property that secures a mortgage loan in the trust fund, the revenues received, or annualized or estimated in some cases, in respect of the property for the 12-month period ended as of the Most Recent Operating Statement Date, based upon the latest available annual or, in some cases, partial-year operating statement and other information furnished by the related borrower. For purposes of the foregoing, revenues generally consist of all revenues received in respect of the property, including:

     o for a multifamily rental property or a manufactured housing community, rental and other revenues;

     o for a hospitality property, guest room rates, food and beverage charges, telephone charges and other revenues; and

     o for any other commercial property, base rent, percentage rent, expense reimbursements and other revenues.

     In determining the Most Recent Revenues for any property, the related mortgage loan seller may have made adjustments to the financial information provided by the related borrower similar to those used in calculating the Estimated Revenues for that property.

     "Net Aggregate Prepayment Interest Shortfall" means, with respect to any distribution date, the excess, if any, of:

     o the total Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period; over

     o    the sum of--

          1. the total payments made by the master servicer to cover those Prepayment Interest Shortfalls, and

          2. the total Prepayment Interest Excesses collected with respect to the mortgage pool during the related collection period.

     "NRSF" means net rentable square footage.

     "O" means the open prepayment period during which voluntary principal prepayments may be made without any restriction or prepayment consideration.

     "Occupancy Rate at Underwriting" or "Occupancy Rate at U/W" means the percentage of leasable square footage, in the case of mortgaged real properties that are commercial properties, other than hospitality properties, or units, in the case of mortgaged real properties that are multifamily rental properties and/or manufactured housing communities, of the subject property that were occupied or leased as of the approximate date of the original underwriting of the related mortgage loan in the trust fund or any later date as we considered appropriate, in any event as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based. INFORMATION SHOWN IN THIS PROSPECTUS SUPPLEMENT WITH RESPECT TO ANY WEIGHTED AVERAGE OF OCCUPANCY RATES AT UNDERWRITING EXCLUDES HOSPITALITY PROPERTIES FROM THE RELEVANT CALCULATIONS.

     "Party in Interest" means any person that is a "party in interest" as defined in Section 3(14) of ERISA or a "disqualified person" as defined in
Section 4975 of the Internal Revenue Code of 1986.

     "Permitted Encumbrances" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, any and all of the following--

     o the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable,

     o covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or a marked-up commitment, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

     o exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment or appearing of record, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

     o other matters to which like properties are commonly subject, none of which materially interferes with the security intended to be provided by the related mortgage instrument, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan,

     o the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged real property which the related mortgage loan seller did not require to be subordinated to the lien of the related mortgage instrument and which do not materially interfere with the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged real property or the current ability of the related mortgaged real property to generate income sufficient to service the related mortgage loan,

     o if the related mortgage loan is cross-collateralized with any other mortgage loan in the trust fund, the lien of the mortgage instrument for that other mortgage loan,

     o with respect to the Rite Aid Properties, the lien securing the Rite Aid Companion Loans, and

     o if the related mortgaged real property is a unit in a condominium, the related condominium declaration.

     "Permitted Investments" means the U.S. government securities and other investment grade obligations specified in the series 2001-CK3 pooling and servicing agreement.

     "Plan" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to Section 4975 of the Internal Revenue Code.

     "Plan Asset Regulations" means the regulations of the U.S. Department of Labor promulgated under ERISA.

     "Plaza Antonio Loan" means the pooled mortgage loan secured by the Plaza Antonio Property.

     "Plaza Antonio Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Plaza Antonio.

     "Post-ARD Additional Interest" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "Prepayment Interest Excess" means, with respect to any full or partial prepayment of a pooled mortgage loan made by the related borrower during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date, less the amount of master servicing fees payable from that interest collection, and exclusive of any Default Interest and Post-ARD Additional Interest included in that interest collection.

     "Prepayment Interest Shortfall" means, with respect to any full or partial prepayment of a pooled mortgage loan made by the related borrower during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment to, but not including, such due date, less the amount of master servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have been Default Interest or Post-ARD Additional Interest.

     "PTE" means prohibited transaction exemption.

     "Rambus, Inc. Loan" means the pooled mortgage loan secured by the Rambus, Inc. Property.

     "Rambus, Inc. Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Rambus, Inc.

     "Realized Losses" means losses on or with respect to the pooled mortgage loans arising from the inability of the master servicer and/or the special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "REMIC" means a "real estate mortgage investment conduit" as defined in
Section 860D of the Internal Revenue Code.

     "REO Property" means any mortgaged real property that is acquired by the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding pooled mortgage loan.

     "Restricted Group" means, collectively, the following persons and entities--

     o    the trustee,

     o    the Exemption-Favored Parties,

     o    us,

     o    the master servicer,

     o    the special servicer,

     o    any sub-servicers,

     o    each of the mortgage loan sellers,

     o each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

     o    any and all affiliates of any of the aforementioned persons.

     "Rite Aid Companion Loans" means the two mortgage loans that are not part of the trust fund but which are each secured by a Rite Aid Property.

     "Rite Aid Mortgage Loans" means the pooled mortgage loans that are each secured by a Rite Aid Property.

     "Rite Aid Properties" means the mortgaged real properties identified on Exhibit A-1 to this prospectus supplement as Rite Aid Martinez and Rite Aid Morro Bay, respectively.

     "Rooms" means, in the case of any mortgaged real property that is a hospitality property, the estimated number of rooms and/or suites, without regard to the size of the rooms or the number or size of the rooms in the suites, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "S&P" means Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.

     "Sales Comparison Approach" means a determination of the value of a mortgaged real property based upon a comparison of that property to similar properties that have been sold recently or for which listing prices or offering figures are known. In connection with that determination, data for generally comparable properties are used and comparisons are made to demonstrate a probable price at which the subject mortgaged real property would sell if offered on the market.

     "SEC" means the Securities and Exchange Commission.

     "Senior Principal Distribution Cross-Over Date" means the first distribution date, if any, as of which the total principal balance of the class A-1, A-2, A-3 and A-4 certificates outstanding immediately prior to that distribution date, equals or exceeds the sum of:

     o the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that distribution date; plus

     o    the lesser of--

          1. the Total Principal Distribution Amount for that distribution date, and

          2. the portion of the Available P&I Funds for that distribution date that will remain after all required distributions of interest on the class A-X, A-1, A-2, A-3 and A-4 certificates have been made on that distribution date.

     "Servicing Standard" means, with respect to either the master servicer or the special servicer, to service and administer the pooled mortgage loans and any REO Properties owned by the trust fund for which that party is responsible:

     o with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and real properties that are comparable to those pooled mortgage loans and REO Properties for which it is responsible under the series 2001-CK3 pooling and servicing agreement, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers used with respect to loans comparable to the pooled mortgage loans;

     o    with a view to--

          1. the timely collection of all scheduled payments of principal and interest under those mortgage loans,

          2. the full collection of all yield maintenance charges that may become payable under those mortgage loans, and

          3. in the case of the special servicer, if a mortgage loan comes into and continues in default and, in the good faith and reasonable judgment of the special servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, including payments of yield maintenance charges, the maximization of the recovery on that defaulted mortgage loan to the series 2001-CK3 certificateholders, as a collective whole, on a present value basis; and

     o    without regard to--

          1. any relationship that the master servicer or the special servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers or any other party to the series 2001-CK3 pooling and servicing agreement,

          2. the ownership of any series 2001-CK3 certificate by the master servicer or the special servicer, as the case may be, or by any of its affiliates,

          3.   the obligation of the master servicer to make advances,

          4. the obligation of the special servicer to make, or to direct the master servicer to make, servicing advances,

          5. the right of the master servicer or the special servicer, as the case may be, or any of its affiliates to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the series 2001-CK3 pooling and servicing agreement or with respect to any particular transaction,

          6. any obligation that the master servicer or special servicer, as the case may be, or any of its affiliates, may have to cure a breach of a representation or warranty or a document defect or to repurchase or substitute a mortgage loan, and

          7. the ownership, servicing and/or management by the master servicer or the special servicer, as the case may be, or any of its affiliates, of any other mortgage loans or real property.

     "Servicing Transfer Event" means, with respect to any mortgage loan in the trust fund, any of the following events:

          1. the related borrower fails to make when due any scheduled payment of principal and interest, including a balloon payment, or any other payment required under the related mortgage loan documents and either the failure actually continues, or the master servicer believes it will continue, unremedied--

               o except in the case of a delinquent balloon payment, for 60 days beyond the date on which the subject payment was due, and

               o solely in the case of a delinquent balloon payment, for 90 days beyond the date on which that balloon payment was due or, if the borrower has delivered a refinancing commitment reasonably acceptable to the special servicer, for such longer period, not to exceed 150 days beyond the date on which that balloon payment was due, during which the refinancing would occur;

          2. the master servicer determines that a default in the making of any scheduled payment of principal and interest, including a balloon payment, or any other material payment required to be made under the related mortgage loan documents, is likely to occur within 30 days and either--

               o the default is likely to remain unremedied for at least the time period contemplated by clause 1. of this definition, or

               o the related borrower has requested a material modification of the payment terms of related mortgage loan;

          3. the master servicer determines that a non-payment default has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged real property as security for the mortgage loan and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days;

          4. various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

          5. the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

     A Servicing Transfer Event will cease to exist, if and when:

     o with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer;

     o with respect to the circumstances described in clauses 2. and 4. of this definition, those circumstances cease to exist in the good faith, reasonable judgment of the special servicer;

     o with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

     o with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

     "Shadow Anchor" means a store or business that materially affects the draw of customers to a retail property, but which may be located at a nearby property or on a portion of the subject retail property that is not collateral for the related mortgage loan.

     "Silverthorne Factory Outlet Stores Loan" means the pooled mortgage loan secured by the Silverthorne Factory Outlet Stores Property.

     "Silverthorne Factory Outlet Stores Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as Silverthorne Factory Outlet Stores.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984 as amended.

     "Stated Principal Balance" means, for each mortgage loan in the trust fund, an amount that:

     o will initially equal its unpaid principal balance as of its due date in June 2001 or, in the case of a replacement mortgage loan, as of the date it is added to the trust fund, after application of all payments of principal due on or before that date, whether or not those payments have been received; and

     o will be permanently reduced on each subsequent distribution date, to not less than zero, by--

          1. that portion, if any, of the Total Principal Distribution Amount for that distribution date that is attributable to that mortgage loan, and

          2. the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period.

     However, the "Stated Principal Balance" of any mortgage loan in the trust fund will, in all cases, be zero as of the distribution date following the collection period in which it is determined that all amounts ultimately collectible with respect to that mortgage loan or any related REO Property have been received.

     "The Metropolitan Apartments Loan" means the pooled mortgage loan secured by The Metropolitan Apartments Property.

     "The Metropolitan Apartments Property" means the mortgaged real property identified on Exhibit A-1 to this prospectus supplement as The Metropolitan Apartments.

     "TI/LC" means tenant improvements and leasing commissions.

     "Total Available Funds" means, with respect to any distribution date, the total amount of funds available to make distributions on the series 2001-CK3 certificates on that date as described under "Description of the Offered Certificates--Distribution Account--Withdrawals" in this prospectus supplement.

     "Total Principal Distribution Amount" means:

     o for any distribution date prior to the final distribution date, an amount equal to the total, without duplication, of the following--

          1. all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust with respect to the pooled mortgage loans during the related collection period, exclusive of any of those payments that represents a late collection of principal for which an advance was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related mortgage loan in June 2001 or on a due date for the related mortgage loan subsequent to the end of the related collection period,

          2. all monthly payments of principal received by or on behalf of the trust with respect to the pooled mortgage loans prior to, but that are due during, the related collection period,

          3. all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received by or on behalf of the Trust with respect to any of the pooled mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject mortgage loan or, in the case of an REO Property, of the related mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal for which an advance of principal was previously made for a prior distribution date or that represents a monthly payment of principal due on or before the due date for the related mortgage in June 2001, and

          4. all advances of principal made with respect to the pooled mortgage loans for that distribution date; and

     o for the final distribution date, an amount equal to the total Stated Principal Balance of the mortgage pool outstanding immediately prior to that final distribution date.

     "Underwriter Exemption" means PTE 89-90, as subsequently amended by PTE 97-34 and PTE 2000-58.

     "Underwritten Debt Service Coverage Ratio" or "U/W DSCR" means:

     o with respect to any underlying mortgage loan, other than a mortgage loan secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties, the ratio of--

          1. the Underwritten Net Cash Flow for the related mortgaged real property, to

          2. twelve times the monthly debt service payment for that mortgage loan due on the related due date in June 2001 or, in the case of any mortgage loan (other than the 888 Seventh Avenue Loan) that is currently in an interest-only period, on the first due date after amortization begins; and

     o with respect to any underlying mortgage loan that is secured, including through cross-collateralization, by multiple mortgaged real properties, the ratio of--

          1.   the total Underwritten Net Cash Flow for those properties, to

          2. twelve times the monthly debt service payment(s) for that mortgage loan, and all other mortgage loans with which it is cross-collateralized, due on the related due date in June 2001 or, in the case of any mortgage loan that is currently in an interest-only period, on the first due date after amortization begins.

     "Underwritten Effective Gross Income" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, the Estimated Revenues for that property.

     "Underwritten Net Cash Flow" or "U/W NCF" means, with respect to each of the mortgaged real properties securing a mortgage loan in the trust fund, the estimated total cash flow from that property expected to be available for annual debt service on the related underlying mortgage loan. In general, that estimate:

     o was made at the time of origination of the related underlying mortgage loan or in connection with the transactions described in this prospectus supplement; and

     o    is equal to the excess of--

          1.   the Estimated Annual Revenues for the property, over

          2.   the Estimated Annual Operating Expenses for the property.

     The management fees and reserves assumed in calculating Underwritten Net Cash Flow differ in many cases from actual management fees and reserves actually required under the loan documents for the mortgage loans. In addition, actual conditions at the mortgaged real properties will differ, and may differ substantially, from the conditions assumed in calculating Underwritten Net Cash Flow. In particular, in the case of those mortgaged real properties used for retail, office and industrial purposes, the assumptions regarding tenant vacancies, tenant improvements and leasing commissions, future rental rates, future expenses and other conditions used in calculating Underwritten Net Cash Flow may differ substantially from actual conditions. Furthermore, the Underwritten Net Cash Flow for each of the mortgaged real properties does not reflect the effects of future competition or economic cycles. Accordingly, there can be no assurance that the Underwritten Net Cash Flow for any of the mortgaged real properties shown on Exhibit A-1 to this prospectus supplement will be representative of the actual future net cash flow for the particular property.

     Underwritten Net Cash Flow and the revenues and expenditures used to determine Underwritten Net Cash Flow for each of the mortgaged real properties are derived from generally unaudited information furnished by the related borrower. However, in some cases, an accounting firm performed agreed upon procedures, or employees of the related originator performed cash flow verification procedures, that were intended to identify any errors in the information provided by the related borrower. Audits of information furnished by borrowers could result in changes to the information. These changes could, in turn, result in the Underwritten Net Cash Flow shown on Exhibit A-1 to this prospectus supplement being overstated. Net income for any of the underlying real properties as determined under GAAP would not be the same as the Underwritten Net Cash Flow for the property shown on Exhibit A-1 to this prospectus supplement. In addition, Underwritten Net Cash Flow is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of the property's operations nor a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

     "Underwritten Net Operating Income" means, with respect to each of the mortgaged real properties securing a mortgage loan in the trust fund, the Underwritten Net Cash Flow for the property, increased by any and all of the following items that were included in the estimated annual operating expenses for the property for purposes of calculating that Underwritten Net Cash Flow:

     o    underwritten recurring replacement reserve amounts;

     o    capital improvements, including recurring capital improvements;

     o in the case of hospitality properties, expenses for furniture, fixtures and equipment; and

     o in the case of mortgaged real properties used primarily for office, retail and industrial purposes, underwritten leasing commissions and tenant improvements.

     "Union Capital" means Union Capital Investments, LLC.

     "United States Person" means--

     o    a citizen or resident of the United States,

     o    a domestic partnership,

     o    a domestic corporation,

     o any estate, other than a foreign estate within the meaning of paragraph (31) of Section 7701(a) of the Internal Revenue Code, and

     o    any trust if--

          1. a court within the United States is able to exercise primary supervision over the administration of the trust fund, and

          2. one or more United States Persons have the authority to control all substantial decisions of the trust fund.

     "Units" means--

     o in the case of any mortgaged real property that is a multifamily rental property, the estimated number of apartments at the particular property, regardless of the number or size of rooms in the apartments, and

     o in the case of any mortgaged real property that is a manufactured housing community, the estimated number of pads at the particular property to which a mobile home can be hooked up,

in each case, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value is based.

     "USAP" means the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers of America.

     "Weighted Average Pool Pass-Through Rate" means, for each distribution date, the weighted average of the respective Mortgage Pass-Through Rates with respect to all of the pooled mortgage loans for that distribution date, weighted on the basis of their respective Stated Principal Balances immediately prior to that distribution date.

     "Wells Fargo" means Wells Fargo Bank Minnesota, N.A.

     "Year Built" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, the year when construction of the property was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

     "Year Renovated" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, the year when the most recent substantial renovation of the property, if any, was principally completed, as reflected in information provided by the related borrower or in the appraisal on which the Most Recent Appraised Value of the property is based.

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

                                   EXHIBIT A-1

                        CHARACTERISTICS OF THE UNDERLYING
                MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

                       SEE THIS EXHIBIT FOR TABLES TITLED:

             Managers and Locations of the Mortgaged Real Properties

                  Descriptions of the Mortgaged Real Properties

                Characteristics of the Underlying Mortgage Loans

                      Additional Mortgage Loan Information

             Engineering Reserves and Recurring Replacement Reserves

                   Major Tenants of the Commercial Properties

                              Multifamily Schedule



                                      A-1-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]


                                       MANAGERS AND LOCATIONS OF THE MORTGAGED REAL PROPERTIES


 #    PROPERTY NAME                                                  MANAGER
 -    -------------                                                  -------
 1    888 Seventh Avenue                                             MRC Management LLC
 2    Atrium Mall                                                    Simon Property Group, L.P.
 3    Almaden Plaza                                                  Brothers International Corporation
 4a   Ashton Park                                                    Alliance Residential Management, L.L.C.
 4b   Southpoint                                                     Alliance Residential Management, L.L.C.
 4c   Palm Grove                                                     Alliance Residential Management, L.L.C.
 4d   Harbour Town                                                   Alliance Residential Management, L.L.C.
 5a   Westwinds                                                      Alliance Residential Management, L.L.C.
 5b   Hunter's Chase                                                 Alliance Residential Management, L.L.C.
 5c   The Park                                                       Alliance Residential Management, L.L.C.
 5d   Country Walk                                                   Alliance Residential Management, L.L.C.
 5e   Twin Rivers                                                    Alliance Residential Management, L.L.C.
 5f   Oakdale Villas                                                 Alliance Residential Management, L.L.C.
 6    Rambus, Inc.                                                   Sand Hill Property Management Company
 7    Foothill Village Shopping Center                               Jones Lang LaSalle Americas, Inc.
 8    The Metropolitan Apartments                                    Albert Group, LLC
 9    Silverthorne Factory Outlet Stores                             SFS Management, LLC
 10   Plaza Antonio                                                  Westar Management, Inc.
 11   Ryan Ranch Office Center                                       Spieker Properties
 12   Holiday Inn - Newton                                           Fine Hotels Corp.
 13   Peninsula Marketplace                                          DSB Properties, Inc.
 14   Best Western La Playa                                          Bray & Gillespie, Inc.
 15   The Crossroads                                                 Lisa Management, Inc.
 16   Kennestone Physicians Center                                   Meadows & Ohly, Inc.
 17   Four Seasons at Umstead Park Apartments                        Keystone Management Company, LLC
 18   Citrus Center                                                  Doerken Properties, Inc.
 19   French Quarters Apartments                                     The Apartment Group, Inc.
 20   Clover Point Village                                           Weinstein Management Co., Inc.
 21   Beverly West Square                                            The Arba Group, Inc.
 22   Oak Park Shopping Center                                       The Simay Company, LLC
 23   Sterling University Heights                                    Sterling Student Housing Management, Ltd.
 24   222 Bloomingdale Road                                          IPC Midwest Management, Inc.
 25   Pirates Landing Apartments                                     CNC Investments, Inc.
 26   Greenbriar Park Apartments                                     CNC Investments, Inc.
 27   Harbor Gateway-Francisco Business Center Building B            Owner Managed
 28   Colorado Place Apartments                                      REM Group, Inc.
 29   Kohl's Plaza                                                   Don M. Casto Organization
 30   Del Mar Office Park                                            Brinwo Development Corporation
 31   141 Jefferson Drive                                            Owner Managed
 32   Plaza One Financial Center                                     Sorenson Gross
 33   Depot Marketplace                                              Diamante Properties
 34   Northampton Village I                                          Weinstein Management Co., Inc.
 35   The Overlook Apartments                                        The Mid-America Management Corporation
 36   Whisperwood Apartments                                         CNC Investments, Inc.
 37   Dry Creek Centre                                               Owner Managed
 38   Fair Oaks Office Building                                      Transwestern Property Company West, LLC
 39   Covington Plaza Shopping Center                                Cushman and Wakefield of Arizona, Inc.
 40   Sabal Palms Apartments                                         Owner Managed
 41   Cambridge Towers Apartments                                    RJS Realty Ltd.
 42   Palm Garden Apartments                                         JJ&G Corporation
 43   Chapel Ridge                                                   Northstar Realtors, LLC
 44   60 Florida Avenue, N.E.                                        Owner Managed
 45   Baptist North Physicians Center                                Meadows & Ohly, Inc.
 46   Livermore Gateway Business Park                                Ellis Partners
 47   Superior Plaza                                                 Irwin & Hendrick, Ltd.
 48   Squire Apartments - Richmond                                   Weinstein Management Co., Inc.
 49   Morris Estates Apartments                                      Owner Managed
 50   Turfway Corporate Center (1)                                   Community Management Corporation
 51   Meijer Drive Industrial Center (1)                             Community Management Corporation
 52   Shadow Ridge Apartments                                        A+ Managemement & Investments of California
 53   Best Buy #185                                                  Owner Managed
 54   Valley View Plaza                                              Owner Managed
 55   Brookshire Meadows East Manufactured Home Community            Owner Managed
 56   400 Captain Neville Drive                                      Radnor Realty Services, Inc.
 57   Mesa Mobile Home Park                                          Follett Investment Properties, Inc.
 58   Gallery Court                                                  Riverdale International
 59   Cartersville Physicians Center                                 Meadows & Ohly, Inc.
 60   316 Business Center                                            Spectrum Cauble Management, LLC
 61   Oak Hill Plaza                                                 Wharton Realty Group, Inc.
 62   River Valley Shopping Center                                   Lincoln Property Company Commercial, Inc.
 63   U of M Medical Office Building                                 Whitehall Property Mgmt
 64   Holiday Inn  - Barstow                                         Avalon Management LLC
 65   South Slope Apartments                                         Weinstein Management Co., Inc.
 66   Novato Office Building                                         Bauchman-Kingston Partnership
 67   Alamo Garden Apartments                                        Barcelon Associates Management Corporation
 68   1300 Bristol Office Building                                   Diversified Business Services, Inc. and Burnett Companies
 69   Heritage Place Shopping Center                                 Owner Managed
 70   51st & Olive Square Shopping Center                            Westwood Financial Corp.
 71   River Gardens Apartments                                       CNC Investments, Inc.
 72   Libbey Industrial Park                                         LRP, LLC
 73   Valmont Office Building                                        Owner Managed
 74   Tierra Rica Apartments                                         Owner Managed
 75   Best Western Mission Hills Inn                                 David Haddadi
 76   Westview Plaza                                                 Signet Partners
 77   Mission Plaza                                                  Birkeland Cooper & Associates, LLC
 78   Storage USA                                                    Storage USA
 79   The Kmart Center - Newark                                      Pacific Asset Management
 80   Technology Trading Park I                                      SugarOak Corporation
 81   Rain Forest Apartments                                         M.B.S. Management Services, Inc.
 82   Parkview Plaza Shopping Center                                 Ellis Realty
 83   72nd Street Square Shopping Center                             Citation Management Group, Inc.
 84   Rite Aid Martinez                                              Owner Managed
 85   Stone Container Corporation Warehouse/Distribution             Owner Managed
 86   Rite Aid Morro Bay                                             Owner Managed
 87   600 Hampshire Building                                         Owner Managed
 88   Salmon Creek Business Park                                     Owner Managed
 89   Mapletree Gardens Apartments                                   Pryzant Management, Inc.
 90   Annapolis Gardens Apartments                                   Owner Managed
 91   Colony West Apartments                                         Stonemark Property Management, L.P.
 92   Falcon Pointe Apartments                                       Orion Real Estate Services Inc.
 93   Marion Center Shopping Center                                  Columbus Pacific Properties
 94   Zipp Express, Inc.                                             Owner Managed
 95   The Sonterra Apartments                                        Owner Managed
 96   509 7th Street, NW                                             Douglas Development
 97   Cherry Tree Hill Apartments                                    Stonemark Property Management, L.P.
 98   Eastern Village Apartments                                     F-Scott Company
 99   North Village Professional Center                              Owner Managed
100   Cox Communications Building                                    Owner Managed
101   Tri Cities Plaza Shopping Center                               Spectrum Cauble Management, LLC
102   Your Secured Storage                                           Corstan, Inc.
103   Adams Plaza                                                    Owner Managed
104   Eckerd Drug Store                                              Owner Managed
105   Vista Pointe Apartments                                        Picerne Management Company
106   7135 South Highland                                            Owner Managed
107   Office Depot Retail Building                                   Owner Managed
108   No. 1597 Washington Street                                     Federal Management Co., Inc.
109   Greenbriar West Business Park-Phase II                         Owner Managed
110   Dick's Sporting Goods                                          Owner Managed
111   Walgreens - Joliet                                             Owner Managed
112   Four Seasons Apartments                                        Quantum Residential Incorporated
113   Bayberry Commons, Franklin Pierce College & Courtyard Square   Owner Managed
114   Las Brisas Apartments                                          CRM Creative Realty Management, LLC
115   Timberleaf Estates                                             Picerne Management Company
116   Security Self Storage                                          Bill & Marie Atteberry
117   Mesquite Plaza Shopping Center                                 Border Properties, Inc.
118   Normandy Village Apartments                                    Owner Managed
119   Royal Terrace Apartments                                       Owner Managed
120   20 Ebbitts Street                                              Salmon Real Estate
121   Oakdale Townhomes                                              Olympic Realty Group
122   10055 Miller Avenue Office Building                            Mason Property Company
123   Nutmeg Place Building                                          WRA Property Management, Inc.
124   Marlene Court Apartments                                       Marling Management, Inc.
125   Watson Crossing I                                              Bear Creek Capital
126   Colony at Maple Canyon Apartments                              Owner Managed
127   2600 Beltline                                                  J&R Investments Inc.
128   Northacre Mobile Home Park                                     Owner Managed
129   Cascade Village                                                Cornerstone Realty Services, LLC
130   Tualatin Sleep Products Industrial Facility                    Owner Managed
131   State Street Square Retail Center                              Pacific Asset Advisors
132   Burlington/Kroger Outlet                                       Owner Managed
133   The Storage Center                                             Love Properties, Inc.
134   991-995 Post Road East                                         Owner Managed
135   Chelsea Court Apartments                                       Owner Managed
136   Cimarron Apartments                                            CRM Creative Realty Management, LLC
137   Southridge Commons I                                           O'Neil Property Management
138   Fairwood Apartments                                            Owner Managed
139   Port Townsend Plaza                                            Island Property Management
140   Meadows Shopping Village                                       Owner Managed
141   19 West 73rd Street                                            Owner Managed
142   Holiday Acres                                                  Follett Investment Properties, Inc.
143   Lake Forest Plaza                                              Owner Managed
144   Richmond Green Apartments                                      JCH Property Management Company, Inc.
145   Alba Village Apartments                                        Windsor Realty & Management, Inc.
146   Valley Terrace Apartments                                      Brothers Management Company
147   Pond View Mobile Home Park                                     Owner Managed
148   Country Club Square                                            Owner Managed
149   EL CID Apartments                                              Owner Managed
150   MacArthur Apartments                                           Owner Managed
151   Croley Court Apartments                                        Owner Managed
152   Shaw Brawley Plaza Shopping Center                             Owner Managed
153   Concord Square Apartments                                      Owner Managed
154   Stratford Gardens                                              Kathy J. Phipps
155   Tilley Townhomes                                               Owner Managed
156   Sunnymead Mini-Storage                                         Owner Managed
157   Northridge Plaza Shopping Center                               M.D. Atkinson Company, Inc.
158   Woodfield Village Apartments                                   Owner Managed
159   Garrett Gables Apartments                                      CRM Creative Realty Management, LLC
160   All-Star Storage and Commercial                                Owner Managed
161   Shaw Gates Business Park                                       Owner Managed
162   4415-4435 Mint Way                                             Owner Managed
163   Greenhill Apartments                                           Owner Managed
164   Axelgaard Manufacturing Building                               Owner Managed
165   East Lakeside Avenue Apartments                                Owner Managed
166   Garpat Apartments                                              Owner Managed
167   1414 East Second Street                                        Owner Managed
168   Pine Street Apartments                                         Owner Managed
169   Sanitary Products Company                                      Owner Managed


 #    ADDRESS                                                         CITY                     COUNTY                    STATE
 -    -------                                                         ----                     ------                    -----
 1    888 Seventh Avenue                                              New York                 New York                    NY
 2    300 Boylston Street                                             Chestnut Hill            Middlesex                   MA
 3    5353 Almaden Expressway                                         San Jose                 Santa Clara                 CA
 4a   1910 Westmead                                                   Houston                  Harris                      TX
 4b   12801 Roydon Drive                                              Houston                  Harris                      TX
 4c   5039 Chalet Court                                               Tampa                    Hillsborough                FL
 4d   2999 Smith Springs Road                                         Nashville                Davidson                    TN
 5a   199 Wind Road                                                   Greensboro               Guilford                    NC
 5b   10000 Hammerly                                                  Houston                  Harris                      TX
 5c   1601 Longcreek Drive                                            Columbia                 Richland                    SC
 5d   408 Foxfire Drive                                               Columbia                 Lexington                   SC
 5e   600 Winston Churchill Drive                                     Hopewell                 Chesterfield                VA
 5f   1103 Corder Road                                                Warner Robins            Houston                     GA
 6    4434 - 4444 El Camino Real                                      Los Altos                Santa Clara                 CA
 7    1400 South Foothill Drive                                       Salt Lake City           Salt Lake                   UT
 8    1300 Clinton Street                                             Hoboken                  Hudson                      NJ
 9    I-70 and Highway 9                                              Silverthorne             Summit                      CO
 10   22351-22461 Antonio Parkway                                     Rancho Santa Margarita   Orange                      CA
 11   10-50 Ragsdale Drive                                            Monterey                 Monterey                    CA
 12   399 Grove Street                                                Newton                   Middlesex                   MA
 13   19021-19125 Goldenwest Street                                   Huntington Beach         Orange                      CA
 14   2500 North Atlantic Avenue                                      Daytona Beach            Volusia                     FL
 15   10 Rutgers Street                                               New York                 New York                    NY
 16   55 Whitcher Street                                              Marietta                 Cobb                        GA
 17   8531 Summersweet Lane                                           Raleigh                  Wake                        NC
 18   2200-2290 Oak Grove Road                                        Walnut Creek             Contra Costa                CA
 19   9531 Faust                                                      Detroit                  Wayne                       MI
 20   968-25 Marcus Drive                                             Newport News             Newport News City           VA
 21   9015 Beverly Boulevard                                          West Hollywood           Los Angeles                 CA
 22   602-688 Lindero Canyon Road                                     Oak Park                 Los Angeles                 CA
 23   1319 Knotty Pine Way                                            Knoxville                Knox                        TN
 24   222 Bloomingdale Road                                           White Plains             Westchester                 NY
 25   2727 Nasa Road 1                                                Seabrook                 Harris                      TX
 26   818 Richcrest Drive                                             Houston                  Harris                      TX
 27   1580 Francisco Street                                           Los Angeles              Los Angeles                 CA
 28   2242 Rockcrest Drive                                            Dallas                   Dallas                      TX
 29   6063 Sawmill Road                                               Columbus                 Franklin                    OH
 30   7301 & 7301A West Palmetto Park Road                            Boca Raton               Palm Beach                  FL
 31   141 Jefferson Drive                                             Menlo Park               San Mateo                   CA
 32   111 East Court Street                                           Flint                    Genesee                     MI
 33   Northeast Corner of Sheldon Street & Montezuma Street           Prescott                 Yavapai                     AZ
 34   103-A Kathann Drive                                             Hampton                  Hampton City                VA
 35   839 Scaleybark Road                                             Charlotte                Mecklenburg                 NC
 36   648 Whisper Trail                                               Austell                  Cobb                        GA
 37   9800-10000 East Geddes Avenue                                   Englewood                Arapahoe                    CO
 38   625 Fair Oaks Avenue                                            South Pasadena           Los Angeles                 CA
 39   731-751 East Union Hills Drive                                  Phoenix                  Maricopa                    AZ
 40   3301-3371 Sabal Palm Manor                                      Davie                    Broward                     FL
 41   3875 Cambridge Street                                           Las Vegas                Clark                       NV
 42   1800 State Street                                               South Pasadena           Los Angeles                 CA
 43   905-937 NE Woods Chapel Road                                    Lee's Summit             Jackson                     MO
 44   60 Florida Avenue, N.E.                                         Washington               N/A                         DC
 45   1400 Baptist Medical Center Drive                               Cumming                  Forsyth                     GA
 46   261-299 S. Vasco Road                                           Livermore                Alameda                     CA
 47   100 Superior Plaza Way                                          Superior                 Boulder                     CO
 48   4037 Lamplighter Drive                                          Richmond                 Chesterfield                VA
 49   452 Silvey Road                                                 Hopkinsville             Christian                   KY
 50   71, 73 & 75 Cavalier Boulevard                                  Florence                 Boone                       KY
 51   5989 & 5991 Meijer Drive                                        Milford                  Clermont                    OH
 52   7000 College Avenue                                             Bakersfield              Kern                        CA
 53   1751 East Bayshore Road                                         East Palo Alto           San Mateo                   CA
 54   3061-3191 Geer Road and 130-170 Monte Vista Avenue              Turlock                  Stanislaus                  CA
 55   240 76th Street, SE                                             Grand Rapids             Kent                        MI
 56   400 Captain Neville Drive                                       Waterbury                New Haven                   CT
 57   2011 Troy King Road                                             Farmington               San Juan                    NM
 58   800-808 7th Street NW & 705-709 H Street NW                     Washington               N/A                         DC
 59   970 Joe Frank Harris Parkway                                    Cartersville             Bartow                      GA
 60   1000 Hurricane Shoals Road                                      Lawrenceville            Gwinnett                    GA
 61   Mechanicsville Turnpike                                         Richmond                 Henrico                     VA
 62   507-577 Dundee Avenue                                           East Dundee              Kane                        IL
 63   1051 North Canton Center Road                                   Canton Township          Wayne                       MI
 64   1511 East Main Street                                           Barstow                  San Bernadino               CA
 65   5950 Westower Court                                             Richmond                 Henrico                     VA
 66   7655 & 7665 Redwood Boulevard                                   Novato                   Marin                       CA
 67   1501 Alamo Drive                                                Vacaville                Solano                      CA
 68   1300 Bristol Street North                                       Newport Beach            Orange                      CA
 69   Route 31 at Church Street                                       Flemington               Hunterdon                   NJ
 70   5108-5166 West Olive Avenue                                     Glendale                 Maricopa                    AZ
 71   4009 North Howard Avenue                                        Tampa                    Hillsborough                FL
 72   320-370 Libbey Industrial Parkway                               Weymouth                 Norfolk                     MA
 73   5480 Valmont Road                                               Boulder                  Boulder                     CO
 74   3225 West Ina Road                                              Tucson                   Pima                        AZ
 75   10621 Sepulveda Boulevard                                       Mission Hills            Los Angeles                 CA
 76   1718 and 1834 Main Street                                       Longmont                 Boulder                     CO
 77   19059 Valley Boulevard                                          Bloomington              San Bernardino              CA
 78   1522 Pacheco Street                                             Santa Fe                 Santa Fe                    NM
 79   5333-5475 Thornton Avenue and 36700-36800 Cedar Boulevard       Newark                   Alameda                     CA
 80   401 Glenn Drive                                                 Sterling                 Loudoun                     VA
 81   17714 Red Oak Drive                                             Houston                  Harris                      TX
 82   3935-3955 South Durango Drive                                   Las Vegas                Clark                       NV
 83   1415 East 72nd Street                                           Tacoma                   Pierce                      WA
 84   1165 Arnold Drive                                               Martinez                 Contra Costa                CA
 85   128 Crews Drive                                                 Columbia                 Lexington                   SC
 86   740 Quintana Road                                               Morro Bay                San Louis Obispo            CA
 87   600 Hampshire Road                                              Westlake Village         Ventura                     CA
 88   14010 NE 3rd Court                                              Vancouver                Clark                       WA
 89   6050 Glenmont Drive                                             Houston                  Harris                      TX
 90   444 N. Richmond Avenue                                          Atlantic City            Atlantic                    NJ
 91   1420 Breckenridge Drive                                         Little Rock              Pulaski                     AR
 92   915 Cole Avenue                                                 Rosenberg                Fort Bend                   TX
 93   1676-1680 Marion-Mt. Gilead Road                                Marion Township          Marion                      OH
 94   15200 State Road 11 South                                       Jonesville               Bartholomew                 IN
 95   9801 Cantera Court                                              Laredo                   Webb                        TX
 96   509 7th Street, NW                                              Washington               N/A                         DC
 97   2050 Old Clinton Road                                           Macon                    Bibb                        GA
 98   772 Green Road                                                  Ypsilanti                Washtenaw                   MI
 99   3802 Ehrlich Road                                               Tampa                    Hillsborough                FL
100   1440 East 15th Street                                           Tucson                   Pima                        AZ
101   3152 East Main Street                                           East Point               Fulton                      GA
102   7441 West Lake Mead Boulevard                                   Las Vegas                Clark                       NV
103   811 Adams Avenue                                                Philadelphia             Philadelphia                PA
104   3501 54th Avenue South                                          St. Petersburg           Pinellas                    FL
105   250 Talus Way                                                   Reno                     Washoe                      NV
106   7135 South Highland Drive                                       Salt Lake City           Salt Lake                   UT
107   1510 N. West Avenue                                             Jackson                  Jackson                     MI
108   1597 Washington Street                                          Boston                   Suffolk                     MA
109   1500, 1501, 1505 & 1517 Technology Drive                        Chesapeake               Norfolk                     VA
110   4040 Wards Road                                                 Lynchburg                Campbell                    VA
111   358 Cass Avenue                                                 Joliet                   Will                        IL
112   747 Highland Drive                                              Medford                  Jackson                     OR
113   261 Sheep Davis Road, 130 Pembroke Road, 211 Loudon Road        Concord                  Merrimack                   NH
114   4203 Gilbert Avenue                                             Dallas                   Dallas                      TX
115   Gloucester Drive and Rock Cliff Road                            Martinsburg              Berkeley                    WV
116   6601 West Goshen Avenue                                         Visalia                  Tulare                      CA
117   1100 North Expressway 77/83                                     Brownsville              Cameron                     TX
118   7878 LaSalle Avenue                                             Baton Rouge              East Baton Rouge            LA
119   306 Martha Street                                               Euless                   Tarrant                     TX
120   20 Ebbitts Street                                               Staten Island            Richmond                    NY
121   4611 Samuell Boulevard                                          Dallas                   Dallas                      TX
122   10055 Miller Avenue                                             Cupertino                Santa Clara                 CA
123   1520 Nutmeg Place                                               Costa Mesa               Orange                      CA
124   350 South Main Street & 100-300 Marlene Court                   Wauconda                 Lake                        IL
125   1231 Columbus Avenue                                            Lebanon                  Warren                      OH
126   2159 Maple Bend                                                 Columbus                 Franklin                    OH
127   2600 Beltline Avenue                                            Reading                  Berks                       PA
128   4500 South State Street                                         Indianapolis             Marion                      IN
129   3197 North Highway 97                                           Bend                     Deschutes                   OR
130   2728 Boeing Way                                                 Stockton                 San Joaquin                 CA
131   9318 State Avenue                                               Marysville               Snohomish                   WA
132   1795-1799 Patrick Drive                                         Florence                 Boone                       KY
133   11037 Middle Beach Road                                         Panama City Beach        Bay                         FL
134   991-995 Post Road East                                          Westport                 Fairfield                   CT
135   2308 Milan Road                                                 Sandusky                 Erie                        OH
136   4709 Denton Drive                                               Dallas                   Dallas                      TX
137   2246 South Beck Lane                                            Lafayette                Tippecanoe                  IN
138   3700 Inwood Road                                                Dallas                   Dallas                      TX
139   1211 Water Street                                               Port Townsend            Jefferson                   WA
140   5041 Ringwood Meadows                                           Sarasota                 Sarasota                    FL
141   19 West 73rd Street                                             New York                 New York                    NY
142   2701 Leary Lane                                                 Victoria                 Victoria                    TX
143   9900 Lake Forest Boulevard                                      New Orleans              Orleans                     LA
144   108 Richmond Green Drive                                        Richmond                 Madison                     KY
145   11115-11119 Lake Avenue                                         Cleveland                Cuyahoga                    OH
146   1001 North Valley Mills Road                                    Waco                     McClennan                   TX
147   621 North Walnut Street                                         Greenville               Montcalm                    MI
148   1000 South Edgelawn Drive                                       Aurora                   Kane                        IL
149   4033 & 4040 Burbank Drive and 446 & 448 West Parker Boulevard   Baton Rouge              East Baton Rouge Parish     LA
150   119 South MacArthur Boulevard                                   Irving                   Dallas                      TX
151   120 Croley Court                                                Nashville                Davidson                    TN
152   3757-3769 West Shaw Avenue                                      Fresno                   Fresno                      CA
153   114 Concord Square                                              Lawrenceburg             Dearborn                    IN
154   2354-2358 South Stratford Road                                  Winston Salem            Forsyth                     NC
155   14901-14963 Tilley Street                                       Houston                  Harris                      TX
156   14125 Indian Street                                             Moreno Valley            Riverside                   CA
157   5600 Auburn Street                                              Bakersfield              Kern                        CA
158   6020-6110 Briarcliff                                            Kalamazoo                Kalamazoo                   MI
159   1820 North Garrett Avenue                                       Dallas                   Dallas                      TX
160   896 N. Westridge Drive                                          St. George               Washington                  UT
161   4704-4720 West Jennifer Avenue                                  Fresno                   Fresno                      CA
162   4415-4435 Mint Way                                              Dallas                   Dallas                      TX
163   403 East Small Hill Street                                      Grand Prairie            Dallas                      TX
164   329 W. Aviation Road                                            Fallbrook                San Diego                   CA
165   10-14-18 Lakeside Avenue                                        Lakeside Park            Kenton                      KY
166   5100 West Flagler Street                                        Miami                    Dade                        FL
167   1414 East Second Street                                         Dayton                   Montgomery                  OH
168   5531 Pine Street                                                Houston                  Harris                      TX
169   441 North Main Street                                           Mansfield                Richland                    OH


 #    ZIP CODE
 -    --------

 1      10106
 2      02467
 3      95118
 4a     77077
 4b     77034
 4c     33617
 4d     37217
 5a     27405
 5b     77080
 5c     29210
 5d     29212
 5e     23860
 5f     31088
 6      94022
 7      84108
 8      07030
 9      80498
 10     92688
 11     93490
 12     02462
 13     92648
 14     32118
 15     10002
 16     30060
 17     27612
 18     94598
 19     48228
 20     23602
 21     90069
 22     91377
 23     37920
 24     10605
 25     77586
 26     77060
 27     90501
 28     75211
 29     43235
 30     33433
 31     94025
 32     48502
 33     86301
 34     23605
 35     28209
 36     30168
 37     80112
 38     91030
 39     85022
 40     33024
 41     89119
 42     91030
 43     64064
 44     20002
 45     30041
 46     94550
 47     80027
 48     23234
 49     42240
 50     41018
 51     45150
 52     93306
 53     94303
 54     95382
 55     49508
 56     06851
 57     87401
 58     20005
 59     30120
 60     30043
 61     23223
 62     60118
 63     48187
 64     92311
 65     23225
 66     94945
 67     95687
 68     92660
 69     08822
 70     85302
 71     33607
 72     02189
 73     80301
 74     85741
 75     91345
 76     80501
 77     92316
 78     87501
 79     94560
 80     20164
 81     77090
 82     89147
 83     98404
 84     94553
 85     29106
 86     93442
 87     91361
 88     98685
 89     77081
 90     08401
 91     72227
 92     77471
 93     43302
 94     47247
 95     78045
 96     20004
 97     31211
 98     48198
 99     33624
100     85719
101     30344
102     89128
103     19124
104     33711
105     89503
106     84121
107     49201
108     02118
109     23320
110     24502
111     60432
112     97504
113     03301
114     75219
115     25401
116     93921
117     78521
118     70806
119     76040
120     10306
121     75228
122     95014
123     92626
124     60084
125     45036
126     43229
127     19605
128     46227
129     97701
130     95202
131     98270
132     41042
133     32407
134     06880
135     44870
136     75219
137     47909
138     75209
139     98368
140     34235
141     10023
142     77901
143     70127
144     40475
145     44102
146     76710
147     48838
148     60506
149     70808
150     75060
151     37209
152     93711
153     47025
154     27103
155     77084
156     92553
157     93306
158     49009
159     75206
160     84770
161     93722
162     75236
163     75050
164     92028
165     41017
166     33134
167     45403
168     77081
169     44906

(1)  The Underlying Mortgage Loans secured by Meijer Driver Industrial Center and Turfway Corporate Center are cross-collateralized and cross-defaulted, respectively.



                                           DESCRIPTIONS OF THE MORTGAGED REAL PROPERTIES


                                                                                                 PROPERTY           HOTEL
 #    PROPERTY NAME                                                  PROPERTY TYPE               SUB-TYPE         FRANCHISE
 -    -------------                                                  -------------               --------         ---------
 1    888 Seventh Avenue                                             Office
 2    Atrium Mall                                                    Retail                      Anchored
 3    Almaden Plaza                                                  Retail                      Anchored
4a    Ashton Park                                                    Multifamily
4b    Southpoint                                                     Multifamily
4c    Palm Grove                                                     Multifamily
4d    Harbour Town                                                   Multifamily
5a    Westwinds                                                      Multifamily
5b    Hunter's Chase                                                 Multifamily
5c    The Park                                                       Multifamily
5d    Country Walk                                                   Multifamily
5e    Twin Rivers                                                    Multifamily
5f    Oakdale Villas                                                 Multifamily
 6    Rambus, Inc.                                                   Office
 7    Foothill Village Shopping Center                               Retail                      Anchored
 8    The Metropolitan Apartments                                    Multifamily
 9    Silverthorne Factory Outlet Stores                             Retail                     Unanchored
10    Plaza Antonio                                                  Retail                  Shadow Anchored
11    Ryan Ranch Office Center                                       Office
12    Holiday Inn - Newton                                           Hotel                     Full Service      Holiday Inn
13    Peninsula Marketplace                                          Retail                      Anchored
14    Best Western La Playa                                          Hotel                     Full Service     Best Western
15    The Crossroads                                                 Multifamily
16    Kennestone Physicians Center                                   Office
17    Four Seasons at Umstead Park Apartments                        Multifamily
18    Citrus Center                                                  Retail                      Anchored
19    French Quarters Apartments                                     Multifamily
20    Clover Point Village                                           Multifamily
21    Beverly West Square                                            Retail                      Anchored
22    Oak Park Shopping Center                                       Retail                      Anchored
23    Sterling University Heights                                    Multifamily
24    222 Bloomingdale Road                                          Office
25    Pirates Landing Apartments                                     Multifamily
26    Greenbriar Park Apartments                                     Multifamily
27    Harbor Gateway-Francisco Business Center Building B            Industrial
28    Colorado Place Apartments                                      Multifamily
29    Kohl's Plaza                                                   Retail                      Anchored
30    Del Mar Office Park                                            Office
31    141 Jefferson Drive                                            Office
32    Plaza One Financial Center                                     Office
33    Depot Marketplace                                              Retail                      Anchored
34    Northampton Village I                                          Multifamily
35    The Overlook Apartments                                        Multifamily
36    Whisperwood Apartments                                         Multifamily
37    Dry Creek Centre                                               Office
38    Fair Oaks Office Building                                      Office
39    Covington Plaza Shopping Center                                Retail                      Anchored
40    Sabal Palms Apartments                                         Multifamily
41    Cambridge Towers Apartments                                    Multifamily
42    Palm Garden Apartments                                         Multifamily
43    Chapel Ridge                                                   Retail                      Anchored
44    60 Florida Avenue, N.E.                                        Office
45    Baptist North Physicians Center                                Office
46    Livermore Gateway Business Park                                Industrial
47    Superior Plaza                                                 Mixed Use                Office/Retail
48    Squire Apartments - Richmond                                   Multifamily
49    Morris Estates Apartments                                      Multifamily
50    TURFWAY CORPORATE CENTER (1)                                   OFFICE
51    Meijer Drive Industrial Center (1)                             Industrial
52    Shadow Ridge Apartments                                        Multifamily
53    Best Buy #185                                                  Retail                      Anchored
54    Valley View Plaza                                              Retail                      Anchored
55    Brookshire Meadows East Manufactured Home Community            Manufactured Housing
56    400 Captain Neville Drive                                      Industrial
57    Mesa Mobile Home Park                                          Manufactured Housing
58    Gallery Court                                                  Office
59    Cartersville Physicians Center                                 Office
60    316 Business Center                                            Office
61    Oak Hill Plaza                                                 Retail                      Anchored
62    River Valley Shopping Center                                   Retail                      Anchored
63    U of M Medical Office Building                                 Office
64    Holiday Inn  - Barstow                                         Hotel                     Full Service      Holiday Inn
65    South Slope Apartments                                         Multifamily
66    Novato Office Building                                         Office
67    Alamo Garden Apartments                                        Multifamily
68    1300 Bristol Office Building                                   Office
69    Heritage Place Shopping Center                                 Retail                     Unanchored
70    51st & Olive Square Shopping Center                            Retail                      Anchored
71    River Gardens Apartments                                       Multifamily
72    Libbey Industrial Park                                         Industrial
73    Valmont Office Building                                        Office
74    Tierra Rica Apartments                                         Multifamily
75    Best Western Mission Hills Inn                                 Hotel                   Limited Service    Best Western
76    Westview Plaza                                                 Retail                  Shadow Anchored
77    Mission Plaza                                                  Industrial
78    Storage USA                                                    Self Storage
79    The Kmart Center - Newark                                      Retail                      Anchored
80    Technology Trading Park I                                      Mixed Use              Office/Industrial
81    Rain Forest Apartments                                         Multifamily
82    Parkview Plaza Shopping Center                                 Retail                     Unanchored
83    72nd Street Square Shopping Center                             Retail                      Anchored
84    Rite Aid Martinez                                              Retail                      Anchored
85    Stone Container Corporation Warehouse/Distribution             Industrial
86    Rite Aid Morro Bay                                             Retail                      Anchored
87    600 Hampshire Building                                         Office
88    Salmon Creek Business Park                                     Industrial
89    Mapletree Gardens Apartments                                   Multifamily
90    Annapolis Gardens Apartments                                   Multifamily
91    Colony West Apartments                                         Multifamily
92    Falcon Pointe Apartments                                       Multifamily
93    Marion Center Shopping Center                                  Retail                      Anchored
94    Zipp Express, Inc.                                             Industrial
95    The Sonterra Apartments                                        Multifamily
96    509 7th Street, NW                                             Office
97    Cherry Tree Hill Apartments                                    Multifamily
98    Eastern Village Apartments                                     Multifamily
99    North Village Professional Center                              Office
100   Cox Communications Building                                    Office
101   Tri Cities Plaza Shopping Center                               Retail                      Anchored
102   Your Secured Storage                                           Self Storage
103   Adams Plaza                                                    Retail                      Anchored
104   Eckerd Drug Store                                              Retail                      Anchored
105   Vista Pointe Apartments                                        Multifamily
106   7135 South Highland                                            Office
107   Office Depot Retail Building                                   Retail                      Anchored
108   No. 1597 Washington Street                                     Retail                      Anchored
109   Greenbriar West Business Park-Phase II                         Mixed Use              Office/Industrial
110   Dick's Sporting Goods                                          Retail                      Anchored
111   Walgreens - Joliet                                             Retail                      Anchored
112   Four Seasons Apartments                                        Multifamily
113   Bayberry Commons, Franklin Pierce College & Courtyard Square   Office
114   Las Brisas Apartments                                          Multifamily
115   Timberleaf Estates                                             Multifamily
116   Security Self Storage                                          Self Storage
117   Mesquite Plaza Shopping Center                                 Retail                     Unanchored
118   Normandy Village Apartments                                    Multifamily
119   Royal Terrace Apartments                                       Multifamily
120   20 Ebbitts Street                                              Office
121   Oakdale Townhomes                                              Multifamily
122   10055 Miller Avenue Office Building                            Office
123   Nutmeg Place Building                                          Office
124   Marlene Court Apartments                                       Multifamily
125   Watson Crossing I                                              Retail                  Shadow Anchored
126   Colony at Maple Canyon Apartments                              Multifamily
127   2600 Beltline                                                  Industrial
128   Northacre Mobile Home Park                                     Manufactured Housing
129   Cascade Village                                                Retail                     Unanchored
130   Tualatin Sleep Products Industrial Facility                    Industrial
131   State Street Square Retail Center                              Retail                     Unanchored
132   Burlington/Kroger Outlet                                       Retail                     Unanchored
133   The Storage Center                                             Self Storage
134   991-995 Post Road East                                         Office
135   Chelsea Court Apartments                                       Multifamily
136   Cimarron Apartments                                            Multifamily
137   Southridge Commons I                                           Multifamily
138   Fairwood Apartments                                            Multifamily
139   Port Townsend Plaza                                            Retail                     Unanchored
140   Meadows Shopping Village                                       Retail                     Unanchored
141   19 West 73rd Street                                            Multifamily
142   Holiday Acres                                                  Manufactured Housing
143   Lake Forest Plaza                                              Retail                     Unanchored
144   Richmond Green Apartments                                      Multifamily
145   Alba Village Apartments                                        Multifamily
146   Valley Terrace Apartments                                      Multifamily
147   Pond View Mobile Home Park                                     Manufactured Housing
148   Country Club Square                                            Office
149   EL CID Apartments                                              Multifamily
150   MacArthur Apartments                                           Multifamily
151   Croley Court Apartments                                        Multifamily
152   Shaw Brawley Plaza Shopping Center                             Retail                     Unanchored
153   Concord Square Apartments                                      Multifamily
154   Stratford Gardens                                              Multifamily
155   Tilley Townhomes                                               Multifamily
156   Sunnymead Mini-Storage                                         Self Storage
157   Northridge Plaza Shopping Center                               Retail                     Unanchored
158   Woodfield Village Apartments                                   Multifamily
159   Garrett Gables Apartments                                      Multifamily
160   All-Star Storage and Commercial                                Self Storage
161   Shaw Gates Business Park                                       Industrial
162   4415-4435 Mint Way                                             Industrial
163   Greenhill Apartments                                           Multifamily
164   Axelgaard Manufacturing Building                               Industrial
165   East Lakeside Avenue Apartments                                Multifamily
166   Garpat Apartments                                              Multifamily
167   1414 East Second Street                                        Industrial
168   Pine Street Apartments                                         Multifamily
169   Sanitary Products Company                                      Industrial



TOTAL/WEIGHTED AVERAGE:


  MAXIMUM:
  MINIMUM:




                                                                                                                  MOST RECENT
                    FEE/                       YEAR         OCCUPANCY          DATE OF         APPRAISED      OPERATING STATEMENT
 #     UNITS      LEASEHOLD     YEAR BUILT   RENOVATED   RATE AT U/W (2)   OCCUPANCY RATE        VALUE               DATE
 -     -----      ---------     ----------   ---------   ---------------   --------------      ---------      -------------------
 1    873,608     Leasehold        1971        1998            93%             4/4/01       $   235,000,000       11/30/2000
 2    214,755        Fee           1989         N/A            92%             5/15/01           76,000,000       12/31/2000
 3    544,860   Fee/Leasehold      1968        1998            99%             4/1/01            78,500,000       12/31/2000
4a        720        Fee           1982        1999            94%             4/11/01           28,850,000       12/31/2000
4b        244        Fee           1983        1997            95%             4/11/01           10,300,000        4/30/2000
4c        244        Fee           1970        1999            93%             4/11/01           10,200,000       12/31/2000
4d        185        Fee           1974        1996            72%             4/12/01            7,300,000        6/30/2000
5a        276        Fee           1989        1999            92%             4/12/01           10,600,000       12/31/2000
5b        328        Fee           1971        1999            97%             4/11/01            9,250,000       12/31/2000
5c        292        Fee           1975        1999            82%             4/20/01           10,600,000        6/30/2000
5d        208        Fee           1971        1999            92%             4/11/01            6,700,000       12/31/2000
5e        149        Fee           1972        1999            96%             4/12/01            4,600,000       12/31/2000
5f        104        Fee           1983        1997            97%             4/11/01            4,200,000       12/31/2000
 6     96,562        Fee           2000         N/A           100%             3/1/01            41,400,000        12/31/00
 7    274,960        Fee           1956        1987            87%             3/31/01           32,900,000       12/31/2000
 8        128        Fee           2000         N/A            99%             3/12/01           35,500,000           N/A
 9    258,161   Fee/Leasehold      1988        1994            91%             1/1/01            36,500,000       12/31/2000
10    105,655        Fee           1992         N/A           100%             3/1/01            32,000,000       12/31/2000
11    147,321        Fee           1992         N/A            94%             2/1/01            25,750,000        12/31/00
12        191        Fee           1965        1999            N/A               N/A             25,200,000        2/28/2001
13     95,416        Fee           2000         N/A           100%             2/1/01            20,550,000         1/17/01
14        239        Fee           1975        1998            N/A               N/A             21,700,000         3/31/01
15         83        Fee           2000         N/A            95%             3/20/01           21,200,000         3/31/01
16    117,780     Leasehold        1999         N/A           100%             1/1/01            19,525,000        12/12/00
17        244        Fee           1997         N/A            98%             2/26/01           19,050,000        12/31/00
18    100,686        Fee           1970        1996           100%             2/21/01           16,800,000           N/A
19        476        Fee           1950        1990            97%             2/12/01           16,700,000        12/31/00
20        517        Fee           1970        2000            94%             2/28/01           16,800,000        2/28/2001
21     29,410        Fee           2000         N/A           100%             4/4/00            16,500,000         12/1/00
22     74,277        Fee           1991         N/A            96%             1/1/01            15,200,000       12/31/2000
23        204        Fee           1999         N/A            83%             2/19/01           14,100,000         2/28/01
24    142,172     Leasehold        1986        2000            89%             4/1/01            19,000,000           N/A
25        234        Fee           1990         N/A            94%             3/27/01           14,250,000        2/28/2001
26        400        Fee           1983        2000            90%             3/20/01           13,000,000        1/31/2001
27    184,815        Fee           2000         N/A           100%             2/28/01           13,675,000           N/A
28        346        Fee           1940        2000            93%             1/25/01           12,000,000       12/31/2000
29    122,224        Fee           1992         N/A           100%             1/10/01           12,450,000        12/31/00
30     99,861        Fee           1984        1986            98%             1/1/01            12,500,000       10/31/2000
31     63,931        Fee           1960        1997           100%             5/2/01            12,500,000        12/31/00
32    109,949        Fee           1949        1998            96%            12/21/00           11,500,000        12/31/00
33     91,504        Fee           1910        1999           100%             4/9/01            10,700,000        12/25/00
34        301        Fee           1973        2000            95%             2/28/01           11,740,000        1/31/2001
35        220        Fee           1984         N/A            95%             1/23/01           11,200,000       12/31/2000
36        267        Fee           1972        1999            90%             3/20/01           11,890,000       12/31/2000
37     85,760        Fee           2000         N/A           100%             1/24/01           11,100,000        12/31/00
38     80,056        Fee           1988         N/A            96%            12/15/00           12,850,000         1/17/01
39    105,373        Fee           1988         N/A            99%             2/1/01            10,800,000         11/1/00
40        118        Fee           2000         N/A            99%             3/1/01             9,400,000         2/28/01
41        188        Fee           1974         N/A            99%             2/1/01             9,350,000        11/30/00
42         96        Fee           1960        2001            96%             1/1/01            10,300,000        12/31/00
43     88,886        Fee           2000         N/A            97%            12/14/00            9,300,000         11/1/00
44     43,000        Fee           1923        2000           100%             3/20/01            9,700,000        12/31/00
45     66,696     Leasehold        1998         N/A            97%             1/1/01             9,825,000       11/30/2000
46    189,284        Fee           1965         N/A           100%             2/28/01            9,550,000           N/A
47     56,980        Fee           2000         N/A           100%             9/1/00             9,300,000         10/1/00
48        210        Fee           1975        1998            90%             2/28/01            9,410,000        2/28/2001
49        180        Fee           1999         N/A            97%             1/15/01            8,500,000           N/A
50     78,623        FEE           1998        2000            89%             4/17/01            8,750,000       12/31/2000
51     33,120        Fee           1998         N/A            96%             5/15/01            1,500,000       12/31/2000
52        204        Fee           1988         N/A            99%             1/31/01            8,125,000        12/31/00
53     47,943        Fee           1999         N/A           100%             2/1/01             8,655,000           N/A
54    126,986        Fee           1973         N/A           100%             2/1/01             8,000,000        12/29/00
55        272        Fee           1982         N/A            95%             3/14/01            8,460,000        12/31/00
56    208,000        Fee           1968        1980           100%             2/20/01            8,900,000        12/31/00
57        466        Fee           1975        1995            91%             1/31/01            8,260,000       12/31/2000
58     26,653        Fee           1900        1999            98%            12/30/00            8,400,000        12/31/00
59     59,238        Fee           1998         N/A           100%             1/1/01             8,550,000       11/30/2000
60     97,901        Fee           1989        1997            92%             12/1/00            8,000,000       10/31/2000
61    111,680        Fee           1989         N/A            99%             2/1/01             7,800,000        12/31/00
62     93,683        Fee           1985        2001            94%             1/1/01             7,600,000        9/30/2000
63     51,534        Fee           2000         N/A           100%             4/25/01            8,100,000           N/A
64        148     Leasehold        1986         N/A            N/A               N/A              7,800,000       12/31/2000
65        230        Fee           1975         N/A            95%             2/28/01            7,130,000       12/31/2000
66     35,140        Fee           1980        1993            99%             11/3/00            7,000,000           N/A
67        183        Fee           1964        2000            99%            11/30/00            7,400,000       10/31/2000
68     35,085        Fee           1978         N/A            92%             4/3/01             6,850,000       12/31/2000
69     49,115        Fee           1942         N/A            76%             5/1/01             8,440,000        12/31/00
70     91,129        Fee           1975         N/A           100%             1/12/01            6,340,000       10/31/2000
71        218        Fee           1972         N/A            96%             3/20/01            6,000,000       12/31/2000
72     78,000        Fee           2000         N/A           100%             2/22/01            6,000,000         1/1/01
73     36,679        Fee           2000         N/A           100%             1/11/01            7,000,000         1/15/01
74        144        Fee           1990         N/A            96%             2/25/01            5,700,000        12/31/00
75        112        Fee           1960        1998            N/A               N/A              6,800,000        4/30/2000
76     52,974        Fee           1978        1998            92%             3/27/01            5,500,000        12/31/00
77    142,618        Fee           1989         N/A            91%             4/5/01             5,650,000       11/30/2000
78        541        Fee           1997         N/A            88%             2/14/01            5,530,000        12/31/00
79    141,057        Fee           1973        1998           100%             11/1/00            6,260,000       12/31/2000
80     74,804        Fee           1985         N/A           100%             4/5/01             5,300,000        12/31/00
81        128        Fee           1979         N/A            98%             4/5/01             4,880,000         2/28/01
82     24,975        Fee           1999         N/A            96%             4/5/01             5,490,000           N/A
83     71,076        Fee           1978        2000            93%             3/30/01            6,480,000        10/31/00
84     29,652        Fee           1983         N/A           100%             5/11/98            5,370,000           N/A
85    185,961        Fee           1968        1998           100%            12/31/00            4,900,000           N/A
86     23,643        Fee           1994         N/A           100%             5/11/98            5,250,000           N/A
87     27,326        Fee           1989         N/A           100%             2/1/01             4,625,000       12/31/2000
88     75,400        Fee           1999         N/A           100%             2/1/01             4,650,000        12/31/00
89        243        Fee           1972         N/A            98%             3/29/01            4,600,000         3/31/01
90         95        Fee           1972         N/A            92%             1/17/01            4,200,000        12/31/00
91        126        Fee           1972         N/A            91%             4/25/01            4,160,000         2/28/01
92        112        Fee           1999         N/A            91%            12/20/00            4,450,000        12/31/00
93     66,636        Fee           1980        1998            93%             2/28/01            4,200,000        12/31/00
94    110,584        Fee           1967        2000           100%             1/22/01            4,900,000           N/A
95         75        Fee           1998         N/A            96%             3/19/01            3,645,000        12/31/00
96     14,432        Fee           1959        1996           100%             3/14/01            3,800,000        12/31/00
97        152        Fee           1983         N/A            97%             4/25/01            3,400,000         3/31/01
98        144        Fee           1967         N/A            97%            12/31/00            3,270,000        12/31/00
99     32,000        Fee           1984         N/A           100%             1/16/01            3,400,000       12/31/2000
100    30,480        Fee           1988         N/A           100%            12/31/00            3,600,000           N/A
101   125,424        Fee           1958        1995            98%             1/1/01             3,700,000       12/31/2000
102       569        Fee           1992         N/A            94%             2/1/01             4,900,000        12/31/00
103    42,300        Fee           1962        1985           100%             10/6/00            4,650,000       12/31/2000
104    12,739        Fee           1999         N/A           100%             1/31/01            3,600,000           N/A
105        44        Fee           2000         N/A           100%            11/30/00            2,740,000        11/30/00
106    26,411        Fee           1998         N/A           100%            12/29/00            3,060,000         12/1/00
107    25,746        Fee           1999         N/A           100%             3/1/01             3,020,000           N/A
108    10,025        Fee           2000         N/A           100%             9/11/00            3,200,000         12/1/00
109    35,820        Fee           1999         N/A           100%             3/1/01             3,000,000           N/A
110    30,000        Fee           2000         N/A           100%             12/6/00            3,850,000           N/A
111    15,120        Fee           1999         N/A           100%             1/6/01             3,330,000         1/2/01
112        64        Fee           1973        2000            98%             12/1/00            2,850,000       12/31/2000
113    41,501        Fee           1986         N/A            95%             1/1/01             2,880,000           N/A
114        49        Fee           1965        1996            98%             2/1/01             2,400,000        10/31/00
115        54        Fee           1998         N/A            98%             3/31/01            2,520,000         9/30/00
116       573        Fee           1983         N/A            85%             2/15/01            2,500,000        12/31/00
117    27,880        Fee           1995         N/A           100%             2/1/01             2,475,000        11/22/00
118        84        Fee           1970         N/A            95%            12/31/00            2,850,000       12/31/2000
119       120        Fee           1970         N/A            98%             2/1/01             2,450,000        3/31/2001
120    15,400        Fee           1968        1999           100%             1/31/01            2,700,000           N/A
121        79        Fee           1958        1999            98%             2/28/01            2,200,000           N/A
122    10,004        Fee           1986         N/A           100%             3/27/01            3,800,000         9/25/00
123    26,868     Leasehold        1982         N/A            97%             2/1/01             2,325,000        12/31/00
124        39        Fee           1970        2000           100%             1/16/01            2,145,000       12/31/2000
125    15,688        Fee           2000         N/A            84%            12/18/00            2,200,000           N/A
126        40        Fee           1999         N/A            98%             3/14/01            2,100,000           N/A
127    69,190        Fee           1970        1985           100%             2/5/01             2,100,000       12/31/2000
128        95        Fee           1997         N/A            91%             12/1/00            2,100,000        8/31/2000
129    25,128     Leasehold        1998         N/A           100%            12/12/00            3,075,000        6/30/2000
130    53,750        Fee           1988         N/A           100%             2/21/01            2,230,000        12/31/00
131    20,878        Fee           1978        1996            97%             1/29/01            2,350,000        12/31/00
132     7,500        Fee           2000         N/A           100%             10/3/00            1,900,000        10/24/00
133       358        Fee           1997         N/A            87%             1/18/01            2,150,000        12/31/00
134    10,136        Fee           1984        1995           100%             1/1/01             2,150,000       10/31/2001
135        63        Fee           1980        1995            97%             1/31/01            1,700,000       12/31/2000
136        53        Fee           1967        1996            96%             2/1/01             1,670,000        10/30/00
137        30        Fee           2000         N/A           100%             2/21/01            1,700,000        12/31/00
138        52        Fee           1947        2000           100%             1/25/01            1,800,000       12/31/2000
139    38,819        Fee           1967        1992           100%             2/2/01             3,300,000        12/31/00
140    33,036        Fee           1983         N/A           100%             10/1/00            2,800,000        9/30/2000
141         8        Fee           1900        1995           100%             11/1/00            1,600,000       12/31/2000
142       131        Fee           1971         N/A            96%             12/1/00            1,675,000       12/31/2000
143    28,986        Fee           1984         N/A           100%             11/1/00            2,200,000        9/30/2000
144        60        Fee           1998         N/A           100%             8/1/00             1,400,000        12/31/00
145        42        Fee           1920        1996            95%             1/3/01             1,500,000       12/31/2000
146       108        Fee           1965        2001            91%             1/1/01             1,735,000       12/30/2000
147        97        Fee           1950        1970            91%             8/31/00            1,520,000        6/30/2000
148    28,375        Fee           1975        1999            93%             3/1/01             1,590,000       12/31/2000
149        78        Fee           1970         N/A            90%            12/31/00            1,700,000       12/31/2000
150        44        Fee           1963        2000           100%             2/1/01             1,350,000        3/31/2001
151        48        Fee           1987         N/A            98%             12/1/00            1,450,000       12/31/2000
152    12,560        Fee           1989         N/A            88%             9/1/00             1,600,000        8/31/2000
153        49        Fee           1982        1996            94%             1/31/01            1,350,000       12/31/2000
154        36        Fee           1983         N/A            97%             2/13/01            1,365,000       12/31/2000
155        28        Fee           1983        1997           100%             4/1/01             1,200,000       12/31/2000
156       461        Fee           1984         N/A            98%             3/24/01            2,130,000        12/31/00
157    29,744        Fee           1986         N/A            86%            12/20/00            1,800,000        8/31/2000
158        27        Fee           1979         N/A           100%             3/1/01             1,100,000       10/30/2000
159        28        Fee           1984         N/A            96%             2/1/01             1,050,000        10/31/00
160       360        Fee           1992         N/A            97%             2/14/01            1,225,000        12/31/00
161    30,700        Fee           1985         N/A           100%             9/19/00            1,500,000       12/31/2000
162    49,976        Fee           1973         N/A           100%            10/31/00            1,095,000        8/31/2000
163        49        Fee           1968        2000           100%             2/1/01               975,000       12/31/2000
164    14,807        Fee           1960        1986           100%             2/9/01             1,200,000        12/31/00
165        24        Fee           1952         N/A           100%             3/26/01              800,000        12/31/00
166        21        Fee           1968         N/A           100%            11/30/00            1,000,000       10/31/2000
167    22,791        Fee           1986         N/A           100%             4/6/01               705,000        12/31/00
168        26        Fee           1965        1999            96%             12/1/00              645,000       12/31/2000
169    29,500        Fee           1951         N/A           100%            12/31/00              580,000        12/31/00


                                -------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            1980        1997            96%                          $ 1,671,845,000
                                =================================================================================================

  MAXIMUM                          2000        2001           100%                          $   235,000,000
  MINIMUM                          1900        1970            72%                          $       580,000




                              MOST            MOST           MOST
                             RECENT          RECENT         RECENT
 #                           REVENUE        EXPENSES          NOI            U/W NOI      U/W NCF (3)
 -                           -------        --------        ------           -------      -----------
 1                        $  31,104,077   $ 17,027,246   $  14,076,831   $  17,128,666   $ 16,238,384
 2                           11,791,331      4,680,059       7,111,272       6,584,319      6,232,735
 3                            8,578,926      2,034,691       6,544,235       6,689,496      6,329,261
4a                            4,638,310      2,103,575       2,534,735       2,635,728      2,455,728
4b                            1,628,699        684,688         944,011         939,637        878,637
4c                            1,684,712        778,841         905,871         940,341        879,341
4d                            1,139,148        482,190         656,958         661,484        615,234
5a                            1,477,842        616,484         861,358         937,922        868,922
5b                            1,887,658        931,858         955,800       1,000,095        918,095
5c                            1,690,103        626,717       1,063,386         984,598        911,598
5d                            1,213,000        658,348         554,652         637,599        585,599
5e                              769,927        411,563         358,364         418,754        381,504
5f                              658,096        288,198         369,898         387,818        361,818
 6                            3,705,118         74,102       3,631,016       3,622,280      3,456,423
 7                            3,729,376      1,126,663       2,602,713       2,960,861      2,758,456
 8                                  N/A            N/A             N/A       2,393,789      2,393,789
 9                            5,221,830      1,838,742       3,383,088       3,346,889      3,090,709
10                            3,240,400        769,008       2,471,392       2,404,279      2,339,366
11                            3,065,945        820,030       2,245,915       2,226,200      1,971,340
12                            7,957,823      5,203,847       2,753,976       2,753,976      2,395,874
13                            2,181,390        482,302       1,699,088       1,679,796      1,644,768
14                            6,387,000      3,710,000       2,677,000       2,732,885      2,426,485
15                            2,286,755        593,118       1,693,637       1,607,740      1,586,990
16                            2,634,357        770,926       1,863,431       1,798,354      1,706,788
17                            2,249,691        768,050       1,481,641       1,543,254      1,482,254
18                                  N/A            N/A             N/A       1,544,366      1,481,063
19                            2,374,192        938,306       1,435,886       1,404,543      1,404,543
20                            2,928,712      1,518,439       1,410,273       1,524,458      1,395,208
21                            1,810,471        290,111       1,520,360       1,511,226      1,492,868
22                            1,853,918        401,708       1,452,210       1,385,600      1,317,776
23                            2,309,503        938,299       1,371,204       1,221,253      1,167,601
24                                  N/A            N/A             N/A       1,423,967      1,254,673
25                            2,027,676        867,441       1,160,235       1,305,006      1,247,506
26                            2,043,076        840,317       1,202,759       1,340,259      1,240,259
27                                  N/A            N/A             N/A       1,078,848      1,026,738
28                            1,979,945        892,919       1,087,026       1,234,092      1,147,592
29                            1,487,247        304,528       1,182,719       1,078,461      1,068,176
30                            1,831,234        664,347       1,166,887       1,171,327      1,064,136
31                            1,309,771        249,381       1,060,390       1,045,083        961,463
32                            1,476,910        457,325       1,019,585       1,107,313      1,025,326
33                            1,416,364        386,706       1,029,658         967,348        908,821
34                            1,879,135        862,229       1,016,906       1,095,705      1,020,455
35                            1,690,578        695,573         995,005       1,053,863        997,103
36                            1,963,636        714,100       1,249,536       1,084,125      1,017,375
37                              860,189        150,730         709,459         947,331        887,356
38                            1,932,744        651,189       1,281,555       1,086,685        946,153
39                            1,308,313        361,893         946,420         941,687        858,380
40                            1,277,531        358,955         918,577         782,178        752,678
41                            1,419,799        620,972         798,827         776,992        729,992
42                              990,217        317,257         672,960         772,991        738,911
43                            1,239,613        386,351         853,262         842,471        800,500
44                              777,480         75,271         702,209         883,463        851,123
45                            1,246,051        317,424         928,627         885,352        836,046
46                                  N/A            N/A             N/A         848,844        808,765
47                            1,076,309        237,300         839,009         834,301        767,583
48                            1,380,937        570,240         810,697         794,522        742,022
49                                  N/A            N/A             N/A         751,024        751,024
50                              927,462        448,778         478,684         824,583        768,284
51                              225,204         67,270         157,934         166,148        144,443
52                            1,337,199        576,206         760,993         755,277        704,277
53                                  N/A            N/A             N/A         719,624        719,624
54                            1,060,172        183,513         876,659         740,901        705,178
55                            1,093,427        291,111         802,316         674,935        674,935
56                              725,059         76,509         648,550         771,722        712,452
57                            1,431,656        734,766         696,890         709,236        685,936
58                              956,270        305,459         650,811         708,589        665,225
59                            1,100,026        317,340         782,686         774,623        723,725
60                            1,119,187        189,253         929,934         871,700        760,749
61                              935,470        175,103         760,367         673,353        621,913
62                            1,187,137        272,286         914,851         711,419        601,778
63                                  N/A            N/A             N/A         692,428        619,914
64                            3,083,225      1,900,607       1,182,618       1,122,363      1,003,923
65                            1,256,055        696,871         559,184         656,121        598,621
66                                  N/A            N/A             N/A         644,194        594,988
67                            1,070,778        533,374         537,404         702,868        657,118
68                              734,072        182,204         551,868         570,396        530,519
69                            1,087,388        357,855         729,533         652,478        582,505
70                              896,275        272,763         623,512         579,938        510,528
71                            1,318,880        628,403         690,477         687,585        633,085
72                              877,050        290,182         586,868         538,518        507,154
73                              837,500        221,800         615,700         606,937        567,613
74                              916,278        432,442         483,836         444,056        444,056
75                            2,410,000      1,352,000       1,058,000         912,200        791,700
76                              612,484        217,090         395,394         510,514        477,250
77                              693,460        297,446         396,014         549,454        477,202
78                              616,662        150,108         466,554         532,470        532,470
79                              715,885        170,471         545,414         524,863        468,356
80                              668,420        121,524         546,896         482,408        429,939
81                              779,753        372,004         407,749         427,412        395,412
82                                  N/A            N/A             N/A         474,569        443,287
83                              664,013        152,699         511,314         533,875        504,032
84                                  N/A            N/A             N/A         437,246        437,246
85                                  N/A            N/A             N/A         434,204        416,020
86                                  N/A            N/A             N/A         427,475        427,475
87                              630,307        142,451         487,856         407,539        374,088
88                              551,972         77,148         474,824         384,071        348,819
89                            1,055,471        631,812         423,659         420,845        349,889
90                              702,204        267,106         435,098         349,274        349,274
91                              828,731        442,816         385,914         369,041        331,493
92                              772,377        392,909         379,468         381,928        353,928
93                              496,160        107,788         388,372         388,794        366,309
94                                  N/A            N/A             N/A         439,009        399,388
95                              494,367        153,481         340,886         334,582        334,582
96                              296,857         56,651         240,206         351,107        328,501
97                              735,925        388,583         347,341         329,493        284,045
98                              851,244        436,593         414,651         292,964        292,964
99                              427,888         67,975         359,913         316,737        283,799
100                                 N/A            N/A             N/A         361,950        338,321
101                             557,348        149,676         407,672         442,638        371,503
102                             742,616        294,551         448,065         399,366        399,366
103                             691,010        154,737         536,273         507,439        455,410
104                                 N/A            N/A             N/A         296,472        284,676
105                             383,482        140,348         243,134         244,645        233,645
106                             373,325         92,357         280,968         270,047        248,204
107                                 N/A            N/A             N/A         267,030        254,241
108                             363,018         62,275         300,743         300,743        293,680
109                                 N/A            N/A             N/A         276,269        248,674
110                                 N/A            N/A             N/A         322,875        305,302
111                             294,000          4,140         289,860         271,036        261,174
112                             420,118        156,483         263,635         255,200        239,200
113                                 N/A            N/A             N/A         308,414        252,786
114                             379,359        147,377         231,982         214,771        200,840
115                             426,562        201,260         225,302         220,787        207,287
116                             318,890         96,164         222,726         209,843        209,843
117                             343,142         83,816         259,326         245,852        217,674
118                             483,017        182,091         300,926         296,130        275,130
119                             628,666        362,440         266,226         271,262        241,081
120                                 N/A            N/A             N/A         241,861        221,622
121                             473,194        314,947         158,247         187,788        187,788
122                             343,221         66,965         276,256         279,235        262,773
123                             411,828        206,381         205,447         235,318        193,054
124                             323,615        135,203         188,412         193,116        183,366
125                                 N/A            N/A             N/A         205,587        190,670
126                                 N/A            N/A             N/A         175,909        175,909
127                             362,096         92,531         269,565         245,539        217,958
128                             237,156         58,912         178,244         183,175        178,425
129                             445,797        147,981         297,816         262,658        255,745
130                             213,085          8,582         204,503         196,955        187,851
131                             307,759         41,695         266,064         193,491        180,789
132                             182,162            500         181,662         173,266        160,891
133                             278,552        124,712         153,840         166,301        166,301
134                             258,903         72,566         186,337         176,472        159,241
135                             306,106        112,185         193,921         175,243        159,993
136                             320,108        143,195         176,913         162,687        149,345
137                             208,776         53,081         155,695         142,415        142,415
138                             379,087        164,286         214,801         169,537        156,537
139                             439,056        115,587         323,469         251,220        226,780
140                             438,475        169,102         269,373         237,481        198,666
141                             222,410         57,874         164,536         139,987        137,987
142                             323,383        115,450         207,933         180,704        174,154
143                             281,495         52,979         228,516         229,592        200,934
144                             291,673        143,977         147,696         158,390        143,390
145                             256,900        104,682         152,218         154,826        144,326
146                             477,500        339,517         137,983         168,073        141,073
147                             236,930         71,427         165,503         132,988        128,613
148                             253,248         61,163         192,085         166,639        139,683
149                             331,399        133,295         198,104         193,566        166,266
150                             290,800        109,729         181,071         150,872        139,872
151                             306,454        153,371         153,083         148,561        136,561
152                             182,703         30,422         152,281         132,313        120,833
153                             258,540        113,394         145,146         126,763        114,763
154                             184,817         62,267         122,550         121,032        112,032
155                             192,451         73,654         118,797         114,425        107,425
156                             342,135        141,771         200,364         136,236        136,236
157                             246,348         77,640         168,708         144,999        110,538
158                             170,975         51,889         119,086         107,851        100,885
159                             171,695         61,497         110,198          95,582         88,244
160                             174,000         15,480         158,520         128,285        128,285
161                             180,012         43,111         136,901         136,949        115,459
162                             146,663         40,863         105,800         108,341         91,849
163                             280,992        175,777         105,215         106,772         94,522
164                             134,412         13,085         121,327          86,311         82,324
165                             129,841         36,657          93,184          73,257         73,257
166                             156,597         57,346          99,251          93,113         87,141
167                             117,000         28,863          88,137          73,735         73,735
168                             126,832         65,908          60,924          64,988         58,488
169                              51,713          6,408          45,305          61,295         56,436


                          ----------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:   $ 212,846,462   $ 84,298,929   $ 128,547,533   $ 145,727,978   $ 136,454,791
                          ============================================================================

  MAXIMUM                 $  31,104,077   $ 17,027,246   $  14,076,831   $  17,128,666   $  16,238,384
  MINIMUM                 $      51,713   $        500   $      45,305   $      61,295   $      56,436

(1)  The Underlying Mortgage Loans secured by Meijer Drive Industrial Center and Turfway Corporate Center are cross-collateralized and cross-defaulted, respectively.

(2)  Does not include the hotel property.

(3)  Underwritten NCP reflects the Net Cash Flow after U/W Replacement Reserve, U/W LC's and TI's and U/W FF&E.



                                          CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS



                                                                                                                         ORIGINATION
                                                                        ORIGINAL        CUT-OFF DATE    PERCENTAGE OF   AMORTIZATION
                                                                       PRINCIPAL          PRINCIPAL       MORTGAGE          TERM
#     LOAN NAME                                                         BALANCE            BALANCE      POOL BALANCE      (MONTHS)
-     ---------                                                         -------            -------      -------------   ------------
1     888 Seventh Avenue                                            $   105,000,000   $   105,000,000        9.3%            N/A
2     Atrium Mall                                                        49,150,000        49,044,686        4.4%            360
3     Almaden Plaza                                                      48,300,000        48,113,668        4.3%            360
4     Alliance GT 5 Loan                                                 42,258,112        42,258,112        3.7%            354
5     Alliance GT 6 Loan                                                 34,523,644        34,523,645        3.1%            354
6     Rambus, Inc.                                                       29,200,000        29,165,204        2.6%            360
7     Foothill Village Shopping Center                                   25,200,000        25,119,903        2.2%            360
8     The Metropolitan Apartments                                        24,650,000        24,615,206        2.2%            360
9     Silverthorne Factory Outlet Stores                                 23,200,000        23,152,226        2.1%            300
10    Plaza Antonio                                                      22,800,000        22,768,908        2.0%            360
11    Ryan Ranch Office Center                                           19,000,000        18,964,334        1.7%            360
12    Holiday Inn - Newton                                               17,000,000        16,986,471        1.5%            300
13    Peninsula Marketplace                                              16,150,000        16,102,932        1.4%            360
14    Best Western La Playa                                              16,000,000        16,000,000        1.4%            300
15    The Crossroads                                                     15,800,000        15,790,241        1.4%            360
16    Kennestone Physicians Center                                       15,100,000        15,080,166        1.3%            360
17    Four Seasons at Umstead Park Apartments                            15,000,000        15,000,000        1.3%            360
18    Citrus Center                                                      13,050,000        13,027,205        1.2%            360
19    French Quarters Apartments                                         12,100,000        12,063,210        1.1%            300
20    Clover Point Village                                               12,000,000        11,984,039        1.1%            360
21    Beverly West Square                                                12,000,000        11,962,199        1.1%            360
22    Oak Park Shopping Center                                           11,400,000        11,385,877        1.0%            360
23    Sterling University Heights                                        11,280,000        11,280,000        1.0%            360
24    222 Bloomingdale Road                                              11,100,000        11,088,497        1.0%            360
25    Pirates Landing Apartments                                         11,100,000        11,083,945        1.0%            360
26    Greenbriar Park Apartments                                         10,300,000        10,294,520        0.9%            360
27    Harbor Gateway-Francisco Business Center Building B                10,054,000        10,048,182        0.9%            360
28    Colorado Place Apartments                                           9,600,000         9,569,717        0.8%            360
29    Kohl's Plaza                                                        9,400,000         9,371,776        0.8%            360
30    Del Mar Office Park                                                 9,315,000         9,303,070        0.8%            360
31    141 Jefferson Drive                                                 8,600,000         8,600,000        0.8%            360
32    Plaza One Financial Center                                          8,550,000         8,535,191        0.8%            360
33    Depot Marketplace                                                   8,520,000         8,515,054        0.8%            360
34    Northampton Village I                                               8,500,000         8,488,694        0.8%            360
35    The Overlook Apartments                                             8,400,000         8,400,000        0.7%            360
36    Whisperwood Apartments                                              8,360,000         8,348,429        0.7%            360
37    Dry Creek Centre                                                    8,350,000         8,324,929        0.7%            360
38    Fair Oaks Office Building                                           8,300,000         8,285,705        0.7%            360
39    Covington Plaza Shopping Center                                     8,000,000         7,985,709        0.7%            360
40    Sabal Palms Apartments                                              7,500,000         7,489,899        0.7%            360
41    Cambridge Towers Apartments                                         7,446,000         7,435,821        0.7%            360
42    Palm Garden Apartments                                              7,282,000         7,268,405        0.6%            360
43    Chapel Ridge                                                        7,165,000         7,155,229        0.6%            360
44    60 Florida Avenue, N.E.                                             7,100,000         7,038,800        0.6%            300
45    Baptist North Physicians Center                                     7,000,000         6,990,805        0.6%            360
46    Livermore Gateway Business Park                                     6,900,000         6,887,467        0.6%            360
47    Superior Plaza                                                      6,900,000         6,875,826        0.6%            360
48    Squire Apartments - Richmond                                        6,700,000         6,691,088        0.6%            360
49    Morris Estates Apartments                                           6,670,000         6,657,649        0.6%            360
50    Turfway Corporate Center (1)                                        5,503,563         5,503,563        0.5%            346
51    Meijer Drive Industrial Center (1)                                  1,000,000           992,856        0.1%            360
52    Shadow Ridge Apartments                                             6,500,000         6,488,837        0.6%            360
53    Best Buy #185                                                       6,491,000         6,479,694        0.6%            360
54    Valley View Plaza                                                   6,400,000         6,380,657        0.6%            300
55    Brookshire Meadows East Manufactured Home Community                 6,400,000         6,379,714        0.6%            300
56    400 Captain Neville Drive                                           6,200,000         6,196,668        0.5%            360
57    Mesa Mobile Home Park                                               6,200,000         6,180,442        0.5%            360
58    Gallery Court                                                       6,135,000         6,116,689        0.5%            360
59    Cartersville Physicians Center                                      6,000,000         5,992,119        0.5%            360
60    316 Business Center                                                 5,900,000         5,882,285        0.5%            360
61    Oak Hill Plaza                                                      5,795,000         5,784,328        0.5%            360
62    River Valley Shopping Center                                        5,775,000         5,764,997        0.5%            360
63    U of M Medical Office Building                                      5,650,000         5,642,855        0.5%            360
64    Holiday Inn  - Barstow                                              5,600,000         5,564,151        0.5%            300
65    South Slope Apartments                                              5,350,000         5,342,884        0.5%            360
66    Novato Office Building                                              5,250,000         5,241,060        0.5%            360
67    Alamo Garden Apartments                                             5,000,000         4,993,726        0.4%            360
68    1300 Bristol Office Building                                        4,800,000         4,793,852        0.4%            360
69    Heritage Place Shopping Center                                      4,740,000         4,740,000        0.4%            300
70    51st & Olive Square Shopping Center                                 4,750,000         4,735,338        0.4%            360
71    River Gardens Apartments                                            4,500,000         4,493,863        0.4%            360
72    Libbey Industrial Park                                              4,500,000         4,492,117        0.4%            360
73    Valmont Office Building                                             4,500,000         4,487,066        0.4%            360
74    Tierra Rica Apartments                                              4,480,000         4,473,707        0.4%            360
75    Best Western Mission Hills Inn                                      4,350,000         4,323,799        0.4%            300
76    Westview Plaza                                                      4,268,000         4,265,819        0.4%            360
77    Mission Plaza                                                       4,237,500         4,229,972        0.4%            360
78    Storage USA                                                         4,147,500         4,132,901        0.4%            240
79    The Kmart Center - Newark                                           4,100,000         4,093,449        0.4%            360
80    Technology Trading Park I                                           4,050,000         4,047,766        0.4%            360
81    Rain Forest Apartments                                              3,900,000         3,897,814        0.3%            360
82    Parkview Plaza Shopping Center                                      3,843,000         3,841,154        0.3%            360
83    72nd Street Square Shopping Center                                  3,700,000         3,694,317        0.3%            240
84    Rite Aid Martinez                                                   3,553,831         3,553,831        0.3%            144
85    Stone Container Corporation Warehouse/Distribution                  3,565,000         3,545,299        0.3%            300
86    Rite Aid Morro Bay                                                  3,474,416         3,474,416        0.3%            144
87    600 Hampshire Building                                              3,460,000         3,453,470        0.3%            360
88    Salmon Creek Business Park                                          3,300,000         3,295,665        0.3%            360
89    Mapletree Gardens Apartments                                        3,220,000         3,218,354        0.3%            360
90    Annapolis Gardens Apartments                                        3,200,000         3,189,906        0.3%            360
91    Colony West Apartments                                              3,182,000         3,180,262        0.3%            360
92    Falcon Pointe Apartments                                            3,115,000         3,099,792        0.3%            360
93    Marion Center Shopping Center                                       2,940,000         2,923,535        0.3%            360
94    Zipp Express, Inc.                                                  2,940,000         2,917,193        0.3%            192
95    The Sonterra Apartments                                             2,900,000         2,893,622        0.3%            300
96    509 7th Street, NW                                                  2,850,000         2,839,883        0.3%            360
97    Cherry Tree Hill Apartments                                         2,720,000         2,718,514        0.2%            360
98    Eastern Village Apartments                                          2,600,000         2,588,703        0.2%            300
99    North Village Professional Center                                   2,550,000         2,547,094        0.2%            360
100   Cox Communications Building                                         2,550,000         2,535,812        0.2%            300
101   Tri Cities Plaza Shopping Center                                    2,500,000         2,495,280        0.2%            300
102   Your Secured Storage                                                2,500,000         2,492,338        0.2%            300
103   Adams Plaza                                                         2,500,000         2,479,581        0.2%            240
104   Eckerd Drug Store                                                   2,317,424         2,309,274        0.2%            354
105   Vista Pointe Apartments                                             2,317,330         2,306,586        0.2%            360
106   7135 South Highland                                                 2,300,000         2,291,889        0.2%            360
107   Office Depot Retail Building                                        2,285,000         2,280,168        0.2%            300
108   No. 1597 Washington Street                                          2,250,000         2,232,807        0.2%            240
109   Greenbriar West Business Park-Phase II                              2,225,000         2,223,773        0.2%            360
110   Dick's Sporting Goods                                               2,220,000         2,212,540        0.2%            360
111   Walgreens - Joliet                                                  2,200,000         2,193,575        0.2%            360
112   Four Seasons Apartments                                             2,150,000         2,148,803        0.2%            360
113   Bayberry Commons, Franklin Pierce College & Courtyard Square        2,080,000         2,064,492        0.2%            300
114   Las Brisas Apartments                                               1,920,000         1,920,000        0.2%            360
115   Timberleaf Estates                                                  1,896,000         1,882,713        0.2%            360
116   Security Self Storage                                               1,865,000         1,859,318        0.2%            300
117   Mesquite Plaza Shopping Center                                      1,840,000         1,830,861        0.2%            300
118   Normandy Village Apartments                                         1,830,000         1,819,793        0.2%            180
119   Royal Terrace Apartments                                            1,800,000         1,797,844        0.2%            360
120   20 Ebbitts Street                                                   1,813,000         1,797,069        0.2%            300
121   Oakdale Townhomes                                                   1,760,000         1,746,299        0.2%            360
122   10055 Miller Avenue Office Building                                 1,750,000         1,744,746        0.2%            360
123   Nutmeg Place Building                                               1,720,000         1,711,946        0.2%            300
124   Marlene Court Apartments                                            1,600,000         1,597,360        0.1%            360
125   Watson Crossing I                                                   1,600,000         1,592,777        0.1%            300
126   Colony at Maple Canyon Apartments                                   1,600,000         1,591,381        0.1%            300
127   2600 Beltline                                                       1,560,000         1,557,174        0.1%            360
128   Northacre Mobile Home Park                                          1,550,000         1,545,073        0.1%            360
129   Cascade Village                                                     1,550,000         1,544,629        0.1%            360
130   Tualatin Sleep Products Industrial Facility                         1,500,000         1,500,000        0.1%            300
131   State Street Square Retail Center                                   1,500,000         1,497,168        0.1%            300
132   Burlington/Kroger Outlet                                            1,425,000         1,420,571        0.1%            360
133   The Storage Center                                                  1,400,000         1,395,870        0.1%            300
134   991-995 Post Road East                                              1,362,000         1,357,671        0.1%            360
135   Chelsea Court Apartments                                            1,360,000         1,356,092        0.1%            300
136   Cimarron Apartments                                                 1,336,000         1,336,000        0.1%            360
137   Southridge Commons I                                                1,300,000         1,297,606        0.1%            360
138   Fairwood Apartments                                                 1,300,000         1,297,297        0.1%            300
139   Port Townsend Plaza                                                 1,300,000         1,296,490        0.1%            300
140   Meadows Shopping Village                                            1,300,000         1,293,918        0.1%            300
141   19 West 73rd Street                                                 1,280,000         1,278,131        0.1%            360
142   Holiday Acres                                                       1,260,000         1,257,891        0.1%            360
143   Lake Forest Plaza                                                   1,250,000         1,243,888        0.1%            300
144   Richmond Green Apartments                                           1,250,000         1,242,736        0.1%            360
145   Alba Village Apartments                                             1,200,000         1,198,323        0.1%            360
146   Valley Terrace Apartments                                           1,200,000         1,198,323        0.1%            360
147   Pond View Mobile Home Park                                          1,200,000         1,196,143        0.1%            360
148   Country Club Square                                                 1,163,000         1,159,506        0.1%            360
149   EL CID Apartments                                                   1,120,000         1,113,753        0.1%            180
150   MacArthur Apartments                                                1,080,000         1,076,929        0.1%            300
151   Croley Court Apartments                                             1,050,000         1,048,655        0.1%            360
152   Shaw Brawley Plaza Shopping Center                                  1,050,000         1,047,021        0.1%            360
153   Concord Square Apartments                                           1,020,000         1,017,069        0.1%            300
154   Stratford Gardens                                                   1,011,000         1,009,786        0.1%            360
155   Tilley Townhomes                                                      960,000           958,484        0.1%            360
156   Sunnymead Mini-Storage                                                900,000           897,647        0.1%            180
157   Northridge Plaza Shopping Center                                      850,000           847,912        0.1%            360
158   Woodfield Village Apartments                                          845,000           843,650        0.1%            360
159   Garrett Gables Apartments                                             840,000           840,000        0.1%            360
160   All-Star Storage and Commercial                                       840,000           838,414        0.1%            300
161   Shaw Gates Business Park                                              800,000           796,730        0.1%            300
162   4415-4435 Mint Way                                                    770,000           766,235        0.1%            300
163   Greenhill Apartments                                                  750,000           749,102        0.1%            360
164   Axelgaard Manufacturing Building                                      647,000           645,851        0.1%            300
165   East Lakeside Avenue Apartments                                       600,000           599,452        0.1%            300
166   Garpat Apartments                                                     550,000           547,009        0.0%            180
167   1414 East Second Street                                               528,750           528,339        0.0%            300
168   Pine Street Apartments                                                500,000           499,227        0.0%            360
169   Sanitary Products Company                                             435,000           433,281        0.0%            360

                                                                  ------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                             $ 1,128,941,070   $ 1,126,966,710      100.0%            346
                                                                  ==================================================================

MAXIMUM:                                                            $   105,000,000   $   105,000,000        9.3%            360
MINIMUM:                                                            $       435,000   $       433,281        0.0%            144




                                                                INITIAL
                    REMAINING       ORIGINAL       REMAINING    INTEREST
                   AMORTIZATION     TERM TO         TERM TO       ONLY     MORTGAGE                      FIRST
                       TERM         MATURITY       MATURITY      PERIOD    INTEREST      MONTHLY        PAYMENT   MATURITY
#                    (MONTHS)     (MONTHS) (2)   (MONTHS) (2)   (MONTHS)     RATE        PAYMENT         DATE       DATE     ARD (3)
-                  ------------   ------------   ------------   --------   --------      -------        -------     ----     -------
1                       N/A             60              56          60      6.6300%   $      588,182    3/11/01    2/11/31   2/11/06
2                       357            120             117                  6.8900%          323,373    4/11/01    3/11/31   3/11/11
3                       354            120             114                  7.7600%          346,361    1/11/01   12/11/10
4                       354            112             112                  8.5600%          327,995    7/1/01     10/1/10
5                       354            112             112                  8.5100%          266,729    7/1/01     10/1/10
6                       358            120             118                  7.7800%          209,798    5/11/01    4/11/11
7                       355            120             115                  8.0000%          184,909    2/11/01    1/11/31   1/11/11
8                       358            120             118                  7.1100%          165,822    5/1/01     4/1/11
9                       298            120             118                  7.5500%          172,201    5/11/01    4/11/11
10                      358            120             118                  7.2500%          155,536    5/11/01    4/11/11
11                      357            120             117                  7.3900%          131,423    4/1/01     3/1/11
12                      299            120             119                  8.1700%          133,129    6/11/01    5/11/26   5/11/11
13                      356            120             116                  7.6500%          114,587    3/11/01    2/11/11
14                      300            120             120                  8.4700%          128,513    7/11/01    6/11/11
15                      359            120             119                  7.0400%          105,543    6/1/01     5/1/11
16                      358            120             118                  7.4000%          104,549    5/11/01    4/11/11
17                      360            120             118          60      7.1500%          101,311    5/1/01     4/1/11
18                      357            120             117                  7.6500%           92,592    4/11/01    3/11/31   3/11/11
19                      297             84              81                  7.4700%           89,182    4/1/01     3/1/08
20                      358            120             118                  7.3500%           82,677    5/11/01    4/11/11
21                      355            120             115                  8.0400%           88,387    2/11/01    1/11/31   1/11/11
22                      358            120             118                  7.6300%           80,728    5/11/01    4/11/11
23                      360            120             119          24      7.4400%           78,408    6/1/01     5/1/11
24                      358            114             112                  8.3000%           83,781    5/11/01   10/11/30  10/11/10
25                      358            120             118                  7.0100%           73,923    5/11/01    4/11/11
26                      359            120             119                  7.5100%           72,090    6/11/01    5/11/11
27                      359            120             119                  7.2500%           68,586    6/1/01     5/1/31     5/1/11
28                      356            120             116                  7.2500%           65,489    3/11/01    2/11/11
29                      356            120             116                  7.5000%           65,726    3/1/01     2/1/11
30                      358            120             118                  7.5000%           65,132    5/11/01    4/11/11
31                      360            120             120                  7.8600%           62,266    7/1/01     6/1/11
32                      357             84              81                  7.6800%           60,840    4/1/01     3/1/08
33                      359            120             119                  7.2400%           58,064    6/1/01     5/1/11
34                      358            120             118                  7.3500%           58,563    5/11/01    4/11/11
35                      360            120             119          24      7.3100%           57,645    6/11/01    5/11/11
36                      358            120             118                  7.1900%           56,690    5/11/01    4/11/11
37                      356            120             116                  7.5000%           58,384    3/1/01     2/1/11
38                      357            120             117                  7.7000%           59,176    4/11/01    3/11/11
39                      357            120             117                  7.5700%           56,321    4/11/01    3/11/11
40                      358            120             118                  7.3000%           51,418    5/1/01     4/1/11
41                      358            120             118                  7.2400%           50,744    5/1/01     4/1/11
42                      357            120             117                  7.4100%           50,469    4/1/01     3/1/11
43                      358            120             118                  7.2500%           48,878    5/11/01    4/11/11
44                      291            120             111                  8.2600%           56,027    10/1/00    9/1/10
45                      358            120             118                  7.4000%           48,467    5/11/01    4/11/11
46                      357            120             117                  7.5100%           48,293    4/1/01     3/1/31     3/1/11
47                      354            120             114                  8.1600%           51,401    1/1/01     12/1/10
48                      358            120             118                  7.3500%           46,161    5/11/01    4/11/11
49                      357            120             117                  7.4400%           46,364    4/1/01     3/1/11
50                      346            106             106                  8.6300%           43,200    7/1/01     4/1/10
51                      346            120             106                  8.6300%            7,781    5/1/00     4/1/10
52                      357            120             117                  7.7100%           46,387    4/1/01     3/1/11
53                      357            144             141                  7.6600%           46,099    4/1/01     3/1/31     3/1/13
54                      297            120             117                  7.5000%           47,295    4/1/01     3/1/26     3/1/11
55                      297            120             117                  7.2600%           46,301    4/1/01     3/1/11
56                      359            120             119                  7.4800%           43,266    6/1/01     5/1/11
57                      356            120             116                  7.2500%           42,295    3/11/01    2/11/11
58                      356            120             116                  7.5300%           43,023    3/1/01     2/1/11
59                      358            120             118                  7.4000%           41,543    5/11/01    4/11/11
60                      356            120             116                  7.5000%           41,254    3/11/01    2/11/11
61                      357            120             117                  7.4600%           40,361    4/1/01     3/1/11
62                      357            120             117                  7.6800%           41,094    4/11/01    3/11/11
63                      358            120             118                  7.5500%           39,699    5/1/01     4/1/11
64                      292            120             112                  9.1200%           47,456   11/11/00   10/11/25  10/11/10
65                      358            120             118                  7.3500%           36,860    5/11/01    4/11/11
66                      357            120             117                  7.7400%           37,575    4/11/01    3/11/11
67                      358            120             118                  7.5800%           35,235    5/11/01    4/11/11
68                      358            120             118                  7.5000%           33,562    5/11/01    4/11/11
69                      300            120             120                  8.1800%           37,151    7/1/01     6/1/11
70                      356            120             116                  7.3600%           32,759    3/11/01    2/11/11
71                      358            120             118                  7.2500%           30,698    5/11/01    4/11/11
72                      357            120             117                  7.6400%           31,897    4/11/01    3/11/11
73                      356            120             116                  7.7200%           32,145    3/11/01    2/11/11
74                      358            120             118                  7.1300%           30,198    5/1/01     4/1/11
75                      293            120             113                  8.8700%           36,119   12/11/00   11/11/25  11/11/10
76                      359            120             119                  7.6300%           30,223    6/1/01     5/1/11
77                      357            120             117                  7.5900%           29,891    4/11/01    3/11/11
78                      238            120             118                  7.2800%           32,856    5/1/01     4/1/11
79                      357            120             117                  7.9600%           29,970    4/11/01    3/11/11
80                      359            120             119                  7.4000%           28,041    6/1/01     5/1/11
81                      359            120             119                  7.3500%           26,870    6/1/01     5/1/11
82                      359            120             119                  7.8100%           27,691    6/1/01     5/1/11
83                      239            120             119                  7.7500%           30,375    6/1/01     5/1/11
84                      144            144             144                  6.9420%           36,437    7/1/01     6/1/13
85                      295            120             115                  7.5400%           26,438    2/1/01     1/1/26     1/1/11
86                      144            144             144                  6.9420%           35,623    7/1/01     6/1/13
87                      357            120             117                  7.3700%           23,886    4/11/01    3/11/11
88                      358            120             118                  7.4000%           22,849    5/1/01     4/1/11
89                      359            120             119                  7.6300%           22,802    6/1/01     5/1/11
90                      356            120             116                  7.2500%           21,830    3/1/01     2/1/11
91                      359            120             119                  7.4300%           22,097    6/1/01     5/1/11
92                      351            180             171                  8.5000%           23,952    10/1/00    9/1/15
93                      350            120             110                  8.2700%           22,129    9/1/00     8/1/30     8/1/10
94                      189             84              81                  7.5000%           26,337    4/1/01     3/1/17     3/1/08
95                      298            120             118                  7.2000%           20,868    5/1/01     4/1/11
96                      355            120             115                  7.5000%           19,928    2/1/01     1/1/31     1/1/11
97                      359            120             119                  7.4300%           18,888    6/1/01     5/1/11
98                      296            120             116                  7.8700%           19,844    3/1/01     2/1/11
99                      358            120             118                  7.9500%           18,622    5/11/01    4/11/11
100                     295            120             115                  7.5000%           18,844    2/1/01     1/1/26     1/1/11
101                     298            120             118                  8.0000%           19,295    5/11/01    4/11/11
102                     297            120             117                  7.4300%           18,361    4/1/01     3/1/11
103                     235            120             115                  8.2000%           21,223    2/11/01    1/11/11
104                     349            120             115                  7.7500%           16,674    2/1/01     1/1/31     1/1/11
105                     354            180             174                  7.3750%           16,005    1/1/01     12/1/15
106                     355            120             115                  7.5300%           16,129    2/11/01    1/11/11
107                     298            120             118                  7.4100%           16,752    5/1/01     4/1/11
108                     236            120             116                  7.1200%           17,607    3/11/01    2/11/11
109                     359            120             119                  7.4000%           15,405    6/1/01     5/1/11
110                     355            120             115                  7.7500%           15,904    2/1/01     1/1/31     1/1/11
111                     356            120             116                  7.6400%           15,594    3/11/01    2/11/11
112                     359            120             119                  7.3700%           14,842    6/11/01    5/11/11
113                     292            120             112                  8.3300%           16,511    11/1/00    10/1/10
114                     360            120             119          23      7.6400%           13,609    6/1/01     5/1/11
115                     348            180             168                  8.8750%           15,085    7/1/00     6/1/15
116                     297            120             117                  7.4600%           13,734    4/1/01     3/1/11
117                     295            120             115                  8.1600%           14,397    2/11/01    1/11/11
118                     178            180             178                  8.0000%           17,488    5/11/01    4/11/16
119                     358            120             118                  7.7600%           12,908    5/11/01    4/11/11
120                     290            120             110                  8.6400%           14,770    9/1/00     8/1/10
121                     347            120             107                  7.9500%           12,853    6/1/00     5/1/10
122                     356            120             116                  7.5000%           12,236    3/11/01    2/11/11
123                     296            120             116                  7.4000%           12,599    3/1/01     2/1/11
124                     357             60              57                  7.8500%           11,573    4/11/01    3/11/06
125                     296            120             116                  7.6300%           11,959    3/1/01     2/1/11
126                     295            120             115                  7.6900%           12,022    2/1/01     1/1/11
127                     357            120             117                  7.5200%           10,929    4/11/01    3/11/31   3/11/11
128                     355            120             115                  8.0000%           11,373    2/11/01    1/11/11
129                     355            120             115                  7.6100%           10,955    2/11/01    1/11/11
130                     300            120             120                  7.7700%           11,350    7/1/01     6/1/11
131                     298            120             118                  8.0000%           11,577    5/1/01     4/1/11
132                     355            120             115                  8.1000%           10,556    2/11/01    1/11/11
133                     297            120             117                  7.6200%           10,455    4/1/01     3/1/11
134                     355            120             115                  8.0000%            9,994    2/11/01    1/11/11
135                     297            120             117                  7.7500%           10,272    4/11/01    3/11/11
136                     360            120             119          23      7.6400%            9,470    6/1/01     5/1/11
137                     357            120             117                  7.4600%            9,054    4/1/01     3/1/11
138                     298            120             118                  7.5000%            9,607    5/11/01    4/11/11
139                     297            120             117                  8.0500%           10,077    4/1/01     3/1/11
140                     295            120             115                  8.5000%           10,468    2/11/01    1/11/11
141                     358            120             118                  6.9700%            8,490    5/11/01    4/11/11
142                     357             60             57                   7.8000%            9,070    4/11/01    3/11/06
143                     295            120             115                  8.2500%            9,856    2/11/01    1/11/11
144                     350            180             170                  8.1250%            9,281    9/1/00     8/1/15
145                     358            120             118                  7.1500%            8,105    5/11/01    4/11/11
146                     358            120             118                  7.1500%            8,105    5/11/01    4/11/11
147                     355            120             115                  7.9500%            8,763    2/11/01    1/11/11
148                     355            120             115                  8.2500%            8,737    2/11/01    1/11/11
149                     178            180             178                  8.0000%           10,703    5/11/01    4/11/16
150                     297            120             117                  7.8000%            8,193    4/11/01    3/11/11
151                     358            120             118                  7.5000%            7,342    5/11/01    4/11/11
152                     355            120             115                  8.5000%            8,074    2/11/01    1/11/11
153                     297            120             117                  7.7500%            7,704    4/11/01    3/11/11
154                     358            120             118                  7.7500%            7,243    5/11/01    4/11/11
155                     357            120             117                  8.0000%            7,044    4/11/01    3/11/11
156                     179            120             119                  8.1900%            8,700    6/1/01     5/1/11
157                     356            120             116                  8.5000%            6,536    3/11/01    2/11/11
158                     357            120             117                  7.9600%            6,177    4/11/01    3/11/11
159                     360            120             119          23      7.6400%            5,954    6/1/01     5/1/11
160                     298            120             118                  8.0000%            6,483    5/1/01     4/1/11
161                     296            120             116                  8.2500%            6,308    3/11/01    2/11/11
162                     295            120             115                  8.2500%            6,071    2/11/01    1/11/11
163                     358            120             118                  7.7600%            5,378    5/11/01    4/11/11
164                     298            120             118                  8.3100%            5,127    5/1/01     4/1/11
165                     299            120             119                  7.5900%            4,469    6/1/01     5/1/11
166                     178            180             178                  8.2600%            5,339    5/11/01    4/11/16
167                     299            120             119                  8.2700%            4,176    6/1/01     5/1/11
168                     357            120             117                  8.0700%            3,693    4/11/01    3/11/11
169                     352            120             112                  8.7700%            3,428    11/1/00    10/1/10

                        --------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE: 344            114             111                  7.5503%   $ 7,967,604.52    4/12/01    2/15/16
                        ==================================================================================================

MAXIMUM:                360            180             178                  9.1200%   $   588,182.29    7/11/01     5/1/31
MINIMUM:                144             60              56                  6.6300%   $     3,428.36     5/1/00    3/11/06


       PREPAYMENT PROVISION      DEFEASANCE
#      AS OF ORIGINATION (4)     OPTION (5)
-      ---------------------     ----------
1      Lock/57_0%/3                 Yes
2      Lock/116_0%/4                Yes
3      Lock/116_0%/4                Yes
4      Lock/106_0%/6                Yes
5      Lock/106_0%/6                Yes
6      Lock/114_0%/6                Yes
7      Lock/116_0%/4                Yes
8      Lock/117_0%/3                Yes
9      Lock/117_0%/3                Yes
10     Lock/114_0%/6                Yes
11     Lock/117_0%/3                Yes
12     Lock/113_0%/7                Yes
13     Lock/114_0%/6                Yes
14     Lock/117_0%/3                Yes
15     Lock/116_0%/4                Yes
16     Lock/60_YM1/53_0%/7           No
17     Lock/116_0%/4                Yes
18     Lock/116_0%/4                Yes
19     Lock/47_YM1/34_0%/3           No
20     Lock/114_0%/6                Yes
21     Lock/117_0%/3                Yes
22     Lock/117_0%/3                Yes
23     Lock/117_0%/3                Yes
24     Lock/110_0%/4                Yes
25     Lock/117_0%/3                Yes
26     Lock/117_0%/3                Yes
27     Lock/116_0%/4                Yes
28     Lock/114_0%/6                Yes
29     Lock/117_0%/3                Yes
30     Lock/114_0%/6                Yes
31     Lock/117_0%/3                Yes
32     Lock/81_0%/3                 Yes
33     Lock/116_0%/4                Yes
34     Lock/114_0%/6                Yes
35     Lock/117_0%/3                Yes
36     Lock/117_0%/3                Yes
37     Lock/117_0%/3                Yes
38     Lock/114_0%/6                Yes
39     Lock/114_0%/6                Yes
40     Lock/117_0%/3                Yes
41     Lock/117_0%/3                Yes
42     Lock/116_0%/4                Yes
43     Lock/117_0%/3                Yes
44     Lock/116_0%/4                Yes
45     Lock/60_YM1/53_0%/7           No
46     Lock/116_0%/4                Yes
47     Lock/114_0%/6                Yes
48     Lock/114_0%/6                Yes
49     Lock/117_0%/3                Yes
50     Lock/100_0%/6                Yes
51     Lock/114_0%/6                Yes
52     Lock/117_0%/3                Yes
53     Lock/140_0%/4                Yes
54     YM5/116_0%/4                  No
55     Lock/117_0%/3                Yes
56     YM1/116_0%/4                  No
57     Lock/114_0%/6                Yes
58     Lock/117_0%/3                Yes
59     Lock/60_YM1/53_0%/7           No
60     Lock/114_0%/6                Yes
61     Lock/117_0%/3                Yes
62     Lock/114_0%/6                Yes
63     Lock/117_0%/3                Yes
64     Lock/113_0%/7                Yes
65     Lock/114_0%/6                Yes
66     Lock/114_0%/6                Yes
67     Lock/114_0%/6                Yes
68     Lock/114_0%/6                Yes
69     Lock/117_0%/3                Yes
70     Lock/114_0%/6                Yes
71     Lock/117_0%/3                Yes
72     Lock/114_0%/6                Yes
73     Lock/114_0%/6                Yes
74     Lock/117_0%/3                Yes
75     Lock/116_0%/4                Yes
76     Lock/116_0%/4                Yes
77     Lock/114_0%/6                Yes
78     Lock/117_0%/3                Yes
79     Lock/114_0%/6                Yes
80     Lock/116_0%/4                Yes
81     Lock/35_YM1/82_0%/3           No
82     Lock/116_0%/4                Yes
83     Lock/116_0%/4                Yes
84     Lock/144_0%/0                Yes
85     Lock/116_0%/4                Yes
86     Lock/144_0%/0                Yes
87     Lock/114_0%/6                Yes
88     Lock/117_0%/3                Yes
89     Lock/117_0%/3                Yes
90     Lock/117_0%/3                Yes
91     Lock/113_0%/7                Yes
92     Lock/176_0%/4                Yes
93     Lock/116_0%/4                Yes
94     Lock/80_0%/4                 Yes
95     Lock/117_0%/3                Yes
96     Lock/116_0%/4                Yes
97     Lock/113_0%/7                Yes
98     Lock/117_0%/3                Yes
99     Lock/114_0%/6                Yes
100    Lock/116_0%/4                Yes
101    Lock/117_0%/3                Yes
102    Lock/117_0%/3                Yes
103    Lock/114_0%/6                Yes
104    Lock/116_0%/4                Yes
105    Lock/179_0%/1                 No
106    Lock/114_0%/6                Yes
107    Lock/117_0%/3                Yes
108    Lock/114_0%/6                Yes
109    Lock/116_0%/4                Yes
110    Lock/116_0%/4                Yes
111    Lock/114_0%/6                Yes
112    Lock/117_0%/3                Yes
113    Lock/35_YM1/81_0%/4           No
114    Lock/117_0%/3                Yes
115    Lock/120_YM1+1%/59_0%/1       No
116    Lock/117_0%/3                Yes
117    Lock/114_0%/6                Yes
118    Lock/174_0%/6                Yes
119    Lock/114_0%/6                Yes
120    Lock/117_0%/3                Yes
121    Lock/116_0%/4                Yes
122    Lock/114_0%/6                Yes
123    Lock/117_0%/3                Yes
124    Lock/54_0%/6                 Yes
125    Lock/117_0%/3                Yes
126    Lock/117_0%/3                Yes
127    Lock/116_0%/4                Yes
128    Lock/114_0%/6                Yes
129    Lock/114_0%/6                Yes
130    Lock/60_YM1/56_0%/4           No
131    Lock/60_YM1/56_0%/4           No
132    Lock/114_0%/6                Yes
133    Lock/117_0%/3                Yes
134    Lock/114_0%/6                Yes
135    Lock/114_0%/6                Yes
136    Lock/117_0%/3                Yes
137    YM5/116_0%/4                  No
138    Lock/114_0%/6                Yes
139    Lock/60_YM1/56_0%/4           No
140    Lock/114_0%/6                Yes
141    Lock/49_YM1/66_0%/5           No
142    Lock/54_0%/6                 Yes
143    Lock/114_0%/6                Yes
144    Lock/120_YM1+1%/59_0%/1       No
145    Lock/114_0%/6                Yes
146    Lock/117_0%/3                Yes
147    Lock/114_0%/6                Yes
148    Lock/114_0%/6                Yes
149    Lock/174_0%/6                Yes
150    Lock/114_0%/6                Yes
151    Lock/114_0%/6                Yes
152    Lock/114_0%/6                Yes
153    Lock/114_0%/6                Yes
154    Lock/114_0%/6                Yes
155    Lock/114_0%/6                Yes
156    Lock/59_YM1/57_0%/4           No
157    Lock/114_0%/6                Yes
158    Lock/114_0%/6                Yes
159    Lock/117_0%/3                Yes
160    Lock/60_YM1/56_0%/4           No
161    Lock/114_0%/6                Yes
162    Lock/114_0%/6                Yes
163    Lock/114_0%/6                Yes
164    Lock/60_YM1/56_0%/4           No
165    Lock/59_YM1/57_0%/4           No
166    Lock/174_0%/6                Yes
167    Lock/60_YM1/56_0%/4           No
168    Lock/114_0%/6                Yes
169    Lock/60_YM1/56_0%/4           No

(1)  The Underlying Mortgage Loans secured by Meijer Drive Industrial Center and Turfway Corporate Center are cross-collateralized and cross-defaulted, respectively.

(2)  In the case of the ARD Loans, the anticipated repayment date is assumed to be the maturity date for the purposes of the indicated column.

(3)  Anticipated Repayment Date.

(4)  L (x) = Lockout or Defeasance for x months

     O (x) = Prepayable at par for x months

(5)  "Yes" means that defeasance is permitted notwithstanding the Lockout Period.



                                                ADDITIONAL MORTGAGE LOAN INFORMATION


                                                                       CUT-OFF DATE
                                                                        PRINCIPAL         APPRAISED      CUT-OFF DATE
 #    LOAN NAME                                                          BALANCE            VALUE        LTV RATIO (2)
 -    ---------                                                        ------------       ---------      ---------------
 1    888 Seventh Avenue                                             $   105,000,000   $   235,000,000        44.7%
 2    Atrium Mall                                                         49,044,686        76,000,000        64.5%
 3    Almaden Plaza                                                       48,113,668        78,500,000        61.3%
 4    Alliance GT 5 Loan                                                  42,258,112        56,650,000        74.6%
 5    Alliance GT 6 Loan                                                  34,523,645        45,950,000        75.1%
 6    Rambus, Inc.                                                        29,165,204        41,400,000        70.4%
 7    Foothill Village Shopping Center                                    25,119,903        32,900,000        76.4%
 8    The Metropolitan Apartments                                         24,615,206        35,500,000        69.3%
 9    Silverthorne Factory Outlet Stores                                  23,152,226        36,500,000        63.4%
10    Plaza Antonio                                                       22,768,908        32,000,000        71.2%
11    Ryan Ranch Office Center                                            18,964,334        25,750,000        73.6%
12    Holiday Inn - Newton                                                16,986,471        25,200,000        67.4%
13    Peninsula Marketplace                                               16,102,932        20,550,000        78.4%
14    Best Western La Playa                                               16,000,000        21,700,000        73.7%
15    The Crossroads                                                      15,790,241        21,200,000        74.5%
16    Kennestone Physicians Center                                        15,080,166        19,525,000        77.2%
17    Four Seasons at Umstead Park Apartments                             15,000,000        19,050,000        78.7%
18    Citrus Center                                                       13,027,205        16,800,000        77.5%
19    French Quarters Apartments                                          12,063,210        16,700,000        72.2%
20    Clover Point Village                                                11,984,039        16,800,000        71.3%
21    Beverly West Square                                                 11,962,199        16,500,000        72.5%
22    Oak Park Shopping Center                                            11,385,877        15,200,000        74.9%
23    Sterling University Heights                                         11,280,000        14,100,000        80.0%
24    222 Bloomingdale Road                                               11,088,497        19,000,000        58.4%
25    Pirates Landing Apartments                                          11,083,945        14,250,000        77.8%
26    Greenbriar Park Apartments                                          10,294,520        13,000,000        79.2%
27    Harbor Gateway-Francisco Business Center Building B                 10,048,182        13,675,000        73.5%
28    Colorado Place Apartments                                            9,569,717        12,000,000        79.7%
29    Kohl's Plaza                                                         9,371,776        12,450,000        75.3%
30    Del Mar Office Park                                                  9,303,070        12,500,000        74.4%
31    141 Jefferson Drive                                                  8,600,000        12,500,000        68.8%
32    Plaza One Financial Center                                           8,535,191        11,500,000        74.2%
33    Depot Marketplace                                                    8,515,054        10,700,000        79.6%
34    Northampton Village I                                                8,488,694        11,740,000        72.3%
35    The Overlook Apartments                                              8,400,000        11,200,000        75.0%
36    Whisperwood Apartments                                               8,348,429        11,890,000        70.2%
37    Dry Creek Centre                                                     8,324,929        11,100,000        75.0%
38    Fair Oaks Office Building                                            8,285,705        12,850,000        64.5%
39    Covington Plaza Shopping Center                                      7,985,709        10,800,000        73.9%
40    Sabal Palms Apartments                                               7,489,899         9,400,000        79.7%
41    Cambridge Towers Apartments                                          7,435,821         9,350,000        79.5%
42    Palm Garden Apartments                                               7,268,405        10,300,000        70.6%
43    Chapel Ridge                                                         7,155,229         9,300,000        76.9%
44    60 Florida Avenue, N.E.                                              7,038,800         9,700,000        72.6%
45    Baptist North Physicians Center                                      6,990,805         9,825,000        71.2%
46    Livermore Gateway Business Park                                      6,887,467         9,550,000        72.1%
47    Superior Plaza                                                       6,875,826         9,300,000        73.9%
48    Squire Apartments - Richmond                                         6,691,088         9,410,000        71.1%
49    Morris Estates Apartments                                            6,657,649         8,500,000        78.3%
50    TURFWAY CORPORATE CENTER (1)                                         5,503,563         8,750,000        63.4%
51    Meijer Drive Industrial Center (1)                                     992,856         1,500,000        63.4%
52    Shadow Ridge Apartments                                              6,488,837         8,125,000        79.9%
53    Best Buy #185                                                        6,479,694         8,655,000        74.9%
54    Valley View Plaza                                                    6,380,657         8,000,000        79.8%
55    Brookshire Meadows East Manufactured Home Community                  6,379,714         8,460,000        75.4%
56    400 Captain Neville Drive                                            6,196,668         8,900,000        69.6%
57    Mesa Mobile Home Park                                                6,180,442         8,260,000        74.8%
58    Gallery Court                                                        6,116,689         8,400,000        72.8%
59    Cartersville Physicians Center                                       5,992,119         8,550,000        70.1%
60    316 Business Center                                                  5,882,285         8,000,000        73.5%
61    Oak Hill Plaza                                                       5,784,328         7,800,000        74.2%
62    River Valley Shopping Center                                         5,764,997         7,600,000        75.9%
63    U of M Medical Office Building                                       5,642,855         8,100,000        69.7%
64    Holiday Inn  - Barstow                                               5,564,151         7,800,000        71.3%
65    South Slope Apartments                                               5,342,884         7,130,000        74.9%
66    Novato Office Building                                               5,241,060         7,000,000        74.9%
67    Alamo Garden Apartments                                              4,993,726         7,400,000        67.5%
68    1300 Bristol Office Building                                         4,793,852         6,850,000        70.0%
69    Heritage Place Shopping Center                                       4,740,000         8,440,000        56.2%
70    51st & Olive Square Shopping Center                                  4,735,338         6,340,000        74.7%
71    River Gardens Apartments                                             4,493,863         6,000,000        74.9%
72    Libbey Industrial Park                                               4,492,117         6,000,000        74.9%
73    Valmont Office Building                                              4,487,066         7,000,000        64.1%
74    Tierra Rica Apartments                                               4,473,707         5,700,000        78.5%
75    Best Western Mission Hills Inn                                       4,323,799         6,800,000        63.6%
76    Westview Plaza                                                       4,265,819         5,500,000        77.6%
77    Mission Plaza                                                        4,229,972         5,650,000        74.9%
78    Storage USA                                                          4,132,901         5,530,000        74.7%
79    The Kmart Center - Newark                                            4,093,449         6,260,000        65.4%
80    Technology Trading Park I                                            4,047,766         5,300,000        76.4%
81    Rain Forest Apartments                                               3,897,814         4,880,000        79.9%
82    Parkview Plaza Shopping Center                                       3,841,154         5,490,000        70.0%
83    72nd Street Square Shopping Center                                   3,694,317         6,480,000        57.0%
84    Rite Aid Martinez                                                    3,553,831         5,370,000        66.2%
85    Stone Container Corporation Warehouse/Distribution                   3,545,299         4,900,000        72.4%
86    Rite Aid Morro Bay                                                   3,474,416         5,250,000        66.2%
87    600 Hampshire Building                                               3,453,470         4,625,000        74.7%
88    Salmon Creek Business Park                                           3,295,665         4,650,000        70.9%
89    Mapletree Gardens Apartments                                         3,218,354         4,600,000        70.0%
90    Annapolis Gardens Apartments                                         3,189,906         4,200,000        76.0%
91    Colony West Apartments                                               3,180,262         4,160,000        76.4%
92    Falcon Pointe Apartments                                             3,099,792         4,450,000        69.7%
93    Marion Center Shopping Center                                        2,923,535         4,200,000        69.6%
94    Zipp Express, Inc.                                                   2,917,193         4,900,000        59.5%
95    The Sonterra Apartments                                              2,893,622         3,645,000        79.4%
96    509 7th Street, NW                                                   2,839,883         3,800,000        74.7%
97    Cherry Tree Hill Apartments                                          2,718,514         3,400,000        80.0%
98    Eastern Village Apartments                                           2,588,703         3,270,000        79.2%
99    North Village Professional Center                                    2,547,094         3,400,000        74.9%
100   Cox Communications Building                                          2,535,812         3,600,000        70.4%
101   Tri Cities Plaza Shopping Center                                     2,495,280         3,700,000        67.4%
102   Your Secured Storage                                                 2,492,338         4,900,000        50.9%
103   Adams Plaza                                                          2,479,581         4,650,000        53.3%
104   Eckerd Drug Store                                                    2,309,274         3,600,000        64.1%
105   Vista Pointe Apartments                                              2,306,586         2,740,000        84.2%
106   7135 South Highland                                                  2,291,889         3,060,000        74.9%
107   Office Depot Retail Building                                         2,280,168         3,020,000        75.5%
108   No. 1597 Washington Street                                           2,232,807         3,200,000        69.8%
109   Greenbriar West Business Park-Phase II                               2,223,773         3,000,000        74.1%
110   Dick's Sporting Goods                                                2,212,540         3,850,000        57.5%
111   Walgreens - Joliet                                                   2,193,575         3,330,000        65.9%
112   Four Seasons Apartments                                              2,148,803         2,850,000        75.4%
113   Bayberry Commons, Franklin Pierce College & Courtyard Square         2,064,492         2,880,000        71.7%
114   Las Brisas Apartments                                                1,920,000         2,400,000        80.0%
115   Timberleaf Estates                                                   1,882,713         2,520,000        74.7%
116   Security Self Storage                                                1,859,318         2,500,000        74.4%
117   Mesquite Plaza Shopping Center                                       1,830,861         2,475,000        74.0%
118   Normandy Village Apartments                                          1,819,793         2,850,000        63.9%
119   Royal Terrace Apartments                                             1,797,844         2,450,000        73.4%
120   20 Ebbitts Street                                                    1,797,069         2,700,000        66.6%
121   Oakdale Townhomes                                                    1,746,299         2,200,000        79.4%
122   10055 Miller Avenue Office Building                                  1,744,746         3,800,000        45.9%
123   Nutmeg Place Building                                                1,711,946         2,325,000        73.6%
124   Marlene Court Apartments                                             1,597,360         2,145,000        74.5%
125   Watson Crossing I                                                    1,592,777         2,200,000        72.4%
126   Colony at Maple Canyon Apartments                                    1,591,381         2,100,000        75.8%
127   2600 Beltline                                                        1,557,174         2,100,000        74.2%
128   Northacre Mobile Home Park                                           1,545,073         2,100,000        73.6%
129   Cascade Village                                                      1,544,629         3,075,000        50.2%
130   Tualatin Sleep Products Industrial Facility                          1,500,000         2,230,000        67.3%
131   State Street Square Retail Center                                    1,497,168         2,350,000        63.7%
132   Burlington/Kroger Outlet                                             1,420,571         1,900,000        74.8%
133   The Storage Center                                                   1,395,870         2,150,000        64.9%
134   991-995 Post Road East                                               1,357,671         2,150,000        63.1%
135   Chelsea Court Apartments                                             1,356,092         1,700,000        79.8%
136   Cimarron Apartments                                                  1,336,000         1,670,000        80.0%
137   Southridge Commons I                                                 1,297,606         1,700,000        76.3%
138   Fairwood Apartments                                                  1,297,297         1,800,000        72.1%
139   Port Townsend Plaza                                                  1,296,490         3,300,000        39.3%
140   Meadows Shopping Village                                             1,293,918         2,800,000        46.2%
141   19 West 73rd Street                                                  1,278,131         1,600,000        79.9%
142   Holiday Acres                                                        1,257,891         1,675,000        75.1%
143   Lake Forest Plaza                                                    1,243,888         2,200,000        56.5%
144   Richmond Green Apartments                                            1,242,736         1,400,000        88.8%
145   Alba Village Apartments                                              1,198,323         1,500,000        79.9%
146   Valley Terrace Apartments                                            1,198,323         1,735,000        69.1%
147   Pond View Mobile Home Park                                           1,196,143         1,520,000        78.7%
148   Country Club Square                                                  1,159,506         1,590,000        72.9%
149   EL CID Apartments                                                    1,113,753         1,700,000        65.5%
150   MacArthur Apartments                                                 1,076,929         1,350,000        79.8%
151   Croley Court Apartments                                              1,048,655         1,450,000        72.3%
152   Shaw Brawley Plaza Shopping Center                                   1,047,021         1,600,000        65.4%
153   Concord Square Apartments                                            1,017,069         1,350,000        75.3%
154   Stratford Gardens                                                    1,009,786         1,365,000        74.0%
155   Tilley Townhomes                                                       958,484         1,200,000        79.9%
156   Sunnymead Mini-Storage                                                 897,647         2,130,000        42.1%
157   Northridge Plaza Shopping Center                                       847,912         1,800,000        47.1%
158   Woodfield Village Apartments                                           843,650         1,100,000        76.7%
159   Garrett Gables Apartments                                              840,000         1,050,000        80.0%
160   All-Star Storage and Commercial                                        838,414         1,225,000        68.4%
161   Shaw Gates Business Park                                               796,730         1,500,000        53.1%
162   4415-4435 Mint Way                                                     766,235         1,095,000        70.0%
163   Greenhill Apartments                                                   749,102           975,000        76.8%
164   Axelgaard Manufacturing Building                                       645,851         1,200,000        53.8%
165   East Lakeside Avenue Apartments                                        599,452           800,000        74.9%
166   Garpat Apartments                                                      547,009         1,000,000        54.7%
167   1414 East Second Street                                                528,339           705,000        74.9%
168   Pine Street Apartments                                                 499,227           645,000        77.4%
169   Sanitary Products Company                                              433,281           580,000        74.7%

                                                                   ---------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                                              $ 1,126,966,710   $ 1,671,845,000        69.2%
                                                                   ===================================================

        MAXIMUM:                                                     $   105,000,000   $   235,000,000        88.8%
        MINIMUM:                                                     $       433,281   $       580,000        39.3%




                              MATURITY/ARD    MATURITY/ARD    MOST RECENT    MOST RECENT        U/W              U/W         U/W
 #                          BALANCE (2) (3)    LTV RATIO          NOI         DSCR (4)          NOI            NCF (5)     DSCR (4)
 -                          ---------------    ---------      -----------     --------          ---            -------     --------
 1                           $ 105,000,000       44.7%       $  14,076,831     1.99x       $  17,128,666   $  16,238,384    2.30x
 2                              42,743,961       56.2%           7,111,272     1.83x           6,584,319       6,232,735    1.61x
 3                              42,935,783       54.7%           6,544,235     1.57x           6,689,496       6,329,261    1.52x
 4                              38,454,867       67.9%           5,041,575     1.28x           5,177,190       4,828,940    1.23x
 5                              31,385,913       68.3%           4,163,458     1.30x           4,366,786       4,027,536    1.26x
 6                              25,975,661       62.7%           3,631,016     1.44x           3,622,280       3,456,423    1.37x
 7                              22,526,913       68.5%           2,602,713     1.17x           2,960,861       2,758,456    1.24x
 8                              21,559,564       60.7%                 N/A      N/A            2,393,789       2,393,789    1.20x
 9                              18,872,004       51.7%           3,383,088     1.64x           3,346,889       3,090,709    1.50x
10                              20,014,248       62.5%           2,471,392     1.32x           2,404,279       2,339,366    1.25x
11                              16,741,176       65.0%           2,245,915     1.42x           2,226,200       1,971,340    1.25x
12                              14,083,129       55.9%           2,753,976     1.72x           2,753,976       2,395,874    1.50x
13                              14,312,644       69.6%           1,699,088     1.24x           1,679,796       1,644,768    1.20x
14                              13,363,854       61.6%           2,677,000     1.74x           2,732,885       2,426,485    1.57x
15                              13,795,265       65.1%           1,693,637     1.34x           1,607,740       1,586,990    1.25x
16                              13,306,075       68.1%           1,863,431     1.49x           1,798,354       1,706,788    1.36x
17                              14,233,677       74.7%           1,481,641     1.22x           1,543,254       1,482,254    1.22x
18                              11,573,937       68.9%                 N/A      N/A            1,544,366       1,481,063    1.33x
19                              10,693,794       64.0%           1,435,886     1.34x           1,404,543       1,404,543    1.31x
20                              10,560,902       62.9%           1,410,273     1.42x           1,524,458       1,395,208    1.41x
21                              10,737,273       65.1%           1,520,360     1.43x           1,511,226       1,492,868    1.41x
22                              10,103,820       66.5%           1,452,210     1.50x           1,385,600       1,317,776    1.36x
23                              10,304,170       73.1%           1,371,204     1.46x           1,221,253       1,167,601    1.24x
24                              10,078,204       53.0%                 N/A      N/A            1,423,967       1,254,673    1.25x
25                               9,682,824       67.9%           1,160,235     1.31x           1,305,006       1,247,506    1.41x
26                               9,102,762       70.0%           1,202,759     1.39x           1,340,259       1,240,259    1.43x
27                               8,826,644       64.5%                 N/A      N/A            1,078,848       1,026,738    1.25x
28                               8,422,711       70.2%           1,087,026     1.38x           1,234,092       1,147,592    1.46x
29                               8,299,647       66.7%           1,182,719     1.50x           1,078,461       1,068,176    1.35x
30                               8,229,126       65.8%           1,166,887     1.49x           1,171,327       1,064,136    1.36x
31                               7,664,950       61.3%           1,060,390     1.42x           1,045,083         961,463    1.29x
32                               7,959,442       69.2%           1,019,585     1.40x           1,107,313       1,025,326    1.40x
33                               7,477,975       69.9%           1,029,658     1.48x             967,348         908,821    1.30x
34                               7,480,639       63.7%           1,016,906     1.45x           1,095,705       1,020,455    1.45x
35                               7,654,031       68.3%             995,005     1.44x           1,053,863         997,103    1.44x
36                               7,327,163       61.6%           1,249,536     1.84x           1,084,125       1,017,375    1.50x
37                               7,372,558       66.4%             709,459     1.01x             947,331         887,356    1.27x
38                               7,370,310       57.4%           1,281,555     1.80x           1,086,685         946,153    1.33x
39                               7,081,015       65.6%             946,420     1.40x             941,687         858,380    1.27x
40                               6,592,116       70.1%             918,577     1.49x             782,178         752,678    1.22x
41                               6,534,544       69.9%             798,827     1.31x             776,992         729,992    1.20x
42                               6,419,544       62.3%             672,960     1.11x             772,991         738,911    1.22x
43                               6,289,565       67.6%             853,262     1.45x             842,471         800,500    1.36x
44                               5,893,332       60.8%             702,209     1.04x             883,463         851,123    1.27x
45                               6,168,378       62.8%             928,627     1.60x             885,352         836,046    1.44x
46                               6,098,191       63.9%                 N/A      N/A              848,844         808,765    1.40x
47                               6,192,594       66.6%             839,009     1.36x             834,301         767,583    1.24x
48                               5,896,504       62.7%             810,697     1.46x             794,522         742,022    1.34x
49                               5,884,506       69.2%                 N/A      N/A              751,024         751,024    1.35x
50                               5,019,121       57.8%             478,684     1.04X             824,583         768,284    1.49X
51                                 907,347       57.8%             157,934     1.04x             166,148         144,443    1.49x
52                               5,773,351       71.1%             760,993     1.37x             755,277         704,277    1.27x
53                               5,531,281       63.9%                 N/A      N/A              719,624         719,624    1.30x
54                               5,199,277       65.0%             876,659     1.54x             740,901         705,178    1.24x
55                               5,161,600       61.0%             802,316     1.44x             674,935         674,935    1.21x
56                               5,475,194       61.5%             648,550     1.25x             771,722         712,452    1.37x
57                               5,439,667       65.9%             696,890     1.37x             709,236         685,936    1.35x
58                               5,420,901       64.5%             650,811     1.26x             708,589         665,225    1.29x
59                               5,287,182       61.8%             782,686     1.57x             774,623         723,725    1.45x
60                               5,209,352       65.1%             929,934     1.88x             871,700         760,749    1.54x
61                               5,115,141       65.6%             760,367     1.57x             673,353         621,913    1.28x
62                               5,125,605       67.4%             914,851     1.86x             711,419         601,778    1.22x
63                               4,997,627       61.7%                 N/A      N/A              692,428         619,914    1.30x
64                               4,759,249       61.0%           1,182,618     2.08x           1,122,363       1,003,923    1.76x
65                               4,708,402       66.0%             559,184     1.26x             656,121         598,621    1.35x
66                               4,666,535       66.7%                 N/A      N/A              644,194         594,988    1.32x
67                               4,425,994       59.8%             537,404     1.27x             702,868         657,118    1.55x
68                               4,240,450       61.9%             551,868     1.37x             570,396         530,519    1.32x
69                               3,926,945       46.5%             729,533     1.64x             652,478         582,505    1.31x
70                               4,179,207       65.9%             623,512     1.59x             579,938         510,528    1.30x
71                               3,950,181       65.8%             690,477     1.87x             687,585         633,085    1.72x
72                               3,990,022       66.5%             586,868     1.53x             538,518         507,154    1.32x
73                               3,994,891       57.1%             615,700     1.60x             606,937         567,613    1.47x
74                               3,920,382       68.8%             483,836     1.34x             444,056         444,056    1.23x
75                               3,671,452       54.0%           1,058,000     2.44x             912,200         791,700    1.83x
76                               3,783,232       68.8%             395,394     1.09x             510,514         477,250    1.32x
77                               3,752,599       66.4%             396,014     1.10x             549,454         477,202    1.33x
78                               2,851,816       51.6%             466,554     1.18x             532,470         532,470    1.35x
79                               3,663,860       58.5%             545,414     1.52x             524,863         468,356    1.30x
80                               3,569,296       67.3%             546,896     1.63x             482,408         429,939    1.28x
81                               3,432,718       70.3%             407,749     1.26x             427,412         395,412    1.23x
82                               3,421,625       62.3%                 N/A      N/A              474,569         443,287    1.33x
83                               2,587,425       39.9%             511,314     1.40x             533,875         504,032    1.38x
84                                    --          0.0%                 N/A      N/A              437,246         437,246    1.00x
85                               2,897,794       59.1%                 N/A      N/A              434,204         416,020    1.31x
86                                    --          0.0%                 N/A      N/A              427,475         427,475    1.00x
87                               3,047,102       65.9%             487,856     1.70x             407,539         374,088    1.31x
88                               2,907,951       62.5%             474,824     1.73x             384,071         348,819    1.27x
89                               2,854,265       62.0%             423,659     1.55x             420,845         349,889    1.28x
90                               2,807,570       66.8%             435,098     1.66x             349,274         349,274    1.33x
91                               2,806,459       67.5%             385,914     1.46x             369,041         331,493    1.25x
92                               2,540,245       57.1%             379,468     1.32x             381,928         353,928    1.23x
93                               2,645,607       63.0%             388,372     1.46x             388,794         366,309    1.38x
94                               2,090,462       42.7%                 N/A      N/A              439,009         399,388    1.26x
95                               2,334,140       64.0%             340,886     1.36x             334,582         334,582    1.34x
96                               2,516,808       66.2%             240,206     1.00x             351,107         328,501    1.37x
97                               2,398,984       70.6%             347,341     1.53x             329,493         284,045    1.25x
98                               2,133,533       65.2%             414,651     1.74x             292,964         292,964    1.23x
99                               2,277,773       67.0%             359,913     1.61x             316,737         283,799    1.27x
100                              2,070,284       57.5%                 N/A      N/A              361,950         338,321    1.50x
101                              2,060,638       55.7%             407,672     1.76x             442,638         371,503    1.60x
102                              2,026,693       41.4%             448,065     2.03x             399,366         399,366    1.81x
103                              1,774,195       38.2%             536,273     2.11x             507,439         455,410    1.79x
104                              2,046,170       56.8%                 N/A      N/A              296,472         284,676    1.42x
105                              1,739,844       63.5%             243,134     1.27x             244,645         233,645    1.22x
106                              2,032,631       66.4%             280,968     1.45x             270,047         248,204    1.28x
107                              1,850,934       61.3%                 N/A      N/A              267,030         254,241    1.26x
108                              1,537,050       48.0%             300,743     1.42x             300,743         293,680    1.39x
109                              1,960,909       65.4%                 N/A      N/A              276,269         248,674    1.35x
110                              1,972,611       51.2%                 N/A      N/A              322,875         305,302    1.60x
111                              1,949,230       58.5%             289,860     1.55x             271,036         261,174    1.40x
112                              1,893,363       66.4%             263,635     1.48x             255,200         239,200    1.34x
113                              1,730,198       60.1%                 N/A      N/A              308,414         252,786    1.28x
114                              1,758,005       73.3%             231,982     1.42x             214,771         200,840    1.23x
115                              1,498,287       59.5%             225,302     1.24x             220,787         207,287    1.15x
116                              1,513,281       60.5%             222,726     1.35x             209,843         209,843    1.27x
117                              1,522,810       61.5%             259,326     1.50x             245,852         217,674    1.26x
118                                 43,462        1.5%             300,926     1.43x             296,130         275,130    1.31x
119                              1,600,457       65.3%             266,226     1.72x             271,262         241,081    1.56x
120                              1,521,187       56.3%                 N/A      N/A              241,861         221,622    1.25x
121                              1,572,237       71.5%             158,247     1.03x             187,788         187,788    1.22x
122                              1,545,148       40.7%             276,256     1.88x             279,235         262,773    1.79x
123                              1,391,983       59.9%             205,447     1.36x             235,318         193,054    1.28x
124                              1,530,028       71.3%             188,412     1.36x             193,116         183,366    1.32x
125                              1,303,768       59.3%                 N/A      N/A              205,587         190,670    1.33x
126                              1,306,339       62.2%                 N/A      N/A              175,909         175,909    1.22x
127                              1,379,068       65.7%             269,565     2.06x             245,539         217,958    1.66x
128                              1,385,584       66.0%             178,244     1.31x             183,175         178,425    1.31x
129                              1,372,545       44.6%             297,816     2.27x             262,658         255,745    1.95x
130                              1,228,088       55.1%             204,503     1.50x             196,955         187,851    1.38x
131                              1,236,384       52.6%             266,064     1.92x             193,491         180,789    1.30x
132                              1,276,857       67.2%             181,662     1.43x             173,266         160,891    1.27x
133                              1,141,427       53.1%             153,840     1.23x             166,301         166,301    1.33x
134                              1,217,527       56.6%             186,337     1.55x             176,472         159,241    1.33x
135                              1,113,088       65.5%             193,921     1.57x             175,243         159,993    1.30x
136                              1,223,279       73.3%             176,913     1.56x             162,687         149,345    1.31x
137                              1,147,486       67.5%             155,695     1.43x             142,415         142,415    1.31x
138                              1,055,902       58.7%             214,801     1.86x             169,537         156,537    1.36x
139                              1,073,306       32.5%             323,469     2.68x             251,220         226,780    1.88x
140                              1,086,170       38.8%             269,373     2.14x             237,481         198,666    1.58x
141                              1,115,393       69.7%             164,536     1.61x             139,987         137,987    1.35x
142                              1,204,264       71.9%             207,933     1.91x             180,704         174,154    1.60x
143                              1,037,148       47.1%             228,516     1.93x             229,592         200,934    1.70x
144                              1,004,158       71.7%             147,696     1.33x             158,390         143,390    1.29x
145                              1,050,651       70.0%             152,218     1.57x             154,826         144,326    1.48x
146                              1,050,651       60.6%             137,983     1.42x             168,073         141,073    1.45x
147                              1,071,435       70.5%             165,503     1.57x             132,988         128,613    1.22x
148                              1,045,743       65.8%             192,085     1.83x             166,639         139,683    1.33x
149                                 26,600        1.6%             198,104     1.54x             193,566         166,266    1.29x
150                                885,221       65.6%             181,071     1.84x             150,872         139,872    1.42x
151                                927,599       64.0%             153,083     1.74x             148,561         136,561    1.55x
152                                949,538       59.3%             152,281     1.57x             132,313         120,833    1.25x
153                                834,816       61.8%             145,146     1.57x             126,763         114,763    1.24x
154                                898,703       65.8%             122,550     1.41x             121,032         112,032    1.29x
155                                858,702       71.6%             118,797     1.41x             114,425         107,425    1.27x
156                                440,839       20.7%             200,364     1.92x             136,236         136,236    1.30x
157                                768,507       42.7%             168,708     2.15x             144,999         110,538    1.41x
158                                755,113       68.6%             119,086     1.61x             107,851         100,885    1.36x
159                                769,127       73.3%             110,198     1.54x              95,582          88,244    1.24x
160                                692,374       56.5%             158,520     2.04x             128,285         128,285    1.65x
161                                663,621       44.2%             136,901     1.81x             136,949         115,459    1.53x
162                                638,883       58.3%             105,800     1.45x             108,341          91,849    1.26x
163                                666,856       68.4%             105,215     1.63x             106,772          94,522    1.46x
164                                538,019       44.8%             121,327     1.97x              86,311          82,324    1.34x
165                                488,726       61.1%              93,184     1.74x              73,257          73,257    1.37x
166                                 13,920        1.4%              99,251     1.55x              93,113          87,141    1.36x
167                                439,270       62.3%              88,137     1.76x              73,735          73,735    1.47x
168                                447,987       69.5%              60,924     1.37x              64,988          58,488    1.32x
169                                395,860       68.3%              45,305     1.10x              61,295          56,436    1.37x

                             ----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      $ 992,063,701       60.7%       $ 128,547,532     1.53x       $ 145,727,978   $ 136,454,791    1.45x
                             ====================================================================================================

        MAXIMUM:             $ 105,000,000       74.7%       $  14,076,831     2.68x       $  17,128,666   $  16,238,384    2.30x
        MINIMUM:             $        --          0.0%       $      45,305     1.00x       $      61,295   $      56,436    1.00x


(1)  The Underlying Mortgage Loans secured by Meijer Drive Industrial Center and Turfway Corporate Center are cross-collateralized and cross-defaulted, respectively.

(2)  In the case of cross-collateralized and cross-defaulted Underlying Mortgage Loans, the combined LTV is presented for each and every related Underlying Mortgage Loan.

(3)  At maturity with respect to Balloon Loans or at the ARD in the case of ARD Loans. There can be no assurance that the value of any particular Mortgaged Property will not have declined from the original appraisal value.

(4)  DSCR is based on the amount of the monthly payments presented. In the case of cross-collateralized and cross-defaulted
     Underlying Mortgage Loans the combined U/W DSCR is presented for each and every related Underlying Mortgage Loan.

(5)  Underwritten NCF reflects the Net Cash Flow after U/W Replacement Reserves, U/W LC's and TI's and U/W FF&E.



                                       ENGINEERING RESERVES AND RECURRING REPLACEMENT RESERVES

                                                                                   CONTRACTUAL       U/W
                                                                     ENGINEERING    RECURRING     RECURRING      LC & TI
                                                                      RESERVE AT   REPLACEMENT   REPLACEMENT   RESERVE AT
 #    LOAN NAME                                                      ORIGINATION     RESERVE       RESERVE     ORIGINATION
 -    ---------                                                      -----------   -----------   -----------   -----------
 1    888 Seventh Avenue                                              $3,956,150    $276,240       $297,005        N/A
 2    Atrium Mall                                                        N/A         $67,131       $65,141         N/A
 3    Almaden Plaza                                                    $68,750       $78,732       $81,729         N/A
 4    Alliance GT 5 Loan                                               $427,750     $348,250       $348,250        N/A
 5    Alliance GT 6 Loan                                               $987,206     $339,250       $339,250        N/A
 6    Rambus, Inc.                                                       N/A           N/A         $19,404      $828,111
 7    Foothill Village Shopping Center                                 $389,113      $56,195       $47,975      $163,000
 8    The Metropolitan Apartments                                        N/A         $32,000       $32,000         N/A
 9    Silverthorne Factory Outlet Stores                               $23,125       $51,636       $46,469      $250,000
10    Plaza Antonio                                                      N/A           N/A         $15,848         N/A
11    Ryan Ranch Office Center                                           N/A         $37,560       $36,830         N/A
12    Holiday Inn - Newton                                               N/A          4.5%           4.5%          N/A
13    Peninsula Marketplace                                              N/A           N/A         $14,312         N/A
14    Best Western La Playa                                            $88,125        5.0%           5.0%          N/A
15    The Crossroads                                                     N/A         $16,600       $20,750         N/A
16    Kennestone Physicians Center                                       N/A           N/A         $23,556         N/A
17    Four Seasons at Umstead Park Apartments                            N/A           N/A         $61,000         N/A
18    Citrus Center                                                    $11,625       $15,103       $15,103       $20,312
19    French Quarters Apartments                                         N/A           N/A         $119,000        N/A
20    Clover Point Village                                               N/A        $129,250       $129,250        N/A
21    Beverly West Square                                                N/A         $4,346         $4,346         N/A
22    Oak Park Shopping Center                                          $7,500         N/A         $15,598      $200,000
23    Sterling University Heights                                        N/A         $51,000       $53,652         N/A
24    222 Bloomingdale Road                                            $45,650       $28,516       $32,700         N/A
25    Pirates Landing Apartments                                         N/A         $57,500       $57,500         N/A
26    Greenbriar Park Apartments                                       $11,375      $100,000       $100,000        N/A
27    Harbor Gateway-Francisco Business Center Building B                N/A         $18,480       $18,482       $5,285
28    Colorado Place Apartments                                        $223,400      $86,500       $86,500         N/A
29    Kohl's Plaza                                                       N/A           N/A         $18,334         N/A
30    Del Mar Office Park                                              $22,750         N/A         $14,979      $100,000
31    141 Jefferson Drive                                                N/A         $14,480       $14,480       $7,000
32    Plaza One Financial Center                                         N/A         $24,408       $27,487       $4,581
33    Depot Marketplace                                                  N/A         $18,301       $18,301         N/A
34    Northampton Village I                                              N/A         $75,250       $75,250         N/A
35    The Overlook Apartments                                          $88,648       $56,760       $56,760         N/A
36    Whisperwood Apartments                                           $241,375      $66,750       $66,750         N/A
37    Dry Creek Centre                                                   N/A         $12,864       $17,152      $200,000
38    Fair Oaks Office Building                                          N/A           N/A         $19,213      $150,000
39    Covington Plaza Shopping Center                                    N/A           N/A         $17,914         N/A
40    Sabal Palms Apartments                                             N/A           N/A         $29,500         N/A
41    Cambridge Towers Apartments                                       $3,923       $47,000       $47,000         N/A
42    Palm Garden Apartments                                           $18,750       $34,080       $34,080         N/A
43    Chapel Ridge                                                       N/A           N/A         $13,333         N/A
44    60 Florida Avenue, N.E.                                            N/A         $3,471         $6,450       $14,560
45    Baptist North Physicians Center                                    N/A           N/A         $13,339         N/A
46    Livermore Gateway Business Park                                    N/A         $22,716       $28,393       $2,660
47    Superior Plaza                                                     N/A           N/A          $8,547      $655,550
48    Squire Apartments - Richmond                                       N/A         $52,500       $52,500         N/A
49    Morris Estates Apartments                                          N/A           N/A         $36,000         N/A
50    TURFWAY CORPORATE CENTER (1)                                       N/A           N/A         $15,725         N/A
51    Meijer Drive Industrial Center (1)                                 N/A           N/A          $4,968         N/A
52    Shadow Ridge Apartments                                          $32,500       $51,000       $51,000         N/A
53    Best Buy #185                                                      N/A           N/A          $7,191         N/A
54    Valley View Plaza                                                  N/A         $18,084       $19,048         N/A
55    Brookshire Meadows East Manufactured Home Community                N/A           N/A         $13,600         N/A
56    400 Captain Neville Drive                                          N/A           N/A         $20,800       $5,000
57    Mesa Mobile Home Park                                             $9,250         N/A         $23,300         N/A
58    Gallery Court                                                      N/A         $7,500         $5,331      $200,000
59    Cartersville Physicians Center                                     N/A           N/A         $11,848         N/A
60    316 Business Center                                                N/A           N/A         $19,580         N/A
61    Oak Hill Plaza                                                     N/A         $21,680       $21,680       $4,167
62    River Valley Shopping Center                                      $3,625         N/A         $15,926       $50,000
63    U of M Medical Office Building                                     N/A         $12,876       $12,884      $200,000
64    Holiday Inn  - Barstow                                           $12,103        5.0%           4.0%          N/A
65    South Slope Apartments                                           $16,313       $57,500       $57,500         N/A
66    Novato Office Building                                           $287,000        N/A         $13,353         N/A
67    Alamo Garden Apartments                                          $18,312       $45,750       $45,750         N/A
68    1300 Bristol Office Building                                     $154,625        N/A          $7,017         N/A
69    Heritage Place Shopping Center                                     N/A           N/A          $7,367      $100,000
70    51st & Olive Square Shopping Center                                N/A         $13,669       $13,669         N/A
71    River Gardens Apartments                                         $136,250      $54,500       $54,500         N/A
72    Libbey Industrial Park                                             N/A         $11,700        $7,800         N/A
73    Valmont Office Building                                            N/A           N/A          $7,336      $225,000
74    Tierra Rica Apartments                                           $80,000       $38,160       $38,160         N/A
75    Best Western Mission Hills Inn                                   $138,000       5.0%           5.0%          N/A
76    Westview Plaza                                                   $276,938      $8,910         $8,467         N/A
77    Mission Plaza                                                    $192,500        N/A         $21,393       $50,000
78    Storage USA                                                        N/A           N/A         $10,820         N/A
79    The Kmart Center - Newark                                         $3,750         N/A         $21,159         N/A
80    Technology Trading Park I                                          N/A         $11,220       $11,221      $100,000
81    Rain Forest Apartments                                           $30,813       $32,000       $32,000         N/A
82    Parkview Plaza Shopping Center                                     N/A         $3,750         $3,746       $2,083
83    72nd Street Square Shopping Center                                 N/A           N/A         $17,769         N/A
84    Rite Aid Martinez                                                  N/A           N/A           N/A           N/A
85    Stone Container Corporation Warehouse/Distribution                 N/A         $16,776       $18,596       $1,668
86    Rite Aid Morro Bay                                                 N/A           N/A           N/A           N/A
87    600 Hampshire Building                                             N/A           N/A          $5,465         N/A
88    Salmon Creek Business Park                                         N/A         $9,048         $9,048         N/A
89    Mapletree Gardens Apartments                                     $87,388       $70,956       $70,956         N/A
90    Annapolis Gardens Apartments                                       N/A         $23,750       $23,750         N/A
91    Colony West Apartments                                            $7,063       $37,548       $37,548         N/A
92    Falcon Pointe Apartments                                           N/A         $28,000       $28,000         N/A
93    Marion Center Shopping Center                                      N/A         $7,188        $13,327         N/A
94    Zipp Express, Inc.                                                 N/A           N/A         $14,376       $50,000
95    The Sonterra Apartments                                            N/A           N/A         $15,000         N/A
96    509 7th Street, NW                                                 N/A         $1,405         $3,608      $400,000
97    Cherry Tree Hill Apartments                                      $15,688       $45,448       $45,448         N/A
98    Eastern Village Apartments                                         N/A           N/A         $43,200         N/A
99    North Village Professional Center                                  N/A           N/A          $8,938         N/A
100   Cox Communications Building                                        N/A           N/A          $7,620       $3,146
101   Tri Cities Plaza Shopping Center                                 $22,738         N/A         $21,322         N/A
102   Your Secured Storage                                               N/A           N/A         $21,361         N/A
103   Adams Plaza                                                        $625        $7,500         $9,729         N/A
104   Eckerd Drug Store                                                  N/A           N/A          $1,911         N/A
105   Vista Pointe Apartments                                            N/A         $8,796        $11,000         N/A
106   7135 South Highland                                                N/A           N/A          $5,282         N/A
107   Office Depot Retail Building                                       N/A           N/A          $3,862         N/A
108   No. 1597 Washington Street                                         N/A           N/A          $1,486         N/A
109   Greenbriar West Business Park-Phase II                             N/A         $5,373         $5,373         N/A
110   Dick's Sporting Goods                                              N/A           N/A          $4,500         N/A
111   Walgreens - Joliet                                                 N/A           N/A          $2,268         N/A
112   Four Seasons Apartments                                          $350,500      $16,000       $16,000         N/A
113   Bayberry Commons, Franklin Pierce College & Courtyard Square     $17,000         N/A         $10,375       $2,083
114   Las Brisas Apartments                                            $10,875       $13,931       $13,931         N/A
115   Timberleaf Estates                                                 N/A         $10,800       $13,500         N/A
116   Security Self Storage                                              N/A         $5,000         $8,595         N/A
117   Mesquite Plaza Shopping Center                                   $42,375         N/A          $4,182         N/A
118   Normandy Village Apartments                                      $40,513       $21,000       $21,000         N/A
119   Royal Terrace Apartments                                         $75,294       $30,181       $30,181         N/A
120   20 Ebbitts Street                                                $63,875         N/A          $3,850      $150,000
121   Oakdale Townhomes                                                $66,944       $18,370       $19,750         N/A
122   10055 Miller Avenue Office Building                                N/A           N/A          $2,001       $50,000
123   Nutmeg Place Building                                              N/A           N/A          $9,354       $2,300
124   Marlene Court Apartments                                         $16,913       $9,750         $9,750         N/A
125   Watson Crossing I                                                  N/A           N/A          $2,353         N/A
126   Colony at Maple Canyon Apartments                                  N/A           N/A          $8,000         N/A
127   2600 Beltline                                                    $43,125       $10,400       $10,379         N/A
128   Northacre Mobile Home Park                                         $625        $4,750         $4,750         N/A
129   Cascade Village                                                    N/A           N/A          $3,769         N/A
130   Tualatin Sleep Products Industrial Facility                        N/A           N/A          $5,375       $1,527
131   State Street Square Retail Center                                $42,097         N/A          $5,428         N/A
132   Burlington/Kroger Outlet                                           N/A           N/A          $1,125         N/A
133   The Storage Center                                                 N/A           N/A          $7,088         N/A
134   991-995 Post Road East                                            $3,094         N/A          $2,027       $40,000
135   Chelsea Court Apartments                                         $17,300       $15,250       $15,250         N/A
136   Cimarron Apartments                                              $14,625       $13,343       $13,343         N/A
137   Southridge Commons I                                               N/A         $6,744         $6,750         N/A
138   Fairwood Apartments                                               $4,344       $13,000       $13,000         N/A
139   Port Townsend Plaza                                               $2,500         N/A          $8,540         N/A
140   Meadows Shopping Village                                          $1,875         N/A          $5,779         N/A
141   19 West 73rd Street                                                N/A         $2,000         $2,000         N/A
142   Holiday Acres                                                      N/A           N/A          $6,550         N/A
143   Lake Forest Plaza                                                 $4,018         N/A          $6,918         N/A
144   Richmond Green Apartments                                          N/A         $12,000       $15,000         N/A
145   Alba Village Apartments                                          $21,875       $10,500       $10,500         N/A
146   Valley Terrace Apartments                                        $17,250       $27,000       $27,000         N/A
147   Pond View Mobile Home Park                                        $6,250       $4,350         $4,375         N/A
148   Country Club Square                                               $1,250         N/A          $5,675       $35,000
149   EL CID Apartments                                                $29,500       $27,300       $27,300         N/A
150   MacArthur Apartments                                              $1,125       $11,000       $11,000         N/A
151   Croley Court Apartments                                            $275        $12,000       $12,000         N/A
152   Shaw Brawley Plaza Shopping Center                                $6,400         N/A          $2,060         N/A
153   Concord Square Apartments                                        $15,531       $12,000       $12,000         N/A
154   Stratford Gardens                                                 $9,750       $9,000         $9,000         N/A
155   Tilley Townhomes                                                 $18,313       $7,000         $7,000         N/A
156   Sunnymead Mini-Storage                                             N/A           N/A         $10,151         N/A
157   Northridge Plaza Shopping Center                                  $2,188         N/A          $4,717         N/A
158   Woodfield Village Apartments                                     $77,450       $6,966         $6,966         N/A
159   Garrett Gables Apartments                                         $8,125       $7,338         $7,338         N/A
160   All-Star Storage and Commercial                                    N/A           N/A          $7,200         N/A
161   Shaw Gates Business Park                                          $5,825         N/A          $6,140         N/A
162   4415-4435 Mint Way                                                 N/A           N/A          $8,996       $17,000
163   Greenhill Apartments                                              $5,723       $12,250       $12,250         N/A
164   Axelgaard Manufacturing Building                                   N/A           N/A          $2,221         N/A
165   East Lakeside Avenue Apartments                                    N/A           N/A          $6,000         N/A
166   Garpat Apartments                                                $16,300         N/A          $5,972         N/A
167   1414 East Second Street                                            N/A           N/A          $5,028         N/A
168   Pine Street Apartments                                            $1,937       $6,500         $6,500         N/A
169   Sanitary Products Company                                         $3,125         N/A          $4,425         N/A




        Contractual                Tax &
         RECURRING      U/W      INSURANCE
 #        LC & TI     LC & TI     Escrows
 -      -----------   -------    ---------
 1      $1,750,000    $593,277     Both
 2       $340,265     $286,443     Both
 3       $211,440     $278,506     Both
 4          N/A         N/A        Both
 5          N/A         N/A        Both
 6       $148,800     $146,453     Both
 7       $226,060     $154,430     Both
 8          N/A         N/A        Both
 9          N/A       $209,711     Both
10          N/A       $49,065      Both
11       $144,000     $254,860     Both
12          N/A         N/A        Both
13          N/A       $20,716      None
14          N/A         N/A        Both
15          N/A         N/A        Both
16          N/A       $68,010      Both
17          N/A         N/A         Tax
18        $46,280     $48,200      Both
19          N/A         N/A        Both
20          N/A         N/A        Both
21          N/A       $14,012      Both
22          N/A       $52,226      Both
23          N/A         N/A         Tax
24       $113,617     $136,594     Both
25          N/A         N/A        Both
26          N/A         N/A        Both
27        $63,420     $52,110      Both
28          N/A         N/A        Both
29          N/A       $10,285       Tax
30          N/A       $92,212      Both
31      $1,284,000    $83,620      None
32        $54,972     $81,987      Both
33          N/A       $58,527      Both
34          N/A         N/A        Both
35          N/A         N/A         Tax
36          N/A         N/A        Both
37        $30,000     $59,975       Tax
38       $102,000     $121,319     Both
39          N/A       $65,393      Both
40          N/A         N/A        Both
41          N/A         N/A        Both
42          N/A         N/A        Both
43        $14,000     $28,638      Both
44       $174,720     $32,340      Both
45        $18,000     $35,967      Both
46        $31,920     $40,079      Both
47        $36,000     $58,171      Both
48          N/A         N/A        Both
49          N/A         N/A         Tax
50          N/A       $40,574      BOTH
51          N/A       $16,737      Both
52          N/A         N/A        Both
53          N/A         N/A        None
54          N/A       $35,723      None
55          N/A         N/A        Both
56        $60,000     $59,270      None
57          N/A         N/A        Both
58        $16,668     $43,364      Both
59        $18,000     $39,050      Both
60        $48,000     $91,371      Both
61        $50,000     $51,440       Tax
62          N/A       $93,715      Both
63        $50,004     $72,514      Both
64          N/A         N/A        Both
65          N/A         N/A        Both
66          N/A       $35,853      Both
67          N/A         N/A        Both
68        $33,600     $32,860      Both
69        $60,000     $69,973      None
70          N/A       $55,741      Both
71          N/A         N/A        Both
72        $25,000     $23,564      Both
73          N/A       $31,988       Tax
74          N/A         N/A        Both
75          N/A         N/A        Both
76          N/A       $33,264      Both
77          N/A       $50,859      Both
78          N/A         N/A        Both
79          N/A       $35,348      Both
80        $48,000     $52,469      Both
81          N/A         N/A        Both
82        $25,000     $31,282      Both
83          N/A       $29,843      None
84          N/A         N/A        None
85        $20,000     $18,184      Both
86          N/A         N/A        None
87        $27,326     $27,986      Both
88          N/A       $35,252      Both
89          N/A         N/A        Both
90          N/A         N/A         Tax
91          N/A         N/A        Both
92          N/A         N/A        Both
93          N/A       $22,485      Both
94        $84,996     $39,621      None
95          N/A         N/A        Both
96          N/A       $22,606      Both
97          N/A         N/A        Both
98          N/A         N/A        None
99          N/A       $24,000      Both
100       $37,755     $23,629      None
101       $90,000     $49,813      Both
102         N/A         N/A         Tax
103         N/A       $42,300      Both
104         N/A       $11,796      None
105         N/A         N/A        Both
106       $15,906     $16,561      Both
107         N/A       $12,789      None
108         N/A        $5,577      Both
109         N/A       $27,595      Both
110         N/A       $17,573       Tax
111         N/A        $7,594      None
112         N/A         N/A        Both
113       $24,996     $55,628       Tax
114         N/A         N/A        Both
115         N/A         N/A        Both
116         N/A         N/A        Both
117       $24,000     $23,996      Both
118         N/A         N/A        Both
119         N/A         N/A        Both
120       $18,000     $20,239      Both
121         N/A         N/A        Both
122       $15,006     $14,461      Both
123       $27,600     $42,264      Both
124         N/A         N/A        Both
125         N/A       $14,917      Both
126         N/A         N/A         Tax
127       $18,000     $17,202      Both
128         N/A         N/A        Both
129         N/A        $3,144      Both
130       $18,324      $9,104      None
131         N/A       $12,702      Both
132         N/A       $11,250      Both
133         N/A         N/A        Both
134       $30,000     $15,204      Both
135         N/A         N/A        Both
136         N/A         N/A        Both
137         N/A         N/A        Both
138         N/A         N/A        Both
139         N/A       $24,440      Both
140         N/A       $33,036      Both
141         N/A         N/A        Both
142         N/A         N/A        Both
143         N/A       $21,740      Both
144         N/A         N/A        Both
145         N/A         N/A        Both
146         N/A         N/A        Both
147         N/A         N/A        Both
148         N/A       $21,281      Both
149         N/A         N/A        Both
150         N/A         N/A        Both
151         N/A         N/A        Both
152         N/A        $9,420      Both
153         N/A         N/A        Both
154         N/A         N/A        Both
155         N/A         N/A        Both
156         N/A         N/A        Both
157         N/A       $29,744      Both
158         N/A         N/A        Both
159         N/A         N/A        Both
160         N/A         N/A        Both
161         N/A       $15,350      Both
162       $18,000      $7,496      Both
163         N/A         N/A        Both
164         N/A        $3,987       Tax
165         N/A         N/A        Both
166         N/A         N/A        Both
167         N/A         N/A         Tax
168         N/A         N/A        Both
169         N/A        $4,859      Both



                                       ENGINEERING RESERVES AND RECURRING REPLACEMENT RESERVES

                                                                                   CONTRACTUAL       U/W
                                                                     ENGINEERING    RECURRING     RECURRING      LC & TI
                                                                      RESERVE AT   REPLACEMENT   REPLACEMENT   RESERVE AT
 #    LOAN NAME                                                      ORIGINATION     RESERVE       RESERVE     ORIGINATION
 -    ---------                                                      -----------   -----------   -----------   -----------
 1    888 Seventh Avenue                                              $3,956,150    $276,240       $297,005        N/A
 2    Atrium Mall                                                        N/A         $67,131       $65,141         N/A
 3    Almaden Plaza                                                    $68,750       $78,732       $81,729         N/A
 4    Alliance GT 5 Loan                                               $427,750     $348,250       $348,250        N/A
 5    Alliance GT 6 Loan                                               $987,206     $339,250       $339,250        N/A
 6    Rambus, Inc.                                                       N/A           N/A         $19,404      $828,111
 7    Foothill Village Shopping Center                                 $389,113      $56,195       $47,975      $163,000
 8    The Metropolitan Apartments                                        N/A         $32,000       $32,000         N/A
 9    Silverthorne Factory Outlet Stores                               $23,125       $51,636       $46,469      $250,000
10    Plaza Antonio                                                      N/A           N/A         $15,848         N/A
11    Ryan Ranch Office Center                                           N/A         $37,560       $36,830         N/A
12    Holiday Inn - Newton                                               N/A          4.5%           4.5%          N/A
13    Peninsula Marketplace                                              N/A           N/A         $14,312         N/A
14    Best Western La Playa                                            $88,125        5.0%           5.0%          N/A
15    The Crossroads                                                     N/A         $16,600       $20,750         N/A
16    Kennestone Physicians Center                                       N/A           N/A         $23,556         N/A
17    Four Seasons at Umstead Park Apartments                            N/A           N/A         $61,000         N/A
18    Citrus Center                                                    $11,625       $15,103       $15,103       $20,312
19    French Quarters Apartments                                         N/A           N/A         $119,000        N/A
20    Clover Point Village                                               N/A        $129,250       $129,250        N/A
21    Beverly West Square                                                N/A         $4,346         $4,346         N/A
22    Oak Park Shopping Center                                          $7,500         N/A         $15,598      $200,000
23    Sterling University Heights                                        N/A         $51,000       $53,652         N/A
24    222 Bloomingdale Road                                            $45,650       $28,516       $32,700         N/A
25    Pirates Landing Apartments                                         N/A         $57,500       $57,500         N/A
26    Greenbriar Park Apartments                                       $11,375      $100,000       $100,000        N/A
27    Harbor Gateway-Francisco Business Center Building B                N/A         $18,480       $18,482       $5,285
28    Colorado Place Apartments                                        $223,400      $86,500       $86,500         N/A
29    Kohl's Plaza                                                       N/A           N/A         $18,334         N/A
30    Del Mar Office Park                                              $22,750         N/A         $14,979      $100,000
31    141 Jefferson Drive                                                N/A         $14,480       $14,480       $7,000
32    Plaza One Financial Center                                         N/A         $24,408       $27,487       $4,581
33    Depot Marketplace                                                  N/A         $18,301       $18,301         N/A
34    Northampton Village I                                              N/A         $75,250       $75,250         N/A
35    The Overlook Apartments                                          $88,648       $56,760       $56,760         N/A
36    Whisperwood Apartments                                           $241,375      $66,750       $66,750         N/A
37    Dry Creek Centre                                                   N/A         $12,864       $17,152      $200,000
38    Fair Oaks Office Building                                          N/A           N/A         $19,213      $150,000
39    Covington Plaza Shopping Center                                    N/A           N/A         $17,914         N/A
40    Sabal Palms Apartments                                             N/A           N/A         $29,500         N/A
41    Cambridge Towers Apartments                                       $3,923       $47,000       $47,000         N/A
42    Palm Garden Apartments                                           $18,750       $34,080       $34,080         N/A
43    Chapel Ridge                                                       N/A           N/A         $13,333         N/A
44    60 Florida Avenue, N.E.                                            N/A         $3,471         $6,450       $14,560
45    Baptist North Physicians Center                                    N/A           N/A         $13,339         N/A
46    Livermore Gateway Business Park                                    N/A         $22,716       $28,393       $2,660
47    Superior Plaza                                                     N/A           N/A          $8,547      $655,550
48    Squire Apartments - Richmond                                       N/A         $52,500       $52,500         N/A
49    Morris Estates Apartments                                          N/A           N/A         $36,000         N/A
50    TURFWAY CORPORATE CENTER (1)                                       N/A           N/A         $15,725         N/A
51    Meijer Drive Industrial Center (1)                                 N/A           N/A          $4,968         N/A
52    Shadow Ridge Apartments                                          $32,500       $51,000       $51,000         N/A
53    Best Buy #185                                                      N/A           N/A          $7,191         N/A
54    Valley View Plaza                                                  N/A         $18,084       $19,048         N/A
55    Brookshire Meadows East Manufactured Home Community                N/A           N/A         $13,600         N/A
56    400 Captain Neville Drive                                          N/A           N/A         $20,800       $5,000
57    Mesa Mobile Home Park                                             $9,250         N/A         $23,300         N/A
58    Gallery Court                                                      N/A         $7,500         $5,331      $200,000
59    Cartersville Physicians Center                                     N/A           N/A         $11,848         N/A
60    316 Business Center                                                N/A           N/A         $19,580         N/A
61    Oak Hill Plaza                                                     N/A         $21,680       $21,680       $4,167
62    River Valley Shopping Center                                      $3,625         N/A         $15,926       $50,000
63    U of M Medical Office Building                                     N/A         $12,876       $12,884      $200,000
64    Holiday Inn  - Barstow                                           $12,103        5.0%           4.0%          N/A
65    South Slope Apartments                                           $16,313       $57,500       $57,500         N/A
66    Novato Office Building                                           $287,000        N/A         $13,353         N/A
67    Alamo Garden Apartments                                          $18,312       $45,750       $45,750         N/A
68    1300 Bristol Office Building                                     $154,625        N/A          $7,017         N/A
69    Heritage Place Shopping Center                                     N/A           N/A          $7,367      $100,000
70    51st & Olive Square Shopping Center                                N/A         $13,669       $13,669         N/A
71    River Gardens Apartments                                         $136,250      $54,500       $54,500         N/A
72    Libbey Industrial Park                                             N/A         $11,700        $7,800         N/A
73    Valmont Office Building                                            N/A           N/A          $7,336      $225,000
74    Tierra Rica Apartments                                           $80,000       $38,160       $38,160         N/A
75    Best Western Mission Hills Inn                                   $138,000       5.0%           5.0%          N/A
76    Westview Plaza                                                   $276,938      $8,910         $8,467         N/A
77    Mission Plaza                                                    $192,500        N/A         $21,393       $50,000
78    Storage USA                                                        N/A           N/A         $10,820         N/A
79    The Kmart Center - Newark                                         $3,750         N/A         $21,159         N/A
80    Technology Trading Park I                                          N/A         $11,220       $11,221      $100,000
81    Rain Forest Apartments                                           $30,813       $32,000       $32,000         N/A
82    Parkview Plaza Shopping Center                                     N/A         $3,750         $3,746       $2,083
83    72nd Street Square Shopping Center                                 N/A           N/A         $17,769         N/A
84    Rite Aid Martinez                                                  N/A           N/A           N/A           N/A
85    Stone Container Corporation Warehouse/Distribution                 N/A         $16,776       $18,596       $1,668
86    Rite Aid Morro Bay                                                 N/A           N/A           N/A           N/A
87    600 Hampshire Building                                             N/A           N/A          $5,465         N/A
88    Salmon Creek Business Park                                         N/A         $9,048         $9,048         N/A
89    Mapletree Gardens Apartments                                     $87,388       $70,956       $70,956         N/A
90    Annapolis Gardens Apartments                                       N/A         $23,750       $23,750         N/A
91    Colony West Apartments                                            $7,063       $37,548       $37,548         N/A
92    Falcon Pointe Apartments                                           N/A         $28,000       $28,000         N/A
93    Marion Center Shopping Center                                      N/A         $7,188        $13,327         N/A
94    Zipp Express, Inc.                                                 N/A           N/A         $14,376       $50,000
95    The Sonterra Apartments                                            N/A           N/A         $15,000         N/A
96    509 7th Street, NW                                                 N/A         $1,405         $3,608      $400,000
97    Cherry Tree Hill Apartments                                      $15,688       $45,448       $45,448         N/A
98    Eastern Village Apartments                                         N/A           N/A         $43,200         N/A
99    North Village Professional Center                                  N/A           N/A          $8,938         N/A
100   Cox Communications Building                                        N/A           N/A          $7,620       $3,146
101   Tri Cities Plaza Shopping Center                                 $22,738         N/A         $21,322         N/A
102   Your Secured Storage                                               N/A           N/A         $21,361         N/A
103   Adams Plaza                                                        $625        $7,500         $9,729         N/A
104   Eckerd Drug Store                                                  N/A           N/A          $1,911         N/A
105   Vista Pointe Apartments                                            N/A         $8,796        $11,000         N/A
106   7135 South Highland                                                N/A           N/A          $5,282         N/A
107   Office Depot Retail Building                                       N/A           N/A          $3,862         N/A
108   No. 1597 Washington Street                                         N/A           N/A          $1,486         N/A
109   Greenbriar West Business Park-Phase II                             N/A         $5,373         $5,373         N/A
110   Dick's Sporting Goods                                              N/A           N/A          $4,500         N/A
111   Walgreens - Joliet                                                 N/A           N/A          $2,268         N/A
112   Four Seasons Apartments                                          $350,500      $16,000       $16,000         N/A
113   Bayberry Commons, Franklin Pierce College & Courtyard Square     $17,000         N/A         $10,375       $2,083
114   Las Brisas Apartments                                            $10,875       $13,931       $13,931         N/A
115   Timberleaf Estates                                                 N/A         $10,800       $13,500         N/A
116   Security Self Storage                                              N/A         $5,000         $8,595         N/A
117   Mesquite Plaza Shopping Center                                   $42,375         N/A          $4,182         N/A
118   Normandy Village Apartments                                      $40,513       $21,000       $21,000         N/A
119   Royal Terrace Apartments                                         $75,294       $30,181       $30,181         N/A
120   20 Ebbitts Street                                                $63,875         N/A          $3,850      $150,000
121   Oakdale Townhomes                                                $66,944       $18,370       $19,750         N/A
122   10055 Miller Avenue Office Building                                N/A           N/A          $2,001       $50,000
123   Nutmeg Place Building                                              N/A           N/A          $9,354       $2,300
124   Marlene Court Apartments                                         $16,913       $9,750         $9,750         N/A
125   Watson Crossing I                                                  N/A           N/A          $2,353         N/A
126   Colony at Maple Canyon Apartments                                  N/A           N/A          $8,000         N/A
127   2600 Beltline                                                    $43,125       $10,400       $10,379         N/A
128   Northacre Mobile Home Park                                         $625        $4,750         $4,750         N/A
129   Cascade Village                                                    N/A           N/A          $3,769         N/A
130   Tualatin Sleep Products Industrial Facility                        N/A           N/A          $5,375       $1,527
131   State Street Square Retail Center                                $42,097         N/A          $5,428         N/A
132   Burlington/Kroger Outlet                                           N/A           N/A          $1,125         N/A
133   The Storage Center                                                 N/A           N/A          $7,088         N/A
134   991-995 Post Road East                                            $3,094         N/A          $2,027       $40,000
135   Chelsea Court Apartments                                         $17,300       $15,250       $15,250         N/A
136   Cimarron Apartments                                              $14,625       $13,343       $13,343         N/A
137   Southridge Commons I                                               N/A         $6,744         $6,750         N/A
138   Fairwood Apartments                                               $4,344       $13,000       $13,000         N/A
139   Port Townsend Plaza                                               $2,500         N/A          $8,540         N/A
140   Meadows Shopping Village                                          $1,875         N/A          $5,779         N/A
141   19 West 73rd Street                                                N/A         $2,000         $2,000         N/A
142   Holiday Acres                                                      N/A           N/A          $6,550         N/A
143   Lake Forest Plaza                                                 $4,018         N/A          $6,918         N/A
144   Richmond Green Apartments                                          N/A         $12,000       $15,000         N/A
145   Alba Village Apartments                                          $21,875       $10,500       $10,500         N/A
146   Valley Terrace Apartments                                        $17,250       $27,000       $27,000         N/A
147   Pond View Mobile Home Park                                        $6,250       $4,350         $4,375         N/A
148   Country Club Square                                               $1,250         N/A          $5,675       $35,000
149   EL CID Apartments                                                $29,500       $27,300       $27,300         N/A
150   MacArthur Apartments                                              $1,125       $11,000       $11,000         N/A
151   Croley Court Apartments                                            $275        $12,000       $12,000         N/A
152   Shaw Brawley Plaza Shopping Center                                $6,400         N/A          $2,060         N/A
153   Concord Square Apartments                                        $15,531       $12,000       $12,000         N/A
154   Stratford Gardens                                                 $9,750       $9,000         $9,000         N/A
155   Tilley Townhomes                                                 $18,313       $7,000         $7,000         N/A
156   Sunnymead Mini-Storage                                             N/A           N/A         $10,151         N/A
157   Northridge Plaza Shopping Center                                  $2,188         N/A          $4,717         N/A
158   Woodfield Village Apartments                                     $77,450       $6,966         $6,966         N/A
159   Garrett Gables Apartments                                         $8,125       $7,338         $7,338         N/A
160   All-Star Storage and Commercial                                    N/A           N/A          $7,200         N/A
161   Shaw Gates Business Park                                          $5,825         N/A          $6,140         N/A
162   4415-4435 Mint Way                                                 N/A           N/A          $8,996       $17,000
163   Greenhill Apartments                                              $5,723       $12,250       $12,250         N/A
164   Axelgaard Manufacturing Building                                   N/A           N/A          $2,221         N/A
165   East Lakeside Avenue Apartments                                    N/A           N/A          $6,000         N/A
166   Garpat Apartments                                                $16,300         N/A          $5,972         N/A
167   1414 East Second Street                                            N/A           N/A          $5,028         N/A
168   Pine Street Apartments                                            $1,937       $6,500         $6,500         N/A
169   Sanitary Products Company                                         $3,125         N/A          $4,425         N/A


        CONTRACTUAL                TAX &
         RECURRING      U/W      INSURANCE
 #        LC & TI     LC & TI     Escrows
 -      -----------   -------    ---------
 1      $1,750,000    $593,277     Both
 2       $340,265     $286,443     Both
 3       $211,440     $278,506     Both
 4          N/A         N/A        Both
 5          N/A         N/A        Both
 6       $148,800     $146,453     Both
 7       $226,060     $154,430     Both
 8          N/A         N/A        Both
 9          N/A       $209,711     Both
10          N/A       $49,065      Both
11       $144,000     $254,860     Both
12          N/A         N/A        Both
13          N/A       $20,716      None
14          N/A         N/A        Both
15          N/A         N/A        Both
16          N/A       $68,010      Both
17          N/A         N/A         Tax
18        $46,280     $48,200      Both
19          N/A         N/A        Both
20          N/A         N/A        Both
21          N/A       $14,012      Both
22          N/A       $52,226      Both
23          N/A         N/A         Tax
24       $113,617     $136,594     Both
25          N/A         N/A        Both
26          N/A         N/A        Both
27        $63,420     $52,110      Both
28          N/A         N/A        Both
29          N/A       $10,285       Tax
30          N/A       $92,212      Both
31      $1,284,000    $83,620      None
32        $54,972     $81,987      Both
33          N/A       $58,527      Both
34          N/A         N/A        Both
35          N/A         N/A         Tax
36          N/A         N/A        Both
37        $30,000     $59,975       Tax
38       $102,000     $121,319     Both
39          N/A       $65,393      Both
40          N/A         N/A        Both
41          N/A         N/A        Both
42          N/A         N/A        Both
43        $14,000     $28,638      Both
44       $174,720     $32,340      Both
45        $18,000     $35,967      Both
46        $31,920     $40,079      Both
47        $36,000     $58,171      Both
48          N/A         N/A        Both
49          N/A         N/A         Tax
50          N/A       $40,574      BOTH
51          N/A       $16,737      Both
52          N/A         N/A        Both
53          N/A         N/A        None
54          N/A       $35,723      None
55          N/A         N/A        Both
56        $60,000     $59,270      None
57          N/A         N/A        Both
58        $16,668     $43,364      Both
59        $18,000     $39,050      Both
60        $48,000     $91,371      Both
61        $50,000     $51,440       Tax
62          N/A       $93,715      Both
63        $50,004     $72,514      Both
64          N/A         N/A        Both
65          N/A         N/A        Both
66          N/A       $35,853      Both
67          N/A         N/A        Both
68        $33,600     $32,860      Both
69        $60,000     $69,973      None
70          N/A       $55,741      Both
71          N/A         N/A        Both
72        $25,000     $23,564      Both
73          N/A       $31,988       Tax
74          N/A         N/A        Both
75          N/A         N/A        Both
76          N/A       $33,264      Both
77          N/A       $50,859      Both
78          N/A         N/A        Both
79          N/A       $35,348      Both
80        $48,000     $52,469      Both
81          N/A         N/A        Both
82        $25,000     $31,282      Both
83          N/A       $29,843      None
84          N/A         N/A        None
85        $20,000     $18,184      Both
86          N/A         N/A        None
87        $27,326     $27,986      Both
88          N/A       $35,252      Both
89          N/A         N/A        Both
90          N/A         N/A         Tax
91          N/A         N/A        Both
92          N/A         N/A        Both
93          N/A       $22,485      Both
94        $84,996     $39,621      None
95          N/A         N/A        Both
96          N/A       $22,606      Both
97          N/A         N/A        Both
98          N/A         N/A        None
99          N/A       $24,000      Both
100       $37,755     $23,629      None
101       $90,000     $49,813      Both
102         N/A         N/A         Tax
103         N/A       $42,300      Both
104         N/A       $11,796      None
105         N/A         N/A        Both
106       $15,906     $16,561      Both
107         N/A       $12,789      None
108         N/A        $5,577      Both
109         N/A       $27,595      Both
110         N/A       $17,573       Tax
111         N/A        $7,594      None
112         N/A         N/A        Both
113       $24,996     $55,628       Tax
114         N/A         N/A        Both
115         N/A         N/A        Both
116         N/A         N/A        Both
117       $24,000     $23,996      Both
118         N/A         N/A        Both
119         N/A         N/A        Both
120       $18,000     $20,239      Both
121         N/A         N/A        Both
122       $15,006     $14,461      Both
123       $27,600     $42,264      Both
124         N/A         N/A        Both
125         N/A       $14,917      Both
126         N/A         N/A         Tax
127       $18,000     $17,202      Both
128         N/A         N/A        Both
129         N/A        $3,144      Both
130       $18,324      $9,104      None
131         N/A       $12,702      Both
132         N/A       $11,250      Both
133         N/A         N/A        Both
134       $30,000     $15,204      Both
135         N/A         N/A        Both
136         N/A         N/A        Both
137         N/A         N/A        Both
138         N/A         N/A        Both
139         N/A       $24,440      Both
140         N/A       $33,036      Both
141         N/A         N/A        Both
142         N/A         N/A        Both
143         N/A       $21,740      Both
144         N/A         N/A        Both
145         N/A         N/A        Both
146         N/A         N/A        Both
147         N/A         N/A        Both
148         N/A       $21,281      Both
149         N/A         N/A        Both
150         N/A         N/A        Both
151         N/A         N/A        Both
152         N/A        $9,420      Both
153         N/A         N/A        Both
154         N/A         N/A        Both
155         N/A         N/A        Both
156         N/A         N/A        Both
157         N/A       $29,744      Both
158         N/A         N/A        Both
159         N/A         N/A        Both
160         N/A         N/A        Both
161         N/A       $15,350      Both
162       $18,000      $7,496      Both
163         N/A         N/A        Both
164         N/A        $3,987       Tax
165         N/A         N/A        Both
166         N/A         N/A        Both
167         N/A         N/A         Tax
168         N/A         N/A        Both
169         N/A        $4,859      Both

(1)  The Underlying Mortgage Loans secured by Meijer Drive Industrial Center and Turfway Corporate Center are cross-collateralized and cross-defaulted, respectively.



                                           MAJOR TENANTS OF THE COMMERCIAL PROPERTIES (1)


 #    PROPERTY NAME                                                  PROPERTY TYPE   SQ. FT.
 -    -------------                                                  -------------   -------
 1    888 Seventh Avenue                                             Office          873,608
 2    Atrium Mall                                                    Retail          214,755
 3    Almaden Plaza                                                  Retail          544,860
 6    Rambus, Inc.                                                   Office           96,562
 7    Foothill Village Shopping Center                               Retail          274,960
 9    Silverthorne Factory Outlet Stores                             Retail          258,161
10    Plaza Antonio                                                  Retail          105,655
11    Ryan Ranch Office Center                                       Office          147,321
13    Peninsula Marketplace                                          Retail           95,416
16    Kennestone Physicians Center                                   Office          117,780
18    Citrus Center                                                  Retail          100,686
21    Beverly West Square                                            Retail           29,410
22    Oak Park Shopping Center                                       Retail           74,277
24    222 Bloomingdale Road                                          Office          142,172
27    Harbor Gateway-Francisco Business Center Building B            Industrial      184,815
29    Kohl's Plaza                                                   Retail          122,224
30    Del Mar Office Park                                            Office           99,861
31    141 Jefferson Drive                                            Office           63,931
32    Plaza One Financial Center                                     Office          109,949
33    Depot Marketplace                                              Retail           91,504
37    Dry Creek Centre                                               Office           85,760
38    Fair Oaks Office Building                                      Office           80,056
39    Covington Plaza Shopping Center                                Retail          105,373
43    Chapel Ridge                                                   Retail           88,886
44    60 Florida Avenue, N.E.                                        Office           43,000
45    Baptist North Physicians Center                                Office           66,696
46    Livermore Gateway Business Park                                Industrial      189,284
47    Superior Plaza                                                 Mixed Use        56,980
50    TURFWAY CORPORATE CENTER (2)                                   OFFICE           78,623
51    MEIJER DRIVE INDUSTRIAL CENTER (2)                             INDUSTRIAL       33,120
53    Best Buy #185                                                  Retail           47,943
54    Valley View Plaza                                              Retail          126,986
56    400 Captain Neville Drive                                      Industrial      208,000
58    Gallery Court                                                  Office           26,653
59    Cartersville Physicians Center                                 Office           59,238
60    316 Business Center                                            Office           97,901
61    Oak Hill Plaza                                                 Retail          111,680
62    River Valley Shopping Center                                   Retail           93,683
63    U of M Medical Office Building                                 Office           51,534
66    Novato Office Building                                         Office           35,140
68    1300 Bristol Office Building                                   Office           35,085
69    Heritage Place Shopping Center                                 Retail           49,115
70    51st & Olive Square Shopping Center                            Retail           91,129
72    Libbey Industrial Park                                         Industrial       78,000
73    Valmont Office Building                                        Office           36,679
76    Westview Plaza                                                 Retail           52,974
77    Mission Plaza                                                  Industrial      142,618
79    The Kmart Center - Newark                                      Retail          141,057
80    Technology Trading Park I                                      Mixed Use        74,804
82    Parkview Plaza Shopping Center                                 Retail           24,975
83    72nd Street Square Shopping Center                             Retail           71,076
84    Rite Aid Martinez                                              Retail           29,652
85    Stone Container Corporation Warehouse/Distribution             Industrial      185,961
86    Rite Aid Morro Bay                                             Retail           23,643
87    600 Hampshire Building                                         Office           27,326
88    Salmon Creek Business Park                                     Industrial       75,400
93    Marion Center Shopping Center                                  Retail           66,636
94    Zipp Express, Inc.                                             Industrial      110,584
96    509 7th Street, NW                                             Office           14,432
99    North Village Professional Center                              Office           32,000
100   Cox Communications Building                                    Office           30,480
101   Tri Cities Plaza Shopping Center                               Retail          125,424
103   Adams Plaza                                                    Retail           42,300
104   Eckerd Drug Store                                              Retail           12,739
106   7135 South Highland                                            Office           26,411
107   Office Depot Retail Building                                   Retail           25,746
108   No. 1597 Washington Street                                     Retail           10,025
109   Greenbriar West Business Park-Phase II                         Mixed Use        35,820
110   Dick's Sporting Goods                                          Retail           30,000
111   Walgreens - Joliet                                             Retail           15,120
113   Bayberry Commons, Franklin Pierce College & Courtyard Square   Office           41,501
117   Mesquite Plaza Shopping Center                                 Retail           27,880
120   20 Ebbitts Street                                              Office           15,400
122   10055 Miller Avenue Office Building                            Office           10,004
123   Nutmeg Place Building                                          Office           26,868
125   Watson Crossing I                                              Retail           15,688
127   2600 Beltline                                                  Industrial       69,190
129   Cascade Village                                                Retail           25,128
130   Tualatin Sleep Products Industrial Facility                    Industrial       53,750
131   State Street Square Retail Center                              Retail           20,878
132   Burlington/Kroger Outlet                                       Retail           7,500
134   991-995 Post Road East                                         Office           10,136
139   Port Townsend Plaza                                            Retail           38,819
140   Meadows Shopping Village                                       Retail           33,036
143   Lake Forest Plaza                                              Retail           28,986
148   Country Club Square                                            Office           28,375
152   Shaw Brawley Plaza Shopping Center                             Retail           12,560
157   Northridge Plaza Shopping Center                               Retail           29,744
161   Shaw Gates Business Park                                       Industrial       30,700
162   4415-4435 Mint Way                                             Industrial       49,976
164   Axelgaard Manufacturing Building                               Industrial       14,807
167   1414 East Second Street                                        Industrial       22,791
169   Sanitary Products Company                                      Industrial       29,500




                       MAJOR TENANT # 1                 MAJOR TENANT # 1     MAJOR TENANT # 1
 #                           NAME                           SQ. FT.        LEASE EXPIRATION DATE
 -                     ----------------                 ----------------   ---------------------
 1                            N/A                             N/A                   N/A
 2                   Borders Books & Music                   27,117               5/31/10
 3                     Costco Wholesale                     136,000               2/28/27
 6                       Rambus, Inc.                        96,562              12/27/10
 7                        Dan's Foods                        40,000              10/31/14
 9                            N/A                             N/A                   N/A
10                    True Value Hardware                    12,586               7/31/02
11                    Earlychildhood.com                     17,322               6/3/04
13                      Ralphs Grocery                       51,581               9/30/20
16          Northwest Georgia Oncology Center, P.C.          16,080               12/1/09
18                  Nob Hill General Store                   38,000               6/5/21
21                       Bristol Farms                       29,410              11/30/20
22                    Rite-Aid Drug Store                    19,300               5/1/16
24                          GSA-FBI                          26,589              12/27/15
27                  DFS North America, Inc.                 184,815              12/31/10
29                          Kohl's                          110,524               1/31/19
30                            N/A                             N/A                   N/A
31                       SaRonix, LLC                        63,931              10/31/07
32                         Bank One                          42,676               5/31/13
33                       Staples, Inc.                       24,500              10/31/11
37                     ANTEC Corporation                     42,880               3/31/06
38                 Pasadena Metro Blue Line                  9,376                12/1/03
39                          Basha's                          55,335              12/31/13
43                       Price Chopper                       53,688               5/31/25
44                   Enron Broadband Serv                    43,000              10/31/10
45    GA. Baptist Health Care System - Rehab. & Comm. ED.    12,790               12/1/13
46                   P-n-D Transportation                    48,454              10/16/04
47                  Softbank Holdings, Inc.                  29,361               9/30/05
50                            N/A                             N/A                   N/A
51                            N/A                             N/A                   N/A
53                     Best Buy Co Inc.                      47,943               2/15/21
54                  Orchard Supply Hardware                  59,074               3/29/13
56                     PerkinElmer, Inc.                    208,000               3/5/11
58                          Fado's                           5,600                9/14/07
59                       Harbin Clinic                       13,778               3/1/08
60                           ABCO                            21,000               7/31/02
61                      Food Lion #601                       35,560               9/11/17
62                  Dominick's Finer Foods                   63,346               2/28/25
63                  University of Michigan                   41,498               4/30/10
66                Kingston & Assoc. Marketing                15,552               2/1/13
68                  Newport Bristol Suites                   11,045               5/31/13
69                          Reebok                           15,525               5/31/05
70                           Fry's                           56,660               1/1/05
72                   A-7N24-365 Logistics                    30,000               2/21/11
73                          OnTrack                          12,661               1/15/06
76                      Hancock Fabrics                      7,488               11/30/05
77                   Brassco International                   8,833                4/30/02
79                       K-Mart Corp.                       100,628              10/31/02
80                World Trade Transport (WTT)                35,262               8/31/03
82                         PT's Pub                          4,400               12/31/09
83                       Safeway, Inc.                       31,250               3/31/15
84                   Thrifty Payless, Inc.                   29,652               5/31/20
85                      Stone Container                     185,961               8/30/12
86                   Thrifty Payless, Inc.                   23,643               5/31/20
87                        Caminosoft                         4,045                1/31/03
88              Hot Track Indoor Karting, Inc.               42,400               9/30/04
93               Goody's Family Clothing, Inc.               29,803               8/18/14
94                       Cummins, Inc.                       86,584               5/31/07
96                    Venturehouse Group                     9,743               11/30/10
99                            N/A                             N/A                   N/A
100                   Cox Communications                     30,480               9/27/10
101                  Furniture Outlet Inc.                   23,855               3/1/03
103               Atlantic Supermarket, Inc.                 17,750               6/30/04
104                   Eckerd Corporation                     12,739              11/10/19
106                     JWG Partnership                      9,138               12/29/03
107                   Office Depot, Inc.                     25,746              12/31/14
108                        Walgreens                         8,519               10/31/10
109                  Global Services Corp.                   4,800                8/31/05
110                  Dicks Sporting Goods                    30,000               1/31/16
111              Bond Drug Company of Illinois               15,120               5/1/20
113                         Concord                          13,064               5/30/03
117                    Sherwin Williams                      8,040                5/31/05
120                    Priests for Life                      15,400               3/31/05
122                     CBIZ Technology                      2,030                5/31/03
123                      Taldren, Inc.                       4,838               10/31/03
125                       Blockbuster                        3,688                5/28/07
127                United Computer Supplies                  51,400               5/31/06
129               Price Animal Supplies, Inc.                15,648               1/31/11
130              Tualatin Sleep Products, Inc.               53,750               8/31/10
131                    Alfy's Pizza #19                      6,392               12/31/10
132                    Blockbuster, Inc.                     4,000                5/31/10
134                        Belgacom                          3,181                3/31/02
139                     Swain's Variety                      15,769               9/30/11
140              Meadows Community Association               6,640               12/31/04
143                      Excelth, Inc.                       5,906                4/30/05
148                    State of Illinois                     4,680                8/31/04
152               Speedy Zapatos Mexican Rest                3,434               10/14/06
157                     Tuesday Morning                      6,480                1/15/05
161                         Ag Tech                          5,250               10/31/01
162                 The Dallas Morning News                  19,304               1/31/02
164                 Axelgard Manufacturing                   14,807              11/30/15
167                   GMD Industries, LLC                    22,791              12/31/21
169              Sanitary Products Corporation               29,500               7/31/20




                     MAJOR TENANT # 2                 MAJOR TENANT # 2     MAJOR TENANT # 2
 #                         NAME                           SQ. FT.        LEASE EXPIRATION DATE
 -                   ----------------                 ----------------   ---------------------
 1                         N/A                              N/A                   N/A
 2                         N/A                              N/A                   N/A
 3                  Bed Bath & Beyond                     62,000                1/31/10
 6                         N/A                              N/A                   N/A
 7                      Steinmart                         32,200               11/30/15
 9                         N/A                              N/A                   N/A
10                         N/A                              N/A                   N/A
11              California-American Water                 16,234                8/31/07
13                  Longs Drugs Store                     20,635                2/28/21
16             Cardiovascular Medicine P.C.               14,794                2/1/10
18                McWhorter's Stationery                  10,000                1/31/12
21                         N/A                              N/A                   N/A
22                         N/A                              N/A                   N/A
24               Maier, Markey & Menashi                  18,456                9/30/07
27                         N/A                              N/A                   N/A
29                   Hollywood Video                       8,000                9/30/06
30                         N/A                              N/A                   N/A
31                         N/A                              N/A                   N/A
32                    Dupuis & Ryden                      18,884                4/30/04
33                 Walgreen Store #2555                   13,500                2/28/42
37               Hewlett-Packard Company                  28,748                4/30/05
38                         N/A                              N/A                   N/A
39                         N/A                              N/A                   N/A
43                     Cards'n More                       10,490                8/31/05
44                         N/A                              N/A                   N/A
45    GA. Baptist Health Care System - Admin & Libr.       9,314                2/1/14
46             Rock Engineering Machinery C               31,666                5/31/09
47                Superior Liquor Market                  19,607                7/31/10
50                         N/A                              N/A                   N/A
51                         N/A                              N/A                   N/A
53                         N/A                              N/A                   N/A
54                      MacFrugals                        23,172                1/31/08
56                         N/A                              N/A                   N/A
58                  D.C. Law Students                      5,000               12/31/08
59       NW GA Pediatrics - Children's Healthcare         11,827                8/1/03
60                         N/A                              N/A                   N/A
61                     Big Lots #57                       23,000                1/31/04
62                         N/A                              N/A                   N/A
63                University of Michigan                  10,036               11/30/01
66                  Trendwest Resorts                      5,292                3/14/05
68                  Burnett Companies                      5,440                6/30/14
69                       Designs                          12,000                1/31/05
70                         N/A                              N/A                   N/A
72                  Sagamore Plumbing                     15,000                4/11/05
73                   Homeseekers.com                      12,386               10/31/06
76                  High Gear Cyclery                      5,616                3/31/02
77                Benson's Transmission                    7,110                6/30/01
79                       McFrugal                         23,200                7/31/03
80                    AV Washington                       20,191                5/31/05
82                  West USA Mortgage                      4,050               10/31/05
83                  Liquidation Outlet                    16,520                9/30/04
84                         N/A                              N/A                   N/A
85                         N/A                              N/A                   N/A
86                         N/A                              N/A                   N/A
87                    Stewart Title                        3,934                5/31/03
88               DeaMor Associates, Inc.                  24,000                9/30/06
93                  Office Depot, Inc.                    26,517                9/30/08
94                   Cambar & Barkley                     24,000                4/30/05
96                 Walnut Brewery, Inc                     4,689                3/31/12
99                         N/A                              N/A                   N/A
100                        N/A                              N/A                   N/A
101                       Maxway                          19,800                12/1/03
103                    Urban Brands                        8,050                1/31/01
104                        N/A                              N/A                   N/A
106         Clear Vision Laser Center, L.L.C.              7,452                3/1/04
107                        N/A                              N/A                   N/A
108                 Flour Bakery Cafe                      1,506                9/24/05
109            Assoc. Global Systems, Inc.                 3,900                2/28/04
110                        N/A                              N/A                   N/A
111                        N/A                              N/A                   N/A
113              Lutheran Social Services                  4,410                6/30/04
117                      Kinko's                           6,600                7/31/05
120                        N/A                              N/A                   N/A
122                 E.J. Johnson, DDS                      1,810               10/14/02
123               Jeff Catanzarite, D.C.                   4,092                5/31/03
125                    Radio Shack                         2,400               10/16/05
127            Landis Transportation, Inc.                17,790                3/31/03
129               Applebee's Bar & Grill                   5,355                1/31/19
130                        N/A                              N/A                   N/A
131     U.S. Army Recruiting and U.S. Marine Corps         2,362                2/28/05
132       Begley Company d/b/a Concord Cleaners            2,000                7/31/05
134                   Cacciola Int.                        3,100               11/30/03
139                   Don's Pharmacy                       9,347                1/31/05
140                Sophie's Restaurant                     3,405                2/28/02
143                  Added Dimensions                      3,875                1/31/02
148                      Ardelean                          4,500                7/30/03
152                     Home Depot                         1,800                2/3/03
157                   Peking Palace                        4,401                6/1/05
161               Renaissance Gen. Rest.                   4,500                7/31/03
162              Floyd Peacock Co., Inc.                  10,058                4/30/04
164                        N/A                              N/A                   N/A
167                        N/A                              N/A                   N/A
169                        N/A                              N/A                   N/A




                    MAJOR TENANT # 3                MAJOR TENANT # 3     MAJOR TENANT # 3
 #                        NAME                          SQ. FT.        LEASE EXPIRATION DATE
 -                  ----------------                ----------------   ---------------------
 1                        N/A                             N/A                   N/A
 2                        N/A                             N/A                   N/A
 3                   Sears HomeLife                      39,845               1/31/10
 6                        N/A                             N/A                   N/A
 7                        N/A                             N/A                   N/A
 9                        N/A                             N/A                   N/A
10                        N/A                             N/A                   N/A
11          Product Development Corporation              10,636               6/30/02
13                        N/A                             N/A                   N/A
16              Urology Associates, P.C.                 12,288               6/1/10
18                        N/A                             N/A                   N/A
21                        N/A                             N/A                   N/A
22                        N/A                             N/A                   N/A
24                        N/A                             N/A                   N/A
27                        N/A                             N/A                   N/A
29                   Steak N Shake                       3,700                3/31/17
30                        N/A                             N/A                   N/A
31                        N/A                             N/A                   N/A
32                    IRS Building                       12,000               6/11/05
33             A.G. Edwards & Sons, Inc.                 4,605                3/31/06
37           Integra Telecom Holdings, Inc.              10,578               9/30/07
38                        N/A                             N/A                   N/A
39                        N/A                             N/A                   N/A
43                        N/A                             N/A                   N/A
44                        N/A                             N/A                   N/A
45                        N/A                             N/A                   N/A
46            Peeters Van & Storage, Inc.                26,316               4/30/10
47                    Old Chicago                        6,586                9/30/10
50                        N/A                             N/A                   N/A
51                        N/A                             N/A                   N/A
53                        N/A                             N/A                   N/A
54               Michael's Stores, Inc.                  21,440               8/31/02
56                        N/A                             N/A                   N/A
58                Corporate Extensions                   4,800                4/30/04
59                Etowah Valley Ob/Gyn                   6,538                5/1/08
60                        N/A                             N/A                   N/A
61                   McCrory Corp.                       6,720                1/31/05
62                        N/A                             N/A                   N/A
63                        N/A                             N/A                   N/A
66           Department of General Services              4,436               12/31/07
68                     N.E.C.H.A.                        3,850               11/30/02
69                     Springmaid                        5,750                9/18/02
70                        N/A                             N/A                   N/A
72                       Gambro                          12,000               5/31/10
73                  Airbase Services                     11,632               9/30/05
76                   Westview Wine                       4,565                3/30/09
77               Lighthouse Enterprises                  6,272               12/31/03
79                        N/A                             N/A                   N/A
80                        BCC                            10,463              12/31/04
82                    Dairy Queen                        2,000                5/31/10
83                  Hollywood Video                      5,160                6/30/10
84                        N/A                             N/A                   N/A
85                        N/A                             N/A                   N/A
86                        N/A                             N/A                   N/A
87                Chamber of Commerce                    3,493                4/30/04
88           Essex-SilverLine (West), Inc.               6,000                9/30/04
93                   Shastar, Inc.                       5,360                9/7/04
94                        N/A                             N/A                   N/A
96                        N/A                             N/A                   N/A
99                        N/A                             N/A                   N/A
100                       N/A                             N/A                   N/A
101                   Buy 'N Save                        15,000               12/1/04
103                  Gallo Clothing                      4,500                4/30/02
104                       N/A                             N/A                   N/A
106        Robyn Todd Management Corporation             5,532               12/29/03
107                       N/A                             N/A                   N/A
108                       N/A                             N/A                   N/A
109            Virginia Motion X-Ray, LLC                3,900                3/31/06
110                       N/A                             N/A                   N/A
111                       N/A                             N/A                   N/A
113              Wasserman & Associates                  4,194                7/31/04
117   Valley Comprehensive Pain Management Center        3,300                3/31/06
120                       N/A                             N/A                   N/A
122               Fujimoto & Lee, DDS                    1,675                8/31/03
123                 Aspen Solutions                      3,028                9/14/02
125                   Great Clips                        1,600                6/23/05
127                       N/A                             N/A                   N/A
129                       N/A                             N/A                   N/A
130                       N/A                             N/A                   N/A
131               David K. Eitner, DVM                   2,257                9/30/01
132                Digital Plus, Inc.                    1,500               10/31/05
134                   King Assoc.                        1,935               10/31/02
139                     La Isla                          2,497                9/30/02
140               Mount Vernon Realty                    3,330                3/14/05
143                 Sylvan Learning                      3,000                3/31/03
148                     Unitemp                          2,290                8/31/02
152                     Cellmart                         1,340                8/31/04
157                   Abbey Carpet                       4,223                4/30/05
161                    Life Touch                        3,850               12/31/00
162               Eastern Foods, Inc.                    8,614                4/17/02
164                       N/A                             N/A                   N/A
167                       N/A                             N/A                   N/A
169                       N/A                             N/A                   N/A

(1)  Only those tenants which occupy 10% or more of the property area.

(2)  The Underlying Mortgage Loans secured by Meijer Drive Industrial Center and Turfway Corporate Center are cross-collateralized and cross-defaulted, respectively.



                                                        MULTIFAMILY SCHEDULE

                                                       UTILITIES                       SUBJECT    SUBJECT     SUBJECT    SUBJECT
                                                         TENANT                #       STUDIO     STUDIO      STUDIO      1 BR
 #    PROPERTY NAME                                       PAYS             ELEVATORS    UNITS    AVG. RENT   MAX. RENT    UNITS
 -    -------------                                    ---------           ---------   -------   ---------   ---------   -------
4a    Ashton Park                                       Electric               0         N/A        N/A         N/A        456
4b    Southpoint                                  Electric/Water/Sewer         0         N/A        N/A         N/A        160
4c    Palm Grove                                        Electric               0         N/A        N/A         N/A        64
4d    Harbour Town                                      Electric               0         N/A        N/A         N/A        58
5a    Westwinds                                      Electric/Water            0         N/A        N/A         N/A        132
5b    Hunter's Chase                                    Electric               0         N/A        N/A         N/A        168
5c    The Park                                          Electric               0         N/A        N/A         N/A        177
5d    Country Walk                                      Electric               0         N/A        N/A         N/A        24
5e    Twin Rivers                                       Electric               0         N/A        N/A         N/A        N/A
5f    Oakdale Villas                                    Electric               0         N/A        N/A         N/A        48
 8    The Metropolitan Apartments                       Electric               3         N/A        N/A         N/A         2
15    The Crossroads                                    Electric               2         25       $1,874      $2,200       40
17    Four Seasons at Umstead Park Apartments         Electric/Gas             0         N/A        N/A         N/A        96
19    French Quarters Apartments                        Electric               0         N/A        N/A         N/A        228
20    Clover Point Village                            Electric/Gas             0         N/A        N/A         N/A        86
23    Sterling University Heights                         None                 0         N/A        N/A         N/A        N/A
25    Pirates Landing Apartments                     Electric/Water            0         N/A        N/A         N/A        146
26    Greenbriar Park Apartments                        Electric               0         24        $399        $410        204
28    Colorado Place Apartments                         Electric               0         N/A        N/A         N/A        164
34    Northampton Village I                               None                 0         N/A        N/A         N/A        91
35    The Overlook Apartments                           Electric               0         N/A        N/A         N/A        110
36    Whisperwood Apartments                            Electric               0         N/A        N/A         N/A        50
40    Sabal Palms Apartments                        Electric/ Water            0         N/A        N/A         N/A        N/A
41    Cambridge Towers Apartments                       Electric               2          2        $533        $540        90
42    Palm Garden Apartments                          Electric/Gas             0          1        $650        $650        45
48    Squire Apartments - Richmond                      Electric               0         N/A        N/A         N/A        48
49    Morris Estates Apartments                         Electric               0         N/A        N/A         N/A         5
52    Shadow Ridge Apartments                           Electric               0         N/A        N/A         N/A        40
65    South Slope Apartments                            Electric               0         10        $426        $430        176
67    Alamo Garden Apartments                             None                 0         N/A        N/A         N/A        68
71    River Gardens Apartments                          Electric               0          4        $430        $485        68
74    Tierra Rica Apartments                            Electric               0         N/A        N/A         N/A        40
81    Rain Forest Apartments                            Electric               0         N/A        N/A         N/A        64
89    Mapletree Gardens Apartments                      Electric               0         N/A        N/A         N/A        180
90    Annapolis Gardens Apartments                      Electric               0         N/A        N/A         N/A        36
91    Colony West Apartments                          Electric/Gas             0         N/A        N/A         N/A        12
92    Falcon Pointe Apartments                          Electric               0         N/A        N/A         N/A        20
95    The Sonterra Apartments                           Electric               0         N/A        N/A         N/A        40
97    Cherry Tree Hill Apartments                       Electric               0         N/A        N/A         N/A        64
98    Eastern Village Apartments                        Electric               0         N/A        N/A         N/A        36
105   Vista Pointe Apartments                         Electric/Gas             0         N/A        N/A         N/A        N/A
112   Four Seasons Apartments                           Electric               0         N/A        N/A         N/A        10
114   Las Brisas Apartments                           Electric/Gas             0         N/A        N/A         N/A        43
115   Timberleaf Estates                        Electric/Gas/Water/Sewer       0         N/A        N/A         N/A        N/A
118   Normandy Village Apartments                       Electric               0         N/A        N/A         N/A        17
119   Royal Terrace Apartments                           Water                 0         N/A        N/A         N/A        110
121   Oakdale Townhomes                                 Electric               0         N/A        N/A         N/A        N/A
124   Marlene Court Apartments                          Electric               0         N/A        N/A         N/A        31
126   Colony at Maple Canyon Apartments            Electric/Water/Gas          0         N/A        N/A         N/A        N/A
135   Chelsea Court Apartments                        Water/Sewer              0          8        $373        $385        42
136   Cimarron Apartments                            Electric/Water            0         N/A        N/A         N/A        39
137   Southridge Commons I                            Electric/Gas             0         N/A        N/A         N/A        18
138   Fairwood Apartments                                 None                 0         N/A        N/A         N/A        32
141   19 West 73rd Street                               Electric               1         N/A        N/A         N/A         5
144   Richmond Green Apartments                         Electric               0         N/A        N/A         N/A        20
145   Alba Village Apartments                        Electric/Sewer            1          3        $437        $470        33
146   Valley Terrace Apartments                           None                 0         N/A        N/A         N/A        36
149   EL CID Apartments                                 Electric               0         N/A        N/A         N/A        78
150   MacArthur Apartments                            Electric/Gas             0         N/A        N/A         N/A        15
151   Croley Court Apartments                      Electric/Gas/Sewer          0         N/A        N/A         N/A        16
153   Concord Square Apartments                       Electric/Gas             0          9        $368        $384        31
154   Stratford Gardens                                   N/A                  0         N/A        N/A         N/A        N/A
155   Tilley Townhomes                            Electric/Water/Sewer         0         N/A        N/A         N/A        N/A
158   Woodfield Village Apartments                    Electric/Gas             0         N/A        N/A         N/A        N/A
159   Garrett Gables Apartments                      Electric/Water            0         N/A        N/A         N/A        28
163   Greenhill Apartments                                None                 0         10        $400        $450        23
165   East Lakeside Avenue Apartments                   Electric               0         N/A        N/A         N/A        24
166   Garpat Apartments                                 Electric               0         N/A        N/A         N/A        N/A
168   Pine Street Apartments                            Electric               0         N/A        N/A         N/A        21




       SUBJECT     SUBJECT    SUBJECT    SUBJECT     SUBJECT    SUBJECT    SUBJECT     SUBJECT    SUBJECT    SUBJECT     SUBJECT
         1 BR       1 BR       2 BR       2 BR        2 BR       3 BR       3 BR        3 BR        4 BR      4 BR        4 BR
 #    AVG. RENT   MAX. RENT    UNITS    AVG. RENT   MAX. RENT    UNITS    AVG. RENT   MAX. RENT    UNITS    AVG. RENT   MAX. RENT
 -    ---------   ---------   -------   ---------   ---------   -------   ---------   ---------   -------   ---------   ---------
4a       $510       $685        264       $687       $1,020       N/A        N/A         N/A        N/A        N/A         N/A
4b       $516       $690        84        $669        $865        N/A        N/A         N/A        N/A        N/A         N/A
4c       $511       $610        156       $620        $715        24        $792        $865        N/A        N/A         N/A
4d       $493       $565        107       $595        $757        20        $753        $950        N/A        N/A         N/A
5a       $471       $540        144       $545        $650        N/A        N/A         N/A        N/A        N/A         N/A
5b       $413       $535        112       $554        $665        48        $676        $770        N/A        N/A         N/A
5c       $440       $544        115       $529        $574        N/A        N/A         N/A        N/A        N/A         N/A
5d       $479       $525        126       $546        $745        58        $625        $698        N/A        N/A         N/A
5e       N/A         N/A        149       $475        $575        N/A        N/A         N/A        N/A        N/A         N/A
5f       $505       $570        56        $608        $980        N/A        N/A         N/A        N/A        N/A         N/A
 8      $1,700     $1,700       108      $2,068      $2,350       18       $2,867      $3,100       N/A        N/A         N/A
15      $2,301     $3,200       18       $3,297      $3,772       N/A        N/A         N/A        N/A        N/A         N/A
17       $781      $1,475       112       $845       $1,045       36        $993       $1,330       N/A        N/A         N/A
19       $453       $550        247       $549        $700         1        $800        $800        N/A        N/A         N/A
20       $442       $500        345       $494        $575        86        $632        $700        N/A        N/A         N/A
23       N/A         N/A        48        $816        $898        84       $1,163      $1,173        72      $1,291      $1,320
25       $710       $885        88        $985       $1,295       N/A        N/A         N/A        N/A        N/A         N/A
26       $429       $500        172       $570        $655        N/A        N/A         N/A        N/A        N/A         N/A
28       $500       $595        182       $625        $675        N/A        N/A         N/A        N/A        N/A         N/A
34       $474       $525        119       $570        $615        91        $649        $705        N/A        N/A         N/A
35       $641       $800        110       $747        $885        N/A        N/A         N/A        N/A        N/A         N/A
36       $518       $630        167       $586       $1,260       50        $690        $790        N/A        N/A         N/A
40       N/A         N/A        118       $891        $995        N/A        N/A         N/A        N/A        N/A         N/A
41       $572       $665        68        $725        $795        28        $865        $895        N/A        N/A         N/A
42       $953      $1,000       50       $1,120      $1,350       N/A        N/A         N/A        N/A        N/A         N/A
48       $500       $535        111       $580        $635        51        $676        $725        N/A        N/A         N/A
49       $515       $555        175       $598        $660        N/A        N/A         N/A        N/A        N/A         N/A
52       $476       $505        152       $566        $715        12        $736        $750        N/A        N/A         N/A
65       $503       $550        44        $603        $635        N/A        N/A         N/A        N/A        N/A         N/A
67       $513       $580        110       $607        $675         5        $750        $750        N/A        N/A         N/A
71       $463       $520        142       $566        $690         4        $740        $745        N/A        N/A         N/A
74       $482       $517        96        $580        $625         8        $775        $775        N/A        N/A         N/A
81       $483       $520        64        $593        $645        N/A        N/A         N/A        N/A        N/A         N/A
89       $352       $730        63        $445        $760        N/A        N/A         N/A        N/A        N/A         N/A
90       $584       $611        59        $665        $700        N/A        N/A         N/A        N/A        N/A         N/A
91       $471       $495        80        $535        $740        34        $693        $785        N/A        N/A         N/A
92       $504       $550        56        $607        $680        36        $675        $745        N/A        N/A         N/A
95       $525       $525        35        $674        $675        N/A        N/A         N/A        N/A        N/A         N/A
97       $390       $399        88        $479        $574        N/A        N/A         N/A        N/A        N/A         N/A
98       $452       $504        108       $557        $630        N/A        N/A         N/A        N/A        N/A         N/A
105      N/A         N/A        16        $631        $685        14        $771        $785         14       $841        $855
112      $472       $485        54        $577        $625        N/A        N/A         N/A        N/A        N/A         N/A
114      $620       $775         6       $1,000      $1,035       N/A        N/A         N/A        N/A        N/A         N/A
115      N/A         N/A        N/A        N/A         N/A        N/A        N/A         N/A         54       $686        $695
118      $449       $470        62        $508        $545         5        $623        $645        N/A        N/A         N/A
119      $472       $640        10        $620        $640        N/A        N/A         N/A        N/A        N/A         N/A
121      N/A         N/A        79        $589        $635        N/A        N/A         N/A        N/A        N/A         N/A
124      $683       $750         8        $802        $815        N/A        N/A         N/A        N/A        N/A         N/A
126      N/A         N/A        40        $611        $695        N/A        N/A         N/A        N/A        N/A         N/A
135      $424       $509        12        $512        $549         1         N/A         N/A        N/A        N/A         N/A
136      $502       $550        14        $588        $595        N/A        N/A         N/A        N/A        N/A         N/A
137      $511       $535        12        $658        $710        N/A        N/A         N/A        N/A        N/A         N/A
138      $603       $650        20        $680        $700        N/A        N/A         N/A        N/A        N/A         N/A
141     $1,307     $2,700        3       $4,000      $5,000       N/A        N/A         N/A        N/A        N/A         N/A
144      $377       $386        40        $439        $450        N/A        N/A         N/A        N/A        N/A         N/A
145      $523       $600         6        $779        $790        N/A        N/A         N/A        N/A        N/A         N/A
146      $371       $395        64        $463        $500         8        $600        $600        N/A        N/A         N/A
149      $374       $395        N/A        N/A         N/A        N/A        N/A         N/A        N/A        N/A         N/A
150      $522       $525        29        $613        $660        N/A        N/A         N/A        N/A        N/A         N/A
151      $480       $505        32        $564        $590        N/A        N/A         N/A        N/A        N/A         N/A
153      $448       $489         9        $554        $594        N/A        N/A         N/A        N/A        N/A         N/A
154      N/A         N/A        36        $434        $475        N/A        N/A         N/A        N/A        N/A         N/A
155      N/A         N/A        28        $609        $625        N/A        N/A         N/A        N/A        N/A         N/A
158      N/A         N/A        27        $534        $700        N/A        N/A         N/A        N/A        N/A         N/A
159      $532       $575        N/A        N/A         N/A        N/A        N/A         N/A        N/A        N/A         N/A
163      $492       $500        16        $600        $620        N/A        N/A         N/A        N/A        N/A         N/A
165      $461       $515        N/A        N/A         N/A        N/A        N/A         N/A        N/A        N/A         N/A
166      N/A         N/A        21        $631        $725        N/A        N/A         N/A        N/A        N/A         N/A
168      $395       $395         5        $539        $550        N/A        N/A         N/A        N/A        N/A         N/A


                                   EXHIBIT A-2

                            MORTGAGE POOL INFORMATION


                       SEE THIS EXHIBIT FOR TABLES TITLED:

                             Mortgage Interest Rates

                         Cut-off Date Principal Balances

                           Original Amortization Terms

                        Original Terms to Stated Maturity

                          Remaining Amortization Terms

                       Remaining Terms to Stated Maturity

                           Years Built/Year Renovated

                         Occupancy Rates at Underwriting

                    Underwritten Debt Service Coverage Ratios

                        Cut-off Date Loan-to-Value Ratios

                       Mortgaged Real Properties by State

                 Underlying Mortgage Loans by Amortization Type

                   Mortgaged Real Properties by Property Type

                 Mortgaged Real Properties by Property Sub-Type

                     Prepayment Provision as of Cut-off Date

                                Prepayment Option

                        Mortgage Pool Prepayment Profile

                                      A-2-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                       MORTGAGE INTEREST RATES


                                                                                 WEIGHTED
                                NUMBER OF                       PERCENTAGE OF    AVERAGE                    WEIGHTED
                                UNDERLYING     CUT-OFF DATE        INITIAL       MORTGAGE     WEIGHTED       AVERAGE
        RANGE OF                 MORTGAGE        PRINCIPAL      MORTGAGE POOL    INTEREST     AVERAGE     CUT-OFF DATE
 MORTGAGE INTEREST RATES          LOANS           BALANCE          BALANCE        RATES       U/W DSCR      LTV RATIO
-----------------------------------------------------------------------------------------------------------------------
    6.6300%  - 7.0000%              5        $   162,351,064        14.4%        6.7247%        2.03x         51.9%
    7.0010%  - 7.2500%             19            166,191,726        14.7%        7.1730%        1.30          74.7%
    7.2510%  - 7.5000%             45            253,276,425        22.5%        7.4129%        1.33          73.9%
    7.5010%  - 7.7500%             39            199,085,142        17.7%        7.6225%        1.36          72.2%
    7.7510%  - 8.0000%             25            147,460,029        13.1%        7.8483%        1.39          68.6%
    8.0010%  - 8.2500%             15             54,197,970         4.8%        8.1415%        1.43          67.3%
    8.2510%  - 9.1200%             21            144,404,355        12.8%        8.5281%        1.34          71.3%
                                  -------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           169        $ 1,126,966,710       100.0%        7.5503%        1.45x         69.2%
                                  ======================================================================================

MAXIMUM MORTGAGE INTEREST RATE:        9.1200%
MINIMUM MORTGAGE INTEREST RATE:        6.6300%
WTD. AVG. MORTGAGE INTEREST RATE:      7.5503%


                                                   CUT-OFF DATE PRINCIPAL BALANCES

                                                                                 WEIGHTED
                                NUMBER OF                       PERCENTAGE OF    AVERAGE                    WEIGHTED
                                UNDERLYING     CUT-OFF DATE        INITIAL       MORTGAGE     WEIGHTED       AVERAGE
   RANGE OF CUT-OFF DATE         MORTGAGE        PRINCIPAL      MORTGAGE POOL    INTEREST     AVERAGE     CUT-OFF DATE
    PRINCIPAL BALANCES            LOANS           BALANCE          BALANCE        RATES       U/W DSCR      LTV RATIO
-----------------------------------------------------------------------------------------------------------------------
  $ 433,281 -       500,000          2         $       932,508       0.1%        8.3952%        1.34x         76.1%
    500,001 -     1,000,000         14              10,851,682       1.0%        8.1229%        1.39          65.3%
  1,000,001 -     2,000,000         41              58,675,821       5.2%        7.8378%        1.38          70.4%
  2,000,001 -     3,000,000         21              51,695,462       4.6%        7.6447%        1.40          70.2%
  3,000,001 -     5,000,000         26             103,747,656       9.2%        7.5838%        1.34          70.8%
  5,000,001 -     7,500,000         26             165,431,933      14.7%        7.6060%        1.33          74.0%
  7,500,001 -    10,000,000         12             103,728,275       9.2%        7.4690%        1.37          73.7%
 10,000,001 -    20,000,000         17             228,141,816      20.2%        7.5933%        1.34          74.2%
 20,000,001 -    30,000,000          5             124,821,447      11.1%        7.5528%        1.31          70.2%
 30,000,001 -    40,000,000          1              34,523,645       3.1%        8.5100%        1.26          75.1%
 40,000,001 -    50,000,000          3             139,416,467      12.4%        7.6964%        1.46          66.5%
 50,000,001 - $ 105,000,000          1             105,000,000       9.3%        6.6300%        2.30          44.7%

                                  ---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            169         $ 1,126,966,710     100.0%        7.5503%        1.45x         69.2%
                                  =======================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE:             $ 105,000,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE:             $     433,281
WTD. AVG. CUT-OFF DATE PRINCIPAL BALANCE:           $   6,668,442


                                                     ORIGINAL AMORTIZATION TERMS

                                                                                      WEIGHTED
                             NUMBER OF                           PERCENTAGE OF        AVERAGE                     WEIGHTED
       RANGE OF             UNDERLYING        CUT-OFF DATE          INITIAL           MORTGAGE     WEIGHTED        AVERAGE
  ORIGINAL AMORTIZATION      MORTGAGE           PRINCIPAL        MORTGAGE POOL        INTEREST     AVERAGE      CUT-OFF DATE
     TERMS (MONTHS)           LOANS              BALANCE            BALANCE            RATES       U/W DSCR       LTV RATIO
----------------------------------------------------------------------------------------------------------------------------
     Interest Only               1          $   105,000,000           9.3%            6.6300%        2.30x          44.7%
       144 - 200                 7               14,323,643           1.3%            7.4009%        1.15           62.5%
       201 - 300                44              163,597,443          14.5%            7.8953%        1.44           68.8%
       301 - 360               117              844,045,624          74.9%            7.6005%        1.35           72.5%

                               ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        169          $ 1,126,966,710         100.0%            7.5503%        1.45x          69.2%
                               ==============================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS):            360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS):            144
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS):          314


                                                ORIGINAL TERMS TO STATED MATURITY (1)

                                                                                         WEIGHTED
                               NUMBER OF                            PERCENTAGE OF        AVERAGE                     WEIGHTED
         RANGE OF              UNDERLYING        CUT-OFF DATE           INITIAL          MORTGAGE     WEIGHTED        AVERAGE
      ORIGINAL TERMS            MORTGAGE           PRINCIPAL         MORTGAGE POOL       INTEREST     AVERAGE      CUT-OFF DATE
TO STATED MATURITY (MONTHS)      LOANS             BALANCE              BALANCE           RATES       U/W DSCR       LTV RATIO
-------------------------------------------------------------------------------------------------------------------------------
       60 - 110                     7          $    36,874,408         12.1%             6.8935%         2.08x         50.7%
      111 - 120                   152              964,571,978         85.6%             7.6395%         1.36          71.8%
      121 - 180                    10               25,520,324          2.3%             7.7028%         1.19          71.7%
                                  ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           169          $ 1,126,966,710        100.0%             7.5503%         1.45x         69.2%
                                  ===============================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS):        180
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS):         60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS):      114

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.


                                                       REMAINING AMORTIZATION TERMS


                                                                                          WEIGHTED
                                   NUMBER OF                           PERCENTAGE OF      AVERAGE                       WEIGHTED
       RANGE OF                    UNDERLYING        CUT-OFF DATE         INITIAL         MORTGAGE      WEIGHTED        AVERAGE
 REMAINING AMORTIZATION             MORTGAGE          PRINCIPAL        MORTGAGE POOL      INTEREST      AVERAGE      CUT-OFF DATE
    TERMS (MONTHS)                   LOANS             BALANCE            BALANCE          RATES        U/W DSCR       LTV RATIO
----------------------------------------------------------------------------------------------------------------------------------
   Interest Only                         1         $   105,000,000       9.3%             6.6300%         2.30x          44.7%
     144 - 200                           7              14,323,643       1.3%             7.4009%         1.15           62.5%
     201 - 300                          44             163,597,443       14.5%            7.8953%         1.44           68.8%
     301 - 360                         117             844,045,624       74.9%            7.6005%         1.35           72.5%
                                       -------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                169         $ 1,126,966,710      100.0%            7.5503%         1.45x          69.2%
                                       ===========================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS):            360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS):            144
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS):          312


                                                   REMAINING TERMS TO STATED MATURITY (1)

                                                                                       WEIGHTED
                                  NUMBER OF                           PERCENTAGE OF     AVERAGE                    WEIGHTED
        RANGE OF                  UNDERLYING         CUT-OFF DATE        INITIAL        MORTGAGE      WEIGHTED     AVERAGE
    REMAINING TERMS                MORTGAGE           PRINCIPAL       MORTGAGE POOL     INTEREST      AVERAGE    CUT-OFF DATE
TO STATED MATURITY (MONTHS)         LOANS              BALANCE           BALANCE         RATES        U/W DSCR    LTV RATIO
-----------------------------------------------------------------------------------------------------------------------------
       56 - 110                       11          $   144,334,166         12.8%          6.9678%        2.04x        51.7%
      111 - 120                      148              957,112,221         84.9%          7.6341%        1.36         71.8%
      121 - 178                       10               25,520,324          2.3%          7.7028%        1.19         71.7%
                                     -----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              169          $ 1,126,966,710        100.0%          7.5503%        1.45x        69.2%
                                     =========================================================================================


MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS):         178
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS):          56
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS):       111

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.


                                                   YEARS BUILT/YEARS RENOVATED (1)

                                                                                        WEIGHTED
                                   NUMBER OF                        PERCENTAGE OF       AVERAGE                     WEIGHTED
                                   MORTGAGED      CUT-OFF DATE         INITIAL          MORTGAGE      WEIGHTED      AVERAGE
    RANGE OF YEARS                   REAL           PRINCIPAL       MORTGAGE POOL       INTEREST      AVERAGE     CUT-OFF DATE
    BUILT/RENOVATED               PROPERTIES         BALANCE           BALANCE           RATES        U/W DSCR      LTV RATIO
----------------------------------------------------------------------------------------------------------------------------------
     1942 - 1970                      10        $    21,723,446          1.9%           7.8564%         1.35x         68.6%
     1971 - 1980                      14             55,733,196          4.9%           7.4194%         1.33          75.2%
     1981 - 1990                      38            206,180,430         18.3%           7.4671%         1.40          70.8%
     1991 - 2001                     115            843,329,638         74.8%           7.5714%         1.47          68.5%
                                     --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              177        $ 1,126,966,710        100.0%           7.5503%         1.45x         69.2%
                                     ============================================================================================

MOST RECENT YEAR BUILT/RENOVATED:                  2001
OLDEST YEAR BUILT/RENOVATED (1):                   1942
WTD. AVG. YEAR BUILT/RENOVATED:                    1994

(1)  YEAR BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT OR THE YEAR
     RENOVATED.


                                                 OCCUPANCY RATES AT UNDERWRITING (1)

                                                                                       WEIGHTED
                                   NUMBER OF                        PERCENTAGE OF       AVERAGE                       WEIGHTED
                                   MORTGAGED        CUT-OFF DATE       INITIAL         MORTGAGE       WEIGHTED        AVERAGE
       RANGE OF                      REAL            PRINCIPAL      MORTGAGE POOL      INTEREST        AVERAGE      CUT-OFF DATE
 OCCUPANCY RATES AT U/W           PROPERTIES          BALANCE          BALANCE          RATES         U/W DSCR       LTV RATIO
--------------------------------------------------------------------------------------------------------------------------------
   72.0% -  84.9%                      5        $     30,320,112        2.7%            8.0229%         1.26x         73.7%
   85.0% -  89.9%                      8              50,994,985        4.5%            8.0634%         1.28          69.8%
   90.0% -  94.9%                     32             352,873,163       31.3%            7.2632%         1.67          63.2%
   95.0% -  97.4%                     36             172,436,785       15.3%            7.5892%         1.33          73.9%
   97.5% - 100.0%                     92             477,467,244       42.4%            7.5805%         1.33          71.6%
                                     --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              173        $  1,084,092,289       96.2%            7.5137%         1.44x         69.2%
                                     ============================================================================================


MAXIMUM OCCUPANCY RATE AT U/W:           100.0%
MINIMUM OCCUPANCY RATE AT U/W:            72.0%
WTD. AVG. OCCUPANCY RATE AT U/W:          95.6%

(1) DOES NOT INCLUDE HOSPITALITY PROPERTIES.


                                              UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS


                                                                                      WEIGHTED
                                  NUMBER OF                         PERCENTAGE OF      AVERAGE                    WEIGHTED
                                 UNDERLYING        CUT-OFF DATE        INITIAL        MORTGAGE     WEIGHTED       AVERAGE
        RANGE OF                  MORTGAGE           PRINCIPAL      MORTGAGE POOL     INTEREST      AVERAGE      CUT-OFF DATE
       U/W DSCRS                   LOANS             BALANCE          BALANCE          RATES       U/W DSCR       LTV RATIO
------------------------------------------------------------------------------------------------------------------------------
     1.00x - 1.19                    3          $     8,910,961          0.8%          7.3504%       1.03x         68.0%
     1.20  - 1.29                   58              413,491,244         36.7%          7.7274%       1.24          74.3%
     1.30  - 1.39                   58              264,751,314         23.5%          7.5762%       1.34          72.8%
     1.40  - 1.49                   22              121,273,958         10.8%          7.5373%       1.43          73.0%
     1.50  - 1.59                   12              130,949,763         11.6%          7.8111%       1.52          65.6%
     1.60  - 2.30x                  16              187,589,470         16.6%          6.9592%       2.02          53.1%
                                   ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            169          $ 1,126,966,710        100.0%          7.5503%       1.45x         69.2%
                                   ==========================================================================================

MAXIMUM U/W DSCR:         2.30X
MINIMUM U/W DSCR:         1.00X
WTD. AVG. U/W DSCR:       1.45X


                                                  CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                                                       WEIGHTED
                                  NUMBER OF                          PERCENTAGE OF      AVERAGE                   WEIGHTED
                                 UNDERLYING       CUT-OFF DATE          INITIAL        MORTGAGE     WEIGHTED      AVERAGE
 RANGE OF CUT-OFF DATE            MORTGAGE          PRINCIPAL        MORTGAGE POOL     INTEREST      AVERAGE    CUT-OFF DATE
  LOAN-TO-VALUE RATIOS              LOANS            BALANCE            BALANCE          RATES      U/W DSCR     LTV RATIO
-----------------------------------------------------------------------------------------------------------------------------
    39.30% - 55.00%                  12          $   119,586,850         10.6%          6.7925%       2.23x        45.2%
    55.10% - 65.00%                  19              178,179,782         15.8%          7.5968%       1.50         62.4%
    65.10% - 67.50%                  11               43,248,591          3.8%          7.8550%       1.38         66.8%
    67.60% - 70.00%                  13               67,967,195          6.0%          7.5050%       1.28         69.5%
    70.10% - 72.50%                  20              159,554,715         14.2%          7.5675%       1.38         71.3%
    72.60% - 75.00%                  44              266,311,179         23.6%          7.7533%       1.32         74.3%
    75.10% - 77.50%                  20              138,525,465         12.3%          7.8280%       1.29         76.1%
    77.60% - 78.50%                   5               42,584,052          3.8%          7.3940%       1.29         78.2%
    78.60% - 79.50%                   7               41,155,108          3.7%          7.3623%       1.28         79.1%
    79.60% - 88.80%                  18               69,853,773          6.2%          7.4272%       1.29         80.1%
                                    ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:             169          $ 1,126,966,710        100.0%          7.5503%       1.45x        69.2%
                                    ==========================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO:                 88.8%
MINIMUM CUT-OFF DATE LTV RATIO:                 39.3%
WTD. AVG. CUT-OFF DATE LTV RATIO:               69.2%


                                                    MORTGAGED REAL PROPERTIES BY STATE


                                                                                      WEIGHTED
                              NUMBER OF                            PERCENTAGE OF       AVERAGE                       WEIGHTED
                              MORTGAGED         CUT-OFF DATE         INITIAL          MORTGAGE         WEIGHTED      AVERAGE
                                REAL             PRINCIPAL         MORTGAGE POOL      INTEREST         AVERAGE     CUT-OFF DATE
STATE                         PROPERTIES          BALANCE            BALANCE            RATES          U/W DSCR     LTV RATIO
--------------------------------------------------------------------------------------------------------------------------------
California                       35          $   286,702,171          25.4%             7.6658%          1.36x        70.2%
  Northern California            16              143,483,775          12.7%             7.7116%          1.40         68.0%
  Southern California            19              143,218,396          12.7%             7.6200%          1.31         72.3%
New York                          5              134,953,937          12.0%             6.8452%          2.07         49.9%
Texas                            24               98,100,046           8.7%             7.8852%          1.32         76.3%
Massachusetts                     4               72,756,081           6.5%             7.2422%          1.56         66.0%
Florida                          10               53,069,513           4.7%             7.9645%          1.42         73.4%
Georgia                           8               50,825,128           4.5%             7.4806%          1.42         73.5%
Virginia                          9               50,194,363           4.5%             7.4656%          1.37         72.3%
Colorado                          5               47,105,866           4.2%             7.6536%          1.40         68.3%
Michigan                          8               39,529,634           3.5%             7.5406%          1.30         73.7%
New Jersey                        3               32,545,111           2.9%             7.2796%          1.23         68.0%
North Carolina                    4               31,936,630           2.8%             7.5316%          1.29         76.7%
Utah                              3               28,250,206           2.5%             7.9619%          1.26         76.0%
Arizona                           5               28,245,620           2.5%             7.3593%          1.30         76.2%
Ohio                              9               19,988,360           1.8%             7.7381%          1.36         74.2%
Tennessee                         3               17,638,785           1.6%             7.7807%          1.26         77.9%
South Carolina                    3               16,295,994           1.4%             8.2990%          1.27         74.5%
Nevada                            4               16,075,899           1.4%             7.4250%          1.33         73.5%
District of Columbia              3               15,995,372           1.4%             7.8459%          1.30         73.0%
Kentucky                          5               15,423,973           1.4%             7.9864%          1.39         73.4%
Illinois                          4               10,715,439           1.0%             7.7588%          1.28         73.3%
New Mexico                        2               10,313,343           0.9%             7.2620%          1.35         74.8%
Washington                        4                9,783,640           0.9%             7.7101%          1.40         60.4%
Connecticut                       2                7,554,339           0.7%             7.5735%          1.36         68.4%
Missouri                          1                7,155,229           0.6%             7.2500%          1.36         76.9%
Indiana                           4                6,776,942           0.6%             7.6439%          1.28         68.3%
Louisiana                         3                4,177,435           0.4%             8.0744%          1.42         62.1%
Pennsylvania                      2                4,036,755           0.4%             7.9377%          1.74         61.4%
Oregon                            2                3,693,431           0.3%             7.4704%          1.60         64.9%
Arkansas                          1                3,180,262           0.3%             7.4300%          1.25         76.4%
New Hampshire                     1                2,064,492           0.2%             8.3300%          1.28         71.7%
West Virginia                     1                1,882,713           0.2%             8.8750%          1.15         74.7%
                              --------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         177          $ 1,126,966,710         100.0%             7.5503%          1.45x        69.2%
                              ==================================================================================================

(1)  SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP
     CODES LESS THAN OR EQUAL TO 93600. NORTHERN CALIFORNIA CONSISTS OF
     MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES GREATER THAN 93600.


                                                  UNDERLYING MORTGAGE LOANS BY AMORTIZATION TYPE

                                                                                          WEIGHTED
                                  NUMBER OF                            PERCENTAGE OF      AVERAGE                     WEIGHTED
                                  UNDERLYING        CUT-OFF DATE          INITIAL         MORTGAGE      WEIGHTED      AVERAGE
                                   MORTGAGE          PRINCIPAL          MORTGAGE POOL     INTEREST       AVERAGE     CUT-OFF DATE
LOAN TYPE                           LOANS             BALANCE             BALANCE          RATES        U/W DSCR      LTV RATIO
----------------------------------------------------------------------------------------------------------------------------------
Balloon                              143          $   823,704,287           73.1%          7.6478%        1.34x         72.3%
Fully Amortizing                       5               10,508,803            0.9%          7.3059%        1.10          65.1%
ARD                                   21              292,753,620           26.0%          7.2850%        1.74          60.7%
                                 -------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              169          $ 1,126,966,710          100.0%          7.5503%        1.45x         69.2%
                                 =================================================================================================


                                                MORTGAGED REAL PROPERTIES BY PROPERTY TYPE

                                                                                       WEIGHTED
                                NUMBER OF                           PERCENTAGE OF      AVERAGE                          WEIGHTED
                                MORTGAGED        CUT-OFF DATE          INITIAL         MORTGAGE        WEIGHTED          AVERAGE
                                  REAL             PRINCIPAL        MORTGAGE POOL      INTEREST         AVERAGE       CUT-OFF DATE
PROPERTY TYPE                  PROPERTIES           BALANCE            BALANCE          RATES          U/W DSCR         LTV RATIO
-----------------------------------------------------------------------------------------------------------------------------------
Multifamily                        69          $   347,141,006          30.8%           7.6279%           1.30x           75.1%
Retail                             43              343,255,367          30.5%           7.5529%           1.40            69.1%
Office                             31              303,539,768          26.9%           7.3263%           1.68            61.8%
Industrial                         16               48,833,031           4.3%           7.5505%           1.34            71.0%
Hotel                               4               42,874,421           3.8%           8.4758%           1.59            69.9%
Manufactured Housing                5               16,559,263           1.5%           7.4162%           1.30            75.2%
Mixed Use                           3               13,147,365           1.2%           7.7975%           1.27            74.7%
Self Storage                        6               11,616,488           1.0%           7.5041%           1.45            65.4%
                               ----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           177          $ 1,126,966,710         100.0%           7.5503%           1.45            69.2%
                               ====================================================================================================


                                            MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE

                                                                                             WEIGHTED
                                            NUMBER OF                      PERCENTAGE OF     AVERAGE                    WEIGHTED
                                            MORTGAGED      CUT-OFF DATE       INITIAL        MORTGAGE     WEIGHTED       AVERAGE
                                              REAL           PRINCIPAL     MORTGAGE POOL     INTEREST      AVERAGE    CUT-OFF DATE
PROPERTY TYPE      PROPERTY SUB-TYPE       PROPERTIES         BALANCE         BALANCE         RATES       U/W DSCR      LTV RATIO
-----------------------------------------------------------------------------------------------------------------------------------
Retail
                   Anchored (1)                31         $ 299,499,529        26.6%         7.5159%        1.38x         70.2%
                   Unanchored                  12            43,755,838         3.9%         7.8059%        1.47          61.9%
                                             --------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                        43         $ 343,255,367        30.5%         7.5529%        1.40x         69.1%
                                             ======================================================================================

Hotel
                   Limited Service              1         $   4,323,799         0.4%         8.8700%        1.83x         63.6%
                   Full Service                 3            38,550,621         3.4%         8.4316%        1.57          70.6%
                                             --------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                         4         $  42,874,421         3.8%         8.4758%        1.59x         69.9%
                                             ======================================================================================

(1)  Includes shadow anchored properties and single tenant properties.


                                             PREPAYMENT PROVISION AS OF CUT-OFF DATE


                                                                                      WEIGHTED       WEIGHTED
                                                                                       AVERAGE       AVERAGE
                                                                     PERCENTAGE OF    REMAINING      REMAINING       WEIGHTED
           RANGE OF              NUMBER OF         CUT-OFF DATE        INITIAL         LOCKOUT       LOCKOUT         AVERAGE
      REMAINING TERMS TO         MORTGAGE           PRINCIPAL       MORTGAGE POOL      PERIOD      PLUS YM PERIOD    MATURITY
   STATED MATURITY (YEARS)         LOANS             BALANCE           BALANCE         (YEARS)        (YEARS)        (YEARS) (1)
 ---------------------------------------------------------------------------------------------------------------------------------
        4.00 -  4.99                 3           $   107,855,251         9.6%            4.4           4.4             4.7
        6.00 -  6.99                 3                23,515,594         2.1%            5.0           6.5             6.8
        8.00 -  8.99                 3                 8,242,718         0.7%            8.4           8.4             8.9
        9.00 -  9.49                10               112,015,381         9.9%            8.7           8.9             9.3
        9.50 -  9.99               136               818,977,443        72.7%            9.0           9.4             9.8
       10.00 - 10.99                 4                30,840,000         2.7%            9.5           9.7            10.0
       11.00 - 11.99                 1                 6,479,694         0.6%           11.4          11.4            11.8
       12.00 - 14.99                 9                19,040,630         1.7%           12.5          13.4            13.5
                                 ------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:           169           $ 1,126,966,710       100.0%            8.5           8.9             9.2
                                 ================================================================================================

(1)  IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO
     BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.



                                                        PREPAYMENT OPTION


                                                                                     WEIGHTED      WEIGHTED
                                                                                     AVERAGE       AVERAGE
                                                                  PERCENTAGE OF     REMAINING      REMAINING       WEIGHTED
                                  NUMBER OF     CUT-OFF DATE         INITIAL         LOCKOUT        LOCKOUT        AVERAGE
                                  MORTGAGE       PRINCIPAL         MORTGAGE POOL      PERIOD     PLUS YM PERIOD    MATURITY
        PREPAYMENT OPTION           LOANS         BALANCE            BALANCE         (YEARS)       (YEARS)       (YEARS) (1)
----------------------------------------------------------------------------------------------------------------------------
Lockout / Defeasance                 147       $ 1,052,056,363        93.4%            8.9           8.9             9.2
Lockout / Yield Maintenance           18            58,728,829         5.2%            4.6           9.0             9.4
Yield Maintenance                      3            13,874,932         1.2%            0.0           9.5             9.8
Lockout                                1             2,306,586         0.2%           14.4          14.4            14.5
                                  ------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              169       $ 1,126,966,710       100.0%            8.5           8.9             9.2
                                  ==========================================================================================

(1) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.

                                            MORTGAGE POOL PREPAYMENT PROFILE (1)


                                   NUMBER OF                        % OF POOL
                  MONTHS SINCE      MORTGAGE     OUTSTANDING        LOCKOUT/        YIELD       % OF POOL
    DATE          CUT-OFF DATE       LOANS      BALANCE (MM)       DEFEASANCE    MAINTENANCE       OPEN          TOTAL
-----------------------------------------------------------------------------------------------------------------------
   JUN-01               0             169         $ 1,127.0          98.77%          1.23%         0.00%         100.0%

   JUN-02              12             169         $ 1,117.6          98.77%          1.23%         0.00%         100.0%

   JUN-03              24             169         $ 1,107.5          98.77%          1.23%         0.00%         100.0%

   JUN-04              36             169         $ 1,096.6          98.25%          1.75%         0.00%         100.0%

   JUN-05              48             169         $ 1,084.6          97.10%          2.90%         0.00%         100.0%

   JUN-06              60             166         $   963.9          93.38%          6.62%         0.00%         100.0%

   JUN-07              72             166         $   949.9          93.25%          6.75%         0.00%         100.0%

   JUN-08              84             163         $   914.2          94.27%          5.73%         0.00%         100.0%

   JUN-09              96             163         $   898.4          94.28%          5.72%         0.00%         100.0%

   JUN-10             108             160         $   873.8          84.50%          5.76%         9.74%         100.0%

   JUN-11             120              10         $    16.5          83.28%         16.72%         0.00%         100.0%

   JUN-12             132              10         $    15.2          82.20%         17.80%         0.00%         100.0%

   JUN-13             144               7         $     8.3          68.08%         31.92%         0.00%         100.0%

   JUN-14             156               7         $     7.8          66.86%         33.14%         0.00%         100.0%

   JUN-15             168               6         $     5.7          37.86%         17.58%        44.56%         100.0%

-----------------------------------------------------------------------------------------------------------------------

(1) CALCULATED ASSUMING THAT NO MORTGAGE LOAN PREPAYS, DEFAULTS OR IS REPURCHASED PRIOR TO STATED MATURITY, EXCEPT THAT THE ARD LOANS ARE ASSUMED TO PAY IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES. OTHERWISE CALCULATED BASED ON MATURITY ASSUMPTIONS TO BE SET FORTH IN THE FINAL PROSPECTUS SUPPLEMENT.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    EXHIBIT B

                             FORM OF TRUSTEE REPORT

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-CK3

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 07/17/2001
                                               RECORD DATE:  06/29/2001
================================================================================

                           DISTRIBUTION DATE STATEMENT

                                TABLE OF CONTENTS

--------------------------------------------------------------------------------

STATEMENT SECTIONS                                                   PAGE(s)
------------------                                                   -------

Certificate Distribution Detail                                        2
Certificate Factor Detail                                              3
Reconciliation Detail                                                  4
Other Required Information                                             5
Ratings Detail                                                         6
Current Mortgage Loan and Property Stratification Tables              7-9
Mortgage Loan Detail                                                   10
Principal Prepayment Detail                                            11
Historical Detail                                                      12
Delinquency Loan Detail                                                13
Specially Serviced Loan Detail                                       14-15
Modified Loan Detail                                                   16
Liquidated Loan Detail                                                 17

--------------------------------------------------------------------------------

                                    DEPOSITOR

--------------------------------------------------------------------------------
Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 5th Floor
New York, NY 10010

Contact:       General Information Number
Phone Number:  (212) 325-2000
--------------------------------------------------------------------------------

                                MASTER SERVICER

--------------------------------------------------------------------------------
KeyCorp Real Estate Capital Markets, Inc.
d/b/a Key Commercial Mortgage
911 Main Street, Suite 1500
Kansas City, MO 64105

Contact:       TBD
Phone Number:
--------------------------------------------------------------------------------

                                SPECIAL SERVICER

--------------------------------------------------------------------------------
KeyCorp Real Estate Capital Markets, Inc.
d/b/a Key Commercial Mortgage
911 Main Street, Suite 1500
Kansas City, MO 64105

Contact:       TBD
Phone Number:
--------------------------------------------------------------------------------

This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Master Servicer, Special Servicer and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 1 of 18

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-CK3

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 07/17/2001
                                               RECORD DATE:  06/29/2001
================================================================================

                         CERTIFICATE DISTRIBUTION DETAIL

------------------------------------------------------------------------------------------------------------------------------------
                                                            Interest
                Pass-Through Original Beginning  Principal   Distri-  Prepayment  Realized Loss/     Total     Ending     Current
Class/    CUSIP     Rate     Balance   Balance  Distribution bution    Premium   Additional Trust Distribution Balance Subordination
Component                                                                         Fund Expenses                           Level (1)
------------------------------------------------------------------------------------------------------------------------------------
A-1               0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
A-2               0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
A-3               0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
A-4               0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
B                 0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
C                 0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
D                 0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
E                 0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
F                 0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
G-1               0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
G-2               0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
H                 0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
J                 0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
K                 0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
L                 0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
M                 0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
N                 0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
O                 0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
V                 0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
R                 0.000000%    0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
------------------------------------------------------------------------------------------------------------------------------------
Totals                         0.00     0.00       0.00       0.00       0.00        0.00            0.00       0.00       0.00
------------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                           Original  Beginning Interest                             Ending
             Pass-Through  Notional  Notional   Distri-  Prepayment     Total      Notional
Class  CUSIP     Rate       Amount    Amount    bution    Premium    Distribution   Amount
-------------------------------------------------------------------------------------------
AX              0.000000      0.00      0.00     0.00       0.00        0.00          0.00
-------------------------------------------------------------------------------------------

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and
(ii) the ending certificate balance of all classes which are not subordinate to the designated class and dividing the result by (A).

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 2 of 18

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-CK3

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 07/17/2001
                                               RECORD DATE:  06/29/2001
================================================================================

                            CERTIFICATE FACTOR DETAIL

---------------------------------------------------------------------------------------------------------------------------
                        Beginning        Principal        Interest      Prepayment      Realized Loss/           Ending
  Class/     CUSIP      Balance        Distribution     Distribution     Premium       Additional Trust         Balance
Component                                                                                Fund Expenses
---------------------------------------------------------------------------------------------------------------------------
A-1                     0.00000000      0.00000000       0.00000000       0.00000000       0.00000000            0.00000000
A-2                     0.00000000      0.00000000       0.00000000       0.00000000       0.00000000            0.00000000
A-3                     0.00000000      0.00000000       0.00000000       0.00000000       0.00000000            0.00000000
A-4                     0.00000000      0.00000000       0.00000000       0.00000000       0.00000000            0.00000000
B                       0.00000000      0.00000000       0.00000000       0.00000000       0.00000000            0.00000000
C                       0.00000000      0.00000000       0.00000000       0.00000000       0.00000000            0.00000000
D                       0.00000000      0.00000000       0.00000000       0.00000000       0.00000000            0.00000000
E                       0.00000000      0.00000000       0.00000000       0.00000000       0.00000000            0.00000000
F                       0.00000000      0.00000000       0.00000000       0.00000000       0.00000000            0.00000000
G-1                     0.00000000      0.00000000       0.00000000       0.00000000       0.00000000            0.00000000
G-2                     0.00000000      0.00000000       0.00000000       0.00000000       0.00000000            0.00000000
H                       0.00000000      0.00000000       0.00000000       0.00000000       0.00000000            0.00000000
J                       0.00000000      0.00000000       0.00000000       0.00000000       0.00000000            0.00000000
K                       0.00000000      0.00000000       0.00000000       0.00000000       0.00000000            0.00000000
L                       0.00000000      0.00000000       0.00000000       0.00000000       0.00000000            0.00000000
M                       0.00000000      0.00000000       0.00000000       0.00000000       0.00000000            0.00000000
N                       0.00000000      0.00000000       0.00000000       0.00000000       0.00000000            0.00000000
O                       0.00000000      0.00000000       0.00000000       0.00000000       0.00000000            0.00000000
V                       0.00000000      0.00000000       0.00000000       0.00000000       0.00000000            0.00000000
R                       0.00000000      0.00000000       0.00000000       0.00000000       0.00000000            0.00000000
---------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------
                                 Beginning             Interest        Prepayment          Ending
Class            CUSIP           Notional            Distribution       Premium           Notional
                                  Amount                                                   Amount
----------------------------------------------------------------------------------------------------
AX                              0.00000000           0.00000000        0.00000000         0.00000000
----------------------------------------------------------------------------------------------------

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 3 of 18

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-CK3

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 07/17/2001
                                               RECORD DATE:  06/29/2001
================================================================================

                             RECONCILIATION DETAIL

                                ADVANCE SUMMARY

P&I Advances Outstanding                                             0.00
Services Advances Outstanding                                        0.00

Reimbursements for Interest on P&I                                   0.00
Advances paid from general collections

Reimbursements for Interest on Servicing                             0.00
Advances paid from general collections

                          MASTER SERVICING FEE SUMMARY

Current Period Accrued Master Servicing Fees                         0.00
Less Master Servicing Fees on Delinquent Payments                    0.00
Less Reductions to Master Servicing Fees                             0.00
Plus Master Servicing Fees on Delinquent Payments Received           0.00
Plus Adjustments for Prior Master Servicing Calculation              0.00
Total Master Servicing Fees Collected                                0.00

CERTIFICATE INTEREST RECONCILIATION

-----------------------------------------------------------------------------------------------------------------------------------
                                                              Distributable
             Accrued         Net Aggregate    Distributable   Certificate         Additional                    Remaining Unpaid
           Certificate        Prepayment       Certificate      Interest          Trust Fund       Interest       Distributable
Class       Interest      Interest Shortfall    Interest       Adjustment          Expenses      Distribution  Certificate Interest
-----------------------------------------------------------------------------------------------------------------------------------
A-1          0.00              0.00             0.00             0.00               0.00            0.00            0.00
A-2          0.00              0.00             0.00             0.00               0.00            0.00            0.00
A-3          0.00              0.00             0.00             0.00               0.00            0.00            0.00
A-4          0.00              0.00             0.00             0.00               0.00            0.00            0.00
AX           0.00              0.00             0.00             0.00               0.00            0.00            0.00
B            0.00              0.00             0.00             0.00               0.00            0.00            0.00
C            0.00              0.00             0.00             0.00               0.00            0.00            0.00
D            0.00              0.00             0.00             0.00               0.00            0.00            0.00
E            0.00              0.00             0.00             0.00               0.00            0.00            0.00
F            0.00              0.00             0.00             0.00               0.00            0.00            0.00
G-1          0.00              0.00             0.00             0.00               0.00            0.00            0.00
G-2          0.00              0.00             0.00             0.00               0.00            0.00            0.00
H            0.00              0.00             0.00             0.00               0.00            0.00            0.00
J            0.00              0.00             0.00             0.00               0.00            0.00            0.00
K            0.00              0.00             0.00             0.00               0.00            0.00            0.00
L            0.00              0.00             0.00             0.00               0.00            0.00            0.00
M            0.00              0.00             0.00             0.00               0.00            0.00            0.00
N            0.00              0.00             0.00             0.00               0.00            0.00            0.00
O            0.00              0.00             0.00             0.00               0.00            0.00            0.00
V            0.00              0.00             0.00             0.00               0.00            0.00            0.00
R            0.00              0.00             0.00             0.00               0.00            0.00            0.00
-----------------------------------------------------------------------------------------------------------------------------------
Total        0.00              0.00             0.00             0.00               0.00            0.00            0.00
-----------------------------------------------------------------------------------------------------------------------------------

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 4 of 18

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2001-CK3

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 07/17/2001
                                               RECORD DATE:  06/29/2001
================================================================================

                           OTHER REQUIRED INFORMATION

--------------------------------------------------------------------------------

Available Distribution Amount                                 0.00


Aggregate Number of Outstanding Loans                            0

Aggregate Unpaid Principal Balance of Loans                   0.00

Aggregate Stated Principal Balance of Loans                   0.00


Aggregate Amount of Servicing Fee                             0.00

Aggregate Amount of Special Servicing Fee                     0.00

Aggregate Amount of Trustee Fee                               0.00

Aggregate Stand-by Fee                                        0.00

Aggregate Trust Fund Expenses                                 0.00


Specially Serviced Loans not Delinquent

     Number of Outstanding Loans                                 0

     Aggregate Unpaid Principal Balance                       0.00

--------------------------------------------------------------------------------

Appraisal Reduction Amount

--------------------------------------------------------------------------------
                       Appraisal            Cumulative             Most Recent
Loan                   Reduction               ASER                 App. Red.
Number                 Effected               Amount                  Date
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
TOTAL
================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 5 of 18

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-CK3

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 07/17/2001
                                               RECORD DATE:  06/29/2001
================================================================================

                                 RATINGS DETAIL

-----------------------------------------------------------------------------------------------------------------
                                         Original Ratings                         Current Ratings (1)
Class        CUSIP          ------------------------------------------ ------------------------------------------
                              DCR      Fitch       Moody's    S & P        DCR       Fitch       Moody's    S & P
---------------------------------------------------------------------- ------------------------------------------
A-1
A-2
A-3
A-4
AX
B
C
D
E
F
G-1
G-2
H
J
K
L
M
N
O
V
R
-----------------------------------------------------------------------------------------------------------------

NR  - Designates that the class was not rated by the above agency at the time of original issuance.
X   - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.


================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 6 of 18

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-CK3

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 07/17/2001
                                               RECORD DATE:  06/29/2001
================================================================================


Duff & Phelps Credit Rating Co.
55 East Monroe Street
Chicago, Illinois 60603
(312) 368-3100

Fitch, Inc.
One State Street Plaza
New York, New York 10004
(212) 908-0500

Moody's Investors Service
99 Church Street
New York, New York 10007
(212) 553-0300

Standard & Poor's Rating Services
55 Water Street
New York, New York 10041
(212) 438-2430


================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 7 of 18

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-CK3

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 07/17/2001
                                               RECORD DATE:  06/29/2001
================================================================================

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                                SCHEDULED BALANCE

--------------------------------------------------------------------------------
                                          % of
Scheduled   # of        Scheduled         Agg.      WAM              Weighted
Balance     Loans       Balance           Bal.      (2)    WAC      Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------


                                    STATE (3)

--------------------------------------------------------------------------------
                                          % of
            # of        Scheduled         Agg.      WAM              Weighted
 State      Props.       Balance          Bal.      (2)     WAC     Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

See footnotes on last page of this section.

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 8 of 18

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-CK3

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 07/17/2001
                                               RECORD DATE:  06/29/2001
================================================================================

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


                           DEBT SERVICE COVERAGE RATIO

--------------------------------------------------------------------------------
Debt Service                              % of
 Coverage     # of       Scheduled         Agg.      WAM              Weighted
   Ratio      Loans       Balance          Bal.      (2)    WAC     Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

                                PROPERTY TYPE (3)

--------------------------------------------------------------------------------
                                          % of
Property    # of        Scheduled         Agg.      WAM              Weighted
 Type       Props.       Balance          Bal.      (2)    WAC      Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

                                    NOTE RATE

--------------------------------------------------------------------------------
                                          % of
   Note        # of     Scheduled         Agg.      WAM              Weighted
   Rate        Loans    Balance           Bal.      (2)    WAC      Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

                                    SEASONING

--------------------------------------------------------------------------------
                                          % of
               # of     Scheduled         Agg.      WAM              Weighted
Seasoning      Loans    Balance           Bal.      (2)    WAC      Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

See footnotes on last page of this section.

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 9 of 18

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-CK3

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 07/17/2001
                                               RECORD DATE:  06/29/2001
================================================================================

            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

--------------------------------------------------------------------------------
Anticipated                                % of
 Remaining    # of      Scheduled          Agg.      WAM              Weighted
 Term (2)    Loans       Balance           Bal.      (2)    WAC     Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

--------------------------------------------------------------------------------
Remaining                                 % of
 Stated     # of        Scheduled         Agg.      WAM              Weighted
  Term      Loans        Balance          Bal.      (2)    WAC      Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

              REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

--------------------------------------------------------------------------------
 Remaining                                % of
Amortization   # of     Scheduled         Agg.      WAM              Weighted
   Term        Loans     Balance          Bal.      (2)    WAC      Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

                             AGE OF MOST RECENT NOI

--------------------------------------------------------------------------------
 Age of Most                              % of
   Recent      # of     Scheduled         Agg.      WAM              Weighted
    NOI        Loans     Balance          Bal.      (2)    WAC      Avg DSCR (1)
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Totals
--------------------------------------------------------------------------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most recent DSCR provided by the Master Servicer is used. To the extent that no DSCR is provided by the Master Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 10 of 18

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-CK3

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 07/17/2001
                                               RECORD DATE:  06/29/2001
================================================================================

                              MORTGAGE LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------
                                                                                Anticipated                  Neg.    Beginning
Loan             Property                      Interest    Principal     Gross    Repayment    Maturity     Amort    Scheduled
Number   ODCR    Type (1)    City     State    Payment     Payment       Coupon     Date         Date       (Y/N)     Balance
------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------
Totals
------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------
         Ending     Paid      Appraisal    Appraisal      Res.   Mod.
        Scheduled   Thru      Reduction    Reduction     Strat.  Code
         Balance    Date         Date        Amount       (2)     (3)
----------------------------------------------------------------------


----------------------------------------------------------------------
Totals
----------------------------------------------------------------------

                             (1) Property Type Code

MF  - Multi-Family          OF - Office
RT  - Retail                MU - Mixed Use
HC  - Health Care           LO - Lodging
IN  - Industrial            SS - Self Storage
WH  - Warehouse             OT - Other
MH  - Mobile Home Park

                          (2) Resolution Strategy Code

1 - Modification         6 - DPO                        10 - Deed In Lieu Of
2 - Foreclosure          7 - REO                             Foreclosure
3 - Bankruptcy           8 - Resolved                   11 - Full Payoff
4 - Extension            9 - Pending Return             12 - Reps and Warranties
5 - Note Sale                to Master Servicer         13 - Other or TBD


                             (3) Modification Code

1 - Maturity Date Extension
2 - Amortization Change
3 - Principal Write-Off
4 - Combination

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 11 of 18

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-CK3

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 07/17/2001
                                               RECORD DATE:  06/29/2001
================================================================================

                           PRINCIPAL PREPAYMENT DETAIL

----------------------------------------------------------------------------------------------------------------------------------
                                             Principal Prepayment Amount                      Prepayment Penalties
                Offering Document      -------------------------------------------------------------------------------------------
Loan Number      Cross-Reference       Payoff Amount       Curtailment Amount     Percentage Premium     Yield Maintenance Charge
----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
Totals
----------------------------------------------------------------------------------------------------------------------------------

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 12 of 18

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-CK3

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 07/17/2001
                                               RECORD DATE:  06/29/2001
================================================================================

                                HISTORICAL DETAIL

-------------------------------------------------------------------------------------------------------------------------
                                      Delinquencies                                                  Prepayments
-------------------------------------------------------------------------------------------------------------------------
Distribution  30-59 Days  60-89 Days  90 Days or More   Foreclosure    REO      Modifications    Curtailments   Payoff
Date          # Balance   # Balance   # Balance         # Balance    # Balance  # Balance        # Balance      # Balance
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------

--------------------------------------
                Rate and Maturities
--------------------------------------
             Next Weighted Avg.
             Coupon       Remit   WAM
--------------------------------------

--------------------------------------

Note: Foreclosure and REO Totals are excluded from the delinquencies.

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 13 of 18

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-CK3

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 07/17/2001
                                               RECORD DATE:  06/29/2001
================================================================================

                             DELINQUENCY LOAN DETAIL

-----------------------------------------------------------------------------------------------------------------------
                 Offering         # of                    Current    Outstanding   Status of  Resolution
                 Document         Months   Paid Through    P & I        P & I       Mortgage   Strategy    Servicing
Loan Number   Cross-Reference     Delinq.      Date       Advances   Advances **    Loan (1)   Code (2)   Transfer Date
-----------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                                  Current       Outstanding
                 Foreclosure     Servicing       Servicing       Bankruptcy Date     REO
                    Date         Advances        Advances                           Date
-----------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------

                           (1) Status of Mortgage Loan

A - Payments Not Received         2 - Two Months Delinquent
    But Still in Grace Period     3 - Three Or More Months Delinquent
B - Late Payment But Less         4 - Assumed Scheduled Payment
    Than 1 Month Delinquent           (Performing Matured Loan)
0 - Current                       7 - Foreclosure
1 - One Month Delinquent          9 - REO


                          (2) Resolution Strategy Code

1 - Modification             9 - Pending Return
2 - Foreclosure                  to Master Servicer
3 - Bankruptcy              10 - Deed In Lieu Of
4 - Extension                    Master Servicer
5 - Note Sale                    Full Payoff
6 - DPO                          Reps and Warranties
7 - REO                     11 - Other or TBD
8 - Resolved



================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 14 of 18

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-CK3

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 07/17/2001
                                               RECORD DATE:  06/29/2001
================================================================================

                     SPECIALLY SERVICED LOAN DETAIL - PART 1

----------------------------------------------------------------------------------------------------------------------
                                 Offering          Servicing   Resolution
Distribution       Loan          Document          Transfer     Strategy     Scheduled     Property           Interest
   Date            Number     Cross-Reference        Date       Code (1)      Balance      Type (2)    State    Rate
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
                                Net                                          Remaining
                  Actual     Operating   NOI             Note    Maturity  Amortization
                 Balance      Income     Date    DSCR    Date      Date        Term
---------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------

                          (1) Resolution Strategy Code

1 - Modification             8 - Resolved
2 - Foreclosure              9 - Pending Return
3 - Bankruptcy                   to Master Servicer
4 - Extension               10 - Deed In Lieu Of
5 - Note Sale                    Foreclosure
6 - DPO                     11 - Full Payoff
7 - REO                     12 - Reps and Warranties
                            13 - Other or TBD


                             (2) Property Type Code

MF - Multi-Family          OF - Office
RT - Retail                MU - Mixed Use
HC - Health Care           LO - Lodging
IN - Industrial            SS - Self Storage
WH - Warehouse             OT - Other
MH - Mobile Home Park

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 15 of 18

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-CK3

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 07/17/2001
                                               RECORD DATE:  06/29/2001
================================================================================

                     SPECIALLY SERVICED LOAN DETAIL - PART 2

------------------------------------------------------------------------------------------------------------------------------------
                                 Offering       Resolution    Site
Distribution        Loan         Document        Strategy  Inspection    Phase 1   Appraisal   Appraisal    Other REO
   Date            Number     Cross-Reference    Code (1)     Date        Date       Date       Value    Property Revenue  Comment
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                          (1) Resolution Strategy Code

1 - Modification            6 - DPO                  10 - Deed In Lieu Of
2 - Foreclosure             7 - REO                       Foreclosure
3 - Bankruptcy              8 - Resolved             11 - Full Payoff
4 - Extension               9 - Pending Return       12 - Reps and Warranties
5 - Note Sale                   to Master Servicer   13 - Other or TBD

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 16 of 18

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-CK3

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 07/17/2001
                                               RECORD DATE:  06/29/2001
================================================================================

                              MODIFIED LOAN DETAIL

-----------------------------------------------------------------------------------------------------------
                      Offering
Loan                  Document      Pre-Modification
Number            Cross-Reference       Balance             Modification Date      Modification Description
-----------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------
Totals
-----------------------------------------------------------------------------------------------------------

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 17 of 18

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-CK3

                                      ------------------------------------------
[LOGO OF WELLS FARGO BANK]            For Additional Information, please contact
WELLS FARGO BANK MINNESOTA, N.A.                CTSLink Customer Service
CORPORATE TRUST SERVICES                            (301) 815-6600
11000 BROKEN LAND PARKWAY                Reports Available on the World Wide web
COLUMBIA, MD 21044                               @ www.ctslink.com/cmbs
                                      ------------------------------------------
                                               PAYMENT DATE: 07/17/2001
                                               RECORD DATE:  06/29/2001
================================================================================

                             LIQUIDATED LOAN DETAIL

-------------------------------------------------------------------------------------------------------------------------------
                     Final
                   Recovery         Offering                                                       Gross Proceeds    Aggregate
Loan             Determination      Document      Appraisal  Appraisal     Actual       Gross         as a % of     Liquidation
Number               Date       Cross-Reference     Date       Value       Balance     Proceeds    Actual Balance    Expenses *
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
Current Total
-------------------------------------------------------------------------------------------------------------------------------
Cumulative Total
-------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            Net         Net Proceeds                 Repurchased
Loan                    Liquidation      as a % of       Realized     by Seller
Number                    Proceeds     Actual Balance      Loss         (Y/N)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Current Total
--------------------------------------------------------------------------------
Cumulative Total
--------------------------------------------------------------------------------

* Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc.).

================================================================================
Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 18 of 18

                                    EXHIBIT C

                  DECREMENT TABLES FOR THE OFFERED CERTIFICATES

         PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:


                                                 CLASS A-1 CERTIFICATES


FOLLOWING DISTRIBUTION DATE IN--                0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
                                                ------         -------         -------         -------         --------
Issue Date................................       100%            100%            100%            100%            100%
June 2002.................................       81%             81%             81%             81%             81%
June 2003.................................       61%             61%             61%             61%             61%
June 2004.................................       39%             39%             39%             39%             39%
June 2005.................................       15%             15%             15%             15%             15%
June 2006 and thereafter..................        0%              0%              0%              0%              0%

Weighted average life (in years)..........       2.5             2.5             2.5             2.5             2.5

                                                  CLASS A-2 CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--                0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
                                                ------         -------         -------         -------         --------
Issue Date................................       100%            100%            100%            100%            100%
June 2002.................................       100%            100%            100%            100%            100%
June 2003.................................       100%            100%            100%            100%            100%
June 2004.................................       100%            100%            100%            100%            100%
June 2005.................................       100%            100%            100%            100%            100%
June 2006 and thereafter..................         0%              0%              0%              0%              0%

Weighted average life (in years)..........       4.6             4.6             4.6             4.6             4.5


                              PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:

                                                   CLASS A-3 CERTIFICATES


FOLLOWING DISTRIBUTION DATE IN--                0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
                                                ------         -------         -------         -------         --------
Issue Date................................       100%            100%            100%            100%            100%
June 2002.................................       100%            100%            100%            100%            100%
June 2003.................................       100%            100%            100%            100%            100%
June 2004.................................       100%            100%            100%            100%            100%
June 2005.................................       100%            100%            100%            100%            100%
June 2006.................................        94%             94%             94%             94%             94%
June 2007.................................        83%             83%             83%             83%             83%
June 2008.................................        55%             55%             55%             55%             55%
June 2009.................................        42%             42%             42%             42%             42%
June 2010.................................        23%             20%             16%             10%              0%
June 2011 and thereafter..................         0%              0%              0%              0%              0%

Weighted average life (in years)..........       7.5             7.5             7.5             7.4             7.4


                                                    CLASS A-4 CERTIFICATES


FOLLOWING DISTRIBUTION DATE IN--                0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
                                                ------         -------         -------         -------         --------
Issue Date................................       100%            100%            100%            100%            100%
June 2002.................................       100%            100%            100%            100%            100%
June 2003.................................       100%            100%            100%            100%            100%
June 2004.................................       100%            100%            100%            100%            100%
June 2005.................................       100%            100%            100%            100%            100%
June 2006.................................       100%            100%            100%            100%            100%
June 2007.................................       100%            100%            100%            100%            100%
June 2008.................................       100%            100%            100%            100%            100%
June 2009.................................       100%            100%            100%            100%            100%
June 2010.................................       100%            100%            100%            100%            90%
June 2011 and thereafter..................         0%              0%              0%              0%              0%

Weighted average life (in years)..........       9.6             9.6             9.6             9.6             9.3


                               PERCENTAGE OF INITIAL TOTAL PRINCIPAL BALANCE OUTSTANDING FOR:

                                                  CLASS B CERTIFICATES


FOLLOWING DISTRIBUTION DATE IN--                0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
                                                ------         -------         -------         -------         --------
Issue Date................................       100%            100%            100%            100%            100%
June 2002.................................       100%            100%            100%            100%            100%
June 2003.................................       100%            100%            100%            100%            100%
June 2004.................................       100%            100%            100%            100%            100%
June 2005.................................       100%            100%            100%            100%            100%
June 2006.................................       100%            100%            100%            100%            100%
June 2007.................................       100%            100%            100%            100%            100%
June 2008.................................       100%            100%            100%            100%            100%
June 2009.................................       100%            100%            100%            100%            100%
June 2010.................................       100%            100%            100%            100%            100%
June 2011 and thereafter..................         0%              0%              0%              0%              0%

Weighted average life (in years)..........       9.8             9.8             9.8             9.8             9.6


                                                  CLASS C CERTIFICATES


FOLLOWING DISTRIBUTION DATE IN--                0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
                                                ------         -------         -------         -------         --------
Issue Date................................       100%            100%            100%            100%            100%
June 2002.................................       100%            100%            100%            100%            100%
June 2003.................................       100%            100%            100%            100%            100%
June 2004.................................       100%            100%            100%            100%            100%
June 2005.................................       100%            100%            100%            100%            100%
June 2006.................................       100%            100%            100%            100%            100%
June 2007.................................       100%            100%            100%            100%            100%
June 2008.................................       100%            100%            100%            100%            100%
June 2009.................................       100%            100%            100%            100%            100%
June 2010.................................       100%            100%            100%            100%            100%
June 2011 and thereafter..................         0%              0%              0%              0%              0%

Weighted average life (in years)..........       9.8             9.8             9.8             9.8             9.6


                                                  CLASS D CERTIFICATES

FOLLOWING DISTRIBUTION DATE IN--                0% CPR         25% CPR         50% CPR         75% CPR         100% CPR
                                                ------         -------         -------         -------         --------
Issue Date................................       100%            100%            100%            100%            100%
June 2002.................................       100%            100%            100%            100%            100%
June 2003.................................       100%            100%            100%            100%            100%
June 2004.................................       100%            100%            100%            100%            100%
June 2005.................................       100%            100%            100%            100%            100%
June 2006.................................       100%            100%            100%            100%            100%
June 2007.................................       100%            100%            100%            100%            100%
June 2008.................................       100%            100%            100%            100%            100%
June 2009.................................       100%            100%            100%            100%            100%
June 2010.................................       100%            100%            100%            100%            100%
June 2011 and thereafter..................         0%              0%              0%              0%              0%

Weighted average life (in years)..........       9.8             9.8             9.8             9.8             9.6

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                    EXHIBIT D

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2001-CK3, Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C and Class D, will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream, Luxembourg and Euroclear, in that capacity, as DTC participants.

     As described under "U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

     Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream, Luxembourg or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream, Luxembourg or Euroclear Purchaser. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream,

Luxembourg or Euroclear, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through that member organization at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the last coupon distribution date to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream, Luxembourg or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream, Luxembourg or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream, Luxembourg and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, member organizations of Clearstream, Luxembourg or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream, Luxembourg or Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream, Luxembourg or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, member organizations of Clearstream, Luxembourg or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a member organization of Clearstream, Luxembourg or Euroclear at least one business day prior to settlement. In these cases, Clearstream, Luxembourg or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the last coupon distribution date to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream, Luxembourg or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream, Luxembourg or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream, Luxembourg or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream, Luxembourg or Euroclear would be valued instead as of the actual settlement date.

     Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream, Luxembourg or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     o borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts, in accordance with the clearing system's customary procedures;

     o borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream, Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

     o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream, Luxembourg or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Luxembourg, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to 30% withholding unless each U.S. withholding agent receives:

     1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

     2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

     3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

          (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

               (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under
                    section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

              (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

               (iv) providing any other information, certifications, or
                    statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury
                    Regulations; or

          (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

               (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

               (ii) certifying that the nonqualified intermediary is not acting for its own account,

              (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

               (iv) providing any other information, certifications or
                    statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

     5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Luxembourg, Euroclear or DTC may be subject to backup withholding at a rate of 31% unless the holder--

     o provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

     o provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

     o can be treated as a "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                    EXHIBIT E

                                   TERM SHEET

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

--------------------------------------------------------------------------------
CSFB 2001-CK3          COLLATERAL AND STRUCTURAL TERM SHEET        JUNE 12, 2001
--------------------------------------------------------------------------------

                                 CMBS NEW ISSUE

                                  CSFB 2001-CK3

                       COLLATERAL & STRUCTURAL TERM SHEET

                                  $974,824,000

                                  (APPROXIMATE)
                              OFFERED CERTIFICATES

              CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2001-CK3

                           [LOGO] COLUMN FINANCIAL(TM)
                       a CREDIT SUISSE FIRST BOSTON company

                   [LOGO} KeyBank          [LOGO} FIRST UNION(R)

CREDIT SUISSE FIRST BOSTON

                 FIRST UNION SECURITIES, INC.

                                   MCDONALD INVESTMENTS, INC.

                                                      SALOMON SMITH BARNEY, INC.

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, First Union Securities, Inc., McDonald Investments Inc., and Salomon Smith Barney, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------
                                       1

------------------------------------------------------------------------------------------------------------------------------------
CSFB 2001-CK3                                  COLLATERAL AND STRUCTURAL TERM SHEET                                    JUNE 12, 2001
------------------------------------------------------------------------------------------------------------------------------------

I.  TRANSACTION OFFERING
------------------------------------------------------------------------------------------------------------------------------------
                         INITIAL   APPROXIMATE
                        PRINCIPAL  % OF TOTAL               INITIAL     ASSUMED
                       BALANCE OR   INITIAL    APPROXIMATE   PASS-     WEIGHTED                 EXPECTED
                        NOTIONAL   PRINCIPAL     CREDIT     THROUGH     AVERAGE    EXPECTED     PRINCIPAL
CLASS     RATINGS(1)     AMOUNT     BALANCE      SUPPORT    RATE(2)     LIFE(3)   MATURITY(3)   WINDOW(3)    LEGAL STATUS   ERISA(4)
-----     ----------   ----------  ----------- -----------  --------   --------   -----------   ---------    ------------   --------
Offered Certificates:

A-1       Aaa/AAA      $50,000,000     4.44%      23.25%    5.2600%       2.5         2/06       7/01-2/06       Public       Yes
A-2       Aaa/AAA     $105,500,000     9.36%      23.25%    6.0400%       4.6         2/06       2/06-2/06       Public       Yes
A-3       Aaa/AAA     $127,040,000    11.27%      23.25%    6.4000%       7.5        10/10      2/06-10/10       Public       Yes
A-4       Aaa/AAA     $582,406,000    51.68%      23.25%    6.5300%       9.6         4/11      10/10-4/11       Public       Yes
B         Aa2/AA       $42,262,000     3.75%      19.50%    6.6800%       9.8         4/11       4/11-4/11       Public       Yes
C          A2/A        $56,348,000     5.00%      14.50%    6.8600%       9.8         4/11       4/11-4/11       Public       Yes
D          A3/A-       $11,268,000     1.00%      13.50%    6.9800%       9.8         5/11       4/11-5/11       Public       Yes


Non-Offered Certificates(5):

E         Baa1/BBB+    $14,088,000     1.25%      12.25%    7.2900%       9.9         5/11       5/11-5/11   Private-144A     Yes
F         Baa2/BBB     $25,357,000     2.25%      10.00%    6.6800%       9.9         5/11       5/11-5/11   Private-144A     Yes
G-1       Baa3/BBB-     $8,000,000     0.71%       8.25%    7.0200%       9.9         5/11       5/11-5/11   Private-144A     Yes
G-2       Baa3/BBB-    $11,722,000     1.04%       8.25%    7.4961%       9.9         5/11       5/11-5/11   Private-144A     Yes
H         Ba1/BB+      $14,088,000     1.25%       7.00%    6.2570%       9.9         5/11       5/11-5/11   Private-144A      No
J         Ba2/BB       $24,793,000     2.20%       4.80%    6.2570%       9.9         5/11       5/11-5/11   Private-144A      No
K         Ba3/BB-       $9,016,000     0.80%       4.00%    6.2820%       9.9         5/11       5/11-5/11   Private-144A      No
L         NR/B+        $12,678,000     1.12%       2.88%    6.2820%      10.0         6/11       5/11-6/11   Private-144A      No
M          NR/B         $9,861,000     0.88%       2.00%    6.2820%      10.0         6/11       6/11-6/11   Private-144A      No
N         B3/NR         $6,762,000     0.60%       1.40%    6.2820%      10.0         1/12       6/11-1/12   Private-144A      No
O         NR/NR        $15,777,710     1.40%       0.00%    6.2820%      12.9         4/16       1/12-4/16   Private-144A      No
A-X       Aaa/AAA   $1,126,966,710   100.00%        N/A     1.0512%       8.7         4/16          N/A      Private-144A     Yes

------------------------------------------------------------------------------------------------------------------------------------


(1) Moody's Investors Service, Inc. / Fitch, Inc.

(2) Classes A-1, A-2, A-3, A-4, B, H, J, K, L, M, N and O will be fixed rate. Classes C, D, E, F, and G-1 will be fixed subject to the net WAC of the pool. Class G-2 will be equal to the net WAC of the pool.

(3) Assumes 0% CPR, no defaults, no extensions and ARD Loans (as described in the prospectus supplement) pay in full on their respective anticipated repayment dates. Otherwise based on "Modeling Assumptions" set forth in the prospectus supplement. Expressed in years.

(4) Expected to be eligible for Credit Suisse First Boston Corporation's individual prohibited transaction exemption under ERISA.

(5) Not offered herein.


MORTGAGE LOAN SELLER PROFILE:

Column Financial, Inc., "Column", will be selling 91 mortgage loans, representing 67.5% of the initial mortgage pool balance to the Trust. Column was established in August 1993 and is an indirect wholly owned subsidiary of Credit Suisse Group. Column has originated more than 2,600 commercial mortgage loans, totaling approximately $15.0 billion, since its inception. Column sources, underwrites and closes various mortgage loan products through 17 production offices located throughout the U.S. and Canada. All of the Column mortgage loans in this transaction were originated or acquired between 1999 and 2001.

KeyBank National Association, "KeyBank", will be selling 58 mortgage loans, representing 23.4% of the initial mortgage pool balance to the Trust. KeyBank, a wholly owned subsidiary of KeyCorp, is a national banking association. KeyBank, headquartered in Cleveland, OH, provides financial services, including commercial and multifamily real estate financing, throughout the United States. As of March 31, 2001, KeyBank had total assets of approximately $76.7 billion, total liabilities of approximately $70.4 billion and approximately $5.5 billion in stockholder's equity. As of April 30, 2001, Key Commercial Real Estate, a division of KeyBank, had total assets of approximately $8.2 billion comprised of construction and interim loans, CMBS investments, and conduit and other fixed rate permanent loans. Key Commercial Mortgage, a division of Key Commercial Real Estate, has originated over $4.1 billion in commercial mortgage loans since its inception and has a current servicing portfolio of $8.8 billion.

First Union National Bank, will be selling 20 mortgage loans, representing 9.2% of the initial mortgage pool balance to the Trust. First Union National Bank, the sixth largest nationwide banking company in the U.S., is headquartered in Charlotte, NC and provides financial services, including commercial and multifamily real estate financing, throughout the United States. As of December 31, 2000, First Union National Bank had total assets of approximately $232 billion, total deposits (domestic and foreign) of approximately $147 billion, loans totaling approximately $131 billion, and approximately $15 billion in stockholder's equity. First Union National Bank is a wholly owned subsidiary of First Union Corporation. As of December 31, 2000, First Union Corporation had total assets of approximately $254 billion and approximately $15 billion in stockholder's equity. Information provided with respect to First Union Corporation's assets and stockholder's equity does not relate to First Union National Bank. As of May 31, 2001, First Union National Bank has securitized approximately $11 billion in commercial and multifamily loans.


--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, First Union Securities, Inc., McDonald Investments Inc., and Salomon Smith Barney, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
CSFB 2001-CK3                      COLLATERAL AND STRUCTURAL TERM SHEET                    JUNE 12, 2001
--------------------------------------------------------------------------------------------------------
II. COLLATERAL OVERVIEW(1)

     o  MORTGAGE LOAN POOL

        Initial Mortgage Pool Balance:                 $1,126,966,710

        Average Cut-off Date Principal Balance:        $6,668,442

        Loans / Properties:                            169 loans / 177 properties

        Largest Loan:                                  9.32%

        Five Largest Loans:                            24.8%

        Ten Largest Loans:                             35.8%

        Appraisals:                                    100% of the appraisals state that they follow
                                                       the guidelines set forth in Title XI of FIRREA.

     o  PROPERTY TYPE CONCENTRATIONS

        Multifamily:                                   30.8%

        Retail:                                        30.5% (Anchored 26.6%; Unanchored 3.9%)(2)

        Office:                                        26.9%

        Industrial:                                    4.3%

        Hotel:                                         3.8% (Full Service 3.4%; Limited Service 0.4%)

        Other(3):                                      3.7%


     o  GEOGRAPHIC DISTRIBUTION

        California:                                    25.4% (Southern 12.7%/Northern 12.7%)(4)

        New York:                                      12.0%

        Texas:                                         8.7%

        Massachusetts:                                 6.5%

        Other:                                         26 other states and the District of Columbia,
                                                       which comprise less than 5% individually

     o  CREDIT STATISTICS

        Wtd. Avg. Underwritten DSCR:                   1.45x

        Wtd. Avg. Cut-off Date LTV Ratio:              69.2%

        Wtd. Avg. Balloon/ARD LTV Ratio:               60.7%

----------------
(1) All percentages are of the Initial Mortgage Pool Balance unless otherwise noted. All information provided based on a June 2001 Cut-off Date unless otherwise noted.

(2) Anchored includes shadow anchored properties and single tenant properties.

(3) Other includes manufactured housing, mixed use, and self-storage properties.

(4) Southern California consists of mortgaged real properties in California zip codes less than or equal to 93600. Northern California consists of mortgaged real properties in zip codes greater than 93600.

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, First Union Securities, Inc., McDonald Investments Inc., and Salomon Smith Barney, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
CSFB 2001-CK3                      COLLATERAL AND STRUCTURAL TERM SHEET                    JUNE 12, 2001
--------------------------------------------------------------------------------------------------------

II. COLLATERAL OVERVIEW (CONTINUED)(1)

     o  LOANS WITH RESERVE REQUIREMENTS

        Tax escrows:                                   93.3%

        Insurance escrows:                             86.0%

        Cap. Ex./FF&E escrows(2):                      74.8%

        TI/LC escrows(2):                              74.7%


     o  MORTGAGE LOAN POOL CHARACTERISTICS

        Gross WAC:                                     7.5503%

        Wtd. Avg. Remaining Term(3):                   111 Months

        Wtd. Avg. Seasoning:                           3 Months

        Call Protection:                               All of the mortgage loans provide for either a
                                                       prepayment lockout period ("Lockout"), a defeasance
                                                       period ("Defeasance"), a yield maintenance premium
                                                       ("YMP") period, or a combination thereof.

        Defeasance:                                    93.4%

        Loans with Secured Subordinate Debt:           0.0%

        Loans with Unsecured Subordinate Debt:         0.0%

        Loans with Mezzanine Debt:                     0.0%

        Leasehold:                                     13.0% (Leasehold); 6.3% (Fee/Leasehold)

        Delinquency:                                   None of the mortgage loans will be 30 days or more
                                                       delinquent with respect to any monthly debt service
                                                       payment as of the June 2001 due date or at any time
                                                       during the 12-month period  preceding that date.
-------------

(1) All percentages are of the Initial Mortgage Pool Balance unless otherwise noted. All information provided based on a June 2001 Cut-off Date unless otherwise noted.

(2) Includes loans with provisions for upfront and/or collected reserves. TI/LC escrows are expressed as a percentage of only the mortgage loans secured by office, retail, mixed use and industrial properties.

(3) In the case of ARD Loans, the anticipated repayment date is assumed to be the maturity date.

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, First Union Securities, Inc., McDonald Investments Inc., and Salomon Smith Barney, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
CSFB 2001-CK3                      COLLATERAL AND STRUCTURAL TERM SHEET                    JUNE 12, 2001
--------------------------------------------------------------------------------------------------------
III. TRANSACTION OVERVIEW

        OFFERED CERTIFICATES:                    Classes A-1, A-2, A-3, A-4, B, C and D are being publicly offered

        PASS-THROUGH STRUCTURE:                  Senior/Subordinate, Sequential Pay Pass-Through Certificates

        MORTGAGE LOAN SELLERS:                   Column Financial, Inc., KeyBank National Association,
                                                 First Union National Bank

        LEAD MANAGER & BOOKRUNNER:               Credit Suisse First Boston Corporation

        CO-MANAGERS:                             First Union Securities, Inc., McDonald Investments, Inc.,
                                                 Salomon Smith Barney, Inc.

        RATING AGENCIES:                         Moody's Investors Service, Inc. and Fitch, Inc.

        MASTER SERVICER:                         KeyCorp Real Estate Capital Markets, Inc.,
                                                 d/b/a Key Commercial Mortgage

        SPECIAL SERVICER:                        KeyCorp Real Estate Capital Markets, Inc.,
                                                 d/b/a Key Commercial Mortgage

        TRUSTEE:                                 Wells Fargo Bank Minnesota, N.A.

        CUT-OFF DATE:                            June 2001

        SETTLEMENT DATE:                         On or about June 25, 2001

        DISTRIBUTION DATE:                       The later of (i) the fifteenth calendar day of the month
                                                 or if the fifteenth day of the month is not a business
                                                 day, then the next succeeding business day and (ii) the
                                                 fourth business day following the Determination Date in
                                                 that month

        DETERMINATION DATE:                      The eleventh calendar day of the month or if the
                                                 eleventh calendar day is not a business day, the next
                                                 business day

        MINIMUM DENOMINATIONS:                   $10,000 for all offered certificates and in additional
                                                 multiples of $1

        SETTLEMENT TERMS:                        DTC, Euroclear and Clearstream, same day funds, with
                                                 accrued interest

        ERISA:                                   Classes A-1, A-2, A-3, A-4, B, C, D, E, F, G-1, G-2, and
                                                 A-X are expected to be eligible for the Lead Manager's
                                                 individual prohibited transaction exemption with respect
                                                 to ERISA, subject to certain conditions of eligibility

        SMMEA:                                   None of the offered classes are expected to be SMMEA
                                                 eligible.

        TAX TREATMENT:                           REMIC

        ANALYTICS:                               Cashflows are expected to be available through Bloomberg,
                                                 the Trepp Group, Intex Solutions and Charter Research

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, First Union Securities, Inc., McDonald Investments Inc., and Salomon Smith Barney, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CSFB 2001-CK3          COLLATERAL AND STRUCTURAL TERM SHEET        JUNE 12, 2001
--------------------------------------------------------------------------------

IV. STRUCTURE DESCRIPTION

           ----------------------------------------------------------

                                      CHART

                               ADMINISTRATIVE FEE

           ----------------------------------------------------------

o The P&I certificates will be paid principal in the following sequential order: Class A-1, A-2, A-3, A-4, B, C, D, E, F, G-1 and G-2 pro rata, H, J, K, L, M, N and O certificates.

o The Class A-X Certificates will accrue interest on the total principal balance of the Class A-1, A-2, A-3, A-4, B, C, D, E, F, G-1, G-2, H, J, K, L, M, N and O certificates.

o The Class A-X Certificates will accrue interest at a rate equal to the excess, if any, of the weighted average net coupon for the mortgage pool over the weighted average pass-through rate for Classes A-1, A-2, A-3, A-4, B, C, D, E, F, G-1, G-2, H, J, K, L, M, N and O.

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, First Union Securities, Inc., McDonald Investments Inc., and Salomon Smith Barney, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
CSFB 2001-CK3                      COLLATERAL AND STRUCTURAL TERM SHEET                    JUNE 12, 2001
--------------------------------------------------------------------------------------------------------

V. YIELD MAINTENANCE PREPAYMENT PREMIUM ALLOCATION

        YIELD MAINTENANCE PREPAYMENT PREMIUMS:    Yield Maintenance Prepayment Premiums will be
                                                  distributed on each Distribution Date as follows: A
                                                  portion (based on the product of the Base Interest
                                                  Fraction and the Principal Entitlement Fraction as
                                                  described below) will be delivered to each of the
                                                  following Classes: A-1, A-2, A-3, A-4, B, C, D, E,
                                                  F, G-1, G-2 (the "Yield Maintenance Classes"). The
                                                  remainder will be distributed to Class A-X.

                                                  With respect to each Yield Maintenance Class, the "Base
                                                  Interest Fraction" is a fraction, not greater than one
                                                  or less than zero, having:

                                                      A numerator equal to the excess, if any, of the
                                                      pass-through rate on such class of certificates over
                                                      the discount rate generally used in calculating the
                                                      yield maintenance charge, and

                                                      A denominator equal to the excess, if any, of the
                                                      mortgage rate of the prepaid loan over the discount
                                                      rate generally used in calculating the yield
                                                      maintenance charge.

                                                  With respect to each Yield Maintenance Class, the
                                                  "Principal Entitlement Fraction" is a fraction having:

                                                      A numerator equal to the total principal distributable
                                                      on such class of certificates on the subject
                                                      Distribution Date, and

                                                      A denominator equal to the total principal,
                                                      distributable on all the certificates, public and
                                                      private, on the subject Distribution Date.

         YIELD MAINTENANCE PREPAYMENT
         PREMIUM EXAMPLE:                         The following is an example of the Yield
                                                  Maintenance Prepayment Premium allocation based on the
                                                  following assumptions:

                                                  o Class receiving principal payment is A-1

                                                  o Mortgage rate: 8.00%

                                                  o The Discount Rate at time of prepayment: 5.75%

                                                  o The Class Pass-Through Rate is equal to 7.00%

                                                      CLASS A-1                  CLASS A-X
         METHOD                                     CERTIFICATES                CERTIFICATES
-------------------------------------------------------------------------------------------------------------
(Class Pass Through Rate -- Discount Percentage)   (7.00%-5.75%)    (100.00%-Class A-1 Certificate Percentage)
------------------------------------------------   -------------
(Mortgage Rate-Discount Rate)                      (8.00%-5.75%)

Prepayment Premium Allocation                      55.56%            44.44%

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, First Union Securities, Inc., McDonald Investments Inc., and Salomon Smith Barney, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
CSFB 2001-CK3                      COLLATERAL AND STRUCTURAL TERM SHEET                    JUNE 12, 2001
--------------------------------------------------------------------------------------------------------

VI. ADDITIONAL DEAL FEATURES

        PREPAYMENT INTEREST SHORTFALLS:           Any Prepayment Interest Shortfalls that are not offset
                                                  by the servicing fee and interest accrued on such
                                                  prepayments from the date of prepayment will be
                                                  allocated pro rata to each interest-bearing Class of
                                                  Certificates in proportion to the amount of interest
                                                  accrued on such Class for such distribution date.

        CONTROLLING CLASS:                        The most subordinate Class of Certificates then
                                                  outstanding, exclusive of the A-X, R and V classes,
                                                  that has a principal balance at least equal to 25% of
                                                  the initial principal balance of such Class; or, if no
                                                  such Class, exclusive of the A-X, R and V classes,
                                                  exists, the most subordinate Class then outstanding
                                                  with a principal balance greater than zero.

        SPECIAL SERVICER / LOAN
        MODIFICATIONS:                            The special servicer will be responsible for servicing
                                                  loans that, in general, are in default or are in
                                                  imminent default and for administering REO Properties.
                                                  Subject to any limitations described in the prospectus
                                                  supplement, the special servicer may (if in its sole
                                                  good faith and reasonable judgment, the special
                                                  servicer believes such action would maximize the
                                                  recovery to the Certificateholders on a present value
                                                  basis) modify such loans, or, extend the date on which
                                                  any Balloon Payment is scheduled to be due (but not
                                                  beyond the date three years prior to the rated final
                                                  distribution date).

        PRINCIPAL & INTEREST ADVANCES:            The master servicer will generally be required to
                                                  advance delinquent scheduled payments of principal and
                                                  interest on the mortgage loans (excluding any balloon
                                                  payments, default interest or excess interest) and
                                                  other required amounts through liquidation, subject to
                                                  a recoverability standard. The Master Servicer will be
                                                  required to make advances for those balloon loans that
                                                  become defaulted after their maturity dates, on the
                                                  same amortization schedule as if the maturity date had
                                                  not occurred. In the event that the master servicer
                                                  fails to make a required advance of delinquent
                                                  scheduled payments of principal and interest, the
                                                  Trustee will be obligated to make the advance.

        OPTIONAL TERMINATION:                     On any distribution date on which the mortgage pool
                                                  balance is less than 1% of the Initial Mortgage Pool
                                                  Balance, net of outstanding advances of principal, the
                                                  trust fund may be terminated and the certificates
                                                  retired at the option, in turn, of: any single holder
                                                  or group of holders of the Controlling Class; or, if it
                                                  declines, the master servicer; and lastly, the special
                                                  servicer.

--------------------------------------------------------------------------------

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, First Union Securities, Inc., McDonald Investments Inc., and Salomon Smith Barney, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
CSFB 2001-CK3                                   COLLATERAL AND STRUCTURAL TERM SHEET                                   JUNE 12, 2001
------------------------------------------------------------------------------------------------------------------------------------

                            ----------------------------------------------------------------------------

                                                 MORTGAGED REAL PROPERTIES BY STATE

                                                              [ M A P ]

                          ----------------------------------------------------------------------------

                                                                                         WEIGHTED
                                NUMBER OF                            PERCENTAGE OF       AVERAGE                          WEIGHTED
                                MORTGAGED        CUT-OFF DATE           INITIAL          MORTGAGE        WEIGHTED          AVERAGE
                                  REAL             PRINCIPAL         MORTGAGE POOL       INTEREST        AVERAGE        CUT-OFF DATE
STATE                          PROPERTIES           BALANCE             BALANCE           RATES          U/W DSCR         LTV RATIO
------------------------------------------------------------------------------------------------------------------------------------
California                         35           $  286,702,171           25.4%           7.6658%          1.36x             70.2%
  Southern California (1)          16              143,483,775           12.7%           7.7116%          1.40              68.0%
  Northern California (1)          19              143,218,396           12.7%           7.6200%          1.31              72.3%
New York                            5              134,953,937           12.0%           6.8452%          2.07              49.9%
Texas                              24               98,100,046            8.7%           7.8852%          1.32              76.3%
Massachusetts                       4               72,756,081            6.5%           7.2422%          1.56              66.0%
Florida                            10               53,069,513            4.7%           7.9645%          1.42              73.4%
Georgia                             8               50,825,128            4.5%           7.4806%          1.42              73.5%
Virginia                            9               50,194,363            4.5%           7.4656%          1.37              72.3%
Colorado                            5               47,105,866            4.2%           7.6536%          1.40              68.3%
Michigan                            8               39,529,634            3.5%           7.5406%          1.30              73.7%
New Jersey                          3               32,545,111            2.9%           7.2796%          1.23              68.0%
North Carolina                      4               31,936,630            2.8%           7.5316%          1.29              76.7%
Utah                                3               28,250,206            2.5%           7.9619%          1.26              76.0%
Arizona                             5               28,245,620            2.5%           7.3593%          1.30              76.2%
Ohio                                9               19,988,360            1.8%           7.7381%          1.36              74.2%
Tennessee                           3               17,638,785            1.6%           7.7807%          1.26              77.9%
South Carolina                      3               16,295,994            1.4%           8.2990%          1.27              74.5%
Nevada                              4               16,075,899            1.4%           7.4250%          1.33              73.5%
District of Columbia                3               15,995,372            1.4%           7.8459%          1.30              73.0%
Kentucky                            5               15,423,973            1.4%           7.9864%          1.39              73.4%
Illinois                            4               10,715,439            1.0%           7.7588%          1.28              73.3%
New Mexico                          2               10,313,343            0.9%           7.2620%          1.35              74.8%
Washington                          4                9,783,640            0.9%           7.7101%          1.40              60.4%
Connecticut                         2                7,554,339            0.7%           7.5735%          1.36              68.4%
Missouri                            1                7,155,229            0.6%           7.2500%          1.36              76.9%
Indiana                             4                6,776,942            0.6%           7.6439%          1.28              68.3%
Louisiana                           3                4,177,435            0.4%           8.0744%          1.42              62.1%
Pennsylvania                        2                4,036,755            0.4%           7.9377%          1.74              61.4%
Oregon                              2                3,693,431            0.3%           7.4704%          1.60              64.9%
Arkansas                            1                3,180,262            0.3%           7.4300%          1.25              76.4%
New Hampshire                       1                2,064,492            0.2%           8.3300%          1.28              71.7%
West Virginia                       1                1,882,713            0.2%           8.8750%          1.15              74.7%
                              ------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           177           $1,126,966,710          100.0%           7.5503%          1.45x             69.2%
                              ======================================================================================================

----------------
(1) SOUTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES LESS THAN OR EQUAL TO 93600. NORTHERN CALIFORNIA CONSISTS OF MORTGAGED REAL PROPERTIES IN CALIFORNIA ZIP CODES GREATER THAN 93600.

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, First Union Securities, Inc., McDonald Investments Inc., and Salomon Smith Barney, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CSFB 2001-CK3          COLLATERAL AND STRUCTURAL TERM SHEET        JUNE 12, 2001
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   MORTGAGED REAL PROPERTIES BY PROPERTY TYPE
--------------------------------------------------------------------------------

                                    [GRAPH]

              Multifamily                               30.8%
              Retail                                    30.5%
              Office                                    26.9%
              Industrial                                 4.3%
              Hotel                                      3.8%
              Manufactured Housing                       1.5%
              Mixed Use                                  1.2%
              Self Storage                               1.0%

--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                                                      WEIGHTED
                       NUMBER OF                     PERCENTAGE OF     AVERAGE                  WEIGHTED
                       MORTGAGED      CUT-OFF DATE      INITIAL        MORTGAGE   WEIGHTED      AVERAGE
                         REAL          PRINCIPAL     MORTGAGE POOL    INTEREST    AVERAGE     CUT-OFF-DATE
PROPERTY TYPE          PROPERTIES       BALANCE        BALANCE          RATES     U/W DSCR     LTV RATIO
------------------------------------------------------------------------------------------------------------
Multifamily               69        $  347,141,006        30.8%        7.6279%       1.30x         75.1%
Retail                    43           343,255,367        30.5%        7.5527%       1.40          69.1%
Office                    31           303,539,768        26.9%        7.3263%       1.68          61.8%
Industrial                16            48,833,031         4.3%        7.5505%       1.34          71.0%
Hotel                      4            42,874,421         3.8%        8.4758%       1.59          69.9%
Manufactured Housing       5            16,559,263         1.5%        7.4162%       1.30          75.2%
Mixed Use                  3            13,147,365         1.2%        7.7975%       1.27          74.7%
Self Storage               6            11,616,488         1.0%        7.5041%       1.45          65.4%
                        -----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:  177        $1,126,966,710       100.0%        7.5503%       1.45          69.2%
                        -----------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, First Union Securities, Inc., McDonald Investments Inc., and Salomon Smith Barney, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
CSFB 2001-CK3                                COLLATERAL AND STRUCTURAL TERM SHEET                                  JUNE 12, 2001
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                           MORTGAGED REAL PROPERTIES BY PROPERTY SUB-TYPE
---------------------------------------------------------------------------------------------------------------------------------
                                                                                        WEIGHTED
                                           NUMBER OF                    PERCENTAGE OF   AVERAGE                      WEIGHTED
                                           MORTGAGED     CUT-OFF DATE     INITIAL       MORTGAGE     WEIGHTED         AVERAGE
                                              REAL        PRINCIPAL     MORTGAGE POOL   INTEREST      AVERAGE      CUT-OFF DATE
PROPERTY TYPE       PROPERTY SUB-TYPE      PROPERTIES      BALANCE        BALANCE        RATES       U/W DSCR        LTV RATIO
---------------------------------------------------------------------------------------------------------------------------------
Retail
                    Anchored (1)               31        $ 299,499,529     26.6%         7.5159%       1.38x           70.2%
                    Unanchored                 12           43,755,838      3.9%         7.8059%       1.47            61.9%
                                           --------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                         43        $ 343,255,367     30.5%         7.5529%       1.40x           69.1%
                                           ======================================================================================

Hotel
                    Limited Service             1        $   4,323,799      0.4%         8.8700%       1.83x           63.6%
                    Full Service                3           38,550,621      3.4%         8.4316%       1.57            70.6%
                                           --------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                          4        $  42,874,421      3.8%         8.4758%       1.59x           69.9%
                                           ======================================================================================

(1) INCLUDES SHADOW ANCHORED PROPERTIES AND SINGLE TENANT PROPERTIES.
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
                                                  CUT-OFF DATE PRINCIPAL BALANCES
---------------------------------------------------------------------------------------------------------------------------------
                                                                                   WEIGHTED
                                NUMBER OF                       PERCENTAGE OF       AVERAGE                        WEIGHTED
                               UNDERLYING      CUT-OFF DATE       INITIAL          MORTGAGE     WEIGHTED           AVERAGE
RANGE OF CUT-OFF DATE           MORTGAGE         PRINCIPAL      MORTGAGE POOL      INTEREST     AVERAGE          CUT-OFF DATE
  PRINCIPAL BALANCES              LOANS           BALANCE          BALANCE          RATES       U/W DSCR          LTV RATIO
---------------------------------------------------------------------------------------------------------------------------------
$   433,281  -       500,000       2       $       932,508          0.1%            8.3952%       1.34x              76.1%
    500,001        1,000,000      14            10,851,682          1.0%            8.1229%       1.39               65.3%
  1,000,001        2,000,000      41            58,675,821          5.2%            7.8378%       1.38               70.4%
  2,000,001        3,000,000      21            51,695,462          4.6%            7.6447%       1.40               70.2%
  3,000,001        5,000,000      26           103,747,656          9.2%            7.5838%       1.34               70.8%
  5,000,001        7,500,000      26           165,431,933         14.7%            7.6060%       1.33               74.0%
  7,500,001       10,000,000      12           103,728,275          9.2%            7.4690%       1.37               73.7%
 10,000,001       20,000,000      17           228,141,816         20.2%            7.5933%       1.34               74.2%
 20,000,001       30,000,000       5           124,821,447         11.1%            7.5528%       1.31               70.2%
 30,000,001       40,000,000       1            34,523,645          3.1%            8.5100%       1.26               75.1%
 40,000,001       50,000,000       3           139,416,467         12.4%            7.6964%       1.46               66.5%
 50,000,001    $ 105,000,000       1           105,000,000          9.3%            6.6300%       2.30               44.7%
                                 ------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE           169       $ 1,126,966,710        100.0%            7.5503%       1.45x              69.2%
                                 ================================================================================================

MAXIMUM CUT-OFF DATE PRINCIPAL BALANCE:    $   105,000,000
MINIMUM CUT-OFF DATE PRINCIPAL BALANCE:    $       433,281
WTD. AVG. CUT-OFF DATE PRINCIPAL BALANCE:  $     6,668,442
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, First Union Securities, Inc., McDonald Investments Inc., and Salomon Smith Barney, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
CSFB 2001-CK3                                  COLLATERAL AND STRUCTURAL TERM SHEET                                    JUNE 12, 2001
------------------------------------------------------------------------------------------------------------------------------------

                          --------------------------------------------------------------------------------
                                             UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS
                          --------------------------------------------------------------------------------

                                                           [ C H A R T ]

                          --------------------------------------------------------------------------------
                                                                            WEIGHTED
                              NUMBER OF                   PERCENTAGE OF     AVERAGE                    WEIGHTED
                              UNDERLYING   CUT-OFF DATE     INITIAL         MORTGAGE      WEIGHTED      AVERAGE
   RANGE OF                    MORTGAGE     PRINCIPAL     MORTGAGE POOL     INTEREST      AVERAGE     CUT-OFF DATE
  U/W DSCRS                     LOANS        BALANCE        BALANCE          RATES        U/W DSCR     LTV RATIO
------------------------------------------------------------------------------------------------------------------
   1.00x    -     1.19             3     $    8,910,961       0.8%          7.3504%         1.03x        68.0%
   1.20     -     1.29            58        413,491,244      36.7%          7.7274%         1.24         74.3%
   1.30     -     1.39            58        264,751,314      23.5%          7.5762%         1.34         72.8%
   1.40     -     1.49            22        121,273,958      10.8%          7.5373%         1.43         73.0%
   1.50     -     1.59            12        130,949,763      11.6%          7.8111%         1.52         65.6%
   1.60     -     2.30x           16        187,589,470      16.6%          6.9592%         2.02         53.1%
------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          169     $1,126,966,710     100.0%          7.5503%         1.45x        69.2%
==================================================================================================================

MAXIMUM U/W DSCR:               2.30x

MINIMUM U/W DSCR:               1.00x

WTD. AVG. U/W DSCR:             1.45x

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, First Union Securities, Inc., McDonald Investments Inc., and Salomon Smith Barney, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
CSFB 2001-CK3                                  COLLATERAL AND STRUCTURAL TERM SHEET                                    JUNE 12, 2001
------------------------------------------------------------------------------------------------------------------------------------

                          --------------------------------------------------------------------------------
                                                  CUT-OFF DATE LOAN-TO-VALUE RATIOS
                          --------------------------------------------------------------------------------

                                                           [ C H A R T ]

                          --------------------------------------------------------------------------------
                                                                              WEIGHTED
                              NUMBER OF                    PERCENTAGE OF      AVERAGE                    WEIGHTED
                              UNDERLYING   CUT-OFF DATE      INITIAL          MORTGAGE      WEIGHTED      AVERAGE
 RANGE OF CUT-OFF DATE         MORTGAGE     PRINCIPAL      MORTGAGE POOL      INTEREST      AVERAGE      CUT-OFF DATE
  LOAN-TO-VALUE RATIOS          LOANS        BALANCE         BALANCE           RATES        U/W DSCR     LTV RATIO
---------------------------------------------------------------------------------------------------------------------
  39.30%    -    55.00%           12     $  119,586,850        10.6%          6.7925%         2.23x        45.2%
  55.10%    -    65.00%           19        178,179,782        15.8%          7.5968%         1.50         62.4%
  65.10%    -    67.50%           11         43,248,591         3.8%          7.8550%         1.38         66.8%
  67.60%    -    70.00%           13         67,967,195         6.0%          7.5050%         1.28         69.5%
  70.10%    -    72.50%           20        159,554,715        14.2%          7.5675%         1.38         71.3%
  72.60%    -    75.00%           44        266,311,179        23.6%          7.7533%         1.32         74.3%
  75.10%    -    77.50%           20        138,525,465        12.3%          7.8280%         1.29         76.1%
  77.60%    -    78.50%            5         42,584,052         3.8%          7.3940%         1.29         78.2%
  78.60%    -    79.50%            7         41,155,108         3.7%          7.3623%         1.28         79.1%
  79.60%    -    88.80%           18         69,853,773         6.2%          7.4272%         1.29         80.1%
-------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          169     $1,126,966,710       100.0%          7.5503%         1.45x        69.2%
===================================================================================================================

MAXIMUM CUT-OFF DATE LTV RATIO:    88.8%

MINIMUM CUT-OFF DATE LTV RATIO:    39.3%

WTD. AVG. CUT-OFF DATE LTV RATIO:  69.2%

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, First Union Securities, Inc., McDonald Investments Inc., and Salomon Smith Barney, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
CSFB 2001-CK3                                    COLLATERAL AND STRUCTURAL TERM SHEET                                JUNE 12, 2001
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                    YEAR BUILT/YEAR RENOVATED(1)
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                        WEIGHTED
                                    NUMBER OF                       PERCENTAGE OF       AVERAGE                           WEIGHTED
                                    MORTGAGED      CUT-OFF DATE        INITIAL          MORTGAGE       WEIGHTED           AVERAGE
RANGE OF YEARS                         REAL          PRINCIPAL      MORTGAGE POOL       INTEREST       AVERAGE          CUT-OFF DATE
BUILT/RENOVATED                     PROPERTIES        BALANCE          BALANCE           RATES         U/W DSCR          LTV RATIO
-----------------------------------------------------------------------------------------------------------------------------------
1942   -   1970                         10        $  21,723,446          1.9%           7.8564%          1.35x              68.6%
1971   -   1980                         14           55,733,196          4.9%           7.4199%          1.33               75.2%
1981   -   1990                         38          206,180,430         18.3%           7.4671%          1.40               70.8%
1991   -   2001                        115          843,329,638         74.8%           7.5714%          1.47               68.5%
                                    -----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                177      $ 1,126,966,710        100.0%           7.5503%          1.45X              69.2%
                                    ===============================================================================================

MOST RECENT YEAR BUILT/RENOVATED:     2001
OLDEST YEAR BUILT/RENOVATED (1):      1942
WTD. AVG. YEAR BUILT/RENOVATED:       1994

(1) YEAR BUILT/RENOVATED REFLECTS THE LATER OF THE YEAR BUILT OR THE YEAR RENOVATED.

-----------------------------------------------------------------------------------------------------------------------------------
                                                 OCCUPANCY RATES AT UNDERWRITING (1)
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                      WEIGHTED
                                  NUMBER OF                        PERCENTAGE OF      AVERAGE                            WEIGHTED
                                  MORTGAGED      CUT-OFF DATE         INITIAL         MORTGAGE          WEIGHTED          AVERAGE
        RANGE OF                    REAL           PRINCIPAL       MORTGAGE POOL      INTEREST          AVERAGE        CUT-OFF DATE
 OCCUPANCY RATES AT U/W          PROPERTIES         BALANCE           BALANCE           RATES           U/W DSCR        LTV RATIO
-----------------------------------------------------------------------------------------------------------------------------------

72.0%      -      84.9%                5      $    30,320,112           2.7%           8.0229%            1.26x           73.7%
85.0%      -      89.9%                8           50,994,985           4.5%           8.0634%            1.28            69.8%
90.0%      -      94.9%               32          352,873,163          31.3%           7.2632%            1.67            63.2%
95.0%      -      97.4%               36          172,436,785          15.3%           7.5892%            1.33            73.9%
97.5%      -     100.0%               92          477,467,244          42.4%           7.5805%            1.33            71.6%

                                    ---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:              173      $ 1,084,092,289          96.2%           7.5137%            1.44x           69.2%
                                    =============================================================================================

MAXIMUM OCCUPANCY RATE AT U/W:      100.0%
MINIMUM OCCUPANCY RATE AT U/W:       72.0%
WTD. AVG. OCCUPANCY RATE AT U/W:     95.6%

(1) DOES NOT INCLUDE HOSPITALITY PROPERTIES.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, First Union Securities, Inc., McDonald Investments Inc., and Salomon Smith Barney, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
CSFB 2001-CK3                                COLLATERAL AND STRUCTURAL TERM SHEET                                   JUNE 12, 2001
----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                     ORIGINAL AMORTIZATION TERMS
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                      WEIGHTED
                           NUMBER OF                               PERCENTAGE OF       AVERAGE                         WEIGHTED
       RANGE OF           UNDERLYING             CUT-OFF DATE         INITIAL          MORTGAGE        WEIGHTED        AVERAGE
ORIGINAL AMORTIZATION      MORTGAGE                PRINCIPAL       MORTGAGE POOL       INTEREST        AVERAGE       CUT-OFF DATE
     TERMS (MONTHS)         LOANS                   BALANCE           BALANCE           RATES         U/W DSCR        LTV RATIO
-----------------------------------------------------------------------------------------------------------------------------------

  Interest Only                1               $   105,000,000           9.3%           6.6300%         2.30x            44.7%
144    -      200              7                    14,323,643           1.3%           7.4009%         1.15             62.5%
201    -      300             44                   163,597,443          14.5%           7.8953%         1.44             68.8%
301    -      360            117                   844,045,624          74.9%           7.6005%         1.35             72.5%

                            -------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      169               $ 1,126,966,710         100.0%           7.5503%         1.45x            69.2%
                            =======================================================================================================

MAXIMUM ORIGINAL AMORTIZATION TERM (MONTHS):         360
MINIMUM ORIGINAL AMORTIZATION TERM (MONTHS):         144
WTD. AVG. ORIGINAL AMORTIZATION TERM (MONTHS):       314

-----------------------------------------------------------------------------------------------------------------------------------
                                                ORIGINAL TERMS TO STATED MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                         WEIGHTED
                                    NUMBER OF                         PERCENTAGE OF       AVERAGE                      WEIGHTED
      RANGE OF                     UNDERLYING        CUT-OFF DATE        INITIAL          MORTGAGE       WEIGHTED      AVERAGE
     ORIGINAL TERMS                 MORTGAGE          PRINCIPAL       MORTGAGE POOL       INTEREST       AVERAGE     CUT-OFF DATE
TO STATED MATURITY (MONTHS)           LOANS             BALANCE          BALANCE           RATES         U/W DSCR     LTV RATIO
-----------------------------------------------------------------------------------------------------------------------------------

 60     -      110                      7          $   136,874,408        12.1%           6.8935%          2.08x         50.7%
111     -      120                    152              964,571,978        85.6%           7.6395%          1.36          71.8%
121     -      180                     10               25,520,324         2.3%           7.7028%          1.19          71.7%

                                     ----------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               169          $ 1,126,966,710       100.0%           7.5503%          1.45x         69.2%
                                     ==============================================================================================

MAXIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS):        180
MINIMUM ORIGINAL TERM TO STATED MATURITY (MONTHS):         60
WTD. AVG. ORIGINAL TERM TO STATED MATURITY (MONTHS):      114

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, First Union Securities, Inc., McDonald Investments Inc., and Salomon Smith Barney, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
CSFB 2001-CK3                                COLLATERAL AND STRUCTURAL TERM SHEET                                   JUNE 12, 2001
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                   REMAINING AMORTIZATION TERMS
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                     WEIGHTED
                             NUMBER OF                           PERCENTAGE OF       AVERAGE                         WEIGHTED
      RANGE OF              UNDERLYING          CUT-OFF DATE        INITIAL          MORTGAGE       WEIGHTED          AVERAGE
REMAINING AMORTIZATION       MORTGAGE            PRINCIPAL       MORTGAGE POOL       INTEREST       AVERAGE        CUT-OFF DATE
   TERMS (MONTHS)             LOANS               BALANCE           BALANCE           RATES         U/W DSCR         LTV RATIO
-----------------------------------------------------------------------------------------------------------------------------------
     Interest Only               1           $   105,000,000           9.3%           6.6300%          2.30x           44.7%
144      -       200             7                14,323,643           1.3%           7.4009%          1.15            62.5%
201      -       300            44               163,597,443          14.5%           7.8953%          1.44            68.8%
301      -       360           117               844,045,624          74.9%           7.6005%          1.35            72.5%

                               ----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        169           $ 1,126,966,710         100.0%           7.5503%          1.45x           69.2%
                               ====================================================================================================

MAXIMUM REMAINING AMORTIZATION TERM (MONTHS):                     360
MINIMUM REMAINING AMORTIZATION TERM (MONTHS):                     144
WTD. AVG. REMAINING AMORTIZATION TERM (MONTHS):                   344
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                               REMAINING TERMS TO STATED MATURITY
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                         WEIGHTED
                                    NUMBER OF                           PERCENTAGE OF     AVERAGE                       WEIGHTED
         RANGE OF                  UNDERLYING           CUT-OFF DATE      INITIAL        MORTGAGE       WEIGHTED        AVERAGE
      REMAINING TERMS              MORTGAGE              PRINCIPAL      MORTGAGE POOL     INTEREST       AVERAGE      CUT-OFF DATE
TO STATED MATURITY (MONTHS)          LOANS                BALANCE         BALANCE         RATES         U/W DSCR       LTV RATIO
-----------------------------------------------------------------------------------------------------------------------------------
   56      -      110                  11            $   144,334,166       12.8%         6.9678%          2.04x          51.7%
  111      -      120                 148                957,112,221       84.9%         7.6341%          1.36           71.8%
  121      -      178                  10                 25,520,324        2.3%         7.7028%          1.19           71.7%
                               ----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:               169            $ 1,126,966,710      100.0%         7.5503%          1.45x          69.2%
                               ====================================================================================================

MAXIMUM REMAINING TERM TO STATED MATURITY (MONTHS):              178
MINIMUM REMAINING TERM TO STATED MATURITY (MONTHS):               56
WTD. AVG. REMAINING TERM TO STATED MATURITY (MONTHS):            111

(1) IN THE CASE OF ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE FOREGOING TABLE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, First Union Securities, Inc., McDonald Investments Inc., and Salomon Smith Barney, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
CSFB 2001-CK3                                COLLATERAL AND STRUCTURAL TERM SHEET                                   JUNE 12, 2001
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                           UNDERLYING MORTGAGE LOANS BY AMORTIZATION TYPE
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                     WEIGHTED
                             NUMBER OF                          PERCENTAGE OF         AVERAGE                        WEIGHTED
                            UNDERLYING        CUT-OFF DATE         INITIAL           MORTGAGE       WEIGHTED          AVERAGE
                             MORTGAGE          PRINCIPAL        MORTGAGE POOL        INTEREST       AVERAGE        CUT-OFF DATE
LOAN TYPE                      LOANS             BALANCE           BALANCE             RATES        U/W DSCR         LTV RATIO
-----------------------------------------------------------------------------------------------------------------------------------
Balloon                         143          $  823,704,287         73.1%             7.6478%         1.34x             72.3%
Fully Amortizing                  5              10,508,803          0.9%             7.3059%         1.10              65.1%
ARD                              21             292,753,620         26.0%             7.2850%         1.74              60.7%
                            -------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         169          $1,126,966,710        100.0%             7.5503%         1.45x             69.2%
                            =======================================================================================================

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                       MORTGAGE INTEREST RATES
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                         NUMBER OF                       PERCENTAGE OF      AVERAGE                     WEIGHTED
                                         UNDERLYING    CUT-OFF DATE         INITIAL         MORTGAGE       WEIGHTED      AVERAGE
        RANGE OF                          MORTGAGE       PRINCIPAL       MORTGAGE POOL      INTEREST       AVERAGE    CUT-OFF DATE
  MORTGAGE INTEREST RATES                   LOANS         BALANCE           BALANCE           RATES        U/W DSCR     LTV RATIO
-----------------------------------------------------------------------------------------------------------------------------------

 6.6300%      -      7.0000%                  5     $   162,351,064           14.4%          6.7247%        2.03x        51.9%
 7.0010%      -      7.2500%                 19         166,191,726           14.7%          7.1730%        1.30         74.7%
 7.2510%      -      7.5000%                 45         253,276,425           22.5%          7.4129%        1.33         73.9%
 7.5010%      -      7.7500%                 39         199,085,142           17.7%          7.6225%        1.36         72.2%
 7.7510%      -      8.0000%                 25         147,460,029           13.1%          7.8483%        1.39         68.6%
 8.0010%      -      8.2500%                 15          54,197,970            4.8%          8.1415%        1.43         67.3%
 8.2510%      -      9.1200%                 21         144,404,355           12.8%          8.5281%        1.34         71.3%

                                       --------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     169     $ 1,126,966,710          100.0%          7.5503%        1.45x        69.2%
                                       ============================================================================================

MAXIMUM MORTGAGE INTEREST RATE:          9.1200%
MINIMUM MORTGAGE INTEREST RATE:          6.6300%
WTD. AVG. MORTGAGE INTEREST RATE:        7.5503%

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, First Union Securities, Inc., McDonald Investments Inc., and Salomon Smith Barney, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
CSFB 2001-CK3                             COLLATERAL AND STRUCTURAL TERM SHEET                           JUNE 12, 2001
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                        MORTGAGE LOAN POOL PREPAYMENT PROFILE (1)
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                NUMBER OF                       % OF POOL
               MONTHS SINCE      MORTGAGE     OUTSTANDING        LOCKOUT/        YIELD      % OF POOL
 DATE          CUT-OFF DATE       LOANS      BALANCE (MM)       DEFEASANCE    MAINTENANCE      OPEN             TOTAL
----------------------------------------------------------------------------------------------------------------------
Jun-01                0            169         $ 1,127.0          98.77%         1.23%         0.00%           100.0%
Jun-02               12            169         $ 1,117.6          98.77%         1.23%         0.00%           100.0%
Jun-03               24            169         $ 1,107.5          98.77%         1.23%         0.00%           100.0%
Jun-04               36            169         $ 1,096.6          98.25%         1.75%         0.00%           100.0%
Jun-05               48            169         $ 1,084.6          97.10%         2.90%         0.00%           100.0%
Jun-06               60            166         $   963.9          93.38%         6.62%         0.00%           100.0%
Jun-07               72            166         $   949.9          93.25%         6.75%         0.00%           100.0%
Jun-08               84            163         $   914.2          94.27%         5.73%         0.00%           100.0%
Jun-09               96            163         $   898.4          94.28%         5.72%         0.00%           100.0%
Jun-10              108            160         $   873.8          84.50%         5.76%         9.74%           100.0%
Jun-11              120             10         $    16.5          83.28%        16.72%         0.00%           100.0%
Jun-12              132             10         $    15.2          82.20%        17.80%         0.00%           100.0%
Jun-13              144              7         $     8.3          68.08%        31.92%         0.00%           100.0%
Jun-14              156              7         $     7.8          66.86%        33.14%         0.00%           100.0%
Jun-15              168              6         $     5.7          37.86%        17.58%        44.56%           100.0%
----------------------------------------------------------------------------------------------------------------------

(1) CALCULATED ASSUMING THAT NO MORTGAGE LOAN PREPAYS, DEFAULTS OR IS REPURCHASED PRIOR TO STATED MATURITY, EXCEPT THAT THE ARD LOANS ARE ASSUMED TO PAY IN FULL ON THEIR RESPECTIVE ANTICIPATED REPAYMENT DATES. OTHERWISE CALCULATED BASED ON MATURITY ASSUMPTION TO BE SET FORTH IN THE FINAL PROSPECTUS SUPPLEMENT.
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                          PREPAYMENT PROVISION AS OF CUT-OFF DATE
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                                                               WEIGHTED     WEIGHTED
                                                                               AVERAGE      AVERAGE
                                                              PERCENTAGE OF   REMAINING     REMAINING       WEIGHTED
          RANGE OF              NUMBER OF     CUT-OFF DATE      INITIAL        LOCKOUT       LOCKOUT        AVERAGE
      REMAINING TERMS TO         MORTGAGE       PRINCIPAL     MORTGAGE POOL     PERIOD    PLUS YM PERIOD    MATURITY
   STATED MATURITY (YEARS)        LOANS         BALANCE         BALANCE        (YEARS)       (YEARS)       (YEARS) (1)
-----------------------------------------------------------------------------------------------------------------------
 4.00     -      5.00               3      $   107,855,251        9.6%           4.4            4.4            4.7
 6.00     -      7.00               3           23,515,594        2.1%           5.0            6.5            6.8
 8.00     -      8.99               3            8,242,718        0.7%           8.4            8.4            8.9
 9.00     -      9.49              10          112,015,381        9.9%           8.7            8.9            9.3
 9.50     -      9.99             136          818,977,443       72.7%           9.0            9.4            9.8
10.00     -     10.99               4           30,840,000        2.7%           9.5            9.7           10.0
11.00     -     11.99               1            6,479,694        0.6%          11.4           11.4           11.8
12.00     -     14.99               9           19,040,630        1.7%          12.5           13.4           13.5
                                 --------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           169      $ 1,126,966,710      100.0%           8.5            8.9            9.2
                                 ======================================================================================

(1) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, First Union Securities, Inc., McDonald Investments Inc., and Salomon Smith Barney, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------
CSFB 2001-CK3                                     COLLATERAL AND STRUCTURAL TERM SHEET                             JUNE 12, 2001
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                          PREPAYMENT OPTION
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
                                                                                    WEIGHTED       WEIGHTED
                                                                                    AVERAGE         AVERAGE
                                                                PERCENTAGE OF      REMAINING       REMAINING        WEIGHTED
                                NUMBER OF      CUT-OFF DATE        INITIAL          LOCKOUT         LOCKOUT          AVERAGE
                                MORTGAGE        PRINCIPAL       MORTGAGE POOL       PERIOD       PLUS YM PERIOD     MATURITY
        PREPAYMENT OPTION         LOANS          BALANCE           BALANCE          (YEARS)         (YEARS)        (YEARS) (1)
--------------------------------------------------------------------------------------------------------------------------------

Lockout/Defeasance                147       $ 1,052,056,363         93.4%             8.9             8.9              9.2
Lockout/Yield Maintenance          18            58,728,829          5.2%             4.6             9.0              9.4
Yield Maintenance                   3            13,874,932          1.2%             0.0             9.5              9.8
Lockout                             1             2,306,586          0.2%            14.4            14.4             14.5
                                ------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           169       $ 1,126,966,710        100.0%             8.5             8.9              9.2
                                ================================================================================================

(1) IN THE CASE OF THE ARD LOANS, THE ANTICIPATED REPAYMENT DATE IS ASSUMED TO BE THE MATURITY DATE FOR THE PURPOSES OF THE INDICATED COLUMN.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, First Union Securities, Inc., McDonald Investments Inc., and Salomon Smith Barney, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
CSFB 2001-CK3                                  COLLATERAL AND STRUCTURAL TERM SHEET                                    JUNE 12, 2001
------------------------------------------------------------------------------------------------------------------------------------

                          --------------------------------------------------------------------------------

                                                     SIGNIFICANT MORTGAGE LOANS

                          --------------------------------------------------------------------------------

====================================================================================================================================
                                                                   PERCENTAGE
                                                                   OF INITIAL                                               CUT-OFF
                                                     CUT-OFF DATE   MORTGAGE                            MORTGAGE              DATE
                                     PROPERTY          PRINCIPAL      POOL        SF/       LOAN PER    INTEREST    U/W       LTV
 #            LOAN NAME                TYPE             BALANCE      BALANCE     UNITS       SF/UNIT      RATE      DSCR     RATIO
------------------------------------------------------------------------------------------------------------------------------------
 1      888 Seventh Avenue          Office           $105,000,000      9.3%     873,608        $120       6.63%     2.30x    44.7%
------------------------------------------------------------------------------------------------------------------------------------
 2      Atrium Mall                 Retail             49,044,686      4.4%     214,755        $228       6.89%     1.61     64.5%
------------------------------------------------------------------------------------------------------------------------------------
 3      Almaden Plaza               Retail             48,113,668      4.3%     544,860         $88       7.76%     1.52     61.3%
------------------------------------------------------------------------------------------------------------------------------------
 4      Alliance GT 5 Portfolio     Multifamily        42,258,112      3.8%       1,393     $30,336       8.56%     1.23     74.6%
------------------------------------------------------------------------------------------------------------------------------------
 5      Alliance GT 6 Portfolio     Multifamily        34,523,645      3.1%       1,357     $25,441       8.51%     1.26     75.1%
------------------------------------------------------------------------------------------------------------------------------------
 6      Rambus, Inc.                Office             29,165,204      2.6%      96,562        $302       7.78%     1.37     70.4%
------------------------------------------------------------------------------------------------------------------------------------
 7      Foothill Village
        Shopping Center             Retail             25,119,903      2.2%     274,960         $91       8.00%     1.24     76.4%
------------------------------------------------------------------------------------------------------------------------------------
 8      The Metropolitan
        Apartments                  Multifamily        24,615,206      2.2%         128    $192,306       7.11%     1.20     69.3%
------------------------------------------------------------------------------------------------------------------------------------
 9      Silverthorne Factory
        Outlet Stores               Retail             23,152,226      2.1%     258,161         $90       7.55%     1.50     63.4%
------------------------------------------------------------------------------------------------------------------------------------
10      Plaza Antonio               Retail             22,768,908      2.0%     105,655        $216       7.25%     1.25     71.2%
------------------------------------------------------------------------------------------------------------------------------------
              TOTAL/WTD. AVG.                        $403,761,558     35.8%                               7.50%     1.62x    62.7%
====================================================================================================================================

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, First Union Securities, Inc., McDonald Investments Inc., and Salomon Smith Barney, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CSFB 2001-CK3          COLLATERAL AND STRUCTURAL TERM SHEET        JUNE 12, 2001
--------------------------------------------------------------------------------

                     ---------------------------------------
                               888 SEVENTH AVENUE
                     ---------------------------------------

                                LOAN INFORMATION


CUT-OFF DATE PRINCIPAL BALANCE:          $105,000,000

FIRST PAYMENT DATE:                      March 11, 2001

INTEREST RATE:                           6.63%

AMORTIZATION:                            Interest Only

ANTICIPATED REPAYMENT DATE:              February 11, 2006

EXPECTED ARD BALANCE:                    $105,000,000

ADDITIONAL INTEREST:                     Contract rate plus 2%

MATURITY DATE:                           February 11, 2031

SPONSOR:                                 Vornado Realty, L.P.

INTEREST CALCULATION:                    Actual/360

CALL PROTECTION:                         Lock/Defeasance until two months prior
                                         to ARD

LOAN PER SF:                             $120

UP-FRONT RESERVES:                       Engineering Reserve     $3,956,150

ONGOING RESERVES:                        TI/LC Reserve           Yes(1)
                                         Replacement Reserve     Yes(2)
                                         Tax and Insurance       Yes(3)
                                         Ground Lease Impound    Yes(4)
                                         Fund

LOCKBOX:                                 Springing

================================================================================

                              PROPERTY INFORMATION


SINGLE ASSET/PORTFOLIO:                  Single Asset

PROPERTY TYPE:                           Office

PROPERTY SUB-TYPE:                       Central Business District

LOCATION:                                New York, NY

YEAR BUILT/RENOVATED:                    1971/1998

SQUARE FOOTAGE:                          873,608

OCCUPANCY:                               93%(5)

OWNERSHIP INTEREST:                      Leasehold


                                                        % OF TOTAL      LEASE
MAJOR TENANTS                                   NRSF       NRSF      EXPIRATION
-------------                                  ------   ----------   ----------
New Line Realty of New York                    61,515      7.0%       6/30/2007
Soros Fund Management LLC (6)                  58,694      6.7%       7/31/2004
Golden Books Family Entertainment              56,145      6.4%       7/31/2013
Limited New York, Inc.                         56,145      6.4%       1/31/2014
Kaplan Educational Centers                     53,740      6.2%      10/31/2006
Hearst-Argyle Television, Inc.                 40,008      4.6%      12/14/2008
Vornado Realty L.P.                            33,834      3.9%      11/30/2015
Westinghouse Broadcasting, Co.                 28,550      3.3%      10/11/2008

PROPERTY MANAGEMENT:                     MRC Management LLC

U/W NET CASH FLOW:                       $16,238,384

U/W DSCR:                                2.30x

APPRAISED VALUE:                         $235,000,000

CUT-OFF DATE LTV:                        44.7%

ARD LTV:                                 44.7%
================================================================================
(1)  $145,833 on a monthly basis. $1,750,000 per year. $2.00/SF per year.

(2)  $23,020 on a monthly basis. $276,240 per year. $0.32/SF per year.

(3)  1/12 of annual tax and 1/12 of insurance premium on a monthly basis.

(4)  1/12 of rent and additional rent payable under the Ground Lease.

(5)  Occupancy is as of April 4, 2001.

(6) Soros Fund Management occupied 51,461 SF as of April 4, 2001. The tenant has already leased additional space of 5,283 SF and 1,950 SF with lease commencements on July 1, 2001 and August 1, 2001, respectively.







--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, First Union Securities, Inc., McDonald Investments Inc., and Salomon Smith Barney, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CSFB 2001-CK3          COLLATERAL AND STRUCTURAL TERM SHEET        JUNE 12, 2001
--------------------------------------------------------------------------------

                     ---------------------------------------
                               888 SEVENTH AVENUE
                     ---------------------------------------

                             ADDITIONAL INFORMATION

o    This loan has been rated Investment Grade by the Rating Agencies.

o The subject property is a 46-story, 873,608 square foot office building located in Midtown Manhattan, NYC, which was built in 1971 and renovated in 1998. The collateral also includes an underground parking facility operated by Kinney and three ground floor restaurants.

o The property is located on 7th Avenue and 56th Street. One of the building's most attractive features is its clear and unobstructed views of Central Park.

o Average rents at the property are 42% below the appraiser's market rent. The subject is leased to 48 tenants with an average lease term of 13 years. The property benefits from a diversified tenant base representing a wide array of industry sectors.

o    30% of the NRA is comprised of Investment grade tenants.

o National and credit tenants include Westinghouse Broadcasting, Co., Limited New York, Inc. whose parent is Limited Inc. (Moody's: Baa1, S&P: BBB+), Hearst-Argyle Television, Inc. (Moody's: Baa3, S&P: BBB-), New Line Realty of New York whose parent company is Turner Broadcasting Company (Moody's:
     Baa1, S&P: BBB+, Fitch: BBB+) and Vornado Realty L.P. (S&P: BBB+). Retail tenants include the Brooklyn Diner, the Redeye Grill, and Cafe Concepts.

o Vornado Realty Trust (S&P: BBB+) is headquartered at the subject and occupies 33,834 square feet (3.9% NRA).

o The borrowing entity is 888 Seventh Avenue, LLC, a Special Purpose Entity whose parent company is Vornado Realty Trust. Vornado Realty Trust is a real estate investment trust (REIT) that owns 66 million square feet of real estate, including 15.7 million in the New York area.

o The property is managed by MRC Management LLC, which is an affiliate of Vornado Realty Trust.

================================================================================

                             LEASE ROLLOVER SCHEDULE

                                                                     CUMULATIVE
                   AVERAGE                          % OF TOTAL         % OF
          # OF    BASE RENT   % OF     CUMULATIVE    BASE RENTAL    TOTAL RENTAL
         LEASES    PER SF    TOTAL SF    % OF          REVENUES       REVENUES
YEAR    ROLLING   ROLLING    ROLLING   SF ROLLING      ROLLING        ROLLING
--------------------------------------------------------------------------------
2001       6       $20.72     11.2%      11.2%           7.2%           7.2%
--------------------------------------------------------------------------------
2002       4        28.48      1.8       13.1            1.7            8.9
--------------------------------------------------------------------------------
2003       2        46.71      1.4       14.6            2.1           11.0
--------------------------------------------------------------------------------
2004       5        41.00     11.0       25.6           14.0           25.0
--------------------------------------------------------------------------------
2005       3        44.23      2.3       27.9            3.2           28.2
--------------------------------------------------------------------------------
2006       4        23.09      7.8       35.7            5.6           33.8
================================================================================

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, First Union Securities, Inc., McDonald Investments Inc., and Salomon Smith Barney, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CSFB 2001-CK3          COLLATERAL AND STRUCTURAL TERM SHEET        JUNE 12, 2001
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   ATRIUM MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE PRINCIPAL BALANCE:          $49,044,686

FIRST PAYMENT DATE:                      April 11, 2001

INTEREST RATE:                           6.89%

AMORTIZATION:                            360

ANTICIPATED REPAYMENT DATE:              March 11, 2011

EXPECTED ARD BALANCE:                    $42,743,961

ADDITIONAL INTEREST:                     Contract rate plus 2%

MATURITY DATE:                           March 11, 2031

SPONSOR:                                 Simon Property Group, Inc.

INTEREST CALCULATION:                    Actual/360

CALL PROTECTION:                         Lock/Defeasance until three month
                                         prior to ARD

LOAN PER SF:                             $228

UP-FRONT RESERVES:                       None

ONGOING RESERVES:                        Tax and Insurance     Yes (1)
                                         Replacement Reserve   Yes (2)
                                         TI/LC Reserve         Yes (3)

LOCKBOX:                                 Hard

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:                  Single Asset

PROPERTY TYPE:                           Retail

PROPERTY SUB-TYPE:                       Anchored

LOCATION:                                Chestnut Hill, MA

YEAR BUILT/RENOVATED:                    1989/N/A

SQUARE FOOTAGE:                          214,755

OCCUPANCY:                               92% (4)

OWNERSHIP INTEREST:                      Fee


                                                        % OF TOTAL      LEASE
MAJOR TENANTS                                   NRSF       NRSF      EXPIRATION
-------------                                  ------   ----------   ----------
Border's Books & Music                         27,117      12.6%      5/31/2010
The Gap/Gap Body                               20,167       9.4%      2/28/2009
Anthropologie                                  14,470       6.7%      1/31/2009
Pottery Barn                                   14,062       6.6%      1/31/2009
Restoration Hardware                           12,000       5.6%      1/31/2011
Cheesecake Factory                             10,368       4.8%     12/31/2015
Tiffany & Co.                                   6,700       3.1%      1/31/2008

PROPERTY MANAGEMENT:                     Simon Property Group, L.P.

U/W NET CASH FLOW:                       $6,232,735

U/W DSCR:                                1.61x

APPRAISED VALUE:                         $76,000,000

CUT-OFF DATE LTV:                        64.5%

ARD LTV:                                 56.2%
================================================================================
(1)  1/12 of annual tax and 1/12 of insurance premium on a monthly basis.

(2)  $5,594 on a monthly basis. $67,131 per year. $0.31/SF per year.

(3)  $28,355 on a monthly basis. $340,265 per year, capped at $1,000,000.
     $1.58/SF per year.

(4)  Occupancy is as of May 15, 2001.

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, First Union Securities, Inc., McDonald Investments Inc., and Salomon Smith Barney, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CSFB 2001-CK3          COLLATERAL AND STRUCTURAL TERM SHEET        JUNE 12, 2001
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   ATRIUM MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

o    This loan has been rated Investment Grade by the Rating Agencies.

o The subject property is a four-level, 214,755 square foot, multi-tenant retail center located in Chestnut Hill, MA, which was constructed in 1989.

o The subject is occupied by a wide array of national and credit tenants including Border's Books & Music, The Gap/Gap Body (Moody's: A3, S&P: A), Pottery Barn, Tiffanys & Co. (Moody's: Baa2), J Crew, MAC, Aveda, Cheesecake Factory, Restoration Hardware and Anthropologie. Lease terms vary with an average of 10 years.

o The subject property is located in the Chestnut Hill section of the city of Newton, which is a suburb of Boston and located approximately 9 miles from Boston. The subject is located on Route 9 which links Newton to downtown Boston. The 475,000 SF Mall at Chestnut Hill is located across from the subject along Route 9 and is anchored by Bloomingdale's and Filene's.

o The borrowing entity is Mayflower Atrium LLC, a single purpose entity 100% owned by Mayflower Realty LLC, whose managing member is a subsidiary of Simon Property Group, Inc., the largest U.S. publicly traded retail real estate company. Simon Property Group, Inc. has a market capitialization of $17 billion and an investment grade credit rating (S&P: BBB+).

o The property is managed by Simon Property Group, L.P., which, together with its affiliated management company, owns or manages approximately 191 million square feet of gross leasable area (GLA) in retail and mixed-use projects and attracts over 2 billion shopping visits annually to its properties.

--------------------------------------------------------------------------------
                             LEASE ROLLOVER SCHEDULE
--------------------------------------------------------------------------------
                                                                     CUMULATIVE
                   AVERAGE                           % OF TOTAL         % OF
          # OF    BASE RENT   % OF     CUMULATIVE    BASE RENTAL    TOTAL RENTAL
         LEASES    PER SF    TOTAL SF    % OF          REVENUES       REVENUES
YEAR    ROLLING   ROLLING    ROLLING   SF ROLLING      ROLLING        ROLLING
--------------------------------------------------------------------------------
2001       1      $35.00       3.7%       3.7%          4.6%            4.6%
--------------------------------------------------------------------------------
2002       3       41.76       2.2        5.9           3.2             7.7
--------------------------------------------------------------------------------
2003       3       27.42       1.5        7.4           1.4             9.2
--------------------------------------------------------------------------------
2004       0        0.00       0.0        7.4           0.0             9.2
--------------------------------------------------------------------------------
2005       2       51.10       1.8        9.3           3.3            12.5
--------------------------------------------------------------------------------
2006       1       40.12       2.2       11.5           3.1            15.6
--------------------------------------------------------------------------------
2007       0        0.00       0.0       11.5           0.0            15.6
--------------------------------------------------------------------------------
2008       9       41.26      21.9       33.4          31.6            47.1
--------------------------------------------------------------------------------
2009       5       20.35      26.2       59.5          18.6            65.8
--------------------------------------------------------------------------------
2010       6       32.27      19.9       79.4          22.5            88.2
--------------------------------------------------------------------------------
2011       1       30.00       5.6       85.0           5.9            94.1
================================================================================

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, First Union Securities, Inc., McDonald Investments Inc., and Salomon Smith Barney, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CSFB 2001-CK3          COLLATERAL AND STRUCTURAL TERM SHEET        JUNE 12, 2001
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  ALMADEN PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE PRINCIPAL BALANCE:         $48,113,668

FIRST PAYMENT DATE:                     January 11, 2001

INTEREST RATE:                          7.76%

AMORTIZATION:                           360

MATURITY DATE:                          December 11, 2010

SPONSOR:                                Joshua Kwan

INTEREST CALCULATION:                   Actual/360

CALL PROTECTION:                        Lock/Defeasance until three months
                                        prior to maturity

LOAN PER SF:                            $88

UP-FRONT RESERVES:                      SM Reserve Fund(2)            $3,100,000
                                        Earthquake Escrow Fund(3)     $3,500,000
                                        Initial Debt Service Reserve  $1,500,000
                                        Ground Lease Reserve          $  108,750
                                        Initial Replacement Reserve   $   33,500
                                        Almaden Expressway Escrow
                                          Fund (4)                    $  100,000

                                        Engineering Escrow            $   68,750
                                        Environmental Escrow          $    1,875

ONGOING RESERVES:                       TI/LC Reserve                 Yes(5)
                                        Replacement Reserve           Yes(6)
                                        Tax and Insurance             Yes(7)
                                        Ground Lease Reserve          Yes(8)

LOCKBOX:                                Springing
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:                 Single Asset

PROPERTY TYPE:                          Retail

PROPERTY SUB-TYPE:                      Anchored

LOCATION:                               San Jose, CA

YEAR BUILT/RENOVATED:                   1968/1998

SQUARE FOOTAGE:                         544,860

OCCUPANCY:                              99.0%(9)

OWNERSHIP INTEREST:                     Fee/Leasehold


                                                        % OF TOTAL      LEASE
MAJOR TENANTS                                 NRSF         NRSF      EXPIRATION
-------------                               -------     ----------   ----------
Costco Wholesale                            136,000       25.0%       2/28/2027
Bed Bath & Beyond                            62,000       11.4%       1/31/2010
TJ Maxx N More(1)                            53,799        9.9%       6/30/2011
Sears HomeLife                               39,845        7.3%       1/31/2010
Circuit City                                 37,840        6.9%       1/31/2019
Barnes & Noble                               28,208        5.2%      11/30/2008

Property Management:                    Brothers International Corporation

U/W Net Cash Flow:                      $6,329,261

U/W DSCR:                               1.52x

Appraised Value:                        $78,500,000

Cut-off Date LTV:                       61.3%

Maturity LTV:                           54.7%
--------------------------------------------------------------------------------
(1) TJ Maxx has signed a Letter of Intent to move into the space previously occupied by Service Merchandise. TJ Maxx is expected to take occupancy on June 15, 2001.

(2) Dedicated Strouds/Service Merchandise reserve ("SM Reserve Fund"). Conditions for releasing the Service Merchandise Reserve Fund are: (1) Stroud's lease is affirmed or (2) the Service Merchandise space is leased to a tenant at a rental rate greater than the rental rate previously paid by Service Merchandise (the new tenant must be in occupancy and paying as a condition of release). If one of the conditions is met, then $2,350,000 of the reserve may be released to the borrower and $700,000 may be applied to the cost of re-tenanting the Service Merchandise space. Any unused funds after the re-tenanting of the Service Merchandise space shall be deposited into the Leasing Reserve Fund. The remaining $50,000 shall be held until resolution of a dispute with the ground lessor related to use of an area of the property as a public roadway (Blossom Hill Road).

(3) Dedicated Earthquake Escrow Fund. Conditions for releasing the Earthquake Escrow Fund are completion of seismic retrofitting work at buildings C,D,E and H,J,M at the property and delivery of a new PML report indicating that the PML has been reduced to 20% or below.

(4) Almaden Expressway Escrow Fund: $100,000 taken at closing which shall be held until execution of a lease by Santa Clara County for use of areas of the Trust Property as a public roadway.

(5)  $17,620 on a monthly basis. $211,440 per year. $0.39/SF per year.

(6)  $6,561 on a monthly basis. $78,732 per year. $0.14/SF per year.

(7)  1/12 of annual tax and 1/12 of insurance premium on a monthly basis.

(8)  1/12 of rent and additional rent payable under the Ground Lease.

(9)  Occupancy is as of April 1, 2001.

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, First Union Securities, Inc., McDonald Investments Inc., and Salomon Smith Barney, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CSFB 2001-CK3       COLLATERAL AND STRUCTURAL TERM SHEET          JUNE 12, 2001
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  ALMADEN PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

o The subject is a single-story, 544,860 square foot, multi-tenant retail center located in San Jose, CA constructed between 1968 and 1998.

o The subject is anchored by 7 big box tenants that occupy approximately 49.0% of the net rentable area. They include TJ Maxx, Bed Bath & Beyond (S&P: BBB-), Sears HomeLife (Moody's: A3, S&P: A-, Fitch: A-), Circuit City, Barnes & Noble, Ross Dress for Less, and Strouds. Costco (Moody's:
     A2, S&P: A, Fitch: A+), the largest tenant, occupies approximately 25% of the net rentable area and is on a long term lease expiring February 2027, seventeen years past the term of the loan. Additional tenancy is comprised of 38 tenants with lease terms generally ranging between 5 and 10 years.

o The subject property is located in San Jose, Santa Clara County, CA at the corner of Almaden Expressway and Blossom Hill Road, just south of State Highway 85. Santa Clara County is one of nine counties that make up the San Francisco Bay Area. San Jose is one of Santa Clara County's major and most prominent metropolitan areas.

o Structural features of the loan include: a Strouds/Service Merchandise Reserve Fund Letter of Credit ($3,100,000), Earthquake Escrow Fund Letter of Credit ($3,500,000), Initial Debt Service Reserve of ($1,500,000), Ground Lease Reserve ($108,750), Initial Replacement Reserve ($33,500), Almaden Expressway Fund ($100,000). There is also an ongoing TI/LC Reserve of $17,620/month.

o The ground lease expires on May 31, 2015 and may be renewed at the sublessee's option for two successive periods ending May 31, 2064.

o The borrowing entity is Almaden Plaza Shopping Center, Inc. a Single Purpose Entity controlled by Joshua Kwan, one of the Guarantors of the Borrower, who has been involved as a real estate investor in the Bay area for 30 years. Mr. Kwan has had a long-term ownership interest in the subject and has invested approximately $18.1 million ($33/SF) in the subject since 1993. The property is owner managed.
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                 LEASE ROLLOVER SCHEDULE
                            AVERAGE
                           BASE RENT                                            % OF TOTAL BASE
            # OF LEASES     PER SF       % OF TOTAL SF    CUMULATIVE % OF        RENTAL REVENUES      CUMULATIVE % OF TOTAL
YEAR          ROLLING      ROLLING          ROLLING          SF ROLLING              ROLLING          RENTAL REVENUES ROLLING
-----------------------------------------------------------------------------------------------------------------------------
2001            5           $33.83            0.9%              0.9%                    2.4%                     2.4%
-----------------------------------------------------------------------------------------------------------------------------
2002            4            18.79            3.6               4.5                     5.0                      7.3
-----------------------------------------------------------------------------------------------------------------------------
2003            5            14.19           10.4              14.9                    11.0                     18.4
-----------------------------------------------------------------------------------------------------------------------------
2004           14            25.17            9.1              24.0                    17.0                     35.4
-----------------------------------------------------------------------------------------------------------------------------
2005            7            24.99            5.0              29.0                     9.3                     44.7
-----------------------------------------------------------------------------------------------------------------------------
2006            1            31.80            0.3              29.3                     0.7                     45.4
-----------------------------------------------------------------------------------------------------------------------------
2007            1            39.89            0.3              29.5                     0.8                     46.1
-----------------------------------------------------------------------------------------------------------------------------
2008            2            19.20            6.7              36.2                     9.6                     55.8
-----------------------------------------------------------------------------------------------------------------------------
2009            0             0.00            0.0              36.2                     0.0                     55.8
-----------------------------------------------------------------------------------------------------------------------------
2010            2            10.32           18.7              54.9                    14.4                     70.1
=============================================================================================================================

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, First Union Securities, Inc., McDonald Investments Inc., and Salomon Smith Barney, Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CSFB 2001-CK3         COLLATERAL AND STRUCTURAL TERM SHEET         JUNE 12, 2001
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               ALLIANCE GT 5 LOAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE PRINCIPAL BALANCE:     $42,258,112

FIRST PAYMENT DATE:                 July 1, 2001

INTEREST RATE:                      8.56%

AMORTIZATION:                       354

MATURITY DATE:                      October 1, 2010

EXPECTED MATURITY BALANCE:          $38,454,867

SPONSOR(S):                         Alliance
                                    Eaton Vance

INTEREST CALCULATION:               Actual/360

CALL PROTECTION:                    Lock/Defeasance until after the date six
                                    months prior to maturity

LOAN PER UNIT:                      $30,336

UP-FRONT RESERVES:                  Engineering Reserve            $427,750
                                    Environmental Reserve          $1,563
                                    Capital Expenditure Reserve    $428,323

ONGOING RESERVES:                   Tax and Insurance              Yes(1)
                                    Replacement Reserve            Yes(2)

LOCKBOX:                            Soft
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:             Portfolio of 4 Assets

PROPERTY TYPE:                      Multifamily

PROPERTY SUB-TYPE:                  Conventional

LOCATION:                           See Table Below

YEAR BUILT/RENOVATED:               See Table Below

UNITS:                              1,393

OCCUPANCY:                          91%

OWNERSHIP INTEREST:                 Fee

PROPERTY MANAGEMENT:                Alliance Residential Management, L.L.C.

U/W NET CASH FLOW:                  $4,828,940

U/W DSCR:                           1.23x

APPRAISED VALUE:                    $56,650,000

CUT-OFF DATE LTV:                   74.6%

MATURITY DATE LTV:                  67.9%
--------------------------------------------------------------------------------
(1)  1/12 of annual tax and 1/12 of insurance premium on a monthly basis.
(2)  $29,021 on a monthly basis. $348,250 per year. $250/unit per year.

------------------------------------------------------------------------------------------------------------------------------------
                                       ALLOCATED      YEAR BUILT/                      TOTAL
PROPERTY            LOCATION          LOAN AMOUNT      RENOVATED       OCCUPANCY       UNITS       1 BDRM       2 BDRM      3 BDRM
------------------------------------------------------------------------------------------------------------------------------------
Ashton Park         Houston, TX       $21,242,942      1982/1999          94%            720         456         264          N/A
Southpoint          Houston, TX         8,015,524      1983/1997          95%            244         160          84          N/A
Palm Grove          Tampa, FL           7,689,516      1970/1999          93%            244          64         156           24
Harbour Town        Nashville, TN       5,310,130      1974/1996          72%            185          58         107           20
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WAV                             $42,258,112                         91%          1,393         738         611           44
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation, First Union Securities, Inc., McDonald Investments Inc., and Salomon Smith Barney Inc. (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CSFB 2001-CK3         COLLATERAL AND STRUCTURAL TERM SHEET         JUNE 12, 2001
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               ALLIANCE GT 5 LOAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

o The loan is secured by 4 garden-style multifamily projects. The subject properties' amenities include swimming pools, surface and covered parking, laundry facilities, extensive landscaping and onsite management/leasing offices.

o Ashton Park and Palm Grove were substantially renovated during 1998-1999. Harbour Town and Southpoint will be renovated over the next twelve months. $428,323 has been reserved upfront for this renovation. In addition, the loan is structured with ongoing replacement reserves of $348,250 per year ($250/unit).

o The physical rehabilitation has positioned these assets to raise rents to the current market rents of renovated units in comparable properties while simultaneously allowing the properties to upgrade their tenant profile.

o The Loan was originated for a new joint venture between Eaton Vance and Alliance. In the joint venture, Eaton Vance owns and controls 60%. As of October 31, 2000, Eaton Vance provided investment advisory or administration services to over 70 Funds and to over 800 separately managed individual and institutional accounts. At that date, Eaton Vance had a total of $49.2 billion under management.

o    The subject properties are secured by a single Mortgage Note.

o Structural features of the loan include upfront escrows for engineering reserves ($427,750), environmental reserves ($1,563), and capital expenditures ($428,323). Ongoing reserves include a monthly replacement reserve of $29,021 ($250/unit).

o Alliance, whose principals include Andrew Schor and Steven Ivankovich, is a privately owned real estate investment, development, and finance firm concentrated in the multifamily housing business. Alliance and its affiliates own interests in and manage approximately 46,000 units throughout Texas, the Midwest and along the eastern seaboard from Virginia and Florida. Alliance Residential Management, L.L.C, an affiliate of the Borrower, has approximately 1,200 employees and is headquartered in Houston, Texas.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation and First Union (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CSFB 2001-CK3         COLLATERAL AND STRUCTURAL TERM SHEET         JUNE 12, 2001
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               ALLIANCE GT 6 LOAN
--------------------------------------------------------------------------------

                                LOAN INFORMATION

CUT-OFF DATE PRINCIPAL BALANCE:      $34,523,645

FIRST PAYMENT DATE:                  July 1, 2001

INTEREST RATE:                       8.5100%

AMORTIZATION:                        354

MATURITY DATE:                       October 1, 2010

EXPECTED MATURITY BALANCE:           $31,385,913

SPONSOR(S):                          Alliance
                                     Eaton Vance

INTEREST CALCULATION:                Actual/360

CALL PROTECTION:                     Lock/Defeasance until after
                                     the date six months prior to
                                     maturity

LOAN PER UNIT:                       $25,441

UP-FRONT RESERVES:                   Engineering Reserve            $987,206
                                     Environmental Reserve          $2,813
                                     Capital Expenditure Reserve    $843,790

ONGOING RESERVES:                    Tax and Insurance              Yes(1)
                                     Replacement Reserve (monthly)  Yes(2)

LOCKBOX:                             Soft


                              PROPERTY INFORMATION

SINGLE ASSET/PORTFOLIO:              Portfolio of 6 Assets

PROPERTY TYPE:                       Multifamily

PROPERTY SUB-TYPE:                   Conventional

LOCATION:                            See Table Below

YEAR BUILT/RENOVATED:                See Table Below

UNITS:                               1,357

OCCUPANCY:                           92%

OWNERSHIP INTEREST:                  Fee

PROPERTY MANAGEMENT:                 Alliance Residential
                                     Management, L.L.C.

U/W NET CASH FLOW:                   $4,027,536

U/W DSCR:                            1.26x

APPRAISED VALUE:                     $45,950,000

CUT-OFF DATE LTV:                    75.1%

MATURITY DATE LTV:                   68.3%

--------------------------------------------------------------------------------
(1)   1/12 of annual tax and 1/12 of insurance premium on a monthly basis.
(2)   $28,271 on a monthly basis.  $339,250 per year.  $250/unit per year.

----------------------------------------------------------------------------------------------------------------------------
                                           ALLOCATED
                                            LOAN        YEAR BUILT/                 TOTAL
 PROPERTY             LOCATION              AMOUNT       RENOVATED    OCCUPANCY     UNITS     1 BDRM      2 BDRM     3 BDRM
----------------------------------------------------------------------------------------------------------------------------
Westwinds           Greensboro, NC       $ 7,526,844     1989/1999       92%         276        132         144         N/A
Hunter's Chase      Houston, TX            7,509,324     1971/1999       97%         328        168         112          48
The Park            Columbia, SC           7,397,205     1975/1999       82%         292        177         115         N/A
Country Walk        Columbia, SC           5,353,490     1971/1999       92%         208         24         126          58
Twin Rivers         Hopewell, VA           3,419,251     1972/1999       96%         149        N/A         149         N/A
Oakdale Villas      Warner Robins, GA      3,317,530     1983/1999       97%         104         48          56         N/A
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WAV                                $34,523,645                     92%       1,357        549         702         106
----------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation and First Union (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
CSFB 2001-CK3      COLLATERAL AND STRUCTURAL TERM SHEET          JUNE 12, 2001
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                               ALLIANCE GT 6 LOAN
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
-------------------------------------------------------------------------------

o The loan is secured by 6 garden-style multifamily projects. The subject properties' amenities include swimming pools, surface and covered parking, laundry facilities, extensive landscaping and onsite management/leasing offices.

o The properties were substantially renovated between 1998-1999. In addition, The Park will be further renovated over the next twelve months. $843,790 has been reserved upfront for this renovation. In addition, the loan is structured with ongoing replacement reserves of $339,250 per year ($250/unit).

o The physical rehabilitation has positioned these assets to raise rents to the current market rents of renovated units in comparable properties while simultaneously allowing the properties to upgrade their tenant profile.

o The Loan was originated for a new joint venture between Eaton Vance and Alliance. In the joint venture, Eaton Vance own and control 60%. As of October 31, 2000, Eaton Vance provided investment advisory or administration services to over 70 Funds and to over 800 separately managed individual and institutional accounts. At that date, Eaton Vance had a total of $49.2 billion under management.

o    The subject properties secure a single Mortgage Note.

o Structural features of the loan include upfront escrows for engineering reserves ($987,206), environmental reserves ($2,813), and capital expenditures ($843,790). Ongoing reserves include a monthly replacement reserve of $28,271.

o Alliance, whose principals include Andrew Schor and Steven Ivankovich, is a privately owned real estate investment, development, and finance firm concentrated in the multifamily housing business. Alliance and its affiliates own interests in and manage approximately 46,000 units throughout Texas, the Midwest and along the eastern seaboard from Virginia and Florida. Alliance Residential Management, L.L.C, an affiliate of the Borrower, has approximately 1,200 employees and is headquartered in Houston, Texas.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation and First Union (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CSFB 2001-CK3        COLLATERAL AND STRUCTURAL TERM SHEET          JUNE 12, 2001
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  RAMBUS, INC.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE PRINCIPAL BALANCE:        $29,165,204

FIRST PAYMENT DATE:                    May 11, 2001

INTEREST RATE:                         7.7800%

AMORTIZATION:                          360

MATURITY DATE:                         April 11, 2011

SPONSOR:                               Peter Pau

INTEREST CALCULATION:                  Actual/360

CALL PROTECTION:                       Lock/Defeasance until after
                                       the date six months prior to
                                       maturity

LOAN PER SF:                           $302

UP-FRONT RESERVES:                     Rambus Security Deposit        $2,500,000
                                       (LOC) (1)

                                       Rambus Punchlist Reserve       $21,000
                                       TI/LC Reserve                  $828,111

ONGOING RESERVES:                      TI/LC Reserve                  Yes (2)
                                       Tax and Insurance              Yes (3)

LOCKBOX:                               Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:                Single

PROPERTY TYPE:                         Office

PROPERTY SUB-TYPE:                     Suburban

LOCATION:                              Los Altos, CA

YEAR BUILT/RENOVATED:                  2000/N/A

SQUARE FOOTAGE:                        96,562

OCCUPANCY:                             100%

OWNERSHIP INTEREST:                    Fee


                                                  % OF TOTAL
SINGLE TENANT                          NRSF          NRSF       LEASE EXPIRATION
-------------                          ----       ----------    ----------------
RAMBUS, INC.                          96,562         100%          12/27/2010

PROPERTY MANAGEMENT:                   Sand Hill Property Management Company

U/W NET CASH FLOW:                     $3,456,423

U/W DSCR:                              1.37x

APPRAISED VALUE:                       $41,400,000

CUT-OFF DATE LTV:                      70.4%

MATURITY LTV:                          62.7%

--------------------------------------------------------------------------------

(1) There is a $2.5MM Letter of Credit subject to reduction to $1.2MM on the 1st anniversary of rent commencement and $600,000 on the 2nd anniversary. This Letter of Credit will be credited to 6 months of debt service after year 1.

(2)  $12,400 on a monthly basis. $148,800 per year. $1.54/SF per year.

(3)  1/12 of annual tax and 1/12 of insurance premium on a monthly basis.

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation and First Union (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CSFB 2001-CK3     COLLATERAL AND STRUCTURAL TERM SHEET             JUNE 12, 2001
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  RAMBUS, INC.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

o The subject is a newly constructed 96,562 square foot Class A office building located in Los Altos, CA.

o Los Altos is an established, residential community in the northwestern quadrant of Santa Clara County, CA, 15 miles northwest of San Jose and 37 miles south of San Francisco.

o Rambus, Inc., a single tenant, is on a 10-year triple net lease at $40.20/SF per year that expires 12/27/10. They signed their lease in 1999 prior to the construction of the facility. The subject's rent is well below the prevailing market rent as of December 2000 of $84/SF. The Lease has 3% annual increases and two extension options for five years each.

o Rambus, Inc. develops and licenses high-bandwidth chip connection technologies that improve the speed of computers. Rambus chips are licensed by more that 30 companies including Hitachi, NEC, Samsung, Toshiba and Sony Corp. for PlayStation. Rambus was founded in 1993 and went public in 1997. Rambus reported operating income for the year ended 9/30/00 of $28.4 million, nearly double of the prior fiscal year. Rambus is nearly debt-free, with liabilities (all short term) representing 35% of total equity. Rambus funds its business with cash, and remains highly liquid. The subject property serves as the tenants' world headquarters.

o The Loan features a $2.5 million Letter of Credit subject to reduction to $1.2 million on the first anniversary of rent commencement and $600,000 on the second anniversary. In addition, the loan features a monthly tenant improvement and leasing commission reserve of $12,400 ($148,800/year).

o The borrower must deposit all rents into a rent account controlled by the lender. The lender is entitled to receive funds from the account sufficient to cover all required payments under the loan and, unless and until a trigger event occurs under the Rambus Office Building Loan, the borrower is entitled to receive the balance.

o The Borrower, Los Altos Office Associates, LLC, is a single purpose limited liability company organized under the laws of the State of California, and controlled by the sponsor Peter Pau. Mr. Pau is a strong local developer with a net worth of $23 million as of August 2000.

o The property is managed by Sand Hill Property Management Company, a related party. Sand Hill manages all of the properties the sponsor is involved in. The Company has over 15 years of experience and currently manages over 1.2 million square feet.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation and First Union (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CSFB 2001-CK3     COLLATERAL AND STRUCTURAL TERM SHEET             JUNE 12, 2001
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        FOOTHILL VILLAGE SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE PRINCIPAL BALANCE:       $25,119,903

FIRST PAYMENT DATE:                   February 11, 2001

INTEREST RATE:                        8.0000%

AMORTIZATION:                         360

ANTICIPATED REPAYMENT DATE:           January 11, 2011

EXPECTED ARD BALANCE:                 $25,119,903

ADDITIONAL INTEREST:                  Contract rate plus 2%

MATURITY DATE:                        January 11, 2031

SPONSOR:                              Gregory Greenfield & Associates

INTEREST CALCULATION:                 Actual/360

CALL PROTECTION:                      Lock/Defeasance until three months
                                      prior to ARD

LOAN PER UNIT:                        $91

UP-FRONT RESERVES:                    Earnout Reserve              $1,400,000(1)
                                      TI/LC Escrow                   $163,000
                                      Engineering Escrow             $389,113

ONGOING RESERVES:                     Tax and Insurance               Yes (2)
                                      TI/LC Reserve                   Yes (3)
                                      Replacement Reserve             Yes (4)

LOCKBOX:                              Hard
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:               Single Asset

PROPERTY TYPE:                        Retail

PROPERTY SUB-TYPE:                    Anchored

LOCATION:                             Salt Lake City, UT

YEAR BUILT/RENOVATED:                 1956/1987

NSF:                                  274,960

OCCUPANCY:                            87%(5)

OWNERSHIP INTEREST:                   Fee


                                                 % OF TOTAL          LEASE
MAJOR TENANTS                          NRSF          NRSF          EXPIRATION
-------------                          ----      ----------        ----------
Dan's Foods                           40,000       14.5%           10/31/2014
Stein Mart                            32,000       11.7%           11/30/2015
Body Tech, Inc.                       16,860        6.1%            2/28/2006
Nifty Cool                             8,835        3.2%            2/28/2011
Red Butte Cafe (The Pub, Inc.)         6,575        2.4%            9/30/2003
Blockbuster Video                      5,326        1.9%           11/30/2003
Wells Fargo Bank                       3,700        1.3%            9/30/2003
Starbucks Corporation                  2,585        0.9%            2/28/2007

PROPERTY MANAGEMENT:                 Jones Lang LaSalle Americas, Inc.

U/W NET CASH FLOW:                   $2,758,456

U/W DSCR:                            1.24x

APPRAISED VALUE:                     $32,900,000

CUT-OFF DATE LTV:                    76.4%

MATURITY DATE LTV:                   68.5%
--------------------------------------------------------------------------------
(1) Earnout Reserve held as additional security to the loan for 1 year until DSCR achieves 1.25x - if not achieved, holdback goes to paydown loan.

(2)  1/12 of annual tax and 1/12 of insurance premium on a monthly basis.

(3)  $18,838 on a monthly basis. $226,060 per year. $0.82/SF per year.

(4)  $4,683 on a monthly basis; $56,195 per year. $0.20/SF per year.

(5)  Occupancy as of March 31, 2001.

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation and First Union (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CSFB 2001-CK3    COLLATERAL AND STRUCTURAL TERM SHEET              JUNE 12, 2001
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        FOOTHILL VILLAGE SHOPPING CENTER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

o The subject property is a 274,960 square foot neighborhood shopping center located in Salt Lake City, UT. The property was built in 1956, renovated in 1969 and expanded in 1987. Parking for the center is available via 506 underground spaces and 396 surface parking spaces, with 18 accessible spaces for the disabled.

o The center is located approximately 3 miles southeast of I-80 and I-21, the primary freeways in Salt Lake City. The subject gains excellent frontage and visibility from Foothill Drive, which is one of the primary north/south arteries in eastern Salt Lake City. The property is surrounded by a dense residential base and other supporting retail.

o Dan's Foods, the largest tenant, occupies 14.5% of the net rentable area and is on a lease expiring 10/2014. Dan's Foods reported sales of $556/SF in 2000. The balance of the tenancy is comprised of 59 in-line tenants who provide the subject with a diverse tenant base. National and credit tenants include Blockbuster Video, General Nutrition Corp., Starbucks Corporation and Wells Fargo Bank (Moody's: Aa2, S&P: A+, Fitch: AA).

o The loan is structured with an initial tenant improvement and leasing commission reserve of $163,000 and an additional monthly TI/LC escrow of $18,838/SF ($226,060/year) and a monthly replacement reserve escrow of $4,683/SF ($56,195/year) is collected during the term of the loan. Hard lockbox commences at origination.

o The borrowing entity, Foothill Village Shopping Center, L.P., is controlled by Gregory Greenfield & Associates, whose principals have significant real estate experience derived from managing and leasing over 41 million square feet of retail space.

o The property is managed by Jones Lang LaSalle Americas, Inc., one of the world's leading real estate services and investment firms operating across 96 markets in 34 countries on five continents.
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------------------------
                                     AVERAGE
                                    BASE RENT                                          % OF TOTAL BASE
                  # OF LEASES        PER SF     % OF TOTAL SF       CUMULATIVE % OF     RENTAL REVENUES       CUMULATIVE % OF TOTAL
     YEAR           ROLLING          ROLLING       ROLLING            SF ROLLING            ROLLING          RENTAL REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------------
     2001              13            $13.79          9.3%                9.3%                11.4%                    11.4%
------------------------------------------------------------------------------------------------------------------------------------
     2002               9             16.19          6.1                15.4                  8.9                     20.3
------------------------------------------------------------------------------------------------------------------------------------
     2003              11             16.57         11.9                27.3                 17.6                     37.9
------------------------------------------------------------------------------------------------------------------------------------
     2004               8             12.36         11.7                39.0                 13.0                     50.9
------------------------------------------------------------------------------------------------------------------------------------
     2005               7             19.12          5.1                44.1                  8.7                     59.6
------------------------------------------------------------------------------------------------------------------------------------
     2006               3              8.90          9.0                53.1                  7.2                     66.7
------------------------------------------------------------------------------------------------------------------------------------
     2007               1             17.00          0.9                54.1                  1.4                     68.2
------------------------------------------------------------------------------------------------------------------------------------
     2008               2             18.19          1.9                56.0                  3.1                     71.3
------------------------------------------------------------------------------------------------------------------------------------
     2009               1             21.00          0.4                56.4                  0.8                     72.1
------------------------------------------------------------------------------------------------------------------------------------
     2010               2             24.00          1.2                57.6                  2.5                     74.7
------------------------------------------------------------------------------------------------------------------------------------
     2011               1              9.50          3.2                60.8                  2.7                     77.4
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation and First Union (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CSFB 2001-CK3          COLLATERAL AND STRUCTURAL TERM SHEET        JUNE 12, 2001
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           THE METROPOLITAN APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE PRINCIPAL BALANCE:     $24,615,206

FIRST PAYMENT DATE:                 May 1, 2001

INTEREST RATE:                      7.1100%

AMORTIZATION:                       360

MATURITY DATE:                      April 1, 2011

EXPECTED MATURITY BALANCE:          $21,559,564

SPONSOR(S):                         Robert Greer & Mitchell Markay

INTEREST CALCULATION:               Actual/360

CALL PROTECTION:                    Lock/Defeasance except during the last 90
                                    days of the term

LOAN PER UNIT:                      $192,306

UP-FRONT RESERVES:                  None

ONGOING RESERVES:                   Tax and Insurance Reserve    Yes (1)
                                    Replacement Reserve          Yes (2)

CASH MANAGEMENT:                    Soft Lockbox
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:             Single Asset

PROPERTY TYPE:                      Multifamily

PROPERTY SUB-TYPE:                  Conventional

LOCATION:                           Hoboken, NJ

YEAR BUILT/RENOVATED:               2000/N/A

NUMBER OF UNITS:                    128

OCCUPANCY:                          99%

OWNERSHIP INTEREST:                 Fee


PROPERTY MANAGEMENT:                The Alpert Group, LLC

U/W NET CASH FLOW:                  $2,393,789

U/W DSCR:                           1.20x

APPRAISED VALUE:                    $35,500,000

CUT-OFF DATE LTV:                   69.3%

MATURITY DATE LTV:                  60.7%
--------------------------------------------------------------------------------
(1)   1/12 of annual tax and 1/12 of insurance premium on a monthly basis.
(2)   $2,667 on a monthly basis.  $32,000 per year.  $250/unit per year.

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation and First Union (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CSFB 2001-CK3          COLLATERAL AND STRUCTURAL TERM SHEET        JUNE 12, 2001
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           THE METROPOLITAN APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

o The subject property is comprised of two five-story, elevatored buildings with a secured central courtyard, covered parking, and 4,000 square feet of street-level commercial space. The subject property's amenities include a full security intercom system throughout the building, fitness center, and off-street covered parking. Interior finishes in each unit include hardwood floors in the living and dining areas, marble vanities in the baths, and a dishwasher, microwave, and washer/dryer.

o The property is located in the city of Hoboken, NJ, within the east-central portion of Hudson County, directly across the Hudson River from midtown Manhattan. Hoboken has excellent access to Manhattan by way of ferry, PATH stations, and two tunnels, making it a popular and affordable alternative to living in Manhattan.

o The property was fully leased within 60 days of the initial lease up. Current occupancy is 99%. The unit mix consists of 2 one-bedroom units, 108 two-bedroom units, and 18 three-bedroom units.

o The borrower is Clinton Street Apartments LLC, a single purpose limited liability company. The sole member of the borrower is Hoboken Clinton LLC. The 1.0% managing member of Hoboken Clinton LLC is Hoboken Clinton Special, Inc., a single purpose corporation (with an independent director), which is 50% owned by Robert Greer and 50% owned by Mitchell Markay.

o The property is managed by The Alpert Group, LLC, which is a family owned and operated, full-service real estate management and development company with over 35 years of experience. They have developed approximately 1,300 units and currently manage over 2,200 units. The Alpert Group, LLC currently owns and operates 983 units which are primarily in the tri-state area.

--------------------------------------------------------------------------------
        UNITS                 # UNITS            AVG RENT           RENT $/SF
--------------------------------------------------------------------------------
       1 Bdrm                     2               $1,700              $2.52
       2 Bdrm                   108               $2,068              $2.28
       3 Bdrm                    18               $2,867              $2.47

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation and First Union (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CSFB 2001-CK3         COLLATERAL AND STRUCTURAL TERM SHEET         JUNE 12, 2001
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       SILVERTHORNE FACTORY OUTLET STORES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE PRINCIPAL BALANCE:       $23,152,226

FIRST PAYMENT DATE:                   May 11, 2001

INTEREST RATE:                        7.5500%

AMORTIZATION:                         300

MATURITY DATE:                        April 11, 2011

EXPECTED MATURITY BALANCE:            $18,872,004

SPONSOR:                              Sam Brown

INTEREST CALCULATION:                 Actual/360

CALL PROTECTION:                      Lock/Defeasance until
                                      after the date three
                                      months prior to maturity

LOAN PER SF:                          $90

UP-FRONT RESERVES:                    TI/LC Escrow         $250,000
                                      Engineering Escrow   $23,125

ONGOING RESERVES:                     Taxes and Insurance  Yes(1)
                                      Replacement Reserve  Yes(2)

LOCKBOX:                              None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:             Single

PROPERTY TYPE:                      Retail

PROPERTY SUB-TYPE:                  Unanchored

LOCATION:                           Silverthorne, CO

YEAR BUILT/RENOVATED:               1988/1994

NSF:                                258,161

OCCUPANCY:                          91%(3)

OWNERSHIP INTEREST:                 Fee/Leasehold


                                        % OF TOTAL         LEASE
MAJOR TENANTS                NRSF         NRSF          EXPIRATION
-------------                ----       ----------      ----------
Nike                        11,214         4.8%          12/1/2005
Liz Claiborne               10,000         4.3%           5/1/2006
Levi's Outlet by Most       10,000         4.3%           1/1/2003
Gap Outlet                   7,505         3.2%          11/1/2004
Eddie Bauer                  7,200         3.1%           7/1/2005
Bass Company Store           6,000         2.6%           7/1/2001
Carters                      6,500         2.8%          12/1/2001
Tommy Hilfiger (4)           4,727         1.8%          6/30/2011
Jones New York               3,983         1.7%           6/1/2003
J Crew                       3,966         1.7%           9/1/2001
Jones New York Country       2,200         0.9%          11/1/2005


PROPERTY MANAGEMENT:                SFS Management, LLC
U/W NET CASH FLOW:                  $3,090,709
U/W DSCR:                           1.50x
APPRAISED VALUE:                    $36,500,000
CUT-OFF DATE LTV:                   63.4%
MATURITY DATE LTV:                  51.7%
--------------------------------------------------------------------------------
(1)  1/12 of annual tax and 1/12 of insurance premium on a monthly basis.
(2)  $4,303 on a monthly basis. $51,636 per year. $0.20/SF per year.
(3)  Occupancy as of January 1, 2001.
(4) Tommy Hilifiger occupied 2,932 SF as of January 1, 2001. The tenant amended its lease on April 19, 2001 to reflect its move into a larger space of 4,727 SF and extended its lease term by 15 years.

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation and First Union (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CSFB 2001-CK3         COLLATERAL AND STRUCTURAL TERM SHEET         JUNE 12, 2001
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       SILVERTHORNE FACTORY OUTLET STORES
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

o The subject is a single-story, 258,161 square foot factory outlet mall built in three phases between 1988 and 1993 and located in Silverthorne, Colorado, 70 miles west of the Denver Metro Area and within 20 miles of 4 major ski resorts.

o Silverthorne, a town whose population has doubled in the last 10 years is located in Summit County and draws between 3 and 4 million visitors per year. Year-round recreation is a significant factor in the overall economics of Summit County.

o    The subject is occupied by 68 tenants including The Gap Outlet (Moody's:
     A3, S&P: A), Nike (Moody's: A2), Tommy Hillfiger, Eddie Bauer, Liz Claiborne, J Crew and Jones New York. Seven of the subject's tenants are among the Developers of Outlet Centers (DOC) national outlet mall association's top 12 most desirable national tenants.

o Average sales for reporting tenants are higher than the national average. In 2000, The Gap Outlet averaged sales of $716 psf, Tommy Hilfiger averaged sales of $605/SF, J Crew averaged sales of $565/SF, and Eddie Bauer averaged sales of $394/SF.

o The borrowing entity is Silverthorne Factory Stores, LLC, a newly formed single purpose entity with 40% owned by Former TCE LLC and 60% owned by TGS Properties US, Inc. Former TCE LLC is the managing member and is 100% owned by Sam Brown. TGS Properties Ltd is a public Canadian company traded on the Toronto Stock Exchange which owns 100% of TGS Properties US, Inc.

o Sam Brown, the Sponsor of the Borrower, has 30 years of real estate management experience and 13 years of experience in factory outlet malls. Mr. Brown has organized and managed over 38 joint ventures and partnerships involving over $85 million.

o The property is managed by SFS Management, LLC, a newly formed entity. SFS is 70% owned by Sam Brown and 30% owned by TGS Properties US, Inc.

--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                        LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------------------------
                                    AVERAGE
                                   BASE RENT                                            % OF TOTAL BASE
                  # OF LEASES        PER SF      % OF TOTAL SF     CUMULATIVE % OF       RENTAL REVENUES       CUMULATIVE % OF TOTAL
     YEAR          ROLLING          ROLLING        ROLLING           SF ROLLING             ROLLING          RENTAL REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------------
    2001(1)            22            $12.72         33.7%               33.7%                27.9%                    27.9%
------------------------------------------------------------------------------------------------------------------------------------
     2002               9             16.96          7.6                41.3                  8.4                      36.2
------------------------------------------------------------------------------------------------------------------------------------
     2003              13             17.88         17.1                58.4                 19.9                      56.1
------------------------------------------------------------------------------------------------------------------------------------
     2004              13             15.00         18.3                76.7                 17.8                      74.0
------------------------------------------------------------------------------------------------------------------------------------
     2005              12             17.69         19.0                95.7                 21.9                      95.8
------------------------------------------------------------------------------------------------------------------------------------
     2006               1             15.00          4.3               100.0                  4.2                     100.0
------------------------------------------------------------------------------------------------------------------------------------

(1) Several tenants have recently renewed their leases at 5 year-terms at increased rents.

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation and First Union (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CSFB 2001-CK3         COLLATERAL AND STRUCTURAL TERM SHEET         JUNE 12, 2001
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  PLAZA ANTONIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------

CUT-OFF DATE PRINCIPAL BALANCE:     $22,768,908

FIRST PAYMENT DATE:                 May 11, 2001

INTEREST RATE:                      7.25%

AMORTIZATION:                       360

MATURITY DATE:                      April 11, 2011

EXPECTED MATURITY BALANCE:          $20,014,248

SPONSOR(S):                         Westar Associates

INTEREST CALCULATION:               Actual/360

CALL PROTECTION:                    Lock/Defeasance until after the date six
                                    months prior to maturity

LOAN PER SF:                        $216

UP-FRONT RESERVES:                  None

ONGOING RESERVES:                   Tax and Insurance (1)

LOCKBOX:                            None
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------

SINGLE ASSET/PORTFOLIO:             Single Asset

PROPERTY TYPE:                      Retail

PROPERTY SUB-TYPE:                  Shadow Anchored

LOCATION:                           Rancho Santa Margarita, CA

YEAR BUILT/RENOVATED:               1992

NSF:                                105,655

OCCUPANCY:                          100% (2)

OWNERSHIP INTEREST:                 Fee


                                              % OF TOTAL          LEASE
MAJOR TENANTS                    NRSF            NRSF           EXPIRATION
-------------                   ------        ----------        ----------
True Value Hardware             12,586           11.9%          7/31/2002
The Wherehouse                   7,082            6.7%          1/31/2007
Cocos Restaurant                 6,500            6.2%          7/31/2012


PROPERTY MANAGEMENT:                Westar Management, Inc.

U/W NET CASH FLOW:                  $2,339,366

U/W DSCR:                           1.25x

APPRAISED VALUE:                    $32,000,000

CUT-OFF DATE LTV:                   71.2%

MATURITY DATE LTV:                  62.5%
--------------------------------------------------------------------------------
(1)  1/12 of annual tax and 1/12 of insurance premium on a monthly basis.
(2)  Occupancy is as of January 1, 2001.

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation and First Union (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CSFB 2001-CK3         COLLATERAL AND STRUCTURAL TERM SHEET         JUNE 12, 2001
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  PLAZA ANTONIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             ADDITIONAL INFORMATION
--------------------------------------------------------------------------------

o The subject is a 105,655 square foot shopping center in Rancho Santa Margarita, CA built in 1992. It is shadow anchored by Vons/Pavillion, a 55,000 square foot grocer.

o The subject is well-located at the southwest corner of Antonio Parkway and Coto de Caza Drive one mile east of the 241 toll road. The subject property is opposite Coto de Caza, a prestigious, high income, gated community.

o The center is one of three retailers in the 5,000-acre master-planned community of Rancho Santa Margarita that serves as a major demand generator for the subject. Two other shopping centers within the community include a 115,000 square foot Ralph's anchored center and a 350,000 square foot community center anchored by Target, Edwards and Petco. All of the centers are virtually fully occupied.

o The subject benefits from a diverse tenant base of 44 tenants. The average tenant represents only 2.3% of the net rentable area. Management purchased the property in August 2000 and since acquisition has successfully been able to re-lease tenants at higher rents.

o The borrowing entity will be a tenant-in-common (TIC) structure consisting of Plaza Antonio Acquisition Company, LLC (25%); RHP-Plaza Antonio, LLC (25%); and SJC-PAAC, LLC (50%). Both Plaza Antonio Acquisition Company, LLC and RHP-Plaza Antonio, LLC will be single purpose entities controlled by Westar Associates. SJC-PAAC, LLC shall be a single purpose entity controlled by The San Juan Company.

o The property is managed by Westar Management, Inc., a related entity to the borrower. Westar Management Inc. has over 19 years of real estate management experience. The Company manages approximately 1.7 million square feet of retail space in California and owns approximately 1.3 million square feet of retail space in California.
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                        LEASE ROLLOVER SCHEDULE
------------------------------------------------------------------------------------------------------------------------------------
                                  AVERAGE
                                 BASE RENT                                              % OF TOTAL BASE
                  # OF LEASES      PER SF       % OF TOTAL SF    CUMULATIVE % OF SF     RENTAL REVENUES       CUMULATIVE % OF TOTAL
     YEAR           ROLLING       ROLLING          ROLLING             ROLLING              ROLLING          RENTAL REVENUES ROLLING
------------------------------------------------------------------------------------------------------------------------------------
     2001               0          $0.00             0.0%                0.0%                 0.0%                     0.0%
------------------------------------------------------------------------------------------------------------------------------------
     2002              15          23.80            31.5                31.5                 29.8                     29.8
------------------------------------------------------------------------------------------------------------------------------------
     2003               9          22.84            19.6                51.1                 17.8                     47.6
------------------------------------------------------------------------------------------------------------------------------------
     2004               5          26.12             7.1                58.2                  7.3                     54.9
------------------------------------------------------------------------------------------------------------------------------------
     2005               3          27.73             3.4                61.6                  3.8                     58.7
------------------------------------------------------------------------------------------------------------------------------------
     2006               4          27.52             8.7                70.4                  9.6                     68.3
------------------------------------------------------------------------------------------------------------------------------------
     2007               3          22.74            12.0                82.3                 10.8                     79.1
------------------------------------------------------------------------------------------------------------------------------------
     2008               1          39.00             2.3                84.6                  3.5                     82.6
------------------------------------------------------------------------------------------------------------------------------------
     2009               0           0.00             0.0                84.6                  0.0                     82.6
------------------------------------------------------------------------------------------------------------------------------------
     2010               0           0.00             0.0                84.6                  0.0                     82.6
------------------------------------------------------------------------------------------------------------------------------------
     2011               0           0.00             0.0                84.6                  0.0                     82.6
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation and First Union (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
CSFB 2001-CK3                                     COLLATERAL AND STRUCTURAL TERM SHEET                                 JUNE 12, 2001
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                               CONTACTS
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                   REAL ESTATE DEBT CAPITAL MARKETS
------------------------------------------------------------------------------------------------------------------------------------
     CONTACT                          PHONE                          FAX                      E-MAIL
-----------------------------------------------------------------------------------------------------------------------------------
     Ken Rivkin                       212.325.3295                   212.325.8104             KEN.RIVKIN@CSFB.COM
     Managing Director

     Barry Polen                      212.325.3295                   212.325.8104             BARRY.POLEN@CSFB.COM
     Director

     Chris Anderson                   212.325.3295                   212.325.8104             CHRIS.ANDERSON@CSFB.COM
     Vice President

     Martin Gilligan                  212.325.3295                   212.325.8104             MARTIN.GILLIGAN@CSFB.COM
     Analyst

-----------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                           STRUCTURED FINANCE
------------------------------------------------------------------------------------------------------------------------------------
     CONTACT                          PHONE                          FAX                      E-MAIL
-----------------------------------------------------------------------------------------------------------------------------------
     Anand Gajjar                     212.538.6415                   212.325.6815             ANAND.GAJJAR@CSFB.COM
     Managing Director

     Kristen Dunseth                  212.325.4139                   212.743.5894             KRISTEN.DUNSETH@CSFB.COM
     Vice President

     Faisal Ashraf                    212.538.4495                   212.743.5099             FAISAL.ASHRAF@CSFB.COM
     Analyst

     Bonnie Ko                        212.538.5980                   212.743.5551             BONNIE.KO@CSFB.COM
     Analyst
-----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Credit Suisse First Boston Corporation and First Union (collectively, the "Underwriters") provide to you information in connection with your consideration of the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. By accepting this material the recipient agrees that it will not distribute or provide the material to any other person. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be based solely on your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERCEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERCEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.
--------------------------------------------------------------------------------

                      (THIS PAGE INTENTIONALLY LEFT BLANK)

PROSPECTUS

      CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., THE DEPOSITOR COMMERCIAL/MULTIFAMILY MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

     Our name is Credit Suisse First Boston Mortgage Securities Corp. We intend to offer from time to time commercial/multifamily mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Plan of Distribution."

--------------------------------------------------------------------------------
      THE OFFERED CERTIFICATES:        |            THE TRUST ASSETS:
                                       |
The offered certificates will be       |  The assets of each of our trusts will
issuable in series. Each series of     |  include--
offered certificates will--            |
                                       |  o mortgage loans secured by first
o have its own series designation;     |    and junior liens on, or security
                                       |    interests in, various interests in
o consist of one or more classes with  |    commercial and multifamily real
  various payment characteristics;     |    properties;
                                       |
o evidence beneficial ownership        |  o mortgage-backed securities that
  interests in a trust established by  |    directly or indirectly evidence
  us; and                              |    interests in, or are directly or
                                       |    indirectly secured by, those types
o be payable solely out of the         |    of mortgage loans; or
  related trust assets.                |
                                       |  o some combination of those types of
No governmental agency or              |    mortgage loans and mortgage-backed
instrumentality will insure or         |    securities.
guarantee payment on the offered       |
certificates. Neither we nor any of    |  Trust assets may also include letters
our affiliates are responsible for     |  of credit, surety bonds, insurance
making payments on the offered         |  policies, guarantees, credit
certificates if collections on the     |  derivatives, reserve funds,
related trust assets are               |  guaranteed investment contracts,
insufficient.                          |  interest rate exchange agreements,
                                       |  interest rate cap or floor
                                       |  agreements, currency exchange
                                       |  agreements, or other similar
                                       |  instruments and agreements.
--------------------------------------------------------------------------------

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 11 IN THIS PROSPECTUS, AS WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT, PRIOR TO INVESTING.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  The date of this prospectus is June 5, 2001.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS........   3

AVAILABLE INFORMATION; INCORPORATION BY REFERENCE..........................   3

SUMMARY OF PROSPECTUS......................................................   4

RISK FACTORS...............................................................  11

CAPITALIZED TERMS USED IN THIS PROSPECTUS..................................  27

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP........................  27

USE OF PROCEEDS............................................................  28

DESCRIPTION OF THE TRUST ASSETS............................................  28

YIELD AND MATURITY CONSIDERATIONS..........................................  51

DESCRIPTION OF THE CERTIFICATES............................................  56

DESCRIPTION OF THE GOVERNING DOCUMENTS.....................................  65

DESCRIPTION OF CREDIT SUPPORT..............................................  74

LEGAL ASPECTS OF MORTGAGE LOANS............................................  76

FEDERAL INCOME TAX CONSEQUENCES............................................  87

STATE AND OTHER TAX CONSEQUENCES........................................... 119

ERISA CONSIDERATIONS....................................................... 119

LEGAL INVESTMENT........................................................... 122

PLAN OF DISTRIBUTION....................................................... 124

LEGAL MATTERS.............................................................. 125

FINANCIAL INFORMATION...................................................... 125

RATING..................................................................... 125

GLOSSARY................................................................... 127


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       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

     We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. You can also obtain copies of these materials electronically through the SEC's Web site (http://www.sec.gov).

     In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at Eleven Madison Avenue, New York, New York 10010, telephone number (212) 325-2000.


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                              SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

WHO WE ARE...........................   Credit Suisse First Boston Mortgage
                                        Securities Corp. Our principal offices
                                        are located at Eleven Madison Avenue,
                                        New York, New York 10010, telephone
                                        number (212) 325-2000. We are a
                                        wholly-owned subsidiary of Credit Suisse
                                        First Boston Management Corporation,
                                        which in turn is a wholly-owned
                                        subsidiary of Credit Suisse First
                                        Boston, Inc. See "Credit Suisse First
                                        Boston Mortgage Securities Corp."

THE SECURITIES BEING OFFERED.........   The securities that will be offered by
                                        this prospectus and the related
                                        prospectus supplements consist of
                                        commercial/multifamily mortgage
                                        pass-through certificates. These
                                        certificates will be issued in series,
                                        and each series will, in turn, consist
                                        of one or more classes. Each class of
                                        offered certificates must, at the time
                                        of issuance, be assigned an investment
                                        grade rating by at least one nationally
                                        recognized statistical rating
                                        organization. Typically, the four
                                        highest rating categories, within which
                                        there may be sub-categories or
                                        gradations to indicate relative
                                        standing, signify investment grade. See
                                        "Rating."

                                        Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

THE OFFERED CERTIFICATES MAY BE
  ISSUED WITH OTHER CERTIFICATES.....   We may not publicly offer all the
                                        commercial/multifamily mortgage
                                        pass-through certificates evidencing
                                        interests in one of our trusts. We may
                                        elect to retain some of those
                                        certificates, to place some privately
                                        with institutional investors or to
                                        deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under "--The
                                        Securities Being Offered" above.

THE GOVERNING DOCUMENTS..............   In general, a pooling and servicing
                                        agreement or other similar agreement or
                                        collection of agreements will govern,
                                        among other things--

                                        o  the issuance of each series of
                                           offered certificates;

                                        o  the creation of and transfer of
                                           assets to the related trust; and

                                        o  the servicing and administration of
                                           those assets.

                                        The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to that trust. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

                                        If the trust assets for a series of
                                        offered certificates include mortgage
                                        loans, the parties to the governing
                                        document(s) will also include--

                                        o  a master servicer that will generally
                                           be responsible for performing
                                           customary servicing duties with
                                           respect to those mortgage loans that
                                           are not defaulted or otherwise
                                           problematic in any material respect;
                                           and

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                                        o  a special servicer that will
                                           generally be responsible for
                                           servicing and administering those
                                           mortgage loans that are defaulted or
                                           otherwise problematic in any material
                                           respect and real estate assets
                                           acquired as part of the related trust
                                           with respect to defaulted mortgage
                                           loans.

                                        The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                                        If the trust assets for a series of
                                        offered certificates include
                                        mortgage-backed securities, the parties
                                        to the governing document(s) may also
                                        include a manager that will be
                                        responsible for performing various
                                        administrative duties with respect to
                                        those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

                                        In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and their respective duties. See "Description of the Governing
                                        Documents."

CHARACTERISTICS OF THE
  MORTGAGE ASSETS....................   The trust assets with respect to any
                                        series of offered certificates will, in
                                        general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include--

                                        o  rental or cooperatively-owned
                                           buildings with multiple dwelling
                                           units;

                                        o  retail properties related to the sale
                                           of consumer goods and other products,
                                           or related to providing
                                           entertainment, recreational or
                                           personal services, to the general
                                           public;

                                        o  office buildings;

                                        o  hospitality properties;

                                        o  casino properties;

                                        o  health care-related facilities;

                                        o  industrial facilities;

                                        o  warehouse facilities, mini-warehouse
                                           facilities and self-storage
                                           facilities;

                                        o  restaurants, taverns and other
                                           establishments involved in the food
                                           and beverage industry;

                                        o  manufactured housing communities,
                                           mobile home parks and recreational
                                           vehicle parks;

                                        o  recreational and resort properties;

                                        o  arenas and stadiums;

                                        o  churches and other religious
                                           facilities;

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                                        o  parking lots and garages;

                                        o  mixed use properties;

                                        o  other income-producing properties;
                                           and/or

                                        o  unimproved land.

                                        The mortgage loans underlying a series
                                        of offered certificates may have a
                                        variety of payment terms. For example,
                                        any of those mortgage loans--

                                        o  may provide for the accrual of
                                           interest at a mortgage interest rate
                                           that is fixed over its term, that
                                           resets on one or more specified dates
                                           or that otherwise adjusts from time
                                           to time;

                                        o  may provide for the accrual of
                                           interest at a mortgage interest rate
                                           that may be converted at the
                                           borrower's election from an
                                           adjustable to a fixed interest rate
                                           or from a fixed to an adjustable
                                           interest rate;

                                        o  may provide for no accrual of
                                           interest;

                                        o  may provide for level payments to
                                           stated maturity, for payments that
                                           reset in amount on one or more
                                           specified dates or for payments that
                                           otherwise adjust from time to time to
                                           accommodate changes in the mortgage
                                           interest rate or to reflect the
                                           occurrence of specified events;

                                        o  may be fully amortizing or,
                                           alternatively, may be partially
                                           amortizing or nonamortizing, with a
                                           substantial payment of principal due
                                           on its stated maturity date;

                                        o  may permit the negative amortization
                                           or deferral of accrued interest;

                                        o  may prohibit some or all voluntary
                                           prepayments or require payment of a
                                           premium, fee or charge in connection
                                           with those prepayments;

                                        o  may permit defeasance and the release
                                           of real property collateral in
                                           connection with that defeasance;

                                        o  may provide for payments of
                                           principal, interest or both, on due
                                           dates that occur monthly, bi-monthly,
                                           quarterly, semi-annually, annually or
                                           at some other interval; and/or

                                        o  may have two or more component parts,
                                           each having characteristics that are
                                           otherwise described in this
                                           prospectus as being attributable to
                                           separate and distinct mortgage loans.

                                        Most, if not all, of the mortgage loans
                                        underlying a series of offered
                                        certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                                        We do not originate mortgage loans.
                                        However, some or all of the mortgage
                                        loans included in one of our trusts may
                                        be originated by our affiliates.

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                                        Neither we nor any of our affiliates
                                        will guarantee or insure repayment of
                                        any of the mortgage loans underlying a
                                        series of offered certificates. Unless
                                        we expressly state otherwise in the
                                        related prospectus supplement, no
                                        governmental agency or instrumentality
                                        will guarantee or insure repayment of
                                        any of the mortgage loans underlying a
                                        series of offered certificates. See
                                        "Description of the Trust
                                        Assets--Mortgage Loans."

                                        The trust assets with respect to any
                                        series of offered certificates may also
                                        include mortgage participations,
                                        mortgage pass-through certificates,
                                        collateralized mortgage obligations and
                                        other mortgage-backed securities, that
                                        evidence an interest in, or are secured
                                        by a pledge of, one or more mortgage
                                        loans of the type described above. We
                                        will not include a mortgage-backed
                                        security among the trust assets with
                                        respect to any series of offered
                                        certificates unless--

                                        o  the security has been registered
                                           under the Securities Act of 1933, as
                                           amended; or

                                        o  we would be free to publicly resell
                                           the security without registration.

                                        See "Description of the Trust
                                        Assets--Mortgage-Backed Securities."

                                        We will describe the specific
                                        characteristics of the mortgage assets
                                        underlying a series of offered
                                        certificates in the related prospectus
                                        supplement.

                                        In general, the total outstanding
                                        principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

SUBSTITUTION, ACQUISITION AND
  REMOVAL OF MORTGAGE ASSETS.........   If so specified in the related
                                        prospectus supplement, we or another
                                        specified person or entity may be
                                        permitted, at our or its option, but
                                        subject to the conditions specified in
                                        that prospectus supplement, to acquire
                                        from the related trust particular
                                        mortgage assets underlying a series of
                                        certificates in exchange for--

                                        o  cash that would be applied to pay
                                           down the principal balances of
                                           certificates of that series; and/or

                                        o  other mortgage loans or
                                           mortgage-backed securities that--

                                           1. conform to the description of
                                              mortgage assets in this
                                              prospectus; and

                                           2. satisfy the criteria set forth in
                                              the related prospectus supplement.

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                                        In addition, if so specified in the
                                        related prospectus supplement, the
                                        related trustee may be authorized or
                                        required, to apply collections on the
                                        mortgage assets underlying a series of
                                        offered certificates to acquire new
                                        mortgage loans or mortgage-backed
                                        securities that--

                                        o  conform to the description of
                                           mortgage assets in this prospectus;
                                           and

                                        o  satisfy the criteria set forth in the
                                           related prospectus supplement.

                                        No replacement of mortgage assets or
                                        acquisition of new mortgage assets will
                                        be permitted if it would result in a
                                        qualification, downgrade or withdrawal
                                        of the then-current rating assigned by
                                        any rating agency to any class of
                                        affected offered certificates.

CHARACTERISTICS OF
  THE OFFERED CERTIFICATES...........   An offered certificate may entitle the
                                        holder to receive--

                                        o  a stated principal amount;

                                        o  interest on a principal balance or
                                           notional amount, at a fixed, variable
                                           or adjustable pass-through rate;

                                        o  specified, fixed or variable portions
                                           of the interest, principal or other
                                           amounts received on the related
                                           mortgage assets;

                                        o  payments of principal, with
                                           disproportionate, nominal or no
                                           payments of interest;

                                        o  payments of interest, with
                                           disproportionate, nominal or no
                                           payments of principal;

                                        o  payments of interest or principal
                                           that commence only as of a specified
                                           date or only after the occurrence of
                                           specified events, such as the payment
                                           in full of the interest and principal
                                           outstanding on one or more other
                                           classes of certificates of the same
                                           series;

                                        o  payments of principal to be made,
                                           from time to time or for designated
                                           periods, at a rate that is--

                                           1. faster and, in some cases,
                                              substantially faster, or

                                           2. slower and, in some cases,
                                              substantially slower,

                                           than the rate at which payments or
                                           other collections of principal are
                                           received on the related mortgage
                                           assets;

                                        o  payments of principal to be made,
                                           subject to available funds, based on
                                           a specified principal payment
                                           schedule or other methodology; or

                                        o  payments of all or part of the
                                           prepayment or repayment premiums,
                                           fees and charges, equity
                                           participations payments or other
                                           similar items received on the related
                                           mortgage assets.

                                        Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

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                                        A class of offered certificates may have
                                        two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

                                        We will describe the specific
                                        characteristics of each class of offered certificates in the related prospectus supplement. See "Description of the Certificates."

CREDIT SUPPORT AND REINVESTMENT,
  INTEREST RATE AND CURRENCY
  RELATED PROTECTION FOR
  THE OFFERED CERTIFICATES...........   Some classes of offered certificates may
                                        be protected in full or in part against
                                        defaults and losses, or select types of
                                        defaults and losses, on the related
                                        mortgage assets through the
                                        subordination of one or more other
                                        classes of certificates of the same
                                        series or by other types of credit
                                        support. The other types of credit
                                        support may include a letter of credit,
                                        a surety bond, an insurance policy, a
                                        guarantee, a credit derivative or a
                                        reserve fund. We will describe the
                                        credit support, if any, for each class
                                        of offered certificates in the related
                                        prospectus supplement.

                                        The trust assets with respect to any
                                        series of offered certificates may
                                        also include any of the following
                                        agreements--

                                        o  guaranteed investment contracts in
                                           accordance with which moneys held in
                                           the funds and accounts established
                                           with respect to those offered
                                           certificates will be invested at a
                                           specified rate;

                                        o  interest rate exchange agreements,
                                           interest rate cap or floor
                                           agreements, or other agreements and
                                           arrangements designed to reduce the
                                           effects of interest rate fluctuations
                                           on the related mortgage assets or on
                                           one or more classes of those offered
                                           certificates; or

                                        o  currency exchange agreements or other
                                           agreements and arrangements designed
                                           to reduce the effects of currency
                                           exchange rate fluctuations with
                                           respect to the related mortgage
                                           assets and one or more classes of
                                           those offered certificates.

                                        We will describe the types of
                                        reinvestment, interest rate and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

                                        See "Risk Factors," "Description of the
                                        Trust Assets" and "Description of Credit
                                        Support."

ADVANCES WITH RESPECT
  TO THE MORTGAGE ASSETS.............   If the trust assets for a series of
                                        offered certificates include mortgage
                                        loans, then, as and to the extent
                                        described in the related prospectus
                                        supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

                                        o  delinquent scheduled payments of
                                           principal and/or interest, other than
                                           balloon payments;

                                        o  property protection expenses;

                                        o  other servicing expenses; or

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                                        o  any other items specified in the
                                           related prospectus supplement.

                                        Any party making advances will be
                                        entitled to reimbursement from
                                        subsequent recoveries on the related
                                        mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See "Description of the Certificates --Advances."

                                        If the trust assets for a series of
                                        offered certificates include
                                        mortgage-backed securities, we will
                                        describe in the related prospectus
                                        supplement any comparable advancing
                                        obligations with respect to those
                                        mortgage-backed securities or the
                                        underlying mortgage loans.

OPTIONAL TERMINATION.................   We will describe in the related
                                        prospectus supplement any circumstances
                                        in which a specified party is permitted
                                        or obligated to purchase or sell any of
                                        the mortgage assets underlying a series
                                        of offered certificates. In particular,
                                        a master servicer, special servicer or
                                        other designated party may be permitted
                                        or obligated to purchase or sell--

                                        o  all the mortgage assets in any
                                           particular trust, thereby resulting
                                           in a termination of the trust; or

                                        o  that portion of the mortgage assets
                                           in any particular trust as is
                                           necessary or sufficient to retire one
                                           or more classes of offered
                                           certificates of the related series.

                                        See "Description of the Certificates
                                        --Termination."

CERTAIN FEDERAL INCOME
  TAX CONSEQUENCES...................   Any class of offered certificates will
                                        constitute or evidence ownership of--

                                        o  regular interests or residual
                                           interests in a real estate mortgage
                                           investment conduit under Sections
                                           860A through 860G of the Internal
                                           Revenue Code of 1986; or

                                        o  interests in a grantor trust under
                                           Subpart E of Part I of Subchapter J
                                           of the Internal Revenue Code of 1986.

                                        See "Federal Income Tax Consequences."

CERTAIN ERISA CONSIDERATIONS.........   If you are a fiduciary of an employee
                                        benefit plan or other retirement plan or arrangement, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under applicable law. See
                                        "ERISA Considerations."

LEGAL INVESTMENT.....................   If your investment authority is subject
                                        to legal restrictions, you should
                                        consult your legal advisor to determine
                                        whether and to what extent the offered
                                        certificates constitute a legal
                                        investment for you. We will specify in
                                        the related prospectus supplement which
                                        classes of the offered certificates will constitute mortgage related securities for purposes of the Secondary Mortgage
                                        Market Enhancement Act of 1984, as
                                        amended. See "Legal Investment."

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                                  RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase any offered certificates.

LIMITED LIQUIDITY OF YOUR CERTIFICATES MAY HAVE AN ADVERSE IMPACT ON YOUR
  ABILITY TO SELL YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR CERTIFICATES WILL BE SENSITIVE TO FACTORS UNRELATED TO
  THE PERFORMANCE OF YOUR CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS.

     The market value of your certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your certificates as a result of an equal but opposite movement in interest rates.

     The market value of your certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     o the availability of alternative investments that offer high yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

     o legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire;

     o investors' perceptions regarding the commercial and multifamily real estate markets which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties; and

     o investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your certificates or the related mortgage assets. Pricing information regarding your certificates may not be generally available on an ongoing basis.

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LIMITED ASSETS OF EACH TRUST MAY ADVERSELY IMPACT YOUR ABILITY TO RECOVER YOUR
  INVESTMENT IN THE EVENT OF LOSS ON THE UNDERLYING MORTGAGE ASSETS

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. Unless the related prospectus supplement states otherwise, no governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

PREPAYMENT CONSIDERATIONS; VARIABILITY IN AVERAGE LIFE OF OFFERED CERTIFICATES;
  SPECIAL YIELD CONSIDERATIONS

     The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     o an absolute or partial prohibition against voluntary prepayments during some or all of the loan term; or

     o a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     o the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated; or

     o the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may lessen or increase the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

     Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of those Prepayments May Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     o vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series; or

     o be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     Certificates Purchased at a Premium or a Discount Will Be Sensitive to the Rate of Principal Payment. A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the underlying mortgage loans. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield.

THE NATURE OF RATINGS ARE LIMITED AND WILL NOT GUARANTEE THAT YOU WILL RECEIVE
  ANY PROJECTED RETURN ON YOUR OFFERED CERTIFICATES

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability--

     o    that principal prepayments on the related mortgage loans will be made;

     o of the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     o of the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future.

RISKS ASSOCIATED WITH COMMERCIAL OR MULTIFAMILY MORTGAGE LOANS

     Many of the Mortgage Loans Underlying Your Offered Certificates Will be Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following--

     o the sufficiency of the net operating income of the applicable real property;

     o the market value of the applicable real property at or prior to maturity; and

     o the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

     Many Risk Factors are Common to Most or All Multifamily and Commercial Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value--

     o    the age, design and construction quality of the property;

     o perceptions regarding the safety, convenience and attractiveness of the property;

     o    the characteristics of the neighborhood where the property is located;

     o    the proximity and attractiveness of competing properties;

     o    the existence and construction of competing properties;

     o    the adequacy of the property's management and maintenance;

     o national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     o local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     o    demographic factors;

     o    customer tastes and preferences;

     o    retroactive changes in building codes; and

     o changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include--

     o an increase in interest rates, real estate taxes and other operating expenses;

     o an increase in the capital expenditures needed to maintain the property or make improvements;

     o a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     o    an increase in vacancy rates;

     o    a decline in rental rates as leases are renewed or replaced; and

     o natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by--

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    the rental rates at which leases are renewed or replaced;

     o    the percentage of total property expenses in relation to revenue;

     o the ratio of fixed operating expenses to those that vary with revenues; and

     o the level of capital expenditures required to maintain the property and to maintain or replace tenants.

     Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     The Successful Operation of a Multifamily or Commercial Property Depends on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes--

     o to pay for maintenance and other operating expenses associated with the property;

     o to fund repairs, replacements and capital improvements at the property; and

     o to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include--

     o an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     o    an increase in tenant payment defaults;

     o a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     o an increase in the capital expenditures needed to maintain the property or to make improvements; and

     o    a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include--

     o    the business operated by the tenants;

     o    the creditworthiness of the tenants; and

     o    the number of tenants.

     Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to--

     o the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises; plus

     o an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     The Success of an Income-Producing Property Depends on Reletting Vacant Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     Property Value May Be Adversely Affected even when Current Operating Income Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including--

     o    changes in interest rates;

     o    the availability of refinancing sources;

     o    changes in governmental regulations, licensing or fiscal policy;

     o    changes in zoning or tax laws; and

     o    potential environmental or other legal liabilities.

     Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for--

     o    responding to changes in the local market;

     o planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     o    maintain or improve occupancy rates, business and cash flow;

     o    reduce operating and repair costs; and

     o    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     Maintaining a Property in Good Condition May Be Costly. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

     Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including--

     o    rental rates;

     o    location;

     o    type of business or services and amenities offered; and

     o    nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that--

     o    offers lower rents;

     o    has lower operating costs;

     o    offers a more favorable location; or

     o    offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     Various Types of Income-Producing Properties May Present Special Risks. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

     o Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties;

     o Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships;

     o Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements;

     o Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties;

     o Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways;

     o Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions;

     o Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline; and

     o Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates."

     Borrowers May Be Unable to Make Balloon Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including--

     o    the fair market value and condition of the underlying real property;

     o    the level of interest rates;

     o    the borrower's equity in the underlying real property;

     o    the borrower's financial condition;

     o    the operating history of the underlying real property;

     o    changes in zoning and tax laws;

     o    changes in competition in the relevant area;

     o    changes in rental rates in the relevant area;

     o    changes in governmental regulation and fiscal policy;

     o    prevailing general and regional economic conditions;

     o    the state of the fixed income and mortgage markets; and

     o the availability of credit for multifamily rental or commercial properties.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
  DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on the operation of all of the related real properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT
  AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the aggregate balances of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
  DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to--

     o any adverse economic developments that occur in the locale, state or region where the properties are located;

     o    changes in the real estate market where the properties are located;

     o changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     o acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS
  THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A
  MORTGAGE LOAN BACKING YOUR CERTIFICATES

     Certain mortgage loans included in one of our trusts may either--

     o prohibit the related borrower from encumbering the related real property with additional secured debt, or

     o require the consent of the holder of the mortgage loan prior to so encumbering the related real property.

However, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults, and a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans--Subordinate Financing".

JUNIOR MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND WILL CAUSE
  GREATER RISKS OF LOSS THAN FIRST MORTGAGE LOAN

     To the extent specified in the related prospectus supplement, certain mortgage loans may be secured primarily by junior mortgages. In the case of liquidation, mortgage loans underlying the offered certificates are entitled to satisfaction from proceeds that remain from the sale of the related mortgaged property after the mortgage loans senior to those junior mortgage loans have been satisfied. If there are not sufficient funds to satisfy those junior mortgage loans and senior mortgage loans, the junior mortgage loan would suffer a loss and, accordingly, one or more classes of certificates would bear that loss. Therefore, any risks of deficiencies associated with first mortgage loans will be greater with respect to junior mortgage loans.

THE TYPE OF MORTGAGOR MAY ENTAIL RISK

     Mortgage loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of mortgage loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

CREDIT SUPPORT IS LIMITED AND MAY NOT BE SUFFICIENT TO PREVENT LOSS ON YOUR
  OFFERED CERTIFICATES

     The prospectus supplement for a series of certificates will describe any credit support provided for that series. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order or priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support for one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on a assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--The Nature of Ratings Are Limited and Will Not Guarantee that You Will Receive Any Projected Return on Your Offered Certificates", "Description of the Certificates" above and "Description of Credit Support" in this prospectus.

THE ENFORCEABILITY OF SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR
  OFFERED CERTIFICATES MAY BE CHALLENGED

     Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     o    the bankrupt party--

          1.   was insolvent at the time of granting the lien,

          2.   was rendered insolvent by the granting of the lien,

          3.   was left with inadequate capital, or

          4.   was not able to pay its debts as they matured; and

     o the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     o    the related real property; or

     o    a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if--

     o    the default is deemed to be immaterial;

     o    the exercise of those remedies would be inequitable or unjust; or

     o    the circumstances would render the acceleration unconscionable.

     Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since the construction thereof, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-confirming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the owner of the non-conforming property may be required to incur significant costs in order to effect compliance with that Act. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following--

     o    breach of contract involving a tenant, a supplier or other party;

     o    negligence resulting in a personal injury; or

     o    responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

SPECIAL HAZARD LOSSES MAY CAUSE YOU TO SUFFER LOSSES ON YOUR OFFERED
  CERTIFICATES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things--

     o    war;

     o    revolution;

     o    governmental actions;

     o    floods and other water-related causes;

     o    earth movement, including earthquakes, landslides and mudflows;

     o    wet or dry rot;

     o    vermin; and

     o    domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

ENVIRONMENTAL RISKS

     We cannot provide any assurance--

     o as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     o that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     o that the results of the environmental testing were accurately evaluated in all cases;

     o that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     o that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     o    tenants at the property, such as gasoline stations or dry cleaners; or

     o conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     o agents or employees of the lender are deemed to have participated in the management of the borrower; or

     o the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

     o any condition on the property that causes exposure to lead-based paint; and

     o the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

DELINQUENT MORTGAGE LOANS MAY UNDERLIE YOUR OFFERED CERTIFICATES AND ADVERSELY
  AFFECT THE YIELD ON YOUR OFFERED CERTIFICATES

     The related prospectus supplement may provide that certain delinquent mortgage loans underlie a series of offered certificates. Unless the related prospectus supplement provides otherwise, the special servicer may service these mortgage loans. The same entity may act as both master servicer and special servicer. Any credit enhancement provided with respect to a particular series of certificates may not cover all losses related to delinquent mortgage loans, and you should consider the risk that the inclusion of delinquent mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage loans and accordingly the yield on your certificates.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES REGARDING RESIDUAL CERTIFICATES

     Inclusion of Taxable Income in Excess of Cash Received. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

     Some Taxable Income of a Residual Interest Can Not Be Offset Under the Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion--

     o    generally will not be reduced by losses from other activities;

     o for a tax-exempt holder, will be treated as unrelated business taxable income; and

     o for a foreign holder, will not qualify for any exemption from withholding tax.

     Individuals and Certain Entities Should Not Invest in REMIC Residual Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for--

     o    individuals;

     o    estates;

     o    trusts beneficially owned by any individual or estate; and

     o pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     Transfer Limitations. In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code of 1986 or to a United States person, if classified as a partnership under the Internal Revenue Code of 1986, unless all of its beneficial owners are United States persons.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN
  UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may--

     o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON
  THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate--

     o any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
          Section 856(d) of the Internal Revenue Code of 1986; and

     o any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

BOOK-ENTRY REGISTRATION MAY LIMIT YOUR ABILITY TO EXERCISE YOUR RIGHTS, PROVIDE
  ONLY LIMITED INFORMATION, AND AFFECT PAYMENT AND TRANSFERABILITY OF YOUR OFFERED CERTIFICATES

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     o you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     o you may have only limited access to information regarding your offered certificates;

     o you may suffer delays in the receipt of payments on your offered certificates; and

     o your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

     We were incorporated in Delaware on December 31, 1985. We were organized, among other things, for the purpose of serving as a private secondary mortgage market conduit.

     We are a wholly-owned subsidiary of Credit Suisse First Boston Management Corporation who is a wholly-owned subsidiary of Credit Suisse First Boston, Inc. Our principal executive offices are located at Eleven Madison Avenue, New York, New York 10010. Our telephone number is 212-325-2000.

     We do not have, and do not expect to have in the future, any significant assets.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.


                                USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. You may review a breakdown of the estimated expenses of issuing and distributing the certificates in Part II, Item 14 of the registration statement of which this prospectus forms a part. See "Available Information; Incorporation by Reference" for information concerning obtaining a copy of the registration statement. Also see "Underwriting" in the related prospectus supplement for information concerning the proceeds to us from the sale of the particular offered certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

     We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.


                         DESCRIPTION OF THE TRUST ASSETS

GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of--

     o    various types of multifamily and/or commercial mortgage loans;

     o mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     o a combination of mortgage loans and mortgage-backed securities of the types described above.

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

MORTGAGE LOANS

     General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property--

     o    rental or cooperatively-owned buildings with multiple dwelling units;

     o retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     o retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     o    office properties;

     o hospitality properties, such as hotels, motels and other lodging facilities;

     o    casino properties;

     o health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     o    industrial properties;

     o warehouse facilities, mini-warehouse facilities and self-storage facilities;

     o restaurants, taverns and other establishments involved in the food and beverage industry;

     o manufactured housing communities, mobile home parks and recreational vehicle parks;

     o recreational and resort properties, such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks;

     o    arenas and stadiums;

     o    churches and other religious facilities;

     o    parking lots and garages;

     o    mixed use properties;

     o    other income-producing properties; and

     o    unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     o a fee interest or estate, which consists of ownership of the property for an indefinite period;

     o an estate for years, which consists of ownership of the property for a specified period of years;

     o a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease;

     o    shares in a cooperative corporation which owns the property; or

     o    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

     o first, to the payment of court costs and fees in connection with the foreclosure;

     o    second, to the payment of real estate taxes; and

     o third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     o    the period of the delinquency;

     o    any forbearance arrangement then in effect;

     o    the condition of the related real property; and

     o the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

     Various Types of Multifamily and Commercial Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include--

     o the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     o    the types of services offered at the property;

     o    the location of the property;

     o the characteristics of the surrounding neighborhood, which may change over time;

     o the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     o the ability of management to provide adequate maintenance and insurance;

     o    the property's reputation;

     o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     o    the ability of management to respond to competition;

     o the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     o adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     o state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     o the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     o the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     o the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     o    require written leases;

     o    require good cause for eviction;

     o    require disclosure of fees;

     o    prohibit unreasonable rules;

     o    prohibit retaliatory evictions;

     o    prohibit restrictions on a resident's choice of unit vendors;

     o    limit the bases on which a landlord may increase rent; or

     o prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

     o    fixed percentages;

     o    percentages of increases in the consumer price index;

     o    increases set or approved by a governmental agency; or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

     Some mortgage loans underlying the offered certificates will be secured by--

     o the related borrower's interest in multiple units in a residential condominium project; and

     o    the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

     o    mortgage loan payments;

     o    real property taxes;

     o    maintenance expenses; and

     o    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     o    maintenance payments from the tenant/shareholders; and

     o any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

     Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     o    shopping centers;

     o    factory outlet centers;

     o    malls;

     o    automotive sales and service centers

     o    consumer oriented businesses;

     o    department stores;

     o    grocery stores;

     o    convenience stores;

     o    specialty shops;

     o    gas stations;

     o    movie theaters;

     o    fitness centers;

     o    bowling alleys;

     o    salons; and

     o    dry cleaners.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required--

     o    to lower rents;

     o    to grant a potential tenant a free rent or reduced rent period;

     o    to improve the condition of the property generally; or

     o to make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including--

     o    competition from other retail properties;

     o perceptions regarding the safety, convenience and attractiveness of the property;

     o    perceptions regarding the safety of the surrounding area;

     o    demographics of the surrounding area;

     o the strength and stability of the local, regional and national economies;

     o    traffic patterns and access to major thoroughfares;

     o    the visibility of the property;

     o    availability of parking;

     o the particular mixture of the goods and services offered at the property;

     o    customer tastes, preferences and spending patterns; and

     o    the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including--

     o    an anchor tenant's failure to renew its lease;

     o    termination of an anchor tenant's lease;

     o the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

     o the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

     o    a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars--

     o    factory outlet centers;

     o    discount shopping centers and clubs;

     o    catalogue retailers;

     o    television shopping networks and programs;

     o    internet web sites; and

     o    telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     Office Properties. Factors affecting the value and operation of an office property include--

     o the number and quality of the tenants, particularly significant tenants, at the property;

     o the physical attributes of the building in relation to competing buildings;

     o the location of the property with respect to the central business district or population centers;

     o demographic trends within the metropolitan area to move away from or towards the central business district;

     o social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     o tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     o local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     o    the quality and philosophy of building management;

     o    access to mass transportation; and

     o    changes in zoning laws.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include--

     o    rental rates;

     o the building's age, condition and design, including floor sizes and layout;

     o    access to public transportation and availability of parking; and

     o amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include--

     o    the cost and quality of labor;

     o    tax incentives; and

     o    quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including--

     o    full service hotels;

     o    resort hotels with many amenities;

     o    limited service hotels;

     o hotels and motels associated with national or regional franchise chains;

     o hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     o    other lodging facilities.

     Factors affecting the economic performance of a hospitality property include--

     o the location of the property and its proximity to major population centers or attractions;

     o    the seasonal nature of business at the property;

     o    the level of room rates relative to those charged by competitors;

     o    quality and perception of the franchise affiliation;

     o economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     o    the existence or construction of competing hospitality properties;

     o    nature and quality of the services and facilities;

     o    financial strength and capabilities of the owner and operator;

     o the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     o increases in operating costs, which may not be offset by increased room rates;

     o the property's dependence on business and commercial travelers and tourism; and

     o changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon--

     o    the continued existence and financial strength of the franchisor;

     o    the public perception of the franchise service mark; and

     o    the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Casino Properties. Factors affecting the economic performance of a casino property include--

     o location, including proximity to or easy access from major population centers;

     o    appearance;

     o economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     o    the existence or construction of competing casinos;

     o    dependence on tourism; and

     o    local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     o providing alternate forms of entertainment, such as performers and sporting events; and

     o    offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     Health Care-Related Properties. Health-care related properties include--

     o    hospitals;

     o    skilled nursing facilities;

     o    nursing homes;

     o    congregate care facilities; and

     o    in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to--

     o    statutory and regulatory changes;

     o    retroactive rate adjustments;

     o    administrative rulings;

     o    policy interpretations;

     o    delays by fiscal intermediaries; and

     o    government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including--

     o    federal and state licensing requirements;

     o    facility inspections;

     o    rate setting;

     o    reimbursement policies; and

     o laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     The value and operation of an industrial property depends on--

     o location of the property, the desirability of which in a particular instance may depend on--

          1.   availability of labor services,

          2.   proximity to supply sources and customers, and

          3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     o building design of the property, the desirability of which in a particular instance may depend on--

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

          4.   divisibility,

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

          8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

     o the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

     Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-store property depends on--

     o    building design;

     o    location and visibility;

     o    tenant privacy;

     o    efficient access to the property;

     o proximity to potential users, including apartment complexes or commercial users;

     o    services provided at the property, such as security;

     o    age and appearance of the improvements; and

     o    quality of management.

     Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include--

     o competition from facilities having businesses similar to a particular restaurant or tavern;

     o perceptions by prospective customers of safety, convenience, services and attractiveness;

     o    the cost, quality and availability of food and beverage products;

     o negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     o    changes in demographics, consumer habits and traffic patterns;

     o    the ability to provide or contract for capable management; and

     o retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     o    segment;

     o    product;

     o    price;

     o    value;

     o    quality;

     o    service;

     o    convenience;

     o    location; and

     o    the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     o    lower operating costs;

     o    more favorable locations;

     o    more effective marketing;

     o    more efficient operations; or

     o    better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include--

     o actions and omissions of any franchisor, including management practices that--

          1.   adversely affect the nature of the business, or

          2. require renovation, refurbishment, expansion or other expenditures;

     o the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     o the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities.

     Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include--

     o    the number of comparable competing properties in the local market;

     o    the age, appearance and reputation of the property;

     o    the quality of management; and

     o    the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     o    multifamily rental properties;

     o    cooperatively-owned apartment buildings;

     o    condominium complexes; and

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     o    fixed percentages;

     o    percentages of increases in the consumer price index;

     o    increases set or approved by a governmental agency; or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include--

     o    the location and appearance of the property;

     o    the appeal of the recreational activities offered;

     o the existence or construction of competing properties, whether are not they offer the same activities;

     o the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     o    geographic location and dependence on tourism;

     o changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     o seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     o    sensitivity to weather and climate changes; and

     o    local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, such as sporting events, musical events, theatrical events, animal shows, and circuses. The ability to attract patrons is dependent on, among others, the following factors--

     o    the appeal of the particular event;

     o    the cost of admission;

     o perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     o perceptions by prospective patrons of the safety of the surrounding area; and

     o the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include--

     o    the number of rentable parking spaces and rates charged;

     o the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     o    the amount of alternative parking spaces in the area;

     o    the availability of mass transit; and

     o the perceptions of the safety, convenience and services of the lot or garage.

     Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

     o    its location;

     o    its size;

     o    the surrounding neighborhood; and

     o    local zoning laws.

     Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     o    the successful operation of the property; and

     o its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service; to

     o the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     o    make the loan payments on the related mortgage loan;

     o cover operating expenses; and o fund capital improvements at any given time.

     Operating revenues of a nonowner occupied, income- producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     o    some health care-related facilities;

     o    hotels and motels;

     o    recreational vehicle parks; and

     o mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     o    warehouses;

     o    retail stores;

     o    office buildings; and

     o    industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from--

     o    increases in energy costs and labor costs;

     o    increases in interest rates and real estate tax rates; and

     o    changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property; to

     o the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     o the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity; and

     o the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     o the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     o the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     o the income capitalization method, which takes into account the property's projected net cash flow; or

     o    a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example

     o it is often difficult to find truly comparable properties that have recently been sold;

     o the replacement cost of a property may have little to do with its current market value; and

     o income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features--

     o    an original term to maturity of not more than approximately 40 years;
          and

     o scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that--

     o provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     o provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     o    provide for no accrual of interest;

     o provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     o be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     o    permit the negative amortization or deferral of accrued interest;

     o permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     o prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts--

     o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     o the type or types of property that provide security for repayment of the mortgage loans;

     o the earliest and latest origination date and maturity date of the mortgage loans;

     o the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     o loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     o the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     o if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     o information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     o debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     o the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     o    more general information in the related prospectus supplement; and

     o specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

     If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

     The mortgage backed-securities underlying a series of offered certificates may include-

     o mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality; or

     o certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

     o will have been registered under the Securities Act of 1933, as amended;

     o    will be exempt from the registration requirements of that Act;

     o will have been held for at least the holding period specified in Rule 144(k) under that Act; or

     o may otherwise be resold by us publicly without registration under that Act.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts--

     o the initial and outstanding principal amount(s) and type of the securities;

     o the original and remaining term(s) to stated maturity of the securities;

     o the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

     o    the payment characteristics of the securities;

     o the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     o    a description of the related credit support, if any;

     o    the type of mortgage loans underlying the securities;

     o the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     o the terms and conditions for substituting mortgage loans backing the securities; and

     o the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for--

     o cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     o    other mortgage loans or mortgage-backed securities that--

          1. conform to the description of mortgage assets in this prospectus, and

          2. satisfy the criteria set forth in the related prospectus supplement.

     In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

     o    conform to the description of mortgage assets in this prospectus; and

     o    satisfy the criteria set forth in the related prospectus supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include--

     o the subordination or one or more other classes of certificates of the same series;

     o    a letter of credit;

     o    a surety bond;

     o    an insurance policy;

     o    a guarantee;

     o    a credit derivative; and/or

     o    a reserve fund.

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include--

     o    interest rate exchange agreements;

     o    interest rate cap agreements;

     o    interest rate floor agreements;

     o    currency exchange agreements; or

     o other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     o    the price you paid for your offered certificates;

     o    the pass-through rate on your offered certificates; and

     o    the amount and timing of payments on your offered certificates.

     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following--

     o the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     o    the dates on which any balloon payments are due; and

     o the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     o whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium; and

     o when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     o be based on the principal balances of some or all of the mortgage assets in the related trust; or

     o equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     o payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence; or

     o payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including--

     o    the availability of mortgage credit;

     o the relative economic vitality of the area in which the related real properties are located;

     o    the quality of management of the related real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

In general, those factors that increase--

     o the attractiveness of selling or refinancing a commercial or multifamily property; or

     o the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     o    prepayment lock-out periods; and

     o requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes--

     o    to convert to a fixed rate loan and thereby lock in that rate; or

     o to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     o    realize its equity in the property;

     o    meet cash flow needs; or

     o    make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     o the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates;

     o    the relative importance of those factors;

     o the percentage of the principal balance of those mortgage loans that will be paid as of any date; or

     o    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     o    scheduled amortization; or

     o    prepayments, including--

          1.   voluntary prepayments by borrowers, and

          2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

          o the projected weighted average life of each class of those offered certificates with principal balances; and

          o the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     o    to refinance the loan; or

     o    to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     o    the bankruptcy of the borrower; or

     o adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that--

     o limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     o provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     o provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

     o the number of foreclosures with respect to the underlying mortgage loans; and

     o the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following--

     o a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     o the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

     Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources--

     o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     o    have the same series designation;

     o    were issued under the same Governing Document; and

     o    represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     o    have the same class designation; and

     o    have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive--

     o a stated principal amount, which will be represented by its principal balance;

     o interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

     o specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     o payments of principal, with disproportionate, nominal or no payments of interest;

     o payments of interest, with disproportionate, nominal or no payments of principal;

     o payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     o payments of principal to be made, from time to time or for designated periods, at a rate that is--

          1.   faster and, in some cases, substantially faster, or

          2.   slower and, in some cases, substantially slower,

          than the rate at which payments or other collections of principal are received on the related mortgage assets;

     o payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

     General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify--

     o    the periodic payment date for that series; and

     o the record date as of which certificateholders entitled to payments on any particular payment date will be established.

     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

     o by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement; or

     o by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

     Interest may accrue with respect to any offered certificate on the basis of--

     o    a 360-day year consisting of 12 30-day months;

     o the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days;

     o the actual number of days elapsed during each relevant period in a normal calendar year; or

     o    any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either--

     o based on the principal balances of some or all of the related mortgage assets; or

     o equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

     Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     o    payments of principal actually made to the holders of that class; and

     o if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources--

     o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows--

     o by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     o    by establishing a priority of payments among those classes.

     See "Description of Credit Support."

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     o delinquent payments of principal and/or interest, other than balloon payments;

     o    property protection expenses;

     o    other servicing expenses; or

     o    any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     o subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support; and

     o any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     o periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders; or

     o at any other times and from any other sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     o the payments made on that payment date with respect to the applicable class of offered certificates; and

     o    the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     o    that calendar year; or

     o the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code of 1986.

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     o with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment"; or

     o as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following-


     o the final payment or other liquidation of the last mortgage asset in that trust; and


     o the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

     If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

     General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

     DTC, Euroclear and Clearstream, Luxembourg. DTC is-

     o    a limited-purpose trust company organized under the New York Banking
          Law;

     o    a "banking corporation" within the meaning of the New York Banking
          Law;

     o    a member of the Federal Reserve System;

     o a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     o a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream, Luxembourg was incorporated in 1970 as "Cedel S.A." (Centrale de Livraison de Valeurs Mobilieres), a company with limited liability under the laws of Luxembourg. Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG. The merger involved the transfer by Cedel International of substantially all of its assets and liabilities, including its shares in Cedelbank, to a new Luxembourg company, New Cedel International, societe anonyme. New Cedel International is 50% owned by Cedel International and 50% by Deutsche Borse AG, the parent of Deutsche Borse Clearing AG. The shareholders of these two entities are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. On January 18, 2000, Cedelbank was renamed Clearstream Banking, societe anonyme. Clearstream, Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream, Luxembourg in any of 40 currencies, including United States dollars. Clearstream, Luxembourg provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 40 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg. It is subject to regulation by the Banque Centrale du Luxembourg, which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada and the United States. Indirect

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access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear was founded in December 1968 to hold securities for its member organizations and to clear and settle transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 30 markets. Transactions may be settled in Euroclear in any of over 40 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream, Luxembourg have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and Clearstream, Luxembourg, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, Luxembourg, or between persons or entities participating indirectly in Euroclear or Clearstream, Luxembourg, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, Luxembourg, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, Luxembourg, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, Luxembourg, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, Luxembourg, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, Luxembourg, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

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     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream, Luxembourg purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, Luxembourg, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream, Luxembourg on the same day. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, Luxembourg, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream, Luxembourg cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     o governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name; and

     o the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless--

     o we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     o we elect, at our option, to terminate the book-entry system through DTC with respect to those offered certificates.

     Upon the occurrence of either of the two events described in the prior paragraph, DTC will be required to notify all DTC participants of the availability through DTC of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

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                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

     If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Credit Suisse First Boston Mortgage Securities Corp."

ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including-

     o    in the case of a mortgage loan-

          1.   the address of the related real property,

          2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

          3.   the remaining term to maturity,

          4. the remaining amortization term if that mortgage loan is a balance loan, and


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          5.   the outstanding principal balance; and

     o    in the case of a mortgage-backed security-

          1.   the outstanding principal balance, and

          2.   the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless otherwise specified in the related prospectus supplement, the unaffiliated seller of a mortgage loan to us or any of our affiliates (or the master servicer, if the unaffiliated seller is also the master servicer under the Governing Document) will have made representations and warranties in respect of the mortgage loans it is selling to us or our affiliates. Those representations and warranties will generally include, among other things-


     o with respect to each mortgaged property, that title insurance or, in the case of mortgaged properties located in areas where title insurance policies are generally not available, an attorney's opinion of title and any required hazard insurance was effective at the origination of each mortgage loan, and that each policy remained in effect on the date of purchase of the mortgage loan from the unaffiliated seller;

     o    that the unaffiliated seller had good title to each mortgage loan;

     o with respect to each mortgaged property, that each mortgage constituted a valid first lien on the mortgaged property, subject only to permissible title insurance exceptions and other permitted encumbrances, unless otherwise specified in the related prospectus supplement;

     o that, to the unaffiliated seller's knowledge, there were no delinquent tax or assessment liens against the mortgaged property; and

     o that each mortgage loan was current as to all required payments (unless otherwise specified in the related prospectus supplement).

     The unaffiliated seller in respect of a mortgage loan will make its representations and warranties to us or our affiliates as of the date of sale. A substantial period of time may have elapsed between such date and the date of the initial issuance a series of offered certificate and the particular mortgage loan. Because the representations and warranties do not address events that may occur following the sale of a mortgage loan by it, its repurchase obligation described below will not arise if, on or after the date of the sale of a mortgage loan by the unaffiliated seller to us or our affiliates, the relevant event occurs that would have given rise to such an obligation. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties of an unaffiliated seller will not be accurate and complete in all material respects in respect of that mortgage loan as of the date listed in the related prospectus supplement. The related prospectus supplement may provide that we will make certain representations and warranties for the benefit of holders of certificates in respect of a mortgage loan that relate to the period commencing on the date of sale of that mortgage loan to us or our affiliates.

     Unless otherwise set forth or specified in the related prospectus supplement, upon the discovery of the breach of any representation or warranty made by an unaffiliated seller in respect of a mortgage loan that materially and adversely affects the interests of holders of the related series, that unaffiliated seller or, if so specified in the related prospectus supplement, the master servicer will be obligated to repurchase the mortgage loan at a purchase price that, unless otherwise specified in the related prospectus supplement, will equal to 100% of the unpaid principal balance thereof at the date of repurchase or, in the case of a series of certificates as to which the we have elected to treat the related trust as a REMIC, at a price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Internal Revenue Code of 1986 as amended, in each case together with accrued interest at the pass-through rate to the first day of the month following the repurchase and the amount of any unreimbursed advances made by the master servicer in respect of such mortgage loan. The master servicer or other specified party to the related Governing Document will be required to enforce this obligation of the unaffiliated seller for the benefit of the trustee and the certificateholders, following the practices it would employ in its good faith business judgment were it the owner of such mortgage loan. Unless otherwise specified in the applicable prospectus supplement and subject to the ability of the unaffiliated seller or the master servicer to deliver substitute mortgage loans for

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certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders of the affected series for a breach of a representation or warranty by an unaffiliated seller.

     Any obligation of the master servicer to purchase a mortgage loan if an unaffiliated seller defaults on its obligation to do so is subject to limitations, and no assurance can be given that an unaffiliated seller will carry out its repurchase obligation with respect to the mortgage loans.

     If and as specified in the related prospectus supplement, we will make representations and warranties with respect to the mortgage loans in a mortgage pool. Upon a breach of any representation or warranty by us that materially and adversely affects the interests of the certificateholders, we will be obligated either to cure the breach in all material respects or to purchase the related mortgage loan at the purchase price set forth above. Unless otherwise specified in the applicable prospectus supplement and subject to our ability to deliver substitute mortgage loans for certain mortgage loans as described below, this repurchase obligation constitutes the sole remedy available to the certificateholders or the trustee for a breach of representation or warranty by us.

     The proceeds for the repurchase of a mortgage loan will be distributed into one or more accounts as called for under the related Governing Document.

     Within the period of time specified in the related prospectus supplement, following the issuance of a series of certificates, we, the master servicer or the unaffiliated seller, as the case may be, may deliver to the trustee mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust but which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of the certificateholders, or as to which a document in the related mortgage loan file is defective in any material respect.

     Unless otherwise specified in the related prospectus supplement, the required characteristics of any substitute mortgage loan will generally include, among other things, that the substitute mortgage loan on the date of substitution, will-

     o have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the outstanding principal balance of the removed mortgage loan, with the amount of any shortfall to be distributed to certificateholders in the month of substitution;

     o have a per annum interest rate (removed mortgage loan not less than, and not more than 1% greater than the per annum interest rate of the removed mortgage loan;

     o have a remaining term to maturity not greater than, and not more than one year less than, that of the removed mortgage loan; and

     o comply with all the representations and warranties set forth in the Governing Document as of the date of substitution.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, provided that-

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     o    those procedures are consistent with the terms of the related
          Governing Document; and

     o they do not impair recovery under any instrument of credit support included in the related trust.

     Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including-

     o maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o    ensuring that the related properties are properly insured;

     o    attempting to collect delinquent payments;

     o    supervising foreclosures;

     o    negotiating modifications;

     o responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     o protecting the interests of certificateholders with respect to senior lienholders;

     o conducting inspections of the related real properties on a periodic or other basis;

     o collecting and evaluating financial statements for the related real properties;

     o managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     o    maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of-

     o mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     o    mortgage loans as to which there is a material non-monetary default;

     o    mortgage loans as to which the related borrower has-

          1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

          2. become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

     o real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document may also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master

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servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--

     o    make the initial determination of appropriate action;

     o    evaluate the success of corrective action;

     o    develop additional initiatives;

     o    institute foreclosure proceedings and actually foreclose; or

     o accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     o    performing property inspections and collecting; and

     o    evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     o    continuing to receive payments on the mortgage loan;

     o    making calculations with respect to the mortgage loan; and

     o making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

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SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

     o that mortgage-backed security will be registered in the name of the related trustee or its designee;

     o the related trustee will receive payments on that mortgage-backed security; and

     o subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

     o the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series; or

     o a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will in each case be obligated to perform only those duties specifically required under the related Governing Document.

     In no event will we or any master servicer, special servicer or manager for one of our trusts, or any of our or its respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

     o willful misfeasance, bad faith, or negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates; or

     o    reckless disregard of those obligations and duties.

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     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any claim or legal action that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense--

     o specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     o incurred in connection with any legal action against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     o incurred in connection with any legal action against the relevant party resulting from any willful misfeasance, bad faith or negligence in the performance of obligations or duties under that Governing Document.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless--


     o the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     o    either--

          1. that party is specifically required to bear the expense of the action, or

          2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Government Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     o into which we or any related master servicer, special servicer or manager may be merged or consolidated;

     o resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party; or

     o succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

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AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons--

          1.   to cure any ambiguity;

          2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or to correct any error;

          3. to make any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

          4. to maintain a rating or ratings assigned to a series of certificates.

     Further, the Governing Document may also provide that the parties to the Governing Document may amend it without the consent of the holders of certificates to modify, eliminate or add provisions that are necessary to maintain the qualification of any REMIC created under the Governing Document as a REMIC while certificates remain outstanding. Any action taken to maintain REMIC status must be necessary or helpful to maintain REMIC status as evidenced by an opinion of counsel acceptable to the related trustee.

     The Governing Document may also provide that any amendment made to it must be accompanied by an opinion of counsel stating that the amendment will not adversely affect the REMIC status of any series of certificates.

     The prospectus supplement for an individual series of certificates may describe other or different provisions concerning the amendment of the Governing Document.

     However, no amendment of the Governing Document for any series of offered certificates covered solely by clause 3. of the first paragraph of this "--Amendment" section, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series as evidenced by an opinion of counsel acceptable to us and the trustee for the related series.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are materially affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

     o reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate;

     o adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class;

     o modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     o    alter the servicing standard set forth in the Governing Document.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates. The related Governing Document requires that the trustee may not be affiliated with us, the master servicer or the special servicer, and that it must satisfy additional requirements concerning

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minimum capital and surplus, experience in originating and servicing similar trust assets, and limits on revenues from, or loans to, us, the master servicer or the special servicer.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     o make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document; or

     o be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee in connection with its acceptance or administration of its trusts under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

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                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following--

     o the subordination of one or more other classes of certificates of the same series;

     o the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

     o    the establishment of one or more reserve funds; or

     o    any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following--

     o    the nature and amount of coverage under that credit support;

     o    any conditions to payment not otherwise described in this prospectus;

     o any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     o    the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

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INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

CREDIT DERIVATIVES

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under the particular instrument and the specific credit risk that is being covered.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support

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described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     o    the terms of the mortgage;

     o the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property;

     o    the knowledge of the parties to the mortgage; and

     o in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     o a mortgagor, who is the owner of the encumbered interest in the real property; and

     o    a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     o    the trustor, who is the equivalent of a mortgagor;

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     o    the trustee to whom the real property is conveyed; and

     o the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by--

     o    the express provisions of the related instrument;

     o    the law of the state in which the real property is located;

     o    various federal laws; and

     o    in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

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LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     o    without a hearing or the lender's consent; or

     o unless the lender's interest in the room rates is given adequate protection.

     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

     o    judicial foreclosure, involving court proceedings; and

     o nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

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     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     o all parties having a subordinate interest of record in the real property; and

     o all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     Equitable and Other Limitations on Enforceability of Particular Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may--

     o alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     o require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     o require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     o limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

          1.   a failure to adequately maintain the mortgaged property, or

          2.   an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     o    upheld the reasonableness of the notice provisions; or

     o found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     o a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower; and

     o notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

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


     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     o    record a notice of default and notice of sale; and

     o send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     o the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist; and

     o the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are--

     o    to enable the lender to realize upon its security; and

     o to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the

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foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

     Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease--

     o requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

     o permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

     o contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

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BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     o reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     o reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     o    extend or shorten the term to maturity of the loan;

     o permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     o permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     o    past due rent;

     o    accelerated rent;

     o    damages; or

     o a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court--

     o    assume the lease and either retain it or assign it to a third party;
          or


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


     o    reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to--

     o the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease; plus

     o unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     o it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices; or

     o assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.


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


     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     o impose liability for releases of or exposure to asbestos-containing materials; and

     o provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.


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


     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows--

     o first, to the payment of court costs and fees in connection with the foreclosure;

     o    second, to real estate taxes;

     o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     o last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks--

     o the borrower may have difficulty servicing and repaying multiple loans;

     o if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     o acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     o if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.


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


AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     o its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based; or

     o the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.


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


                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the material federal income tax consequences of owning the offered certificates. To the extent it relates to matters of law or legal conclusions, it represents the opinion of our counsel, subject to any qualifications as may be expressed in this discussion. Unless we otherwise specify in the related prospectus supplement, our counsel for each series will be Cadwalader, Wickersham & Taft, Sidley Austin Brown & Wood, or Orrick, Herrington & Sutcliffe (as provided in the related prospectus supplement).

     This discussion is directed to certificateholders that hold the offered certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, which we will refer to throughout this "Federal Income Tax Consequences" section as the "Code". It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Code, including--

     o    banks;

     o    insurance companies; and

     o    foreign investors.

     Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     o given with respect to events that have occurred at the time the advice is rendered; and

     o    is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax Consequences".

     The following discussion addresses securities of two general types--

     o "REMIC certificates" representing interests in a trust, or a portion thereof, as to which a specified person or entity will make a "real estate mortgage investment conduit", or "REMIC", election under Sections 860A through 860G of the Code; and

     o "grantor trust certificates" representing interests in a trust or a portion thereof, as to which no REMIC election will be made.

     We will indicate in the prospectus supplement for each series whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party, in any event, a tax administrator, will make a REMIC election for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust or a portion thereof holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets-- Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection".


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


     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Code and in the Treasury regulations issued under those sections, which we will refer to as the "REMIC Regulations". The regulations relating to original issue discount do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICS

     General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to certain assumptions set forth in the opinion--

     o the related trust, or the relevant designated portion of the trust, will qualify as a REMIC; and

     o those offered certificates of that series will be considered to evidence ownership of--

          1.   REMIC "regular interests", or

          2.   REMIC "residual interests".

     We refer in this discussion to--

     o certificates that evidence REMIC "regular interests" as the "REMIC regular certificates"; and

     o certificates that represent REMIC "residual interests" as the "REMIC residual certificates".

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Code.

     Qualification as a REMIC. In order to qualify as a REMIC, an entity must comply with the requirements set forth in the Code. The REMIC must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC, as of the close of the third calendar month beginning after the "Startup Day" and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The "Startup Date" for the purposes of this discussion is the date of issuance of the REMIC certificates. The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "Disqualified Organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Governing Document for each series will contain a provision designed to meet this requirement. See "--Sales of REMIC Certificates" and "--Tax and Restrictions on Transfer of Residual Certificates to Certain Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC on the Startup Day or is purchased by the REMIC within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include--

     o    whole mortgage loans, such as the mortgage loans;

     o certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of mortgage backed securities;


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


     o regular interests in another REMIC, such as mortgage backed securities in a trust as to which a REMIC election has been made;

     o loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general that:

          1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

          2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been significantly modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) above as of the date of the last significant modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the Startup Day and that is received either--

     o in exchange for any qualified mortgage within a three-month period thereafter; or

     o in exchange for a "defective obligation" within a two-year period thereafter.

A "defective obligation" includes--

     o a mortgage in default or as to which default is reasonably foreseeable;

     o a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC has been breached;

     o    a mortgage that was fraudulently procured by the mortgagor; and

     o a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC to provide for payments of expenses of the REMIC or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage, provided that we had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be either of the following--

     o    one or more classes of regular interests; or


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


     o a single class of residual interests on which distributions, if any, are made pro rata.

     A regular interest is an interest in a REMIC that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of--

     o    a fixed number of basis points;

     o    a fixed percentage of the total interest; or

     o a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate.

     The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC or prepayment interest shortfalls. Accordingly, the REMIC regular certificates of a series will constitute one or more classes of regular interests, and the REMIC residual certificates for each REMIC of that series will constitute a single class of residual interests on which distributions are made pro rata.

     Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust; and

     o "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or certain other prescribed purposes, the related offered certificates will not be treated as assets qualifying under
Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless provided otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be--

     o "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC; and

     o "permitted assets" under Section 860L(c)(1)(G) for a financial asset securitization investment trust or "FASIT".

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Code with respect to each calendar quarter based on the average adjusted basis of each


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


category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans, collections on mortgage loans held pending payment on the related offered certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate, and therefore--

     o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Code;

     o a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Code; and

     o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Tiered REMIC Structures. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining--

     o whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code;

     o whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code; and

     o whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Code.

     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, the Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     Original Issue Discount. Certain REMIC regular certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with the constant yield method described below, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Section 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Code do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your certificates.


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


     The Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at--

     o    a single fixed rate;

     o    a qualified floating rate;

     o    an objective rate;

     o a combination of a single fixed rate and one or more qualified floating rates;

     o a combination of a single fixed rate and one qualified inverse floating rate; or

     o a combination of qualified floating rates that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

     Certain classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price


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


of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying--

     o the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption; by

     o    a fraction--

          1.   the numerator of which is the amount of the payment, and

          2. the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called teaser interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     o    the total amount of the de minimis original issue discount, and

     o    a fraction--

          1. the numerator of which is the amount of the principal payment, and

          2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the immediately following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of--

     o    the sum of--

          1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price; over

     o the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.


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


The adjusted issue price of a REMIC regular certificate is--

     o    the issue price of the certificate; increased by

     o the aggregate amount of original issue discount previously accrued on the certificate; reduced by

     o the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1 of the second preceding sentence, will be calculated--

     o assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     o using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     o taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the aggregate original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     o the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination; and

     o the daily portions of original issue discount for all days during the accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations".

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     o in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount; or

     o in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.


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


     If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option--

     o    on the basis of a constant yield method;

     o in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period; or

     o in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     o    the purchase price paid for your certificate; and

     o the payments remaining to be made on your certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     Realized Losses. Under Section 166 of the Code, if you are either a corporate holder of a REMIC regular certificate and or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     o you will not be entitled to deduct a loss under Section 166 of the Code until your certificate becomes wholly worthless, which is when its principal balance has been reduced to zero; and

     o    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, the Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and certain other transactions. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC". Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Code on the deductibility of "passive losses".

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you. Although it is possible that these payments would be includible in income immediately upon receipt, the IRS might assert that you should include these payments in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, we recommend that you consult your tax advisor concerning the treatment of these payments for income tax purposes.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

     o other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates; or

     o    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to--

     o    "excess inclusions";

     o    residual interests without "significant value"; and

     o    "noneconomic" residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Code, tax rates or character of the income or loss. Therefore, the REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Certain Federal Income Tax Consequences Regarding Residual Certificates".

     Taxable Income of the REMIC. The taxable income of a REMIC will equal--

     o    the income from the mortgage loans and other assets of the REMIC; plus


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


     o any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates, constituting "regular interests" in the REMIC; less

     o    the following items--

          1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting "regular interests" in the REMIC, whether offered or not,

          2. amortization of any premium on the mortgage loans held by the REMIC,

          3. bad debt losses with respect to the mortgage loans held by the REMIC, and

          4. except as described below, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute "regular interests" in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount". However, the de minimis rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount".

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Code. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to--

     o    the amount paid for that REMIC residual certificate;

     o increased by, amounts included in the income of the holder of that REMIC residual certificate; and

     o decreased, but not below zero, by distributions made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the payments to that holder, and increases in the initial basis either occur after these payments or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these payments. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis--

     o    through distributions;

     o    through the deduction of any net losses of the REMIC; or

     o upon the sale of its REMIC residual certificate. See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

     Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of--

     o the daily portions of REMIC taxable income allocable to that certificate; over

     o the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.


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


     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to--

     o    the issue price of the certificate; increased by

     o the sum of the daily accruals for all prior quarters; and decreased, but not below zero; by

     o any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions--

     o will not be permitted to be offset by deductions, losses or loss carryovers from other activities;

     o will be treated as unrelated business taxable income to an otherwise tax-exempt organization; and

     o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax--

     o excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction; and

     o alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the aggregate excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The aggregate excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to--

     o    regulated investment companies;

     o    common trust funds; and

     o    certain cooperatives.

The Treasury regulations, however, currently do not address this subject.


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


     Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of "noneconomic" REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "noneconomic" REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document--

     o the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

     o the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit--

     o from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax;

     o from the prospective transferee, providing certain representations as to its financial condition; and

     o from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     The Treasury has issued proposed regulations that would revise this safe harbor. The proposed regulation would make the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest were less than or equal to the sum of--

     o the present value of any consideration given to the transferee to acquire the interest;

     o the present value of the expected future distributions on the interest; and

     o the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

     Present values would be computed using a discount rate equal to an applicable Federal rate, except that if a transferee could demonstrate that it borrowed regularly in the course of its trade or business substantial funds at a lower rate from unrelated third parties, that lower rate could be used as the discount rate.

     Additionally, Treasury has issued Revenue Procedure 2001-12 (the "Revenue Procedure") addressing the transfer of noneconomic residual interests. The Revenue Procedure restates the minimum transfer price test safe harbor described in the proposed Treasury regulations discussed above and adds an alternative safe harbor. To qualify for the alternative safe harbor,

     o the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

     o the transferee must agree in writing that any subsequent transfer of the residual interest would meet the requirements for a safe harbor transfer under the Revenue Procedure; and

     o the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

This alternative safe harbor, as well as the minimum transfer price test, apply to all transfers of noneconomic residual interests in REMICs occurring on or after February 4, 2000. The Governing Document requires that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of Revenue Procedure 2001-12, unless the transferor waives the requirement that the transferee do so.

     Prospective investors should consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor in respect of that purported transfer.

     We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered "noneconomic" residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered "noneconomic" upon certain assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered "noneconomic" for purposes of the above-described rules.

     See "--Foreigners May Not Hold REMIC Residual Certificates" below for additional restrictions applicable to transfers of certain REMIC residual certificates to foreign persons and to United States partnerships that include foreign persons as partners.

     Mark-to-Market Rules. Regulations under Section 475 of the Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

     Foreigners May Not Hold REMIC Residual Certificates. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Code and to United States partnerships that include foreign persons as partners will be prohibited under the related Governing Document. If transfers of REMIC residual certificates to investors that are foreign persons are permitted pursuant to the related Governing Document, we will describe in the related prospectus supplement additional restrictions applicable to transfers of certain REMIC residual certificates to these persons.

     Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is--

     o    an individual;

     o    an estate or trust; or

     o a pass-through entity beneficially owned by one or more individuals, estates or trusts,

then--

     o an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder; and

     o the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits the deduction of these fees and expenses only to the extent they exceed in the aggregate 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of--

     o 3% of the excess of the individual's adjusted gross income over the specified amount; or

     o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     o    an individual,

     o    an estate or trust, or

     o a pass-through entity beneficially owned by one or more individuals, estates or trusts,

     no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for--

     o    an individual;

     o    an estate or trust; or

     o a pass-through entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal--

     o    the cost of the certificate to that certificateholder; increased by

     o income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income; and reduced, but not below zero, by

     o payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as described below, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of
Section 1221 of the Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the Code requires the recognition of gain, but not loss, upon the "constructive sale of an appreciated financial position". A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount;

     o    pay interest at a fixed or variable rate; and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small amount of, principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of--

     o the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued thereon at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate; over

     o the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.


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     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate--

     o    reacquires that same REMIC residual certificate;

     o    acquires any other residual interest in a REMIC; or

     o acquires any similar interest in a "taxable mortgage pool", as defined in Section 7701(i) of the Code.

     In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to certain specified exceptions, a prohibited transaction includes--

     o    the disposition of a non-defaulted mortgage loan,

     o the receipt of income from a source other than a mortgage loan or certain other permitted investments,

     o    the receipt of compensation for services, or

     o the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on net income from foreclosure property, determined by reference to the rules applicable to REITs. Net income from foreclosure property generally means income from foreclosure property other than qualifying rents and other qualifying income for a REIT. Under certain circumstances, the special servicer may be authorized to conduct activities with respect to a mortgaged property acquired by a trust that causes the trust to incur this tax if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance will the special servicer cause the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Code.

     Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, certain contributions or net income from foreclosure property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     o    the person has sufficient assets to do so; and

     o the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC residual certificate is transferred to a disqualified organization, a tax will be imposed in an amount equal to the product of--

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     o    the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer; and

     o the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on--

     o    events that have occurred up to the time of the transfer;

     o    the prepayment assumption; and

     o any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to disqualified organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a disqualified organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if--

     o the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization; and

     o as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of--

     o the amount of excess inclusions on the certificate that are allocable to the interest in the pass-through entity held by the disqualified organization; and

     o    the highest marginal federal income tax rate imposed on corporations.

     A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in that pass-through entity furnishes to that pass-through entity--

     o the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

     o a statement under penalties of perjury that the record holder is not a disqualified organization.

     For taxable years beginning on or after January 1, 1998, if an electing large partnership holds a REMIC residual certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     For these purposes, a "disqualified organization" means--

     o    the United States;

     o    any State or political subdivision thereof;

     o    any foreign government;

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     o    any international organization;

     o any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or the FHLMC;

     o any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     o    any organization described in Section 1381(a)(2)(C) of the Code.

     For these purposes, a "pass-through entity" means any--

     o    regulated investment company;

     o    real estate investment trust;

     o    trust;

     o    partnership; or

     o    certain other entities described in Section 860E(e)(6) of the Code.

     For these purposes, an "electing large partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for certain service partnerships and commodity pools.

     In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that--

     o the residual interests in the entity are not held by disqualified organizations; and

     o the information necessary for the application of the tax described herein will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and certain other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment in respect of the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

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     o    income;

     o    deductions;

     o    gains;

     o    losses; and

     o    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     o    corporations;

     o    trusts;

     o    securities dealers; and

     o    certain other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of--

     o 30 days after the end of the quarter for which the information was requested; or

     o    two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     o    income;

     o    excess inclusions;

     o    investment expenses; and

     o    relevant information regarding qualification of the REMIC's assets,


will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information

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required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount".

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the tax administrator for the subject REMIC.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of these payments--

     o fail to furnish to the payor certain information, including their taxpayer identification numbers; or

     o    otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. A holder of an offered certificate that is--

     o    a foreign person; and

     o not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate;

will normally not be subject to United States federal income or withholding tax in respect of a payment on an offered certificate. To avoid withholding or tax, that holder must comply with certain identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department.

     For these purposes, a "foreign person" is anyone other than a United States person. A "United States person" is--

     o    a citizen or resident of the United States;

     o a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a United States person if it was in existence on August 20, 1996 and it elected to be treated as a United States person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued

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


original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     o    owns 10% or more of one or more underlying mortgagors; or

     o if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are--

     o    foreign persons, or

     o United States persons, if classified as a partnership under the Code, unless all of their beneficial owners are United States persons.

GRANTOR TRUSTS

     Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion thereof, will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation.

     For purposes of the following discussion--

     o A grantor trust certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest (if any) thereon at a pass-through rate, will be referred to as a "grantor trust fractional interest certificate"; and

     o A grantor trust certificate representing ownership of all or a portion of the difference between--

          1. interest paid on the mortgage loans constituting the related grantor trust, minus

          2.   the sum of--

               o    normal administration fees, and

               o interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust,

will be referred to as a "grantor trust strip certificate". A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in--

     o "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or certain other prescribed purposes;

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


     o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code;

     o "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Code; and

     o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     o consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code;

     o consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; and

     o the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code,

it is unclear whether the grantor trust strip certificates, and the income therefrom, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income therefrom, will be so characterized.

     The grantor trust strip certificates will be--

     o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code; and

     o in general, "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of grantor trust fractional interest certificates generally--

     o will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     o will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through certain pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount by the lesser of--

     o 3% of the excess of the individual's adjusted gross income over that amount; and

     o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

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


     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Code. Grantor trust fractional interest certificates may be subject to those rules if--

     o a class of grantor trust strip certificates is issued as part of the same series; or

     o we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to--

     o    a master servicer;

     o    a special servicer;

     o    any sub-servicer; or

     o    their respective affiliates.

     With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Code to pools of debt instruments, is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code. This is subject, however, to the discussion below regarding--

     o    the treatment of certain stripped bonds as market discount bonds; and

     o    de minimis market discount.

See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

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


     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month, to the extent it constitutes "qualified stated interest," in accordance with its normal method of accounting. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above for a definition of "qualified stated interest".

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be--

     o    the sum of all payments to be made on that certificate;

     o    other than qualified stated interest, if any; and

     o the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of qualified stated interest. In general, the amount of income that accrues in any month would equal the product of--

     o the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust Certificates"; and

     o the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made in respect of any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer, or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses, and is based generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     o a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement; and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate; or

     o    the prepayment assumption will not be challenged by the IRS on audit.

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     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury Regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of this type of bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon--

     o there is no original issue discount or only a de minimis amount of original issue discount; or

     o the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of--

     o    0.25% of the stated redemption price; and

     o    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between--

     o    the stated redemption price of the mortgage loans; and

     o    their issue price.

     For a definition of "stated redemption price", see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section

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1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of--

     o the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     o the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal--

     o    the issue price of the mortgage loan; increased by

     o the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods; and reduced by

     o the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on--

     o a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement; and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate; or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     o in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price; or

     o in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

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


     If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to, the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. This market discount will be accrued generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should--

     o be allocated among the payments of stated redemption price on the mortgage loan; and

     o be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates, based generally on the method described in
Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trust Funds--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each

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


month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on--

     o    the price paid for that grantor trust strip certificate by you; and

     o the projected payments remaining to be made thereon at the time of the purchase; plus

     o an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

Such yield will accrue generally on the method described in Section 1272(a)(6) of the Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, any loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--Prepayment Considerations; Variability in Average Life of Offered Certificates; Special Yield Considerations" above.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on--

     o the prepayment assumption we will disclose in the related prospectus supplement; and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate; or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below. The amount recognized equals the difference between--

     o the amount realized on the sale or exchange of a grantor trust certificate; and

     o    its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal--

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

     o    its cost; increased by

     o any income reported by the seller, including original issue discount and market discount income; and reduced, but not below zero, by

     o    any and all--

          1.   previously reported losses,

          2.   amortized premium, and

          3.   payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Code provides for lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount;

     o    pay interest at a fixed or variable rate; and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, certain grantor trust certificates have no, or a disproportionately small, amount of principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after

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


the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding--

     o the amount of servicing compensation received by a master servicer or special servicer; and

     o all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On August 13, 1998, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in widely held fixed investment trusts similar to that for regular interests in REMICs. A widely-held fixed investment trust is defined as any entity classified as a trust under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to--

     o    a custodian of a person's account;

     o    a nominee; and

     o    a broker holding an interest for a customer in street name.

     These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

     Backup Withholding. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     ERISA and the Code impose various requirements on--

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     o    ERISA Plans; and

     o    persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

     Governmental plans and, if they have not made an election under Section 410(d) of the Code church plans are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the considerations described below in this "ERISA Considerations" section. However, these plans may be subject to provisions of other applicable federal and state law that are materially similar to the provisions of ERISA and the Code. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules in Section 503 of the Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

     o    investment prudence and diversification; and

     o    compliance with the investing ERISA Plan's governing the documents.

     Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986 also prohibit a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption exists.

     The types of transactions between ERISA Plans and Parties in Interest that are prohibited include-

     o    sales, exchanges or leases of property;

     o    loans or other extensions of credit; and

     o    the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected ERISA Plan for any losses realized by that ERISA Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     An ERISA Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that ERISA Plan. Section 2510.3-101 of the Plan Asset Regulations provides that when an ERISA Plan acquires an equity interest in an entity, the assets that ERISA Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exemption is that the equity participation in the entity by benefit plan investors, which include both ERISA Plans and some employee benefit plans not subject to ERISA, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons-

     o those with discretionary authority or control over the assets of the entity;

     o those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity; and

     o those who are affiliates of the persons described in the preceding two bullets.

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


     In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing ERISA Plan is any person who--

     o has discretionary authority or control over the management or disposition of the assets of that ERISA Plan; or

     o provides investment advice with respect to the assets of that ERISA Plan for a fee.

     If the mortgages and other assets included in one of our trusts are ERISA Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

     o    deemed to be a fiduciary with respect to the investing ERISA Plan; and

     o    subject to the fiduciary responsibility provisions of ERISA.

     In addition, if the mortgages and other assets included in one of our trusts are ERISA Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or the Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing ERISA Plan, then the purchase by that ERISA Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that ERISA Plan and the Party in Interest.

     The Plan Asset Regulations provide that where an ERISA Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that ERISA Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae, or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of an ERISA Plan, the underlying mortgages would not be treated as assets of that ERISA Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

     In addition, the acquisition or holding of offered certificates by or on behalf of an ERISA Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing ERISA Plan.

     If you are the fiduciary of an ERISA Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

UNDERWRITER'S EXEMPTION

     It is expected that Credit Suisse First Boston Corporation will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued PTE 89-90 to a predecessor in interest to Credit Suisse First Boston Corporation. Subject to the satisfaction of the conditions specified in that exemption, as amended, including by PTE 97-34 and PTE 2000-58, PTE 89-90 generally exempts from the application of the prohibited transaction provisions of ERISA and the Code, various transactions relating to, among other things--

     o the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts; and

     o the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Credit Suisse First Boston Corporation or any person affiliated with Credit Suisse First Boston Corporation, such as particular classes of the offered certificates.

     The related prospectus supplement will state whether PTE 89-90 or other similar exemption is or may be available with respect to any offered certificates underwritten by Credit Suisse First Boston Corporation or other underwriters.

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


INSURANCE COMPANY GENERAL ACCOUNTS

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986 for transactions involving an insurance company general account. This exemption is in addition to any exemption that may be available under prohibited transaction class exemption 95-60 for the purchase and holding of offered certificates by an insurance company general account.

     Under Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of an ERISA Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be ERISA Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to an ERISA Plan after December 31, 1998, or issued to an ERISA Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under Section 401(c) of ERISA, may be treated as ERISA Plan assets. In addition, because
Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as ERISA Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA and prohibited transaction class exemption 95-60.

CONSULTATION WITH COUNSEL

     If you are a fiduciary for an ERISA Plan and you intend to purchase offered certificates on behalf of or with assets of that ERISA Plan, you should-

     o    consider your general fiduciary obligations under ERISA; and

     o    consult with your legal counsel as to--

          1. the potential applicability of ERISA and the Internal Revenue Code of 1986 to investment, and

          2. the availability of any prohibited transaction exemption in connection with investment.

TAX EXEMPT INVESTORS

     An ERISA Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code of 1986 will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code of 1986.

                                LEGAL INVESTMENT

     If and to the extent specified in the related prospectus supplement, the offered certificates of any series may constitute mortgage related securities for purposes of SMMEA. Mortgage related securities are legal investments for entities--

     o that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico; and

     o    whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

     Prior to December 31, 1996, classes of offered certificates would be mortgage related securities for purposes of SMMEA only if they-

     o were rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and

     o evidenced interests in a trust consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, which loans had been originated by the types of originators specified in SMMEA.

     Further, under SMMEA as originally enacted, if a state enacted legislation on or before October 3, 1991 that specifically limited the legal investment authority of any entities referred to in the preceding paragraph with respect to mortgage related securities under that definition, offered certificates would constitute legal investments for entities subject to the legislation only to the extent provided in that legislation. A number of states enacted laws limiting the authority of certain entities, particularly insurance companies, to invest in "mortgage related securities."

     Effective December 31, 1996, the definition of "mortgage related security" was modified to include among the types of loans to which the securities may relate, loans secured by first liens on "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Through September 23, 2001, any state may enact legislation limiting the extent to which mortgage related securities under this expanded definition would constitute legal investments under that state's laws. However, any limiting legislation cannot affect the validity of a contract to purchase, hold or invest in, or require the sale or disposition of, mortgage related securities, if the contract or purchase predated that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows-

     o federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented by those securities;

     o    federal credit unions may invest in mortgage related securities; and

     o national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C.ss.24 (Seventh), subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

     The OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus but subject to compliance with general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information, "Type IV securities," which are defined in 12 C.F.R. ss. 1.2(1) to include some commercial mortgage-related securities and residential mortgage-related securities. As defined in that rule, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

     The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities under limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R. ss. 703.140.

     The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

     There may be other restrictions, by way of statute, rule, regulation, order, guideline, policy statement, agreement or otherwise, on your ability either to purchase one or more classes of offered certificates of any series or to purchase offered certificates representing more than a specified percentage of your assets. Except as to the status of some classes as "mortgage related securities," we make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent--


     o the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

     o if applicable, SMMEA has been overridden in a State whose laws govern your investments.

                              PLAN OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows-

     o by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters which may include one of our affiliate corporations, Credit Suisse First Boston Corporation, as specified in the related prospectus supplement;

     o    by placements by us with institutional investors through dealers; and

     o    by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     o the obligations of the underwriters will be subject to various conditions precedent;

     o the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis; and

     o in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

     o    Cadwalader, Wickersham & Taft;

     o    Sidley Austin Brown & Wood; or

     o    Orrick, Herrington & Sutcliffe LLP.

                              FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     o    whether the price paid for those certificates is fair;

     o whether those certificates are a suitable investment for any particular investor;

     o    the tax attributes of those certificates or of the related trust;

     o the yield to maturity or, if they have principal balances, the average life of those certificates;

     o the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     o the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     o whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     o the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     o if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Committee Report" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-Scheduled term in Supp. principal balance of a pool of mortgage loans for the life of those loans.

     "Disqualified Organization" means--

     o    the United States;

     o    any State or political subdivision of the United States;

     o    any foreign government;

     o    any international organization;

     o any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac;

     o any organization, other than a cooperative described in Section 521 of the Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Code; or

     o    any organization described in Section 1381(a)(2)(C) of the Code.

     "ECS" means Euroclear Clearance System, S.C., a Belgian cooperative corporation.

     "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

     "ERISA Plan" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code of 1986.

     "Euroclear Operator" means Morgan Guaranty Trust Company of New York, Brussels, Belgium office, as operator of the Euroclear System.

     "Euroclear Terms and Conditions" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

     "Fannie Mae" means the Federal National Mortgage Association.

     "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

     "FASIT" means a financial asset securitization trust, within the meaning of, and formed in accordance with, the Small Business Job Protection Act of 1996 and Sections 860I through 860L of the Code.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "Freddie Mac" means the Federal Home Loan Mortgage Association.

     "Ginnie Mae" means the Government National Mortgage Association.

     "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "IRS" means the Internal Revenue Service.

     "Lender Liability Act" means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

     "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "Party in Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Code.

     "Pass-Through Entity" means any--

     o    regulated investment company;

     o    real estate investment trust;

     o    trust;

     o    partnership; or

     o other entities described in Section 860E(e)(6) of the Internal Revenue Code.

     "Plan Asset Regulations" means the regulations of the U.S. Department of Labor promulgated under the Employee Retirement Income Security Act of 1974, as amended.

     "PTE" means a Prohibited Transaction Exemption issued by the U.S.
          Department of Labor.

     "REIT" means a real estate investment trust within the meaning of Section 856(a) of the Code.

     "Relief Act" means the Soldiers' and Sailors' Relief Act of 1940, as amended.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Code.

     "SEC" means the Securities and Exchange Commission.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "SPA" means standard prepayment assumption.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. Person" means--

     o    a citizen or resident of the United States;

     o a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

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                          RYAN RANCH    | Monterey
                          OFFICE CENTER | CA

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       ASHTON PARK | Houston               4d.      SOUTHPOINT | Houston
                   | TX                                        | TX

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                            FOUR SEASONS AT    | Raleigh
                       UMSTEAD PARK APARTMENTS | NC

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                                A Keyport Company

                                          FIRST UNION SECURITIES, INC.

                                                            SALOMON SMITH BARNEY




          The date of this prospectus supplement is __________, 2001.



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45.    BAPTIST NORTH | Cumming             60. 316 BUSINESS | Lawrenceville
   PHYSICIANS CENTER | GA                            CENTER | GA

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5b.    HUNTER'S | Houston                  5c.   OAKDALE | Warner Robins
          CHASE | TX                              VILLAS | GA

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7.                      FOOTHILL VILLAGE | Salt Lake City
                         SHOPPING CENTER | Utah

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                        FOOTHILL VILLAGE | Salt Lake City
                         SHOPPING CENTER | Utah

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     The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "CSFB01CK3.XLS". The spreadsheet file "CSFB01CK3.XLS" is a Microsoft Excel(1), Version 5.0 spreadsheet. The spreadsheet file provides, in electronic format, statistical information that appears under the caption "Description of the Underlying Mortgage Loans" in, and on Exhibits A-1 and A-2 to, this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.

---------------------

(1)  Microsoft Excel is a registered trademark of Microsoft Corporation.